                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-49129

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED MAY 26, 1999)

                          $1,477,362,000 (APPROXIMATE)

                      LB COMMERCIAL MORTGAGE TRUST 1999-C1

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-C1

    Structured Asset Securities Corporation (the "Depositor") will establish the Trust. The Trust will issue the seven (7) classes of "Offered Certificates" described in the table below, together with ten (10) additional classes of "Private Certificates". The Depositor is offering only the Offered Certificates pursuant to this prospectus supplement. The Depositor is not offering the Private Certificates pursuant to this prospectus supplement. The Private Certificates are subordinate to, and provide credit enhancement for, the Offered Certificates.

    The assets of the Trust will include a pool of 195 fixed rate, monthly pay mortgage loans secured by first priority liens on various commercial and multifamily residential properties. The mortgage pool will have an "Initial Pool Balance" of approximately $1,580,066,327. The mortgage loans and related mortgaged properties are more fully described in this prospectus supplement.

                    ----------------------------------------

   YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-30 IN THIS
     PROSPECTUS SUPPLEMENT PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.
                             ---------------------

No governmental agency or instrumentality has insured or guaranteed the Offered
                 Certificates or the underlying mortgage loans.

The Offered Certificates will represent interests in the Trust only and will not represent an interest in or obligations of any other party.

      This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the Depositor's prospectus dated May 26, 1999. The Depositor will not list the Offered Certificates on any national securities exchange or any automated quotation system of any registered securities association, such as NASDAQ.

                                     APPROXIMATE INITIAL
                                     CERTIFICATE BALANCE                   PASS-      ASSUMED FINAL              EXPECTED RATINGS
                                         OR NOTIONAL       % OF INITIAL   THROUGH     DISTRIBUTION                  (MOODY'S/
OFFERED CERTIFICATES                      AMOUNT(1)        POOL BALANCE   RATE(3)       DATE (5)      CUSIP NO.      DCR) (6)
-----------------------------------  -------------------   ------------   -------     -------------   ---------  ----------------
Class A-1..........................    $  402,000,000         25.4%       6.4100%      August 2007    501773CR4      Aaa/AAA
Class A-2..........................    $  802,800,000         50.8%       6.7800%       April 2009    501773CS2      Aaa/AAA
Class B............................    $   90,854,000          5.8%       6.9300%       April 2009    501773CT0       Aa2/AA
Class C............................    $   86,904,000          5.5%       7.0200%         May 2009    501773CU7        A2/A
Class D............................    $   63,202,000          4.0%       7.0200%        June 2009    501773CV5      Baa2/BBB
Class E............................    $   31,602,000          2.0%       7.0200%        June 2009    501773CW3     Baa3/BBB-
Class X............................    $1,580,066,326(2)       N/A        0.6927%(4)     July 2023    501773CX1      Aaa/AAA

(FOOTNOTES TO TABLE ON NEXT PAGE)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Lehman Brothers Inc. ("Lehman") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill"; and, together with Lehman, the "Underwriters") will purchase the Offered Certificates from the Depositor, subject to the satisfaction of certain conditions. Lehman will act as lead manager and sole bookrunner with respect to the Offered Certificates. Each Underwriter currently intends to sell its allocation of the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this Prospectus Supplement. Proceeds to the Depositor from the sale of the Offered Certificates will be an amount equal to approximately 104.9% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the Depositor.

                                LEHMAN BROTHERS
                              MERRILL LYNCH & CO.

            The date of this Prospectus Supplement is May 26, 1999.

FOOTNOTES TO THE TABLE ON THE COVER OF THIS PROSPECTUS SUPPLEMENT:

(1) The actual initial Certificate Balance or Notional Amount of any class of Offered Certificates may be larger or smaller than the aggregate principal balance or notional amount, as the case may be, shown in the table on the cover of this prospectus supplement, depending on the actual size of the Initial Pool Balance. The Initial Pool Balance may be as much as 5% larger or smaller than the amount set forth in this prospectus supplement. The terms "Certificate Balance" and "Notional Amount" have the respective meanings set forth under "Description of the Offered Certificates--General" in this prospectus supplement.

(2) The Class X Certificates will not have a Certificate Balance and will not entitle the holders thereof to any distributions of principal. The Class X Certificates will accrue interest on a Notional Amount that is equal to the aggregate of the Certificate Balances outstanding from time to time of those classes of Certificates that do have Certificate Balances.

(3) In addition to distributions of interest, the holders of one or more classes of the Offered Certificates may be entitled to receive a portion of any prepayment premiums and/or yield maintenance charges received from time to time on the underlying mortgage loans. See "Description of the Offered Certificates--Distributions-- Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

(4) The Pass-Through Rate shown in the table on the cover page for the Class X Certificates is the approximate rate applicable for distributions to be made in July 1999. The Pass-Through Rate for such class is variable as described under "Description of the Offered Certificates--Distributions--Calculations of Pass-Through Rates" in this prospectus supplement.

(5) The table on the cover shows the month and year in which the Assumed Final Distribution Date for each Class of Offered Certificates occurs. The term "Assumed Final Distribution Date" has the meaning set forth defined under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this prospectus supplement. The "Rated Final Distribution Date", which is also defined under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this prospectus supplement, occurs in June 2031.

(6) By Moody's Investors Service, Inc. ("Moody's") and Duff & Phelps Credit Rating Co. ("DCR"; and, together with Moody's, the "Rating Agencies"). See "Ratings" in this prospectus supplement.

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
  AND THE ACCOMPANYING PROSPECTUS

    Information about the Offered Certificates is contained in two separate documents, each of which provides summary information in the front part thereof and more detailed information in the text that follows: (a) the accompanying prospectus dated May 26, 1999 (the "Prospectus"), which provides general information, some of which may not apply to the Offered Certificates; and (b) this prospectus supplement dated May 26, 1999 (this "Prospectus Supplement"), which describes the specific terms of the Offered Certificates.

    YOU SHOULD READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. If the descriptions of the Offered Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information contained in this Prospectus Supplement. You should only rely on the information contained in this Prospectus Supplement and the Prospectus. The Depositor has not authorized any person to give any information or to make any representation that is different.

    This Prospectus Supplement and the Prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

    This Prospectus Supplement uses certain capitalized terms that are defined either in a different section of this Prospectus Supplement or in the Prospectus. This Prospectus Supplement includes an "Index of Principal Definitions" that identifies where to locate any definitions contained in this Prospectus Supplement for those capitalized terms that are most significant or are most commonly used and that are not otherwise defined in the Prospectus. The Prospectus contains a "Glossary" in which various significant or commonly used terms are defined.

    This Prospectus Supplement and the Prospectus include words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Such risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any related borrower. The forward-looking statements set forth in this Prospectus Supplement are made as of the date of this Prospectus Supplement. The Depositor has no obligation to update or revise any such forward-looking statement.
                            ------------------------

    The Depositor has filed with the Securities and Exchange Commission (the "SEC") a registration statement (of which this Prospectus Supplement and the Prospectus form a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus Supplement and the Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the Prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 6066; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of certain of such materials can also be obtained electronically through the SEC's Internet Web Site (http://www.sec.gov).
                            ------------------------

    The Underwriters are offering the Offered Certificates when, as and if issued and delivered to and accepted by the Underwriters, subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. The Depositor expects to deliver the Offered Certificates in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about June 10, 1999, against payment therefor in immediately available funds.

    There is currently no secondary market for the Offered Certificates. Each Underwriter has informed the Depositor that it presently intends to make a secondary market in the Offered Certificates, but it is not obligated to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Risk Factors--Risks Related to the Offered Certificates--Risks Associated with Liquidity and Market Value" in this Prospectus Supplement.
                            ------------------------

                               TABLE OF CONTENTS

                                               PAGE
                                            ----------
IMPORTANT NOTICE ABOUT THE INFORMATION
  CONTAINED IN THIS PROSPECTUS SUPPLEMENT
  AND THE ACCOMPANYING PROSPECTUS.........  S-3

EXECUTIVE SUMMARY.........................  S-7

SUMMARY OF PROSPECTUS SUPPLEMENT..........  S-8

RISK FACTORS..............................  S-30
  Risks Related to the Offered
    Certificates..........................  S-30
  Risks Related to the Mortgage Loans.....  S-33

DESCRIPTION OF THE MORTGAGE POOL..........  S-49
  General.................................  S-49
  Certain Terms and Conditions of the
    Mortgage Loans........................  S-50
  Credit Lease Loans......................  S-55
  Assessments of Property Condition.......  S-58
  Additional Mortgage Loan Information....  S-59
  Mortgage Pool Characteristics...........  S-61
  Significant Mortgage Loans..............  S-65
  Assignment of the Mortgage Loans........  S-76
  Representations and Warranties..........  S-77
  Cures and Repurchases...................  S-78
  Changes in Mortgage Pool
    Characteristics.......................  S-79

SERVICING OF THE MORTGAGE LOANS...........  S-79
  General.................................  S-79
  The Master Servicer and the Special
    Servicer..............................  S-81
  Servicing and Other Compensation and
    Payment of Expenses...................  S-82
  Evidence as to Compliance...............  S-86
  Modifications, Waivers, Amendments and
    Consents..............................  S-87
  Custodial Account.......................  S-89
  The Controlling Class Representative....  S-92

                                               PAGE
                                            ----------
  Realization Upon Defaulted Mortgage
    Loans; Sale of Defaulted Mortgage
    Loans and REO Properties..............  S-93
  REO Properties..........................  S-95
  Inspections; Collection of Operating
    Information...........................  S-97
  Replacement of the Special Servicer.....  S-97
  Maintenance of Insurance................  S-98
  Certain Matters Regarding the Depositor,
    the Master Servicer and the Special
    Servicer..............................  S-99
  Events of Default.......................  S-100
  Rights Upon Event of Default............  S-101
  Sale of Master Servicing Rights.........  S-102

DESCRIPTION OF THE OFFERED CERTIFICATES...  S-103
  General.................................  S-103
  Registration and Denominations..........  S-105
  Collection Account......................  S-105
  Seniority...............................  S-106
  Certain Relevant Characteristics of the
    Mortgage Loans........................  S-108
  Distributions...........................  S-108
  Allocation of Realized Losses and
    Certain Other Shortfalls and
    Expenses..............................  S-116
  P&I Advances............................  S-118
  Appraisal Reductions....................  S-119
  Reports to Certificateholders; Certain
    Available Information.................  S-121
  Voting Rights...........................  S-127
  Amendment...............................  S-127
  Termination.............................  S-127
  The Trustee.............................  S-128

YIELD AND MATURITY CONSIDERATIONS.........  S-129
  Yield Considerations....................  S-129
  Price/Yield Tables......................  S-132
  Weighted Average Lives..................  S-134

USE OF PROCEEDS...........................  S-135

FEDERAL INCOME TAX CONSEQUENCES...........  S-136
  General.................................  S-136

                                               PAGE
                                            ----------
  Discount and Premium; Prepayment
    Premiums..............................  S-136
  Constructive Sales of Class X
    Certificates..........................  S-137
  Characterization of Investments in
    Offered Certificates..................  S-138
  Possible Taxes on Income From
    Foreclosure Property and Other
      Taxes...............................  S-138
  Reporting and Other Administrative
    Matters...............................  S-139

CERTAIN ERISA CONSIDERATIONS..............  S-140

LEGAL INVESTMENT..........................  S-143

METHOD OF DISTRIBUTION....................  S-144

LEGAL MATTERS.............................  S-145

RATINGS...................................  S-145

INDEX OF PRINCIPAL DEFINITIONS............  S-147

ANNEX A-1--CERTAIN CHARACTERISTICS OF THE
  MORTGAGE LOANS..........................  A-1
ANNEX A-2--CERTAIN MONETARY TERMS OF THE
  MORTGAGE LOANS..........................  A-2
ANNEX A-3--CERTAIN INFORMATION REGARDING
  RESERVES................................  A-3
                                               PAGE
                                            ----------
ANNEX A-4--CERTAIN INFORMATION REGARDING
  MULTIFAMILY MORTGAGED PROPERTIES........  A-4
ANNEX B--TERM SHEET.......................  B-1
ANNEX C-1--PRICE/YIELD TABLES.............  C-1-1
ANNEX C-2--DECREMENT TABLES...............  C-2-2
ANNEX D--FORM OF DELINQUENT LOAN STATUS
  REPORT..................................  D-1
ANNEX E--FORM OF HISTORICAL LOAN
  MODIFICATION REPORT.....................  E-1
ANNEX F--FORM OF HISTORICAL LOSS ESTIMATE
  REPORT..................................  F-1
ANNEX G--FORM OF REO STATUS REPORT........  G-1
ANNEX H--FORM OF WATCH LIST REPORT........  H-1
ANNEX I--FORM OF OPERATING STATEMENT
  ANALYSIS................................  I-1
ANNEX J--FORM OF NOI ADJUSTMENT
  WORKSHEET...............................  J-1
ANNEX K--FORM OF COMPARATIVE FINANCIAL
  STATUS REPORT...........................  K-1

                               EXECUTIVE SUMMARY

    This Executive Summary summarizes selected information relating to the Offered Certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                                              APPROX.
                             INITIAL           % OF         APPROX.                                     WEIGHTED
                           CERTIFICATE        INITIAL       INITIAL       PASS-THROUGH       PASS-       AVERAGE
                            BALANCE OR         POOL         CREDIT            RATE          THROUGH       LIFE       PRINCIPAL
CLASS(ES)  RATINGS(1)   NOTIONAL AMOUNT(2)    BALANCE     SUPPORT(3)      DESCRIPTION        RATE      (YEARS)(4)    WINDOW(4)
---------  -----------  ------------------  -----------  -------------  ----------------  -----------  -----------  -----------
Offered Certificates
A-1......    Aaa/AAA     $    402,000,000        25.4%        23.75%         Fixed            6.4100%       5.499   07/99-08/07
A-2......    Aaa/AAA     $    802,800,000        50.8%        23.75%         Fixed            6.7800%       9.566   08/07-04/09
B........    Aa2/AA      $     90,854,000         5.8%        18.00%         Fixed            6.9300%       9.847   04/09-04/09
C........     A2/A       $     86,904,000         5.5%        12.50%         Fixed            7.0200%       9.916   04/09-05/09
D........   Baa2/BBB     $     63,202,000         4.0%         8.50%         Fixed            7.0200%       9.936   05/09-06/09
E........   Baa3/BBB-    $     31,602,000         2.0%         6.50%         Fixed            7.0200%      10.014   06/09-06/09
X........    Aaa/AAA     $  1,580,066,326(5)     N/A          N/A         Variable (6)        0.6927%(6)     N/A        N/A

Private Certificates--Not Offered Hereby(7)(8)
F........  (9)           $     19,750,000         1.2%         5.25%         Fixed            6.4100%      11.364   06/09-09/12
G........  (9)           $     29,232,000         1.9%         3.40%         Fixed            6.4100%      13.834   09/12-06/13
H........  (9)           $     10,270,000         0.6%         2.75%         Fixed            6.4100%      14.591   06/13-05/14
J........  (9)           $     22,911,000         1.5%         1.30%         Fixed            6.4100%      15.349   05/14-08/16
K........  (9)           $      7,900,000         0.5%         0.80%         Fixed            6.4100%      18.085   08/16-05/18
L........  (9)           $      2,370,000         0.1%         0.65%         Fixed            6.4100%      18.931   05/18-05/18
M........  (9)           $     10,271,326         0.7%        N/A            Fixed            6.4100%      19.777   05/18-07/23

--------------------------

(1) Ratings shown are those of Moody's and DCR, respectively. Classes marked "NR" will not be rated by the applicable rating agency.

(2) Depending on the actual size of the Initial Pool Balance, the initial Certificate Balance or Notional Amount of any class of Certificates may be larger or smaller than the aggregate principal balance or notional amount shown above. The Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(3) Represents the aggregate initial Certificate Balance (expressed as a percentage of the Initial Pool Balance) of all classes of Certificates that are subordinate to the indicated class.

(4) Based on the assumptions that each borrower timely makes all payments on its mortgage loan, that each mortgage loan with an Anticipated Repayment Date (as defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in this Prospectus Supplement) is paid in full on such date, and that no mortgage loan is otherwise prepaid prior to stated maturity. Further based on the other Modeling Assumptions (as defined under "Yield and Maturity Considerations" in this Prospectus Supplement).

(5) Notional Amount. The Class X Certificates will not have a Certificate
    Balance.

(6) The Pass-Through Rate shown in the table above for the Class X Certificates is the approximate rate applicable for distributions to be made in July 1999. The Pass-Through Rate for such class is variable as described under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this Prospectus Supplement.

(7) The Depositor has provided information in this Prospectus Supplement regarding the terms of the Private Certificates solely because of its potential relevance to an investment decision with respect to the Offered Certificates.

(8) The Private Certificates also include the Class R-I, Class R-II and Class R-III Certificates, which do not have Certificate Balances, Notional Amounts or Pass-Through Rates.

(9) Not presented.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    This summary contains selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL.

                          OVERVIEW OF THE TRANSACTION

ESTABLISHMENT OF THE TRUST......  The Depositor is establishing a trust, to be designated as
                                  LB Commercial Mortgage Trust 1999-C1 (the "Trust"). The
                                  assets of the Trust (collectively, the "Trust Fund") will
                                  primarily consist of a pool of certain multifamily and
                                  commercial mortgage loans having the characteristics
                                  described in this Prospectus Supplement (collectively, the
                                  "Mortgage Loans").

ISSUANCE OF THE CERTIFICATES....  The Depositor is establishing the Trust for purposes of issuing the Series 1999-C1 Commercial Mortgage
                                  Pass-Through Certificates (the "Certificates") in multiple classes (each, a "Class"). The Certificates will, in the
                                  aggregate, represent the entire beneficial ownership of
                                  the Trust. The registered holders of the Certificates are
                                  referred to in this Prospectus Supplement as "Holders" or
                                  "Certificateholders".

THE GOVERNING DOCUMENT..........  The governing document for purposes of establishing the
                                  Trust and issuing the Certificates will be a Pooling and
                                  Servicing Agreement to be dated as of the Cut-off Date,
                                  between the Depositor, the Trustee, the Master Servicer
                                  and the Special Servicer (the "Pooling Agreement"). See
                                  "--The Relevant Parties" and "--Relevant Dates and
                                  Periods" below. The Pooling Agreement will also govern the servicing and administration of the Mortgage Loans and the other assets of the Trust. The Depositor will file a copy
                                  of the Pooling Agreement with the SEC as an exhibit to a
                                  Current Report on Form 8-K ("Form 8-K"), within 15 days
                                  after the initial issuance of the Offered Certificates.
                                  The SEC will make such Form 8-K and its exhibits available to the public for inspection.

                                      RELEVANT PARTIES

DEPOSITOR.......................  Structured Asset Securities Corporation, a special purpose
                                  Delaware corporation. The Depositor is a direct,
                                  wholly-owned subsidiary of Lehman. See "--The Issuer" in
                                  the Prospectus.

MASTER SERVICER.................  First Union National Bank, a national banking association.
                                  See "Servicing of the Mortgage Loans--The Master Servicer
                                  and the Special Servicer--The Master Servicer" in this
                                  Prospectus Supplement.

SPECIAL SERVICER................  GMAC Commercial Mortgage Corporation, a California
                                  corporation. See "Servicing of the Mortgage Loans--The
                                  Master Servicer and the Special Servicer--The Special
                                  Servicer" in this Prospectus Supplement.

                                  The Holder (or Holders) of Certificates representing a
                                  majority interest in the Controlling Class will have the
                                  right, subject to certain conditions described in this
                                  Prospectus Supplement, to replace the Special Servicer
                                  and, further, to elect a representative from whom the
                                  Special Servicer will seek advice and approval and take
                                  direction. At any particular time, the "Controlling Class"
                                  will, in general, be the most subordinate Class of
                                  Certificates (other than the Class X, Class R-I, Class
                                  R-II and Class R-III Certificates) outstanding with a
                                  then-current Certificate Balance that is at least equal to
                                  25% of the initial Certificate Balance thereof. See
                                  "Servicing of the Mortgage Loans--Replacement of the
                                  Master Servicer or the Special Servicer" and "--The
                                  Controlling Class Representative" in this Prospectus
                                  Supplement.

TRUSTEE.........................  Norwest Bank Minnesota, National Association, a national banking association. See "Description of the Offered
                                  Certificates--The Trustee" in this Prospectus Supplement.
                                  The Trustee will also have certain duties with respect to
                                  REMIC administration (in such capacity, the "REMIC
                                  Administrator").

                                 RELEVANT DATES AND PERIODS

CUT-OFF DATE....................  In general, June 1, 1999. The Cut-off Date is the date as of which each particular Mortgage Loan became part of the
                                  Trust. As to any individual Mortgage Loan, the Cut-off
                                  Date is its scheduled due date occurring in June 1999.
                                  References in this Prospectus Supplement and in the
                                  Prospectus to the "Cut-off Date" are to the applicable
                                  Cut-off Date for each Mortgage Loan.

CLOSING DATE....................  On or about June 10, 1999. The Closing Date is the date on which the Offered Certificates will initially be issued.

DISTRIBUTION DATE...............  The 15th day of each month or, if any such 15th day is not a business day, the next succeeding business day. The
                                  first Distribution Date will be July 15, 1999. The
                                  Distribution Date is the date each month on which
                                  distributions are to be made on the Certificates.

RECORD DATE.....................  With respect to any Distribution Date, the last business day of the calendar month immediately preceding the month
                                  in which such Distribution Date occurs. The Record Date is relevant for establishing which Certificateholders are
                                  entitled to receive distributions on the related
                                  Distribution Date.

DETERMINATION DATE..............  In general, with respect to any Mortgage Loan and
                                  Distribution Date, the 8th day of the calendar month in
                                  which such Distribution Date occurs or, if any such 8th
                                  day is not a business day, the immediately preceding
                                  business day. However, with respect to certain Mortgage
                                  Loans that have scheduled due dates that occur on or after the 8th day of a calendar month, the Determination Date
                                  will be the first business day coinciding with or
                                  following such scheduled due dates. References in this
                                  Prospectus Supplement and in the Prospectus to
                                  "Determination Date" are to the applicable Determination
                                  Date for each Mortgage Loan and Distribution Date. The
                                  Determination Date is relevant for purposes of
                                  establishing the end of the applicable Collection Period
                                  for the related Distribution Date.

COLLECTION PERIOD...............  With respect to any Mortgage Loan for any Distribution
                                  Date, the period that begins immediately following the
                                  Determination Date in the calendar month prior to the
                                  month in which such Distribution Date occurs and continues through and includes the Determination Date in the
                                  calendar month in which such Distribution Date occurs,
                                  except that the first Collection Period begins immediately following the Cut-off Date. References in this Prospectus
                                  Supplement and in the Prospectus to "Collection Period"
                                  are to the applicable Collection Period for each Mortgage
                                  Loan and Distribution Date. Amounts available for
                                  distribution on any Distribution Date will be a function
                                  of the payments and other collections received, and any
                                  advances of payments due, in respect of each Mortgage Loan during the related Collection Period.

INTEREST ACCRUAL PERIOD.........  With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution
                                  Date occurs. The amount of interest distributable with
                                  respect to the interest-bearing Certificates on any
                                  Distribution Date will be a function of the interest
                                  accrued through the end of the related Interest Accrual
                                  Period.

RATED FINAL DISTRIBUTION DATE...  The Distribution Date in June 2031. As discussed in this
                                  Prospectus Supplement, the ratings assigned to the Offered
                                  Certificates will represent the likelihood of timely
                                  receipt by the Holders thereof of all interest to which
                                  they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by the Holders thereof of all principal to which they are
                                  entitled by the Rated Final Distribution Date.

ASSUMED FINAL DISTRIBUTION
  DATE..........................  With respect to any Class of Certificates, the
                                  Distribution Date on which the Holders of such
                                  Certificates would be expected to receive their last
                                  distribution based upon--

                                  - the assumption that each borrower timely makes all
                                  payments on its Mortgage Loan;

                                  - the assumption that each underlying Mortgage Loan with
                                  an Anticipated Repayment Date is paid in full on that
                                    date;

                                  - the assumption that no borrower otherwise prepays its
                                  Mortgage Loan prior to stated maturity; and

                                  - the other Modeling Assumptions set forth under "Yield
                                  and Maturity Considerations" in this Prospectus
                                    Supplement.

                                  The Assumed Final Distribution Date for each Class of
                                  Offered Certificates is the Distribution Date in the
                                  calendar month and year set forth below for such Class.

                                                   ASSUMED FINAL
                                                    DISTRIBUTION
CLASS                                                   DATE
------------------------------------------------  ----------------
Class A-1.......................................      August 2007
Class A-2.......................................       April 2009
Class B.........................................       April 2009
Class C.........................................         May 2009
Class D.........................................        June 2009
Class E.........................................        June 2009
Class X.........................................        July 2023

                          OVERVIEW OF THE CERTIFICATES

GENERAL.........................  The Certificates will consist of seventeen (17) Classes, seven (7) of which will be Classes of Offered Certificates and ten (10) of which will be Classes of Private
                                  Certificates. The Depositor is only offering the Offered
                                  Certificates pursuant to this Prospectus Supplement. The
                                  Depositor does not intend to register any of the Private
                                  Certificates under the Securities Act, and is not offering such Certificates to you pursuant to this Prospectus
                                  Supplement or the Prospectus. The Depositor has included
                                  information regarding the Private Certificates in this
                                  Prospectus Supplement because of its potential relevance
                                  to an investment decision with respect to the Offered
                                  Certificates.

CERTAIN CHARACTERISTICS OF
  THE CERTIFICATES

A. THE OFFERED CERTIFICATES.....  Each Class of Offered Certificates will have the approximate initial Certificate Balance or Notional Amount as set forth below and will accrue interest at an annual
                                  rate (the "Pass-Through Rate") as set forth or otherwise
                                  described below:

                                 APPROX. INITIAL
                               CERTIFICATE BALANCE   PASS-THROUGH
CLASS                         OR NOTIONAL AMOUNT(1)      RATE
----------------------------  ---------------------  ------------
Class A-1...................    $     402,000,000         6.4100%
Class A-2...................    $     802,800,000         6.7800%
Class B.....................    $      90,854,000         6.9300%
Class C.....................    $      86,904,000         7.0200%
Class D.....................    $      63,202,000         7.0200%
Class E.....................    $      31,602,000         7.0200%
Class X.....................    $   1,580,066,326(2)      0.6927%(3)

(FOOTNOTES TO TABLE ON NEXT PAGE)

                  --------------------------------------------------------------

                                (1) The actual initial Certificate Balance or
                                   Notional Amount of any Class of Offered
                                   Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this Prospectus Supplement.

                                (2) The Class X Certificates will accrue
                                   interest based on a Notional Amount equal to the aggregate of the Certificate Balances outstanding from time to time of those Classes of Certificates that have Certificate Balances.

                                (3) The Pass-Through Rate shown above for the
                                   Class X Certificates is the approximate rate applicable for the Distribution Date in July 1999. The Pass-Through Rate for such Class will be variable as described under "Description of the Offered
                                   Certificates--Distributions--Calculations of
                                   Pass-Through Rates" in this Prospectus
                                   Supplement. In general, the Pass-Through Rate for the Class X Certificates will be a function of the weighted average of the strip rates at which interest accrues on the respective components of the Notional Amount of the Class X Certificates from time to time.

                                  See "Description of the Offered Certificates--General" and
                                  "--Distributions--Calculations of Pass-Through Rates" in
                                  this Prospectus Supplement.

B. THE PRIVATE CERTIFICATES.....  Each Class of the Private Certificates will have the approximate initial Certificate Balance as set forth below and will accrue interest at the Pass-Through Rate as set
                                  forth below:

                                 APPROX. INITIAL
                                   CERTIFICATE       PASS-THROUGH
CLASS                               BALANCE(1)           RATE
-----------------------------  --------------------  ------------
Class F......................     $   19,750,000         6.4100%
Class G......................     $   29,232,000         6.4100%
Class H......................     $   10,270,000         6.4100%
Class J......................     $   22,911,000         6.4100%
Class K......................     $    7,900,000         6.4100%
Class L......................     $    2,370,000         6.4100%
Class M......................     $   10,271,326         6.4100%
Class R-I....................         N/A(2)              N/A(2)
Class R-II...................         N/A(2)              N/A(2)
Class R-III..................         N/A(2)              N/A(2)

                         -------------------------------------------------------

                               (1) The actual initial Certificate Balance of any
                                   Class of Private Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this Prospectus Supplement.

                               (2) The Class R-I, Class R-II and Class R-III
                                   Certificates do not have Certificate Balances or Pass-Through Rates.

REGISTRATION AND
  DENOMINATIONS.................  It is expected that the Depositor will deliver the Offered
                                  Certificates in book-entry form in original denominations
                                  of: (i) in the case of the Class X Certificates, $250,000
                                  initial notional amount and in any whole dollar
                                  denomination in excess thereof; and (ii) in the case of
                                  the other Classes of Offered Certificates, $10,000 initial principal amount and in any whole dollar denomination in
                                  excess thereof. Each Class of Offered Certificates will be represented by one or more Certificates registered in the
                                  name of Cede & Co., as nominee of The Depository Trust
                                  Company ("DTC"). As a result, you will not receive a fully registered physical certificate representing your interest in any Offered Certificate, except under the limited
                                  circumstances described in this Prospectus Supplement and
                                  in the Prospectus. See "Description of the Offered
                                  Certificates-- Registration and Denominations" in this
                                  Prospectus Supplement and "Description of the
                                  Securities--Book-Entry Registration" in the Prospectus.

OPTIONAL TERMINATION............  The Trust may be terminated when the aggregate Stated
                                  Principal Balance (as defined under "Description of the
                                  Offered Certificates--Certain Relevant Characteristics of
                                  the Mortgage Loans" in this Prospectus Supplement) of the
                                  Mortgage Pool is less than 1.0% of the Initial Pool
                                  Balance. See "Description of the Offered
                                  Certificates--Termination" in this Prospectus Supplement.

FEDERAL INCOME TAX
  CONSEQUENCES..................  The Pooling Agreement will require the Trustee, as REMIC
                                  Administrator, to make elections to treat designated
                                  portions of the Trust Fund as three separate "real estate
                                  mortgage investment conduits" (each, a "REMIC"). The
                                  lowest-tier REMIC will hold, among other things, the
                                  Mortgage Loans, as well as any Mortgaged Properties (as
                                  defined in this Prospectus Supplement under "--The
                                  Mortgage Loans and Mortgaged Properties" below) that may
                                  have been acquired by the Trust following a borrower
                                  default, but will exclude collections of certain
                                  additional interest accrued (and deferred as to payment)
                                  in respect of each Mortgage Loan with an Anticipated
                                  Repayment Date that remains outstanding after such date
                                  (such excluded collections of additional interest are
                                  referred to in this Prospectus Supplement as the
                                  "Non-REMIC Assets"). The Non-REMIC Assets will
                                  collectively constitute a grantor trust (the "Grantor
                                  Trust") for federal income tax purposes. The Offered
                                  Certificates will evidence "regular interests" in a REMIC.

                                  As a result of the foregoing, the Offered Certificates
                                  will be treated as newly issued debt instruments for
                                  federal income tax purposes. You will have to report
                                  income on your Certificates in accordance with the accrual method of accounting even if you are otherwise a cash
                                  method taxpayer.

                                  The Class E and Class X Certificates will, and the other
                                  Classes of Offered Certificates will not, be issued with
                                  original issue discount. If you own a Certificate issued
                                  with original issue discount, you may be required to
                                  report original issue discount income before receiving a
                                  corresponding amount of cash.

                                  For tax information reporting purposes, the Trustee, as
                                  REMIC Administrator, will compute the accrual of discount
                                  and premium on the Certificates based on the assumption
                                  that each Mortgage Loan with an Anticipated Repayment Date will be paid in full on such date and on the further
                                  assumption that no borrower will otherwise prepay its
                                  Mortgage Loan prior to stated maturity.

                                  It is anticipated that any prepayment premium or yield
                                  maintenance charge allocable to a Class of Offered
                                  Certificates will be ordinary income to the Holders of
                                  such Class as such amounts become due to the Trust. See
                                  "Description of the Offered
                                  Certificates--Distributions--Distributions of Prepayment
                                  Premiums and Yield Maintenance Charges" in this Prospectus
                                  Supplement.

                                  For a more detailed discussion of the federal income tax
                                  aspects of investing in the Certificates, see "Federal
                                  Income Tax Consequences" in this Prospectus Supplement and
                                  "Federal Income Tax Considerations" in the Prospectus.

ERISA...........................  It is anticipated that certain employee benefit plans and other retirement arrangements subject to Title I of ERISA
                                  or Section 4975 of the Code will be able to invest in the
                                  Class A-1, Class A-2 and Class X Certificates, without
                                  giving rise to a prohibited transaction, based upon an
                                  individual prohibited transaction exemption granted to
                                  Lehman by the U.S. Department of Labor. However,
                                  investments in the other Offered Certificates by, on
                                  behalf of or with assets of such entities, will be
                                  restricted as described under "Certain ERISA
                                  Considerations" in this Prospectus Supplement.

                                  If you are a fiduciary of any employee benefit plan or
                                  other retirement arrangement subject to Title I of ERISA
                                  or section 4975 of the Code, you should review carefully
                                  with your legal advisors whether the purchase or holding
                                  of the Offered Certificates could give rise to a
                                  transaction that is prohibited under ERISA or Section 4975 of the Code. If you are using funds of an insurance
                                  company general account to purchase any Offered
                                  Certificates, you should consider the availability of
                                  Prohibited Transaction Class Exemption 95-60. See "Certain
                                  ERISA Considerations" in this Prospectus Supplement and
                                  "ERISA Considerations" in the Prospectus.

LEGAL INVESTMENT................  The following Classes of Offered Certificates, upon initial issuance, will constitute "mortgage related
                                  securities" for purposes of the Secondary Mortgage Market
                                  Enhancement Act of 1984, as amended ("SMMEA"):

                                  - Class A-1
                                  - Class A-2
                                  - Class B
                                  - Class X

                                  The other Offered Certificates, upon initial issuance,
                                  will not constitute "mortgage related securities" within
                                  the meaning of SMMEA. You should consult your own legal
                                  advisors to determine whether and to what extent the
                                  Offered Certificates constitute legal investments for you.
                                  See "Legal Investment" in this Prospectus Supplement and
                                  in the Prospectus.

CERTAIN INVESTMENT
  CONSIDERATIONS................  The yield to maturity on any Offered Certificate will be affected by the rate and timing of prepayments and other
                                  collections of principal on or in respect of the Mortgage
                                  Loans. In the case of Offered Certificates purchased at a
                                  discount, a slower than anticipated rate of prepayments
                                  could result in a lower than anticipated yield. In the
                                  case of Class X Certificates or any other Offered
                                  Certificates purchased at a premium, a faster than
                                  anticipated rate of prepayments could result in a lower
                                  than anticipated yield. If you are contemplating the
                                  purchase of a Class X Certificate, you should be aware
                                  that the yield to maturity on the Class X Certificates
                                  will be highly sensitive to the rate and timing of
                                  principal prepayments and other liquidations of Mortgage
                                  Loans and that an extremely rapid rate of prepayments
                                  and/or other liquidations in respect of the Mortgage Loans could result in a complete or partial loss of your initial investment. See "Yield and Maturity Considerations" in
                                  this Prospectus Supplement and "Yield and Prepayment
                                  Considerations" in the Prospectus.

RATINGS.........................  It is a condition to the issuance of the respective
                                  Classes of the Offered Certificates that they receive the
                                  credit ratings indicated below:

CLASS                                                       MOODY'S/DCR
---------------------------------------------------------  -------------
Class A-1................................................     Aaa/AAA
Class A-2................................................     Aaa/AAA
Class B..................................................     Aa2/AA
Class C..................................................      A2/A
Class D..................................................    Baa2/BBB
Class E..................................................    Baa3/BBB-
Class X..................................................     Aaa/AAA

                                  The ratings of the Offered Certificates address the timely payment of interest and, except in the case of the Class X
                                  Certificates, the ultimate payment of principal on or
                                  before the Rated Final Distribution Date. Such ratings do
                                  not, however, address--

                                  - the tax attributes of the Offered Certificates or of the
                                    Trust,

                                  - the likelihood or frequency of voluntary or involuntary
                                  principal prepayments on the Mortgage Loans,

                                  - the degree to which prepayments on the Mortgage Loans
                                  might differ from those originally anticipated,

                                  - the likelihood that prepayment premiums or yield
                                  maintenance charges will be received with respect to the
                                    Mortgage Loans, or

                                  - the likelihood that any Mortgage Loan with an
                                  Anticipated Repayment Date will remain outstanding past
                                    such date and will thereafter accrue any interest at a
                                    rate in excess of its current mortgage interest rate.

                                  A security rating is not a recommendation to buy, sell or
                                  hold securities and may be subject to revision or
                                  withdrawal at any time by the assigning rating agency.

                                  For a description of the limitations of the ratings of the
                                  Offered Certificates, see "Ratings" in this Prospectus
                                  Supplement and "Risk Factors--Limited Nature of Rating" in
                                  the Prospectus.

REPORTS TO CERTIFICATEHOLDERS...  On each Distribution Date, the following reports will be available to you and will contain the information
                                  described under "Description of the Offered
                                  Certificates--Reports to Certificateholders; Certain
                                  Available Information" in this Prospectus Supplement:

                                  - Delinquent Loan Status Report

                                  - Historical Loan Modification Report

                                  - Historical Loss Estimate Report

                                  - REO Status Report

                                  - Watch List Report

                                  - Loan Payoff Notification Report

                                  - Comparative Financial Status Report

                                  - Operating Statement Analysis

                                  Upon reasonable prior notice, you will be permitted to
                                  review at the Trustee's offices during normal business
                                  hours a variety of information and documents that pertain
                                  to the Mortgage Loans and Mortgaged Properties, including
                                  loan documents, borrower operating statements, rent rolls
                                  and property inspection reports.

                                  See "Description of the Offered Certificates--Reports to
                                  Certificateholders; Certain Available Information" in this
                                  Prospectus Supplement.

                           THE CERTIFICATES: A STRUCTURAL SUMMARY
SENIORITY.......................  The following chart sets forth the relative seniority of the respective Classes of Certificates for purposes of--
                                  - making distributions of interest and, if and when
                                  applicable, distributions of principal, and
                                  - allocating losses and other shortfalls on the Mortgage
                                  Loans, as well as certain default-related and otherwise
                                    unanticipated expenses of the Trust.
                                  In general, each identified Class of Certificates will,
                                  for the above specified purposes, be subordinate to each
                                  other Class of Certificates, if any, listed above it in
                                  the following chart. Accordingly, the Class A-1, Class A-2 and Class X Certificates (collectively, the "Senior
                                  Certificates") are the most senior Classes of
                                  Certificates.
                                                   SUMMARY SENIORITY CHART
                                                         MOST SENIOR
                                                            [LOGO]
                                                       MOST SUBORDINATE
                                  THE ONLY FORM OF CREDIT SUPPORT FOR ANY CLASS OF OFFERED
                                  CERTIFICATES WILL BE THE ABOVE-REFERENCED SUBORDINATION OF
                                  THE OTHER CLASSES OF

                                  CERTIFICATES TO WHICH IT IS SENIOR, INCLUDING ALL OF THE
                                  PRIVATE CERTIFICATES.
                                  See "Description of the Offered Certificates--General",
                                  "-- Seniority", "--Distributions" and "--Allocation of
                                  Realized Losses and Certain Other Shortfalls and Expenses"
                                  in this Prospectus Supplement.
DISTRIBUTIONS
A. GENERAL......................  Distributions of interest and principal will generally be made to the Holders of the various Classes of Certificates entitled thereto, sequentially based upon their relative
                                  seniority as depicted in the Summary Seniority Chart
                                  above. See "Description of the Offered
                                  Certificates--Seniority" and "--Distributions--Priority of
                                  Payments" in this Prospectus Supplement.
B. DISTRIBUTIONS OF INTEREST....  Each Class of Certificates (other than the Class R-I,
                                  Class R-II and Class R-III Certificates) will bear
                                  interest. In the case of each such Class, such interest
                                  will accrue during each Interest Accrual Period based
                                  upon--
                                  - the Pass-Through Rate for such Class for the related
                                  Distribution Date,
                                  - the Certificate Balance or Notional Amount, as the case
                                  may be, of such Class outstanding immediately prior to the related Distribution Date, and
                                  - the assumption that each year consists of twelve 30-day
                                  months.
                                  The timing of a prepayment on a Mortgage Loan may result
                                  in the collection of less than a full month's interest on
                                  such Mortgage Loan during the Collection Period of
                                  prepayment. As and to the extent described in this
                                  Prospectus Supplement, such shortfalls (net of the
                                  respective portions thereof attributable to the fees of
                                  the Master Servicer and certain other items) will be
                                  allocated to reduce the amount of accrued interest
                                  otherwise payable to the Holders of the respective Classes of interest-bearing Certificates, in reverse order of
                                  their seniority as depicted in the Summary Seniority Chart above. Any allocations of such shortfalls among the
                                  Holders of the respective Classes of the Senior
                                  Certificates will be made on a PRO RATA basis.
                                  On each Distribution Date, subject to available funds and
                                  the payment priorities described in this Prospectus
                                  Supplement, you will be entitled to receive your
                                  proportionate share of all unpaid distributable interest
                                  accrued in respect of your Class of Offered Certificates
                                  through the end of the related Interest Accrual Period.
                                  See "Description of the Offered
                                  Certificates--Distributions--Calculations of Interest",
                                  "--Distributions--Priority of Payments" and "--Allocation
                                  of Realized Losses and Certain Other Shortfalls and
                                  Expenses" in this Prospectus Supplement.
C. DISTRIBUTIONS OF PRINCIPAL...  The respective Classes of Certificates with Certificate
                                  Balances are referred to in this Prospectus Supplement as
                                  the "Principal Balance Certificates". In general, subject
                                  to available funds and the payment priorities described
                                  above, the Holders of each Class of

                                  Principal Balance Certificates will be entitled to receive an aggregate amount of principal over time equal to the
                                  related Certificate Balance. However, the Pooling
                                  Agreement will require the Trustee to make such
                                  distributions of principal in a specified sequential order such that--
                                  - No distributions of principal will be made to the
                                  Holders of any Class of Private Certificates until the
                                    Certificate Balance of each Class of Offered
                                    Certificates (other than the Class X Certificates, which
                                    have no Certificate Balance) is reduced to zero.
                                  - No distributions of principal will be made to the
                                  Holders of the Class B, Class C, Class D or Class E
                                    Certificates until, in the case of each such Class, the
                                    Certificate Balance of each more senior Class of Offered
                                    Certificates (other than the Class X Certificates, which
                                    have no Certificate Balance) is reduced to zero.
                                  - No distributions of principal will be made to the
                                  Holders of the Class A-2 Certificates until either:
                                  (i) the Certificate Balance of the Class A-1 Certificates
                                  is reduced to zero; or
                                  (ii) because of losses on the Mortgage Loans and/or
                                  certain default-related or other unanticipated expenses of the Trust, the Certificate Balances of the Class B,
                                       Class C, Class D, Class E, Class F, Class G, Class H,
                                       Class J, Class K, Class L and Class M Certificates
                                       (collectively, the "Subordinate Principal Balance
                                       Certificates") have been reduced to zero (in which
                                       case, any distributions of principal on the Class A-1
                                       and Class A-2 Certificates will be made on a PRO RATA
                                       basis).
                                  The aggregate distributions of principal to be made on the respective Classes of Certificates with Certificate
                                  Balances on any Distribution Date will be a function of--
                                  - the amount of all scheduled payments of principal due or deemed due on the Mortgage Loans during the related
                                    Collection Period that are either received as of the
                                    related Determination Date or advanced by the Master
                                    Servicer, and
                                  - the amount of any prepayments and other unscheduled
                                  collections of previously unadvanced principal in respect
                                    of the Mortgage Loans that are received during the
                                    related Collection Period.
                                  See "Description of the Offered Certificates--Calculation
                                  of the Principal Distribution Amount" and
                                  "--Distributions--Priority of Payments" in this Prospectus
                                  Supplement.

D. DISTRIBUTIONS OF PREPAYMENT
  PREMIUMS AND YIELD MAINTENANCE
  CHARGES.......................  Any prepayment premium and/or yield maintenance charge collected in respect of a Mortgage Loan will be
                                  distributed, in the proportions described in this
                                  Prospectus Supplement, to the Holders of the Class X
                                  Certificates and/or to the Holders of any other Class or
                                  Classes of Certificates senior to the Class G Certificates that may be entitled to receive a portion of the related
                                  prepayment of principal. See "Description of the Offered
                                  Certificates--Distributions of Prepayment Premiums and
                                  Yield Maintenance Charges" in this Prospectus Supplement.

ALLOCATION OF LOSSES AND CERTAIN
  OTHER SHORTFALLS AND
  EXPENSES......................  Losses on the Mortgage Loans, together with certain default-related and other unanticipated expenses of the
                                  Trust, may cause the aggregate Stated Principal Balance of the Mortgage Loans to be less than the aggregate
                                  Certificate Balance of the respective Classes of Principal
                                  Balance Certificates (any such deficit being referred to
                                  in this Prospectus Supplement as a "Mortgage Pool
                                  Deficit"). If a Mortgage Pool Deficit exists following the distributions made on the Certificates on any Distribution
                                  Date, then the Certificate Balances of the respective
                                  Classes of the Subordinate Principal Balance Certificates
                                  will be successively reduced, in the reverse order of
                                  their seniority as depicted in the Summary Seniority Chart above, until the subject Mortgage Pool Deficit is
                                  eliminated. If a Mortgage Pool Deficit exists at any time
                                  after the Certificate Balances of the respective Classes
                                  of the Subordinate Principal Balance Certificates have all been reduced to zero, then the Certificate Balances of the
                                  Class A-1 and Class A-2 Certificates will be reduced on a
                                  PRO RATA basis, until the subject Mortgage Pool Deficit is eliminated.

                                  In addition, the timing of a prepayment on a Mortgage Loan may result in the collection of less than a full month's
                                  interest on such Mortgage Loan during the Collection
                                  Period of prepayment. As and to the extent described in
                                  this Prospectus Supplement, such shortfalls (net of the
                                  respective portions thereof attributable to the fees of
                                  the Master Servicer and certain other items) will be
                                  allocated to reduce the amount of accrued interest
                                  otherwise payable to the Holders of the respective Classes of interest-bearing Certificates, in reverse order of
                                  their seniority as depicted in the Summary Seniority Chart above. Any allocations of such shortfalls among the
                                  Holders of the respective Classes of the Senior
                                  Certificates will be made on a PRO RATA basis.

                                  See "Description of the Offered Certificates--Allocation
                                  of Realized Losses and Certain Other Shortfalls and
                                  Expenses" and "Servicing of the Mortgage Loans--Servicing
                                  and Other Compensation and Payment of Expenses" in this
                                  Prospectus Supplement.

ADVANCES........................  In general, the Master Servicer will be required to make advances (each, a "P&I Advance"), for distribution to the
                                  Certificateholders, in the amount of any delinquent
                                  monthly payments (other than balloon payments) of
                                  principal and interest due on the Mortgage Loans. The
                                  Master Servicer and, in some cases, the Special Servicer
                                  will also generally be required to make advances (each, a
                                  "Servicing Advance") to cover certain costs and expenses
                                  relating to the servicing and administration of the
                                  Mortgage Loans. P&I Advances and Servicing Advances are
                                  collectively referred to in this Prospectus Supplement as
                                  "Advances". If the Master Servicer or Special Servicer
                                  fails to make any Advance that it is required to make, the
                                  Trustee will, to the extent it is aware of such failure,
                                  be required to make such Advance. None of the Master
                                  Servicer, the Special Servicer or the Trustee, however,
                                  will be required to make any Advance that it determines,
                                  in its good faith and reasonable judgment, will not be
                                  recoverable from proceeds of the related Mortgage Loan. As and to the extent described in this Prospectus Supplement, any party that makes an Advance will be entitled to
                                  receive interest thereon.

                                  See "Description of the Offered Certificates--P&I
                                  Advances" and "Servicing of the Mortgage Loans--Servicing
                                  and Other Compensation and Payment of Expenses" in this
                                  Prospectus Supplement.

APPRAISAL REDUCTIONS............  If certain adverse events or circumstances, called
                                  "Appraisal Trigger Events", occur or exist with respect to a Mortgage Loan or the related Mortgaged Property, the
                                  Special Servicer will be obligated to obtain a new
                                  appraisal of such Mortgaged Property. The new appraised
                                  value may reflect an "Appraisal Reduction Amount", which
                                  will, in general, be calculated based upon a comparison of
                                  (i) 90% of such new appraised value to (ii) the principal
                                  balance of, and certain other amounts due under, the
                                  subject Mortgage Loan. If an Appraisal Reduction Amount
                                  does exist, the amount otherwise required to be advanced
                                  in respect of interest on the subject Mortgage Loan will
                                  be reduced generally in the same proportion that the
                                  Appraisal Reduction Amount bears to the principal balance
                                  of such Mortgage Loan. Due to the payment priorities, this will generally reduce the funds available to pay interest
                                  on the most subordinate Class of Certificates then
                                  outstanding. See "Description of the Offered
                                  Certificates-- Appraisal Reductions" in this Prospectus
                                  Supplement.

                        THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

THE MORTGAGE POOL...............  The Trust Fund will primarily consist of the pool of
                                  Mortgage Loans (the "Mortgage Pool"). Each Mortgage Loan
                                  constitutes the obligation of one or more persons
                                  (individually and collectively, as to such Mortgage Loan,
                                  the "Borrower") to repay a specified sum with interest.
                                  Each Mortgage Loan will be secured by a first lien on the
                                  fee and/or leasehold interest of the related Borrower or
                                  another person in one or more commercial or multifamily
                                  residential properties (each, a "Mortgaged Property").

                                  For more detailed information on the Mortgage Loans, see
                                  the following sections in this Prospectus Supplement:

                                  - "Description of the Mortgage Pool"

                                  - "Risk Factors--Risks Related to the Mortgage Loans"

                                  - Annex A-1--Certain Characteristics of the Mortgage Loans

                                  - Annex A-2--Certain Monetary Terms of the Mortgage Loans

                                  - Annex A-3--Certain Information Regarding Reserves

                                  Set forth below is certain statistical information
                                  regarding the Mortgage Loans and the Mortgaged Properties.
                                  In reviewing such information, as well as the statistical
                                  information regarding the Mortgage Loans and the Mortgaged
                                  Properties contained elsewhere in this Prospectus
                                  Supplement, you should be aware that--

                                  - All numerical information provided with respect to the
                                    Mortgage Loans is provided on an approximate basis.

                                  - All weighted average information provided with respect
                                  to the Mortgage Loans reflects weighting of the Mortgage
                                    Loans by their Cut-off Date Balances.

                                  - When information with respect to the Mortgaged
                                  Properties is expressed as a percentage of the Initial
                                    Pool Balance, such percentages are based upon the
                                    Cut-off Date Balances of the related Mortgage Loans.

                                  - In certain cases involving a Mortgage Loan that is
                                  secured by multiple Mortgaged Properties located in more
                                    than one state, a portion of such Mortgage Loan has been
                                    allocated to each such Mortgaged Property.

                                  - Statistical information regarding the Mortgage Loans may change prior to the date of issuance of the Certificates
                                    due to changes in the composition of the Mortgage Pool
                                    prior to the Closing Date.

                                  - Certain capitalized terms used with respect to the
                                  Mortgage Loans are defined under "Description of the
                                    Mortgage Pool" in this Prospectus Supplement.

A. GENERAL CHARACTERISTICS......  The Mortgage Pool will have the following general characteristics as of the Cut-off Date:

Initial Pool Balance(1)....................  $1,580,066,327
Number of Mortgage Loans...................            195
Number of Mortgaged Properties.............            233

Maximum Cut-off Date Balance(2)............  $ 154,954,659
Minimum Cut-off Date Balance...............  $     795,220
Average Cut-off Date Balance...............  $   8,102,904

Maximum Mortgage Rate......................          9.085%
Minimum Mortgage Rate......................          6.500%
Weighted Average Mortgage Rate.............          7.498%

Maximum Original Term to Maturity..........     300 months
Minimum Original Term to Maturity..........      54 months
Weighted Average Original Term to
  Maturity.................................     120 months

Maximum Remaining Term to Maturity.........     289 months
Minimum Remaining Term to Maturity.........      50 months
Weighted Average Remaining Term to
  Maturity.................................     117 months

Maximum Debt Service Coverage Ratio(3).....         2.245x
Minimum Debt Service Coverage Ratio........         1.200x
Weighted Average Debt Service Coverage
  Ratio....................................         1.545x

Maximum Cut-off Date Loan-to-Value
  Ratio(4).................................          79.90%
Minimum Cut-off Date Loan-to-Value Ratio...          38.08%
Weighted Average Cut-off Date Loan-to-Value
  Ratio....................................          63.08%

Maximum Maturity Loan-to-Value Ratio(5)....          76.15%
Minimum Maturity Loan-to-Value Ratio.......          30.18%
Weighted Average Maturity Loan-to-Value
  Ratio....................................          54.43%

                           -----------------------------------------------------

                             (1) The "Initial Pool Balance" is equal to the
                                 aggregate Cut-off Date Balance of the Mortgage Pool and is subject to a permitted variance of plus or minus 5%.

                             (2) The "Cut-off Date Balance" of each Mortgage
                                 Loan is equal to its unpaid principal balance as of the Cut-off Date, after application of all payments of principal due in respect of such Mortgage Loan on or before such date, whether or not received.

                             (3) The "Debt Service Coverage Ratio" or "DSCR" for
                                 any Mortgage Loan is equal to the Net Cash Flow (as such term is defined in this Prospectus Supplement) generated by the related Mortgaged Property, divided by the product of 12 times the monthly payment of principal and/or interest due in respect of such Mortgage Loan on the Cut-off Date. DEBT SERVICE COVERAGE RATIOS HAVE NOT BEEN CALCULATED AND ARE NOT PRESENTED FOR CREDIT LEASE LOANS (AS SUCH TERM IS DEFINED BELOW).

                             (4) The "Cut-off Date Loan-to-Value Ratio" or
                                 "Cut-off Date LTV Ratio" for any Mortgage Loan is equal to its Cut-off Date

                                 Balance, divided by the estimated value of the related Mortgaged Property as set forth in the most recent third-party appraisal available to the Depositor or, in the case of the Mortgage Loan identified in this Prospectus Supplement as the Woodland Hills Mall Loan (see "--Significant Mortgage Loans" below), the related Borrower's purchase price for the related Mortgaged Property. CUT-OFF DATE LOAN-TO-VALUE RATIOS HAVE NOT BEEN CALCULATED AND ARE NOT PRESENTED FOR CREDIT LEASE LOANS.

                             (5) The "Maturity Loan-to-Value Ratio" for any
                                 Mortgage Loan that provides for a balloon payment or has an Anticipated Repayment Date is equal to the unpaid principal balance of such Mortgage Loan that will be outstanding as of its maturity date or Anticipated Repayment Date, as applicable, assuming no defaults or prepayments, divided by the estimated value of the related Mortgaged Property as set forth in the most recent third-party appraisal available to the Depositor or, in the case of the Mortgage Loan identified in this Prospectus Supplement as the Woodland Hills Mall Loan, the related Borrower's purchase price for the related Mortgaged Property. MATURITY LOAN-TO-VALUE RATIOS HAVE NOT BEEN CALCULATED AND ARE NOT PRESENTED FOR CREDIT LEASE LOANS OR FOR FULLY AMORTIZING MORTGAGE LOANS.

B. STATE CONCENTRATION..........  The table below shows the number of, and the percentage of the Initial Pool Balance secured by, Mortgaged Properties
                                  located in the indicated states:

                                                   NUMBER OF
                                                   MORTGAGED     % OF INITIAL
STATE                                             PROPERTIES     POOL BALANCE
----------------------------------------------  ---------------  ------------

California....................................            32          15.14%

New York......................................            11          12.39%

Oklahoma......................................             7          11.54%

Texas.........................................            30           7.84%

Michigan......................................            19           6.50%

Florida.......................................            17           5.72%

                                  The remaining Mortgaged Properties are located throughout
                                  32 other states, the District of Columbia and the
                                  Commonwealth of Puerto Rico. No more than 5.0% of the
                                  Initial Pool Balance is secured by Mortgaged Properties
                                  located in any such other jurisdiction.

C. PROPERTY TYPES...............  The table below shows the number of, and the percentage of the Initial Pool Balance secured by, Mortgaged Properties
                                  operated for each indicated purpose:

                                                      THE MORTGAGE POOL

                                                   NUMBER OF
                                                   MORTGAGED     % OF INITIAL
PROPERTY TYPE                                     PROPERTIES     POOL BALANCE
----------------------------------------------  ---------------  -------------
Retail........................................            86           42.57%
  Anchored Retail.............................            60           21.22%
  Regional Mall...............................             2            6.16%
  Super Regional Mall.........................             2           10.41%
  Unanchored Retail...........................            22            4.78%

Office........................................            27           22.33%

Multifamily...................................            47           13.74%
  Multifamily Rental..........................            27            9.20%
  Manufactured Housing Community..............            20            4.55%
Hospitality...................................            24           13.17%

Industrial/Warehouse..........................            15            3.49%

Credit Leases(1)..............................            19            3.21%

Self Storage..................................            12            0.79%

Mixed Use.....................................             3            0.69%

                         -------------------------------------------------------

                               (1) Properties subject to Credit Leases,
                                   regardless of property type.

SIGNIFICANT MORTGAGE LOANS......  The Mortgage Pool includes four Mortgage Loans with
                                  Cut-off Date Balances that are each in excess of
                                  $60,000,000.

A. STARWOOD FINANCIAL-PROMUS
  LOAN..........................  Set forth below is certain loan and property information in respect of the Mortgage Loan identified in this
                                  Prospectus Supplement as the "Starwood Financial-Promus
                                  Loan." See "Description of the Mortgage Pool-Significant
                                  Mortgage Loans-Starwood Financial-Promus Loan" in this
                                  Prospectus Supplement.

                                  Cut-off Date Balance.........                 $154,954,659

                                  Mortgage Rate................                       7.438%

                                  Original Term to Maturity....                   120 months

                                  Original Amortization Term...                   262 months

                                  Sponsor......................     Starwood Financial Trust

                                  Flags........................      DoubleTree and Red Lion

                                  Master Lease Guarantor.......     Promus Hotel Corporation

                                  Property.....................  17 full and limited service hotels

                                  Size.........................                  3,988 rooms

                                  Locations....................          California, Oregon,
                                                                 Washington, Colorado, Utah,
                                                                          Idaho, and Montana

                                  Valuation....................                 $336,250,000

                                  Cut-off Date LTV Ratio.......                        46.1%

                                  DSCR.........................                        2.12x

                                  Lockbox......................                 Hard lockbox

B. EAB PLAZA LOAN...............  Set forth below is certain loan and property information in respect of the Mortgage Loan identified in this
                                  Prospectus Supplement as the "EAB Plaza Loan." See
                                  "Description of the Mortgage Pool-Significant Mortgage
                                  Loans-EAB Plaza Loan" in this Prospectus Supplement.

                                  Cut-off Date Balance.........                 $139,367,162

                                  Mortgage Rate................                       7.330%

                                  Original Term to Maturity....                   120 months

                                  Original Amortization Term...                   300 months

                                  Sponsor......................  ABN AMRO Bank, N.V. and The
                                                                      DeMatteis Organization

                                  Property.....................   Twin tower suburban office
                                                                                    building

                                  Size.........................                 1,083,511 SF

                                  Location.....................                Uniondale, NY

                                  Valuation....................                 $280,000,000

                                  Cut-off Date LTV Ratio.......                        49.8%

                                  DSCR.........................                        1.79x

                                  Lockbox......................       Hard lock box Reserves

C. WOODLAND HILLS MALL LOAN.....  Set forth below is certain loan and property information in respect of the Mortgage Loan identified in this
                                  Prospectus Supplement as the "Woodland Hills Mall Loan."
                                  See "Description of the Mortgage Pool-Significant Mortgage
                                  Loans-Woodland Hills Mall Loan" in this Prospectus
                                  Supplement.

                                  Cut-off Date Balance.........                  $89,644,244

                                  Mortgage Rate................                       7.000%

                                  Original Term to Maturity....                   120 months

                                  Original Amortization Term...                   360 months

                                  Sponsor......................      Urban Shopping Centers,
                                                                        Inc. and J.P. Morgan
                                                                 Investment Management, Inc.

                                  Anchors......................    Dillard's, Sears, Foley's
                                                                               and JC Penney

                                  Property.....................          Super-Regional Mall

                                  Size.........................                 1,093,514 SF

                                  Location.....................                    Tulsa, OK

                                  Valuation....................                 $171,600,000

                                  Cut-off Date LTV Ratio.......                        52.2%

                                  DSCR.........................                        1.67x

                                  Lockbox......................     Springing, if DSCR falls
                                                                                 below 1.25x

D. PENN SQUARE MALL LOAN........  Set forth below is certain loan and property information in respect of the Mortgage Loan identified in this
                                  Prospectus Supplement as the "Penn Square Mall Loan." See
                                  "Description of the Mortgage Pool-Significant Mortgage
                                  Loans-Penn Square Mall Loan" in this Prospectus
                                  Supplement.

                                  Cut-off Date Balance.........                  $74,844,822

                                  Mortgage Rate................                       7.025%

                                  Original Term to Maturity....                   120 months

                                  Original Amortization Term...                   360 months

                                  Sponsor......................      Urban Shopping Centers,
                                                                                        Inc.

                                  Anchors......................       Dillard's, Foley's, JC
                                                                  Penney and Montgomery Ward

                                  Property.....................          Super-Regional Mall

                                  Size.........................                 1,074,994 SF

                                  Location.....................            Oklahoma City, OK

                                  Valuation....................                 $135,000,000

                                  Cut-off Date LTV Ratio.......                        55.4%

                                  DSCR.........................                        1.67x

                                  Lockbox......................     Springing, if DSCR falls
                                                                                below 1.25x.

CREDIT LEASE LOANS..............  Mortgage Loans identified in this Prospectus Supplement as
                                  "Credit Lease Loans" are secured by Mortgaged Properties
                                  that are subject to a net lease obligation of a tenant
                                  having the characteristics described in the following
                                  sentence that occupies substantially all of the property.
                                  Except in those cases where a public rating has not been
                                  issued, such tenant, its direct or indirect parent or a
                                  guarantor of such tenant's obligations under the lease has a public senior unsecured long-term debt or similar rating of at least "BB+" (or the equivalent) from at least one
                                  nationally recognized statistical rating organization. See
                                  "Risk Factors and Other Special Considerations--Risks
                                  Related to the Mortgage Loans--Credit Lease Loans Have
                                  Special Risks" and "--Reliance on Credit Quality of Credit
                                  Tenants and Guarantors Has Special Risks" and "Description
                                  of the Mortgage Pool--Credit Lease Loans" in this
                                  Prospectus Supplement.

PAYMENT TERMS...................  Each Mortgage Loan accrues interest at the annual rate
                                  (its "Mortgage Rate") set forth with respect thereto on
                                  Annex A-1 to this Prospectus Supplement. The Mortgage Rate for each Mortgage Loan is fixed for the entire term of
                                  such Mortgage Loan.

                                  Each Mortgage Loan provides for scheduled payments of
                                  principal and/or interest ("Scheduled P&I Payments") to be due on a particular day each month (its monthly "Due
                                  Date"). The Due Date for substantially all the Mortgage
                                  Loans is the first day of each month.

                                  Each Mortgage Loan identified in this Prospectus
                                  Supplement as a "Balloon Loan" provides for an
                                  amortization schedule that is generally significantly
                                  longer than its remaining term to stated maturity. A
                                  Balloon Loan will generally require a substantial payment
                                  of principal on its maturity date (such payment, together
                                  with the corresponding interest payment, a "Balloon
                                  Payment").

                                  Mortgage Loans identified in this Prospectus Supplement as
                                  "ARD Loans" provide material disincentives to the related
                                  Borrower to allow its Mortgage Loan to remain outstanding
                                  past a specified date (the "Anticipated Repayment Date" or
                                  "ARD"). Such disincentives, which in each case begin
                                  effective as of the related Anticipated Repayment Date,
                                  include:

                                  - The accrual of interest in excess of that accrued at the related Mortgage Rate. Such additional interest will be
                                    deferred until payment in full of all other amounts due
                                    under the ARD Loan (including the entire principal
                                    balance thereof). In general, such additional interest
                                    will be compounded.

                                  - The application of certain excess cash flow from the
                                  related Mortgaged Property to pay principal. Such payment
                                    of principal will be in addition to the principal
                                    portion of the Scheduled P&I Payment.

                                  The remaining Mortgage Loans, referred to in this
                                  Prospectus Supplement as "Fully Amortizing Loans", have
                                  amortization schedules that amortize such Mortgage Loans
                                  in full or substantially in full by their respective
                                  maturity dates.

                                  The table below shows the number and percentage of
                                  Mortgage Loans that are Balloon Loans, ARD Loans and Fully
                                  Amortizing Loans, respectively:

                                                  NUMBER OF
                                                  MORTGAGE     % OF INITIAL
LOAN TYPE                                           LOANS      POOL BALANCE
----------------------------------------------  -------------  ------------
Balloon Loans.................................          160         60.69%
ARD Loans.....................................           22         37.42%
Fully Amortizing Loans........................           13          1.89%

DELINQUENCY STATUS..............  No Mortgage Loan was more than 30 days delinquent in respect of any Scheduled P&I Payment as of the Cut-off
                                  Date or at any time during the 12-month period preceding
                                  the Cut-off Date.

PREPAYMENT TERMS................  The prepayment restrictions for each Mortgage Loan are more fully described on Annex A-1 to this Prospectus
                                  Supplement.

                                  Set forth below is information regarding the remaining
                                  lockout periods for the Mortgage Loans:

                                      Maximum Remaining Lockout Period:          286 months

                                      Minimum Remaining Lockout Period:           31 months

                                      Weighted Average Remaining Lockout Period:  114 months

                                  One hundred ninety-two (192) Mortgage Loans, representing
                                  98.0% of the Initial Pool Balance, are Defeasance Loans.
                                  "Defeasance Loans" permit the related Borrower, no earlier than the second anniversary of the Closing Date, to obtain a release of the related Mortgaged Property (or, where
                                  applicable, one or more of the related Mortgaged
                                  Properties) from the lien of the related mortgage or other security instrument by delivering U.S. Treasury
                                  obligations as substitute collateral.

                                  RISK FACTORS

    You should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in deciding whether to purchase the Offered Certificates of any Class.

RISKS RELATED TO THE OFFERED CERTIFICATES

    THE OFFERED CERTIFICATES ARE SUPPORTED BY LIMITED ASSETS. If the assets of the Trust are insufficient to make payments on your Certificates, no other assets will be available to you for payment of the deficiency. See "Risk Factors--Limited Assets" in the Prospectus

    RISKS ASSOCIATED WITH LIQUIDITY AND MARKET VALUE. There is currently no secondary market for the Offered Certificates. The Underwriters have informed the Depositor that they currently intend to make a secondary market in the Offered Certificates, but are under no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop. Even if a secondary market does develop for the Offered Certificates, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of the Offered Certificates. The Depositor does not intend to list the Offered Certificates on any securities exchange. Lack of liquidity could result in a significant reduction in the market value of your Certificates. In addition, the market value of your Certificates at any time may be affected by many factors, including then prevailing interest rates and the then perceived riskiness of commercial mortgage-backed securities relative to other investments. See "Risk Factors--Limited Liquidity" in the Prospectus.

    UNCERTAIN YIELDS TO MATURITY.  The yield on your Certificates will depend on
(a) the price you paid for such Certificates and (b) the rate, timing and amount of distributions on such Certificates. The rate, timing and amount of distributions on your Certificates will, in turn, depend on:

    - the Pass-Through Rate(s) for your Certificates;

    - the rate and timing of payments and other collections of principal on the Mortgage Loans;

    - the rate and timing of defaults, and the severity of losses, if any, on the Mortgage Loans;

    - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the Certificates; and

    - the collection and distribution of prepayment premiums and yield maintenance charges with respect to the Mortgage Loans.

    Except to the extent that any of your Certificates have a fixed Pass-Through Rate, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that such factors might have on the yield to maturity of your Certificates. See "Description of the Mortgage Pool", "Description of the Offered Certificates--Distributions" and "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" and "Yield and Maturity Considerations" in this Prospectus Supplement. See also "Yield and Prepayment Considerations" in the Prospectus.

    RISKS RELATED TO THE RATE OF PREPAYMENT. If you purchase your Certificates at a premium, and if payments and other collections of principal on the Mortgage Loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your Certificates at a discount, and if payments and other collections of principal on the Mortgage Loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges, even if available and distributable in respect of your Certificates, may not be sufficient to offset fully any loss in yield on your Certificates.

    The investment performance of your Certificates may vary materially and adversely from your expectations due to the rate of prepayments and other unscheduled collections of principal on the Mortgage Loans being faster or slower than you anticipated. Accordingly, the actual yield to you may not be equal to the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any Offered Certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. See "Yield and Maturity Considerations" in this Prospectus Supplement.

    If you purchase Class X Certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments and losses on the Mortgage Loans. Prior to investing in the Class X Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to recoup fully your initial investment.

    RISKS ASSOCIATED WITH BORROWER DEFAULTS; DELINQUENCIES AND DEFAULTS BY BORROWERS MAY DELAY PAYMENTS TO YOU. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. Although any such shortfalls may be made up on future Distribution Dates, no interest would accrue on any such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

    If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the negative effect on your yield to maturity.

    Even if losses on the Mortgage Loans do not result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates. See "Yield and Maturity Considerations" in this Prospectus Supplement.

    POTENTIAL CONFLICTS OF INTEREST. The Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans-- Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement. In certain circumstances, the existing Special Servicer may be replaced by the Holder or Holders of Certificates representing a majority interest in the Controlling Class. The interests of the Holders of the Controlling Class of Certificates (which, subject to significant losses on the Mortgage Pool, will be a Class of Private Certificates) may be in conflict with the interests of the Holders of the Offered Certificates. It is anticipated that GMAC Commercial Mortgage Corporation (which will act as the Special Servicer) or one of its affiliates will buy certain of the Private Certificates, including those that will constitute the initial Controlling Class. In addition, the Master Servicer or its affiliates may acquire Certificates. Each of the Master Servicer and the Special Servicer is obligated to perform its respective servicing duties in accordance with the terms of the Pooling Agreement, including the servicing standard described in this Prospectus Supplement. As, or when acting in accordance with the instructions of, a Holder of Private Certificates, however, each of the Master Servicer and Special Servicer could have interests when dealing with defaulted Mortgage Loans or otherwise performing its duties under the Pooling Agreement that may be in conflict with your interests.

    In addition, each of the Master Servicer and the Special Servicer services (and will, in the future, service) existing and new loans for third parties, including portfolios of loans similar to the Mortgage Loans, in the ordinary course of its business. The properties securing these mortgage loans may be in the same markets as certain of the Mortgaged Properties. Consequently, personnel of the Master Servicer or the Special Servicer, as applicable, may perform services, on behalf of the Trust, with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the Mortgaged Properties. Despite the obligation of each of the Master Servicer and Special Servicer to perform its respective servicing obligations in accordance with the terms of the Pooling Agreement, including the servicing standard described in this Prospectus Supplement, such other servicing and property management obligations may pose inherent conflicts for the Master Servicer or the Special Servicer.

    An affiliate of the Depositor and Lehman holds a substantial equity interest in the Borrower under a Mortgage Loan representing 1.0% of the Initial Pool Balance.

    CERTAIN RIGHTS TO PAYMENT THAT ARE SENIOR TO DISTRIBUTIONS ON THE CERTIFICATES. The Master Servicer, the Special Servicer and the Trustee are each entitled to receive out of payments on or proceeds of specific Mortgage Loans (or, in some cases, out of general collections on the Mortgage Pool) certain payments or reimbursements for or in respect of compensation, Advances (with interest thereon) and indemnities, prior to distributions on the Certificates. In particular, Advances are intended to provide liquidity not credit support, and the advancing party is entitled to receive interest on its Advances to offset its cost of funds.

    ERISA CONSIDERATIONS. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Code are complex. Accordingly, if you are using the assets of such plans or arrangements to acquire Offered Certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Code of the acquisition, ownership and disposition of Offered Certificates. In particular, the purchase or holding of the Class B, Class C, Class D and Class E Certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, such Certificates are not appropriate investments for any such plan or arrangement, unless the purchase and continued holding of any such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Sections I and III of PTCE 95-60 provide an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "Certain ERISA Considerations" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

    RISKS RELATED TO THE YEAR 2000.

    General. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection of payments on the Mortgage Loans, the servicing of the Mortgage Loans and the distributions on your Certificates are highly dependent upon computer systems of the Master Servicer, the Special Servicer, the Trustee, the Borrowers and other third parties. The Master Servicer, the Special Servicer and the Trustee are currently modifying their computer systems and applications and expect that they will be year 2000 ready by December 31, 1999. They are also assessing the year 2000 readiness of key vendors and subcontractors to determine whether key processes and business activity will be interrupted. If the Master Servicer, the Special Servicer, the Trustee or any of their respective key vendors and subcontractors do not have by the year 2000 computerized systems which are able to correctly interpret data involving dates, the ability of such party to service the Mortgage Loans (in the case of the Master Servicer and the Special Servicer) or make distributions with respect to the

Certificates (in the case of the Trustee) may be materially and adversely affected. The failure of any Borrower to be year 2000 ready could adversely affect the ability of the related Mortgaged Property to compete with other comparable properties.

    The Depository Trust Company. DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, DTC's ability to properly perform its services is also dependent upon other parties, including, but not limited to, its participating organizations (through which Certificateholders will hold their Offered Certificates), as well as the computer systems of third-party service providers. DTC has informed the financial community that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant and
(ii) determine the extent of their efforts with respect to remediation of year 2000 problems with their services. In addition, DTC has stated that it is in the process of developing contingency plans it deems appropriate.

    If problems associated with the year 2000 issue were to occur with respect to DTC and the services described above, distributions to Certificateholders could be delayed or otherwise adversely affected.

RISKS RELATED TO THE MORTGAGE LOANS

    REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE SUCCESSFUL OPERATION OF THE MORTGAGED PROPERTIES. The Mortgage Loans are secured by first mortgage liens on interests in the following types of real property:

    - Anchored Retail

    - Super Regional Mall

    - Regional Mall

    - Unanchored Retail

    - Office

    - Multifamily Rental

    - Hospitality

    - Manufactured Housing Community

    - Industrial/Warehouse

    - Credit Leases

    - Self Storage

    - Mixed Use

    Lending on multifamily and commercial properties is generally perceived as involving greater risk than lending on the security of single-family residential properties. This is because multifamily and commercial real estate lending involves larger loans, and repayment is dependent upon the operation of the related real estate project.

    The ability of a Mortgaged Property to generate net operating income may be adversely affected by a number of factors, including:

    - the age, design and construction quality of the property;

    - perceptions regarding the safety, convenience and attractiveness of the property;

    - the proximity and attractiveness of competing properties;

    - new construction;

    - the adequacy of the property's management and maintenance;

    - an increase in operating expenses;

    - an increase in the capital expenditures needed to maintain the property or make improvements;

    - a decline in the financial condition of a major tenant;

    - an increase in vacancy rates; and

    - a decline in rental rates as leases are renewed or replaced.

    Other factors that may adversely affect the ability of a Mortgaged Property to generate net operating income are more general in nature, such as:

    - national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);

    - local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

    - demographic factors;

    - customer tastes and preferences; and

    - retroactive changes in building codes.

    The volatility of net operating income generated by a Mortgaged Property over time will be influenced by many of the foregoing factors, as well as by:

    - the length of tenant leases;

    - the creditworthiness of tenants;

    - the rate at which new rentals occur;

    - the percentage of total property expenses in relation to revenue;

    - the ratio of fixed operating expenses to those that vary with revenues;
      and

    - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

    Therefore, Mortgaged Properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as health-care facilities and hotel properties, can be expected to have more volatile cash flows than Mortgaged Properties with medium to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of such Mortgaged Properties with short-term revenue sources and may lead to higher rates of delinquency or defaults.

    TENANT CONCENTRATION ENTAILS RISK. In those cases where a Mortgaged Property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operation of any such tenant can have particularly significant effects on the net cash flow generated by such Mortgaged Property. If any such tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of such Mortgaged Property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

    Any Mortgaged Property operated for retail, office or industrial purposes also may be adversely affected if there is a concentration of tenants in a particular business or industry at any such property and that particular business or industry declines.

    TENANT BANKRUPTCY ENTAILS SPECIAL RISKS. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular Mortgaged Property may adversely affect the income produced by such property. Under the federal Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

    CERTAIN ADDITIONAL RISKS RELATING TO TENANTS. The Mortgaged Properties will be affected by the expiration of leases and the ability of the respective Borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of Mortgaged Properties operated for retail or office purposes, can be substantial and could reduce cash flow from the Mortgaged Properties. Moreover, if a tenant at any Mortgaged Property defaults in its lease obligations, the Borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

    PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may adversely affect the value of the Mortgaged Properties without affecting their current net operating income, including:

    - changes in interest rates;

    - the availability of refinancing sources;

    - changes in governmental regulations or fiscal policy;

    - zoning or tax laws; and

    - potential environmental or other legal liabilities.

    PROPERTY MANAGEMENT MAY AFFECT PROPERTY VALUE. The operation of a Mortgaged Property will depend upon the property manager's performance and viability. The property manager generally is responsible for the following:

    - responding to changes in the local market;

    - planning and implementing the rental structure;

    - operating the property and providing building services;

    - managing operating expenses; and

    - ensuring that maintenance and capital improvements are carried out in a timely fashion.

    Mortgaged Properties that derive revenues primarily from short-term rental commitments, such as hotels and self-storage facilities, are generally more management intensive than properties leased to tenants under long-term leases.

    FACTORS AFFECTING THE OPERATION OF RETAIL PROPERTIES. Seventy-four (74) Mortgage Loans, representing 42.6% of the Initial Pool Balance, are secured by retail properties at which customers may purchase various consumer goods and other products or may obtain various entertainment, recreational or personal services (such Mortgaged Properties, the "Retail Properties").

    The Retail Properties consist of--

    - Regional and super-regional malls;

    - Community and strip shopping centers;

    - Power centers; and

    - Individual stores and businesses.

    The value and operation of a Retail Property depend on the qualities and success of its tenants. The success of tenants generally at a Retail Property will be affected by--

    - competition from other retail properties;

    - perceptions regarding the safety, convenience and attractiveness of the property;

    - demographics of the surrounding area;

    - traffic patterns and access to major thoroughfares;

    - availability of parking;

    - customer tastes and preferences; and

    - the drawing power of other tenants (some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores are not operated at the property).

    A Retail Property generally must compete with comparable properties for tenants. Such competition is generally based on--

    - rent (the owner of a Retail Property may be required to offer a potential tenant a "free rent" period);

    - tenant improvements (the owner of a Retail Property may at its own expense significantly renovate and/or adapt space at the property to meet a particular tenant's needs); and

    - the age and location of the property.

    Issues Involving Anchor Tenants. The presence or absence of an "anchor tenant" in a mall or shopping center also can be important, because anchors play a key role in generating customer traffic and making the mall or center desirable for other tenants. An "anchor tenant" is a retail tenant whose space is substantially larger in size than that of other tenants at the same retail mall or shopping center and whose operation is vital in attracting customers to the property. Fifty-two (52) Mortgage Loans, representing 37.8% of the Initial Pool Balance, are secured by Retail Properties that the Depositor considers to be "anchored".

    The economic performance of an "anchored" Retail Property will be adversely affected by various factors, including:

    - an anchor tenant's failure to renew its lease;

    - termination of an anchor tenant's lease;

    - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

    - the cessation of the business of a self-owned anchor or of an anchor tenant (notwithstanding its continued payment of rent); or

    - a loss of an anchor tenant's ability to attract shoppers.

    NEW FORMS OF COMPETITION. The Retail Properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

    - factory outlet centers;

    - discount shopping centers and clubs;

    - catalogue retailers;

    - home shopping networks;

    - internet web sites; and

    - telemarketing.

    FACTORS AFFECTING THE OPERATION OF OFFICE PROPERTIES. Twenty-five(25) Mortgage Loans, representing 22.3% of the Initial Pool Balance, are secured by office properties (such Mortgaged Properties, the "Office Properties"). A number of factors will affect the value and operation of an Office Property, including:

    - the number and quality of tenants in the building;

    - the physical attributes of the building in relation to competing buildings;

    - access to transportation;

    - the strength and stability of the local economy;

    - the availability of tax benefits;

    - the desirability of the location of business; and

    - the cost of refitting office space for a new tenant (which is often significantly higher than the cost of refitting other types of properties for new tenants).

    FACTORS AFFECTING THE OPERATION OF HOSPITALITY PROPERTIES. Eight (8) Mortgage Loans, representing 13.2% of the Initial Pool Balance, are secured by full service hotels, limited service hotels or motels (such Mortgaged Properties, the "Hospitality Properties"). Certain of the Hospitality Properties are associated with national or regional franchise chains, while others are not affiliated with any franchise chain but may have their own brand identity.

    Various factors may adversely affect the economic performance of a Hospitality Property, including:

    - adverse economic or social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    - the construction of competing hotels or resorts;

    - continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives (to satisfy such costs, the related Mortgage Loans generally require the Borrowers to fund reserves for furniture, fixtures and equipment);

    - a deterioration in the financial strength or managerial capabilities of the owner and operator of a Hospitality Property and

    - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the construction of additional highways or other factors.

    In addition, because hotel and motel rooms generally are rented for short periods of time, such types of properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties.

    Risks Relating to Affiliation with a Franchise or Hotel Management Company. The performance of a Hospitality Property that is affiliated with a franchise or hotel management company depends in part on:

    - the continued existence and financial strength of the franchisor or hotel management company;

    - the public perception of the franchise or hotel chain service mark; and

    - the duration of the franchise licensing or management agreements.

    Franchise agreements for certain of the Hospitality Properties may terminate prior to the effective maturity date of the related Mortgage Loan. Replacement franchises may require significantly higher fees.

    The transferability of franchise license agreements is generally restricted. Accordingly, in the event of a foreclosure of a Hospitality Property, the Trustee and the Special Servicer may be limited in their ability to use any franchise license applicable to such property without the franchisor's consent. Conversely, in the case of certain Mortgage Loans, the Trustee and Special Servicer may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

    Some states require that liquor licenses be held by a natural person and/or prohibit the transfer of liquor licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a Hospitality Property, it is unlikely that the Trustee (or the Special Servicer on its behalf) or any other purchaser in the foreclosure sale would be entitled to the rights under any liquor license for such property. If such is the case, it is possible that a new liquor license, if applied for, could not be obtained.

    FACTORS AFFECTING THE OPERATION OF MULTIFAMILY RENTAL
PROPERTIES. Twenty-seven (27) Mortgage Loans representing 9.2% of the Initial Pool Balance, are secured by Mortgaged Properties improved by multifamily apartment buildings (such Mortgaged Properties, the "Multifamily Rental Properties"). Factors that will affect the value and operation of a Multifamily Rental Property include:

    - the physical attributes of the apartment building (E.G., its age, appearance, amenities and construction quality);

    - the location of the property;

    - the characteristics of the surrounding neighborhood;

    - the ability of management to provide adequate maintenance and insurance;

    - the property's reputation;

    - the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

    - the presence of competing properties;

    - the tenant mix (E.G., the tenant population may be predominantly students or may be heavily dependent on workers from a particular business or personnel from a local military base);

    - adverse local or national economic conditions (which may limit the amount that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels); and

    - state and local regulations (which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment).

    Effects of State and Local Regulations. Certain states where the Multifamily Rental Properties are located regulate the relationship between owner and tenants and require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use. Certain states where the Multifamily Rental Properties are located also prohibit retaliatory evictions, limit the reasons for which a landlord may terminate a tenancy, limit the reasons for which a landlord may increase rent and prohibit a landlord from terminating a tenancy solely because the building has been sold. In addition, numerous counties and municipalities impose rent control regulations on apartment buildings. These regulations may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Any limitations on a Borrower's ability to raise property rents may impair such Borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Multifamily Rental Property.

    RISKS ASSOCIATED WITH RELATED PARTIES. Certain groups of Borrowers are under common control. The largest of these groups of affiliated Borrowers are obligors under Mortgage Loans representing 2.8% of the Initial Pool Balance. In addition, Urban Shopping Centers, Inc. has an ownership interest in the Borrowers under two Mortgage Loans representing 10.4% of the Initial Pool Balance. See "Description of the Mortgage Pool--Significant Mortgage Loans--Woodland Hills Mall Loan" and "--Penn Square Mall Loan." Further, certain tenants lease space at more than one Mortgaged Property, and certain tenants are related to or affiliated with a Borrower. See Annex A-1 to this Prospectus Supplement. The bankruptcy or insolvency of, or other financial problems with respect to, any such Borrower or tenant could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

    CREDIT LEASE LOANS HAVE SPECIAL RISKS. Nineteen (19) Mortgage Loans, representing 3.2% of the Initial Pool Balance, are Credit Lease Loans. A "Credit Lease Loan" is a Mortgage Loan secured by a Mortgaged Property that is subject to a net lease (a "Credit Lease") with a tenant having the characteristics described in the next sentence (a "Credit Tenant") and occupying substantially all of such property. Except in cases where no public rating has been issued, each Credit Tenant has (or, alternatively, the direct or indirect parent of such tenant or any guarantor of such tenant's obligations under the related Credit Lease (a "Credit Lease Guarantor") has) a public senior unsecured long-term debt or similar rating of at least "BB+" (or the equivalent) by at least one nationally recognized statistical rating organization. Based on the foregoing, the Credit Lease Loans were generally underwritten to lower debt service coverage ratios and higher loan-to-value ratios than would have been acceptable had the related Mortgaged Properties been leased to less creditworthy tenants. In the event that a Credit Tenant defaults in its obligations under a Credit Lease, the Mortgaged Property may not be relet for sufficiently high rent to support debt service on the related Credit Lease Loan or funds received in liquidation of such Mortgaged Property may not be sufficient to satisfy the Borrower's obligations under such Credit Lease Loan.

    See "Description of the Mortgage Pool--Credit Lease Loans" in this Prospectus Supplement.

    Any rating assigned to a Credit Tenant, an affiliate thereof or a Credit Lease Guarantor, as applicable, by a rating agency will reflect only such rating agency's current assessment of the relevant obligations of such entity. Such rating is not an assessment of the likelihood that the Credit Leases will not be terminated (pursuant to their terms or otherwise) or that the Credit Lease Loans will be timely repaid in full. In addition, the assigning rating agency may reduce or withdraw any such rating at any time, and there is no assurance that the assigning rating agency is not currently contemplating the taking of such action.

    RELIANCE ON CREDIT QUALITY OF CREDIT TENANTS AND GUARANTORS HAS SPECIAL RISKS. With respect to each Credit Lease Loan, interest and principal payments depend principally on the payment by the related Credit Tenant or Credit Lease Guarantor, if any, of monthly rent and other payments due under the related Credit Lease from such Credit Tenant. A downgrade in the credit rating of any of the Credit Tenants and/or the Credit Lease Guarantors may have a related adverse effect on the rating of your Certificates even if there is no default under the related Credit Lease Loan. See "Ratings" in this Prospectus Supplement.

    If a Credit Tenant or Credit Lease Guarantor defaults on its obligations to make monthly rental payments under a Credit Lease or the related guaranty, as the case may be, the Borrower under the related Credit Lease Loan may not have the ability to make required payments under such Credit Lease Loan. If a payment default on a Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Mortgaged Property to recover amounts due under the Credit Lease Loan and will also be entitled (as successor to the Borrower), after appointment of a receiver or purchase of the property at foreclosure, to pursue any available remedies against the defaulting Credit Tenant and any defaulting Credit Lease Guarantor, which may include rights to all future monthly rental payments under the subject Credit Lease. If the default occurs before significant amortization of a Credit Lease Loan has occurred and no recovery is available from the related Borrower or from the Credit Tenant or any Credit Lease Guarantor, it is unlikely that the Special Servicer will be able to recover in full the amounts then due under such Credit Lease Loan.

    See "Description of the Mortgage Pool--Credit Lease Loans" in this Prospectus Supplement.

    LOAN CONCENTRATION ENTAILS RISK. In general, the inclusion a mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in the pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were distributed more evenly. Several Mortgage Loans have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance, which is $8,102,904. The following table sets forth Cut-off Date Balances and certain other information for the four largest individual Mortgage Loans. See "Description of the Mortgage Pool--Significant Mortgage Loans" in this Prospectus Supplement for a description of each of the Mortgage Loans listed on the following table.

     CUT-OFF DATE BALANCES AND CONCENTRATION OF SIGNIFICANT MORTGAGE LOANS

                                                       CUT-OFF DATE      % OF INITIAL   CUT-OFF DATE     DEBT SERVICE
MORTGAGE LOAN                                             BALANCE        POOL BALANCE     LTV RATIO     COVERAGE RATIO
--------------------------------------------------  -------------------  -------------  -------------  -----------------
Starwood Financial-Promus Loan....................    $   154,954,659           9.81%         46.08%            2.12x
EAB Plaza Loan....................................    $   139,367,162           8.82%         49.77%            1.79x
Woodland Hills Mall Loan..........................    $    89,644,244           5.67%         52.24%            1.67x
Penn Square Mall Loan.............................    $    74,844,822           4.74%         55.44%            1.67x
                                                    -------------------        -----          -----              ---
Total/Weighted Average............................    $   458,810,886          29.04%         49.93%            1.86x

    GEOGRAPHIC CONCENTRATION ENTAILS RISKS. A concentration of Mortgaged Properties in a particular locale, state or region increases the exposure of the Mortgage Pool to various factors, including:

    - any adverse economic developments that occur in the locale, state or region where the Mortgaged Properties are located;

    - changes in the real estate market where the Mortgaged Properties are located;

    - changes in governmental rules and fiscal policies in the governmental jurisdiction where the Mortgaged Properties are located; and

    - acts of nature, including floods, tornadoes and earthquakes in the areas where the Mortgaged Properties are located.

    The Mortgaged Properties are located in thirty-eight states, the District of Columbia and the Commonwealth of Puerto Rico. The Mortgaged Properties located in each of the following states secure Mortgage Loans (or the allocated loan amounts) that represent 5% or more of the Initial Pool Balance:

                                         TOTAL CUT-OFF DATE BALANCE         % OF
                                          OF MORTGAGE LOANS SECURED        INITIAL
                                       BY PROPERTIES IN THE PARTICULAR      POOL
STATE                                               STATE                  BALANCE
------------------------------------  ---------------------------------  -----------
California..........................           $   239,274,153                15.14%
New York............................           $   195,784,482                12.39%
Oklahoma............................           $   182,315,798                11.54%
Texas...............................           $   123,820,517                 7.84%
Michigan............................           $   102,726,839                 6.50%
Florida.............................           $    90,365,342                 5.72%

    RISK OF CHANGES IN MORTGAGE POOL COMPOSITION. The Mortgage Loans amortize at different rates and mature over a period of thirty years. In addition, certain Mortgage Loans may be prepaid or liquidated. As a result of the foregoing, the relative composition of the Mortgage Pool will change over time.

    If you purchase Certificates with a Pass-Through Rate that is equal to or calculated based upon a weighted average of interest rates on the Mortgage Loans, your Pass-Through Rate will be affected (and may decline) as the relative composition of the Mortgage Pool changes.

    In addition, as payments and other collections of principal are received with respect to the Mortgage Loans, the remaining Mortgage Pool may exhibit an increased concentration with respect to property type, number and affiliation of Borrowers and geographic location. The later the Assumed Final Distribution Date for your Certificates (that is, except in the case of the Senior Certificates, the more subordinate that your Certificates are relative to other Offered Certificates), the more likely you are to be exposed to any risks associated with changes in concentrations of Borrower, loan or property characteristics.

    EXTENSION AND DEFAULT RISKS ASSOCIATED WITH BALLOON LOANS AND ARD
LOANS. One hundred sixty (160) Mortgage Loans, representing 60.7% of the Initial Pool Balance, are Balloon Loans, and twenty-two (22) Mortgage Loans, representing 37.4% of the Initial Pool Balance, are ARD Loans. The ability of a Borrower under a Balloon Loan to make the required Balloon Payment at maturity, and the ability of a Borrower under an ARD Loan to repay such Mortgage Loan on or before the related Anticipated Repayment Date, in each case depends upon its ability to refinance the loan or to sell the related Mortgaged Property and, further, on the financial strength and business plans of the Borrower's sponsor. The ability of a Borrower to refinance its Mortgage Loan or sell the related Mortgaged Property will be affected by a number of factors occurring at the time of attempted refinancing or sale, including:

    - the level of available mortgage rates;

    - the fair market value of the related Mortgaged Property;

    - the Borrower's equity in the related Mortgaged Property;

    - the financial condition of the Borrower;

    - operating history of the related Mortgaged Property;

    - tax laws;

    - prevailing general and regional economic conditions; and

    - the availability of credit for multifamily or commercial properties.

    See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" in this Prospectus Supplement and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

    Any failure of a Borrower under a Balloon Loan to timely pay its Balloon Payment will be a default thereunder. Subject to certain limitations, the Special Servicer may extend, modify or otherwise deal with Mortgage Loans that are in material default or as to which a payment default is reasonably foreseeable. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement. There can be no assurance that any extension or modification will increase the recoveries in a given case.

    The failure of a Borrower under an ARD Loan to repay such Mortgage Loan by the related Anticipated Repayment Date will not constitute a default thereunder. Although an ARD Loan includes several provisions that give the Borrower an incentive to repay such Mortgage Loan by the related Anticipated Repayment Date, there can be no assurance that such Borrower will be sufficiently motivated or able to do so.

    If any Balloon Loan remains outstanding past its stated maturity, or if any ARD Loan remains outstanding past its Anticipated Repayment Date, the weighted average lives of certain Classes of the Offered Certificates may be extended. See "Yield and Maturity Considerations" in this Prospectus Supplement and "Yield and Prepayment Considerations" in the Prospectus.

    RISKS OF SUBORDINATE AND OTHER ADDITIONAL FINANCING. While all of the Mortgage Loans either (i) prohibit the related Borrower from encumbering the Mortgaged Property with additional secured debt or (ii) require the consent of the mortgagee under the related Mortgage Loan prior to so encumbering such property, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. The existence of any subordinated indebtedness increases the difficulty of refinancing the related Mortgage Loan at maturity, and the related Borrower may have difficulty repaying multiple loans. See "Certain Legal Aspects of Mortgage Loans--Secondary Financing; Due-On-Encumbrance Provisions" in the Prospectus. Furthermore, certain of the Mortgage Loans permit, and certain Borrowers have incurred, additional indebtedness for operating costs or similar purposes. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the Borrower will become the subject of a bankruptcy proceeding.

    Owners of certain Borrowers may incur indebtedness that is secured by their ownership interests in such Borrowers. Such financing effectively reduces the indirect equity interest of any such Owner in the related Mortgaged Property. With respect to one (1) Mortgage Loan, representing 0.8% of the Initial Pool Balance, the owners of the related Borrower were known to have incurred such indebtedness as of the origination date of the related Mortgage Loan.

    The Depositor has not been able to confirm the existence of any other debt of the respective Borrowers.

    LIMITED RECOURSE. You should consider all of the Mortgage Loans to be nonrecourse loans (I.E., in the event of a default, recourse will be limited to the related Mortgaged Property or Properties securing the defaulted Mortgage Loan). In those cases where recourse to a Borrower or guarantor is permitted by the loan documents, the Depositor has not undertaken any evaluation of the financial condition of such Borrower or guarantor. Consequently, payment on each Mortgage Loan prior to maturity is dependent on one or more of the following:

    - the sufficiency of the net operating income;

    - the market value of the property at maturity; or

    - the ability of the Borrower to refinance the Mortgaged Property.

    None of the Mortgage Loans is insured or guaranteed by any governmental entity or by any other person.

    ENVIRONMENTAL RISKS. A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted assessment) with respect to each Mortgaged Property during the eighteen months (or, in two cases representing security for 1.1% of the Initial Pool Balance, more than eighteen months) preceding the Cut-off Date. Each such environmental site assessment or update generally complied with ASTM standards. In the case of certain Mortgaged Properties, a "Phase II" environmental assessment was also performed. If any such assessment or update revealed a material adverse environmental condition or circumstance at any Mortgaged Property, then (depending on the nature of the condition or circumstance) one of the following actions has been or is expected to be taken--

    - environmental insurance was obtained;

    - an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials ("ACMs"), lead-based paint and/or radon) or periodic monitoring of nearby properties has been or is expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents; or

    - an escrow reserve was established to cover the estimated cost of remediation.

    There can be no assurance, however, that the environmental assessments identified all environmental conditions and risks or that the related Borrowers will implement all recommended operations and maintenance plans. In addition, the current environmental condition of the Mortgaged Properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the Mortgaged Properties (such as underground storage tanks).

    Liability of the Trust Under Environmental Laws. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. For example, certain laws impose liability for release of ACMs into the air or require the removal or containment of ACMs. The owner's liability for any required remediation generally is not limited by law and accordingly could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use such property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some states this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility.

    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as well as certain other federal and state laws, provide that a secured lender (such as the Trust) may be liable, as an "owner" or "operator" of the real property, regardless of whether the Borrower or a previous owner caused the environmental damage, if (i) agents or employees of the lender are deemed to have participated in the management of the Borrower or (ii) under certain conditions the lender actually takes possession of a Borrower's property or control of its day-to-day operations (as for example, through the appointment of a receiver or foreclosure). Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

    See "Certain Legal Aspects of the Mortgage Loans--Environmental Matters" in the Prospectus.

    Risks Related to Lead-Based Paint at Multifamily Rental Properties. Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the Multifamily Rental Properties. In these cases, the Borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint.

    Risks Related to Off-Site LUSTs. Certain of the Mortgaged Properties are in the vicinity of sites containing leaking underground storage tanks ("LUSTs") or other potential sources of groundwater contamination. Although the owners of those Mortgaged Properties and the Trust may not have legal liability for contamination of the Mortgaged Properties from such off-site sources, the enforcement of rights against third parties may result in additional transaction costs.

    Risks Related to ACMs. At several of the Mortgaged Properties, ACMs have been detected through sampling by environmental consultants. The ACMs found at these Mortgaged Properties are not expected to present a significant risk as long as the related Mortgaged Property continues to be properly managed. In connection therewith, the related Borrowers have agreed to establish and maintain operations and maintenance or abatement programs and/or have funded environmental reserves. Nonetheless, there can be no assurance that the value of a Mortgaged Property as collateral for the Mortgage Loan will not be adversely affected by the presence of ACMs.

    RISKS RELATED TO PROPERTY CONDITION. Except for the Mortgaged Properties securing the Credit Lease Loans, licensed engineers inspected all of the other Mortgaged Properties during the 12-month period preceding the Cut-off Date (except for 14 Mortgaged Properties, representing security for 4.2% of the Initial Pool Balance, which were inspected during the 20-month period preceding the Cut-off Date) to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each Mortgaged Property. In some cases, the inspections identified conditions at a particular Mortgaged Property requiring repairs or replacements estimated to cost in excess of $100,000. In such cases, the Originator generally required the related Borrower to fund reserves, or deliver letters of credit or other instruments, to cover such costs. There is no assurance, however, that all conditions requiring repair or replacement were identified or that such reserves, letters of credit or other instruments will be adequate to cover the corresponding costs.

    RESERVES MAY BE INSUFFICIENT. The Mortgage Loans generally require that reserves be funded on a monthly basis from cash flow generated by the related Mortgaged Property to cover ongoing monthly, semi-annual or annual expenses such as taxes and insurance. The Mortgage Loans generally also required reserves to be established, or letters of credit or other instruments to be delivered, upon the closing of the Mortgage Loan to fund identified capital expenditure items, certain leasing costs, identified environmental remediation costs or identified engineering remediation costs when such needs were identified. Such reserves, letters of credit or other instruments may not be sufficient to offset the actual costs of the items which they were intended to cover. In addition, cash flow from the Mortgaged Properties may not be sufficient to fund fully the ongoing monthly reserve requirements.

    LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. The Mortgage Pool includes seventeen (17) Mortgage Loans that are, either individually or through cross-collateralization with other such Mortgage Loans, secured by more than one Mortgaged Property. Certain of those seventeen (17) Mortgage Loans are secured by multiple Mortgaged Properties as a result of cross-collateralization with certain other such Mortgage Loans. For purposes of this Prospectus Supplement, all of those seventeen (17) Mortgage Loans will constitute "Cross-Collateralized Mortgage Loans". Certain of the Cross-Collateralized Mortgage Loans or particular groups thereof provide for a full or partial termination of the applicable cross-collateralization and/or a release of one or more of the related Mortgaged Properties from the related mortgage lien(s), upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus Supplement.

    Certain of the Cross-Collateralized Mortgage Loans or particular groups thereof are (in each case) secured by Mortgaged Properties located in two or more states. Such "multi-state" Mortgage Loans collectively represent 12.6% of the Initial Pool Balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Therefore, upon a default under any such "multi-state" Mortgage Loan, it may not be possible to foreclose on the related Mortgaged Properties simultaneously.

    Certain of the Cross-Collateralized Mortgage Loans or particular groups thereof have (in each case) more than one Borrower. Such "multi-Borrower" Mortgage Loans collectively represent 2.5% of the Initial Pool Balance. If a Borrower under any such "multi-Borrower" Mortgage Loan were to become a debtor in a bankruptcy case, the creditors of that Borrower or the representative of that Borrower's bankruptcy estate could challenge the pledging of such Borrower's Mortgaged Property as a fraudulent conveyance. A lien granted by a Borrower under any such "multi-Borrower" Mortgage Loan to secure repayment of another Borrower's Mortgage Loan or share of the related loan proceeds, as the case may be, could be avoided if a court were to determine that--

    - the first such Borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured, and

    - the first such Borrower did not receive fair consideration or reasonably equivalent value for pledging its Mortgaged Property for the equal benefit of the other Borrower(s) under such "multi-Borrower" Mortgage Loan or the other Mortgage Loan(s) with which it is cross-collateralized.

Among other things, a legal challenge to the granting of the lien may focus on the benefits realized by the debtor/Borrower from the respective Mortgage Loan proceeds, as well as the benefit to it from the related cross-collateralization arrangement. If a court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, that court could nullify the lien or mortgage effecting the cross-collateralization and nullify or subordinate all or part of the related Mortgage Loan(s) to existing or future indebtedness of that Borrower. The court could also allow the Borrower to recover payments it made pursuant to the avoided cross-collateralization.

    LIMITATIONS ON ENFORCEABILITY AND COLLECTABILITY OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. Three (3) Mortgage Loans, representing 2.0% of the Initial Pool Balance, require that, during some period of the related loan term, any voluntary principal prepayment be accompanied by an additional amount ("Prepayment Consideration") generally calculated as a percentage of the amount prepaid (a "Prepayment Premium") and/or based on a yield maintenance formula (a "Yield Maintenance Charge"). See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--

Prepayment Provisions" in this Prospectus Supplement. Any Prepayment Premiums and/or Yield Maintenance Charges collected on the Mortgage Loans will be distributed to the persons and in the amounts and priorities described in this Prospectus Supplement under "Description of the Offered Certificates-- Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges". The Depositor makes no representation or warranty, however, as to the collectability of any Prepayment Premium or Yield Maintenance Charges.

    The enforceability, under the laws of a number of states, of provisions providing for the payment of a Prepayment Premium or Yield Maintenance Charge upon an involuntary prepayment is unclear. Accordingly, the obligation of any Borrower under its Mortgage Loan to pay a Prepayment Premium or Yield Maintenance Charge in connection with an involuntary prepayment may not be enforceable under applicable law. In addition, even if the obligation is enforceable, any related liquidation proceeds may not be sufficient to make such payment. Liquidation proceeds are generally applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium or Yield Maintenance Charge due in connection with the liquidation of such Mortgage Loan. Furthermore, the Special Servicer has authority to waive a Prepayment Premium or Yield Maintenance Charge in connection with obtaining a pay-off of a defaulted Mortgage Loan. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Enforceability of Prepayment and Late Payment Fees" in the Prospectus.

    Prepayments of Mortgage Loans due to casualties or condemnations at the related Mortgaged Properties could occur at any time and generally would not be accompanied by any Prepayment Consideration.

    In certain circumstances involving the sale of Mortgage Loans by the Trust, no Prepayment Premium or Yield Maintenance Charge will be payable. See "Description of the Mortgage Pool--Cures and Repurchases", "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" and "Description of the Offered Certificates--Termination" in this Prospectus Supplement.

    LIMITATIONS ON ENFORCEABILITY OF OTHER PROVISIONS. Each of the Mortgage Loans contains a due-on-sale clause that permits the lender to accelerate the maturity of the Mortgage Loan upon the sale, transfer or conveyance of the related Mortgaged Property or certain interests in the related Borrower in violation of the Mortgage Loan documents. The Mortgage Loans also include debt-acceleration clauses, each of which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the Borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage or deed of trust or to permit the acceleration of the indebtedness if--

    - the default is deemed to be immaterial,

    - the exercise of such remedies would be inequitable or unjust, or

    - the circumstances would render the acceleration unconscionable.

    All of the Mortgage Loans are, in each case, secured by an assignment of leases and rents pursuant to which the related Borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in the Prospectus.

    LIMITATIONS OF APPRAISALS. Appraisals for the Mortgaged Properties securing all but one of the Mortgage Loans were performed by a state certified appraiser or an appraiser belonging to the Appraisal Institute and were conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In the case of one Mortgage Loan, which represents 5.7% of the Initial Pool Balance, the "value" of the related Mortgaged Property was determined based upon the price recently paid by the related Borrower for such Mortgaged Property. Appraisals represent the analysis and opinion of an appraiser. They are not guaranties of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the appraised values of the Mortgaged Properties is presented for illustrative purposes only on Annex A-1 to this Prospectus Supplement.

    TAX CONSIDERATIONS RELATED TO FORECLOSURE. If the Trust were to acquire a Mortgaged Property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property" (as defined in section 856(d) of the Code), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35% for federal purposes), thereby reducing net proceeds available for distribution with respect to the Certificates.

    UNINSURED LOSS; SUFFICIENCY OF INSURANCE. The Borrowers are generally required to maintain comprehensive liability insurance, "all-risk" fire, casualty and hazard insurance, flood insurance (if required by applicable law) and rental income insurance with respect to the Mortgaged Properties with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Should an uninsured loss occur, the Borrower could lose both its investment in and its anticipated profits and cash flow from its Mortgaged Property, which would adversely affect the Borrower's ability to make payments under its Mortgage Loan. Although, in general, the Borrowers have covenanted to insure their respective Mortgaged Properties as described under "Description of the Mortgage Pool-- Additional Mortgage Loan Information--Hazard, Liability and Other Insurance" in this Prospectus Supplement, there is a possibility of casualty losses with respect to a Mortgaged Property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained.

    In addition, earthquake insurance is not required to be maintained by a Borrower, except in the case of Mortgaged Properties located in the state of California or in "Seismic Zones 3 or 4" where either (i) a seismic assessment revealed a probable or bounded maximum loss in excess of 20% of the amount of the estimated cost of the improvements or (ii) the related Mortgage Loan has a Cut-off Date Balance in excess of $15 million. In certain cases where earthquake insurance was obtained with respect to a Mortgaged Property owned by a Borrower sponsored by a publicly-held entity, such Mortgaged Property may be covered under a blanket policy which also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate and per occurrence limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby.

    RISKS PARTICULAR TO GROUND LEASES. Certain of the Mortgage Loans are secured by first mortgage liens on the related Borrower's leasehold interest in all or a portion of the related Mortgaged Property. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (breach and vacate the premises) the ground lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals). If a debtor lessee/Borrower rejects any or all of its leases, the Borrower's lender may not be able to succeed to the lessee/Borrower's position under the lease unless the lessor has specifically granted the lender such right. If both the lessor and the lessee/Borrowers are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/Borrower's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt lessor. In such circumstances, it is possible that the Trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage. See "Certain Legal Aspects of Mortgage Loans--Leasehold Risks" in the Prospectus.

    RISKS ASSOCIATED WITH ZONING COMPLIANCE. Due to changes in zoning requirements since the construction thereof, certain of the Mortgaged Properties may not comply with current zoning laws, including density, use, parking and set back requirements. In general, each of these properties is considered to be a permitted non-conforming use or structure. This means that the Borrower is not required to alter its structure to comply with the new law; however, the Borrower may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following such loss. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay the Mortgage Loan in full. In addition, if the Mortgaged Property were repaired or restored in conformity with the current law, the value of the Mortgaged Property or the revenue-producing potential of the Mortgaged Property may be less than that which existed before the casualty.

    COSTS ASSOCIATED WITH COMPLIANCE WITH ADA. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a Mortgaged Property does not currently comply with the ADA, the related Borrower may be required to incur significant costs in order bring the property into compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

    LITIGATION. You should be aware that there may be legal proceedings pending and, from time to time, threatened against the Borrowers. The Depositor cannot provide any assurance that such litigation will not have a material adverse effect on the distributions to you.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

    The Mortgage Pool has an Initial Pool Balance of $1,580,066,327, subject to a variance of plus or minus 5%. The Initial Pool Balance is equal to the aggregate Cut-off Date Balance of the Mortgage Loans. The "Cut-off Date Balance" of each Mortgage Loan is equal to its unpaid principal balance as of the Cut-off Date, after application of all payments due in respect of such Mortgage Loan on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $795,220 to $154,954,659, and the average Cut-off Date Balance of the Mortgage Loans is $8,102,904.

    This "Description of the Mortgage Pool" section contains certain statistical information regarding the Mortgage Loans and the Mortgaged Properties. In reviewing such information, as well as the statistical information regarding the Mortgage Loans and the Mortgaged Properties contained elsewhere in this Prospectus Supplement, you should be aware that--

    - All numerical information provided with respect to the Mortgage Loans is provided on an approximate basis.

    - All weighted average information provided with respect to the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Balances.

    - When information with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, such percentage is based upon the Cut-off Date Balances of the related Mortgage Loans.

    - In certain cases involving a Mortgage Loan that is secured by multiple Mortgaged Properties located in more than one state, a portion of such Mortgage Loan has been allocated to each such Mortgaged Property.

    - Statistical information regarding the Mortgage Loans may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date.

    - Certain capitalized terms used with respect to the Mortgage Loans are defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in this Prospectus Supplement.

    Each Mortgage Loan constitutes the obligation of the related Borrower to repay a specified sum with interest. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (a "Mortgage") that creates a first mortgage lien on the fee simple and/or leasehold interest of the related Borrower or another party in one or more related Mortgaged Properties. In general, the Mortgage Loans are secured by the Borrower's fee simple interest in the related Mortgaged Property, by the Borrower's leasehold interest and the ground lessor's fee interest in the related Mortgaged Property or by the Borrower's fee interest in a portion of the related Mortgaged Property or Properties and its leasehold interest in the rest of the Mortgaged Property or Properties. However, nine (9) Mortgage Loans, representing 17.8% of the Initial Pool Balance, are secured solely by the Borrower's leasehold interest in the related Mortgaged Property. In the case of those nine (9) Mortgage Loans, the ground lessor has generally agreed to give the holder of the Mortgage Loan notice of, and the right to cure, any default by the lessee and the term of the ground lease (taking into account extension options) extends at least ten (10) years beyond the maturity date of the Mortgage Loan.

    The table below shows the number of, and the percentage of the Initial Pool Balance secured by, Mortgaged Properties operated for each indicated purpose:

                                                                NUMBER OF
                                                                MORTGAGED     % OF INITIAL
PROPERTY TYPE                                                  PROPERTIES     POOL BALANCE
-----------------------------------------------------------  ---------------  -------------
Retail.....................................................            86           42.57%
  Anchored Retail..........................................            60           21.22%
  Regional Mall............................................             2            6.16%
  Super Regional Mall......................................             2           10.41%
  Unanchored Retail........................................            22            4.78%

Office.....................................................            27           22.33%
Multifamily................................................            47           13.74%
  Multifamily Rental.......................................            27            9.20%
  Manufactured Housing Community...........................            20            4.55%
Hospitality................................................            24           13.17%

Industrial/Warehouse.......................................            15            3.49%
Credit Leases(1)...........................................            19            3.21%
Self Storage...............................................            12            0.79%
Mixed Use..................................................             3            0.69%

------------------------

(1) Properties subject to Credit Leases, regardless of property type.

    The table below shows the number of, and the percentage of the Initial Pool Balance secured by, Mortgaged Properties located in the indicated states:

                                                                NUMBER OF
                                                                MORTGAGED     % OF INITIAL
STATE                                                          PROPERTIES     POOL BALANCE
-----------------------------------------------------------  ---------------  -------------
California.................................................            32           15.14%
New York...................................................            11           12.39%
Oklahoma...................................................             7           11.54%
Texas......................................................            30            7.84%
Michigan...................................................            19            6.50%
Florida....................................................            17            5.72%

    The remaining Mortgaged Properties are located throughout 32 other states, the District of Columbia and the Commonwealth of Puerto Rico. No more than 5.0% of the Initial Pool Balance is secured by Mortgaged Properties located in any such other jurisdiction.

    All of the Mortgage Loans were originated directly or indirectly through an affiliate of the Depositor or by such affiliate's approved conduit originators (such affiliate, the "Originator").

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

    DUE DATES. Except as indicated in the following sentence, all of the Mortgage Loans provide for Scheduled P&I Payments to be due on the first day of each month. Twenty-three (23) Mortgage Loans, representing 5.4% of the Initial Pool Balance, provide for Scheduled P&I Payments to be due on days other than the first day of each month.

    MORTGAGE RATES; CALCULATIONS OF INTEREST. Each Mortgage Loan bears interest at a Mortgage Rate that is fixed until maturity. As described below, however, each ARD Loan will accrue interest after its Anticipated Repayment Date at a rate that is in excess of the Mortgage Rate otherwise in effect. As used in this Prospectus Supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any ARD Loan after its Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates for the Mortgage Loans ranged from 6.500% per annum to 9.085% per annum, and the weighted average Mortgage Rate for the Mortgage Loans was 7.498% per annum.

    No Mortgage Loan provides for negative amortization or, except as described below with respect to the ARD Loans, for the deferral of interest.

    Each Mortgage Loan will accrue interest on the basis of one of the following conventions as detailed in Annex A-1 to this Prospectus Supplement:

    - Actual number of days elapsed during each one-month accrual period (an "Actual/360 Basis"). Mortgage Loans that accrue interest on an Actual/360 Basis are referred to in this Prospectus Supplement as "Actual/360 Mortgage Loans".

    - A 360-day year consisting of twelve 30-day months (a "30/360 Basis"). Mortgage Loans that accrue interest on a 30/360 Basis are referred to in this Prospectus Supplement as "30/360 Mortgage Loans".

    BALLOON LOANS. One hundred sixty (160) Mortgage Loans, representing 60.7% of the Initial Pool Balance, are Balloon Loans.

    A "Balloon Loan" is characterized by an amortization schedule that is significantly longer than the actual term of such Mortgage Loan, thereby resulting in a Balloon Payment being due in respect of such Mortgage Loan on its stated maturity date.

    ARD LOANS. Twenty-two (22) Mortgage Loans, representing 37.4% of the Initial Pool Balance, are ARD Loans.

    An "ARD Loan" is characterized by the following features:

    - A maturity date that is 20 or more years following origination.

    - The designation of an Anticipated Repayment Date that is approximately 10 years following origination. The Anticipated Repayment Date for each ARD Loan is listed on Annex A-1 to this Prospectus Supplement.

    - The ability of the related Borrower to prepay such Mortgage Loan, without restriction (including without any obligation to pay a Prepayment Premium or a Yield Maintenance Charge), at any time on or after the related Anticipated Repayment Date (and, in the case of certain ARD Loans, at any time on or after a date which may be up to six months prior to the related Anticipated Repayment Date).

    - Until its Anticipated Repayment Date, the accrual of interest at its fixed Mortgage Rate.

    - From and after its Anticipated Repayment Date, the accrual of interest at a fixed annual rate (the "Revised Rate") equal to the sum of (i) its Mortgage Rate, plus (ii) a specified margin (such margin, the "Additional Interest Rate").

    - The deferral of any interest accrued from and after the Anticipated Repayment Date that is in excess of interest accrued at the related Mortgage Rate on its unpaid principal balance outstanding from time to time (such excess interest being referred to as "Additional Interest"). Any Additional Interest accrued in respect of an ARD Loan following its Anticipated Repayment Date will not be payable until the entire principal balance of, and all other sums due under, such Mortgage Loan have been paid in full. In general, unpaid Additional Interest in respect of any ARD Loan will compound monthly at the related Revised Rate.

    - From and after the Anticipated Repayment Date, the application to accelerated amortization of principal of any and all monthly cash flow from the related Mortgaged Property which remains after payment of the applicable Scheduled P&I Payment and permitted operating expenses and capital expenditures. Such additional monthly payments of principal are referred to as "Accelerated Amortization Payments". Accelerated Amortization Payments and Additional Interest are considered separate from Scheduled P&I Payments due in respect of any ARD Loan.

    By the related Anticipated Repayment Date, the Borrower under each ARD Loan is required to enter into a lockbox agreement whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account (the "Lockbox Account") controlled by the Master Servicer.

    FULLY AMORTIZING LOANS. Thirteen (13) Mortgage Loans, representing 1.9% of the Initial Pool Balance, are Fully Amortizing Loans.

    A "Fully Amortizing Loan" is characterized by:

    - substantially equal Scheduled P&I Payments throughout the term of such Mortgage Loan, and

    - an amortization schedule that is approximately equal to the actual term of such Mortgage Loan.

    AMORTIZATION OF PRINCIPAL. The table below shows the indicated information regarding the amortization schedules and terms to maturity (or, in the case of the ARD Loans, to their respective Anticipated Repayment Dates) for the Mortgage Loans (or the specified sub-groups thereof) as of the Cut-off Date.

                                                                                               FULLY AMORTIZING
                                                            BALLOON LOANS       ARD LOANS            LOANS           ALL LOANS
                                                          -----------------  ---------------  -------------------  -------------
Original Term to Maturity (mos.)
  Maximum...............................................            258               170                300               300
  Minimum...............................................             54                84                168                54
  Weighted Average......................................            116               121                241               120

Remaining Term to Maturity (mos.)
  Maximum...............................................            248               168                289               289
  Minimum...............................................             50                79                162                50
  Weighted Average......................................            112               118                235               117

Original Amortization Term (mos.)
  Maximum...............................................            360               360                300               360
  Minimum...............................................            240               262                168               168
  Weighted Average                                                  346               317                225               333

Remaining Amortization Term (mos.)
  Maximum...............................................            360               360                289               360
  Minimum...............................................            234               260                162               162
  Weighted Average......................................            342               313                221               329

    Certain Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the Scheduled P&I Payments thereon upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the unpaid principal balance of the Mortgage Loan.

    PREPAYMENT PROVISIONS. As of their respective dates of origination, all but one of the Mortgage Loans prohibited voluntary prepayments for some specified period (a "Lockout Period"). In certain cases, such Lockout Period is followed by one or both of the following:

    - a period (a "Prepayment Consideration Period") during which any voluntary principal prepayment must be accompanied by a form of Prepayment Consideration, and/or

    - a period (an "Open Period") during which voluntary principal prepayments may be made without any Prepayment Consideration.

    The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A-1 to this Prospectus Supplement.

    LOCKOUT PERIODS. As of the Cut-off Date, a Lockout Period was in effect for all but one of the Mortgage Loans and--

    - the maximum remaining Lockout Period as of the Cut-off Date is 286 months;

    - the minimum remaining Lockout Period as of the Cut-off Date is 31 months; and

    - the weighted average remaining Lockout Period as of the Cut-off Date is 114 months.

    PREPAYMENT CONSIDERATION. Three (3) Mortgage Loans, representing 2.0% of the Initial Pool Balance, provide for a Prepayment Consideration Period for some portion of the related loan term. The Prepayment Consideration for such Mortgage Loans may be in the form of Prepayment Premiums or Yield Maintenance Charges. Prepayment Premiums are calculated as a percentage (which may decline over time) of the principal amount prepaid. Yield Maintenance Charges are calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the persons and in the amounts and priorities described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement. The Depositor makes no representation or warranty as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge or as to the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Enforceability of Prepayment and Late Payment Fees" in the Prospectus.

    OPEN PERIODS. Where a Mortgage Loan provides for an Open Period, the Open Period generally begins no more than three months prior to stated maturity (or, in the case of an ARD Loan, prior to the related Anticipated Repayment Date). The weighted average Open Period is one month.

    DEFEASANCE. One hundred ninety-two (192) Mortgage Loans, representing 98.0% of the Initial Pool Balance, are Defeasance Loans. A "Defeasance Loan" is a Mortgage Loan that, during specified periods and subject to certain conditions, permits the related Borrower(s) to pledge to the holder of such Mortgage Loan the requisite amount of direct, non-callable United States government securities (the "Defeasance Collateral") and thereby obtain a release of the related Mortgaged Property (or, in the case of a Cross-Collateralized Mortgage Loan or group of Cross-Collateralized Mortgage Loans secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties). In general, the Defeasance Collateral to be delivered in connection with the defeasance of any Defeasance Loan must provide for a series of payments that--

    - will be made prior, but as close as possible, to all successive Due Dates through and including the scheduled maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) for such Mortgage Loan, and

    - will, in the case of each such Due Date, be in an aggregate amount equal to or greater than (with any excess to be returned to the related Borrower) the Scheduled P&I Payment due on such date (or, in the case of an ARD Loan for its Anticipated Repayment Date, the then remaining unpaid principal balance of such Mortgage Loan).

If less than all of the Mortgaged Properties securing any Cross-Collateralized Mortgage Loan or group of Cross-Collateralized Mortgage Loans are to be released in connection with any such defeasance, the amount of the Defeasance Collateral will be calculated based on the allocated loan amount for the Mortgaged Property or Properties to be released and the portion of the Scheduled P&I Payments attributable to such allocated loan amount.

    In connection with any such defeasance, the related Borrower is required to deliver a security agreement granting the Trust a first priority security interest in the Defeasance Collateral, together with an opinion of counsel confirming the first priority status of such security interest.

    In no event is defeasance of any Defeasance Loan permitted prior to the second anniversary of the Closing Date.

    "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. All of the Mortgage Loans contain both a "due-on-sale" clause and a "due-on-encumbrance" clause. In general, these clauses either permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the Borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the Borrower from doing so without the consent of the holder of the Mortgage. See "--Additional Mortgage Loan Information-- Other Financing" in this Prospectus Supplement. Certain of the Mortgage Loans, however, permit one or more of the following types of transfer:

    - a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a transferee reasonably acceptable to the lender or a transferee that satisfies certain criteria;

    - a transfer of the related Mortgaged Property to a person that is related to the Borrower; or

    - a transfer of certain beneficial interests in the Borrower.

    See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses in Mortgage Loans" and "--Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.

    CROSS-COLLATERALIZED MORTGAGE LOANS.  The Mortgage Pool includes seventeen
(17) Mortgage Loans that are, either individually or through cross-collateralization with other such Mortgage Loans, secured by more than one Mortgaged Property. Certain of those seventeen (17) Mortgage Loans are secured by multiple Mortgaged Properties as a result of cross-collateralization with certain other such Mortgage Loans. For purposes of this Prospectus Supplement, all of those seventeen (17) Mortgage Loans will constitute "Cross-Collateralized Mortgage Loans". Certain of the Cross-Collateralized Mortgage Loans or particular groups thereof provide for a full or partial termination of the applicable cross-collateralization and/or a release of one or more of the related Mortgaged Properties from the related mortgage lien(s), upon the satisfaction of the conditions of one or more of the following conditions:

    - the pay down of the Mortgage Loan in an amount equal to a specified percentage (generally between 115% and 125%) of the portion of the aggregate loan amount allocated to the Mortgaged Property or Mortgaged Properties to be released.

    - the satisfaction of certain property performance tests (such as an occupancy test) for the remaining Mortgaged Properties; and/or

    - the satisfaction of certain debt service coverage and loan-to-value tests for the remaining Mortgaged Properties.

    The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a default with respect to any of the Cross-Collateralized Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination.

    NONRECOURSE NATURE OF MORTGAGE LOANS. You should consider each Mortgage Loan to be a nonrecourse obligation of the related Borrower (I.E., in the event of a payment default, the recourse of the Trust will be limited to the related Mortgaged Property or Properties for satisfaction of the Borrower's obligations). In those cases where the related Mortgage Loan documents permit recourse to a Borrower or guarantor, the Depositor has not undertaken an evaluation of the financial condition of any such person. None of the Mortgage Loans is insured or guaranteed by any governmental entity or by any other person.

CREDIT LEASE LOANS

    Nineteen (19) Mortgage Loans, representing 3.2% of the Initial Pool Balance, are Credit Lease Loans. Except in cases where no public rating has been issued, each Credit Lease Loan is secured by a Mortgage on a Mortgaged Property that is subject to a net lease with a Credit Tenant, which possesses, or whose parent or affiliate that guarantees such tenant's obligations possesses, a public senior unsecured long-term debt or similar rating of at least "BB+" (or the equivalent) by a nationally recognized statistical rating organization.

    Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans (exclusive of any Balloon Payment thereunder) are scheduled to be fully repaid from monthly rental payments made over the Primary Term of the related Credit Lease. In connection with each Credit Lease Loan that provides for a Balloon Payment, the Trust will have the benefit of a residual value insurance policy that insures the payment of the Balloon Payment to the extent that the related Mortgaged Property cannot be sold for such amount at the stated maturity date because of changes in market conditions. Certain of the Credit Leases give the Credit Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term.

    The amount of the monthly rental payments payable by each Credit Tenant (plus, in the case of certain Credit Lease Loans, the amount in the debt service reserve account, which will be drawn upon through the date of the termination to cover any rent shortfalls) is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan (exclusive of any Balloon Payment thereunder). In the case of each Credit Lease Loan with a debt service reserve account, withdrawals of funds on deposit in such account will be used to supplement monthly rental payments under the related Credit Lease in an amount necessary to cover Scheduled P&I Payments due under such Mortgage Loan during specific months during the term of such Mortgage Loan.

    The table below shows, for each Credit Tenant or related Credit Lease Guarantor, the number and aggregate Cut-off Date Balance of the related Credit Lease Loan or Loans, the rating of the Credit Tenant or related Credit Lease Guarantor and the Credit Lease type.

CREDIT TENANT LEASE LOANS:

                                          NUMBER OF     CUT-OFF DATE       LEASE     CREDIT RATING  CREDIT RATING
TENANT/GUARANTOR                            LOANS         BALANCE         TYPE(1)    (MOODY'S) (2)    (S&P) (2)
----------------------------------------  ----------  ----------------  -----------  -------------  -------------

Eckerd(3)...............................      5       $     14,986,978    NN/NNN          A3            BBB+

CVS.....................................      6       $      9,927,541      NN            A3              A

Kmart...................................      2       $      8,375,876      NNN           Bal            BB+

Rite Aid................................      2       $      3,927,320    NN/NNN         Baal           BBB+

Walgreen................................      1       $      3,918,245      NN            Aa3           A+(4)

Amoco...................................      1       $        972,782      NNN         Aal(4)           AA+

Bed, Bath & Beyond......................      1       $      4,809,593       B            NR           BBB-(4)

Winn Dixie..............................      1       $      3,815,935      NNN          P2(5)          A2(5)
                                          ----------  ----------------

    Total...............................      19      $     50,734,270      --            --             --

------------------------

(1) "NNN" means triple net lease; "NN" means double net lease; and "B" means bond-type lease.

(2) Unless otherwise indicated, the specified ratings are, in each case, the highest rating assigned to long-term obligations of the applicable tenant or guarantor, as applicable, by Moody's and S&P, respectively. Any of the specified ratings may be downgraded or withdrawn at any time, and there can be no assurance that the assigning rating agency is not contemplating such action currently.

(3) Based upon the rating of Eckerd's parent, JC Penney Corporation, although it has made no explicit guaranty of Eckerd's obligations.

(4) Issuer Credit Rating.

(5) Commercial paper rating.

    Each Credit Lease generally provides that the related Credit Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property and, except as discussed below in the case of certain of the Double Net Leases, for all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

    Generally, each Credit Lease Loan provides that if the Credit Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease Default will constitute a default under the related Credit Lease Loan, although in certain cases, the related Borrower may possess certain cure rights.

    In addition, most of the Credit Leases permit the Credit Tenant, at its own expense, and generally with the consent of the related Borrower, to make such alterations or improvements on the related Mortgaged Property as the Credit Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Credit Tenant's obligation under the Credit Lease.

    Lease termination rights and rent abatement rights, if any, provided to Credit Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Borrower's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Borrower's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Credit Tenant, enforcement of restrictive covenants affecting other property owned by the Borrower in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") do not provide for Casualty or Condemnation Rights, Maintenance Rights or Additional Rights, and the Credit Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. However, Credit Tenants under Bond-Type Leases may have the right to effectively terminate their Credit Leases by acquiring the related Mortgaged Property. Other Credit Leases provide for Casualty or Condemnation Rights and may provide for Additional Rights ("Triple Net Leases"). The Credit Tenants under Triple Net Leases are required, at their expense, to maintain their Mortgaged Properties, including the roof and structure, in good order and repair. Additionally, certain of the Credit Leases provide for Casualty or Condemnation Rights and Maintenance Rights and may provide for Additional Rights ("Double Net Leases"). If the Borrower defaults in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Credit Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receipt of tenant estoppel certificates (I.E., a certificate of the Credit Tenant confirming the non-existence of landlord default).

    The Credit Lease with respect to one (1) Credit Lease Loan, representing 0.3% of the Initial Pool Balance, is a Bond-Type Lease, Credit Leases with respect to nine (9) Credit Lease Loans, representing 1.7% of the Initial Pool Balance, are Triple Net Leases, and Credit Leases with respect to nine (9) Credit Lease Loans, representing 1.2% of the Initial Pool Balance, are Double Net Leases.

    At the end of the term of the Credit Leases, Credit Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in the original condition received by the Credit Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

    In general, each Credit Tenant is obligated under its Credit Lease to make all monthly rental payments directly to the owner of the related Credit Lease Loan.

    In connection with each Credit Lease that provides for Casualty or Condemnation Rights, the Trust will have the benefit of a noncancelable Lease Enhancement Policy issued by the Enhancement Insurer. A "Lease Enhancement Policy" is an insurance policy that provides, subject to customary exclusions, that in the event of a permitted termination by a Credit Tenant of its Credit Lease as a result of a casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "loss of rents" (that is, a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan). The Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. The "Enhancement Insurer" is Chubb Custom Insurance Company which, as of the Cut-off Date, had a financial strength rating of "AAA" from Standard & Poors Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P"). If the Credit Lease permits the Credit Tenant to abate all or a portion of the rent in the event of a partial condemnation, the "loss of rents" will be an amount equal to the portion of any monthly rental payments not made by such Credit Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease. The Enhancement Insurer is not required to pay amounts due under any Credit Lease Loan other than principal and, subject to the limitation above, accrued interest. Accordingly, it is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Borrower is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding servicing advances.

    Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

    The Mortgage Loans which are Credit Lease Loans are indicated on Annex A-1 to this Prospectus Supplement by the designation "CTL" in the property type column.

ASSESSMENTS OF PROPERTY CONDITION

    PROPERTY INSPECTIONS. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgaged Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered by the Depositor to be material and adverse to the interests of the Holders of the Offered Certificates and for which adequate reserves have not been established.

    APPRAISALS. The Mortgaged Properties securing all but one of the Mortgage Loans were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, and such appraisals were conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In general, the appraisal for each such Mortgaged Property or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") were followed in preparing such appraisal. None of the Depositor, either Underwriter or the Originator has independently verified the accuracy of such statement. The primary purpose of each such appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting "Appraised Values" are shown on Annex A-1 to this Prospectus Supplement. The "Appraised Value" for the Mortgage Loan identified in this Prospectus Supplement as the Woodland Hills Mall Loan is based on the price paid by the related Borrower to recently acquire the related Mortgaged Property.

    ENVIRONMENTAL ASSESSMENTS. A "Phase I" environmental site assessment was performed with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended remediation, the originator determined that the necessary remediation had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or would be adequately addressed post-closing. In some instances, the Originator required that reserves be established to cover the estimated cost of such remediation. An environmental site assessment indicated the presence of an underground storage tank at a Mortgaged Property for the

Starwood Financial-Promus Loan. The Originator required the Starwood Financial Borrower (as defined under "--Significant Mortgage Loans--Starwood Financial-Promus Loan" below) to establish a reserve of approximately $414,575 for potential costs associated with the removal of such tank.

    ENGINEERING ASSESSMENTS. In connection with the origination of each Mortgage Loan (other than the Credit Lease Loans), a licensed engineer inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of the Mortgaged Properties. In such cases, the related Borrowers were generally required to deposit with the lender an amount equal to between 100% and 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

    EARTHQUAKE ANALYSES. A seismic consultant performed an analysis on each of the thirty-two Mortgaged Properties located in the State of California. This was done in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable or bounded loss for the property in the case of an earthquake. Each Mortgaged Property that is located in California and secures any Mortgage Loan described under "--Significant Mortgage Loans" is covered by earthquake insurance as described in such section. With respect to the other Mortgaged Properties located in California, the related seismic analysis reports concluded that in the event of an earthquake, three of such Mortgaged Properties, representing security for 1.3% of the Initial Pool Balance, is likely to suffer a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements. Earthquake insurance is not required to be maintained by a Borrower, except in the case of Mortgaged Properties located in the state of California or in "Seismic Zones 3 or 4" where either (i) a seismic assessment revealed a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements or (ii) the related Mortgage Loan has a Cut-off Date Balance in excess of $15 million. In certain cases where earthquake insurance was obtained with respect to a Mortgaged Property, owned by a Borrower sponsored by a publicly-held entity, such Mortgaged Property may be covered under a blanket policy which also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate and per occurrence limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby.

ADDITIONAL MORTGAGE LOAN INFORMATION

    DELINQUENCIES. No Mortgage Loan will be as of the Cut-off Date, or has been at any time during the 12-month period preceding the Cut-off Date, 30 days or more delinquent in respect of any Scheduled P&I Payment.

    TENANTS. All of the Mortgaged Properties securing Credit Lease Loans, as well as 16 other Mortgaged Properties (which sixteen (16) other Mortgaged Properties together represent security for 4.0% of the Initial Pool Balance), are leased to a single tenant. See Annex A-1 to this Prospectus Supplement.

    Two of the Multifamily Rental Properties have material concentrations of student tenants.

    OTHER FINANCING. While all of the Mortgage Loans either (i) prohibit the related Borrower from encumbering the Mortgaged Property with additional secured debt or (ii) require the consent of the holder of the first lien prior to so encumbering such property. A violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. See "Certain Legal Aspects of Mortgage Loans--Secondary Financing; Due-On-Encumbrance Provisions" in the Prospectus. Furthermore, certain of the Mortgage Loans permit, and certain Borrowers have incurred, additional indebtedness for operating costs or similar purposes.

    Owners of Borrowers are generally prohibited from incurring indebtedness that is secured by their ownership interests in such Borrowers. With respect to one (1) Mortgage Loan, representing 0.8% of the

Initial Pool Balance, the owners of the related Borrower were known to have incurred such indebtedness as of the origination date of the related Mortgage Loan.

    The Depositor has not been able to confirm the existence of any other debt of the respective Borrowers.

    ZONING AND BUILDING CODE COMPLIANCE. The Originator examined whether the use and operation of the related Mortgaged Properties were in material compliance with zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time of origination. The Originator may have considered legal opinions, certifications from government officials, representations by the related Borrower or property condition assessments undertaken by independent licensed engineers in assessing compliance. The Depositor does not believe that there are any material existing violations with respect to the Mortgaged Properties.

    In some cases, the use, operation or structure of a Mortgaged Property constitutes a permitted nonconforming use or structure. Generally in such cases, the improvements on such Mortgaged Property may not be rebuilt to their current state in the event that such improvements are materially damaged or destroyed. Where a Mortgaged Property constitutes a permitted nonconforming use or structure and the improvements thereon may not be rebuilt in the event of a major casualty, the Originator--

    - determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

    - determined that casualty insurance proceeds would be available in an amount sufficient to pay off the related Mortgage Loan in full;

    - determined that the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; and/or

    - required a corresponding endorsement to the title insurance policy.

There is no assurance, however, that the conclusions of the Originator in this regard are correct.

    HAZARD, LIABILITY AND OTHER INSURANCE. Each Mortgage generally requires the related Borrower to maintain the following insurance coverage--

    - Hazard insurance in an amount that generally is (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgaged Loan and 100% of the full insurable replacement cost of the improvements located on the such Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on a Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. However, certain Credit Lease Loans permit the related Credit Tenant to "self-insure".

    - If any portion of a Mortgaged Property was in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is not less than the least of: (i) the outstanding principal balance of such Mortgage Loan; (ii) the full insurable value of such Mortgaged Property; (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended; and (iv) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

    - Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about such Mortgaged Property, in an amount customarily required by institutional lenders.

    - Business interruption or loss of rents insurance in an amount not less than the projected rental income or revenue from such Mortgaged Property for a period of at least six months.

    In general, the Mortgaged Properties (including those located in California) are not insured against earthquake risks. However, earthquake insurance was required to be in place at the time or origination for each of the Mortgaged Properties located in California or in "Seismic Zones 3 or 4" as to which a seismic study established a maximum probable or bounded loss from an earthquake to be greater than 20% of the amount of the estimated replacement cost of the improvements or as to which the Cut-off Date Balance of the related Mortgage Loan is greater than $15 million. In certain such cases where earthquake insurance was obtained with respect to a Mortgaged Property owned by a Borrower sponsored by a publicly-held entity, such Mortgaged Property may be covered under a blanket policy which also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate and per occurrence limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby.

MORTGAGE POOL CHARACTERISTICS

    Set forth below is certain information regarding the characteristics of the Mortgage Loans and Mortgaged Properties, presented in a tabular format. In addition, a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties is shown, both on a loan-by-loan/ property-by-property basis and in tabular format, on Annex A-1, Annex A-2, Annex A-3 and Annex A-4 to this Prospectus Supplement. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3 and Annex A-4 to this Prospectus Supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective Borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters.

    For purposes of this Prospectus Supplement, including the tables and schedules on Annex A-1, Annex A-2 and Annex A-3 to this Prospectus Supplement, the indicated terms have the following meanings:

1. "Debt Service Coverage Ratio", "DSC Ratio", "Cut-off Date DSC Ratio" or "UW NCF DSCR" means, with respect to any Mortgage Loan (other than a Credit Lease
Loan), the ratio of (a) "Net Cash Flow" produced by the related Mortgaged Property to (b) the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. Debt Service Coverage Ratios are not presented in this Prospectus Supplement for Credit Lease Loans because such Mortgage Loans were, in large part, underwritten based upon the Credit Tenant. In connection therewith, such ratios would be expected to be lower than for the other Mortgage Loans. The following discussion does not apply to Credit Lease Loans or the related Mortgaged Properties.

    In general, the "Net Cash Flow" for any Mortgaged Property is (x) the revenue derived from the use and operation of such Mortgaged Property, less (y) operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and ground lease payments (if applicable)) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

    In determining the Net Cash Flow for any Mortgaged Property, the Originator relied on one or more of the following items supplied by the related Borrower. In general, such items were not audited or otherwise confirmed by an independent party.

    - Rolling 12-month operating statements.

    - Applicable year-to-date financial statements, if available.

    - Rent rolls that were current as of the date not earlier than six months prior to the respective date of origination. In general, rent rolls were used for Mortgaged Properties other than Hospitality Properties (each such Mortgaged Property other than a Hospitality Property, a "Rental Property").

    In determining the "revenue" component of Net Cash Flow for each Rental Property, the Originator generally relied on the most recent rent roll (as applicable) supplied by the related Borrower. Where the actual vacancy shown thereon and the market vacancy was less than 5.0%, the Originator normally assumed a minimum of 5.0% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers and certain single tenant properties (including all the Mortgaged Properties with Credit Tenants), space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the Originator's underwriting standards.

    In determining rental revenue for Mortgaged Properties that constitute multifamily, self storage and manufactured housing properties, the Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one to twelve month periods.

    For the other Rental Properties, the Originator generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of Hospitality Properties, gross receipts were determined on the basis of historical operating levels shown on the Borrower-supplied 12-month trailing operating statements.

    In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

    In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related Borrower, except that--

    - If tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used.

    - Property management fees were generally assumed to be 3% to 6% of effective gross revenue (except with respect to Hospitality Properties, where a minimum of 4% of gross receipts was assumed, and except with respect to certain single-tenant Mortgaged Properties, where fees as low as 1.5% of effective gross receipts were assumed).

    - In general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

    - Expenses were generally assumed to include annual replacement reserves equal to:

    (i) in the case of Mortgaged Properties that constitute retail, office and industrial/warehouse properties, not less than $0.04 and not more than $0.55 per square foot net rentable commercial area;

    (ii) in the case of Multifamily Rental Properties, not less than $175 or more than $350 per residential unit per year, depending on the condition of the property;

   (iii) in the case of Hospitality Properties, not less than 4.0% of the gross revenues received by the property owner on an ongoing basis;

    (iv) in the case of Mortgaged Properties that constitute manufactured housing communities, not less than $23.57 per pad per year; and

    (v) in the case of Mortgaged Properties that constitute self storage facilities, not less than $0.13 or more than $0.15 per square foot per year. In addition, in some instances, the Originator recharacterized as capital expenditures those items reported by Borrowers as operating expenses (thus increasing "net cash flow") where the Originator determined appropriate.

2. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan (other than a Credit Lease
Loan), the ratio, expressed as a percentage, of (a) the Cut-off Date Balance of a Mortgage Loan to (b) the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Depositor (or, in the case the Woodland Hills Mall Loan, based on a recent purchase price paid by the related Borrower for the related Mortgaged Property). CUT-OFF DATE LOAN-TO-VALUE RATIOS ARE NOT PRESENTED IN THIS PROSPECTUS SUPPLEMENT FOR CREDIT LEASE LOANS BECAUSE SUCH MORTGAGE LOANS WERE, IN LARGE PART, UNDERWRITTEN BASED UPON THE CREDIT TENANT. IN CONNECTION THEREWITH, SUCH RATIOS WOULD BE EXPECTED TO BE HIGHER THAN FOR OTHER MORTGAGE LOANS.

3. "Maturity Loan-to-Value Ratio", "Maturity Date Loan-to-Value Ratio", "Maturity LTV Ratio" or "Maturity Date LTV Ratio" means the ratio, with respect to any Mortgage Loan (other than a Credit Lease Loan), expressed as a percentage, of (a) the expected balance of a Balloon Loan on its scheduled maturity date (prior to the payment of any Balloon Payment) or, in the case of an ARD Loan, on the Anticipated Repayment Date to (b) the appraised value of the Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Depositor (or, in the case of the Woodland Hills Mall Loan, based on a recent purchase price paid by the related Borrower for the related Mortgaged Property). MATURITY LOAN-TO-VALUE RATIOS ARE NOT PRESENTED IN THIS PROSPECTUS SUPPLEMENT WITH RESPECT TO THE CREDIT LEASE LOANS.

4. "Loan per Unit", "Loan per Pad" or "Loan per Room" means, with respect to each Mortgage Loan secured by a lien on a Multifamily Rental Property, a Mortgaged Property that constitutes a manufactured housing community or a Hospitality Property, respectively, the Cut-off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads or guest rooms, respectively, at or on the related Mortgaged Property.

5. "Loan per Sq. Ft." means, with respect to each Mortgage Loan secured by a lien on a Mortgaged Property that constitutes a retail, industrial/warehouse, self storage or office property, the Cut-off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

6. "Year Built/Renovated" means the year that a Mortgaged Property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any Mortgaged Property which was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

7. "Weighted Average" or "wtd. avg." means averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

8. "Underwriting Reserves" means estimated annual capital costs, as used by the Originator in determining Net Cash Flow.

9. "Administrative Cost Rate" means, with respect to each Mortgage Loan, the sum of the Master Servicing Fee Rate for such Mortgage Loan and the per annum rate at which the monthly fee of the Trustee is calculated.

10. "Original Amortization Term" means, with respect to each Mortgage Loan, the number of months from origination to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule, without regard to any Balloon Payment, if any, due on such Mortgage Loan and assuming no prepayments of principal and no defaults.

11. "Remaining Amortization Term" means, with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule, without regard to any Balloon Payment, if any, due on such Mortgage Loan and assuming no prepayments of principal and no defaults.

12. The following abbreviations relating to prepayment provisions have the indicated meanings.

    - "L(V)" means, with respect to any Mortgage Loan, a period of V years during which prepayments of principal are prohibited.

    - "1%(W)" means with respect to any Mortgage Loan, a period of W years during which prepayments of principal are permitted, but must be accompanied by a Prepayment Premium equal to 1.0% of the principal amount prepaid.

    - "YM1% (X)" means, with respect to any Mortgage Loan, a period of X years during which prepayments of principal are permitted, but must be accompanied by an amount that constitutes the greater of a Yield Maintenance Charge and 1.0% of the principal amount prepaid.

    - "O(Z)" means, with respect to any Mortgage Loan, a period of Z years during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and no defeasance can be required.

13. "D" means each applicable Mortgage Loan, permits the related Borrower to pledge Defeasance Collateral to the holder of such Mortgage Loan.

14. "Occupancy Percentage" or "Occupancy Rate" means, with respect to any Mortgaged Property, references to--

    - in the case of Mortgaged Properties that constitute multifamily rental properties and manufactured housing communities, the percentage of rental units and pads, respectively, that are rented as of the date of determination,

    - in the case of Mortgaged Properties that constitute office and retail properties, the percentage of the net rentable square footage rented as of the date of determination,

    - in the case of self-storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination (depending on Borrower reporting),

    - In the case of Hospitality Properties, the percentage of available rooms occupied as of the trailing twelve-month (such period ending on the date of determination).

15. "Remaining Term to Maturity" means, with respect to each Mortgage Loan, the number of months remaining to maturity (or, in the case of an ARD Loan, to the Anticipated Repayment Date).

16. "Original Term to Maturity" means, with respect to each Mortgage Loan, the number of months from origination to maturity (or, in the case of an ARD Loan, to the Anticipated Repayment Date).

17. "Capital Imp. Reserve" means funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

18. "Replacement Reserve" means funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of Hospitality Properties, reserves for furniture, fixtures and equipment. In certain cases, however, the reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except to the extent it is drawn upon.

19. "TI/LC Reserve" means funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except to the extent it is drawn upon.

20. "Original Interest-Only Period" means, with respect to any Mortgage Loan, the period, if any, following the related origination date during which scheduled payments of interest only are required.

21. "Remaining Interest-Only Period" means, with respect to any Mortgage Loan, the period, if any, following the Cut-off Date during which scheduled payments of interest only are required.

22. "Shadow" means, with respect to any Retail Property, a store or other business that materially affects the draw of customers to such Retail Property, but which may be located at a nearby property or on a portion of such Retail Property that does not constitute security for the related Mortgage Loan.

23. "NAP" means that with respect to a particular category of data that such data is not applicable.

24. "NAV" means that with respect to a particular category of data, such data is not available.

    The sum in any column of any of the following tables may not equal the indicated total due to rounding.

    THE DSC RATIO AND THE CUT-OFF DATE LTV RATIO CALCULATIONS FOR THE MORTGAGE LOANS ARE EXCLUSIVE OF CREDIT LEASE LOANS BECAUSE THE CREDIT LEASE LOANS WERE ORIGINATED PRIMARILY ON THE BASIS OF THE CREDITWORTHINESS OF THE RELATED CREDIT TENANTS OR GUARANTORS.

SIGNIFICANT MORTGAGE LOANS

    THE STARWOOD FINANCIAL-PROMUS LOAN. The "Starwood Financial-Promus Loan" has a Cut-off Date Balance of $154,954,659, representing 9.8% of the Initial Pool Balance, and is secured by first priority Mortgages encumbering the fee simple and/or leasehold interests in sixteen full and limited service hotels and assignments of leases and rents with respect to those sixteen hotels and one other hotel (collectively, the "Starwood Financial-Promus Properties"). The Starwood Financial-Promus Properties are leased to a subsidiary of Promus Hotel Corporation ("Promus"), under a triple net lease, guaranteed by Promus, that expires on December 31, 2020 (the "Promus Master Lease") and which has been assigned as additional security for the Starwood Financial-Promus Loan. Promus' unsecured, long-term debt is rated "Baa2" by Moody's and "BBB+" by S&P; however, either such rating may be downgraded or withdrawn at any time. Promus manages and operates the Starwood Financial-Promus Properties under the DoubleTree Hotel or Red Lion Inn flags, and the Starwood Financial-Promus Properties are located in seven western states including Oregon, Washington and California. The single promissory note evidencing the Starwood Financial-Promus Loan was entered into by a limited partnership (the "Starwood Financial Borrower"), which is a special purpose entity owned and controlled by Starwood Financial Trust ("Starwood Trust"). Starwood Trust is the nation's largest commercial mortgage real estate investment trust, and is a publicly traded company whose shares are listed on the American Stock Exchange under the symbol of "APT". Promus is one of the world's leading lodging companies. Promus operates, franchises or owns over 1,325 hotel properties with more than 192,000 rooms throughout the United States, Canada, Mexico and Latin America. In addition to the DoubleTree Hotel and Red Lion Inn flags, Promus operates hotels under several other flags including DoubleTree Inn, Embassy Suites, Hampton Inn and Homewood Suites. Promus is a publicly traded company whose shares are listed on the New York Stock Exchange under the symbol "PRH".

    The Starwood Financial-Promus Loan is an ARD Loan with an Anticipated Repayment Date of April 1, 2009 and a stated maturity of December 31, 2020. Prior to the Anticipated Repayment Date, the Starwood Financial Borrower must make monthly payments of principal and interest based on a fixed Mortgage Rate of 7.438% per annum and an amortization schedule of approximately 21 years and 10 months, which is co-terminus with the expiration of the Promus Master Lease. From and after the Anticipated Repayment Date, the Revised Rate will equal the greater of (x) 11.438% per annum, and (y) 4.00% over the then applicable United States Treasury rate. Any Additional Interest accrued on the

Starwood Financial-Promus Loan will be deferred and added to the outstanding principal balance and will earn interest at the Revised Rate, to the extent permitted by applicable law. After the Anticipated Repayment Date, the Starwood Financial-Promus Borrower must also apply net cash flow after debt service toward additional amortization of principal.

    The Starwood Financial Borrower is prohibited from voluntarily prepaying the Starwood Financial-Promus Loan until 45 days prior to the Anticipated Repayment Date. After the Anticipated Repayment Date, the Starwood Financial-Promus Loan may be voluntarily prepaid in whole or in part without payment of any Prepayment Consideration. The Starwood Financial Borrower has the right to defease all of the Starwood Financial-Promus Loan, or a portion of the Starwood Financial-Promus Loan attributable to an individual Starwood Financial-Promus Property, upon posting defeasance collateral pursuant to a schedule set forth in the Starwood Financial-Promus Loan documents, beginning after the second anniversary of the Closing Date.

    The Properties. The Starwood Financial-Promus Properties are mid-scale, full and limited service hotels built between 1950 and 1990 containing a total of 3,988 rooms. The seventeen hotels are located in the western United States in the states of Oregon, Washington, California, Colorado, Utah, Idaho and Montana. The individual hotels range in size from 75 rooms to 850 rooms, and 11 of the hotels operate under the DoubleTree Hotel flag while 6 of the hotels operate under the Red Lion Inn flag. For the 12 months ended December 31, 1998, the Starwood Financial-Promus Properties achieved an overall weighted average occupancy of 71.6% and an overall average daily rate of $83.39.

    The following chart summarizes certain information regarding the Starwood Financial-Promus Properties.

              OVERVIEW OF THE STARWOOD FINANCIAL-PROMUS PROPERTIES
                           RANKED BY APPRAISED VALUE

                                                        NO. OF             YEAR BUILT/               AVG.           ADR
PROPERTY                           LOCATION              ROOMS              RENOVATED            OCCUPANCY(1)     (1) (2)
-------------------------  -------------------------  -----------  ---------------------------  ---------------  ---------
DoubleTree Hotel Seattle          Seattle, WA
  Airport................                                    850   1968, 1971-1980/1995-1996            76.7%    $   95.01
DoubleTree Hotel Salt         Salt Lake City, UT
  Lake City..............                                    496   1984/1992-1997                       79.6%    $  108.62
DoubleTree Hotel San             San Diego, CA
  Diego..................                                    300   1990                                 81.1%    $  105.73
Red Lion's Sacramento           Sacramento, CA
  Inn....................                                    376   1958, 1979-1980/1995                 80.3%    $   69.76
DoubleTree Hotel Sonoma        Rohnert Park, CA
  County.................                                    245   1987                                 64.9%    $   94.68
DoubleTree Hotel                  Durango, CO
  Durango................                                    159   1986/1996                            66.8%    $   97.32
DoubleTree Hotel at the        Vancouver, WA(5)
  Quay...................                                    160   1950, 1980s                          65.2%    $   77.84
DoubleTree Hotel Boise...          Boise, ID                 182   1960/1992-1994                       78.7%    $   56.17
DoubleTree Hotel                Medford, OR(5)
  Medford................                                    186   1960-1970s/1993                      63.8%    $   65.36
Red Lion Inn Eugene......         Eugene, OR                 137   1965/1993                            59.3%    $   63.31
Red Lion Inn Coos Bay....        Coos Bay, OR                143   1950s, 1970s/1973                    65.3%    $   58.52
DoubleTree Hotel Kelso...        Kelso, WA(5)                162   1970, 1977                           53.9%    $   65.63
DoubleTree Hotel               Pendleton, OR(5)
  Pendleton..............                                    168   1973, 1978/1992-1993                 59.2%    $   62.86
DoubleTree Hotel               Wenatchee, WA(5)
  Wenatchee..............                                    149   1973, 1976/1995                      74.8%    $   49.38
Red Lion Inn Missoula....        Missoula, MT                 76   1972/1993                            74.1%    $   48.13
Red Lion Inn Astoria.....         Astoria, OR                124   1967, 1972, 1977/1997-1998           46.9%    $   67.90
Red Lion Inn Bend........          Bend, OR                   75   1971/1994                            61.1%    $   55.32
                                                           -----
TOTALS/WEIGHTED AVG......                                  3,988                                        71.6%    $   83.39

                            REVPAR      APPRAISED
PROPERTY                    (1) (3)       VALUE
-------------------------  ---------  -------------
DoubleTree Hotel Seattle
  Airport................  $   72.86  $ 101,200,000
DoubleTree Hotel Salt
  Lake City..............  $   86.41  $  68,000,000
DoubleTree Hotel San
  Diego..................  $   85.77  $  42,000,000
Red Lion's Sacramento
  Inn....................  $   56.04  $  27,100,000
DoubleTree Hotel Sonoma
  County.................  $   61.42  $  19,600,000
DoubleTree Hotel
  Durango................  $   64.99  $  13,400,000
DoubleTree Hotel at the
  Quay...................  $   50.79  $  11,400,000
DoubleTree Hotel Boise...  $   44.21  $   7,900,000
DoubleTree Hotel
  Medford................  $   41.72  $   7,800,000
Red Lion Inn Eugene......  $   37.51  $   6,700,000(4)
Red Lion Inn Coos Bay....  $   38.24  $   6,600,000
DoubleTree Hotel Kelso...  $   35.36  $   6,400,000
DoubleTree Hotel
  Pendleton..............  $   37.24  $   6,000,000
DoubleTree Hotel
  Wenatchee..............  $   36.94  $   3,900,000
Red Lion Inn Missoula....  $   35.66  $   3,450,000
Red Lion Inn Astoria.....  $   31.83  $   2,500,000
Red Lion Inn Bend........  $   33.80  $   2,300,000

TOTALS/WEIGHTED AVG......  $   59.73  $ 336,250,000

------------------------------
(1) Based on 12 months ended December 31, 1998.
(2) "ADR" means average daily rate.
(3) "RevPar" means revenue per available room.
(4) The hotel located in Eugene, Oregon is not encumbered by a Mortgage.
(5) It is anticipated that this hotel will be re-flagged as a Red Lion hotel.

    The Promus Master Lease. All seventeen of the Starwood Financial-Promus Properties are leased to a subsidiary of Promus under the Promus Master Lease, which expires on December 31, 2020. The payment and performance of the lessee's obligations under the Promus Master Lease are guaranteed by Promus (the "Promus Guaranty"). The lessee has the right to extend the Promus Master Lease for up to three five year periods, for an aggregate of 15 years. The terms of the Promus Master Lease include an annual aggregate base rental of $15,000,000, payable on a monthly basis, plus a percentage rent payment based on 7.5% of operating revenues over a base year amount.

    The Promus Master Lease is a triple net lease, wherein all obligations and liabilities of maintaining and operating the Starwood Financial-Promus Properties are those of, and are assumed by, the lessee. In particular, property repair and maintenance obligations, and insurance and real estate tax costs and expenses, are solely those of the lessee. The lessee may not terminate the Promus Master Lease, or abate rent due thereunder, except in specific instances.

    Appraised Value. The aggregate appraised value of the Starwood Financial-Promus Properties as of August, 1998 was $336,250,000, and the Starwood Financial-Promus Loan has a Cut-off Date LTV Ratio of 46.1%. $6,700,000 of such aggregate appraised value is attributable to the Starwood
Financial-Promus Property located in Eugene, Oregon, as to which there is an assignment of leases and rents but no mortgage lien (and which therefore cannot be foreclosed upon).

    DSC Ratio.  The Starwood Financial-Promus Loan has a DSC Ratio of 2.12x.

    Lockbox. The Starwood Financial Borrower has established a lockbox and the lessee is required to make all Promus Master Lease rent payments directly to the lockbox account.

    Seismic Assessment. Twelve of the seventeen Starwood Financial-Promus Properties, located in Seismic Zones 3 or 4, in the states of California, Oregon, Washington, Montana and Utah, have a portfolio seismic risk assessment with a probable maximum loss of 5.1% of the amount of the estimated replacement cost of the improvements. All of Starwood Financial-Promus Properties have the benefit of an earthquake insurance policy.

    THE EAB PLAZA LOAN. The "EAB Plaza Loan" has a Cut-off Date Balance of $139,367,162 representing 8.8% of the Initial Pool Balance, and is secured by a first priority Mortgage encumbering the leasehold interest in a twin-tower office building containing a net rentable area ("NRA") of 1,083,511 square feet (the "EAB Plaza Property") located on Long Island in Uniondale, New York. The Borrower under the EAB Plaza Loan (the "EAB Plaza Borrower") is a special purpose entity jointly owned by entities controlled by ABN AMRO Bank N.V. ("ABN AMRO") and The DeMatteis Organization ("DeMatteis"), a private New York based real estate company. ABN AMRO is the single largest tenant in the EAB Plaza Property and is the parent company of the property's namesake, European American Bank. ABN AMRO is one of the world's leading global banks and is headquartered in the Netherlands with over 3,500 offices in 74 countries and territories. ABN AMRO is a publicly traded company whose shares are listed on the principal stock exchanges in Europe. Its shares are also listed on the New York Stock Exchange in the form of American Depositary Receipts ("ADRs") under the symbol "AAN". The long term senior unsecured debt of ABN AMRO is rated "Aa2" by Moody's and "AA" by S&P; however, either such rating may be downgraded or withdrawn at any time.

    The EAB Plaza Loan is an ARD Loan with an Anticipated Repayment Date of March 1, 2009 and a stated maturity of March 1, 2024. The EAB Plaza Loan accrues interest at a fixed Mortgage Rate of 7.33% per annum until the Anticipated Repayment Date. The EAB Plaza Loan requires monthly payments of interest and principal based on an amortization schedule of 25 years. From and after the Anticipated Repayment Date, the Revised Rate will equal the greater of (x) 12.33%, and (y) 5% plus the then applicable United States Treasury rate. Any Additional Interest accrued on the EAB Plaza Loan will be deferred and added to the outstanding principal balance and will earn interest at the Revised Rate, to the extent permitted by applicable law. From and after the Anticipated Repayment Date, the EAB Plaza

Borrower must also apply, as available, funds deposited in a lockbox account toward additional amortization of the outstanding principal balance.

    The EAB Plaza Borrower is prohibited from voluntarily prepaying the EAB Plaza Loan prior to the Anticipated Repayment Date. After the Anticipated Repayment Date, the EAB Plaza Loan may be voluntarily prepaid in whole or in part without payment of any Prepayment Consideration. The EAB Plaza Borrower has the right to defease the entire EAB Plaza Loan after the second anniversary of the Closing Date.

    The Property. The EAB Plaza Property is a twin-tower office building located near the Nassau Coliseum in Uniondale, New York. The two 14-story office towers are connected by a two-story glass atrium. The property contains an aggregate of 1,083,511 square feet of NRA and has the largest floor plates in the central Nassau County office market, a submarket of the New York City metropolitan office market. EAB Plaza was built in phases between 1982 and 1985 and is situated on a 36.41 acre site that is leased from the fee owner, the County of Nassau, under a long-term ground lease (the "Ground Lease"). Amenities include the two-story landscaped atrium known as the Winter Garden where catered functions are held. Parking consists of 2,376 spaces in an enclosed garage, 20 covered spaces and 980 spaces in an outdoor parking field for a total of 3,376 spaces. Tenants in the EAB Plaza Property are a mix of large and small financial services and professional companies. ABN AMRO is the single largest tenant under a long term lease for 702,721 square feet or 64.9% of the total NRA and represents approximately 68.2% of the rental revenue (the "ABN AMRO Lease"). ABN AMRO subleases approximately 56% of its space, with its two major sub-tenants being Dime Savings Bank and Dreyfus Service Corporation. ABN AMRO's right to sublease does not release it from any of its obligations under its lease. The EAB Plaza Property's occupancy level as of March 1, 1999 was 94.2%.

    An overview of the EAB Plaza Property including the largest tenants, square footage and other pertinent information follows.

                 FIVE LARGEST TENANTS AT THE EAB PLAZA PROPERTY
                          RANKED BY SQUARE FOOTAGE (1)

                                                                                         AS % OF          LEASE
TENANT                                                                   SQUARE FEET    TOTAL NRA      EXPIRATION
-----------------------------------------------------------------------  -----------  -------------  ---------------
ABN AMRO Bank, N.V.....................................................     702,721          64.9%          1/31/20
Rivkin Radler & Kramer.................................................      79,125           7.3%          6/30/08
Del Laboratories.......................................................      45,824           4.2%         12/31/04
Executive Office Network...............................................      31,405           2.9%         10/31/11
GMAC...................................................................      29,167           2.7%         10/31/99(2)
                                                                         -----------          ---
TOTAL..................................................................     888,242          82.0%

------------------------

(1) Based on January 6, 1999 rent roll, updated as of March 1, 1999.

(2) GMAC has agreed to an extension of its lease to October 31, 2004.

            LEASE EXPIRATION SCHEDULE FOR THE EAB PLAZA PROPERTY (1)

                                                EXPIRING        AS % OF
YEAR                                           SQUARE FEET   TOTAL NRA (2)
---------------------------------------------  -----------   -------------
1999, including month-to-month leases........      36,673(3)       3.4%
2000.........................................       6,442          0.6%
2001.........................................      39,900          3.7%
2002.........................................      26,567          2.5%
2003.........................................      10,918          1.0%
2004.........................................      64,912          6.0%
2005.........................................      11,390          1.1%
2006.........................................           0          0.0%
2007.........................................       5,273          0.5%
2008.........................................      84,736          7.8%
2009 & beyond................................     734,126         67.8%
Vacant.......................................      62,574(4)       5.8%
                                               -----------       -----
TOTAL........................................   1,083,511        100.0%
5 Year Avg. Rollover.........................      24,100          2.2%
7 Year Avg. Rollover.........................      28,115          2.6%

------------------------

(1) Based on January 6, 1999 rent roll, updated as of March 1, 1999.

(2) May not sum to total due to rounding.

(3) Includes GMAC's expiring square feet. GMAC has agreed to an extension of its lease to October 31, 2004.

(4) Reflects 48,692 vacant square feet as reported on January 6, 1999 rent roll, updated as of March 1, 1999 for subsequent leasing and vacancies for additional net vacant square feet of 13,882.

    Property Management. The EAB Plaza Property is managed by Douglas Elliman-Beitler Management Corporation. The lender is entitled to terminate the management agreement upon acceleration of the loan following the occurrence of an event of default under the loan documents.

    Appraised Value. The appraised value of the EAB Plaza Property as of February, 1999 was $280,000,000, and the EAB Plaza Loan has a Cut-off Date LTV Ratio of 49.8%.

    DSC Ratio.  The EAB Plaza Loan has a DSC Ratio of 1.79x.

    Lockbox. The EAB Plaza Borrower has established a lockbox account and is required to instruct all tenants to make all rent payments into the lockbox account.

    Ground Lease. The EAB Plaza Borrower holds a leasehold interest in the EAB Plaza Property pursuant to a Ground Lease the initial term of which expires October 29, 2016, subject to the exercise of five 10 year renewal options and one 14 year renewal option. At the closing of the EAB Plaza Loan, the EAB Plaza Borrower deposited to a reserve account $634,460 to fully cover the amount of certain disputed ground rent payments due plus interest. Additional payments must also be made by the EAB Plaza Borrower to such reserve account to cover further increases in the amount of disputed ground rent payments.

    Other Reserves and Escrows. The EAB Plaza Borrower must make on-going reserve and escrow payments for several purposes as follows: (1) monthly escrow payments for real estate taxes and insurance, (2) monthly payments of $75,000 into a reserve account to be used for tenant improvements and leasing commissions, and (3) annual payments of $200,000 to a reserve account for certain capital expenditures. The EAB Plaza Borrower was also required to deposit $850,000 into a reserve account for required repairs relating to the parking garage and deposited $400,000 to a reserve account for the possible construction of an additional 407 parking spaces.

    Release of Undeveloped Parcel. The EAB Plaza Borrower has the right to transfer its interest in an undeveloped, non-income producing parcel consisting of 8.17 acres, subject to certain conditions including, delivery of evidence that the parcel is not necessary for the EAB Plaza Property to comply with any zoning or other legal requirements, including its use for parking.

    THE WOODLAND HILLS MALL LOAN. The "Woodland Hills Mall Loan" has a Cut-off Date Balance of $89,644,244, representing 5.7% of the Initial Pool Balance, and is secured by a first priority Mortgage encumbering the fee simple interest in the in-line mall space (the "Woodland Hills Mall Property") of a super-regional mall known as the Woodland Hills Mall containing approximately 1.1 million square feet located in Tulsa, Oklahoma. The Borrower under the Woodland Hills Mall Loan (the "Woodland Hills Mall Borrower") is a special purpose entity that is jointly owned by Urban Shopping Centers, Inc. ("Urban") and J.P. Morgan Investment Management, Inc., acting on behalf of certain institutional investment clients. Urban, headquartered in Chicago, Illinois, is a fully integrated developer, owner and manager of super-regional and regional shopping centers in major markets throughout the United States. Urban owns interests in several of the nation's premier shopping centers including Water Tower Place (Chicago, Illinois), Copley Place (Boston, Massachusetts), and San Francisco Shopping Centre (San Francisco, California). Through its affiliate, Urban Retail Properties Co., Urban is one of the largest U.S. retail property managers with over 50 million square feet of retail space under management in 25 states and Washington, D.C. Urban is a publicly traded real estate investment trust and its shares are listed on the New York Stock Exchange under the symbol "URB".

    The Woodland Hills Mall Loan is an ARD Loan with an Anticipated Repayment Date of January 1, 2009 and a stated maturity of January 1, 2029. The Woodland Hills Mall Loan accrues interest at a fixed Mortgage Rate of 7.00% per annum until the Anticipated Repayment Date. The Woodland Hills Mall Loan requires monthly payments of interest and principal based on an amortization schedule of 30 years. From and after the Anticipated Repayment Date, the Revised Rate will equal the greater of (x) 12.00% and (y) 5.00% plus the then-applicable United States Treasury rate. Any Additional Interest accrued on the Woodland Hills Mall Loan will be deferred and added to the outstanding principal balance and will earn interest at the Revised Rate, to the extent permitted by applicable law. From and after the Anticipated Repayment Date, the Woodland Hills Mall Borrower must also apply, as available, funds deposited in a lockbox account toward additional amortization of the outstanding principal balance.

    The Woodland Hills Mall Borrower is prohibited from voluntarily prepaying the Woodland Hills Mall Loan in whole or in part prior to the Anticipated Repayment Date. From and after the Anticipated Repayment Date, the Woodland Hills Mall Loan may be voluntarily prepaid in whole or in part without payment of any Prepayment Consideration. The Woodland Hills Mall Borrower has the right to defease the entire Woodland Hills Mall Loan after the second anniversary of the Closing Date.

    The Property. The Woodland Hills Mall Property consists of the 384,067 square feet of two-level in-line mall space in the Woodland Hills Mall, a super-regional mall containing a total GLA of 1,093,514 square feet and four anchors. The mall's four anchor tenants are Dillard's, Sears, Foley's and JC Penney, representing 709,447 square feet or 64.9% of the total GLA. The anchor tenants own their buildings and pads and are not a part of the collateral for the Woodland Hills Mall Loan. The in-line mall space represents 35.1% of the mall's overall GLA and leading in-line tenants include nationally recognized retailers such as Abercrombie & Fitch, Banana Republic, Gap, Ann Taylor and Victoria's Secret. Located approximately 14 miles southeast of downtown Tulsa, the Woodland Hills Mall is Oklahoma's largest shopping center and is situated on over 100 acres with parking for 6,602 vehicles (6.0 spaces per 1,000 square feet). Originally developed in 1976 as a three-anchor center, the mall was significantly expanded in

1982 with the addition of 125,000 square feet of in-line mall space on the second level and the addition of the fourth anchor, Foley's. Since 1995, nearly $10 million has been invested in the center including a $9 million renovation of the mall that was completed in 1996. This complete mall renovation included the addition of new limestone and marble flooring, new skylights and lighting systems, new exterior entrances, two rotundas and new interior decorative plants. Along with the renovation, Sears and JC Penney invested $8 million to renovate the selling areas of their stores, while Dillard's recently renovated and expanded its store by 95,000 square feet. As of March 5, 1999, in-line mall occupancy at the Woodland Hills Mall Property was 91.3% and overall mall occupancy was 96.9%.

    An overview of the mall including its anchor tenants and the in-line mall space as well as other summary information regarding the Woodland Hills Mall Property follows in the charts below.

              GLA OVERVIEW OF THE WOODLAND HILLS MALL PROPERTY (1)

STORE                                                     SQUARE FEET   AS % OF GLA (3)   ANCHOR REA EXPIRATION (4)
--------------------------------------------------------  -----------  -----------------  -------------------------
Dillard's...............................................     274,128            25.1%               1/31/37
Sears...................................................     156,166            14.3%               1/31/37
Foley's.................................................     152,820            14.0%               1/31/37
JC Penney...............................................     126,333            11.6%               1/31/37
                                                          -----------          -----
Total Anchor Space (2)..................................     709,447            64.9%
IN-LINE MALL SPACE......................................     384,067            35.1%
                                                          -----------          -----
Total...................................................   1,093,514           100.0%

------------------------

(1) As of March 5, 1999 rent roll.

(2) Anchor space is not a part of the loan collateral.

(3) May not sum to total due to rounding.

(4) "REA" means Reciprocal Easement Agreement between the WoodlandHills Mall Borrower and each anchor.

      TEN LARGEST IN-LINE TENANTS AT THE WOODLAND HILLS MALL PROPERTY (1)

TENANT                                                                          SQUARE FEET  LEASE EXPIRATION DATE
------------------------------------------------------------------------------  -----------  ---------------------
Lerner New York...............................................................      11,803           2/28/03
Express.......................................................................      10,811           1/31/02
The Limited...................................................................      10,192           7/31/01
Abercrombie & Fitch...........................................................      10,182           1/31/07
Gap...........................................................................       7,568           1/31/06
Victoria's Secret.............................................................       7,544           1/31/07
Footaction....................................................................       6,800           7/31/06
Banana Republic...............................................................       6,500           5/31/10
Champ's.......................................................................       6,255           3/31/99(3)
Structure.....................................................................       6,060           1/31/07
                                                                                -----------
TOTAL (2).....................................................................      83,715

------------------------

(1) As of March 5, 1999 rent roll.

(2) Total represents 21.8% of aggregate In-Line Mall Space.

(3) Formal lease extension not yet executed.

                         LEASE EXPIRATION SCHEDULE FOR
            IN-LINE TENANTS AT THE WOODLAND HILLS MALL PROPERTY (1)

                                                                   EXPIRING SQUARE
YEAR                                                                    FEET          AS % OF TOTAL IN-LINE GLA (2)
---------------------------------------------------------------  -------------------  -----------------------------
1999, including month-to-month leases..........................          51,798                      13.5%
2000...........................................................          20,497                       5.3%
2001...........................................................          44,229                      11.5%
2002...........................................................          43,290                      11.3%
2003...........................................................          30,750                       8.0%
2004...........................................................          18,347                       4.8%
2005...........................................................          19,814                       5.2%
2006...........................................................          41,632                      10.8%
2007...........................................................          49,985                      13.0%
2008...........................................................          15,383                       4.0%
2009 & beyond..................................................          14,840                       3.9%
Vacant.........................................................          33,502                       8.7%
                                                                        -------                     -----
TOTAL..........................................................         384,067                     100.0%

5 Year Avg. Rollover...........................................          38,113                       9.9%
7 Year Avg. Rollover...........................................          32,675                       8.5%

------------------------

(1) As of March 5, 1999 rent roll.

(2) May not sum to total due to rounding.

    In-Line Mall Sales and Occupancy Costs. The Woodland Hills Mall Borrower reported that in-line mall sales for 1998 were $378 per square foot (based on same store sales). In-line tenant occupancy costs for 1998 as a percent of sales (based on an analysis of the Woodland Hills Mall Borrower's reported base rent and reimbursements) were 12.0%.

    Property Management. The Woodland Hills Mall Property is managed by Urban Retail Properties Co. ("Urban Retail"), an affiliate of the Woodland Hills Mall Borrower. The management agreement can be terminated by the lender upon, among other occurrences, an event of default under the loan documents, and the management fee is subordinate to other payments under the loan documents.

    Value. The Woodland Hills Mall Loan has a Cut-off Date LTV Ratio of 52.2% based upon the December, 1998 purchase price of $171,600,000.

    DSC Ratio.  The Woodland Hills Mall Loan has a DSC Ratio of 1.67x.

    Lockbox. The Woodland Hills Mall Borrower must establish a lockbox account and instruct the tenants of the Woodland Hills Mall Property to pay all rents directly to the lockbox account upon the occurrence and continuance of one or more of the following events: (1) an event of default under the Woodland Hills Mall Loan, (2) the Woodland Hills Mall Borrower's failure to repay the Woodland Hills Mall Loan in full on or before the Anticipated Repayment Date, or (3) the current debt service coverage ratio of the Woodland Hills Mall Loan (calculated in accordance with the related loan documents) falling and remaining below 1.25x.

    THE PENN SQUARE MALL LOAN. The "Penn Square Mall Loan" has a Cut-off Date Balance of $74,844,822, representing 4.7% of the Initial Pool Balance, and is secured by a first priority Mortgage encumbering fee and leasehold interests in separate portions of a fully enclosed super-regional mall known as Penn Square Mall containing over 1.07 million square feet of GLA located in Oklahoma City, Oklahoma. The collateral for the Penn Square Mall Loan consists of 385,176 square feet comprised of two-level in-line mall shops and a 10-screen movie theater, and two of the anchor stores containing 404,818 square feet of GLA (the "Penn Square Mall Property"). The Borrower under the Penn Square Mall Loan (the "Penn Square Mall Borrower") is a special purpose entity that is owned by Urban Shopping Centers, Inc. ("Urban"). Urban, headquartered in Chicago, Illinois, is a fully integrated developer, owner and manager of super-regional and regional shopping centers in major markets throughout the United States. Urban owns interests in several of the nation's premier shopping centers including Water Tower Place (Chicago, Illinois), Copley Place (Boston, Massachusetts) and San Francisco Shopping Centre (San Francisco, California). Through its affiliate, Urban Retail Properties Co., Urban is one of the largest U.S. retail property managers with over 50 million square feet of space under management in 25 states and Washington, D.C. Urban is a publicly traded real estate investment trust and its shares are listed on the New York Stock Exchange under the symbol "URB".

    The Penn Square Mall Loan is an ARD Loan with an Anticipated Repayment Date of March 1, 2009 and a stated maturity of March 1, 2029. The Penn Square Mall Loan accrues interest at a fixed Mortgage Rate of 7.025% per annum until the Anticipated Repayment Date. The Penn Square Mall Loan requires monthly payments of interest and principal based on an amortization schedule of 30 years. From and after the Anticipated Repayment Date, the Revised Rate will equal the greater of (x) 12.025% and (y) 5.00% plus the then applicable United States Treasury rate. Any Additional Interest accrued on the Penn Square Mall Loan will be deferred and added to the outstanding principal balance and will earn interest at the Revised Rate, to the extent permitted by applicable law. From and after the Anticipated Repayment Date, the Penn Square Mall Borrower must also apply, as available, funds deposited in a lockbox account toward additional amortization of the outstanding principal balance.

    The Penn Square Mall Borrower is prohibited from voluntarily prepaying the Penn Square Mall Loan in whole or in part prior to the Anticipated Repayment Date. From and after the Anticipated Repayment Date, the Penn Square Mall Loan may be voluntarily prepaid in whole or in part without payment of any Prepayment Consideration. The Penn Square Mall Borrower has the right to defease the Penn Square Mall Loan after the second anniversary of the Closing Date.

    The Property. Penn Square Mall is a two-level super-regional mall containing a total of 1,074,994 square feet of GLA located in Oklahoma City, Oklahoma. Penn Square Mall was originally developed in 1960 as a single-level open-air mall and enclosed in 1981. Substantially renovated in 1988, including the addition of the second level, Penn Square Mall is anchored by Dillard's, Foley's, JC Penney and Montgomery Ward. The four anchors represent 689,818 square feet or 64.2% of the total GLA. In-line mall space, including the 10-screen movie theater leased to General Cinema, totals 385,176 square feet, or 35.8% of the overall GLA. Among the in-line mall tenants are nationally recognized retailers such as Abercrombie & Fitch, Gap, Warner Brothers, Gymboree, the Disney Store and Eddie Bauer. The mall provides 5,100 parking spaces (of which 1,400 spaces are located in a three-level parking garage) for a parking ratio of 4.7 spaces per 1,000 square feet. The leasehold and fee interest in the Penn Square Mall Property that is collateral for the Penn Square Mall Loan is made up of a total of 789,994 square feet of GLA, consisting of 385,176 square feet of in-line mall space, and 404,818 square feet of anchor space occupied by Dillard's and Montgomery Ward. Also part of the collateral are the Foley's and the JC Penney sub-ground leases whereby Foley's and JC Penney own their buildings and sub-lease their pads from the Penn Square Mall Borrower. As of March, 1999, in-line mall space occupancy at the Penn Square Mall Property was 95.9% and overall mall occupancy was 98.5%.

    An overview of the mall including its anchor tenants and the in-line mall space as well as other summary information regarding the Penn Square Mall Property follows in the charts below.

                GLA OVERVIEW OF THE PENN SQUARE MALL PROPERTY(1)

                                                                                 Anchor Lease
STORE                                         Square Feet  As % of GLA(2)         Expiration
--------------------------------------------  -----------  ---------------  ----------------------
NON-OWNED GLA:
Foley's(3)..................................     160,000           14.9%           9/30/60
JC Penney (3)...............................     125,000           11.6%           8/30/24
                                              -----------         -----
Non-Owned Anchor Space......................     285,000           26.5%
OWNED GLA:
Dillard's...................................     240,925           22.4%         3/31/03 (4)
Montgomery Ward.............................     163,893           15.3%         10/31/01 (4)
                                              -----------         -----
OWNED SUB-TOTAL--ANCHOR SPACE...............     404,818           37.7%
In-Line Mall Shops..........................     348,293           32.4%
General Cinema..............................      36,883            3.4%
                                              -----------         -----
OWNED SUB-TOTAL--IN-LINE MALL SPACE.........     385,176           35.8%
TOTAL OWNED SPACE...........................     789,994           73.5%
Total.......................................   1,074,994          100.0%

------------------------

(1) As of January 15, 1999 rent roll, updated to reflect leasing as of March, 1999.

(2) May not sum to total due to rounding.

(3) Foley's and JC Penney own their buildings and sub-lease their pads from the Penn Square Mall Borrower.

(4) Dillard's and Montgomery Ward each have three five-year renewal options.

        TEN LARGEST IN-LINE TENANTS AT THE PENN SQUARE MALL PROPERTY(1)

                                                                                               LEASE EXPIRATION
TENANTS                                                                         SQUARE FEET          DATE
------------------------------------------------------------------------------  -----------  --------------------
General Cinema................................................................      36,883         2/29/08
Limited Express...............................................................      13,480         6/30/03
Limited.......................................................................      11,355         2/28/06
Abercrombie & Fitch...........................................................      11,200         1/31/08
Lerner........................................................................       9,146         1/31/05
Lane Bryant...................................................................       7,854         1/31/06
B.C. Clark Jewelers...........................................................       6,878         9/30/00
Gap...........................................................................       6,543         1/31/07
Kambers.......................................................................       6,500         1/31/00
Warner Brothers...............................................................       6,400         12/31/05
                                                                                -----------
TOTAL (2).....................................................................     116,239

------------------------

(1) As of January 15, 1999 rent roll, updated to reflect leasing as of March, 1999.

(2) Total represents 30.2% of In-Line Mall space.

                         LEASE EXPIRATION SCHEDULE FOR
              IN-LINE TENANTS AT THE PENN SQUARE MALL PROPERTY (1)

                                                                               EXPIRING SQUARE      AS % OF TOTAL
YEAR                                                                                FEET           IN-LINE GLA (2)
---------------------------------------------------------------------------  -------------------  -----------------
1999, including month-to-month leases......................................          14,979                 3.9%
2000.......................................................................          25,540                 6.6%
2001.......................................................................          20,417                 5.3%
2002.......................................................................           6,215                 1.6%
2003.......................................................................          53,414                13.9%
2004.......................................................................          17,781                 4.6%
2005.......................................................................          45,739                11.9%
2006.......................................................................          47,254                12.3%
2007.......................................................................          26,308                 6.8%
2008.......................................................................          78,168                20.3%
2009 & beyond..............................................................          33,396                 8.7%
Vacant.....................................................................          15,965                 4.1%
                                                                                    -------               -----
TOTAL......................................................................         385,176               100.0%

5 Year Avg. Rollover.......................................................          24,113                 6.3%
7 Year Avg. Rollover.......................................................          26,298                 6.8%

------------------------

(1) As of January 15, 1999 rent roll, updated to reflect leasing as of March, 1999.

(2) May not sum to total due to rounding.

    In-Line Mall Sales and Occupancy Costs. The Penn Square Mall Borrower reported that 1998 in-line mall sales, exclusive of the movie theater, were $398 per square foot (based on same store sales). For 1998, in-line tenant occupancy costs, exclusive of the movie theater, as a percent of sales based on an analysis of the Penn Square Mall Borrower's reported base rent and reimbursements were 10.2%.

    Property Management. The Penn Square Mall Property is managed by Urban Retail Properties Co. ("Urban Retail"), an affiliate of the Penn Square Mall Borrower. The management agreement can be terminated by the lender upon, among other occurrences, an event of default under the loan documents, and the management fee is subordinate to other payments under the loan documents.

    Value. The appraised value of the Penn Square Mall Property as of February, 1999 was $135,000,000, and the Penn Square Mall Loan has a Cut-off Date LTV Ratio of 55.4%.

    DSC Ratio.  The Penn Square Mall Loan has a DSC Ratio of 1.67x.

    Lockbox. The Penn Square Mall Borrower must establish a lockbox account and instruct the tenants of the Penn Square Mall Property to pay all rents directly to the lockbox account upon the occurrence and continuance of one or more of the following events: (1) an event of default under the Penn Square Mall Loan, (2) the Penn Square Mall Borrower's failure to repay the Penn Square Mall Loan in full on or before the Anticipated Repayment Date, or (3) the current debt service coverage ratio of the Penn Square Mall Loan (calculated in accordance with the related loan documents) falling and remaining below 1.25x.

    Ground Lease. The Penn Square Mall Borrower holds a leasehold interest in the majority of the Penn Square Mall Property pursuant to a ground lease (the "Penn Square Mall Ground Lease") that expires September 30, 2060. The Penn Square Mall Ground Lease requires the Penn Square Mall Borrower to make a ground rent payment equal to the greater of a minimum rent payment of $500,000 per annum or a percentage rent payment based on defined percentages of the annual gross sales of tenants. The ground rent payment paid by the Penn Square Mall Borrower in 1998 was $845,395.

ASSIGNMENT OF THE MORTGAGE LOANS

    On the Closing Date, the Depositor will acquire the Mortgage Loans from the current holder or holders and will transfer the Mortgage Loans, without recourse, to the Trustee.

    In connection with its transfer of the Mortgage Loans to the Trustee, the Depositor must deliver or cause to be delivered thereto the following documents, among others, with respect to each Mortgage Loan--

    - the original Mortgage Note, endorsed (without recourse) to the order of the Trustee (or, if such original Mortgage Note has been lost, a copy thereof, together with a lost note affidavit);

    - the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

    - the original or a copy of any related assignment(s) of leases and rents, together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

    - a completed assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

    - a completed assignment of any related assignment(s) of leases and rents in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

    - an original or copy of all the written modification agreements in those instances in which the terms or provisions of a Mortgage or Mortgage Note have been modified;

    - an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan);

    - an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

    - if applicable, the original or a copy of the related ground lease; and

    - if applicable, the lease enhancement policy and any residual value insurance policy.

    The Pooling Agreement will require the Trustee to hold all of the documents so delivered to it with respect to the Mortgage Loans in trust for the benefit of the Certificateholders and, within a specified period of time following such delivery, to conduct a review of certain documents. If any of the above-described documents required to be delivered to the Trustee in respect of each Mortgage Loan is not so delivered or is otherwise defective, and such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, such omission or defect, as the case may be, will constitute a "Material Document Defect" with respect to the related Mortgage Loan. The rights of the Trust against the Depositor with respect to any Material Document Defect are described under "--Cures and Repurchases" below. All of the above-described documents actually delivered to the Trustee in respect of any Mortgage Loan will collectively constitute the "Mortgage File" for such Mortgage Loan.

    The Pooling Agreement will further require the Trustee at the expense of the Depositor, within a specified period following the later of the Closing Date and receipt of the item, to submit for recording in the real property records of the appropriate jurisdiction each assignment of Mortgage and assignment of assignment of leases and rents in its favor delivered by the Depositor with respect to a Mortgage Loan as described above.

    See "The Trust Agreement--Assignment of Mortgage Assets" in the Prospectus.

REPRESENTATIONS AND WARRANTIES

    The Depositor will make, as to each Mortgage Loan, the following representations and warranties (subject to certain exceptions), among others, as of the Closing Date or as of such other date specified in the particular representation and warranty:

    - The information pertaining to such Mortgage Loan set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement was true and correct in all material respects as of the Cut-off Date.

    - To the best of the Depositor's knowledge after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

    - The Depositor owns the Mortgage Loan, has good title thereto, has full right and authority to sell, assign and transfer the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests.

    - The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

    - To the actual knowledge of the Depositor, the related Mortgage Note, each related Mortgage, each related assignment of leases and rents, if any, and each other agreement executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

    - As of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to the related Mortgage Note or any related Mortgage or other agreement executed in connection with such Mortgage Loan.

    - As of the Cut-off Date, to the actual knowledge of the Depositor, there is no valid offset, defense, counterclaim or right of rescission with respect to the related Mortgage Note or any related Mortgage or other agreement.

    - The assignment of each related Mortgage in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage to the Trustee (subject to customary bankruptcy and creditors' rights limitations).

    - Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for

    (i) liens for real estate taxes and special assessments not yet due and payable,

    (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of such Mortgaged Property made in connection with the origination of such Mortgage Loan, and

    (iii) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially and adversely affect the value or marketability of such Mortgaged Property.

    - To the actual knowledge of the Depositor, all taxes and governmental assessments that prior to the Cut-off Date became due or owing in respect of, and affect, the related Mortgaged Property or Properties have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.

    - As of the date of its origination, there was no proceeding pending for the total or partial condemnation of the related Mortgaged Property or Properties that materially affects the value thereof, and such Mortgaged Property was free of material damage.

    - As of the Cut-off Date, the Depositor has not received any notice of the commencement of any proceeding for the total or partial condemnation of the related Mortgaged Property or Properties that materially affects the value thereof, and such Mortgaged Property is free of material damage.

    - As of the date of its origination, all insurance required under the related Mortgage for such Mortgage Loan was in full force and effect with respect to the related Mortgaged Property or Properties.

    - As of the Cut-off Date, the Mortgage Loan is not, and in the prior 12 months (or, if originated during such 12-month period, since the date of origination) has not been, 30 days or more past due in respect of any Scheduled P&I Payment.

    - One or more environmental site assessments were performed with resect to the related Mortgaged Property or Properties during the 18-month period (or, in two cases representing security for 1.1% of the Initial Pool Balance, more than 18 months) preceding the Cut-off Date, and the Depositor, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced in this Prospectus Supplement, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

    If there exists a breach of any of the above-described representations and warranties made by the Depositor, and such breach materially and adversely affects the value of the subject Mortgage Loan or the interests of the Certificateholders therein, such breach will constitute a "Material Breach" of such representation and warranty. The rights of the Trust against the Depositor with respect to any such Material Breach are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

    If the Depositor discovers or receives notice of (i) a Material Document Defect with respect to any of its Mortgage Loans as described under "--Assignment of the Mortgage Loans" above or (ii) a Material Breach of any representation and warranty made by it as described under "--Representations and Warranties" above, then the Depositor will be obligated to--

    - remedy such Material Document Defect or Material Breach in all material respects, or

    - repurchase the affected Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan at the time of purchase, plus (ii) all unpaid interest (other than Additional Interest and Default Interest) due in respect of such Mortgage Loan through the Due Date in the Collection Period of purchase, plus (iii) all unreimbursed Servicing Advances in respect of such Mortgage Loan.

    The time period within which the Depositor must complete such remedy or repurchase will generally be limited to 90 days (or, if it is diligently attempting to correct the problem and certain other conditions are satisfied, 180 days) following the earlier of its discovery or receipt of notice of the subject Material

Document Defect or Material Breach, as the case may be. However, if any Material Document Defect arises solely out of the failure of the applicable recording office to return a recorded Mortgage Loan document, and if the Depositor is diligently attempting to retrieve such document, such time period may be extended for up to two years following the Closing Date.

    The foregoing cure/repurchase obligations of the Depositor will constitute the sole remedy available to the Certificateholders in connection with a Material Document Defect or a Material Breach of representations or warranties with respect to any Mortgage Loan. No other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Document Defect or a Material Breach of representations and warranties if the Depositor defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

    The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted at the time the Offered Certificates are issued, with adjustments for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this Prospectus Supplement, may vary.

    A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Closing Date. Such Current Report on Form 8-K will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool such removal or addition will be noted in such Current Report on Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

    The servicing of the Mortgage Loans and any REO Properties will be governed by the Pooling Agreement. The following summaries describe certain provisions of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling Agreement. Reference is made to the Prospectus for additional information regarding the terms of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties and to the rights and obligations of the Master Servicer and the Special Servicer thereunder, PROVIDED THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT SUPERSEDES ANY CONTRARY INFORMATION SET FORTH IN THE PROSPECTUS. See "Servicing of Mortgage Loans" and "The Trust Agreement" in the Prospectus. For purposes of the Prospectus, the Pooling Agreement constitutes a Trust Agreement, a Master Servicing Agreement and a Special Servicing Agreement.

    The Pooling Agreement provides that the Master Servicer and Special Servicer must each service and administer the Mortgage Loans for which it is responsible, directly or through sub-servicers, on behalf of the Trustee for the benefit of the Certificateholders, in accordance with all applicable laws, the express terms of the Pooling Agreement, the respective Mortgage Loans and (in the case of the Credit Lease Loans) the Residual Value Policies and the Lease Enhancement Policies and, to the extent consistent with the foregoing, the Servicing Standard. The "Servicing Standard" requires that the Master Servicer and Special Servicer must each service and administer the Mortgage Loans for which it is responsible:

    - with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities with respect to comparable mortgage loans that either are part of other third party portfolios (giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders) or are held as part of its own portfolio, whichever servicing procedures are a higher standard;

    - with a view to the timely collection of all Scheduled P&I Payments due under the Mortgage Loans (or, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, with a view to the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis); and

    - without regard to:

    (a) any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related Borrower;

    (b) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof;

    (c) the obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances;

    (d) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling Agreement generally or with respect to any particular transaction; and

    (e) the ownership, servicing or management of other loans or properties not included in or securing, as the case may be, the Mortgage Pool.

    In general, the Master Servicer will be responsible for the servicing and administration of--

    - all Mortgage Loans as to which no Servicing Transfer Event (as defined below) has occurred, and

    - all Corrected Mortgage Loans (also as defined below).

    The Special Servicer, on the other hand, will be responsible for the servicing and administration of--

    - each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan"), and

    - each Mortgaged Property that has been acquired by the Trust in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (each, upon acquisition, an "REO Property").

    Specially Serviced Mortgage Loans and REO Properties collectively constitute "Specially Serviced Assets".

    Despite the foregoing, the Pooling Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Trustee required to be collected or prepared by the Master Servicer thereunder with respect to any Specially Serviced Mortgage Loans and REO Properties and, otherwise, to render certain incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties. Neither the Master Servicer nor the Special Servicer will have any responsibility for the performance by the other of its respective obligations and duties under the Pooling Agreement.

    A Mortgage Loan will become a Specially Serviced Mortgage Loan (if it has not already done so) upon the occurrence of a Servicing Transfer Event. Each of the following events will constitute a "Servicing Transfer Event" in respect of any Mortgage Loan:

(1) any Scheduled P&I Payment (including a Balloon Payment) shall be delinquent 60 or more days;

(2) the Master Servicer shall have determined that (a) a default in making a Scheduled P&I Payment is likely to occur within 30 days and (b) such default is likely to remain unremedied for at least 60 days;

(3) there shall have occurred a default (other than as described in clause (1) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days);

(4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or pertaining to the related Borrower and certain actions by or on behalf of the related Borrower indicating its insolvency or inability to pay its obligations; or

(5) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

    So long as no other Servicing Transfer Event exists, a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) if and when:

    (a) with respect to the circumstances described in clause (1) of the preceding paragraph, the related Borrower has made three consecutive full and timely Scheduled P&I Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a written modification, waiver or amendment granted or agreed to by the Special Servicer);

    (b) with respect to any of the circumstances described in clauses (2) and
       (4) of the preceding paragraph, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause (4), no later than the entry of an order or decree dismissing such proceeding;

    (c) with respect to the circumstances described in clause (3) of the preceding paragraph, when such default is cured as determined by the Special Servicer; and

    (d) with respect to the circumstances described in clause (5) of the preceding paragraph, when such proceedings are terminated.

THE MASTER SERVICER AND THE SPECIAL SERVICER

    THE MASTER SERVICER. First Union National Bank ("FUNB"), a national banking association, will act as Master Servicer with respect to the Mortgage Pool. FUNB is a wholly owned subsidiary of First Union Corporation. Its principal servicing offices are located at NC 1075, 8739 Research Drive-URP4, Charlotte North Carolina 28262-1075.

    As of March 31, 1999, FUNB and its affiliates were responsible for servicing approximately 4,202 commercial and multifamily loans, totaling approximately $22.6 billion in aggregate outstanding principal amounts, including loans securitized in mortgage backed securitization transactions.

    The information set forth in this Prospectus Supplement concerning the Master Servicer has been provided by it. Neither the Depositor nor the Underwriters makes any representation or warranty as to the accuracy or completeness of such information. The Master Servicer (except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

    THE SPECIAL SERVICER. GMAC Commercial Mortgage Corporation ("GMACCM"), a corporation organized under the laws of the State of California, is a wholly-owned direct subsidiary of GMAC Commercial Holding Corporation, a direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. As of March 31, 1999, GMACCM was the special servicer of a portfolio of multifamily and commercial mortgage loans totaling approximately $30 billion in aggregate outstanding principal amount.

    The information set forth in this Prospectus Supplement concerning the Special Servicer has been provided by it. Neither the Depositor nor the Underwriters makes any representation or warranty as to the accuracy or completeness of such information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    THE MASTER SERVICING FEE. The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee.

    In general, the "Master Servicing Fee" will--

    - be earned in respect of each and every Mortgage Loan (including each Specially Serviced Mortgage Loan, if any, and each Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan")),

    - be computed on a 30/360 Basis (except in the case of partial periods, when it will be computed on the basis of the actual number of days elapsed in such period and a 360-day year) and accrue at the applicable Master Servicing Fee Rate on the same principal amount as interest periodically accrues or is deemed to accrue, as the case may be, in respect of each Mortgage Loan, and

    - be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan.

    The "Master Servicing Fee Rate" will be a per annum rate determined on a loan-by-loan basis. The weighted average Master Servicing Fee Rate for the Mortgage Loans as of the Cut-off Date was 0.10% per annum.

    ADDITIONAL MASTER SERVICING COMPENSATION. As additional servicing compensation, the Master Servicer will be entitled to receive--

    - All Prepayment Interest Excesses, if any, collected in respect of the entire Mortgage Pool. If a Borrower prepays its Mortgage Loan, in whole or in part, after the related Due Date during any Collection Period, the amount of interest (less the amount of related Master Servicing Fees payable therefrom and any Additional Interest included therein) will, to the extent actually collected, constitute a "Prepayment Interest Excess".

    - All late payment charges and Default Interest, if any, collected in respect of the Mortgage Loans that, in each such case, accrued in respect of the related Mortgage Loan during a period when it was not a Specially Serviced Mortgage Loan or REO Mortgage Loan (but only to the extent that such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, Special Servicer or Trustee, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement). "Default Interest" is any interest that (i) accrues on a defaulted Mortgage Loan solely by reason of the subject default and (ii) is in excess of all interest at the related Mortgage Rate and any Additional Interest accrued on such Mortgage Loan.

    Modification fees, assumption fees and certain other fees and charges collected on the Mortgage Loans will be allocated between the Master Servicer and the Special Servicer as additional servicing compensation.

    The Master Servicer will be authorized to invest or direct the investment of funds held in the Custodial Account (as defined under "--The Custodial Account" below), the Collection Account (as defined under "Description of the Offered Certificates--Collection Account" in this Prospectus Supplement), the Interest Reserve Account (as defined under "Description of the Offered Certificates-- Distributions" in this Prospectus Supplement), any escrow accounts and reserve accounts with respect to the Mortgage Loans, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds, subject, however, to any rights of the Borrowers thereto in the case of interest or other income earned on funds in escrow accounts and reserve accounts. However, the Master Servicer will be required to cover losses of principal on such investments out of its own funds.

    PREPAYMENT INTEREST SHORTFALLS. If a Borrower prepays a Mortgage Loan, in whole or in part, prior to the related Due Date during any Collection Period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (less the amount of related Master Servicing Fees and any Additional Interest) on such prepayment will constitute a "Prepayment Interest Shortfall".

    The Pooling Agreement will provide that, if any Prepayment Interest Shortfalls are incurred during any Collection Period with respect to Mortgage Loans that are neither Specially Serviced Mortgage Loans nor REO Mortgage Loans, the Master Servicer must make a non-reimbursable payment (a "Compensating Interest Payment") with respect to the related Distribution Date in an amount equal to the lesser of:

    (a) the aggregate of all such Prepayment Interest Shortfalls incurred during such Collection Period with respect to such Mortgage Loans that are neither Specially Serviced Mortgage Loans nor REO Mortgage Loans, and

    (b) the sum of the following components of the Master Servicer's aggregate servicing compensation for such Collection Period--

       (i) the aggregate of all Prepayment Interest Excesses, if any, collected with respect to the entire Mortgage Pool during such Collection Period, and

       (ii) with respect to each and every Mortgage Loan for which the Master Servicer receives Master Servicing Fees during such Collection Period, the portion of such fees calculated at an annual rate of 0.05% per annum.

    To the extent that the Compensating Interest Payment made by the Master Servicer for the related Distribution Date is LESS than the amount described in clause (a) of the preceding sentence, such difference, together with the aggregate of all Prepayment Interest Shortfalls, if any, incurred during the subject Collection Period in respect of any Specially Serviced Mortgage Loans, will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

    Any Compensating Interest Payment made by the Master Servicer with respect to any Distribution Date will be included among the amounts distributable as principal and interest on the Certificates on such Distribution Date as described under "Description of the Offered Certificates--Distributions" in this Prospectus Supplement. Any Net Aggregate Prepayment Interest Shortfall for any Distribution Date will be allocated among the respective Classes of interest-bearing Certificates, in reduction of the interest distributable thereon, in the amounts and priorities described under "Description of the Offered Certificates--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" in this Prospectus Supplement.

    PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be--

    - the Special Servicing Fee,

    - the Workout Fee, and

    - the Liquidation Fee.

    THE SPECIAL SERVICING FEE.  In general, the "Special Servicing Fee" will--

    - be earned in respect of each and every Specially Serviced Mortgage Loan, if any, and each and every REO Mortgage Loan, if any,

    - be computed on a 30/360 Basis (except in the case of partial periods, when it will be computed on the basis of the actual number of days elapsed in such period and a 360-day year) and accrue at 0.25% per annum (the "Special Servicing Fee Rate") on the same principal amount as interest periodically accrues or is deemed to accrue, as the case may be, in respect of each Specially Serviced Mortgage Loan or REO Mortgage Loan, if any, and

    - be payable monthly from general collections on all the Mortgage Loans and any REO Properties on deposit in the Custodial Account from time to time.

    The Workout Fee. The Special Servicer will, in general, be entitled to receive a Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, with limited exception, the "Workout Fee" will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest and Additional Interest), principal (including scheduled payments, prepayments and Balloon Payments at maturity) and Prepayment Consideration received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. Nevertheless, a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of such termination or resignation. The successor Special Servicer will not be entitled to any portion of such Workout Fees.

    The Liquidation Fee. The Special Servicer will be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related Borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds (as defined under "--Custodial Account" below). As to each such Specially Serviced Mortgage Loan and REO Property, the "Liquidation Fee" will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

    - the repurchase of any Mortgage Loan by the Depositor for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the 180-day cure period (see "Description of the Mortgage Pool--Cures and Repurchases" in this Prospectus Supplement).

    - the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Holder of Certificates of the Controlling Class (a "Controlling Class Certificateholder") as described in "--Realization upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below); or

    - the purchase of all of the Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the Special Servicer, Lehman or any Controlling Class Certificateholder in connection with the termination of the Trust as described in "Description of the Offered Certificates-- Termination" in this Prospectus Supplement.

    ADDITIONAL SPECIAL SERVICING COMPENSATION. As additional special servicing compensation, the Special Servicer will be entitled to receive all late payment charges and Default Interest, if any, collected in respect of the Mortgage Loans that, in each such case, accrued in respect of the related Mortgage Loan during a period when it was a Specially Serviced Mortgage Loan or an REO Mortgage Loan (but only to the extent that such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, Special Servicer or Trustee, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement).

    Modification fees, assumption fees and certain other fees and charges collected on the Mortgage Loans will be allocated between the Master Servicer and the Special Servicer as additional servicing compensation.

    The Special Servicer will be authorized to invest or direct the investment of funds held in the REO Account (as defined under "--REO Properties" below) in Permitted Investments. The Special Servicer will be entitled to retain any interest or other income earned on such funds. However, the Special Servicer will be required to cover losses of principal on such investments out of its own funds.

    PAYMENT OF EXPENSES; SERVICING ADVANCES. Each of the Master Servicer and Special Servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. However, the Master Servicer will be permitted to pay, and the Special Servicer will be permitted to direct payment of, certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Custodial Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "--The Custodial Account" and "Description of the Offered Certificates-- Collection Account" in this Prospectus Supplement.

    In general, customary, reasonable and necessary "out of pocket" costs and expenses required to be incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds (each as defined under "--Custodial Account" below), on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds").

    The Special Servicer may request the Master Servicer to make Servicing Advances in respect of a Specially Serviced Mortgage Loan or REO Property (in lieu of the Special Servicer making such

Advances). Any such request is to be made in advance of the date on which the Servicing Advance is required to be made. The Master Servicer is required to make any such Servicing Advance requested by the Special Servicer. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

    If the Master Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will be required: (a) if it has actual knowledge of such failure, to give the defaulting party notice of its failure; and (b) if such failure continues for three more business days, to make such Servicing Advance.

    NOTWITHSTANDING THE FOREGOING DISCUSSION OR ANYTHING ELSE TO THE CONTRARY IN THIS PROSPECTUS SUPPLEMENT, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE WILL NOT BE OBLIGATED TO MAKE SERVICING ADVANCES THAT, IN THE REASONABLE AND GOOD FAITH JUDGMENT OF THE MASTER SERVICER, THE SPECIAL SERVICER OR THE TRUSTEE, AS THE CASE MAY BE, WOULD NOT BE ULTIMATELY RECOVERABLE FROM RELATED PROCEEDS (ANY SERVICING ADVANCE NOT SO RECOVERABLE, A "NONRECOVERABLE SERVICING ADVANCE"). IF THE MASTER SERVICER, THE SPECIAL SERVICER OR THE TRUSTEE MAKES ANY SERVICING ADVANCE THAT IT SUBSEQUENTLY DETERMINES IS A NONRECOVERABLE SERVICING ADVANCE, IT MAY OBTAIN REIMBURSEMENT FOR SUCH SERVICING ADVANCE OUT OF GENERAL FUNDS ON DEPOSIT IN THE CUSTODIAL ACCOUNT FROM TIME TO TIME. See "--Custodial Account" below.

    The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made by it. Such interest will accrue on the amount of each Servicing Advance for so long as it is outstanding (and will compound annually) at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of THE WALL STREET JOURNAL (as such "prime rate" may change from time to time). Interest so accrued with respect to any Servicing Advance will compound annually and be payable--

    - out of Default Interest and late payment charges collected on or in respect of the related Mortgage Loan during the Collection Period in which such Servicing Advance is reimbursed, and

    - if such Servicing Advance has been reimbursed, then (to the extent that the Default Interest and late payment charges described in the prior bullet point are insufficient) out of any amounts then on deposit in the Collection Account.

EVIDENCE AS TO COMPLIANCE

    On or before April 30 of each year, beginning April 30, 2000, each of the Master Servicer and the Special Servicer must--

    - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, among others, to the effect that (i) such firm has obtained a letter of representation regarding certain matters from the management of the Master Servicer or Special Servicer, as applicable, which includes an assertion that the Master Servicer or Special Servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate (except that, in rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers); and

    - deliver to the Trustee, among others, a statement signed by one or more officers thereof to the effect that, to the best knowledge of such officer or officers, the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year (or the portion thereof during which the Certificates were outstanding).

    Copies of the foregoing annual accountants' statement and officer's certificate of each of the Master Servicer and the Special Servicer will be made available to Certificateholders (at their expense) upon written request to the Trustee.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

    In the case of any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer described below, the Master Servicer will be responsible for responding to any request by a Mortgagor for the consent of the mortgagee with respect to a modification, waiver or amendment which would not (with limited exceptions involving the waiver of Default Interest and late payment charges) affect the amount or timing of any of the payment terms of such Mortgage Loan, result in the release of the related Borrower from any material terms of such Mortgage Loan, waive any rights thereunder with respect to any guarantor thereof, relate to the release or substitution of any material collateral for such Mortgage Loan or relate to any waiver of or granting of consent under a "due-on-sale" or "due-on-encumbrance" clause. To the extent consistent with the foregoing, the Master Servicer will also be responsible for providing or withholding mortgagee consent with respect to certain routine matters. Except as described above and in other limited matters, the Master Servicer may not agree to waive, modify or amend any term of any Mortgage Loan. Furthermore, the Master Servicer may not agree to any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC Provisions (as defined in the Prospectus).

    The Pooling Agreement will permit the Special Servicer to modify, waive or amend any term of any Mortgage Loan if such modification, waiver or amendment
(a) is consistent with the Servicing Standard, and (b) except under the circumstances described below, will not--

    (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges but excluding Default Interest and other amounts payable as additional servicing compensation) payable under the Mortgage Loan,

    (ii) affect the obligation of the related Borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period,

   (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment, or

    (iv) in the reasonable, good faith judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

    Notwithstanding clause (b) of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Controlling Class Representative" below, the Special Servicer may--

    (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge,

    (ii) reduce the amount of the Scheduled P&I Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,

   (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan,

    (iv) accept a principal prepayment on a Specially Serviced Mortgage Loan during any Lockout Period, or

    (v) extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan;

provided that (w) the related Borrower is in monetary default or material non-monetary default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (x) in the reasonable, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, (y) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding and (z) in connection with extending for more than six months the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan, the Special Servicer has obtained an appraisal, in accordance with the standards of the Appraisal Institute, of the related Mortgaged Property, performed by an independent appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (x) of this proviso.

    In no event, however, will the Special Servicer be permitted to

    (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date,

    (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan as to which the Borrower has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make one or more extensions at the then-existing Mortgage Rate for such Mortgage Loan, which extensions shall not exceed three years in the aggregate (provided that such limitation of extensions made at a below market rate will not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification),

   (iii) if the Mortgage Loan is secured by a ground lease (but not the related fee interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 10 years prior to the expiration of the term of such ground lease,

    (iv) reduce the Mortgage Rate to a rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer, or

    (v) defer interest due on any Mortgage Loan in excess of 10% of the unpaid principal balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

    The Special Servicer and Master Servicer will each be required to notify the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee (with a copy to be delivered to or retained by, as applicable, the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof. Upon reasonable prior written notice to the Trustee, copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Certain Available Information" in this Prospectus Supplement.

CUSTODIAL ACCOUNT

    GENERAL. The Master Servicer will be required to establish and maintain one or more separate accounts for purposes of holding payments and other collections in respect of the Mortgage Loans (collectively, the "Custodial Account"). The Custodial Account must be established in such a manner and/or with such a depository as are specified in the Pooling Agreement or, as confirmed in writing by each Rating Agency, as would not cause a qualification (in the case of ratings assigned by Moody's), downgrade or withdrawal of any of the ratings then assigned by such Rating Agency to any Class of Certificates (any account meeting such criteria, an "Eligible Account"). The funds held in the Custodial Account may be held as cash or invested in Permitted Investments.

    Any interest or other income earned on funds in the Custodial Account will be paid to the Master Servicer as additional compensation subject to the limitations set forth in the Pooling Agreement. See "--Servicing and Other Compensation and Payment of Expenses" above.

    DEPOSITS. Under the Pooling Agreement, the Master Servicer must deposit or cause to be deposited in the Custodial Account within one business day following receipt thereof (in the case of payments and other collections on the Mortgage Loans) or as otherwise required under the Pooling Agreement, the following payments and collections received or made by or on behalf of the Master Servicer subsequent to the Closing Date (other than in respect of Scheduled P&I Payments due on the Mortgage Loans on or before the Cut-off Date, which belong to the Depositor):

    (i) all payments on account of principal on the Mortgage Loans, including principal prepayments;

    (ii) all payments on account of interest on the Mortgage Loans, including Default Interest and Additional Interest;

   (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges collected in respect of the Mortgage Loans;

    (iv) (A) all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (collectively with any comparable amounts received with respect to an REO Property, "Insurance Proceeds"), other than any such proceeds applied to the restoration of the property or otherwise released to the related Borrower or another appropriate person, (B) all proceeds received in connection with the condemnation or the taking by right of eminent domain of a Mortgaged Property (collectively with any comparable amounts received with respect to an REO Property, "Condemnation Proceeds"), other than any such proceeds applied to the restoration of the property or otherwise released to the related Borrower or another appropriate person, and (C) all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans by foreclosure or otherwise (collectively with any amounts received in connection with the sale of an REO Property and the amounts described in clause (v) below, "Liquidation Proceeds");

    (v) all cash proceeds paid in connection with (A) the repurchase of any Mortgage Loan by the Depositor as described under "Description of the Mortgage Pool--Cures and Repurchases" in this Prospectus Supplement, (B) the purchase of any defaulted Mortgage Loan by any party as described under "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below and (C) the purchase of all remaining Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the Special Servicer, Lehman or any Controlling Class Certificateholder as described under "Description of the Offered Certificates-- Termination" in this Prospectus Supplement;

    (vi) any amounts required to be deposited by the Master Servicer in connection with losses incurred with respect to Permitted Investments of funds held in the Custodial Account;

   (vii) all payments required to be deposited by the Master Servicer or the Special Servicer in the Custodial Account with respect to any deductible clause in any blanket insurance policy described under "--Maintenance of Insurance" below;

  (viii) any amount required to be transferred from the REO Account (if established); and

    (ix) any other amounts required to be so deposited under the Pooling Agreement.

    Upon receipt of any of the amounts described in clauses (i) through (v) above with respect to any Specially Serviced Mortgage Loan, the Special Servicer is generally required to promptly remit such amounts to the Master Servicer for deposit in the Custodial Account.

    WITHDRAWALS. The Master Servicer may make withdrawals from the Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

    (i) to remit to the Trustee on or before the Distribution Date each month an amount generally equal to that portion of the Available Distribution Amount (as defined under "Description of the Offered Certificates--Distributions" in this Prospectus Supplement) for the related Distribution Date then on deposit in the Custodial Account, together with certain amounts to be paid or reimbursed to the Trustee from the Collection Account and any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest received during the related Collection Period;

    (ii) to apply amounts held for future distribution on the Certificates to make P&I Advances;

   (iii) to reimburse the Trustee or itself (in that order), as applicable, for unreimbursed P&I Advances (other than P&I Advances that constitute Nonrecoverable Advances (as defined below), which are reimbursable as described in clause (viii) below) made thereby (in each case, with its own funds), such reimbursement to be made out of Related Proceeds;

    (iv) to pay itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan (including each Specially Serviced Mortgage Loan and each REO Mortgage Loan), such payment being limited to amounts received on or in respect of such Mortgage Loan that are allocable as a recovery of interest thereon (or, if there has been a final liquidation of such Mortgage Loan and any related REO Property, such payment to be made out of general collections on the other Mortgage Loans and REO Properties);

    (v) to pay the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and each REO Mortgage Loan;

    (vi) to pay the Special Servicer (or, if applicable, a predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled as and from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

   (vii) to reimburse the Trustee, itself or the Special Servicer (in that order), as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), such reimbursement to be made out of Related Proceeds;

  (viii) to reimburse the Trustee, itself or the Special Servicer (in that order), as applicable, out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed Advances made thereby (in each case, with its own funds) that have been determined not to be ultimately recoverable from Related Proceeds (any such Advance, a "Nonrecoverable Advance");

    (ix) to pay the Trustee, itself or the Special Servicer (in that order), as applicable, unpaid interest on any Advance made thereby, such payment to be made out of Default Interest and late payment charges received
         (A) in respect of the Mortgage Loan as to which such Advance was made and (B) during the Collection Period in which such Advance is reimbursed;

    (x) at such time as it reimburses the Trustee, the Special Servicer or itself, as applicable, for any unreimbursed Advance as described in clause (iii), (vii) or (viii) above, to pay the Trustee, the Special Servicer or itself (in that order), as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any interest accrued and payable on such Advance and not otherwise payable pursuant to clause (ix) above;

    (xi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for certain costs and expenses incurred by the Trust Fund in connection with environmental remediation as described under "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below;

   (xii) to pay itself, as additional servicing compensation, (A) interest and investment income earned in respect of amounts held in the Custodial Account, (B) any Prepayment Interest Excesses collected in respect of the Mortgage Loans and (C) to the extent not otherwise applied to cover interest on Advances, any Default Interest and late payment charges received and accrued in respect of Mortgage Loans that are not Specially Serviced Mortgage Loans or REO Mortgage Loans;

  (xiii) to pay the Special Servicer, as additional servicing compensation, any Default Interest and late payment charges received and accrued in respect of Specially Serviced Mortgage Loans and REO Mortgage Loans and not otherwise applied to cover interest on Advances;

   (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of an independent appraiser or other expert in real estate matters as required under the Pooling Agreement;

   (xv) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, amounts payable to any such person as described under "--Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer" below;

   (xvi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of certain advice of counsel and tax accountants, the cost of certain opinions of counsel, the cost of recording the Pooling Agreement and the cost of the Trustee's transferring Mortgage Files to a successor after having been terminated by Certificateholders without cause, all as set forth in the Pooling Agreement;

  (xvii) with respect to each Mortgage Loan purchased pursuant to or as contemplated by the Pooling Agreement, to pay to the purchaser thereof all amounts received thereon subsequent to the date of purchase;

  (xviii) to pay certain servicing expenses that would, if advanced, constitute
          Nonrecoverable Advances, but the payment of which is determined nonetheless to be in the best interests of the Certificateholders; and

   (xix) to clear and terminate the Custodial Account upon the termination of the Pooling Agreement.

THE CONTROLLING CLASS REPRESENTATIVE

    SELECTION. The Pooling Agreement permits the Holder or Holders of Certificates representing a majority of the Voting Rights (as defined under "Description of the Offered Certificates--Voting Rights" in this Prospectus Supplement) allocated to the Controlling Class to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. In addition, if the Controlling Class of Certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the Trustee, such beneficial owners entitled to a majority of the Voting Rights allocated to the Controlling Class will be entitled to directly select a Controlling Class Representative. The "Controlling Class" of Certificates is the Class of Principal Balance Certificates with the latest alphabetical Class designation that has a Certificate Balance that is greater than 25% of its original Certificate Balance. However, if no Class of Principal Balance Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding Class of Principal Balance Certificate with the latest alphabetical Class designation will be the "Controlling Class" of Certificates. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class of Certificates.

    CERTAIN RIGHTS AND POWERS. The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within 10 business days of having been notified thereof and having been provided with all reasonably requested information with respect thereto:

    (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

    (ii) any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan;

   (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust as described under "Description of the Offered Certificates-- Termination" in this Prospectus Supplement) for less than the applicable Purchase Price;

    (iv) any acceptance of a discounted payoff;

    (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

    (vi) any release of collateral for a Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

   (vii) any acceptance of substitute or additional collateral for a Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

  (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

    (ix) any acceptance of an assumption agreement releasing a Borrower from liability under a Mortgage Loan.

    In addition, except as otherwise described below, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling Agreement.

    Notwithstanding the foregoing, no such advice, direction or objection contemplated by either of the two preceding paragraphs may require or cause the Special Servicer to violate any provision of the Pooling Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard.

    LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE. The Controlling Class Representative will not be liable to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes, that the Controlling Class Representative will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Controlling Class Representative will have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative for having so acted.

REALIZATION UPON DEFAULTED MORTGAGE LOANS; SALE OF DEFAULTED MORTGAGE LOANS AND
  REO PROPERTIES

    A Borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Borrower that is unable to make Mortgage Loan payments may also be unable to make timely payments of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

    The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Borrower files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

    The Pooling Agreement grants to the Master Servicer, the Special Servicer and any Controlling Class Certificateholder (with priority among such Holders based on the size of their respective percentage interests in the Controlling Class) a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become subject to foreclosure or similar proceedings, the Special Servicer will be required to give prompt written notice of such determination to the Trustee and the Master Servicer. The Trustee will be required, within 10 days after receipt of such notice, to provide a similar notice to the Controlling Class Certificateholders. Upon receipt of such notice and for a period of 10 business days thereafter, any such Certificateholder may (but will not be obligated to) purchase any such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. If no such Certificateholder has purchased such defaulted Mortgage Loan within 10 business days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order of priority, may (but is not obligated to) purchase such defaulted Mortgage Loan from the Trust, at a price equal to the applicable Purchase Price. Despite the right of the Master Servicer, the Special Servicer and/or any Controlling Class Certificateholder to purchase any defaulted Mortgage Loan, the Special Servicer need not delay foreclosure or similar proceedings with respect to such Mortgage Loan.

    The Special Servicer, at any time, may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Such offer is to be made in a commercially reasonable manner for a period of not less than 10 days. Subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase Price, the Special Servicer will be permitted to accept any cash offer that constitutes a "fair price" (determined in accordance with the Pooling Agreement) for the particular Mortgage Loan. See "--The Controlling Class Representative--Certain Rights and Powers" above.

    Notwithstanding any of the foregoing, the Special Servicer will not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole). In addition, subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase Price, the Special Servicer may accept a lower cash bid (from any person or entity other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than the price) offered by the prospective buyer making the lower bid are more favorable).

    Neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted Mortgage Loan or any REO Property.

    The Special Servicer will be required to exercise reasonable efforts, consistent with the Servicing Standard and the discussion under "--The Controlling Class Representative--Certain Rights and Powers" above, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments and which are not sold as described above. Notwithstanding the foregoing, the Special Servicer may not, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Special Servicer exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

    (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

    (ii) in the event that the determination described in the immediately preceding clause (i) above cannot be made, (A) the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the immediately preceding clause (i) above, that it would maximize the recovery to the Certificateholders on a present value basis to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the immediately preceding clause (i) above, and (B) the Controlling Class Representative has not objected to the Special Servicer's doing so (or, if the Controlling Class Representative has objected, such objection is, in the Special Servicer's judgment, contrary to the Servicing Standard). See "--The Controlling Class Representative-- Certain Rights and Powers" above and "Certain Legal Aspects of Mortgage Loans--Environmental Matters" in the Prospectus.

    The cost of any environmental testing will be covered by, and reimbursable as, a Servicing Advance, and the cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph will be payable directly out of the Custodial Account.

    If neither of the conditions set forth in clauses (i) and (ii) of the second preceding paragraph has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property). In connection therewith, the Special Servicer may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance greater than $1 million, then prior to effecting such release, (i) the Special Servicer must have notified the Trustee, among others, (ii) the Trustee must have notified the Certificateholders, (iii) the Holders of Certificates entitled to a majority of the Voting Rights must not have objected to such release within 30 days of their having been so notified thereof and (iv) the Controlling Class Representative must not have objected to such release or, if it did, such objection was, in the Special Servicer's judgment, inconsistent with the Servicing Standard.

REO PROPERTIES

    If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust, the Special Servicer will be required to sell such Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless--

    - the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension"), or

    - the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of such property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC under the Code.

    Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any REO Property in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

    In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) maintains its status as "foreclosure property" under the REMIC Provisions (as defined in the Prospectus) and (ii) would, to the extent commercially reasonable and consistent with the foregoing clause (i), maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee (or any person appointed thereby to act as REMIC administrator) to determine the Trust's federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hotel or residential health-care facility) that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property", within the meaning of Section 857(b)(4)(B) of the Code, or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to in this Prospectus Supplement as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to--

    (i) a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%), or

    (ii) a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate.

    The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. See "Federal Income Tax Consequences" in this Prospectus Supplement and "Federal Income Tax Considerations" in the Prospectus. The reasonable "out-of-pocket" costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the Custodial Account.

    One Mortgage Loan, representing 1.0% of the Initial Pool Balance, is secured by a Mortgaged Property located in Puerto Rico. In the case of an REO Property located in Puerto Rico, if the Trust were engaged in a trade or business in Puerto Rico, the Trust would be subject to Puerto Rican income tax with respect to income from such REO Property. If the Trust were not engaged in a trade or business in Puerto Rico, it would not be subject to Puerto Rican income tax on income from an REO Property located in Puerto Rico; however, income received from such REO Property, such as rental payments, would be subject to a Puerto Rican withholding tax at a rate of 29%. Gain on a sale by the Trust of REO Property located in Puerto Rico may be subject to Puerto Rican income tax at a rate of 29%, which may be collected through withholding. For purposes of computing gain on the sale of such property, the Trust's tax basis in the property will reflect its original cost to the Trust plus the cost of any permanent improvements. The imposition of any of these Puerto Rican taxes on the Trust could reduce the net proceeds available for distribution with respect to the Certificates. In addition, holders of Certificates would not be entitled to claim foreign tax credits for federal income tax purposes with respect to any such Puerto Rican tax imposed on the Trust.

    The Special Servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired, the Special Servicer will be required to establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account is to be an Eligible Account. The Special Servicer will be required to deposit, or cause to be deposited, in the REO Account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. The funds held in the REO Account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO Account will be payable to the Special Servicer, subject to the limitations set forth in the Pooling Agreement.

    The Special Servicer will be required to withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Promptly following the end of each Collection Period, the Special Servicer will be required to withdraw from the REO Account and deposit, or deliver to the Master Servicer for deposit, into the Custodial Account the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of (i) any withdrawals made out of such amounts as described in the preceding sentence and (ii) any portion of such amounts that may be retained as reserves as described in the next sentence. The Special Servicer may, subject to certain limitations set forth in the Pooling Agreement, retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses).

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

    The Special Servicer will be required at its expense to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Mortgage Loan and annually thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan. In addition, the Special Servicer must at its expense perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year. The Master Servicer will be required at its expense to perform or cause to be performed a physical inspection of each Mortgaged Property securing a non-Specially Serviced Mortgage Loan (i) at least once every three calendar years in the case of Mortgaged Properties securing Credit Lease Loans, (ii) at least once every two calendar years in the case of Mortgaged Properties securing non-Credit Lease Loans that have outstanding principal balances of (or Mortgaged Properties that have allocated loan amounts of) $2,000,000 or less and (iii) at least once every calendar year in the case of all other such Mortgaged Properties. The Master Servicer and the Special Servicer will each be required to prepare or cause to be prepared and deliver to the Trustee a written report of each such inspection performed by it that generally describes the condition of the Mortgaged Property and that specifies the existence of any sale, transfer or abandonment of the Mortgaged Property or any material change in its condition or value.

    The Special Servicer, in the case of any Specially Serviced Mortgage Loans, and the Master Servicer, in the case of all other Mortgage Loans, will also be required to use reasonable efforts to collect from the related Borrowers (and, in the case of the Special Servicer, to deliver to the Master Servicer) and review the quarterly and annual operating statements and rent rolls with respect to each of the Mortgaged Properties and REO Properties. In connection therewith, with respect to each Mortgaged Property and REO Property, the Master Servicer will be required to prepare (based on reports generated by itself and the Special Servicer) and deliver to the Trustee a Comparative Financial Status Report for, or as of the end of, the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Certain Available Information" in this Prospectus Supplement. Each of the Mortgage Loans requires the related Borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the Master Servicer and the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

REPLACEMENT OF THE SPECIAL SERVICER

    The Pooling Agreement will permit the Holder or Holders of the majority of the Voting Rights allocated to the Controlling Class to terminate an existing Special Servicer and to appoint a successor thereto. If the Special Servicer is terminated as described in "--Rights Upon Event of Default" below and the Special Servicer is the same person as the Holder with the most Voting Rights allocated to the Controlling Class, such Holder may appoint a successor for such terminated Special Servicer.

    Any such termination and/or appointment of a successor special servicer will be subject to, among other things, the Trustee's receipt of--

    - written confirmation from each Rating Agency that the appointment of such successor will not result in a qualification (in the case of ratings assigned by Moody's), downgrade or withdrawal of any of the ratings then assigned thereby to the respective Classes of Certificates, and

    - the written agreement of the proposed Special Servicer to be bound by the terms and conditions of the Pooling Agreement, together with an opinion of counsel regarding, among other things, the enforceability thereof.

    If the Controlling Class of Certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the Trustee, such beneficial owners entitled to a majority of the Voting Rights allocated to the Controlling Class will be entitled to directly replace the Special Servicer.

MAINTENANCE OF INSURANCE

    The Pooling Agreement will require the Master Servicer (with respect to Mortgage Loans other than Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage. The Pooling Agreement will further provide that--

    - if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, the Master Servicer or the Special Servicer, as the case may be, must exercise such discretion in a manner consistent with the Servicing Standard; and

    - if and to the extent that a Mortgage so permits, the Master Servicer or the Special Servicer, as the case may be, must use reasonable efforts to cause the related Borrower to obtain the required insurance coverage from insurance companies or security or bonding companies qualified to write the related insurance policy in the relevant jurisdiction ("Qualified Insurers") that have a "claims paying ability" or "financial strength" rating meeting the requirements of the Pooling Agreement.

    Any Controlling Class Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at its expense, to the extent such insurance may reasonably be obtained.

    The Special Servicer will be required, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable Borrower under the related Mortgage.

    If either the Master Servicer or the Special Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a "claims-paying ability" or "financial strength" rating that meets (or the obligations of which are guaranteed by an entity having such a rating that meets) the requirements of the Pooling Agreement and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related Mortgaged Property or REO Property an individual hazard insurance policy complying with the requirements described in the preceding three paragraphs, and there occur one or more losses that would have been covered by such individual policy, then the Master Servicer or Special Servicer, as appropriate, must promptly deposit into the Custodial Account from its own funds the amount of such losses that would have been so covered by an individual policy but are not covered under the blanket policy because of such deductible clause.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL
  SERVICER

    Any entity serving as Master Servicer or Special Servicer under the Pooling Agreement may have other normal business relationships with the Depositor or the Depositor's affiliates. The Pooling Agreement will permit each of the Master Servicer and the Special Servicer to resign from its obligations thereunder (in such capacity) upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Unless otherwise required by applicable law, no such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling Agreement. The Master Servicer and the Special Servicer will each also have the right to resign at any other time provided that--

    (i) a willing successor thereto has been found,

    (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a qualification (in the case of ratings assigned by Moody's), downgrade or withdrawal of any rating or ratings then assigned to any Class of Certificates,

   (iii) the resigning party pays all costs and expenses in connection with such transfer, and

    (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of the Pooling Agreement.

    Unless the long-term debt obligations thereof satisfy the ratings criteria specified in the Pooling Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling Agreement.

    The Pooling Agreement will provide that none of the Depositor, the Master Servicer or the Special Servicer will be under any liability to the Trust, the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment, except that no such entity will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. The Pooling Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund against any loss, liability or expense (including legal fees and expenses) incurred in connection with any legal action or claim relating to the Pooling Agreement or the Certificates (including in connection with the distribution of reports and information as contemplated by the Pooling Agreement), other than any costs and expenses that it is required to bear under the Pooling Agreement without reimbursement or that constitute Servicing Advances, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, in each case by the person being indemnified.

    In addition, the Pooling Agreement will provide that none of the Depositor, the Master Servicer or the Special Servicer will be under an obligation to appear in, prosecute or defend any legal action unless (a) such action is related to its respective responsibilities thereunder and (b) either (i) it is specifically required to bear the expense of such action or (ii) such action will not, in its opinion, involve it in any ultimate expense or liability for which it would not be reimbursed under the Pooling Agreement. However, each of the Depositor, the Master Servicer and the Special Servicer will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer or the Special Servicer, as the case may be, will be entitled to charge the Custodial Account therefor.

    Any person into which the Depositor, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer is a party, or any person succeeding to the business (which may, in the case of the Master Servicer or Special Servicer, be limited to the commercial loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, will be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, under the Pooling Agreement; except that no successor or surviving person will succeed to the rights of the Master Servicer or the Special Servicer unless, among other things, such succession will not result in any qualification (in the case of ratings assigned by Moody's), downgrade or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates (as confirmed in writing).

EVENTS OF DEFAULT

    "Events of Default" under the Pooling Agreement will include each of the following events, circumstances and conditions (and may include others):

(1) any failure by the Master Servicer or the Special Servicer to deposit, or to remit to the appropriate party for deposit, into the Custodial Account or REO Account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which such deposit or remittance was required to be made;

(2) any failure by the Master Servicer to remit to the Trustee for deposit in the Collection Account any amount (other than a P&I Advance) required to be so remitted, which continues unremedied as of a specified time on the applicable Distribution Date;

(3) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it under the Pooling Agreement, which Servicing Advance remains unmade for a period of three business days following the date on which notice has been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee as described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement;

(4) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling Agreement, which failure continues unremedied for 30 days after written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling Agreement or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party to the Pooling Agreement), by Certificateholders entitled to not less than 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, will be entitled to an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(5) any breach by the Master Servicer or the Special Servicer of any of its representations or warranties contained in the Pooling Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for 30 days after written notice of such breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party to the Pooling Agreement), by

    Certificateholders entitled to not less than 25% of the Voting Rights, provided, however, that with respect to any breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, will be entitled to an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(6) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(7) one or more ratings assigned by either Rating Agency to the Certificates has been qualified (in the case of ratings assigned by Moody's), downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, which such Rating Agency has determined (and given notice in writing) is solely a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; and

(8) the receipt by the Trustee of notice from either Rating Agency to the effect that the Master Servicer or the Special Servicer, as the case may be, is no longer "approved" by either Rating Agency to act in such capacity for pools of mortgage loans similar to the Mortgage Pool with ratings similar to that of the Certificates and such failure to be so "approved" will cause a qualification (in the case of ratings assigned by Moody's), downgrade or withdrawal of one or more ratings then assigned to the Certificates.

    When a single entity acts as Master Servicer and Special Servicer, an Event of Default in one such capacity will constitute an Event of Default in the other such capacity.

RIGHTS UPON EVENT OF DEFAULT

    If an Event of Default described in clauses 1-6 under "--Events of Default" above occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 25% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party under the Pooling Agreement and in and to the Trust Fund other than any rights thereof as a Certificateholder (however, termination based solely on an Event of Default described in clause 6 under "--Events of Default" above may be unenforceable). If an Event of Default described in clauses 7 and 8 under "--Events of Default" above occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee is required to terminate all of the rights and obligations of the defaulting party under the Pooling Agreement and in and to the Trust Fund other than any rights thereof as a Certificateholder. Upon any such termination, subject to the right of the Controlling Class Certificateholders described in the following paragraph, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer or Special Servicer, as the case may be, under the Pooling Agreement and will be entitled to like compensation arrangements. If the Trustee is unwilling to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or if the Trustee is unable, or is not approved by each Rating Agency, to act as a master servicer or special servicer, as the case may be, the Trustee will be required to) appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution to act as successor Master Servicer or Special Servicer (subject in the case of successor Special Servicer, to the rights of the Holders of Certificates evidencing a majority interest in the Controlling Class to designate a successor Special Servicer), as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

    The foregoing notwithstanding, if the terminated Special Servicer and the Holder with the most Voting Rights allocated to the Controlling Class are the same person, such Holder may appoint a new

Special Servicer within 30 days of the termination of the terminated Special Servicer as described in "-- Replacement of the Special Servicer" above.

    Certificateholders entitled to at least 66 2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default may waive such Event of Default; except that an Event of Default described in clauses 1, 2, 7 and 8 under "--Events of Default" above may only be waived by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the Pooling Agreement.

    No Certificateholder will have the right under the Pooling Agreement to institute any proceeding with respect thereto unless such Holder previously has given to the Trustee written notice of default and unless (except in the case of a default by the Trustee) Certificateholders entitled to not less than 25% of the Voting Rights shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for 60 days shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless in the Trustee's opinion, such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

SALE OF MASTER SERVICING RIGHTS

    If the Master Servicer is terminated as a result of the Events of Default described in clauses 7 and 8 under "--Events of Default" above, then subject to certain conditions, the Trustee will solicit bids for the Master Servicer's servicing rights under the Pooling Agreement and will deliver the net proceeds of any resulting sale to the Master Servicer. Any such attempted sale is to occur during the 45-day period following such termination, during which 45-day period the Trustee will act as successor Master Servicer. See "--Events of Default" and "--Rights upon Event of Default" above in this Prospectus Supplement.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

    The Certificates will be issued on or about the Closing Date, pursuant to the Pooling Agreement. They will represent in the aggregate the entire beneficial ownership interest in the Trust. The assets of the Trust will include:

    - the Mortgage Loans;

    - any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date);

    - the Mortgage Files for the Mortgage Loans;

    - any REO Properties; and

    - such funds or assets as from time to time are deposited in the Collection Account (see "--Collection Account" below), the Custodial Account, the Interest Reserve Account, and/or the REO Account.

    The Certificates will include seventeen (17) separate Classes, seven (7) of which are Classes of Offered Certificates and ten (10) of which are Classes of Private Certificates. The tables below set forth the Class designation, the approximate initial Certificate Balance or Notional Amount and the Pass-Through Rate (or, in the case of the Class X Certificates, the initial Pass-Through
Rate) for each Class of Certificates.

                              OFFERED CERTIFICATES

                                         INITIAL
                                   CERTIFICATE BALANCE         % OF THE             APPROXIMATE
                                            OR                  INITIAL               INITIAL
CLASS DESIGNATION                   NOTIONAL AMOUNT(1)       POOL BALANCE        CREDIT SUPPORT(2)   PASS-THROUGH RATE
---------------------------------  --------------------  ---------------------  -------------------  -----------------
Class A-1........................   $      402,000,000              25.4%                23.75%             6.4100%
Class A-2........................   $      802,800,000              50.8%                23.75%             6.7800%
Class B..........................   $       90,854,000               5.8%                18.00%             6.9300%
Class C..........................   $       86,904,000               5.5%                12.50%             7.0200%
Class D..........................   $       63,202,000               4.0%                 8.50%             7.0200%
Class E..........................   $       31,602,000               2.0%                 6.50%             7.0200%
Class X..........................   $    1,580,066,326(3)             N/A                  N/A              0.6927%(4)

------------------------

(1) The actual initial Certificate Balance or Notional Amount of any Class of Offered Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this Prospectus Supplement.

(2) Represents the aggregate initial Certificate Balance (expressed as a percentage of the Initial Pool Balance) of all Classes of Certificates that are subordinate to the indicated Class.

(3) Notional Amount. The Class X Certificates will not have a Certificate
    Balance.

(4) The Pass-Through Rate shown above for the Class X Certificates is the approximate rate applicable for the Distribution Date in July 1999. The Pass-Through Rate for the Class X Certificates is variable and will be calculated pursuant to a formula described under "--Distributions--Calculations of Pass-Through Rates" below.

                            PRIVATE CERTIFICATES(1)

                                                  INITIAL            % OF THE
                                                CERTIFICATE           INITIAL       PASS-THROUGH
CLASS DESIGNATION                                BALANCE(2)        POOL BALANCE         RATE
------------------------------------------  --------------------  ---------------  ---------------
Class F...................................     $   19,750,000              1.2%          6.4100%
Class G...................................     $   29,232,000              1.9%          6.4100%
Class H...................................     $   10,270,000              0.6%          6.4100%
Class J...................................     $   22,911,000              1.5%          6.4100%
Class K...................................     $    7,900,000              0.5%          6.4100%
Class L...................................     $    2,370,000              0.1%          6.4100%
Class M...................................     $   10,271,326              0.7%          6.4100%

------------------------

(1) The Private Certificates will also include the Class R-I, Class R-II and Class R-III Certificates. However, the Class R-I, Class R-II and Class R-III Certificates do not have Certificate Balances, Notional Amounts or Pass-Through Rates.

(2) The actual initial Certificate Balance of any Class of Private Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this Prospectus Supplement.

    The "Certificate Balance" of any Class of Principal Balance Certificates will represent the aggregate distributions of principal to which the Holders of such Certificates are entitled over time out of payments (or Advances in lieu thereof) and other collections on the assets of the Trust. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be permanently reduced by any distributions of principal actually made with respect to such Class of Certificates on such Distribution Date. On any particular Distribution Date, the Certificate Balance of a Class of Principal Balance Certificates may also be permanently reduced as and to the extent described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below, in connection with Realized Losses and Additional Trust Fund Expenses (each as defined in such section).

    The Class X Certificates will not have a Certificate Balance or entitle the holders thereof to receive distributions of principal. The "Notional Amount" of the Class X Certificates will represent the principal amount on which interest will accrue in respect of such Class from time to time. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of the respective Classes of Principal Balance Certificates outstanding from time to time. Each such Certificate Balance will constitute a separate component (a "Component") of the Class Notional Amount of the Class X Certificates (such Component to have the same alphabetical and/or numerical designation as the alphabetical and/or numerical Class designation for the related Class of Principal Balance Certificates (E.G., the Certificate Balance of the Class A-1 Certificates outstanding from time to time will constitute Component A-1 of the Notional Amount of the Class X Certificates)).

    A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. Under very limited circumstances, however, the prior Holders thereof may thereafter be entitled to certain payments in reimbursement of any reductions made in the Certificate Balance, if any, of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below, in connection with Realized Losses and Additional Trust Fund Expenses.

    As described under "Federal Income Tax Consequences" in this Prospectus Supplement, the Class R-I, Class R-II and Class R-III Certificates will constitute REMIC residual interests and are referred to in this Prospectus Supplement as the "Residual Interest Certificates". The remaining Certificates will evidence REMIC regular interests and are referred to in this Prospectus Supplement as the "Regular Interest Certificates".

    The Depositor is only offering the Offered Certificates pursuant to this Prospectus Supplement and the accompanying Prospectus. The Private Certificates have not been registered under the Securities Act and are not being offered to you. Accordingly, to the extent that this Prospectus Supplement contains information regarding the terms of the Private Certificates, the Depositor has provided such information because of its potential relevance to you as a prospective purchaser of Offered Certificates.

REGISTRATION AND DENOMINATIONS

    The Offered Certificates will be issued in book-entry form in original denominations of:

    - in the case of the Class X Certificates, $250,000 initial notional amount and in any whole dollar denomination in excess thereof; and

    - in the case of the other Offered Certificates, $10,000 initial principal amount and in any whole dollar denomination in excess thereof.

    Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the Cede & Co., as nominee of DTC.

    You will NOT be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing your interest in the Offered Certificates, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in such Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants").

    All references in this Prospectus Supplement to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related beneficial owners through their respective DTC Participants in accordance with DTC procedures. In addition, all references in this Prospectus Supplement to payments, notices, reports and statements to Holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related beneficial owners through their respective DTC Participants in accordance with DTC procedures.

    As a result of the foregoing, you may experience certain delays in the receipt of payments on your Certificates and may have difficulty in pledging your Certificates. See "Description of the Securities-- Book-Entry Registration" in the Prospectus.

    The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, the registration of transfers and exchanges of the Offered Certificates.

COLLECTION ACCOUNT

    GENERAL. The Trustee will be required to establish and maintain one or more accounts (collectively, the "Collection Account") for the distribution of payments to the Certificateholders. Each such account is to be an Eligible Account. The funds held in the Collection Account may be invested at the direction of the Master Servicer (or as otherwise provided in the Pooling Agreement) in Permitted Investments.

    DEPOSITS. On or before the business day prior to each Distribution Date, the Master Servicer will be required to deliver to the Trustee, for deposit in the Collection Account, in immediately available funds, the amounts described in clause (i) under "Servicing of the Mortgage Loans--Custodial Account-- Withdrawals". In addition, the Master Servicer will be required, as and when provided in the Pooling Agreement, to deliver to the Trustee for deposit in the Collection Account, any P&I Advances and/or Compensating Interest Payment with respect to each Distribution Date. Furthermore, during March of each year, the Trustee will transfer Interest Reserve Amounts in respect of the Actual/360 Mortgage Loans from the Interest Reserve Account to the Collection Account as described under "--Distributions-- Interest Reserve Account" below.

    WITHDRAWALS. The Trustee may, from time to time, make withdrawals from the Collection Account for any of the following purposes, among others:

    1.  to make distributions to the Certificateholders on each Distribution
       Date;

    2. to pay itself the Trustee Fee (as defined under "--The Trustee" below) each month;

    3. to reimburse and/or indemnify itself and certain related persons as described under "--The Trustee" below;

    4. to pay the Master Servicer, as additional servicing compensation, interest and other investment income earned in respect of amounts held in the Collection Account;

    5. to pay for the cost of certain opinions of counsel required under the Pooling Agreement;

    6. to pay any federal, state and local taxes imposed on the Trust, its assets and/or transactions, together with all incidental costs and expenses, to the extent required to be borne by the Trust Fund, all as described under "Federal Income Tax Consequences--Possible Taxes on Income from Foreclosure Property and Other Taxes" and "Servicing of the Mortgage Loans--REO Properties" in this Prospectus Supplement and as provided in the Pooling Agreement;

    7. to transfer, during January (except in a leap year) and February of each calendar year, Interest Reserve Amounts in respect of the Actual/360 Mortgage Loans to the Interest Reserve Account as described under "--Distributions--Interest Reserve Account" below; and

    8. to clear and terminate the Collection Account upon termination of the Trust.

SENIORITY

    The following chart sets forth the relative seniority of the respective Classes of Certificates for purposes of--

    - making distributions of interest and, if and when applicable, distributions of principal, and

    - allocating Realized Losses, Additional Trust Fund Expenses and Net Aggregate Prepayment Interest Shortfalls.

    In general, each identified Class of Certificates will, for the above-specified purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart.

                            EXPANDED SENIORITY CHART

                                     [LOGO]

    THE ONLY FORM OF CREDIT SUPPORT FOR ANY CLASS OF OFFERED CERTIFICATES WILL BE THE ABOVE-REFERENCED SUBORDINATION OF THE OTHER CLASSES OF CERTIFICATES LISTED BELOW IT IN THE EXPANDED SENIORITY CHART, INCLUDING ALL OF THE PRIVATE CERTIFICATES. THE RESIDUAL INTEREST CERTIFICATES DO NOT HAVE ANY MATERIAL ECONOMIC VALUE AND ARE NOT TRUE CREDIT SUPPORT.

CERTAIN RELEVANT CHARACTERISTICS OF THE MORTGAGE LOANS

    The following characteristics of the Mortgage Loans are, in addition to those described elsewhere in this Prospectus Supplement, relevant to the following discussions in this "Description of the Offered Certificates" section.

    MORTGAGE PASS-THROUGH RATE. The "Mortgage Pass-Through Rate" in respect of any Mortgage Loan for any Distribution Date will, in general, equal--

    - in the case of each 30/360 Mortgage Loan, the Mortgage Rate for such Mortgage Loan as of the Cut-off Date (without regard to any subsequent modifications, waivers or amendments of such Mortgage Loan) minus the Administrative Cost Rate for such Mortgage Loan, and

    - in the case of each Actual/360 Mortgage Loan, an annual rate generally equal to (a) a fraction (expressed as a percentage), the numerator of which is twelve (12) times the aggregate amount of interest accrued (or, in the event of prepayments, that would have accrued) in respect of such Mortgage Loan during the calendar month immediately preceding the month in which such Distribution Date occurs at the Mortgage Rate for such Mortgage Loan as of the Cut-off Date (without regard to any subsequent modifications, waivers or amendments of such Mortgage Loan), and the denominator of which is the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, minus (b) the Administrative Cost Rate for such Mortgage Loan; provided that the numerator of the fraction described in clause (a) above will, when the accrual of interest occurs during the calendar months of December (except in a year preceding a leap year) and January, be decreased by the amount of any Interest Reserve Amount transferred from the Collection Account to the Interest Reserve Account in respect of such Mortgage Loan in the following calendar month and will, when the accrual of interest occurs during the calendar month of February, be increased by the Interest Reserve Amounts to be transferred from the Interest Reserve Account to the Collection Account in respect of such Mortgage Loan in the following calendar month. See "--Distributions--Interest Reserve Account" below.

    STATED PRINCIPAL BALANCE. The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-off Date Balance and will permanently be reduced on each Distribution Date (to not less than zero) by--

    - that portion, if any, of the Principal Distribution Amount for such Distribution Date that is attributable to such Mortgage Loan (see "--Distributions--Calculation of the Principal Distribution Amount" below), and

    - the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period (see "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below).

DISTRIBUTIONS

    GENERAL. Subject to available funds, the Trustee will, in general, make all distributions required to be made on the Certificates on each Distribution Date to the Certificateholders of record as of the close of business on the related Record Date. Notwithstanding the foregoing, the final distribution of principal and/or interest on any Regular Interest Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

    In order to receive its distributions by wire transfer, a Certificateholder must provide the Trustee with written wiring instructions no less than five business days prior to the related Record Date. Otherwise, such Certificateholder will receive its distributions by check mailed to it.

    Until Definitive Certificates are issued, Cede & Co. will be the registered holder of your Certificates, and you will receive distributions on your Certificates through your DTC Participant. See "--Registration and Denominations" above.

    THE AVAILABLE DISTRIBUTION AMOUNT. The aggregate amount available to make distributions of interest and principal on the Certificates on each Distribution Date is referred to in this Prospectus Supplement as the "Available Distribution Amount". The Available Distribution Amount for any Distribution Date will include--

    (a) all payments and other collections on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account, the Custodial Account and the REO Account as of the close of business on the related Determination Date, EXCLUSIVE of any portion thereof that represents one or more of the following:

        (i) Scheduled P&I Payments due on a Due Date subsequent to the end of the related Collection Period;

        (ii) Prepayment Premiums, Yield Maintenance Charges and Additional Interest (which are separately distributable on the Certificates (or, in the case of Additional Interest, solely on the Class M Certificates) as described below in this Prospectus Supplement);

       (iii) all amounts that are payable or reimbursable to any person other than the Certificateholders as described under"--Collection Account--Withdrawals" above and "Servicing of the Mortgage Loans--Custodial Account--Withdrawals" and "--REO Properties" in this Prospectus Supplement.

        (iv) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans that are to be transferred from the Custodial Account to the Interest Reserve Account during such month and held for future distribution; and

        (v) amounts deposited in the Collection Account, the Custodial Account and/or the REO Account in error;

    (b) any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date; and

    (c) if such Distribution Date occurs during March of any year, the Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans that are transferred from the Interest Reserve Account to the Collection Account during such month.

    See "--Distributions--Interest Reserve Account" and "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below.

    INTEREST RESERVE ACCOUNT. The Trustee will establish and maintain an "Interest Reserve Account" in its name for the benefit of the Certificateholders. During January (except in a leap year) and February of each calendar year, beginning in 2000, the Trustee will, on or before the Distribution Date in such month, withdraw from the Collection Account and deposit in the Interest Reserve Account the Interest Reserve Amount with respect to each Actual/360 Mortgage Loan as to which the Scheduled P&I Payment due in such month was either received or advanced. The "Interest Reserve Amount" in respect of any such Mortgage Loan for either such month will, in general, equal one day's interest accrued at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately following the Distribution Date in the preceding calendar month. During March of each calendar year, beginning in 2000, the Trustee will, on or before the Distribution Date in such month, withdraw from the Interest Reserve Account and deposit in the Collection Account any and all Interest Reserve Amounts then on deposit in the Interest Reserve Account with respect to the Actual/360 Mortgage Loans. All such Interest

Reserve Amounts that are so transferred from the Interest Reserve Account to the Collection Account will be included in the Available Distribution Amount for the Distribution Date during the month of transfer.

    CALCULATIONS OF INTEREST. Each Class of Regular Interest Certificates will bear interest, such interest to accrue during each Interest Accrual Period based upon--

    - the Pass-Through Rate for such Class for the related Distribution Date;

    - the Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to the related Distribution Date; and

    - the assumption that each year consists of twelve 30-day months.

    The total amount of interest accrued from time to time with respect to each Class of Regular Interest Certificates is referred to in this Prospectus Supplement as "Accrued Certificate Interest". However, less than the full amount of Accrued Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period may be distributable thereon as a result of the allocation of any Net Aggregate Prepayment Interest Shortfall for the related Distribution Date. The portion of the Accrued Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period that is actually distributable thereon is referred to in this Prospectus Supplement as the "Distributable Certificate Interest" for such Class. The Distributable Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period will equal the Accrued Certificate Interest in respect of such Class for such Interest Accrual Period, reduced (to not less than zero) by any portion of the Net Aggregate Prepayment Interest Shortfall for the related Distribution Date that has been allocated to such Class as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below.

    CALCULATION OF PASS-THROUGH RATES. The Pass-Through Rate for each Class of Principal Balance Certificates will be fixed at the rate per annum set forth with respect to such Class in the tables under "--General" above.

    The Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will equal the weighted average of the then applicable Class X Strip Rates for the respective Components of the Class Notional Amount of the Class X Certificates (weighted on the basis of the relative sizes of such Components immediately prior to such Distribution Date). The "Class X Strip Rate" in respect of any Component of the Class Notional Amount of the Class X Certificates for any Distribution Date will equal the excess, if any, of (i) the Weighted Average Mortgage Pass-Through Rate for such Distribution Date, over (ii) the Pass-Through Rate then applicable to the Class of Principal Balance Certificates whose Class Principal Balance constitutes such Component.

    The Residual Interest Certificates will not have Pass-Through Rates.

    The "Weighted Average Mortgage Pass-Through Rate" for each Distribution Date will, in general, equal the weighted average of the Mortgage Pass-Through Rates in effect for all the Mortgage Loans for such Distribution Date (weighted on the basis of such Mortgage Loans' respective Stated Principal Balances immediately prior to such Distribution Date).

    CALCULATION OF THE PRINCIPAL DISTRIBUTION AMOUNT. The "Principal Distribution Amount" for any Distribution Date represents the maximum amount of principal distributable in respect of the Principal Balance Certificates for such Distribution Date. The Principal Distribution Amount for any Distribution Date will, in general, equal the aggregate (without duplication) of the following:

        (a) the aggregate of all payments of principal (other than voluntary principal prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Scheduled P&I Payment due on or before the Cut-off Date or on a Due Date subsequent to the end of the related Collection Period;

        (b) the aggregate of the principal portions of all Scheduled P&I Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were received prior to the related Collection Period;

        (c) the aggregate of all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

        (d) the aggregate of all other collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

        (e) the aggregate of the principal portions of all P&I Advances made in respect of the Mortgage Loans for such Distribution Date.

    PRIORITY OF PAYMENTS.

    General. In general, distributions of interest and principal are to be made to the Holders of the various Classes of Regular Interest Certificates sequentially based on their relative seniority as depicted in the Expanded Seniority Chart under "--Seniority" above. Accordingly, the Trustee will make distributions of interest and principal on the Senior Certificates (that is, the Class A-1, Class A-2 and Class X Certificates) prior to making such distributions in respect of any other Class of Regular Interest Certificates.

    Distributions of Interest and Principal on the Senior Certificates. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

        (1) to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and PRO RATA as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates through the end of the related Interest Accrual Period;

        (2) to pay principal to the Holders of the Class A-1 and Class A-2 Certificates (allocable between such two Classes of Certificateholders as described below), up to an amount equal to the lesser of (a) the aggregate of the then outstanding Certificate Balances of such Classes of Certificates and (b) the Principal Distribution Amount for such Distribution Date; and

        (3) if applicable, to reimburse the Holders of the Class A-1 and Class A-2 Certificates, up to an amount equal to, and PRO RATA as among such two Classes of Certificateholders in accordance with, the aggregate of all unreimbursed reductions, if any, made to the Certificate Balance of each such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses.

    In general, all distributions of principal on the Class A-1 and Class A-2 Certificates on any Distribution Date will be distributable, FIRST, to the Holders of the Class A-1 Certificates, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, and THEREAFTER, to the Holders of the Class A-2 Certificates. However, on each Distribution Date coinciding with or following the occurrence of a Class A Principal Distribution Cross-Over Date, all distributions of principal in respect of the Class A-1 and Class A-2 Certificates will be made on a PRO RATA basis in accordance with the respective Certificate Balances of such Certificates. Similarly, all distributions of principal, if any, in respect of the Class A-1 and

Class A-2 Certificates on the final Distribution Date in connection with a termination of the Trust will be made on the same PRO RATA basis.

    The "Class A Principal Distribution Cross-Over Date" will be the first Distribution Date as of the commencement of business on which (i) both the Class A-1 Certificates and the Class A-2 Certificates remain outstanding and (ii) the Certificate Balances of all the Classes of the Subordinate Principal Balance Certificates have previously been reduced to zero as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below.

    All Certificates, other than the Senior Certificates, collectively constitute the "Subordinate Certificates". The portion, if any, of the Available Distribution Amount for any Distribution Date that remains after the foregoing distributions on the Senior Certificates is referred to in this Prospectus Supplement as the "Subordinate Available Distribution Amount". The Subordinate Available Distribution Amount for each Distribution Date will be applied to make distributions on the Subordinate Certificates as described below.

    Distributions of Interest and Principal on the Subordinate Certificates. On each Distribution Date, the Trustee will apply the Subordinate Available Distribution Amount for such date for the following purposes and in the following order of priority:

        (1) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

        (2) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of
    (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

        (3) if applicable, to reimburse the Holders of the Class B Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

        (4) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

        (5) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of
    (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

        (6) if applicable, to reimburse the Holders of the Class C Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

        (7) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

        (8) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of
    (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

        (9) if applicable, to reimburse the Holders of the Class D Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

        (10) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

        (11) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of
    (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

        (12) if applicable, to reimburse the Holders of the Class E Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

        (13) to pay interest to the Holders of the Class F Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

        (14) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of
    (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

        (15) if applicable, to reimburse the Holders of the Class F Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

        (16) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

        (17) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of
    (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

        (18) if applicable, to reimburse the Holders of the Class G Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

        (19) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

        (20) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of
    (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

        (21) if applicable, to reimburse the Holders of the Class H Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

        (22) to pay interest to the Holders of the Class J Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

        (23) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of
    (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

        (24) if applicable, to reimburse the Holders of the Class J Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

        (25) to pay interest to the Holders of the Class K Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

        (26) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of
    (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

        (27) if applicable, to reimburse the Holders of the Class K Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

        (28) to pay interest to the Holders of the Class L Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

        (29) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class L Certificates, up to an amount equal to the lesser of
    (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

        (30) if applicable, to reimburse the Holders of the Class L Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

        (31) to pay interest to the Holders of the Class M Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

        (32) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class M Certificates, up to an amount equal to the lesser of
    (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

        (33) if applicable, to reimburse the Holders of the Class M Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses; and

        (34) to pay to the Holders of the Residual Interest Certificates, the balance, if any, of the Subordinate Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the distributions of principal to be made pursuant to clauses (2),
(5), (8), (11), (14), (17), (20), (23), (26), (29) and (32) above shall, in each case, subject to the then remaining portion of the Subordinate Available Distribution Amount for such date, be made to the Holders of the relevant Class of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire then remaining Certificate Balance of such Class of Certificates outstanding immediately prior to such final Distribution Date (and without regard to the Principal Distribution Amount for such Distribution Date).

    DISTRIBUTIONS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. On each Distribution Date, any Prepayment Consideration (whether in the form of a Prepayment Premium or a Yield Maintenance Charge), or specified portions thereof collected on a Mortgage Loan during the related Collection Period, net of any Workout Fees and Liquidation Fees payable therefrom, will be distributed to the Holders of the Class of Principal Balance Certificates senior to the Class G Certificates that is then entitled to distributions of principal on such Distribution Date, up to its Prepayment Consideration Entitlement in connection with such particular Prepayment Consideration or specified portion thereof. If there are two or more Classes of Principal Balance Certificates senior to the Class G Certificates that are entitled to distributions of principal on any particular Distribution Date on which any Prepayment Consideration is distributable, the aggregate amount of such Prepayment Consideration (net of any portion thereof payable as a Workout Fee or Liquidation Fee) will be allocated among all such Classes up to, and on a PRO RATA basis in accordance with, their respective Prepayment Consideration Entitlements.

    The "Prepayment Consideration Entitlement" of the Holders of any Class of Principal Balance Certificates senior to the Class G Certificates with respect to any Prepayment Consideration, or specified portion thereof, net of Workout Fees and Liquidation Fees payable therefrom, for any Distribution Date on which such Class of Certificates is entitled to distributions of principal, will be an amount equal to (a) such Prepayment Consideration (net of any portion thereof payable as a Workout Fee or Liquidation Fee), multiplied by (b) a fraction (which in no event may be greater than 1.0), the numerator of which is equal to the excess, if any, of the Pass-Through Rate for such Class of Principal Balance Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate, and further multiplied by
(c) a fraction, the numerator of which is equal to the amount of principal distributable to such Class of Principal Balance Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date.

    The "Discount Rate" applicable to any Class of Principal Balance Certificates with respect to any prepaid Mortgage Loan will equal the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

    The portion of any Prepayment Premium and/or Yield Maintenance Charge (net of any portion thereof payable as a Workout Fee or Liquidation Fee) remaining after distribution of the amounts calculated as described above to the Holders of the respective Classes of Principal Balance Certificates senior to the Class G Certificates will be distributed to the Holders of the Class X Certificates. After the Distribution Date on which the Certificate Balances of all Classes of Principal Balance Certificates senior to the Class G Certificates have been reduced to zero, any Prepayment Premium and/or Yield Maintenance Charge collected on the Mortgage Loans (net of any portion thereof payable as a Workout Fee or Liquidation Fee) will be distributable entirely to the Holders of the Class X Certificates.

    The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium and/or Yield Maintenance Charge or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

    TREATMENT OF REO PROPERTIES. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of all fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. The Mortgage Loan will be taken into account when determining the Weighted Average Mortgage Pass-Through Rate and the Principal Distribution Amount for each Distribution Date. Operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan. As and to the extent described under "--P&I Advances" below, the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

    DISTRIBUTIONS OF ADDITIONAL INTEREST. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed to the Holders of the Class M Certificates. There can be no assurance as to what extent Additional Interest will accrue or be collected on the ARD Loans, if at all.

ALLOCATION OF REALIZED LOSSES AND CERTAIN OTHER SHORTFALLS AND EXPENSES

    If Realized Losses and Additional Trust Fund Expenses are incurred, the aggregate Stated Principal Balance of the Mortgage Pool may decline below the aggregate Certificate Balance of the Principal Balance Certificates, thereby resulting in a Mortgage Pool Deficit equal to the difference between such aggregate balances. In general, if a Mortgage Pool Deficit exists following the distributions made to Certificateholders on any Distribution Date, then the respective Certificate Balances of the various Classes of Principal Balance Certificates will be successively reduced, in reverse order of seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, until such Mortgage Pool Deficit is eliminated. The first such Certificate Balance to be reduced would be that of the most subordinate Class of Principal Balance Certificates then outstanding. No such reduction would be made to the Certificate Balance of any Class of Principal Balance Certificates until the Certificate Balance of each more subordinate Class of Principal Balance Certificates, if any, is reduced to zero. If a Mortgage Pool Deficit exists at any time after the Certificate Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have all been reduced to zero, the Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced on a PRO RATA basis in accordance with the relative sizes of the Certificate Balances of such Classes of Certificates, until such Mortgage Pool Deficit is eliminated.

    The foregoing reductions in the Certificate Balances of the respective Classes of the Principal Balance Certificates will effectively constitute an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused any Mortgage Pool Deficit. Any such reduction in the Certificate Balance of a Class of Principal Balance Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

    "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive, however, of any such accrued and unpaid interest that constitutes Default Interest or Additional Interest) and (ii) all related unreimbursed Servicing Advances and unpaid liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related Borrower, the amount so forgiven (other than Default Interest and Additional Interest) also will be treated as a Realized Loss.

    An "Additional Trust Fund Expense" is, in general, an expense of the Trust that arises out of a default on a Mortgage Loan or an otherwise unanticipated event and that is not covered by a Servicing Advance or a corresponding collection from the related Borrower. Some examples of Additional Trust Fund Expenses are:

    - any Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer;

    - any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances (other than out of Default Interest and late payment charges);

    - certain servicing and administrative expenses that have not been the subject of Servicing Advances (including the costs of certain required opinions of counsel);

    - certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "--The Trustee" in this Prospectus Supplement, certain reimbursements to the Master Servicer, the Special Servicer and the Depositor as described under "Servicing of the Mortgage Loans--Certain Matters Regarding the Depositor, the Master Servicer and the Special Servicer" in this Prospectus Supplement and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" and "Servicing of the Mortgage Loans--REO Properties" in this Prospectus Supplement; and

    - any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" in this Prospectus Supplement).

    The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date among the respective Classes of Regular Interest Certificates (other than the Senior Certificates) sequentially in reverse order of their seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate

Interest in respect of the particular Class of Certificates for the related Interest Accrual Period. If and to the extent that the Net Aggregate Prepayment Interest Shortfall for any Distribution Date exceeds the aggregate Accrued Certificate Interest in respect of the Subordinate Certificates for the related Interest Accrual Period, such portion will be allocated among the respective Classes of Senior Certificates, up to, and PRO RATA in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for the related Interest Accrual Period.

P&I ADVANCES

    The Master Servicer will be required to make for each Distribution Date (either out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Custodial Account that are not required to be part of the Available Distribution Amount for such Distribution Date) an aggregate amount of P&I Advances generally equal to all Scheduled P&I Payments (other than Balloon Payments) and any Assumed P&I Payments, in each case net of related Master Servicing Fees and Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and (b) were not paid by or on behalf of the related Borrowers or otherwise collected as of the close of business on the related Determination Date. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Mortgage Loan (also as defined below), then the Master Servicer will reduce the interest portion (but not the principal portion) of each P&I Advance that it must make in respect of such Required Appraisal Loan during the period that such Appraisal Reduction Amount exists. The interest portion of any P&I Advance required to be made in respect of a Required Appraisal Loan, as to which there exists an Appraisal Reduction Amount, will equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence and the prior sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below.

    If the Master Servicer fails to make a required P&I Advance and the Trustee is aware of the failure, then the Trustee will be obligated to make such Advance. See "--The Trustee" below.

    The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made by it out of its own funds from Related Proceeds. NEITHER THE MASTER SERVICER NOR THE TRUSTEE WILL BE OBLIGATED TO MAKE ANY P&I ADVANCE THAT, IN ITS REASONABLE GOOD FAITH JUDGMENT, WOULD NOT BE ULTIMATELY RECOVERABLE OUT OF RELATED PROCEEDS (ANY P&I ADVANCE NOT SO RECOVERABLE, A "NONRECOVERABLE P&I ADVANCE"). IF THE MASTER SERVICER OR THE TRUSTEE MAKES ANY P&I ADVANCE THAT IT SUBSEQUENTLY DETERMINES IS A NONRECOVERABLE P&I ADVANCE, IT MAY OBTAIN REIMBURSEMENT FOR SUCH P&I ADVANCE OUT OF GENERAL FUNDS ON DEPOSIT IN THE CUSTODIAL ACCOUNT. SEE "SERVICING OF THE MORTGAGE LOANS--CUSTODIAL ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.

    The Master Servicer and the Trustee will each be entitled to receive interest on P&I Advances made thereby. Such interest will accrue on the amount of each P&I Advance for so long as it is outstanding (and will compound annually) at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal (as such "prime rate" may change from time to time). Interest so accrued with respect to any P&I Advance will be payable--

    - out of Default Interest and late payment charges collected on the related Mortgage Loan during the Collection Period in which such P&I Advance is reimbursed, and

    - if such P&I Advance has been reimbursed, then (to the extent that the Default Interest and late payment charges described in the prior bullet point were insufficient) out of any amounts then on deposit in the Custodial Account.

    Any delay between a Sub-Servicer's receipt of a late collection of a Scheduled P&I Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected as described above, interest accrued on outstanding P&I Advances will result in a reduction in amounts payable on the Certificates.

    An "Assumed P&I Payment" is an amount deemed due in respect of:

    - each Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its most recent maturity date and as to which no arrangements have been made for collection of the delinquent amounts, including an extension of maturity; and

    - each Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

The Assumed P&I Payment deemed due on any such Mortgage Loan that is delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Scheduled P&I Payment that would have been due on the Mortgage Loan on such date if the related Balloon Payment had not come due (but instead the Mortgage Loan had continued to amortize and accrue interest in accordance with its terms in effect prior to such maturity date). The Assumed P&I Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Scheduled P&I Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment, the Assumed P&I Payment) due on the last Due Date prior to the acquisition of such REO Property. Assumed P&I Payments for ARD Loans do not include Additional Interest or Accelerated Amortization Payments.

APPRAISAL REDUCTIONS

    Within 60 days after the date on which any of the following events (each, an "Appraisal Trigger Event") has occurred with respect to any Mortgage Loan (upon the occurrence of any such event, a "Required Appraisal Loan"), the Special Servicer must obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting certain specified qualifications (any such appraisal, a "Required Appraisal"), unless such an appraisal had previously been obtained within the prior twelve months--

    - Such Mortgage Loan is 60 days or more delinquent in respect of any Scheduled P&I Payment.

    - Such Mortgage Loan is modified by the Special Servicer to reduce the amount of any Scheduled P&I Payment (other than a Balloon Payment).

    - A Balloon Payment with respect to any Mortgage Loan has not been paid within 20 days following its most recent scheduled maturity date.

    - A receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing such Mortgage Loan.

    - The related Borrower becomes the subject of bankruptcy, insolvency or similar proceedings.

    - The Mortgaged Property securing such Mortgage Loan becomes an REO
      Property.

    As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined upon the first Determination Date following the later of the occurrence of the Appraisal Trigger Event (if no new appraisal is required) and the receipt of a new appraisal (if one is required)) equal to the excess, if any, of "x" over "y" where--

    - "x" is equal to the sum of:

      (i) the Stated Principal Balance of such Required Appraisal Loan;

      (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to the date of calculation (net of related Master Servicing Fees, and exclusive of any portion of such accrued and unpaid interest that constitutes Additional Interest and/or Default Interest);

     (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan;

      (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan, together with interest thereon;

      (v) any other unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan; and

      (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item); and

    - "y" is equal to 90% of the resulting appraised value of the related Mortgaged Property or REO Property (as such appraised value may be reduced (to not less than zero) by the amount of any obligations secured by liens on such property that are prior to the lien of the Required Appraisal Loan and estimated liquidation expenses).

    For so long as any Mortgage Loan remains a Required Appraisal Loan, the Special Servicer is required, on or about each anniversary of such loan's becoming a Required Appraisal Loan, to order an updated appraisal. Based upon such update, the Special Servicer must redetermine and report to the Trustee the new Appraisal Reduction Amount, if any, with respect to such Mortgage Loan. A Mortgage Loan will cease to be a Required Appraisal Loan, and if it has become a Corrected Mortgage Loan, it has remained current for a specified number of consecutive Scheduled P&I Payments, and no other Servicing Transfer Event has occurred during a specified period.

    The cost of each Required Appraisal (and any update thereof) will be advanced by the Special Servicer and will be reimbursable thereto as a Servicing Advance.

    If an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative will be entitled to obtain and deliver to the Master Servicer and the Trustee an appraisal meeting the requirements for a Required Appraisal and, further, will be entitled to request that the Appraisal Reduction Amount for such Required Appraisal Loan be recalculated based upon such new appraisal.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

    CERTIFICATEHOLDER REPORTS. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will be required to prepare and make available as described below under "--Information Available Electronically":

    (1) A "Distribution Date Statement" setting forth, among other things:

       - the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Principal Balance Certificates and applied to reduce the respective Certificate Balances thereof;

       - the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest, Prepayment Consideration and Additional Interest, respectively;

       - the Available Distribution Amount for such Distribution Date;

       - the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date;

       - the aggregate amount of (i) unreimbursed P&I Advances (and the aggregate amount of interest accrued and payable thereon) as of the close of business on the related Determination Date and (ii) unreimbursed Servicing Advances (and the aggregate amount of interest accrued and payable thereon) outstanding as of the close of business on the related Determination Date;

       - the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

       - the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans (other than REO Mortgage Loans) as of the close of business on the related Determination Date;

       - the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (i) delinquent one month, (ii) delinquent two months,
         (iii) delinquent three or more months, (iv) as to which foreclosure proceedings have been commenced, and (v) as to which, to the knowledge of the Master Servicer, bankruptcy proceedings have commenced in respect of the related Borrower;

       - as to each Mortgage Loan referred to in the preceding bullet point, (i) the loan number thereof, (ii) the Stated Principal Balance thereof immediately following such Distribution Date, (iii) whether the delinquency is in respect of its Balloon Payment, (iv) whether a notice of acceleration has been sent to the related Borrower and, if so, the date of such notice, (v) whether a "Phase I" environmental assessment of the related Mortgaged Property has been performed as contemplated by the Pooling Agreement and (vi) a brief description of the status of any foreclosure or bankruptcy proceedings or any workout or loan modification negotiations with the related Borrower;

       - with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (i) the loan number thereof, (ii) the nature of the liquidation event and, in the case of a determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined in accordance with the Servicing Standard, will be ultimately recoverable (a "Final Recovery Determination"), a brief description of the basis for such Final Recovery Determination, (iii) the aggregate of all Liquidation Proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates) and
         (iv) the amount of any Realized Loss in connection with such liquidation event;

       - with respect to any REO Property included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of such REO Property and the amount of income and other amounts, if any, received with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates), and, if available, the appraised value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

       - with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan as of the related acquisition date of such REO Property;

       - with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (i) the loan number of the related Mortgage Loan, (ii) a brief description of the basis for the Final Recovery Determination, (iii) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), (iv) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination, and (v), if available, the appraised value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

       - the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Interest Certificates for the related Interest Accrual Period;

       - any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on such Distribution Date, and if the full amount of the Principal Distribution Amount was not distributed on such Distribution Date, the portion of the shortfall affecting each Class of Principal Balance Certificates;

       - the Pass-Through Rate for each Class of Regular Interest Certificates for such Distribution Date;

       - the Principal Distribution Amount for such Distribution Date, in each such case separately identifying the respective components thereof (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

       - the aggregate of all Realized Losses incurred during the related Collection Period and from the Closing Date and all Additional Trust Fund Expenses (with a description thereof) incurred during the related Collection Period and from the Closing Date;

       - the Certificate Balance of each Class of Principal Balance Certificates and the Notional Amount of the Class X Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

       - the aggregate amount of interest on Advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period;

       - the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount (including an itemized calculation thereof) as of the related Determination Date;

       - the original and then current credit support levels for each Class of Regular Interest Certificates;

       - the original and then current ratings for each Class of Regular Interest Certificates;

       - the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected (i) during the related Collection Period and (ii) since the Closing Date;

       - the aggregate amount of servicing compensation (separately identifying the amount of each category of compensation) paid to the Master Servicer, the Special Servicer and, if payable directly out of the Trust Fund without a reduction in the servicing compensation otherwise payable to the Master Servicer or the Special Servicer, to each sub-servicer, during the related Collection Period; and

       - such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns.

    (2) A "CSSA Loan Periodic Update File" and a "CSSA Property File" setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

    (3) A "Mortgage Pool Data Update Report" (which may be included as part of the Distribution Date Statement) containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report is to contain substantially the categories of information regarding the Mortgage Loans set forth on Annexes A-1 and A-2 to this Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Borrowers to the Master Servicer or the Special Servicer, as the case may be, and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee), which information is to be presented in tabular format substantially similar to the format utilized on such annexes and shall also include a loan-by-loan listing showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid-through date, maturity date, net interest portion of the monthly payment, principal portion of the monthly payment, and any Prepayment Consideration received.

    The Master Servicer or the Special Servicer (as specified in the Pooling Agreement) is required to deliver to the Trustee monthly, and the Trustee is required to make available as described below under "-- Information Available Electronically," a copy of each of the following reports (collectively with the Distribution Date Statement, the "Certificateholder Reports"):

    (a) A "Delinquent Loan Status Report" containing substantially the information set forth in Annex D attached hereto and including, among other things, those Mortgage Loans which, in each such case as of the Determination Date immediately preceding the preparation of such report, was delinquent 30-59 days, was delinquent 60-89 days, was delinquent 90 days or more, was current but specially serviced, was in foreclosure but not REO Property or, to the knowledge of the Master Servicer or the Special Servicer, as the case may be, was the obligation of a Borrower as to which bankruptcy or insolvency proceedings have commenced or been commenced.

    (b) An "Historical Loan Modification Report" containing substantially the information set forth in Annex E attached hereto and including, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling Agreement, among other things, (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

    (c) An "Historical Loss Estimate Report" containing substantially the information set forth in Annex F attached hereto and including, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

    (d) An "REO Status Report" containing substantially the information set forth in Annex G attached hereto and including, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such

       Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

    (e) A "Watch List Report" containing substantially the content set forth in Annex H attached hereto, prepared by the Master Servicer and identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x, (ii) that has a stated maturity date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months,
       (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months, (viii) that is late in making its Scheduled P&I Payment three or more times in the preceding 12 months,
       (ix) with material deferred maintenance at the related Mortgaged Property or (x) that is 30 or more days delinquent.

    (f) A "Loan Payoff Notification Report" setting forth, among other things, for each Mortgage Loan where written notice of anticipated payoff has been received as of the Determination Date immediately preceding the preparation of such report, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of the Yield Maintenance Charge or Prepayment Premium due.

    (g) A "Comparative Financial Status Report" containing substantially the information set forth in Annex K attached hereto and including, among other things, the occupancy and debt service coverage ratio for each Mortgage Loan or related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report, and the revenue and net operating income for each of the following three periods (to the extent such information is in the Master Servicer's or the Special Servicer's possession): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

    In addition, upon the request of any Holder or, to the extent identified to the reasonable satisfaction of the Trustee, beneficial owner of an Offered Certificate, the Trustee will be required to request from the Master Servicer, and, upon receipt, make available, during normal business hours at the offices of the Trustee, to the requesting party, copies of the following reports required to be prepared and maintained by the Master Servicer and/or Special
Servicer:

    (x) with respect to any Mortgaged Property or REO Property, an "Operating Statement Analysis" (containing substantially the information set forth in Annex I), together with copies of the subject annual operating statements attached thereto as an exhibit), and presenting the computations made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or Special Servicer in the other reports referenced above; and

    (y) with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J for such property (with the related annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or Special Servicer in the other reports referenced above.

    The reports identified in clauses (a), (b), (c), (d), and (f) above are referred to in this Prospectus Supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (g), (x) and (y) above are referred to in this Prospectus Supplement as the "Restricted Master Servicer Reports".

    INFORMATION AVAILABLE ELECTRONICALLY. The Trustee will make available each month, to any interested party, the Distribution Date Statement, any Mortgage Pool Data Update Report (if separate from the Distribution Date Statement), the Unrestricted Sevicer Reports, the CSSA Loan Periodic Update Files and the CSSA loan setup files via the Trustee's Internet Website. The Trustee's Internet Website will initially be located at www.ctslink.com/cmbs. The Trustee will also make the Distribution Date Statement available via its electronic bulletin board and its fax-on-demand service. The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above mentioned services, investors may call (301) 815-6600. In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Pooling Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

    The Trustee will make available each month, the Restricted Servicer Reports and the CSSA Property File, to any Holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such Holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, to the Rating Agencies, to the Underwriters and to any of the parties to the Pooling Agreement via the Trustee's Internet Website with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling Agreement; provided, however, that the Rating Agencies, the Underwriters and the parties to the Pooling Agreement will not be required to provide such certification.

    Within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items of the monthly Distribution Date Statements relating to amount distributed to such Certificateholder and such other information as may be required to enable such Certificateholder to prepare its federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to have been satisfied to the extent such information is provided from time to time pursuant to the applicable requirements of the Code.

    The information that pertains to Specially Serviced Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer (directly or through the Master Servicer) to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

    OTHER INFORMATION. The Pooling Agreement will obligate the Trustee to make available at its Corporate Trust Office (as defined below) (or, with respect to the Mortgage Files, at its office in Minneapolis, Minnesota), during normal business hours, for review by any Holder or beneficial owner of an Offered Certificate or any person identified to the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items:

    - this Prospectus Supplement, the Prospectus and any other disclosure document relating to the Offered Certificates and the Private Certificates, in the form most recently provided to the Trustee by the Depositor or by any person designated by the Depositor;

    - the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Trustee since the Closing Date and any amendments thereto;

    - all reports made available to Certificateholders since the Closing Date as described under "--Reports to Certificateholders; Certain Available Information--Certificateholder Reports" above;

    - all annual performance certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this Prospectus Supplement;

    - all annual accountants' reports caused to be delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this Prospectus Supplement;

    - the most recent inspection report prepared by the Master Servicer or Special Servicer, as applicable, and delivered to the Trustee in respect of each Mortgaged Property as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this Prospectus Supplement;

    - any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loan; Sale of Defaulted Mortgage Loans and REO Properties" in this Prospectus Supplement revealed that both of the conditions set forth therein were not satisfied;

    - each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Special Servicer and delivered to the Trustee;

    - the most recent appraisal for each Mortgaged Property that has been delivered to the Trustee by either the Master Servicer or the Special Servicer; and

    - any and all officer's certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's or the Special Servicer's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance.

    Copies of any and all of the foregoing items will be available from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

    In connection with providing access to the items described above, the Trustee will require:

    (A) in the case of a beneficial owner of a Certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential; and

    (B) in the case of a prospective purchaser of Certificates or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Certificates or an interest therein, is requesting the information for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.

Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

    BOOK-ENTRY CERTIFICATES. Even if you hold your Certificates in book-entry from through DTC, you may obtain direct access to Certificateholder Reports and Operating Statement Analyses as if you were a Certificateholder, provided that you deliver a written certification to the Trustee confirming your beneficial ownership in the Offered Certificates. Otherwise, until such time as Definitive Certificates are issued in respect of your Certificates, the foregoing information will be available to you only to the extent that it is made available through DTC and the DTC Participants. Conveyance of notices and other communications by DTC to the DTC Participants, and by the DTC Participants to beneficial owners of the Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

VOTING RIGHTS

    At all times during the term of the Pooling Agreement:

    - 99% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Certificate Balances of such Classes of Certificates; and

    - 1% of the Voting Rights will be allocated to the Holders of the Class X Certificates.

    Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates--Voting Rights" in the Prospectus.

AMENDMENT

    In general, the Pooling Agreement may be amended, under the circumstances and subject to the conditions described in the Prospectus under "The Trust Agreement--Amendment of the Trust Agreement". In addition, the Pooling Agreement may be amended by the parties thereto if--

    - the Rating Agencies have confirmed in writing that such amendment will not result in a qualification (in the case of ratings assigned by Moody's), downgrade or withdrawal of any of the ratings then assigned to the respective Classes of Certificates; and

    - the parties to the Pooling Agreement have obtained the consent of 100% of the Holders of each Class of non-rated Certificates that may be materially and adversely affected by such amendment.

TERMINATION

    The obligations created by the Pooling Agreement will terminate following the earliest of:

    - the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund; and

    - the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by (in the following order of priority) the Depositor, Lehman, the Special Servicer, any Controlling Class Certificateholder (with priority among such Holders based on the size of their respective percentage interests in the Controlling Class) or the Master Servicer.

    Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

    Any such purchase by the Depositor, Lehman, the Special Servicer, a Controlling Class Certificateholder or the Master Servicer of all the Mortgage Loans and any REO Properties remaining in the Trust Fund is required to be made at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans plus the aggregate of appraised values of any REO Properties then included in the Trust Fund, minus (2) if the purchaser is the Master Servicer or the Special Servicer, the aggregate of amounts payable or reimbursable to such person under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Depositor, Lehman, the Special Servicer, any Controlling Class Certificateholder or the Master Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

    The purchase price paid in connection with the purchase of all Mortgage Loans and any REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

THE TRUSTEE

    Norwest Bank Minnesota, National Association ("Norwest Bank"), a national banking association, will act as Trustee on behalf of the Certificateholders. Norwest Bank, a direct, wholly-owned subsidiary of Wells Fargo & Company, was originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank maintains an office at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland (the "Corporate Trust Office"). Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their inquiries to the New York office. The telephone number is (212) 515-5240. See "The Trust Agreement--The Trustee", "--Duties of the Trustee" and "--Resignation of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Collection Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan (including each REO Mortgage Loan) for any Distribution Date will equal one month's interest for the most recently ended calendar month (calculated on a 30/360 Basis), accrued at the per annum rate (the "Trustee Fee Rate") set forth in the Pooling Agreement on the Stated Principal Balance of such Mortgage Loan outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

    The Trustee and any director, officer, employee or agent thereof will be entitled to indemnification, from amounts held in the Trust Fund, for any loss, liability or reasonable "out-of-pocket" expense arising in respect of the Pooling Agreement or the Certificates; except that such indemnification will not extend to any expense specifically required to be borne by the Trustee pursuant to the terms of the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder.

    The Trustee will also have certain duties with respect to REMIC administration. See "Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in this Prospectus Supplement.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

    GENERAL. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on:

    - the Pass-Through Rate for such Certificate;

    - the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs;

    - the rate, timing and severity of Realized Losses, Additional Trust Fund Expenses and Net Aggregate Prepayment Interest Shortfalls and the extent to which such losses, expenses and reductions result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs; and

    - the extent to which Prepayment Premiums, Yield Maintenance Charges and Additional Interest are collected on the Mortgage Loans and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

    PASS-THROUGH RATES. The Pass-Through Rates for the respective Classes of the Principal Balance Certificates are, in each case, fixed. However, the Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the Weighted Average Mortgage Pass-Through Rate from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. In addition, the Pass-Through Rate for the Class X Certificates will vary with changes in the relative sizes of the Certificate Balances of the respective Classes of Principal Balance Certificates. The Weighted Average Mortgage Pass-Through Rate and the Pass-Through Rate for the Class X Certificates will not be affected by modifications, waivers and amendments in respect of the Mortgage Loans.

    See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this Prospectus Supplement and "--Rate and Timing of Principal Payments" below.

    RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 and/or Class A-2 Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A-1 and Class A-2 Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other Classes of Principal Balance Certificates, sequentially based on their relative seniority, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all the Classes of Principal Balance Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the respective dates on which any Balloon Payments are due, the respective Anticipated Repayment Dates for the ARD Loans and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund).

    Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the Borrower under any ARD Loan to repay its Mortgage Loan by or shortly after the related Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Principal Balance Certificates. Although each ARD Loan includes incentives for the related Borrower to repay the Mortgage Loan by its Anticipated Repayment Date (E.G., an increase in the rate at which interest accrues and the application of all excess cash (net of the minimum required debt service, approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related Borrower will want or be able to repay the Mortgage Loan in full. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans-- Foreclosure" in the Prospectus.

    The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase a Class X Certificate or if you purchase any other Offered Certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

    In general, assuming you purchased your Certificates at a discount or premium, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance or notional amount of your Certificates, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments occurring at a rate higher (or lower) than you anticipated during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

    If you are considering the purchase of Class X Certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in your failure to recoup fully your initial investment.

    Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

    Even if they are available and distributable on your Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Certificates attributable to the related prepayments of the Mortgage Loans.

    DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. Although any such shortfalls may be made up on future Distribution Dates, no interest would accrue on any such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

    If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

    Even if losses on the Mortgage Loans do not result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates.

    CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including:

    - prevailing interest rates;

    - the terms of the Mortgage Loans (for example, provisions requiring Prepayment Consideration and/or Lockout Periods and amortization terms that require Balloon Payments);

    - the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

    - the general supply and demand for retail shopping space, rental apartments, office space, hotel and motel rooms, industrial space, health care facility beds or manufactured housing community pads, as the case may be, in such areas;

    - the quality of management of the Mortgaged Properties;

    - the servicing of the Mortgage Loans;

    - possible changes in tax laws; and

    - other opportunities for investment.

    See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this Prospectus Supplement and "Yield and Prepayment Considerations" in the Prospectus.

    The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a Borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, for an ARD Loan after its Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of an ARD Loan, out of certain net cash flow from the related Mortgaged Property). Assuming prevailing market interest rates exceed the related Revised Rate, the primary incentive to prepay an ARD Loan on or before its Anticipated Repayment Date is to give the Borrower access to excess cash flow, all of which (net of the minimum required debt service, approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

    Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some Borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some Borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

    If a Mortgage Loan is not in a Lockout Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related Borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus Supplement.

    The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

    UNPAID DISTRIBUTABLE CERTIFICATE INTEREST. If the portion of the Available Distribution Amount distributable in respect of interest on your Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable to you, the shortfall will be distributable to you on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity on your Certificates for so long as it is outstanding. See "Description of the Offered Certificates--Distributions--Priority of Payments" in this Prospectus Supplement.

    DELAY IN PAYMENT OF DISTRIBUTIONS. Because monthly distributions will not be made on the Certificates until several days after the Due Dates for the Mortgage Loans during the related Collection Period, your effective yield will be lower than the yield that would otherwise be produced by your Pass-Through Rate and purchase price (assuming such price did not account for such delay).

PRICE/YIELD TABLES

    The tables on Annex C-1 hereto (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class X Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Modeling Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (E.G., 4.12 means 4 12/32%) as a percentage of the initial Certificate Balance or Notional Amount of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class X Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the Notional Amount of Class X Certificates (as if it were a Certificate Balance).

    The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including June 1, 1999 to but excluding the Assumed Settlement Date (as defined below), and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

    For purposes of the Yield Tables (except in the case of the Class X Certificates), "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used in this Prospectus Supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

    Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans.

    The Yield Tables were derived from calculations based on the following assumptions (collectively, the "Modeling Assumptions"):

    - the Mortgage Loans have the characteristics set forth on Annex A-1 and the Initial Pool Balance is approximately $1,580,066,327;

    - the initial Certificate Balance or Notional Amount, as the case may be, of each Class of Regular Interest Certificates is as described in this Prospectus Supplement;

    - the Pass-Through Rate for each Class of Regular Interest Certificates is as described in this Prospectus Supplement.

    - there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by Borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties;

    - all Mortgage Loans have Due Dates on the first day of each month the payments are due and accrue interest on the respective basis described in this Prospectus Supplement (I.E., a 30/360 Basis or an Actual/360 Basis);

    - all prepayments are assumed to be accompanied by a full month's interest;

    - there are no breaches of the Depositor's representations and warranties regarding the Mortgage Loans;

    - Scheduled P&I Payments on the Mortgage Loans are timely received on the first day of each month;

    - no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lockout Period ("LOP"), yield maintenance period ("YMP") or declining premium period ("Declining Premium"), in each case if any; each ARD Loan is paid in full on its Anticipated Repayment Date; and, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments);

    - no person or entity entitled thereto exercises its right of optional termination described in this Prospectus Supplement under "Description of the Offered Certificates--Termination";

    - no Mortgage Loan is required to be repurchased by the Depositor;

    - no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

    - there are no Additional Trust Fund Expenses;

    - distributions on the Offered Certificates are made on the 15th day of each month, commencing in July 1999; and

    - the Offered Certificates are settled on June 10, 1999 (the "Assumed Settlement Date").

    The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus, neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with any designated scenario for the Yield Tables. In addition, there can be no assurance the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) during Lockout Periods, yield maintenance periods and/or declining premium periods, that the ARD Loans will be paid in full on their respective Anticipated Repayment Dates, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates. For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Yield Maintenance Charge, and a "declining premium period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated as a declining percentage of the principal amount prepaid.

WEIGHTED AVERAGE LIVES

    The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of any such Offered Certificate is determined as follows:

    - multiply the amount of each principal distribution on such Certificate by the number of years from the Assumed Settlement Date to the related Distribution Date;

    - sum the results; and

    - divide the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs.

    As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 and/or Class A-2 Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Principal Balance Certificates, sequentially based upon their relative seniority, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1 and Class A-2 Certificates may be shorter, and the weighted average lives of the other Classes of Principal Balance Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a PRO RATA basis among the respective Classes of Principal Balance Certificates.

    The tables (the "Decrement Tables") set forth in Annex C-2 show with respect to each Class of Offered Certificates (other than the Class X Certificates) the weighted average life thereof, and the percentage of the initial related Certificate Balance that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

    As used in each of the Decrement Tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity (except that each ARD Loan is paid in full on its Anticipated Repayment Date). The columns headed "25%", "50%", "75%" and "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lockout Period, yield maintenance period or declining premium period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs (except that each ARD Loan is paid in full on its Anticipated Repayment Date). There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lockout Period, a yield maintenance period or a declining premium period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions set forth in this Prospectus Supplement at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions set forth in this Prospectus Supplement at the same rate or that Mortgage Loans that are in a Lockout Period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

    To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the Decrement Tables, the Class A-1, Class A-2, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by such tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any of the specified CPRs until maturity or that the Mortgage Loans will all prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the Decrement Tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. You are urged to conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay.

                                USE OF PROCEEDS

    Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The Pooling Agreement will require the Trustee, as REMIC Administrator, to make elections to treat designated portions of the Trust Fund as three separate REMICs, with the designations "REMIC I", "REMIC II" and "REMIC III", respectively. Upon the issuance of the Certificates, Sidley & Austin, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with the Pooling Agreement, REMIC I, REMIC II, and REMIC III, respectively, will each qualify as a REMIC under the Code. For federal income tax purposes, (i) the separate non-certificated regular interests in REMIC I will be "regular interests" in REMIC I and will constitute the assets of REMIC II, (ii) the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I, (iii) the separate non-certificated regular interests in REMIC II will be "regular interests" in REMIC II and will constitute the assets of REMIC III, (iv) the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II, (v) the Regular Interest Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (vi) the Class R-III Certificates will evidence the sole class of residual interests in REMIC III.

    For federal income tax purposes the Class X Certificates will evidence multiple "regular interests" in REMIC III. See "Federal Income Tax Considerations" in the Prospectus. The Class M Certificates will represent undivided beneficial interests in the portion of the Trust Fund consisting of any Additional Interest collected on the ARD Loans, and such portion will be treated as part of a grantor trust for federal income tax purposes.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

    For federal income tax reporting purposes, it is anticipated that the Class E and Class X Certificates will, and the other Classes of Offered Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay (that is, a CPR of 0%), except that the ARD Loans will be repaid in full on their respective Anticipated Repayment Dates. There can be no assurance, however, that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See "Federal Income Tax Considerations" in the Prospectus.

    The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Internal Revenue Code of 1986 (the "Code") generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. It is recommended that you consult your own tax advisor concerning the tax treatment of your Certificates.

    If the method for computing original issue discount described in the Prospectus results in a negative amount for any period, a possibility of particular relevance to the Class X Certificates, the amount of original issue discount allocable to such period would be zero and such Certificateholders will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a Holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

    The OID regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when debt instruments are issued by a single issuer to a single holder. Although it is not clear that this aggregation rule technically applies to REMIC regular interests or other instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to Certificateholders and the IRS with respect to the Class X Certificates, which evidence the ownership of multiple regular interests, will be based on such aggregate method of computing the yield on the related regular interests. If you are contemplating the purchase of Class X Certificates, it is recommended that you consult your own tax advisor about the use of this methodology and the potential consequences of being required to report original issue discount separately with respect to each of the regular interests evidenced by the Class X Certificates.

    Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any Holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. If you acquire an interest in any such Class of Certificates, it is recommended that you consult your own tax advisor regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Considerations--Taxation of Regular Interest Securities--Market Discount and Premium" in the Prospectus.

    Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the Holders of each Class of Certificates entitled thereto as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the Holder of a Class of Certificates entitled thereto. For federal income tax reporting purposes, a Prepayment Premium or Yield Maintenance Charge will be treated as income to the Holders of a Class of Certificates entitled thereto only after the Master Servicer's actual receipt of such Prepayment Premium or Yield Maintenance Charge. The Internal Revenue Service may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Prepayment Premiums and Yield Maintenance Charges prior to their actual receipt. In the event that such projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the Holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. The correct characterization of such income is not entirely clear, however, and it is recommended that you consider consulting your own tax advisor concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

CONSTRUCTIVE SALES OF CLASS X CERTIFICATES

    The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that (i) entitle the Holder to a specified principal amount, (ii) pay interest at a fixed or variable rate and (iii) are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Accordingly, only Class X Certificates, which do not have a principal balance, could be subject to this provision if a Holder of a Class X Certificate were to engage in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

    Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

    Most of the Mortgage Loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(c) of the Code, and consequently the Regular Interest Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the Regular Interest Certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code.

    The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code. To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related Borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(B) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See "Description of the Mortgage Pool" in this Prospectus Supplement.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

    In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code. To the extent that income the Trust receives from an REO Property is subject to (i) a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the Trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders.

    To the extent permitted by then applicable laws, any tax on "prohibited transactions", tax on non-permitted contributions or tax on "net income from foreclosure property" that may be imposed on any of REMIC I, REMIC II or REMIC III will be borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer, in any case out of its own funds, if (but only if)--

    - such person has sufficient assets to do so, and

    - such tax arises out of a breach of such person's obligations under certain specified sections of the Pooling Agreement.

Any such tax not borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer will be charged against the Trust resulting in a reduction in amounts available for distribution to the Certificateholders. See "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

    It is possible that a Puerto Rican withholding tax may be imposed at a rate of 29% on interest payments received by the REMIC on a Mortgage Loan secured by Mortgaged Property located in Puerto Rico if a Certificateholder owns more than 50% of the related Borrower. In such a case, the withholding tax imposed on the REMIC would be specially allocated to the Certificateholder owning more than 50% of the Borrower, with the amount of tax treated as distributed to such holder. The Certificateholder would not be entitled to claim foreign tax credits for federal income tax purposes with respect to any such Puerto Rican withholding tax imposed on the REMIC. Accordingly, investment in the Certificates may not be suitable for investors that own more than 50% of a Borrower under a Mortgage Loan secured by Mortgaged Property located in Puerto Rico.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

    Reporting of interest income, including original issue discount, if any, with respect to Regular Interest Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual Holders of Regular Interest Certificates and the IRS; Holders of Regular Interest Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The related REMIC must also comply with rules requiring a Regular Interest Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the Residual Interest Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

    As applicable, the Regular Interest Certificate information reports will include a statement of the adjusted issue price of the Regular Interest Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to a particular Holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

    For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Considerations" in the Prospectus.

                          CERTAIN ERISA CONSIDERATIONS

    A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

    The U.S. Department of Labor has issued an individual prohibited transaction exemption (a "PTE") to Lehman (PTE 91-14). Subject to the satisfaction of certain conditions set forth therein, PTE 91-14 (the "Exemption") generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to, among other things, the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, that are underwritten by one of the following parties (collectively, the "Exemption Favored Parties")--

    (a) Lehman,

    (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman, and

    (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Offered Certificates.

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. The conditions are as follows:

    - FIRST, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    - SECOND, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates;

    - THIRD, at the time of its acquisition by the Plan such Senior Certificate must be rated in one of the three highest generic rating categories by Moody's, S&P, Fitch IBCA, Inc. ("Fitch") or DCR.

    - FOURTH, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of the Exemption-Favored Parties, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicers, the Originator, each Borrower, if any, with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Certificates and any and all affiliates of any of the aforementioned persons;

    - FIFTH, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage

      Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

    - SIXTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

    Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that the Class A-1 and Class A-2 Certificates be rated not lower than "Aaa" by Moody's and "AAA" by DCR and that the Class X Certificates be rated not lower than "Aaa" by Moody's and "AAA" by DCR. Furthermore, upon initial issuance of the Certificates, the Trustee will not be affiliated with any other member of the Restricted Group. Accordingly, as of the Closing Date, the third and fourth general conditions set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second, third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A PLAN'S AUTHORIZING FIDUCIARY WILL BE DEEMED TO MAKE A REPRESENTATION REGARDING SATISFACTION OF THE SIXTH GENERAL CONDITION SET FORTH ABOVE IN CONNECTION WITH THE PURCHASE OF A SENIOR CERTIFICATE.

    The Exemption also requires that the Trust meet the following requirements:

    - the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

    - certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of Senior Certificates and

    - certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date of this Prospectus Supplement.

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with--

    (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Originator, or a Borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan;

    (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan; and

   (iii) the continued holding of Senior Certificates by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of this Prospectus Supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

    In addition, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with--

    (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is--

       (a) a Mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans; or

       (b) an affiliate of such a person;

    (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan; and

    (3) the continued holding of Senior Certificates by a Plan.

    Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Fund.

    Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

    Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that:

    - the Senior Certificates constitute "certificates" for purposes of the Exemption; and

    - the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of such purchase.

    In addition to determining the availability of the exemptive relief provided in the Exemption, a Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

    THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. AS A RESULT, NO TRANSFER OF A CLASS B, CLASS C, CLASS D OR CLASS E CERTIFICATE

OR ANY INTEREST THEREIN MAY BE MADE TO A PLAN OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. ANY PERSON TO WHOM A TRANSFER OF ANY SUCH CERTIFICATE OR INTEREST THEREIN IS MADE WILL BE DEEMED TO HAVE REPRESENTED TO THE DEPOSITOR, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, ANY SUB-SERVICER AND ANY MORTGAGOR WITH RESPECT TO THE MORTGAGE LOANS, THAT EITHER (I) IT IS NOT A PLAN AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, OR WITH ASSETS OF A PLAN OR (II) THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS SO EXEMPT ON THE BASIS OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

    Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) that do not meet the requirements of the Exemption solely because they (a) are subordinated to other Classes of Certificates in the Trust or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, DCR and S&P. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B, Class C, Class D and Class E Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

    A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

    Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

    The sale of Offered Certificates to a Plan is in no respect a representation or warranty by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

    Upon issuance, the Senior Certificates and Class B Certificates (collectively, the "SMMEA Certificates") will constitute "mortgage related securities" for purposes of SMMEA. However, in order to remain "mortgage related securities", the SMMEA Certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. In addition, the SMMEA Certificates will constitute "mortgage related securities" in part because they evidence interest in notes secured by first (or effectively first) mortgage liens on one or more parcels of real estate upon which is located a residential, commercial or mixed residential and commercial structure.

    THE CLASS C, CLASS D AND CLASS E CERTIFICATES WILL NOT UPON ISSUANCE BE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA. As a result, the appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, is subject to significant interpretive uncertainties.

    The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

    All depository institutions considering an investment in the Offered Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Investment Securities and End-User Derivatives Activities (to the extent adopted by their respective regulatory authorities), setting forth general guidelines which depository institutions must follow in managing risks applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

    See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the underwriting arrangement between the Depositor and the Underwriters, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase all of the Offered Certificates allocated between the Underwriters as set forth on the table below. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 104.9% of the initial aggregate Certificate Balance of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates, plus accrued interest on all the Offered Certificates from the Cut-off Date.

            ALLOCATION OF OFFERED CERTIFICATES BETWEEN UNDERWRITERS

UNDERWRITER                                    CLASS A-1      CLASS A-2      CLASS X      CLASS B      CLASS C      CLASS D
-------------------------------------------  -------------  -------------  -----------  -----------  -----------  -----------
Lehman Brothers Inc........................          100%           100%          100%         100%         100%         100%
Merrill Lynch, Pierce,
  Fenner & Smith Incorporated..............            0%             0%            0%           0%           0%           0%
                                                     ---            ---           ---          ---          ---          ---
Total......................................          100%           100%          100%         100%         100%         100%
                                                     ---            ---           ---          ---          ---          ---
                                                     ---            ---           ---          ---          ---          ---

UNDERWRITER                                    CLASS E
-------------------------------------------  -----------
Lehman Brothers Inc........................         100%
Merrill Lynch, Pierce,
  Fenner & Smith Incorporated..............           0%
                                                    ---
Total......................................         100%
                                                    ---
                                                    ---

    Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

    Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. You should consult with your legal advisors in this regard prior to any such reoffer or sale.

    The Underwriters have advised the Depositor that they, through one or more of their respective affiliates, presently intend to make a market in the Offered Certificates, but have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--Risks Associated with Liquidity and Market Value" in this Prospectus Supplement and "Risk Factors--Limited Liquidity" in the Prospectus.

    The Depositor has agreed to indemnify the Underwriters and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act against, or to make contributions to the Underwriters and each such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Depositor and the Underwriters by Sidley & Austin, New York, New York.

                                    RATINGS

    It is a condition to their issuance that the respective Classes of Offered Certificates be rated as follows:

CLASS                                                                          MOODY'S       DCR
---------------------------------------------------------------------------  -----------  ---------
Class A-1..................................................................      Aaa         AAA
Class A-2..................................................................      Aaa         AAA
Class B....................................................................      Aa2         AA
Class C....................................................................      A2           A
Class D....................................................................     Baa2         BBB
Class E....................................................................     Baa3        BBB-
Class X....................................................................      Aaa         AAA

    The ratings of the Offered Certificates address the likelihood of the timely receipt by Holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by Holders thereof of all payments of principal to which they are entitled by the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of:

    - the tax attributes of the Offered Certificates or of the Trust;

    - the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans;

    - the degree to which such prepayments might differ from those originally anticipated;

    - whether and to what extent Prepayment Premiums and Yield Maintenance Charges will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors; or

    - whether and to what extent Additional Interest will accrue or be collected on the ARD Loans.

    Also, a security rating does not represent any assessment of the yield to maturity that you may experience or, if you are purchasing Class X Certificates, the possibility that you might not fully recover your investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans (including both voluntary and involuntary prepayments).

    In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. As described in this Prospectus Supplement, the amounts payable with respect to the Class X Certificates do not include principal. Thus, if the Mortgage Pool were to prepay in the initial month, the Holders of the Class X Certificates would receive only a single month's interest. Although such Holders may have suffered a nearly complete loss of their investment, such result is consistent with the ratings received on the Class X Certificates because all amounts "due" to such Certificateholders would have been paid. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction in the Certificate Balance of a Class of Principal Balance Certificates, whether as a result of principal payments or in connection with Realized Losses and Additional Trust Fund Expenses. The ratings on the Class X Certificates do not address the timing or magnitude of any reduction of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

    There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be qualified (in the case of ratings assigned by Moody's), downgraded or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Moody's and/or DCR.

    The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--Limited Nature of Credit Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                              PAGE
                                           -----------
30/360 Basis.............................         S-51
30/360 Mortgage Loans....................         S-51
Accelerated Amortization Payments........         S-52
Accrued Certificate Interest.............        S-110
Actual/360 Basis.........................         S-51
Actual/360 Mortgage Loans................         S-51
Additional Interest......................         S-51
Additional Interest Rate.................         S-51
Additional Rights........................         S-57
Additional Trust Fund Expense............        S-117
Administrative Cost Rate.................         S-63
Advances.................................         S-21
Anticipated Repayment Date...............         S-28
Appraisal Reduction Amount...............        S-120
Appraisal Trigger Event..................        S-119
Appraisal Trigger Events.................         S-21
ARD......................................         S-28
ARD Loan.................................         S-51
ARD Loans................................         S-28
Assumed Final Distribution Date..........         S-10
Assumed P&I Payment......................        S-119
Assumed Settlement Date..................        S-134
Available Distribution Amount............        S-109
Balloon Loan.............................   S-28, S-51
Balloon Payment..........................         S-28
Bond-Type Leases.........................         S-57
Borrower.................................         S-22
Casualty or Condemnation Rights..........         S-57
CERCLA...................................         S-43
Certificate Balance......................        S-104
Certificate Registrar....................        S-105
Certificateholder Reports................        S-123
Certificateholders.......................          S-8
Certificates.............................          S-8
Class....................................          S-8
Class A Principal Distribution Cross-Over
  Date...................................        S-112
Class X Strip Rate.......................        S-110
Closing Date.............................          S-9
Code.....................................        S-136
Collection Account.......................        S-105
Collection Period........................         S-10
Comparative Financial Status Report......        S-124
Compensating Interest Payment............         S-83
Component................................        S-104
Condemnation Proceeds....................         S-89
Constant Prepayment Rate.................        S-133

                                              PAGE
                                           -----------
Controlling Class........................    S-9, S-92
Controlling Class Representative.........         S-92
Controlling Class Certificateholder......         S-85
Corporate Trust Office...................        S-128
Corrected Mortgage Loan..................         S-81
CPR......................................        S-133
Credit Lease.............................         S-39
Credit Lease Default.....................         S-57
Credit Lease Guarantor...................         S-39
Credit Lease Loan........................         S-39
Credit Lease Loans.......................         S-27
Credit Tenant............................         S-39
Cross-Collateralized Mortgage Loans......   S-45, S-55
CSSA Loan Periodic Update File...........        S-123
CSSA Property File.......................        S-123
Custodial Account........................         S-89
Cut-off Date.............................          S-9
Cut-off Date Balance.....................         S-49
Cut-off Date DSC Ratio...................         S-61
Cut-off Date Loan-to-Value Ratio.........         S-63
Cut-off Date LTV.........................         S-63
Cut-off Date LTV Ratio...................         S-63
DCR......................................          S-3
Debt Service Coverage Ratio..............         S-61
Declining Premium........................        S-134
Decrement Tables.........................        S-135
Default Interest.........................         S-82
Defeasance Collateral....................         S-53
Defeasance Loan..........................   S-29, S-53
Definitive Certificate...................        S-105
Delinquent Loan Status Report............        S-123
Depositor................................     S-1, S-8
Determination Date.......................         S-10
Discount Rate............................        S-115
Distributable Certificate Interest.......        S-110
Distribution Date........................          S-9
Distribution Date Statement..............        S-121
Double Net Leases........................         S-57
DSC Ratio................................         S-61
DTC......................................         S-13
DTC Participants.........................        S-105
Due Date.................................         S-28
EAB Plaza Loan...........................         S-67
EAB Plaza Property.......................         S-67
Eligible Account.........................         S-89
Enhancement Insurer......................         S-58
ERISA....................................        S-140

                                              PAGE
                                           -----------
Events of Default........................        S-100
Excluded Plan............................        S-142
Exemption................................        S-140
Exemption Favored Parties................        S-140
Final Recovery Determination.............        S-121
First Principal Payment Date.............        S-132
Fully Amortizing Loan....................         S-52
Fully Amortizing Loans...................         S-28
FUNB.....................................         S-81
GMACCM...................................         S-82
Grantor Trust............................         S-13
Ground Lease.............................         S-68
Historical Loan Modification Report......        S-123
Historical Loss Estimate Report..........        S-123
Holders..................................          S-8
Hospitality Properties...................         S-37
Initial Pool Balance.....................          S-1
Insurance Proceeds.......................         S-89
Interest Accrual Period..................         S-10
Interest Reserve Account.................        S-109
Interest Reserve Amount..................        S-109
IRS......................................        S-136
Last Principal Payment Date..............        S-132
Lease Enhancement Policy.................         S-57
Lehman...................................          S-1
Liquidation Fee..........................         S-84
Liquidation Fee Rate.....................         S-84
Liquidation Proceeds.....................         S-89
Loan Payoff Notification Report..........        S-124
Lockbox Account..........................         S-52
Lockout Period...........................         S-52
LOP......................................        S-134
LUSTs....................................         S-44
Maintenance Rights.......................         S-57
Master Servicer..........................          S-8
Master Servicing Fee.....................         S-82
Master Servicing Fee Rate................         S-82
Material Breach..........................         S-78
Maturity Date Loan-to-Value Ratio........         S-63
Maturity Date LTV........................         S-63
Material Document Defect.................         S-76
Maturity Loan-to-Value Ratio.............         S-63
Maturity LTV Ratio.......................         S-63
Modeling Assumptions.....................        S-133
Moody's..................................          S-3
Mortgage.................................         S-49
Mortgage File............................         S-76
Mortgage Pool Data Update Report.........        S-123
Mortgage Pool Deficit....................         S-20
                                              PAGE
                                           -----------
Mortgage Loan Schedule...................         S-77
Mortgage Loans...........................          S-8
Mortgage Note............................         S-49
Mortgage Pass-Through Rate...............        S-108
Mortgage Pool............................         S-22
Mortgage Rate............................         S-28
Mortgaged Property.......................         S-22
Multifamily Rental Properties............         S-38
NAP......................................         S-65
NAV......................................         S-65
Net Aggregate Prepayment Interest
  Shortfall..............................         S-83
Net Cash Flow............................         S-61
NOI Adjustment Worksheet.................        S-124
Non-REMIC Assets.........................         S-13
Nonrecoverable Advance...................         S-91
Nonrecoverable P&I Advance...............        S-118
Nonrecoverable Servicing Advance.........         S-86
Norwest Bank.............................        S-128
Notional Amount..........................        S-104
Occupancy Percentage.....................         S-64
Occupancy Rate...........................         S-64
Offered Certificates.....................          S-1
Office Properties........................         S-37
OID Regulations..........................        S-136
Open Period..............................         S-53
Operating Statement Analysis.............        S-124
Original Amortization Term...............         S-63
Original Interest-Only Period............         S-65
Original Term to Maturity................         S-64
Originator...............................         S-50
P&I Advance..............................         S-21
Party in Interest........................        S-141
Pass-Through Rate........................         S-11
Penn Square Mall Loan....................         S-72
Penn Square Mall Property................         S-73
Permitted Investments....................         S-83
Plan.....................................        S-140
Plan Assets..............................        S-140
Pooling Agreement........................          S-8
Prepayment Consideration.................         S-45
Prepayment Consideration Period..........         S-52
Prepayment Interest Excess...............         S-82
Prepayment Interest Shortfall............         S-83
Prepayment Premium.......................         S-45
Primary Term.............................         S-55
Principal Balance Certificates...........         S-18
Principal Distribution Amount............        S-110
Private Certificates.....................          S-1
Prospectus...............................          S-3

                                              PAGE
                                           -----------
Prospectus Supplement....................          S-3
PTCE.....................................         S-32
PTCE 95-60...............................        S-143
PTE......................................        S-140
Purchase Price...........................         S-78
Qualified Insurers.......................         S-98
Rated Final Distribution Date............         S-10
Rating Agencies..........................          S-3
Realized Losses..........................        S-117
Record Date..............................          S-9
Regular Interest Certificates............        S-105
Related Proceeds.........................         S-85
REMIC....................................         S-13
REMIC Administrator......................          S-9
REMIC I..................................        S-136
REMIC II.................................        S-136
REMIC III................................        S-136
REO Account..............................         S-96
REO Extension............................         S-95
REO Mortgage Loan........................         S-82
REO Property.............................         S-80
REO Status Report........................        S-123
REO Tax..................................         S-96
Required Appraisal.......................        S-119
Required Appraisal Loan..................        S-119
Residual Interest Certificates...........        S-104
Restricted Group.........................        S-140
Restricted Master Servicer Reports.......        S-124
Retail Properties........................         S-36
Revised Rate.............................         S-51
S&P......................................         S-58
Scheduled P&I Payments...................         S-28
Senior Certificates......................         S-17
Servicing Advance........................         S-21
Servicing Standard.......................         S-80
Servicing Transfer Event.................         S-81
                                              PAGE
                                           -----------
Similar Law..............................        S-143
SMMEA....................................         S-15
SMMEA Certificates.......................        S-143
Special Servicer.........................          S-8
Special Servicing Fee....................         S-84
Special Servicing Fee Rate...............         S-84
Specially Serviced Assets................         S-80
Specially Serviced Mortgage Loan.........         S-80
Starwood Financial-Promus Loan...........         S-68
Starwood Financial-Promus Properties.....         S-68
Stated Principal Balance.................        S-108
Subordinate Available Distribution
  Amount.................................        S-112
Subordinate Certificates.................        S-112
Subordinate Principal Balance
  Certificates...........................         S-19
Triple Net Leases........................         S-57
Trust....................................          S-8
Trust Fund...............................          S-8
Trustee..................................          S-9
Trustee Fee..............................        S-128
Trustee Fee Rate.........................        S-128
Underwriters.............................          S-1
Unrestricted Master Servicer Reports.....        S-124
Voting Rights............................        S-127
Watch List Report........................        S-124
Weighted Average Mortgage Pass-Through
  Rate...................................        S-110
Woodland Hills Mall Loan.................         S-70
Woodland Hills Mall Property.............         S-70
Workout Fee..............................         S-84
Workout Fee Rate.........................         S-84
Yield Maintenance Charge.................         S-45
Yield Tables.............................        S-132

Lehman Brothers Commercial Mortgage Trust 99 - C1

ITALICS indicate mortgage loans secured by multiple properties.

Control No.  Property Name                              Address                                 City              State    Zip Code
====================================================================================================================================
     1       Starwood Financial                         Various                                 Various          Various   Various
    1a       DoubleTree Hotel - Sonoma County           1 Doubletree Drive                      Rohnert Park        CA      94928
    1b       DoubleTree Hotel - San Diego               7450 Hazard Center Drive                San Diego           CA      92108
    1c       DoubleTree Hotel - Kelso                   510 Kelso Drive                         Kelso               WA      98626
------------------------------------------------------------------------------------------------------------------------------------
    1d       DoubleTree Hotel - Medford                 200 North Riverside Avenue              Medford             OR      97501
    1e       DoubleTree Hotel - Durango                 501 Camino Del Rio                      Durango             CO      81301
    1f       Red Lion Inn - Eugene                      205 Coburg Road                         Eugene              OR      97401
    1g       DoubleTree Hotel at the Quay - Vancouver   100 Columbia Street                     Vancouver           WA      98660
    1h       Red Lion Inn - Sacramento                  1401 Arden Way                          Sacramento          CA      95815
------------------------------------------------------------------------------------------------------------------------------------
    1i       Red Lion Inn - Astoria                     400 Industry Street                     Astoria             OR      97103
    1j       DoubleTree Hotel - Wenatchee               1225 North Wenatchee Avenue             Wenatchee           WA      98801
    1k       DoubleTree Hotel - Seattle Airport         18740 International Boulevard           Seattle             WA      98188
    1l       Red Lion Inn - Bend                        1415 NE Third Street                    Bend                OR      97701
    1m       Red Lion Inn - Coos Bay                    1313 North Bayside Drive                Coos Bay            OR      97420
------------------------------------------------------------------------------------------------------------------------------------
    1n       DoubleTree Hotel - Pendleton               304 South East Nye Avenue               Pendleton           OR      97801
    1o       Red Lion Inn - Missoula                    700 West Broadway Street                Missoula            MT      59802
    1p       DoubleTree Hotel - Salt Lake City          255 South West Temple Street            Salt Lake City      UT      84101
    1q       DoubleTree Hotel - Boise                   1800 Fairview Avenue                    Boise               ID      83702

------------------------------------------------------------------------------------------------------------------------------------
     2       EAB Plaza                                  Glenn Curtis Blvd & Hempstead
                                                        Turnpike                                Uniondale           NY      11553
     3       Woodland Hills Mall                        7021 S. Memorial Drive                  Tulsa               OK      74133
     4       Penn Square Mall                           1901 Northwest Expressway               Oklahoma City       OK      73118
     5       Grand Central Mall                         100 Grand Central Mall                  Parkersburg         WV      26101
     6       Crossroads Mall                            6650 South Westnedge Avenue             Portage             MI      49024
------------------------------------------------------------------------------------------------------------------------------------
     7       Natomas Corporate Center                   1740, 1750, 1760 Creekside Oaks
                                                        Drive and 2485, 2495, 2525 Natomas
                                                        Park Drive                              Sacramento          CA      95833
     8       Carmel Plaza                               Ocean Avenue at Mission Street          Carmel              CA      93923
     9       Boston Design Center                       One Design Center Place                 Boston              MA      02210
    10       Corporetum Office Campus                   550, 650, 850, 950, 1050 Warrenville
                                                        Road                                    Lisle               IL      60532
    11       Tropicana Centre                           3055, 3335, 3365 E. Tropicana Avenue    Paradise            NV      89120
------------------------------------------------------------------------------------------------------------------------------------
    12       Hickory Point Mall                         NWC of I-72 & US 51                     Forsyth             IL      62535
    13       Pacific Park Plaza                         711 Kapiolani Boulevard                 Honolulu            HI      96813

    14       Arden                                      Various                                 Various             CA     Various
    14a      Arden - Panorama Corporate Center          5251 & 5271 Viewridge Court             San Diego           CA      92123
------------------------------------------------------------------------------------------------------------------------------------
    14b      Arden - Grand Avenue Plaza                 1970 & 1990 East Grand Avenue           El Segundo          CA      90245
    14c      Arden - Clarendon Crest                    22144 Clarendon Street                  Woodland Hills      CA      91367

    15       Westland Promenade                         3890 West 18th Avenue                   Hialeah             FL      33012
    16       Forest Plaza                               2040-2060 Forest Avenue                 Staten Island       NY      10303
------------------------------------------------------------------------------------------------------------------------------------

    17       Wal-Mart                                   Various                                 Various          Various   Various
    17a      Wal-Mart Plaza (Champaign)                 1006 West Anthony                       Champaign           IL      61820
    17b      Wal-Mart Plaza (Benton Harbor)             1350-1396 Mall Drive                    Benton Township     MI      49022
    17c      Wal-Mart Plaza (Chanute)                   2510 South Santa Fe Ave.                Chanute             KS      66720
------------------------------------------------------------------------------------------------------------------------------------
    17d      Wal-Mart Plaza (ElDorado)                  2730 West Central                       El Dorado           KS      67042
    17e      Wal-Mart Plaza (Malan)                     519-625 North 13th Street               Decatur             IN      46733
    17f      Wal-Mart Plaza (Huntington)                234-240 Hauenstein                      Huntington          IN      46750
    17g      Wal-Mart Plaza (Jacksonville)              1221 W. Morton Avenue                   Jacksonville        IL      62650
    17h      Wal-Mart Plaza (Little Falls)              1900 - 1906 State Highway 27            Little Falls        MN      56345
------------------------------------------------------------------------------------------------------------------------------------
    17i      Wal-Mart Plaza  (Ontario)                  329 Lexington-Springmill Rd.            Ontario             OH      44906
    17j      Wal-Mart (Owasso)                          1561-1695 M-21                          Owosso              MI      48867
    17k      Wal-Mart Plaza (Sturgis)                   69821 Centerville Road                  Sturgis             MI      49091
    17l      Wal-Mart Plaza (Crawfordsville)            1611 US 231South                        Crawfordsville      IN      47933

------------------------------------------------------------------------------------------------------------------------------------
    18       Trujillo Alto Shopping Center              Trujillo Alto Plaza Kilometer 3.4       Trujillo Alto       PR      00760

                                                                 % of       Cumulative
                 Cross                                         Aggregate   % of Initial                               Interest
             Collateralized      Original     Cut-off Date   Cut-off Date      Pool       Mortgage   Administrative   Accrual
Control No.      Groups         Balance ($)    Balance ($)      Balance      Balance      Rate (%)   Cost Rate (%)     Method
====================================================================================================================================
     1          LB99C1-1       155,400,000    154,954,659         9.81         9.81       7.43800        0.1020        Act/360
    1a
    1b
    1c
------------------------------------------------------------------------------------------------------------------------------------
    1d
    1e
    1f
    1g
    1h
------------------------------------------------------------------------------------------------------------------------------------
    1i
    1j
    1k
    1l
    1m
------------------------------------------------------------------------------------------------------------------------------------
    1n
    1o
    1p
    1q

------------------------------------------------------------------------------------------------------------------------------------
     2
                   No          139,804,231    139,367,162         8.82        18.63       7.33000        0.1020        Act/360
     3             No           90,000,000     89,644,244         5.67        24.30       7.00000        0.1020        Act/360
     4             No           75,000,000     74,844,822         4.74        29.04       7.02500        0.1020        Act/360
     5             No           52,500,000     52,332,103         3.31        32.35       7.18000        0.1020        Act/360
     6             No           45,000,000     45,000,000         2.85        35.20       7.40000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
     7

                   No           38,000,000     37,874,599         2.40        37.59       7.02000        0.1020        Act/360
     8             No           29,000,000     28,984,263         1.83        39.43       7.45000        0.1020        Act/360
     9             No           29,000,000     28,957,613         1.83        41.26       7.77000        0.1020        Act/360
    10
                   No           26,000,000     25,914,201         1.64        42.90       7.02000        0.1020        Act/360
    11             No           25,250,000     25,208,339         1.60        44.50       7.85000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    12             No           24,500,000     24,478,946         1.55        46.05       7.85000        0.1020        Act/360
    13             No           23,300,000     23,261,111         1.47        47.52       7.81000        0.1020        Act/360

    14          LB99C1-4        22,525,000     22,525,000         1.43        48.94       7.54000        0.1020        Act/360
    14a
------------------------------------------------------------------------------------------------------------------------------------
    14b
    14c

    15             No           21,500,000     21,489,417         1.36        50.30       7.74000        0.1020        Act/360
    16             No           19,250,000     19,240,492         1.22        51.52       7.73000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------

    17          LB99C1-6        17,702,261     17,677,473         1.12        52.64       7.43000        0.1270        Act/360
    17a
    17b
    17c
------------------------------------------------------------------------------------------------------------------------------------
    17d
    17e
    17f
    17g
    17h
------------------------------------------------------------------------------------------------------------------------------------
    17i
    17j
    17k
    17l

------------------------------------------------------------------------------------------------------------------------------------
    18             No           15,900,000     15,833,272         1.00        53.64       7.40000        0.1020        Act/360

                                Original
                                Interest-   Remaining   Original  Remaining                                            Maturity or
                                  Only      Interest-   Term to    Term to     Original      Remaining                 Anticipated
                                 Period    Only Period  Maturity  Maturity   Amortization  Amortization  Origination    Repayment
Control No.  Amortization Type   (Mos.)      (Mos.)      (Mos.)    (Mos.)    Term (Mos.)    Term (Mos.)     Date          Date
==================================================================================================================================
     1        Hyperamortizing                             120       118         262            260         3/5/99        4/1/09
    1a
    1b
    1c
----------------------------------------------------------------------------------------------------------------------------------
    1d
    1e
    1f
    1g
    1h
----------------------------------------------------------------------------------------------------------------------------------
    1i
    1j
    1k
    1l
    1m
----------------------------------------------------------------------------------------------------------------------------------
    1n
    1o
    1p
    1q

----------------------------------------------------------------------------------------------------------------------------------
     2        Hyperamortizing                             120       117         300            297         2/26/99       3/1/09
     3        Hyperamortizing                             120       115         360            355        12/21/98       1/1/09
     4        Hyperamortizing                             120       117         360            357         2/19/99       3/1/09
     5           Balloon                                  120       116         360            356         1/21/99       2/1/09
     6        Hyperamortizing                             120       120         360            360         5/14/99       6/1/09
----------------------------------------------------------------------------------------------------------------------------------
     7           Balloon                                  120       116         360            356         1/4/99        2/1/09
     8           Balloon                                  120       119         360            359         4/30/99       5/1/09
     9           Balloon                                  120       118         336            334         4/1/99        4/1/09
    10           Balloon                                  120       116         360            356         1/4/99        2/1/09
    11           Balloon                                   84        81         360            357         2/24/99       3/1/06
----------------------------------------------------------------------------------------------------------------------------------
    12           Balloon                                  180       179         300            299         4/12/99       5/1/14
    13           Balloon                                  120       117         360            357         2/12/99       3/1/09

    14           Balloon                                  119       119         360            360         4/30/99      4/29/09
    14a
----------------------------------------------------------------------------------------------------------------------------------
    14b
    14c

    15           Balloon                                  120       119         360            359         4/21/99       5/1/09
    16           Balloon                                  120       119         360            359         4/16/99       5/1/09
----------------------------------------------------------------------------------------------------------------------------------

    17        Hyperamortizing                             170       168         351            349         4/15/99      6/11/13
    17a
    17b
    17c
----------------------------------------------------------------------------------------------------------------------------------
    17d
    17e
    17f
    17g
    17h
----------------------------------------------------------------------------------------------------------------------------------
    17i
    17j
    17k
    17l

----------------------------------------------------------------------------------------------------------------------------------
    18           Balloon                                  120       114         360            354         11/4/98      12/1/08

                                                                  Annual       Net       DSCR Net
              Balloon     Property                                 Debt       Cash      Cash Flow
Control No.  Balance ($)    Type      Prepayment Provisions    Service ($)  Flow ($)       (x)
===================================================================================================
     1       115,499,999    Hotel   L(2.167),D(7.708),O(.125)  14,414,196   30,487,802     2.12
    1a                      Hotel
    1b                      Hotel
    1c                      Hotel
---------------------------------------------------------------------------------------------------
    1d                      Hotel
    1e                      Hotel
    1f                      Hotel
    1g                      Hotel
    1h                      Hotel
---------------------------------------------------------------------------------------------------
    1i                      Hotel
    1j                      Hotel
    1k                      Hotel
    1l                      Hotel
    1m                      Hotel
---------------------------------------------------------------------------------------------------
    1n                      Hotel
    1o                      Hotel
    1p                      Hotel
    1q                      Hotel

---------------------------------------------------------------------------------------------------
     2       113,034,478    Office  L(2.25),D(7.75)            12,212,777   21,820,182     1.79
     3        78,487,430    Retail  L(2.417),D(7.583)           7,185,264   11,988,694     1.67
     4        65,481,201    Retail  L(2.25),D(7.75)             6,002,844   10,007,307     1.67
     5        45,994,165    Retail  L(2.333),D(7.667)           4,267,824    6,563,976     1.54
     6        39,666,549    Retail  L(2),D(7.75),O(.25)         3,738,852    6,003,854     1.61
---------------------------------------------------------------------------------------------------
     7        33,151,731    Office  L(2.333),D(7.667)           3,039,912    6,321,870     2.08
     8        25,599,547    Retail  L(2),D(8)                   2,421,360    3,331,218     1.38
     9        25,100,259    Office  L(2.167),D(7.833)           2,544,202    3,620,693     1.42
    10        22,682,818    Office  L(2.333),D(7.667)           2,079,936    4,452,109     2.14
    11        23,571,279    Retail  L(2.25),D(4.75)             2,191,705    3,180,854     1.45
---------------------------------------------------------------------------------------------------
    12        16,218,173    Retail  L(4),D(10.917),O(.083)      2,240,004    2,979,379     1.33
    13        20,753,834    Office  L(4),D(6)                   2,014,694    2,621,713     1.30

    14        19,986,814    Office  L(2),D(7.917)               1,897,386    2,884,544     1.52
    14a                     Office
---------------------------------------------------------------------------------------------------
    14b                     Office
    14c                     Office

    15        19,117,026    Retail  L(2.083),D(7.917)           1,846,561    2,345,200     1.27
    16        17,112,192    Retail  L(4),D(5.917),O(.083)       1,651,721    2,310,836     1.40
---------------------------------------------------------------------------------------------------

    17        13,906,412    Retail  L(4),D(9.917),O(.25)        1,485,380    2,388,260     1.61
    17a                     Retail
    17b                     Retail
    17c                     Retail
---------------------------------------------------------------------------------------------------
    17d                     Retail
    17e                     Retail
    17f                     Retail
    17g                     Retail
    17h                     Retail
---------------------------------------------------------------------------------------------------
    17i                     Retail
    17j                     Retail
    17k                     Retail
    17l                     Retail

---------------------------------------------------------------------------------------------------
    18        14,012,896    Retail  L(4),D(5.75),O(.25)         1,321,061    1,668,301     1.26

                                               Scheduled  Underwritten
                                     Cut-off   Maturity/   Hospitality
              Appraised   Appraisal  Date LTV   ARD LTV   Average Daily
Control No.   Value ($)     Date       (%)        (%)        Rate ($)      Year Built
==========================================================================================
     1       336,250,000               46.1       34.3         83.39         Various
    1a        19,600,000   8/6/98                              94.68           1987
    1b        42,000,000   8/1/98                              105.73          1990
    1c         6,400,000   8/9/98                              65.63        1970, 1977
------------------------------------------------------------------------------------------
    1d         7,800,000   8/9/98                              65.36        1960-1970s
    1e        13,400,000   8/1/98                              97.32           1986
    1f         6,700,000  8/21/98                              63.31           1965
    1g        11,400,000   8/7/98                              77.84       1950, 1980s
    1h        27,100,000   8/6/98                              69.76     1958, 1979, 1987
------------------------------------------------------------------------------------------
    1i         2,500,000   8/7/98                              67.90        1967, 1977
    1j         3,900,000  8/21/98                              49.38        1973, 1976
    1k       101,200,000  8/20/98                              95.01           1968
    1l         2,300,000  8/21/98                              55.32           1971
    1m         6,600,000  8/21/98                              58.52       1950s, 1970s
------------------------------------------------------------------------------------------
    1n         6,000,000  8/21/98                              62.86        1973, 1978
    1o         3,450,000   8/1/98                              48.13           1972
    1p        68,000,000   8/1/98                              108.62          1984
    1q         7,900,000   8/1/98                              56.17           1960

------------------------------------------------------------------------------------------
     2       280,000,000  2/12/99      49.8       40.4                         1985
     3       171,600,000    NAP        52.2       45.7                      1976-1982
     4       135,000,000   2/2/99      55.4       48.5                         1960
     5        80,000,000  12/29/98     65.4       57.5                         1972
     6        68,500,000  1/27/99      65.7       57.9                      1980, 1988
------------------------------------------------------------------------------------------
     7        81,000,000  1/15/99      46.8       40.9                      1985-1991
     8        45,400,000  3/29/99      63.8       56.4                         1974
     9        44,000,000  12/14/98     65.8       57.0                         1918
    10        54,000,000   1/7/99      48.0       42.0                      1984-1987
    11        42,300,000   1/6/99      59.6       55.7                         1979
------------------------------------------------------------------------------------------
    12        34,000,000  10/4/98      72.0       47.7                         1978
    13        40,000,000   7/9/98      58.2       51.9                         1989

    14        35,700,000               63.1       56.0                       Various
    14a       21,000,000  3/18/99                                              1990
------------------------------------------------------------------------------------------
    14b        9,500,000  3/11/99                                              1980
    14c        5,200,000  3/16/99                                              1990

    15        27,000,000   3/1/99      79.6       70.8                         1990
    16        25,300,000   3/2/99      76.0       67.6                         1994
------------------------------------------------------------------------------------------

    17        28,365,000               62.3       49.0                      1993-1998
    17a        1,200,000   6/3/98                                              1994
    17b        1,250,000   6/9/98                                              1995
    17c        1,150,000  6/22/98                                              1996
------------------------------------------------------------------------------------------
    17d        1,540,000  6/23/98                                              1996
    17e        3,000,000  6/19/98                                              1995
    17f        1,200,000  6/24/98                                              1996
    17g        4,875,000  6/24/98                                              1995
    17h        1,100,000  6/24/98                                              1996
------------------------------------------------------------------------------------------
    17i        5,100,000  6/15/98                                              1993
    17j        4,800,000   6/8/98                                           1993-1996
    17k        1,000,000  6/10/98                                              1995
    17l        2,150,000  6/24/98                                              1996

------------------------------------------------------------------------------------------
    18        22,000,000  7/24/98      72.0       63.7                         1979

                                                                                                              Largest
                                                                                                              Tenant
                           Sq. Ft.,                      Occupancy                                             Area      Largest
                  Year     Bed, Pad,           Loan Per  Perentage  Rent Roll                                 Leased    Lease Exp.
Control No.     Renovated   or Room    Unit      Unit       (%)        Date    Largest Tenant Name           (Sq. Ft.)    Date
====================================================================================================================================
     1           Various       3,988   Rooms    38,855     71.6
    1a                           245   Rooms               64.9      12/31/98
    1b                           300   Rooms               81.1      12/31/98
    1c                           162   Rooms               53.9      12/31/98
------------------------------------------------------------------------------------------------------------------------------------
    1d            1993           186   Rooms               63.8      12/31/98
    1e            1996           159   Rooms               66.8      12/31/98
    1f            1998           137   Rooms               59.3      12/31/98
    1g                           160   Rooms               65.2      12/31/98
    1h            1995           376   Rooms               80.3      12/31/98
------------------------------------------------------------------------------------------------------------------------------------
    1i          1997-1998        124   Rooms               46.9      12/31/98
    1j            1995           149   Rooms               74.8      12/31/98
    1k          1995-1996        850   Rooms               76.7      12/31/98
    1l            1994            75   Rooms               61.1      12/31/98
    1m            1998           143   Rooms               65.3      12/31/98
------------------------------------------------------------------------------------------------------------------------------------
    1n          1992-1993        168   Rooms               59.2      12/31/98
    1o            1993            76   Rooms               74.1      12/31/98
    1p            1997           496   Rooms               79.6      12/31/98
    1q            1994           182   Rooms               78.7      12/31/98

------------------------------------------------------------------------------------------------------------------------------------
     2                     1,083,511  Sq Feet      129     94.2       1/6/99   ABN Amro Bank                  702,721    1/31/20
     3            1996       384,067  Sq Feet      233     96.9       3/5/99   Dillard's (shadow)             274,128    1/31/37
     4         1981, 1988    789,994  Sq Feet       95     98.5      1/15/99   Dillard's                      240,925    3/31/03
     5          1994-1998    847,567  Sq Feet       62     91.1      3/23/99   JC Penney                      130,682    9/30/02
     6                       262,493  Sq Feet      171     98.5      4/12/99   Sears (Shadow)                 152,754    2/7/34
------------------------------------------------------------------------------------------------------------------------------------
     7                       559,998  Sq Feet       68     90.9      3/31/99   MCI Telecommunications         151,349    5/31/01
     8            1986       115,215  Sq Feet      252     97.1      2/28/99   Saks Fifth Avenue               17,971    1/31/07
     9         1985, 1999    544,648  Sq Feet       53     97.0      3/31/99   Ingalls, Quinn and Johnson      43,750    6/30/06
    10                       321,828  Sq Feet       81     91.7      3/31/99   Platinum Technology            175,248    10/1/03
    11            1991       567,950  Sq Feet       44     80.5      1/31/99   Sam's Wholesale Club #8177     132,980    5/26/11
------------------------------------------------------------------------------------------------------------------------------------
    12            1998       397,733  Sq Feet       62     85.0       1/1/99   Bergner's (shadow)             125,455    3/4/09
    13                       253,875  Sq Feet       92     93.9       2/1/99   Kaiser Foundation Health        40,174    5/31/03

    14                       260,712  Sq Feet       86     98.1                Community Healthcare Alliance  133,149    8/31/03
    14a                      133,149  Sq Feet              100.0      2/1/99   Community Healthcare Alliance  133,149    8/31/03
------------------------------------------------------------------------------------------------------------------------------------
    14b                       84,500  Sq Feet              97.0       2/1/99   Advanced Hi-Tech Corp.          40,449    5/14/05
    14c                       43,063  Sq Feet              95.7       2/1/99   Greater California Dental       14,000    4/30/01

    15                       326,128  Sq Feet       66     85.4      4/21/99   Winn-Dixie Stores, Inc.         57,307   11/30/14
    16                       165,158  Sq Feet      116     98.7      2/28/99   A&P                             52,020    2/28/14
------------------------------------------------------------------------------------------------------------------------------------

    17                       328,696  Sq Feet       54     96.1
    17a                       11,458                       100.0     3/12/99   Samuel Music                     6,525    7/31/02
    17b                       14,280                       100.0     3/12/99   Dollar Tree                      5,120    1/31/04
    17c                       15,447                       92.2      3/12/99   On Cue                           5,400    1/31/01
------------------------------------------------------------------------------------------------------------------------------------
    17d                       20,000                       84.0      3/12/99   Maurices                         5,000    1/31/04
    17e                       36,300                       100.0     3/12/99   On-Cue Records                   6,000    1/31/01
    17f                       12,485                       100.0     3/12/99   On Cue                           5,300    1/31/01
    17g                       52,880                       100.0     3/12/99   Fashion Bug                     12,000    1/31/01
    17h                       12,456                       100.0     3/12/99   Maurices                         4,856    1/31/04
------------------------------------------------------------------------------------------------------------------------------------
    17i           1998        55,316                       94.3      3/12/99   Fashion Bug                     12,000    1/31/04
    17j                       60,324                       100.0     3/12/99   Fashion Bug                     13,200    1/31/05
    17k                       12,000                       100.0     3/12/99   Mammoth Video                    5,000    8/31/99
    17l                       25,750                       79.8      3/12/99   Maurices, Inc.                   4,950    1/31/03

------------------------------------------------------------------------------------------------------------------------------------
    18                       205,541  Sq Feet       77     100.0     9/16/98   K-Mart                          80,100    5/31/04

                                       2nd                                                 3rd
                                     Largest                                             Largest
                                     Tenant      2nd                                      Tenant          3rd
                                      Area      Largest                                    Area         Largest
                                     Leased    Lease Exp.                                 Leased       Lease Exp.      Control
2nd Largest Tenant Name             (Sq. Ft.)    Date      3rd Largest Tenant Name       (Sq. Ft.)       Date             No.
===================================================================================================================================
                                                                                                                           1
                                                                                                                           1a
                                                                                                                           1b
                                                                                                                           1c
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           1d
                                                                                                                           1e
                                                                                                                           1f
                                                                                                                           1g
                                                                                                                           1h
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           1i
                                                                                                                           1j
                                                                                                                           1k
                                                                                                                           1l
                                                                                                                           1m
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           1n
                                                                                                                           1o
                                                                                                                           1p
                                                                                                                           1q

-----------------------------------------------------------------------------------------------------------------------------------
Rivkin, Radler and Kramer            79,125    6/30/08     Del Laboratories, Inc.         45,824       12/31/04            2
Sears (shadow)                      156,166    1/31/37     Foley's (shadow)              152,820       1/31/37             3
Montgomery Ward                     163,893    10/31/01    Foley's (Pad Lease)           160,000       9/30/60             4
Sears                               110,258    9/25/02     Elder Beerman (Pad Lease)     105,823       1/31/33             5
JC Penney (Shadow)                  146,206     2/7/34     JL Hudson (Shadow)            122,000        2/7/34             6
-----------------------------------------------------------------------------------------------------------------------------------
CH2M Hill                            45,806    12/15/99    University of Phoenix          35,872       11/20/03            7
Saks Fifth Avenue                    17,802    12/20/03    Ann Taylor                      6,455       1/31/06             8
Masco Home Furnishings               41,195    6/30/01     Fitch, Inc.                    26,734       4/30/06             9
Rykoff-Sexton                        54,445    5/31/02     ABB Combustion Engineering     19,097       1/31/03            10
Wal-Mart Stores, Inc. #1560         114,513    1/28/11     Sears, Roebuck and Co.         40,000       1/31/02            11
-----------------------------------------------------------------------------------------------------------------------------------
J.C. Penney                         100,659    10/31/03    Sears (shadow)                100,149       9/30/28            12
City and County of Honolulu          28,838    1/31/02     Office/Hawaiian Affairs        23,214        2/5/01            13

Advanced Hi-Tech Corp.               40,449    5/14/05     Media One                      18,622       8/31/02            14
                                                                                                                          14a
-----------------------------------------------------------------------------------------------------------------------------------
Media One                            18,622    8/31/02     Summit Commercial Properties   14,127       5/31/02            14b
ACR Systems, Inc.                     8,441    7/31/01     Perry, Hay & Chu, LLP           5,560       11/30/02           14c

The Sports Authority, Inc.           40,040    8/31/00     Ross Stores, Inc.              25,200        1/1/01            15
Jack LaLanne Fitness Centers, Inc.   25,000    10/31/14    Joanne Fabrics                 18,250       1/31/04            16
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                          17
Casual Male                           2,833    1/31/04     Supercuts                       1,200       11/30/00           17a
Rent Way                              3,819    2/28/01     Vivian Nguyen                   1,581       5/31/02            17b
Maurices                              5,000    1/31/03     Subway                          1,367       11/14/00           17c
-----------------------------------------------------------------------------------------------------------------------------------
Colortyme                             3,200    6/30/01     Jocks Nitch                     2,500       8/31/00            17d
Autoworks                             6,000    9/16/06     Maurice's                       5,000       1/31/02            17e
Maurices                              4,800    1/31/03     Chicago 29, Inc.                1,275       11/12/05           17f
Famous Footwear                       6,000    9/30/00     On Cue                          5,760       2/28/03            17g
Dollar Tree                           4,000    1/31/02     Only Kids                       1,527       1/31/01            17h
-----------------------------------------------------------------------------------------------------------------------------------
Famous Footwear                       5,000    7/31/03     Rent Way                        3,200       5/31/03            17i
Toyworks                             12,000    1/31/06     On Cue                          5,500       2/28/02            17j
Maurices                              4,600    1/31/02     Rent Way                        2,400       7/31/04            17k
American Rentals                      3,500    11/30/01    Mancino's                       2,500       1/30/01            17l

-----------------------------------------------------------------------------------------------------------------------------------
Pueblo International                 26,869    2/28/04     Tiendas Capri                  12,300       3/31/05            18

Control No.  Property Name                              Address                                 City              State    Zip Code
====================================================================================================================================
    19       Casa Del Monte                             6151 Forest Hill Boulevard              West Palm Beach     FL      33401
    20       Grand Traverse Crossing                    Airport Road at Day Drive               Garfield            MI      49684
    21       607 South Hill Street                      607 South Hill Street                   Los Angeles         CA      90014
    22       Denton Center Shopping Center              500-1042 West University Drive          Denton              TX      76201
------------------------------------------------------------------------------------------------------------------------------------
    23       Pleasure Cove and Plantation Manor         3030 and 3200 S. US Highway 1           Fort Pierce         FL      34982
    24       175 Pinelawn Road                          175 Pinelawn Road                       Melville            NY      11747
    25       Westheimer Park/ Terrace Apartments        9235/9407 Westheimer Road               Houston             TX      77063
    26       Toll House Hotel                           140 S. Santa Cruz Avenue                Los Gatos           CA      95030
    27       San Felipe Court Apartments                2007 Mid Lane Road                      Houston             TX      77207
------------------------------------------------------------------------------------------------------------------------------------
    28       Tides/Kent Hotel Package                   1220 Ocean Drive & 1131 Collins Avenue  Miami Beach         FL      33139
    29       Hickory Hills- MHP                         121 Hickory Hills Drive                 Bath                PA      18014
    30       Indian Springs Apartments                  2662 Trader Court                       South Bend          IN      46628
    31       Cypress Parke Apartments                   990 Cypress Station                     Houston             TX      77090
    32       Conyers Plaza                              1370-1426 Dogwood Drive                 Conyers             GA      30012
------------------------------------------------------------------------------------------------------------------------------------
    33       Best Western Rochester                     214 Fourth Street, SW &                 Rochester           MN      55902
                                                        401 6th Street, SW
    34       Sierra Vista Apartments                    615 South Hardy Drive                   Tempe               AZ      85281
    35       Woodholme Center Office Building           1829 Reistertown Road                   Baltimore           MD      21209
    36       Holiday Inn Express - Birmingham           34952 Woodward Avenue                   Birmingham          MI      48009
    37       Steger Towne Crossing I                    I-30 and Ridge Road                     Rockwall            TX      75087
------------------------------------------------------------------------------------------------------------------------------------
    38       Birnam Wood Apartments                     2505 King Lear Drive                    Monroeville         PA      15146
    39       Glasshouse Square Shopping Center          3104, 3146 Sports Arena Boulevard       San Diego           CA      92110
    40       Twinsburg Town Center                      8922-72 Darrow Road / S.R. 91           Twinsburg           OH      44087
    41       Post Oak Apartments                        705 Ridgecrest Court                    Norman              OK      73072
    42       Tierra Verde Plaza                         Northwest Corner of Deer Valley         Glendale            AZ      85310
                                                        Road & 67th Avenue
------------------------------------------------------------------------------------------------------------------------------------
    43       LBJ Oates/Summit Shopping Center           1900 Oates Drive                        Mesquite            TX      75150
    44       Normandy Square Apartments                 5095 Bennington Drive                   Saginaw             MI      48603
    45       Carrier Town Crossing                      NWC of I-20 and Carrier Parkway         Grand Prairie       TX      75052
    46       Camelot Arms Apartments                    855 King Arthur Drive                   Fayetteville        NC      28314
    47       Gaitherstowne Plaza                        206-300 North Frederick Road            Gaithersburg        MD      20877
------------------------------------------------------------------------------------------------------------------------------------
    48       Eastgate Plaza Shopping Center             1725 West Carson Street                 Torrance            CA      90501
    49       Canfield Business Park                     111-117 Canfield Avenue                 Randolph            NJ      07869
    50       Hampton Woods Apartments                   3001 Oak Tree Avenue                    Norman              OK      73072
    51       Kohl's Shopping Center                     11530-11560 Kingston Pike               Farragut            TN      37922
    52       Industrial Bldg 1-24                       SW/c of Sam Ridley Parkway and I-24     Smyrna              TN      37167
------------------------------------------------------------------------------------------------------------------------------------
    53       Hancock Plaza                              1513-1537 Hancock Street                Quincy              MA      02169
    54       Washington Place Shopping Center           10105-19121 & 10203-10263               Indianapolis        IN      46229
                                                        E. Washington Street
    55       9797 S. Frontage Rd.                       9797 S. Frontage Rd.                    Yuma                AZ      85365
    56       Courtyard Plaza Shopping Center            101-185 Interstate 35                   New Braunfels       TX      78130
    57       Owens - Crenshaw                           State Route 219                         Crenshaw            PA      15824
------------------------------------------------------------------------------------------------------------------------------------
    58       Best Western Truckee                       11331 Brockway Road                     Truckee             CA      96161
    59       Owens-Tracy                                15000 West Schulte Road                 Tracy               CA      95376

    60       SecureCare Portfolio                       Various                                 Various          Various   Various
    60a      SecureCare - South Mingo Self Storage      5815 South Mingo Road                   Tulsa               OK      74133
------------------------------------------------------------------------------------------------------------------------------------
    60b      SecureCare - Storage Inn Mini Storage      6308 South Mingo Road                   Tulsa               OK      74133
    60c      SecureCare - Garnett 61 Mini Storage
             Facility                                   11122 East 61st Street                  Tulsa               OK      74133
    60d      SecureCare - South College Self Storage    2306 South College Avenue               Bryan               TX      77802
    60e      SecureCare - Baker Avenue Self Storage     1213 Baker Avenue Self Storage          Bryan               TX      77803
    60f      SecureCare - 3007 Longmire Self Storage    3007 Longmire Drive                     College Station     TX      77845
------------------------------------------------------------------------------------------------------------------------------------
    60g      SecureCare - South Graham Self Storage     625 South Graham Road                   College Station     TX      77845
    60h      SecureCare - Netherlin Self Storage        4018 Texas Avenue South                 College Station     TX      77845

    61       Fidelity Office Building                   2300 Litton Lane                        Hebron              KY      41048
    62       Village at Loch Katrine Apartments         16545 Loch Katrine Lane                 Houston             TX      77084
------------------------------------------------------------------------------------------------------------------------------------
    63       Terra Vista Business Park                  10707 Town Center Drive,                Rancho Cuca-
                                                        14120 Live Oak Avenue                   monga, Baldwin
                                                                                                Park                CA      91730
    64       The Hills Apartments                       3101 W. Normandale                      Fort Worth          TX      76116
    65       Bed Bath & Beyond/ Babies 'R Us            4901 28th Street SE                     Cascade             MI      49512
    66       Vineyard Apartments                        1625 Richland Avenue                    Ceres               CA      95307
    67       Atelier District Office                    240, 262, 278 N. 5th Street,
                                                        225, 251 N. Neilston Street             Columbus            OH      43215
------------------------------------------------------------------------------------------------------------------------------------

                                                                 % of       Cumulative
                 Cross                                         Aggregate   % of Initial                               Interest
             Collateralized      Original     Cut-off Date   Cut-off Date      Pool       Mortgage   Administrative   Accrual
Control No.      Groups         Balance ($)    Balance ($)      Balance      Balance      Rate (%)   Cost Rate (%)     Method
====================================================================================================================================
    19             No          15,750,000     15,741,509          1.00        54.64       7.47000        0.1020        Act/360
    20             No          14,652,034     14,544,278          0.92        55.56       7.42000        0.1020         30/360
    21             No          13,400,000     13,379,960          0.85        56.41       8.12000        0.1020        Act/360
    22             No          13,097,346     13,034,012          0.82        57.23       8.06000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    23             No          13,065,000     12,968,214          0.82        58.05       7.12000        0.1770        Act/360
    24             No          12,100,000     12,060,459          0.76        58.82       7.07000        0.1520        Act/360
    25             No          11,400,000     11,385,399          0.72        59.54       7.50000        0.1020        Act/360
    26             No          11,200,000     11,181,855          0.71        60.24       8.76000        0.1020        Act/360
    27             No          11,144,412     11,130,676          0.70        60.95       7.65000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    28          B99C1-10       10,600,000     10,592,291          0.67        61.62       8.53000        0.1020        Act/360
    29             No          10,400,000     10,368,401          0.66        62.27       7.44000        0.1020        Act/360
    30             No          10,000,000      9,987,387          0.63        62.91       7.56000        0.1020        Act/360
    31             No           9,200,000      9,168,088          0.58        63.49       7.50000        0.1020        Act/360
    32             No           9,000,000      8,995,180          0.57        64.06       7.49000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    33             No           8,875,000      8,860,352          0.56        64.62       8.67000        0.1520        Act/360
    34             No           8,883,358      8,836,455          0.56        65.18       7.09000        0.1520         30/360
    35             No           8,600,000      8,595,693          0.54        65.72       7.69000        0.1020        Act/360
    36             No           8,500,000      8,448,774          0.53        66.25       7.94300        0.1770        Act/360
    37          LB99C1-8        8,500,000      8,393,839          0.53        66.79       7.08000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    38             No           8,400,000      8,305,516          0.53        67.31       6.75000        0.1020        Act/360
    39             No           8,200,000      8,168,291          0.52        67.83       7.75000        0.1020        Act/360
    40             No           8,066,526      8,038,124          0.51        68.34       6.88963        0.1020        Act/360
    41             No           8,000,000      7,989,754          0.51        68.84       7.50000        0.1020        Act/360
    42             No           7,951,842      7,917,344          0.50        69.34       7.62700        0.1520        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    43             No           7,935,143      7,897,942          0.50        69.84       8.20000        0.1020        Act/360
    44             No           7,900,000      7,890,363          0.50        70.34       7.69000        0.1020        Act/360
    45             No           7,895,990      7,865,213          0.50        70.84       7.75000        0.1020        Act/360
    46             No           7,300,000      7,285,730          0.46        71.30       7.24000        0.1020        Act/360
    47             No           6,900,000      6,892,159          0.44        71.74       7.96000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    48             No           6,900,000      6,874,220          0.44        72.17       8.62500        0.1020        Act/360
    49             No           6,900,000      6,871,442          0.43        72.61       7.46000        0.1020        Act/360
    50             No           6,700,000      6,691,419          0.42        73.03       7.50000        0.1020        Act/360
    51             No           6,244,001      6,223,242          0.39        73.43       7.29610        0.1520        Act/360
    52             No           6,200,000      6,197,248          0.39        73.82       8.03000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    53             No           6,200,000      6,188,707          0.39        74.21       7.50000        0.1020        Act/360
    54             No           6,050,000      6,043,432          0.38        74.59       8.13000        0.1220        Act/360
    55             No           6,050,000      5,970,782          0.38        74.97       6.95000        0.1770        Act/360
    56             No           5,950,000      5,939,636          0.38        75.35       7.66000        0.1020        Act/360
    57          LB99C1-5        5,810,000      5,794,833          0.37        75.71       8.21000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    58             No           5,800,000      5,790,407          0.37        76.08       8.66000        0.1020        Act/360
    59          LB99C1-5        5,650,000      5,635,251          0.36        76.44       8.21000        0.1020        Act/360

    60          LB99C1-7        5,650,000      5,634,047          0.36        76.79       7.83500        0.1520        Act/360
    60a
------------------------------------------------------------------------------------------------------------------------------------
    60b
    60c
    60d
    60e
    60f
------------------------------------------------------------------------------------------------------------------------------------
    60g
    60h

    61             No           5,650,000      5,619,231          0.36        77.15       7.00000        0.1020        Act/360
    62             No           5,479,039      5,457,828          0.35        77.49       7.30000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    63             No           5,200,000      5,177,161          0.33        77.82       7.95000        0.1020        Act/360
    64             No           5,111,032      5,084,744          0.32        78.14       7.66930        0.1020        Act/360
    65             No           5,016,500      5,000,043          0.32        78.46       7.05000        0.1020        Act/360
    66             No           5,000,000      4,993,629          0.32        78.78       7.52000        0.1020        Act/360
    67             No           5,000,000      4,985,017          0.32        79.09       7.51000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------

                                Original
                                Interest-   Remaining   Original  Remaining                                            Maturity or
                                  Only      Interest-   Term to    Term to     Original      Remaining                 Anticipated
                                 Period    Only Period  Maturity  Maturity   Amortization  Amortization  Origination    Repayment
Control No.  Amortization Type   (Mos.)      (Mos.)      (Mos.)    (Mos.)    Term (Mos.)    Term (Mos.)     Date          Date
==================================================================================================================================
    19            Balloon                                  60       59          360            359         4/9/99       5/1/04
    20             Step                                   172       163         280            271         9/1/98       1/1/13
    21            Balloon                                 120       118         324            322         3/17/99      4/1/09
    22            Balloon                                 105       98          345            338        10/30/98      8/1/07
----------------------------------------------------------------------------------------------------------------------------------
    23        Hyperamortizing                             120       110         360            350         7/21/98      8/11/08
    24            Balloon                                 120       116         360            356         1/14/99      2/1/09
    25            Balloon                                  84       82          360            358         3/24/99      4/1/06
    26            Balloon                                  84       82          300            298         3/5/99       4/1/06
    27            Balloon                                 108       106         360            358         3/24/98      4/1/08
----------------------------------------------------------------------------------------------------------------------------------
    28            Balloon                                 120       119         300            299         4/16/99      5/1/09
    29            Balloon                                  60       56          360            356         1/5/99       2/1/04
    30            Balloon                                  84       82          360            358         3/24/99      4/1/06
    31            Balloon                                  84       82          360            358         3/25/99      4/1/06
    32            Balloon                                 120       119         360            359         4/19/99      5/1/09
----------------------------------------------------------------------------------------------------------------------------------
    33            Balloon                                 120       118         300            298         3/25/99      4/1/09
    34        Hyperamortizing                             109       103         349            343         11/2/98      1/1/08
    35            Balloon                                 120       119         360            359         4/7/99       5/1/09
    36        Hyperamortizing                             103       97          300            294         12/4/98      7/11/07
    37            Balloon                                 121       104         360            343        12/31/97      2/1/08
----------------------------------------------------------------------------------------------------------------------------------
    38            Balloon                                 120       111         300            291         8/24/98      9/1/08
    39            Balloon                                  84       78          360            354        11/23/98      12/1/05
    40            Balloon                                 114       110         354            350         1/25/99      8/1/08
    41            Balloon                                  84       82          360            358         3/26/99      4/1/06
    42        Hyperamortizing                             109       103         349            343        12/24/97      1/1/08
----------------------------------------------------------------------------------------------------------------------------------
    43            Balloon                                 105       98          345            338        10/30/98      8/1/07
    44            Balloon                                 120       118         360            358         4/1/99       4/1/09
    45            Balloon                                 118       112         359            353         9/17/98      10/1/08
    46            Balloon                                 120       117         360            357         2/12/99      3/1/09
    47            Balloon                                 120       118         360            358         4/1/99       4/1/09
----------------------------------------------------------------------------------------------------------------------------------
    48            Balloon                                 120       113         360            353        10/27/98      11/1/08
    49            Balloon                                 120       114         360            354         11/5/98      12/1/08
    50            Balloon                                  84       82          360            358         3/26/99      4/1/06
    51            Balloon                                 231       227         351            347         1/14/99      5/1/18
    52            Balloon                                 120       119         360            359         4/9/99       5/1/09
----------------------------------------------------------------------------------------------------------------------------------
    53            Balloon                                 120       117         360            357         2/9/99       3/1/09
    54            Balloon                                 120       118         360            358         3/25/99      4/1/09
    55        Hyperamortizing                             120       109         300            289         7/6/98       7/11/08
    56            Balloon                                 120       117         360            357         2/4/99       3/1/09
    57            Balloon                                  60       57          300            297         2/26/99      3/1/04
----------------------------------------------------------------------------------------------------------------------------------
    58            Balloon                                  84       82          300            298         3/5/99       4/1/06
    59            Balloon                                  60       57          300            297         2/26/99      3/1/04

    60            Balloon                                  60       57          300            297         2/8/99       3/1/04
    60a
----------------------------------------------------------------------------------------------------------------------------------
    60b
    60c
    60d
    60e
    60f
----------------------------------------------------------------------------------------------------------------------------------
    60g
    60h

    61            Balloon                                 120       113         360            353        10/23/98      11/1/08
    62            Balloon                                 114       109         354            349        12/21/98      7/1/08
----------------------------------------------------------------------------------------------------------------------------------
    63            Balloon                                 120       113         360            353        10/16/98      11/1/08
    64            Balloon                                  72       65          348            341        10/30/97      11/1/04
    65            Balloon                                 120       116         360            356         1/29/99      2/1/09
    66            Balloon                                  84       82          360            358         3/16/99      4/1/06
    67            Balloon                                 120       116         360            356         1/28/99      2/1/09
----------------------------------------------------------------------------------------------------------------------------------

                                                                               Annual       Net        DSCR Net
              Balloon            Property                                       Debt       Cash       Cash Flow
Control No.  Balance ($)           Type             Prepayment Provisions    Service ($)  Flow ($)       (x)
=================================================================================================================
    19       15,003,494         Multi-Family      L(4),D(.917),O(.083)       1,317,635    1,589,579      1.21
    20        9,118,261            Retail         YM1%(13.833),O(.5)         1,227,339    1,634,888      1.33
    21       11,519,109            Retail         L(4),D(6)                  1,225,972    1,630,063      1.33
    22       11,808,352            Retail         L(3.5),D(4.75),O(.5)       1,172,042    1,520,910      1.30
-----------------------------------------------------------------------------------------------------------------
    23       11,432,227         Multi-Family      L(4),D(5.75),O(.25)        1,055,727    1,568,531      1.49
    24       10,570,129            Office         L(4),D(5.75),O(.25)          972,855    1,309,420      1.35
    25       10,581,964         Multi-Family      L(4),D(2.917),O(.083)        956,525    1,186,021      1.24
    26       10,135,498            Hotel          L(2.167),D(4.583),O(.25)   1,105,874    1,549,571      1.40
    27       10,060,398         Multi-Family      L(3),D(5.75),O(.25)          948,854    1,183,794      1.25
-----------------------------------------------------------------------------------------------------------------
    28        8,874,511            Hotel          L(4),D(6)                  1,026,822    1,498,192      1.46
    29        9,899,195         Multi-Family      L(4),D(1)                    867,498    1,090,349      1.26
    30        9,291,435         Multi-Family      L(4),D(2.75),O(.25)          843,993    1,026,259      1.22
    31        8,506,029         Multi-Family      L(4),D(2.917),O(.083)        771,933      971,380      1.26
    32        7,952,726            Retail         L(4),D(5.917),O(.083)        754,412      989,359      1.31
-----------------------------------------------------------------------------------------------------------------
    33        7,457,594            Hotel          L(4),D(6)                    869,802    1,215,070      1.40
    34        7,709,424         Multi-Family      L(3.083),YM1%(4),2(1),O(1)   722,259      962,035      1.33
    35        7,637,379            Office         L(4),D(5.75),O(.25)          735,063      947,528      1.29
    36        7,286,255            Hotel          L(4),D(4.333),O(.25)         783,405    1,191,339      1.52
    37        7,425,226            Retail         L(4.08),D(5.5),O(.5)         684,098      868,396      1.27
-----------------------------------------------------------------------------------------------------------------
    38        6,666,747         Multi-Family      L(4),D(5.75),O(.25)          696,439      861,112      1.24
    39        7,641,000            Retail         L(3),D(4)                    704,950      920,242      1.31
    40        7,039,221            Retail         L(4.5),D(4.75),O(.25)        640,107      876,433      1.37
    41        7,425,940         Multi-Family      L(4),D(2.917),O(.083)        671,246      858,768      1.28
    42        7,089,276            Retail         L(3.083),YM1%(5.75),O(.25)   681,119      884,850      1.30
-----------------------------------------------------------------------------------------------------------------
    43        7,174,980            Retail         L(3.5),D(4.75),O(.5)         719,318      915,939      1.27
    44        7,014,763         Multi-Family      L(4),D(5.833),O(.167)        675,232      833,969      1.24
    45        7,033,557            Retail         L(4.833),D(4.75),O(.25)      679,293      856,216      1.26
    46        6,409,573         Multi-Family      L(4),D(5.917),0(.083)        596,992      780,840      1.31
    47        6,167,263            Retail         L(4),D(5.75),O(.25)          605,250      802,757      1.33
-----------------------------------------------------------------------------------------------------------------
    48        6,260,275            Retail         L(4),D(6)                    644,010      867,077      1.35
    49        6,090,321     Industrial/Warehouse  L(3),D(6.75),O(.25)          576,683      731,614      1.27
    50        6,219,225         Multi-Family      L(4),D(2.917),O(.083)        562,168      702,421      1.25
    51        3,906,201            Retail         L(11.167),D(7.833),O(.25)    517,173      645,046      1.25
    52        5,551,728     Industrial/Warehouse  L(2.083),D(7.917)            547,478      691,260      1.26
-----------------------------------------------------------------------------------------------------------------
    53        5,480,095            Office         L(4),D(5.75),O(.25)          520,216      662,060      1.27
    54        5,429,463            Retail         L(4),D(5.917),O(.083)        539,307      684,283      1.27
    55        4,833,618         Multi-Family      L(4),D(5.75),O(.25)          510,808      631,161      1.24
    56        5,280,245            Retail         L(4),D(6)                    507,085      660,908      1.30
    57        5,417,293     Industrial/Warehouse  L(2.25),D(2.5),O(.25)        547,845      709,754      1.30
-----------------------------------------------------------------------------------------------------------------
    58        5,239,650            Hotel          L(2.167),D(4.583),O(.25)     567,962      802,653      1.41
    59        5,268,107     Industrial/Warehouse  L(2.25),D(2.5),O(.25)        532,758      685,638      1.29

    60        5,243,398         Self Storage      L(3),D(1.917),O(.083)        515,902      711,556      1.38
    60a                         Self Storage
-----------------------------------------------------------------------------------------------------------------
    60b                         Self Storage
    60c                         Self Storage
    60d                         Self Storage
    60e                         Self Storage
    60f                         Self Storage
-----------------------------------------------------------------------------------------------------------------
    60g                         Self Storage
    60h                         Self Storage

    61        4,927,418            Office         L(4),D(5.917),O(.083)        451,075      646,081      1.43
    62        4,831,137         Multi-Family      L(2.5),D(6.75),O(.25)        452,883      569,874      1.26
-----------------------------------------------------------------------------------------------------------------
    63        4,644,835          Mixed Use        L(4),D(5.917),O(.083)        455,696      742,085      1.63
    64        4,789,788         Multi-Family      L(3),D(2.75),O(.25)          439,900      529,015      1.20
    65        4,379,935            Retail         L(4),D(5.75),O(.25)          402,522      541,487      1.35
    66        4,642,717         Multi-Family      L(4),D(2.917),O(.083)        420,351      512,554      1.22
    67        4,417,369            Office         L(4),D(6)                    419,940      675,549      1.61
-----------------------------------------------------------------------------------------------------------------

                                               Scheduled  Underwritten
                                     Cut-off   Maturity/   Hospitality
              Appraised   Appraisal  Date LTV   ARD LTV   Average Daily
Control No.   Value ($)     Date       (%)        (%)        Rate ($)      Year Built
==========================================================================================
    19        21,000,000  3/16/99      75.0       71.4                      1974
    20        19,650,000  6/24/98      74.0       46.4                      1996
    21        20,750,000   2/3/99      64.5       55.5                      1910
    22        18,900,000  8/19/98      69.0       62.5                      1960
------------------------------------------------------------------------------------------
    23        16,600,000  6/19/98      78.1       68.9                      1974
    24        16,900,000   3/3/98      71.4       62.5                      1990
    25        14,800,000   2/2/99      76.9       71.5                      1968
    26        19,000,000  10/12/98     58.9       53.3         127.72       1985
    27        14,850,000  2/15/99      75.0       67.7                      1957
------------------------------------------------------------------------------------------
    28        17,600,000   4/1/99      60.2       50.4         239.28    1936/1939
    29        13,000,000  11/23/98     79.8       76.1                      1971
    30        12,500,000  8/27/98      79.9       74.3                   1972-1979
    31        11,900,000   2/2/99      77.0       71.5                      1979
    32        12,000,000   3/4/99      75.0       66.3                      1997
------------------------------------------------------------------------------------------
    33        12,000,000   3/1/99      73.8       62.1          66.48    1965-1987
    34        11,200,000  8/13/98      78.9       68.8                      1971
    35        11,600,000  2/11/99      74.1       65.8                      1989
    36        12,450,000   1/1/99      67.9       58.5         114.89    1958, 1963
    37        11,000,000  2/10/99      76.3       67.5                   1991, 1997
------------------------------------------------------------------------------------------
    38        10,700,000  6/23/98      77.6       62.3                   1964-1967
    39        13,100,000  8/30/98      62.4       58.3                      1981
    40        10,200,000   1/7/99      78.8       69.0                      1997
    41        10,000,000   2/3/99      79.9       74.3                      1985
    42        10,475,000  9/21/98      75.6       67.7                   1997-1998
------------------------------------------------------------------------------------------
    43        11,000,000  6/10/98      71.8       65.2                      1986
    44        10,000,000   2/8/99      78.9       70.1                      1973
    45        10,300,000   9/8/98      76.4       68.3                      1998
    46         9,125,000  10/1/98      79.8       70.2                    1985-95
    47         9,600,000  2/19/99      71.8       64.2                      1972
------------------------------------------------------------------------------------------
    48        10,800,000  9/18/98      63.7       58.0                      1990
    49         9,000,000  8/25/98      76.3       67.7                   1989-1994
    50         8,400,000   2/3/99      79.7       74.0                      1985
    51         8,250,000  3/13/98      75.4       47.3                      1998
    52         7,950,000  1/29/99      78.0       69.8                      1997
------------------------------------------------------------------------------------------
    53         8,400,000  12/1/98      73.7       65.2                      1930
    54         7,700,000   2/9/99      78.5       70.5                      1988
    55         8,900,000  6/17/98      67.1       54.3                   1985-1996
    56         8,100,000  1/16/99      73.3       65.2                   1981-1984
    57         8,200,000   3/1/99      70.7       66.1                      1991
------------------------------------------------------------------------------------------
    58         8,800,000  10/15/98     65.8       59.5          57.27       1984
    59         9,600,000  3/15/99      58.7       54.9                      1988

    60         8,060,000               69.9       65.1                    various
    60a        1,200,000  11/17/98                                          1984
------------------------------------------------------------------------------------------
    60b        1,500,000  11/17/98                                          1984
    60c        1,800,000  11/17/98                                          1994
    60d          590,000  11/17/98                                          1985
    60e          370,000  11/17/98                                          1985
    60f        1,100,000  11/17/98                                          1985
------------------------------------------------------------------------------------------
    60g          480,000  11/17/98                                          1985
    60h        1,020,000  11/17/98                                          1985

    61         8,170,000  10/12/98     68.8       60.3                      1986
    62         6,900,000  6/15/98      79.1       70.0                      1982
------------------------------------------------------------------------------------------
    63        11,800,000   6/1/98      43.9       39.4                   1985, 1990
    64         6,650,000  9/18/98      76.5       72.0                      1979
    65         6,350,000  12/8/98      78.7       69.0                   1996-1998
    66         6,600,000  1/12/99      75.7       70.3                      1979
    67         8,500,000  8/26/98      58.6       52.0                   1908-1968
------------------------------------------------------------------------------------------

                                                                                                              Largest
                                                                                                              Tenant
                           Sq. Ft.,                      Occupancy                                             Area      Largest
                  Year     Bed, Pad,           Loan Per  Perentage  Rent Roll                                 Leased    Lease Exp.
  Control No.   Renovated   or Room    Unit      Unit       (%)        Date    Largest Tenant Name           (Sq. Ft.)    Date
====================================================================================================================================
    19                         657      Pads     23,960    95.6       3/1/99
    20             N/A     260,765    Sq Feet        56    95.5      2/15/99   Home Depot                     111,847     1/31/27
    21          1969-1999  136,155    Sq Feet        98    93.8      3/17/99   Oruncakciel-Suri-Minassian       3,299     2/28/01
    22         1978, 1999  314,654    Sq Feet        41    97.1      10/13/98  Kroger Co.                      62,640     2/28/17
------------------------------------------------------------------------------------------------------------------------------------
    23                         585      Pads     22,168    94.7      12/31/98
    24                      99,508    Sq Feet       121    93.1      10/30/98  Continental Casualty Co.        69,737    12/31/00
    25            1998         491      Pads     23,188    95.5      2/28/99
    26            1990          97     Rooms    115,277    88.1      10/31/98
    27            1998         305     Units     36,494    93.8      3/10/99
------------------------------------------------------------------------------------------------------------------------------------
    28          1997/1995       99     Rooms    106,993    65.2      2/28/99
    29                         352      Pads     29,456    97.2      11/1/98
    30            1996         568     Units     17,583    92.5      2/26/99
    31            1998         345     Units     26,574    94.5      2/28/99
    32                     119,695    Sq Feet        75    100.0     3/26/99   Rhodes Furniture                42,600    11/30/11
------------------------------------------------------------------------------------------------------------------------------------
    33            1980         238     Rooms     37,228    56.7      12/31/98
    34            1997         228     Units     38,756    93.9      9/25/98
    35                      72,809    Sq Feet       118    100.0      2/1/99   ExecuTrain                      10,896     3/31/03
    36         1995, 1998      126     Rooms     67,054    66.7      2/28/99
    37                      82,715    Sq Feet       101    96.9      4/16/99   Lowe's (Shadow)
------------------------------------------------------------------------------------------------------------------------------------
    38            1997         337     Units     24,645    92.3      6/25/98
    39                      92,909    Sq Feet        88    93.4      11/19/98  Staples                         27,848     8/31/06
    40                     113,648    Sq Feet        71    93.4      12/2/98   Giant Eagle                     60,400     6/30/16
    41            1996         304      Pads     26,282    99.3      2/28/99
    42             N/A      88,679    Sq Feet        89    100.0     12/16/98  Bashas' Inc.                    51,500     11/5/17
------------------------------------------------------------------------------------------------------------------------------------
    43                     118,283    Sq Feet        67    90.1      10/15/98  Albertson's                     47,165    10/31/06
    44                         283     Units     27,881    90.3      3/11/99
    45                      45,614    Sq Feet       172    95.6       9/9/98   Don Pablo's                     73,834     4/30/08
    46                         265     Units     27,493    83.4      1/19/99
    47            1997      71,460    Sq Feet        96    93.7       4/1/99   Rugged Warehouse                12,000     4/30/08
------------------------------------------------------------------------------------------------------------------------------------
    48                      57,342    Sq Feet       120    97.9      10/23/98  Jeans Pacific, Inc.              9,414    11/30/00
    49                     139,442    Sq Feet        49    100.0     11/2/98   Cirrus Diagnostics              38,500    11/30/02
    50            1996         248     Units     26,982    95.6      2/28/99
    51                     101,964    Sq Feet        61    92.9      12/1/98   Kohl's                          86,584     3/11/18
    52                     267,183    Sq Feet        23    100.0     1/11/99   Hills Pet Nutrition            267,183     9/14/03
                                                                               Sales, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    53            1988     123,737    Sq Feet        50    97.7       2/5/99   Department of                   22,092    11/30/03
                                                                               Transitional Asst.
    54                     102,678    Sq Feet        59    96.9      3/11/99   Circuit City                    48,400     1/31/18
    55                       1,083      Pads      5,513    44.0      12/31/98
    56                     190,417    Sq Feet        31    91.5      1/20/99   Hobby Lobby                     45,280     4/30/04
    57                     291,800    Sq Feet        20    100.0     10/4/90   Owens - Brockway Glass         291,800     2/28/09
                                                                               Container, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    58            1997         100     Rooms     57,904    76.0      10/31/98
    59                     300,000    Sq Feet        19    100.0      5/9/88   Owens-Brockway Glass           300,000     2/28/09
                                                                               Container, Inc.

    60                     301,580    Sq Feet        19    87.1
    60a                     42,700    Sq Feet              86.4      12/1/98
------------------------------------------------------------------------------------------------------------------------------------
    60b                     44,890    Sq Feet              93.7      12/31/98
    60c                     53,500    Sq Feet              81.7      12/31/98
    60d                     28,110    Sq Feet              80.0       6/5/98
    60e                     15,450    Sq Feet              89.8       6/5/98
    60f                     48,575    Sq Feet              83.7      11/5/98
------------------------------------------------------------------------------------------------------------------------------------
    60g                     33,550    Sq Feet              88.9       6/5/98
    60h                     34,805    Sq Feet              87.7      7/16/98

    61            1996      81,744    Sq Feet        69    100.0     9/11/98   Fidelity Properties, Inc.       81,744     4/30/07
    62                         216     Units     25,268    94.0      10/31/98
------------------------------------------------------------------------------------------------------------------------------------
    63                     168,506    Sq Feet        31    94.2      3/23/99   24 Hour Fitness                 18,300     4/30/01
    64          1997-1998      264     Units     19,260    97.0      10/22/98
    65                      73,821    Sq Feet        68    100.0     1/28/99   Bed Bath & Beyond               40,000     1/31/14
    66            1998         212     Units     23,555    92.0      1/31/99
    67          1988-1995  116,548    Sq Feet        43    93.7       2/3/99   Midland Mutual Life             30,680    12/31/02
                                                                               Insurance Co.
------------------------------------------------------------------------------------------------------------------------------------

                                       2nd                                                 3rd
                                     Largest                                             Largest
                                     Tenant      2nd                                      Tenant          3rd
                                      Area      Largest                                    Area         Largest
                                     Leased    Lease Exp.                                 Leased       Lease Exp.      Control
2nd Largest Tenant Name             (Sq. Ft.)    Date      3rd Largest Tenant Name       (Sq. Ft.)       Date             No.
==================================================================================================================================
                                                                                                                          19
Borders                             28,146     1/31/27     Toys R Us                     27,443         1/31/12           20
Henry Deguchi DBA Shima Pear         3,233     12/31/02    Apik Jewelry                   2,502         9/30/03           21
Drug Emporium                       27,800     2/28/02     Russell's Dept. Store         27,792         9/30/01           22
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          23
General Services Admin.             17,720     9/30/02     Jamko Service Corporation      4,639        12/31/99           24
                                                                                                                          25
                                                                                                                          26
                                                                                                                          27
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          28
                                                                                                                          29
                                                                                                                          30
                                                                                                                          31
PetSmart                            26,115     9/30/12     Goody's Family Clothing       24,920         9/30/09           32
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          33
                                                                                                                          34
Jacor Radio                          9,354     4/30/01     Snyder, Weiner, Weltchek       8,889         9/30/07           35
                                                                                                                          36
Target (Shadow)                                            Albertsons (Shadow)                                            37
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          38
U.A. Theatres                       21,295     7/31/01     Blockbuster Music             14,425        10/31/04           39
Medic Drug                          11,700     10/31/07    Video Update                   4,928         4/30/03           40
                                                                                                                          41
About Furniture                      4,630     9/30/03     Streets of New York            3,360        11/30/02           42
----------------------------------------------------------------------------------------------------------------------------------
Eckerd Drugs                         8,640     8/31/06     Books & Closeouts              6,750         4/30/00           43
                                                                                                                          44
Taco Cabana                         44,388     6/14/13     Chick-Fil-A                   38,202         7/31/13           45
                                                                                                                          46
Minnesota Fabrics                   11,950     3/31/01     Old Country Buffet            10,000        12/31/11           47
----------------------------------------------------------------------------------------------------------------------------------
ASA USA, Inc.                        4,876     4/30/02     Jong Hoon Cho/Picnic Garden    4,500         1/31/08           48
Troffut & Smith Storage             35,750     8/31/04     Landice                       22,000         1/31/02           49
                                                                                                                          50
                                                                                                                          51
                                                                                                                          52
----------------------------------------------------------------------------------------------------------------------------------
O'Connor & Drew, P.C.               19,678     11/30/03    Blue Cross/Blue Shield        18,009         6/30/02           53
Office Depot                        25,076     1/31/05     Shoe Carnival                 11,800         7/31/07           54
                                                                                                                          55
Handy Andy                          30,618     1/14/01     Big Lots (Consolidated        27,000         1/31/02           56
                                                           Stores Corp.)
                                                                                                                          57
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          58
                                                                                                                          59

                                                                                                                          60
                                                                                                                          60a
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          60b
                                                                                                                          60c
                                                                                                                          60d
                                                                                                                          60e
                                                                                                                          60f
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          60g
                                                                                                                          60h

                                                                                                                          61
                                                                                                                          62
----------------------------------------------------------------------------------------------------------------------------------
Water of Life Community Church      12,991     7/12/99     Central School District       10,384         6/30/02           63
                                                                                                                          64
Babies R Us                         33,821     1/31/14                                                                    65
                                                                                                                          66
Intermedia Communications           14,195     6/30/08     ICG Access Services           11,040         8/31/04           67
----------------------------------------------------------------------------------------------------------------------------------

Control No.  Property Name                              Address                                 City              State    Zip Code
====================================================================================================================================
    68       Equitable Federal Building                 11501 Georgia Avenue &                  Wheaton             VA     20902
                                                        2413 Blueridge Avenue
    69       Kmart - San Diego                          5405 University Avenue                  San Diego           CA     92105
    70       Bed, Bath & Beyond                         12220 Jefferson Avenue                  Newport News        VA     23602
    71       Owens-Volney                               Great Bear Road                         Volney              NY     13069
    72       Ridgegate Apartments                       9737 Forest Lane                        Dallas              TX     75243
------------------------------------------------------------------------------------------------------------------------------------
    73       Depot Plaza                                999 East Ridge Road                     Irondequoit         NY     14609
    74       Hampton Inn - Virginia Beach               5793 Greenwich Road                     Virginia Beach      VA     23462
    75       Sportmart Plaza                            3201 East Lincoln Highway               Hobart              IN     46410
    76       University Plaza Shopping Center           2400 North University Drive             Sunrise             FL     33322
    77       Lincoln Way East Shopping Center           1660-1710 US Route 30 East              Chambersburg        PA     17201
------------------------------------------------------------------------------------------------------------------------------------
    78       600 Blair Road                             600 Blair Road                          Carteret            NJ     07008
    79       Madison Woods Apartments                   3939 Madison Avenue                     Sacramento          CA     95660
    80       French Mountain Commons Outlet Center      1439 State Route 9                      Queensbury          NY     12845
    81       Anacota Plaza                              602 Anacapa Street                      Santa Barbara       CA     93101
    82       357-363 West Erie                          357-363 West Erie Street                Chicago             IL     60610
------------------------------------------------------------------------------------------------------------------------------------
    83       Orange Tree Plaza                          23532 El Toro Road                      Lake Forest         CA     92630
    84       San Marin Shopping Center                  101-270 San Marin Drive                 Novato              CA     94945
    85       Magnolia Station Apartments                1607 Lyte Street                        Dallas              TX     75201
    86       Piqua Plaza Shopping Center                1923-1947 Covington Road                Piqua               OH     45356
    87       Sagetree Village                           3524 East Avenue R                      Palmdale            CA     93550
------------------------------------------------------------------------------------------------------------------------------------
    88       Beverly Center                             8181 South 48th Street                  Phoenix             AZ     85044
    89       Walgreen - Riverview                       17071 Fort Street                       Riverview           MI     48192
    90       Parker Street Industrial                   918 Parker Street                       Berkeley            CA     94710
    91       Winn Dixie                                 2126 Collier Parkway                    Land O' Lakes       FL     34639
    92       Hampton Inn - Chesapeake                   701A Woodlake Drive                     Chesapeake          VA     23320
------------------------------------------------------------------------------------------------------------------------------------
    93       Branford Commerce Center                   30-36 East Industrial Road              Branford            CT     06405
    94       Office Depot Building                      1090 W Hampden Avenue                   Englewood           CO     80110
    95       Glendale Shopping Center                   SW Corner of Glendale and 43rd Avenues  Glendale            AZ     85301
    96       Five Points Plaza                          1030-1060 152nd Street                  Cleveland           OH     44110
    97       Eckerd - Baton Rouge                       SWC Government Street &                 Baton Rouge         LA     70805
                                                        Acadian Thruway
------------------------------------------------------------------------------------------------------------------------------------
    98       Cascade Park Apartments                    4232, 4242, 4252, 4th St. S.E. &        Washington          DC     20032
                                                        4281 and 4291 6th St. S.E.
    99       Kmart - Cincinnati                         5500 Ridge Road                         Cincinnati          OH     45213
    100      Blue Garden Apartments                     330 Hubbard Court                       Westland            MI     48186
    101      Regency Square                             101 Rohrerstown Road                    East Hempfield      PA     17603
    102      Executive Quarters Office Building         2790 Skypark Drive                      Torrance            CA     90505
------------------------------------------------------------------------------------------------------------------------------------
    103      Eckerd - Arlington                         831 E. Park Row                         Arlington           TX     76010
    104      Eckerd - Shreveport                        6935 Pines Road                         Shreveport          LA     71129
                                                                                                (Pines)
    105      Washington Shores Plaza                    2108-2200 Bruton Blvd.                  Orlando             FL     32811
    106      Market Place Shopping Center               2225-2625 West New Haven Avenue         Melbourne           FL     32904
    107      Wal-Mart Plaza                             4224 N. Prospect Street                 Decatur             IL     62526
------------------------------------------------------------------------------------------------------------------------------------
    108      Bullfrog Shopping Center                   US Highway 51 @ Goodman Rd              Horn Lake           MS     38637
    109      Royal Orleans Apartments                   1540 Chenault Street                    Dallas              TX     75228
    110      Pondview Plaza                             100-300 Overlook Drive                  Monroe              NJ     08512
    111      Eckerd - Waxahachie                        701 Ferris Avenue                       Waxahachie          TX     75165
    112      1200 Route 9                               1200 Route 9                            Woodbridge          NJ     07095
------------------------------------------------------------------------------------------------------------------------------------
    113      Delchamps Plaza                            2025 East Madison Avenue                Bastrop             LA     71220
    114      Steger Towne Crossing II                   2845 Ridge Road                         Rockwall            TX     75032
    115      Liberty Plaza Mall                         State Route 52 East                     Liberty             NY     12754
    116      Spalding Centre Shopping Center            6315 Spalding Drive                     Norcross            GA     30092
    117      Autumnwood                                 1802 Chartwell Drive                    Fort Wayne          IN     46816
------------------------------------------------------------------------------------------------------------------------------------
    118      Camelot Manufactured Housing Community     1935 Lor Ray Drive                      North Mankato       MN     56003
    119      Marshall Mall                              1300 Pinecrest Drive East               Marshall            TX     75670
    120      Metro Center                               3333 Brea Canyon Road                   Diamond Bar         CA     91765
    121      Owens - Midway                             9698 Old US 52                          Midway              NC     27292
    122      URS Building                               33 North High Street                    Columbus            OH     43215
------------------------------------------------------------------------------------------------------------------------------------
    123      Brendonwood Park Apartments                1004 Fayette Drive                      Fort Wayne          IN     46816
    124      Town and Country Shopping Center           1100 North Carbon Street                Marion              IL     62959
    125      Woodlake Professional Building             3900 Woodlake Boulevard                 Greenacres          FL     33463
    126      Castleton Shoppes Shopping Center          6024-6066 East 82nd Street              Indianapolis        IN     46250

                                                                 % of       Cumulative
                 Cross                                         Aggregate   % of Initial                               Interest
             Collateralized      Original     Cut-off Date   Cut-off Date      Pool       Mortgage   Administrative   Accrual
Control No.      Groups         Balance ($)    Balance ($)      Balance      Balance      Rate (%)   Cost Rate (%)     Method
====================================================================================================================================
    68             No          5,000,000      4,969,444           0.31        79.41       6.99000        0.1020        Act/360
    69             No          4,875,876      4,875,876           0.31        79.71       7.10000        0.0620         30/360
    70             No          4,856,566      4,809,593           0.30        80.02       7.36000        0.0620         30/360
    71          LB99C1-5       4,710,000      4,697,705           0.30        80.32       8.21000        0.1020        Act/360
    72             No          4,600,000      4,594,793           0.29        80.61       7.97500        0.1520        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    73             No          4,600,000      4,592,167           0.29        80.90       7.74000        0.1020        Act/360
    74             No          4,500,000      4,489,417           0.28        81.18       8.69000        0.1020        Act/360
    75             No          4,425,000      4,423,043           0.28        81.46       8.04000        0.1020        Act/360
    76             No          4,400,000      4,394,986           0.28        81.74       7.95000        0.1220        Act/360
    77             No          4,400,000      4,392,761           0.28        82.02       7.86000        0.1220        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    78             No          4,325,000      4,322,973           0.27        82.29       7.88000        0.1020        Act/360
    79             No          4,300,000      4,294,493           0.27        82.56       7.50000        0.1020        Act/360
    80             No          4,300,000      4,283,917           0.27        82.83       7.89000        0.1020        Act/360
    81             No          4,200,000      4,198,132           0.27        83.10       8.02500        0.1020        Act/360
    82             No          4,200,000      4,188,471           0.27        83.36       7.95000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    83             No          4,100,000      4,098,325           0.26        83.62       8.25000        0.1020        Act/360
    84             No          4,100,000      4,097,933           0.26        83.88       7.67000        0.1020        Act/360
    85             No          4,000,000      3,998,119           0.25        84.14       7.87000        0.1520        Act/360
    86             No          4,000,000      3,993,247           0.25        84.39       7.77000        0.1020        Act/360
    87          LB99C1-9       4,000,000      3,948,820           0.25        84.64       7.08000        0.1770        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    88             No          3,926,083      3,923,504           0.25        84.89       7.06600        0.1520        Act/360
    89             No          3,964,649      3,918,245           0.25        85.13       6.53000        0.0620         30/360
    90             No          3,900,000      3,860,637           0.24        85.38       6.64000        0.1020        Act/360
    91             No          3,902,356      3,815,935           0.24        85.62       6.91000        0.0620         30/360
    92             No          3,800,000      3,791,064           0.24        85.86       8.69000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    93             No          3,800,000      3,769,127           0.24        86.10       7.08000        0.1020        Act/360
    94             No          3,686,054      3,673,591           0.23        86.33       7.10180        0.1520        Act/360
    95             No          3,600,000      3,595,643           0.23        86.56       7.72000        0.1020        Act/360
    96             No          3,600,000      3,582,463           0.23        86.79       7.50000        0.1020        Act/360
    97             No          3,562,078      3,531,717           0.22        87.01       6.89000        0.0620         30/360
------------------------------------------------------------------------------------------------------------------------------------
    98             No          3,520,000      3,514,040           0.22        87.23       7.76000        0.1020        Act/360
    99             No          3,500,000      3,500,000           0.22        87.45       7.10000        0.0620         30/360
    100            No          3,400,000      3,374,783           0.21        87.67       6.71000        0.1770        Act/360
    101            No          3,400,000      3,373,536           0.21        87.88       7.26000        0.1020        Act/360
    102            No          3,193,276      3,182,835           0.20        88.08       7.20563        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    103            No          3,158,059      3,145,029           0.20        88.28       8.19000        0.0620         30/360
    104            No          3,134,994      3,110,478           0.20        88.48       6.73000        0.0620         30/360
    105            No          3,100,000      3,089,583           0.20        88.67       7.75000        0.1020        Act/360
    106            No          3,075,000      3,061,393           0.19        88.87       7.75000        0.1020        Act/360
    107         LB99C1-6       3,000,000      2,998,623           0.19        89.06       8.24500        0.1270        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    108            No          3,000,000      2,991,049           0.19        89.25       8.28000        0.1020        Act/360
    109            No          3,000,000      2,990,675           0.19        89.44       7.32500        0.1520        Act/360
    110            No          2,947,653      2,938,034           0.19        89.62       8.17000        0.1020        Act/360
    111            No          2,958,202      2,933,907           0.19        89.81       6.89000        0.0620         30/360
    112            No          2,925,000      2,921,346           0.18        89.99       8.75000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    113            No          2,925,000      2,916,273           0.18        90.18       8.28000        0.1020        Act/360
    114         LB99C1-8       2,900,000      2,898,651           0.18        90.36       7.90000        0.1020        Act/360
    115            No          2,850,000      2,839,005           0.18        90.54       7.76000        0.1020        Act/360
    116            No          2,850,000      2,813,068           0.18        90.72       7.49000        0.1520         30/360
    117            No          2,800,000      2,791,442           0.18        90.89       7.41000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    118            No          2,800,000      2,790,060           0.18        91.07       7.50000        0.1770        Act/360
    119            No          2,750,000      2,742,913           0.17        91.24       8.27000        0.1020        Act/360
    120            No          2,700,000      2,686,149           0.17        91.41       7.27000        0.1020        Act/360
    121         LB99C1-5       2,660,000      2,653,056           0.17        91.58       8.21000        0.1020        Act/360
    122            No          2,650,000      2,641,095           0.17        91.75       7.75000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    123            No          2,600,000      2,592,053           0.16        91.91       7.41000        0.1020        Act/360
    124            No          2,575,000      2,563,153           0.16        92.08       7.75000        0.1020        Act/360
    125            No          2,560,000      2,556,157           0.16        92.24       8.17000        0.1020        Act/360
    126            No          2,500,000      2,497,359           0.16        92.40       8.23000        0.1220        Act/360

                                Original
                                Interest-   Remaining   Original  Remaining                                            Maturity or
                                  Only      Interest-   Term to    Term to     Original      Remaining                 Anticipated
                                 Period    Only Period  Maturity  Maturity   Amortization  Amortization  Origination    Repayment
Control No.  Amortization Type   (Mos.)      (Mos.)      (Mos.)    (Mos.)    Term (Mos.)    Term (Mos.)     Date          Date
==================================================================================================================================
    68            Balloon                                 120       112         360            352         9/3/98       10/1/08
    69         Interest Only      60          53          240       233         180            180        10/26/98      11/1/18
                  ...Step
    70             Step            7                      258       248         298            295         8/21/98      2/10/20
    71            Balloon                                  60       57          300            297         2/26/99      3/1/04
    72            Balloon                                 120       118         360            358         3/12/99      4/1/09
----------------------------------------------------------------------------------------------------------------------------------
    73            Balloon                                 120       117         360            357         2/19/99      3/1/09
    74            Balloon                                 120       117         300            297         2/2/99       3/1/09
    75            Balloon                                 120       119         360            359         4/19/99      5/1/09
    76            Balloon                                 120       118         360            358         3/31/99      4/1/09
    77            Balloon                                 120       117         360            357         2/25/99      3/1/09
----------------------------------------------------------------------------------------------------------------------------------
    78            Balloon                                  60       59          360            359         4/6/99       5/1/04
    79            Balloon                                  84       82          360            358         3/18/99      4/1/06
    80            Balloon                                  60       54          360            354        11/13/98      12/1/03
    81            Balloon                                 120       119         360            359         4/6/99       5/1/09
    82            Balloon                                  84       80          360            356         1/6/99       2/1/06
----------------------------------------------------------------------------------------------------------------------------------
    83            Balloon                                 120       119         360            359         4/12/99      5/1/09
    84            Balloon                                 120       119         360            359         4/19/99      5/1/09
    85            Balloon                                  60       59          360            359         4/26/99      5/1/04
    86            Balloon                                  84       81          360            357         2/26/99      3/1/06
    87        Hyperamortizing                             120       109         300            289         6/18/98      7/11/08
----------------------------------------------------------------------------------------------------------------------------------
    88            Balloon                                 112       111         352            351         4/20/99      9/1/08
    89            Balloon                                 240       233         270            263        10/29/98      11/1/18
    90            Balloon                                 120       112         300            292         9/2/98       10/1/08
    91             Step                                   240       229         240            229         6/29/98      7/1/18
    92            Balloon                                 120       117         300            297         2/2/99       3/1/09
----------------------------------------------------------------------------------------------------------------------------------
    93            Balloon                                 120       109         360            349         6/18/98      7/1/08
    94            Balloon                                  54       50          354            350         7/17/98      8/1/03
    95            Balloon                                 120       118         360            358         3/2/99       4/1/09
    96            Balloon                                  84       77          360            353        10/20/98      11/1/05
    97            Balloon                                 239       234         260            255        12/18/98      12/1/18
----------------------------------------------------------------------------------------------------------------------------------
    98            Balloon                                 120       117         360            357         2/22/99      3/1/09
    99         Interest Only      60          53          240       233         180            180        10/23/98      11/1/18
               ...Amortizing
    100       Hyperamortizing                             120       111         360            351         8/27/98      9/11/08
    101           Balloon                                 120       109         360            349         6/8/98       7/1/08
    102           Balloon                                 116       112         356            352         1/26/99      10/1/08
----------------------------------------------------------------------------------------------------------------------------------
    103           Balloon                                 238       235         263            260         2/11/99      1/1/19
    104           Balloon                                 236       231         274            269        12/15/98      9/1/18
    105           Balloon                                 120       115         360            355        12/21/98      1/1/09
    106           Balloon                                 120       115         324            319        12/16/98      1/1/09
    107       Hyperamortizing                             169       168         350            349         4/15/99      6/11/13
----------------------------------------------------------------------------------------------------------------------------------
    108           Balloon                                 120       115         360            355        12/31/98      1/1/09
    109           Balloon                                 120       116         360            356         1/29/99      2/1/09
    110           Balloon                                 112       107         352            347         12/3/98      5/1/08
    111           Balloon                                 237       232         264            259         12/3/98      10/1/18
    112           Balloon                                 120       117         360            357         2/16/99      3/1/09
----------------------------------------------------------------------------------------------------------------------------------
    113           Balloon                                 120       115         360            355        12/31/98      1/1/09
    114           Balloon                                 105       104         360            359         4/27/99      2/1/08
    115           Balloon                                  84       78          360            354        11/24/98      12/1/05
    116       Fully Amortizing                            300       289         300            289         6/23/98      7/1/23
    117           Balloon                                 120       116         360            356         1/14/99      2/1/09
----------------------------------------------------------------------------------------------------------------------------------
    118       Hyperamortizing                              84       79          360            355        12/22/98      1/11/06
    119           Balloon                                 120       117         300            297         2/12/99      3/1/09
    120           Balloon                                 120       113         360            353        10/15/98      11/1/08
    121           Balloon                                  60       57          300            297         2/26/99      3/1/04
    122           Balloon                                  84       79          360            355        12/10/98      1/1/06
----------------------------------------------------------------------------------------------------------------------------------
    123           Balloon                                 120       116         360            356         1/13/99      2/1/09
    124           Balloon                                 120       113         360            353        10/22/98      11/1/08
    125           Balloon                                 120       117         360            357         2/25/99      3/1/09
    126           Balloon                                 120       118         360            358         3/25/99      4/1/09

                                                                               Annual       Net        DSCR Net
              Balloon            Property                                       Debt       Cash       Cash Flow
Control No.  Balance ($)           Type             Prepayment Provisions    Service ($)  Flow ($)       (x)
=================================================================================================================
    68       4,360,021            Office          L(4),D(6)                  398,779      585,731        1.47
    69               0     Credit Tenant Lease    L(4),D(16)                 346,187      347,122
    70       1,417,642     Credit Tenant Lease    L(3.75),D(17.75)           424,193      436,382
    71       4,391,643     Industrial/Warehouse   L(2.25),D(2.5),O(.25)      444,122      578,840        1.30
    72       4,112,988         Multi-Family       L(4),D(6)                  404,076      510,452        1.26
-----------------------------------------------------------------------------------------------------------------
    73       4,090,291            Retail          L(4),D(5.75),O(.25)        395,078      500,985        1.27
    74       3,784,324            Hotel           L(4),D(5.75),O(.25)        441,758      641,614        1.45
    75       3,963,267            Retail          L(4),D(6)                  391,111      556,435        1.42
    76       3,931,801            Retail          L(4),D(6)                  385,589      534,868        1.39
    77       3,923,961            Retail          L(2.25),D(7.667),O(.083)   382,287      527,811        1.38
-----------------------------------------------------------------------------------------------------------------
    78       4,138,224     Industrial/Warehouse   L(3),D(1.917),O(.083)      376,491      467,924        1.24
    79       3,991,443         Multi-Family       L(4),D(2.917),O(.083)      360,795      444,663        1.23
    80       4,113,229            Retail          L(4),D(.75),O(.25)         374,673      503,549        1.34
    81       3,760,398          Mixed Use         L(4),D(6)                  370,696      466,678        1.26
    82       3,924,990            Office          L(4),D(3)                  368,062      521,324        1.42
-----------------------------------------------------------------------------------------------------------------
    83       3,690,429            Retail          L(4),D(6)                  369,623      497,915        1.35
    84       3,639,272            Retail          L(4),D(6)                  349,759      443,196        1.27
    85       3,826,859         Multi-Family       L(3),D(1.917),O(.083)      347,867      433,114        1.25
    86       3,729,392            Retail          L(4),D(3)                  344,541      451,780        1.31
    87       3,208,775         Multi-Family       L(4),D(5.75),O(.25)        341,708      456,551        1.34
-----------------------------------------------------------------------------------------------------------------
    88       3,449,918            Office          L(2.083),D(7),O(.25)       317,622      428,485        1.35
    89         754,715     Credit Tenant Lease    L(4),D(16)                 337,152      344,907
    90       3,084,791     Industrial/Warehouse   L(4),D(6)                  320,103      417,432        1.30
    91               0     Credit Tenant Lease    L(5),D(15)                 361,248      373,572
    92       3,195,652            Hotel           L(4),D(5.75),O(.25)        373,040      539,452        1.45
-----------------------------------------------------------------------------------------------------------------
    93       3,322,098     Industrial/Warehouse   L(4),D(5.75),O(.25)        305,832      432,740        1.41
    94       3,508,812            Retail          L(2.5),D(1.75),O(.25)      298,773      400,258        1.34
    95       3,198,968            Retail          L(4),D(6)                  308,595      416,138        1.35
    96       3,340,981            Retail          L(4),D(2.75),O(.25)        302,061      402,597        1.33
    97         500,002     Credit Tenant Lease    L(4),D(15.917)             317,463      318,415
-----------------------------------------------------------------------------------------------------------------
    98       3,131,502         Multi-Family       L(4),D(6)                  302,904      387,436        1.28
    99               0     Credit Tenant Lease    L(4),D(16)                 248,500      241,448
    100      2,942,217         Multi-Family       L(4),D(5.75),O(.25)        263,544      412,236        1.56
    101      2,986,403            Retail          L(4),D(5.75),O(.25)        278,605      397,853        1.43
    102      2,805,363            Office          L(3.667),D(6)              261,082      362,872        1.39
-----------------------------------------------------------------------------------------------------------------
    103        599,939     Credit Tenant Lease    L(4),D(15.83)              310,412      311,343
    104        763,704     Credit Tenant Lease    L(4),D(15.667)             269,167      269,974
    105      2,755,556            Retail          L(4),D(5.917),O(.083)      266,505      344,707        1.29
    106      2,615,966            Retail          L(4),D(6)                  272,112      393,719        1.45
    107      2,437,088            Retail          L(4),D(9.833),O(.25)       272,121      364,358        1.34
-----------------------------------------------------------------------------------------------------------------
    108      2,700,489            Retail          L(4),D(5.917),O(.083)      271,216      356,772        1.32
    109      2,638,052         Multi-Family       L(4),D(6)                  247,417      338,119        1.37
    110      2,654,396            Retail          L(3.33),D(5.75),O(.25)     265,177      327,437        1.23
    111        545,404     Credit Tenant Lease    L(4),D(15.75)              261,462      262,246
    112      2,663,050            Retail          L(4),D(6)                  276,132      353,170        1.28
-----------------------------------------------------------------------------------------------------------------
    113      2,632,976            Retail          L(4),D(5.917),O(.083)      264,435      341,465        1.29
    114      2,643,391            Retail          L(4),D(4.75)               252,928      355,914        1.41
    115      2,656,130            Retail          L(4),D(2.75),O(.25)        245,249      325,374        1.33
    116              0            Retail          L(12),D(12.75),O(.25)      252,513      359,455        1.42
    117      2,467,507         Multi-Family       L(4),D(6)                  232,869      316,989        1.36
-----------------------------------------------------------------------------------------------------------------
    118      2,598,485         Multi-Family       L(4),D(2.75),O(.25)        234,936      284,885        1.21
    119      2,285,727            Retail          L(4),D(5.917),O(.083)      260,630      340,039        1.30
    120      2,371,356            Office          L(4),D(5.75),O(.25)        221,465      296,118        1.34
    121      2,480,206     Industrial/Warehouse   L(2.25),D(2.5),O(.25)      250,821      323,614        1.29
    122      2,469,092            Office          L(4),D(3)                  227,819      291,732        1.28
-----------------------------------------------------------------------------------------------------------------
    123      2,291,258         Multi-Family       L(4),D(6)                  216,235      283,463        1.31
    124      2,288,977            Retail          L(4),D(5.917),O(.083)      221,371      294,287        1.33
    125      2,300,035            Office          L(2.25),D(7.667),O(.083)   229,064      302,698        1.32
    126      2,248,853            Retail          L(4),D(5.917),O(.083)      224,958      347,761        1.55

                                               Scheduled  Underwritten
                                     Cut-off   Maturity/   Hospitality
              Appraised   Appraisal  Date LTV   ARD LTV   Average Daily
Control No.   Value ($)     Date       (%)        (%)        Rate ($)      Year Built
==========================================================================================
    68       7,200,000     8/7/98      69.0       60.6                    1963, 81
    69       4,980,000    4/14/98                                           1968
    70       5,260,000    5/22/98                                           1998
    71       6,500,000    3/17/99      72.3       67.6                      1985
    72       5,800,000     2/3/99      79.2       70.9                      1983
------------------------------------------------------------------------------------------
    73       6,100,000    8/18/98      75.3       67.1                      1960
    74       6,300,000    12/23/98     71.3       60.1         65.00        1990
    75       5,900,000    9/28/98      75.0       67.2                      1977
    76       5,925,000     2/3/99      74.2       66.4                      1973
    77       5,900,000    11/12/98     74.5       66.5                      1963
------------------------------------------------------------------------------------------
    78       5,500,000    11/1/98      78.6       75.2                      1987
    79       5,400,000    1/27/99      79.5       73.9                   1986, 1988
    80       6,200,000     9/3/98      69.1       66.3                   1988, 1989
    81       5,800,000     1/1/99      72.4       64.8                      1988
    82       6,000,000    12/3/98      69.8       65.4                      1924
------------------------------------------------------------------------------------------
    83       7,300,000    7/17/98      56.1       50.6                      1978
    84       6,010,000     3/8/99      68.2       60.6                      1980
    85       5,300,000    2/19/99      75.4       72.2                   1911-1919
    86       5,200,000    11/15/98     76.8       71.7                      1980
    87       5,700,000     5/8/98      69.3       56.3                   1970/1981
------------------------------------------------------------------------------------------
    88       5,400,000    3/24/99      72.7       63.9                      1998
    89       3,965,000    10/21/98                                          1998
    90       5,350,000     8/6/98      72.2       57.7                   1905,1940s
    91       4,270,000     6/1/98                                           1998
    92       5,500,000    12/14/98     68.9       58.1         57.00        1990
------------------------------------------------------------------------------------------
    93       5,350,000    5/11/98      70.5       62.1                    1987-90
    94       5,500,000    11/1/98      66.8       63.8                      1987
    95       4,755,000    12/30/98     75.6       67.3                      1970
    96       4,800,000     8/7/98      74.6       69.6                      1965
    97       3,675,000    11/30/98                                          1998
------------------------------------------------------------------------------------------
    98       4,400,000     1/1/99      79.9       71.2                      1951
    99       3,500,000    3/26/98                                           1967
    100      5,175,000    6/18/98      65.2       56.9                      1968
    101      4,500,000    10/1/98      75.0       66.4                      1990
    102      4,950,000    9/15/98      64.3       56.7                      1985
------------------------------------------------------------------------------------------
    103      3,585,000     2/1/99                                           1999
    104      3,150,000    11/6/98                                           1998
    105      3,950,000     1/1/99      78.2       69.8                      1997
    106      4,100,000     9/1/98      74.7       63.8                      1985
    107      4,225,000    3/16/99      71.0       57.7                      1992
------------------------------------------------------------------------------------------
    108      4,100,000    10/13/98     73.0       65.9                      1988
    109      4,000,000    12/16/98     74.8       66.0                      1985
    110      4,170,000    10/26/98     70.5       63.7                      1997
    111      2,980,000    11/3/98                                           1998
    112      4,000,000    1/31/99      73.0       66.6                      1993
------------------------------------------------------------------------------------------
    113      3,800,000    10/13/98     76.7       69.3                      1987
    114      4,400,000    2/10/99      65.9       60.1                      1998
    115      3,800,000    10/1/98      74.7       69.9                   1978, 1992
    116      5,380,000     9/1/98      52.3        0.0                      1988
    117      3,500,000    12/1/98      79.8       70.5                      1970
------------------------------------------------------------------------------------------
    118      3,875,000    10/15/98     72.0       67.1                   1970-1980
    119      4,200,000    12/15/98     65.3       54.4                      1980
    120      3,800,000    9/16/98      70.7       62.4                      1983
    121      3,700,000     3/8/99      71.7       67.0                      1986
    122      3,900,000    10/5/98      67.7       63.3                      1905
------------------------------------------------------------------------------------------
    123      3,300,000    12/1/98      78.5       69.4                      1969
    124      4,100,000     8/1/98      62.5       55.8                      1972
    125      3,500,000    1/22/99      73.0       65.7                      1987
    126      3,800,000     2/9/99      65.7       59.2                      1981

                                                                                                              Largest
                                                                                                              Tenant
                           Sq. Ft.,                      Occupancy                                             Area      Largest
                  Year     Bed, Pad,           Loan Per  Perentage  Rent Roll                                 Leased    Lease Exp.
Control No.     Renovated   or Room    Unit      Unit       (%)        Date    Largest Tenant Name           (Sq. Ft.)    Date
====================================================================================================================================
    68                      72,217    Sq Feet       69     92.3      12/31/98  Equitable Federal Savings Bank  24,035     1/31/10
    69            1997     104,000    Sq Feet       47     100.0     10/26/98  Kmart Corporation              104,000    10/31/18
    70                      43,092    Sq Feet      112     100.0      7/2/98   Bed, Bath & Beyond, Inc.        43,092     1/31/20
    71                     200,000    Sq Feet       23     100.0      7/9/85   Owens-Brockway Glass           200,000     2/28/09
                                                                               Container, Inc.
    72                         270     Units    17,018     88.5      1/29/99
------------------------------------------------------------------------------------------------------------------------------------
    73            1993     176,134    Sq Feet       26     97.0       1/4/99   Kmart                          108,580    10/31/03
    74            1997         122     Rooms    36,799     63.0      10/31/98
    75            1994      84,048    Sq Feet       53     100.0      6/8/98   Sportmart                       50,000     1/31/11
    76            1997      71,860    Sq Feet       61     94.3      3/24/98   Harrison's Market               10,500     1/31/03
    77            1998     102,276    Sq Feet       43     98.4      10/15/98  Dunham Sports                   20,000     1/31/05
------------------------------------------------------------------------------------------------------------------------------------
    78                     108,900    Sq Feet       40     100.0     2/28/99   Paragon Packing                 63,000     2/3/03
    79                         116     Units    37,021     96.6      1/31/99
    80                      45,823    Sq Feet       93     100.0     11/12/98  The GAP                          8,600     7/26/03
    81                      31,705    Sq Feet      132     100.0      2/1/99   Siesta Sleep Center             14,750     9/30/12
    82            1990     111,050    Sq Feet       38     92.7      1/11/99   Space LLC                       24,150    12/31/13
------------------------------------------------------------------------------------------------------------------------------------
    83                      69,303    Sq Feet       59     100.0     3/23/99   Denny's                          6,470     9/30/99
    84                      70,483    Sq Feet       58     84.4       4/9/99   Apple Market                    27,549     9/1/10
    85            1993          70     Units    57,116     94.3      3/22/99
    86                     135,631    Sq Feet       29     100.0     2/19/99   Kmart                           72,897    11/30/05
    87             N/A         330      Pads    11,966     67.4      12/31/98
------------------------------------------------------------------------------------------------------------------------------------
    88                      43,013    Sq Feet       91     100.0     4/16/99   Ticketmaster Corporation, Inc.  29,352     4/16/08
    89                      13,905    Sq Feet      282     100.0     12/15/97  Walgreen Co.                    13,905    10/31/58
    90          1996-1997   38,087    Sq Feet      101     100.0     7/22/98   The Roda Group                   9,600    10/14/00
    91                      48,466    Sq Feet       79     100.0     6/29/98   Winn Dixie                      48,466     6/28/18
    92         1996, 1997      119     Rooms    31,858     69.0      10/31/98
------------------------------------------------------------------------------------------------------------------------------------
    93                     120,984    Sq Feet       31     94.9      10/2/98   Rosta Tool Co. Inc.             24,000     1/31/04
    94             N/A     119,965    Sq Feet       31     91.3      1/10/99   Office Depot                   102,900     1/31/02
    95                      81,176    Sq Feet       44     100.0     2/25/99   Basha's Food City               29,435     4/30/13
    96            1997      71,258    Sq Feet       50     92.6      9/15/98   Eagle Supermarket               18,500     4/30/00
    97                      10,908    Sq Feet      324     100.0     4/23/98   Eckerd Corporation              10,908     12/2/18
------------------------------------------------------------------------------------------------------------------------------------
    98          1994-1995      132     Units    26,622     87.1      1/31/99
    99                     105,624    Sq Feet       33     100.0     10/23/98  Kmart Corporation              105,624    10/31/18
    100           1998         172     Units    19,621     95.9      12/31/98
    101                     53,783    Sq Feet       63     100.0     9/30/98   North's Star Buffet             10,000     8/31/03
    102                     61,952    Sq Feet       51     89.8      1/15/99   Social Vocational Service       10,741     8/31/01
------------------------------------------------------------------------------------------------------------------------------------
    103                     12,738    Sq Feet      247     100.0     3/16/98   Eckerd Corporation              12,738     1/12/19
    104                     10,908    Sq Feet      285     100.0     3/19/98   Eckerd Corporation              10,908     9/17/18
    105                     46,711    Sq Feet       66     95.6      12/3/98   Premier Foods of Bruton, Inc.   34,000    11/19/17
    106                     49,428    Sq Feet       62     94.8      9/15/98   Water Bedroom Land, Inc.        10,702     7/5/99
    107          1998/99    45,114    Sq Feet       66     100.0     3/12/99   Jo-Ann Fabrics                  15,580    12/31/09
------------------------------------------------------------------------------------------------------------------------------------
    108                     67,004    Sq Feet       45     96.9      11/9/98   Big Star-Fleming Co.            31,842     5/23/08
    109                        134     Units    22,318     99.3      12/30/98
    110                     29,999    Sq Feet       98     100.0     12/21/98  St. Peter's Day Care            14,482     5/31/07
    111                     10,908    Sq Feet      269     100.0      4/6/98   Eckerd Corporation              10,908     10/6/18
    112                     27,083    Sq Feet      108     100.0     2/16/99   Today's Man                     27,083     1/31/04
------------------------------------------------------------------------------------------------------------------------------------
    113                     66,694    Sq Feet       44     100.0     11/4/98   Delchamps #301                  42,057     8/31/07
    114                     25,551    Sq Feet      113     100.0     4/22/99   Lowe's (Shadow)
    115           1997     112,643    Sq Feet       25     100.0     10/5/98   Ames                            57,420     5/30/03
    116                     58,973    Sq Feet       48     66.1      4/23/99   Frugal Fabrics                  12,880     1/31/08
    117                        209     Units    13,356     97.6      12/11/98
------------------------------------------------------------------------------------------------------------------------------------
    118            NA          230      Pads    12,131     100.0      3/6/99
    119          1996-97   195,412    Sq Feet       14     89.9       2/8/99   Blue Cross/ Blue Shield         60,842     9/14/04
    120                     40,142    Sq Feet       67     97.4      9/17/98   Gould Pumps, Inc.                3,033     1/31/01
    121                    154,000    Sq Feet       17     100.0     2/23/99   Owens - Brockway Glass         154,000     2/28/09
                                                                               Container, Inc.
    122           1983      65,118    Sq Feet       41     99.1      12/10/98  URS                             36,394    12/31/00
------------------------------------------------------------------------------------------------------------------------------------
    123                        211     Units    12,285     95.3      12/11/98
    124           1982      98,019    Sq Feet       26     92.6      7/15/98   Ben Franklin #1 & #2            15,379    12/31/99
    125                     43,620    Sq Feet       59     96.6      1/12/99   State Farm Mutual                7,796     8/31/99
    126                     31,300    Sq Feet       80     96.2      3/11/99   Woodcraft Supply                 6,400     9/30/01

                                       2nd                                                 3rd
                                     Largest                                             Largest
                                     Tenant      2nd                                      Tenant          3rd
                                      Area      Largest                                    Area         Largest
                                     Leased    Lease Exp.                                 Leased       Lease Exp.      Control
2nd Largest Tenant Name             (Sq. Ft.)    Date      3rd Largest Tenant Name       (Sq. Ft.)       Date             No.
==================================================================================================================================
Montgomery Pediatrics                4,074     11/30/06    U.S. Capital Associates        3,509         6/30/02           68
                                                                                                                          69
                                                                                                                          70
                                                                                                                          71
                                                                                                                          72
----------------------------------------------------------------------------------------------------------------------------------
Save-A-Lot                          19,406     10/30/03    Monroe Muffler                 6,250         4/30/13           73
                                                                                                                          74
Best Buy                            28,048     1/31/08     PetCare Plus                   6,000         6/18/04           75
Kroger & Co. (Spa Lady)             10,110     8/18/02     Discount Auto Parts            8,100         10/31/01          76
Aldi Food Store                     16,632     9/30/03     Joann Fabrics                 12,432         1/31/01           77
----------------------------------------------------------------------------------------------------------------------------------
Jazz Photo Corp.                    23,100     3/31/02     Buffalino Shoes               22,800         12/31/03          78
                                                                                                                          79
Osh Kosh B'Gosh                      6,000     8/30/99     Fieldcrest Cannon              5,000         6/16/99           80
Sprint Communications                  743     2/28/01                                                                    81
John Hart Fine Wine                 10,500     2/28/03     Coco Company                   9,850         5/31/04           82
----------------------------------------------------------------------------------------------------------------------------------
Bigshot Billiards                    6,192     4/30/01     Nickel Nickel 5 Cent Games     6,000         4/30/03           83
Tuesday Morning                      4,797     7/15/03     Mary's Pizza Shack             4,144         4/11/04           84
                                                                                                                          85
Kroger                              41,584     10/31/00    Dollar Tree                    7,000         6/30/99           86
                                                                                                                          87
----------------------------------------------------------------------------------------------------------------------------------
Outsourcing Solutions, Inc.          8,350     8/25/05     Netshield                      5,311         4/30/04           88
                                                                                                                          89
York & Smith                         9,000     12/31/01    Wave Research                  4,100         2/14/99           90
                                                                                                                          91
                                                                                                                          92
----------------------------------------------------------------------------------------------------------------------------------
Probot Inc.                         21,174     2/28/03     Lexitech Inc.                 12,847          5/1/04           93
Coleman Spas                         6,610     3/31/01                                                                    94
Walgreen's                          16,000     10/31/02    Peter Piper Pizza              8,500         12/9/03           95
OK Sportswear                        8,060     1/31/02     Key Bank                       5,588         12/31/01          96
                                                                                                                          97
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          98
                                                                                                                          99
                                                                                                                         100
Goodwill Store                       9,720     12/31/01    Gardner's Bedrooms             7,916         1/31/03          101
ACTA                                 6,981      6/1/02     Cal-Surance Group Benefits     6,040         11/30/00         102
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         103
                                                                                                                         104
Dong Y. Choe                         2,268      7/1/03     Buddie's Hair Care, Inc.       2,265         3/31/03          105
Ritz Camera Centers, Inc.            7,612     10/10/07    Shaw Carpet and Floor Center   5,120         9/30/02          106
Pet Care                             7,400     1/31/02     Play It Again Sports           4,000         4/30/04          107
----------------------------------------------------------------------------------------------------------------------------------
Super D Drugs-M & H Drugs #46        7,442     5/23/98     Nutrition Plus                 5,700         12/31/99         108
                                                                                                                         109
JFK Rehabilitation                   3,896     5/31/07     Provident Savings Bank         2,354         5/31/02          110
                                                                                                                         111
                                                                                                                         112
----------------------------------------------------------------------------------------------------------------------------------
Dollar General                       8,450     8/31/99     Hibbett Sporting Goods, Inc.   5,700         5/31/05          113
Target (Shadow)                                            Albertsons (Shadow)                                           114
Shop Rite / Big V Supermarkets      36,140     5/31/03     Dollar Tree Stores             5,760         6/30/03          115
Tuesday Morning                      7,500     1/31/06     Lamp/Shades                    3,300         9/30/01          116
                                                                                                                         117
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         118
J.C. Penney                         34,364     4/30/05     Bealls                        25,632         7/31/08          119
Tower Temps                          2,199     6/30/99     E5, Inc.                       2,237         6/30/99          120
                                                                                                                         121
OMA Service Corp.                   12,904     11/30/07    Thompson-Meier-Dersom          3,030         10/31/99         122
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         123
Dollar General                      14,925     4/30/99     Ace Hardware                  13,200         5/30/03          124
Washington Mutual, F.A.              6,235     6/30/03     Landata of Florida, Inc.       4,972         11/30/02         125
Bedroom One/ Waterbed Warehouse      4,800     3/31/02     Catherines                     3,600          4/1/04          126

Control No.  Property Name                              Address                                 City              State    Zip Code
====================================================================================================================================
    127      Corn Exchange Building                     123-129 Chestnut Street                 Philadelphia        PA      19106
------------------------------------------------------------------------------------------------------------------------------------
    128      Rite Aid - Waterford                       4390 Dixie Highway                      Waterford           MI      48329
                                                                                                Township
    129      Mountain Springs Mobile Home Estates       3800 W. Wilson Avenue                   Banning             CA      92220
    130      Forest Grove                               6747 West Par Lane                      Wichita             KS      67212
    131      Park Forest Shopping Center                9702-9712 Greenwell Springs Road        Baton Rouge         LA      70814
    132      Hampton Hills Apartments                   715 Washington Drive                    Arlington           TX      76011
------------------------------------------------------------------------------------------------------------------------------------
    133      Wynforest Apartments                       1794 James Ray Drive                    Marietta            GA      30060
    134      855 Plaza                                  855 South Federal Highway               Boca Raton          FL      33431
    135      Thorndale Business Park                    1230-1300 Mark Street                   Bensenville         IL      60106
    136      Mini Masters Storage Facility              6900 West Craig Road                    Las Vegas           NV      89109
    137      Kmart Plaza - Bellflower                   10400-10460 Rosencrans Avenue           Bellflower          CA      90706
------------------------------------------------------------------------------------------------------------------------------------
    138      Eckerd - Rotterdam                         1409 Altamont Avenue                    Rotterdam           NY      12303
    139      Owens - Lakeland                           2222 West Bella Vista Street            Lakeland            FL      33802
    140      Greengate East Shopping Center             Route 30 West                           Hempfield           PA      15601
    141      Greenwich Court                            275-295 Greenwich Avenue                New York            NY      10007
    142      849 Delaware Avenue                        849 Delaware Avenue                     Buffalo             NY      14209
------------------------------------------------------------------------------------------------------------------------------------
    143      Willow Wood Apartments                     3215 Baird Avenue North                 Lakeland            FL      33805
    144      Walgreens - South Elgin                    1201 Spring Street                      South Elgin         IL      60177
    145      Center Hill Business Park                  5836 & 5845 Highland Ridge Drive        Cincinnati          OH      45232
    146      Yarbrough Office Park                      SWC Old Bridge & Occoquan Roads         Woodbridge          VA      22192
    147      Riverview Commons MHC                      RD 2, Box 170-150                       Richmond            VT      05477
------------------------------------------------------------------------------------------------------------------------------------
    148      Office Max - Grand Forks                   3225 30th Avenue South                  Grand Forks         ND      58201
    149      Trinity Business Plaza                     2025 Irving Boulevard                   Dallas              TX      75207
    150      5575 E. Winnemucca Blvd.                   5575 E. Winnemucca Blvd.                Winnemucca          NV      89445
    151      Adirondack Industrial Park                 527-559 Queensbury Avenue and           Queensbury/         NY      12804
                                                        80 Industrial Park Road                 Kingsbury
    152      180 West Washington                        180 West Washington Street              Chicago             IL      60606
------------------------------------------------------------------------------------------------------------------------------------
    153      Santiago Creek MHP                         3000 S. Chester Avenue                  Bakersfield         CA      93304
    154      Burke Commons Center                       9409-9413 Old Burke Lake Road           Burke               VA      22015
    155      Countryside Estates Manufactured           569 E. 10th Street                      Marysville          OH      43040
             Home Park
    156      CVS - Statesville                          215 North Center Street                 Statesville         NC      28677
    157      Office Max - Minot                         825 20th Avenue SW                      Minot               ND      58701
------------------------------------------------------------------------------------------------------------------------------------
    158      CVS - Mooresville                          247 North Main Street                   Mooresville         NC      28115
    159      Riverdale Commons                          3516-3548 Main Street                   Coon Rapids         MN      55433
    160      Quail Valley Shopping Center               2600 Cartwright Rd.                     Missouri City       TX      77459
    161      Southern Pavilion Mini Storage             7110 E. Southern Avenue                 Mesa                AZ      85208
    162      Hampton Place Shopping Center              460 Gilmer Avenue                       Tallassee           AL      36078
------------------------------------------------------------------------------------------------------------------------------------
    163      CVS - Port Royal                           Ribaut Road and Waddell Road            Port Royal          SC      29935
    164      Commons at Kings Crossing                  2710 West Lake Houston Parkway          Houston             TX      77345
    165      Primrose Business Complex                  911 South Primrose Avenue               Monrovia            CA      91016
    166      Southlake Shopping Center                  2301 East Southlake Boulevard           Southlake           TX      76092
    167      Sylmar Mobile Home Park                    12365 County Road 2                     Brighton            CO      80601
------------------------------------------------------------------------------------------------------------------------------------
    168      Central Self Storage - Vallejo             1080 Magazine Street                    Vallejo             CA      94591
    169      Washington Plaza Shopping Center           900 West National Road                  Washington          IN      47501

    170      Michigan MHP Portfolio                     Various                                 Various             MI     Various
    70a      Country Meadows  (Kostishak)               1249 116th (M-222)                      Martin              MI      49070
------------------------------------------------------------------------------------------------------------------------------------
    70b      Maple Knoll  ( Kostishak)                  1716 Lansing Avenue                     Charlotte           MI      48813

    171      CVS - Greensboro                           309 East Cornwallis Street              Greensboro          NC      27408
    172      Bayshore Plaza                             6351 Bayshore Road                      Fort Meyers         FL      33917
    173      CVS - Newton                               US Hwy 321 at Radio Station Road        Newton              NC      28658
------------------------------------------------------------------------------------------------------------------------------------
    174      CVS - Bessemer City                        902 Gastonia Hwy                        Bessemer City       NC      28016
    175      Rite Aid - Sterling Heights                13500 19 Mile Road                      Sterling            MI      48313
                                                                                                Heights
    176      Twin Lakes Mobile Home Estates             3304 Shasta Dam Boulevard               Shasta Lake         CA      96019
    177      Northbrook Estates                         774 135th Avenue                        Wayland             MI      49348
    178      Northwood Village                          6250 NW 23rd Street                     Gainesville         FL      32653
------------------------------------------------------------------------------------------------------------------------------------
    179      Lexington Place Apartments                 1130 Felder Street                      Americus            GA      31709
    180      4545 Groves Road Industrial Building       4545 Groves Road                        Columbus            OH      43232

                                                                 % of       Cumulative
                 Cross                                         Aggregate   % of Initial                               Interest
             Collateralized      Original     Cut-off Date   Cut-off Date      Pool       Mortgage   Administrative   Accrual
Control No.      Groups         Balance ($)    Balance ($)      Balance      Balance      Rate (%)   Cost Rate (%)     Method
====================================================================================================================================
    127            No          2,500,000      2,491,220           0.16        92.55       8.15000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    128            No          2,500,000      2,475,182           0.16        92.71       6.88000        0.0620         30/360
    129         LB99C1-9       2,500,000      2,468,013           0.16        92.87       7.08000        0.1770        Act/360
    130            No          2,450,000      2,445,684           0.15        93.02       7.62000        0.1020        Act/360
    131            No          2,450,000      2,442,437           0.15        93.18       8.13000        0.1020        Act/360
    132            No          2,450,000      2,440,804           0.15        93.33       7.87500        0.1520        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    133            No          2,400,000      2,392,385           0.15        93.48       7.22000        0.1020        Act/360
    134            No          2,400,000      2,391,306           0.15        93.63       8.75000        0.1020        Act/360
    135            No          2,400,000      2,387,814           0.15        93.78       6.55000        0.1020        Act/360
    136            No          2,400,000      2,376,980           0.15        93.93       7.71000        0.1820        Act/360
    137            No          2,350,000      2,342,936           0.15        94.08       8.77000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    138            No          2,278,694      2,265,847           0.14        94.23       7.21000        0.0620        Act/360
    139         LB99C1-5       2,270,000      2,264,074           0.14        94.37       8.21000        0.1020        Act/360
    140            No          2,250,000      2,247,795           0.14        94.51       8.50000        0.1020        Act/360
    141            No          2,250,000      2,245,760           0.14        94.65       8.01000        0.1020        Act/360
    142            No          2,200,000      2,197,392           0.14        94.79       7.80000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    143            No          2,200,000      2,191,752           0.14        94.93       7.88000        0.1020        Act/360
    144            No          2,200,000      2,188,989           0.14        95.07       7.38000        0.1020        Act/360
    145            No          2,200,000      2,175,986           0.14        95.21       7.18000        0.1520        Act/360
    146            No          2,100,000      2,095,466           0.13        95.34       6.86000        0.1220        Act/360
    147            No          2,100,000      2,078,208           0.13        95.47       7.22000        0.1770        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    148            No          2,060,000      2,051,133           0.13        95.60       7.29000        0.1020        Act/360
    149            No          2,000,000      1,998,281           0.13        95.73       7.85000        0.1220        Act/360
    150            No          2,000,000      1,995,700           0.13        95.85       9.08500        0.1770        Act/360
    151            No          2,000,000      1,994,576           0.13        95.98       8.01000        0.1020        Act/360
    152            No          2,000,000      1,991,666           0.13        96.11       8.13000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    153            No          2,000,000      1,986,364           0.13        96.23       7.09000        0.1770        Act/360
    154            No          1,975,000      1,969,792           0.12        96.36       8.15000        0.1020        Act/360
    155            No          1,925,000      1,912,124           0.12        96.48       7.36000        0.1770        Act/360
    156            No          1,900,000      1,896,552           0.12        96.60       7.46000        0.0620         30/360
    157            No          1,896,000      1,890,113           0.12        96.72       7.33000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    158            No          1,850,000      1,846,561           0.12        96.83       7.46000        0.0620         30/360
    159            No          1,800,000      1,793,369           0.11        96.95       8.13000        0.1520        Act/360
    160            No          1,748,099      1,743,719           0.11        97.06       8.44500        0.1770        Act/360
    161            No          1,741,446      1,737,789           0.11        97.17       7.28000        0.1770        Act/360
    162            No          1,700,000      1,698,114           0.11        97.28       8.05000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    163            No          1,700,000      1,693,318           0.11        97.38       6.83000        0.0620         30/360
    164            No          1,700,000      1,685,936           0.11        97.49       7.71000        0.1520        Act/360
    165            No          1,675,000      1,669,556           0.11        97.60       7.90000        0.1520        Act/360
    166            No          1,625,000      1,617,138           0.10        97.70       7.53000        0.1020        Act/360
    167            No          1,615,000      1,597,614           0.10        97.80       8.02000        0.1770        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    168            No          1,600,000      1,588,194           0.10        97.90       7.75000        0.1020        Act/360
    169            No          1,550,000      1,544,035           0.10        98.00       7.77000        0.1020        Act/360

    170         LB99C1-3       1,540,000      1,537,421           0.10        98.09       8.60000        0.1770        Act/360
    170a
------------------------------------------------------------------------------------------------------------------------------------
    170b

    171            No          1,511,434      1,502,428           0.10        98.19       7.79000        0.0620         30/360
    172            No          1,500,000      1,495,682           0.09        98.28       7.71250        0.1020        Act/360
    173            No          1,500,000      1,494,423           0.09        98.38       7.42000        0.0620         30/360
------------------------------------------------------------------------------------------------------------------------------------
    174            No          1,500,000      1,494,259           0.09        98.47       7.05000        0.0620         30/360
    175            No          1,475,841      1,452,137           0.09        98.57       6.75000        0.0620         30/360
    176            No          1,375,000      1,370,772           0.09        98.65       7.38000        0.1020        Act/360
    177            No          1,365,000      1,363,662           0.09        98.74       8.50000        0.1770        Act/360
    178            No          1,350,000      1,347,955           0.09        98.82       8.14000        0.1020        Act/360
------------------------------------------------------------------------------------------------------------------------------------
    179            No          1,325,000      1,323,400           0.08        98.91       7.73000        0.1020        Act/360
    180            No          1,300,000      1,294,669           0.08        98.99       7.50000        0.1020        Act/360

                                Original
                                Interest-   Remaining   Original  Remaining                                            Maturity or
                                  Only      Interest-   Term to    Term to     Original      Remaining                 Anticipated
                                 Period    Only Period  Maturity  Maturity   Amortization  Amortization  Origination    Repayment
Control No.  Amortization Type   (Mos.)      (Mos.)      (Mos.)    (Mos.)    Term (Mos.)    Term (Mos.)     Date          Date
==================================================================================================================================
    127            Balloon                                 84       78          360            354         11/9/98      12/1/05
----------------------------------------------------------------------------------------------------------------------------------
    128       Fully Amortizing                            239       234         239            234         12/4/98      12/1/18
    129        Hyperamortizing                            120       109         300            289         6/18/98      7/11/08
    130            Balloon                                120       117         360            357         2/16/99      3/1/09
    131            Balloon                                120       115         360            355        12/31/98      1/1/09
    132            Balloon                                120       114         360            354         12/1/98      12/1/08
----------------------------------------------------------------------------------------------------------------------------------
    133            Balloon                                 84       80          360            356         1/20/99      2/1/06
    134            Balloon                                120       113         360            353        10/20/98      11/1/08
    135            Balloon                                120       114         360            354         11/9/98      12/1/08
    136            Balloon                                120       105         360            345         2/26/98      3/1/08
    137            Balloon                                120       114         360            354         11/3/98      12/1/08
----------------------------------------------------------------------------------------------------------------------------------
    138             Step                                  239       235         273            269         1/12/99      1/1/19
    139            Balloon                                 60       57          300            297         2/26/99      3/1/04
    140            Balloon                                120       118         360            358         3/10/99      4/1/09
    141            Balloon                                 84       82          300            298         3/15/99      4/1/06
    142            Balloon                                 84       82          360            358         3/25/99      4/1/06
----------------------------------------------------------------------------------------------------------------------------------
    143            Balloon                                120       114         360            354        11/30/98      12/1/08
    144            Balloon                                120       113         360            353        10/29/98      11/1/08
    145            Balloon                                120       105         360            345         2/19/98      3/1/08
    146            Balloon                                120       117         360            357         2/8/99       3/1/09
    147        Hyperamortizing                            120       111         300            291         8/26/98      9/11/08
----------------------------------------------------------------------------------------------------------------------------------
    148            Balloon                                180       174         360            354        11/10/98      12/1/13
    149            Balloon                                120       119         300            299         4/13/99      5/1/09
    150            Balloon                                120       117         300            297         3/10/99      3/11/09
    151            Balloon                                120       116         360            356         1/29/99      2/1/09
    152            Balloon                                120       116         300            296         1/11/99      2/1/09
----------------------------------------------------------------------------------------------------------------------------------
    153        Hyperamortizing                            120       111         360            351         8/14/98      9/11/08
    154            Balloon                                120       116         360            356         2/1/99       2/1/09
    155        Hyperamortizing                            120       114         300            294        11/19/98      2/11/08
    156       Fully Amortizing                            240       239         240            239         6/6/98       5/1/19
    157            Balloon                                180       176         360            356         1/28/99      2/1/14
----------------------------------------------------------------------------------------------------------------------------------
    158       Fully Amortizing                            237       236         237            236         7/6/98       2/1/19
    159            Balloon                                120       117         264            261         2/12/99      3/1/09
    160        Hyperamortizing                            119       116         299            296         4/5/99       2/11/09
    161            Balloon                                110       107         350            347         2/23/99      5/11/08
    162            Balloon                                 84       82          360            358         3/24/99      4/1/06
----------------------------------------------------------------------------------------------------------------------------------
    163       Fully Amortizing                            240       238         240            238         8/17/98      4/1/19
    164            Balloon                                120       107         360            347         4/21/98      5/1/08
    165            Balloon                                120       115         360            355        12/17/98      1/1/09
    166            Balloon                                120       113         360            353        10/22/98      11/1/08
    167        Hyperamortizing                            120       109         300            289         7/8/98       7/11/08
----------------------------------------------------------------------------------------------------------------------------------
    168            Balloon                                120       113         300            293        10/19/98      11/1/08
    169            Balloon                                120       114         360            354        11/16/98      12/1/08

    170            Balloon                                120       118         300            298         3/17/99      4/11/09
    170a
----------------------------------------------------------------------------------------------------------------------------------
    170b

    171             Step                                  225       222         225            222          2/8/99      12/1/17
    172            Balloon                                120       116         360            356          1/27/99     2/1/09
    173       Fully Amortizing                            238       236         238            236          6/30/98     2/1/19
----------------------------------------------------------------------------------------------------------------------------------
    174       Fully Amortizing                            240       238         240            238          9/10/98     4/1/19
    175       Fully Amortizing                            223       216         223            216         10/27/98     6/1/17
    176            Balloon                                 84       80          360            356          1/25/99     2/1/06
    177            Balloon                                120       118         360            358          3/17/99     4/11/09
    178            Balloon                                120       117         360            357          2/4/99      3/1/09
----------------------------------------------------------------------------------------------------------------------------------
    179            Balloon                                120       118         360            358          3/31/99     4/1/09
    180            Balloon                                120       114         360            354         11/25/98     12/1/08

                                                                               Annual       Net        DSCR Net
              Balloon            Property                                       Debt       Cash       Cash Flow
Control No.  Balance ($)           Type             Prepayment Provisions    Service ($)  Flow ($)       (x)
=================================================================================================================
    127      2,343,899            Office          L(4),D(2.917),O(.083)      223,274      295,430        1.32
-----------------------------------------------------------------------------------------------------------------
    128              0     Credit Tenant Lease    L(4),D(15.917)             230,883      260,227
    129      2,005,484         Multi-Family       L(4),D(5.75),O(.25)        213,567      264,032        1.24
    130      2,172,055         Multi-Family       L(4),D(6)                  207,990      288,706        1.39
    131      2,197,703            Retail          L(4),D(5.917),O(.083)      218,397      278,497        1.28
    132      2,184,799         Multi-Family       L(4),D(5.917),O(.083)      213,170      280,798        1.32
-----------------------------------------------------------------------------------------------------------------
    133      2,216,834         Multi-Family       L(4),D(3)                  195,881      256,924        1.31
    134      2,183,528            Office          L(2.583),D(7.167),O(.25)   226,570      303,385        1.34
    135      2,067,871            Office          L(4),D(5.75),O(.25)        182,984      272,403        1.49
    136      2,132,293         Self Storage       L(4),D(5.75),O(.25)        205,531      266,099        1.29
    137      2,139,358            Retail          L(4),D(5.75),O(.25)        222,252      278,192        1.25
-----------------------------------------------------------------------------------------------------------------
    138        599,941     Credit Tenant Lease    L(4),D(15.917)             202,448      209,128
    139      2,116,567     Industrial/Warehouse   L(2.25),D(2.5),O(.25)      214,046      286,256        1.34
    140      2,036,596            Retail          L(4),D(6)                  207,607      314,711        1.52
    141      2,009,026            Retail          L(4),D(3)                  208,569      276,077        1.32
    142      2,051,920         Multi-Family       L(4),D(2.917),O(.083)      190,046      282,828        1.49
-----------------------------------------------------------------------------------------------------------------
    143      1,962,098         Multi-Family       L(4),D(5.75),O(.25)        191,510      243,540        1.27
    144      1,937,663            Retail          L(4),D(5.75),O(.25)        182,428      218,921        1.20
    145      1,928,484     Industrial/Warehouse   L(4),D(5.5),O(.5)          178,843      231,719        1.30
    146      1,825,394            Office          L(4),D(5.5),O(.5)          165,294      264,152        1.60
    147      1,691,311         Multi-Family       L(4),D(5.75),O(.25)        181,661      259,685        1.43
-----------------------------------------------------------------------------------------------------------------
    148      1,596,839            Retail          L(4),D(10.75),O(.25)       169,305      222,679        1.32
    149      1,642,295     Industrial/Warehouse   L(4),D(5.917),O(.083)      182,857      242,051        1.32
    150      1,699,962         Multi-Family       L(4),D(5.75),O(.25)        202,806      256,604        1.27
    151      1,788,621     Industrial/Warehouse   L(4),D(6)                  176,271      248,010        1.41
    152      1,654,138            Office          L(4),D(5.75),O(.25)        187,308      236,672        1.26
-----------------------------------------------------------------------------------------------------------------
    153      1,748,418         Multi-Family       L(4),D(5.75),O(.25)        161,126      219,889        1.36
    154      1,772,101            Retail          L(4),D(6)                  176,387      235,660        1.34
    155      1,557,154         Multi-Family       L(4),D(5.75),O(.25)        168,609      257,131        1.53
    156              0     Credit Tenant Lease    L(10),D(10)                183,118      205,032
    157      1,471,350            Retail          L(4),D(10.75),O(.25)       156,445      203,192        1.30
-----------------------------------------------------------------------------------------------------------------
    158              0     Credit Tenant Lease    L(10),D(9.75)              179,281      187,718
    159      1,376,461            Retail          L(4),D(6)                  175,933      223,398        1.27
    160      1,461,978            Retail          L(4),D(5.667),O(.25)       168,302      216,364        1.29
    161      1,539,829         Self Storage       L(2.167),D(6.75),O(.25)    144,131      232,918        1.62
    162      1,591,694            Retail          L(4),D(2.917),O(.083)      150,400      194,656        1.29
-----------------------------------------------------------------------------------------------------------------
    163              0     Credit Tenant Lease    L(8),D(12)                 156,086      177,491
    164      1,510,323            Retail          L(4),D(5.75),O(.25)        145,585      225,326        1.55
    165      1,494,317     Industrial/Warehouse   L(4),D(6)                  146,088      187,619        1.28
    166      1,436,656            Retail          L(4),D(5.75),O(.25)        136,748      187,619        1.37
    167      1,332,515         Multi-Family       L(4),D(5.75),O(.25)        149,835      211,171        1.41
-----------------------------------------------------------------------------------------------------------------
    168      1,309,207         Self Storage       L(4),D(5.75),O(.25)        145,023      196,085        1.35
    169      1,378,696            Retail          L(4),D(5.75),O(.25)        133,510      171,914        1.29

    170      1,291,563         Multi-Family       L(4),D(5.75),O(.25)        150,053      192,757        1.28
    170a                       Multi-Family
-----------------------------------------------------------------------------------------------------------------
    170b                       Multi-Family

    171              0     Credit Tenant Lease    L(10),D(8.75)              153,532      158,138
    172      1,331,875          Mixed Use         L(2.333),D(7.667)          128,488      168,825        1.31
    173              0     Credit Tenant Lease    L(10),D(9.833)             144,657      174,555
-----------------------------------------------------------------------------------------------------------------
    174              0     Credit Tenant Lease    L(10),D(10)                140,095      157,039
    175              0     Credit Tenant Lease    L(4),D(14.583)             139,573      140,000
    176      1,273,429         Multi-Family       L(4),D(2.917),O(.083)      114,018      149,667        1.31
    177      1,235,535         Multi-Family       L(4),D(5.75),O(.25)        125,948      173,897        1.38
    178      1,212,051            Retail          L(4),D(5.917),O(.083)      120,455      157,016        1.30
-----------------------------------------------------------------------------------------------------------------
    179      1,177,687         Multi-Family       L(4),D(5.917),O(.083)      113,690      142,456        1.25
    180      1,148,609     Industrial/Warehouse   L(3),D(7)                  109,077      173,519        1.59

                                               Scheduled  Underwritten
                                     Cut-off   Maturity/   Hospitality
              Appraised   Appraisal  Date LTV   ARD LTV   Average Daily
Control No.   Value ($)     Date       (%)        (%)        Rate ($)      Year Built
==========================================================================================
    127      3,500,000    10/1/98      71.2       67.0                    1901-30
------------------------------------------------------------------------------------------
    128      3,000,000    8/18/98                                           1998
    129      3,400,000     5/7/98      72.6       59.0                      1989
    130      3,100,000    8/30/98      78.9       70.1                      1982
    131      3,100,000    10/15/98     78.8       70.9                      1986
    132      3,200,000    10/1/98      76.3       68.3                      1978
------------------------------------------------------------------------------------------
    133      3,000,000    12/23/98     79.7       73.9                      1965
    134      3,500,000     9/8/98      68.3       62.4                      1962
    135      3,250,000    10/1/98      73.5       63.6                      1979
    136      3,750,000    12/29/97     63.4       56.9                      1992
    137      5,500,000    6/29/98      42.6       38.9                      1976
------------------------------------------------------------------------------------------
    138      2,475,000    12/16/98                                          1998
    139      3,300,000     3/8/99      68.6       64.1                      1988
    140      3,500,000    8/26/98      64.2       58.2                      1980
    141      5,200,000    8/18/98      43.2       38.6                      1987
    142      2,880,000    9/18/98      76.3       71.2                      1963
------------------------------------------------------------------------------------------
    143      3,000,000     9/4/98      73.1       65.4                   1974-1975
    144      2,765,000    9/15/98      79.2       70.1                      1998
    145      2,950,000    4/19/99      73.8       65.4                      1986
    146      3,850,000     9/1/98      54.4       47.4                   1960-1986
    147      2,750,000     6/5/98      75.6       61.5                      1965
------------------------------------------------------------------------------------------
    148      2,650,000     9/1/98      77.4       60.3                      1998
    149      3,000,000     2/5/99      66.6       54.7                      1983
    150      3,200,000     1/6/99      62.4       53.1                      1983
    151      2,700,000    10/1/98      73.9       66.2                      1988
    152      2,800,000    9/25/98      71.1       59.1                      1927
------------------------------------------------------------------------------------------
    153      3,000,000     7/3/98      66.2       58.3                      1978
    154      2,700,000    9/11/98      73.0       65.6                      1980
    155      2,650,000    10/15/98     72.2       58.8                   1960, 1972
    156      2,300,000    3/23/98                                           1998
    157      2,400,000    12/1/98      78.8       61.3                      1998
------------------------------------------------------------------------------------------
    158      2,100,000    3/23/98                                           1998
    159      2,400,000    10/1/98      74.7       57.4                      1997
    160      3,200,000    10/5/98      54.5       45.7                   1979, 1980
    161      2,900,000    1/29/99      59.9       53.1                      1997
    162      2,230,000     1/7/99      76.1       71.4                      1990
------------------------------------------------------------------------------------------
    163      1,900,000    1/12/99                                           1998
    164      2,900,000    2/13/98      58.1       52.1                      1996
    165      2,505,000     9/1/98      66.6       59.7                      1998
    166      2,500,000     9/2/98      64.7       57.5                      1997
    167      2,100,000     4/8/98      76.1       63.5                      1968
------------------------------------------------------------------------------------------
    168      2,180,000    8/19/98      72.9       60.1                      1989
    169      2,500,000    9/15/98      61.8       55.1                      1971

    170      2,045,000                 75.2       63.2
    170a     1,120,000     1/1/99                                           1964
------------------------------------------------------------------------------------------
    170b       925,000     1/1/99                                           1948

    171      1,775,000    9/25/98                                           1997
    172      2,250,000    12/2/98      66.5       59.2                      1984
    173      2,791,500    12/15/98                                          1998
------------------------------------------------------------------------------------------
    174      1,800,000     5/6/98                                           1998
    175      1,625,000    9/15/98                                           1998
    176      2,780,000    8/24/98      49.3       45.8                   1978, 1993
    177      1,725,000     1/1/99      79.1       71.6                      1974
    178      1,975,000    11/13/98     68.3       61.4                      1989
------------------------------------------------------------------------------------------
    179      1,660,000    2/23/99      79.7       70.9                      1998
    180      3,400,000    8/26/98      38.1       33.8                      1973

                                                                                                              Largest
                                                                                                              Tenant
                           Sq. Ft.,                      Occupancy                                             Area      Largest
                  Year     Bed, Pad,           Loan Per  Perentage  Rent Roll                                 Leased    Lease Exp.
Control No.     Renovated   or Room    Unit      Unit       (%)        Date    Largest Tenant Name           (Sq. Ft.)    Date
====================================================================================================================================
    127        1977, 1989   48,365    Sq Feet       52     85.8      10/15/98  Metroweek Corp.                  9,421     3/31/04
------------------------------------------------------------------------------------------------------------------------------------
    128                     11,180    Sq Feet      221     100.0     9/27/97   Rite Aid of Michigan, Inc.      11,180    11/30/18
    129            N/A         193      Pads    12,788     64.7      12/31/98
    130                        132     Units    18,528     92.4      12/21/98
    131                     54,022    Sq Feet       45     100.0     11/4/98   Winn Dixie                      35,922     1/1/06
    132                        144     Units    16,950     92.4      9/25/98
------------------------------------------------------------------------------------------------------------------------------------
    133           1997          92     Units    26,004     97.8      11/23/98
    134           1988      31,775    Sq Feet       75     98.2      9/23/98   Conference Call USA              5,515     1/31/99
    135                     53,371    Sq Feet       45     88.8      11/1/98   Innovative Marketing Solutions   8,089    12/31/99
    136            N/A     128,695    Sq Feet       18     63.2      3/22/99
    137                    124,005    Sq Feet       19     100.0     10/22/98  Kmart                          116,805    11/30/02
------------------------------------------------------------------------------------------------------------------------------------
    138                     10,908    Sq Feet      208     100.0     5/13/98   Fay's Inc.                      10,908     1/31/19
    139                    151,200    Sq Feet       15     100.0     2/23/99   Owens - Brockway Glass         151,200     2/28/09
                                                                               Container, Inc.
    140                     71,576    Sq Feet       31     90.6      12/30/98  Big Lots                        28,175     1/31/04
    141                     17,843    Sq Feet      126     90.6       2/1/99   Gee Whiz Coffee Shop             1,994     1/31/05
    142                         48     Units    45,779     98.1      12/31/98
------------------------------------------------------------------------------------------------------------------------------------
    143           1993         120     Units    18,265     96.7      11/30/98
    144                     13,833    Sq Feet      158     100.0     10/2/98   Walgreen Co.                    13,833     3/31/58
    145                     86,645    Sq Feet       25     90.1      4/12/99   Iron Mountain                   33,986     9/30/06
    146                     80,035    Sq Feet       26     84.8      12/21/98  Minnieland                       6,000     6/30/07
    147         1993-1997      148      Pads    14,042     99.3      12/31/98
------------------------------------------------------------------------------------------------------------------------------------
    148                     23,500    Sq Feet       87     100.0     8/30/97   Officemax Inc.                  23,500     9/20/13
    149                     71,078    Sq Feet       28     94.3      4/20/99   Regency Printing                14,076    10/31/02
    150            N/A         228      Pads     8,753     100.0      3/1/99
    151                     89,685    Sq Feet       22     97.1      12/17/98  Monahan Metals Inc.             21,000    11/21/99
    152                     40,310    Sq Feet       49     86.6      12/4/98   MI-TE Printing & Records        11,894     1/31/02
------------------------------------------------------------------------------------------------------------------------------------
    153            NA          117      Pads    16,977     96.6       1/1/99
    154                     21,750    Sq Feet       91     100.0     1/31/99   Burke Family Practice            3,950     4/30/03
    155            NA          161      Pads    11,877     90.7      12/31/98
    156                     10,125    Sq Feet      187     100.0     3/26/98   Revco Discount Drug             10,125     1/31/20
                                                                               Centers, Inc.
    157                     23,500    Sq Feet       80     100.0      1/5/99   OfficeMax, Inc.                 23,500    12/31/13
------------------------------------------------------------------------------------------------------------------------------------
    158                     10,125    Sq Feet      182     100.0     3/26/98   Revco Discount Drug             10,125     1/31/19
                                                                               Centers, Inc.
    159                     10,757    Sq Feet      167     100.0     12/1/98   Freedom Fuel                     3,982     9/30/17
    160            NA       60,538    Sq Feet       29     94.6      2/10/99   Fleming Co. d/b/a Foodarama     27,451     4/22/03
    161            NA       49,518    Sq Feet       35     93.8       3/1/99
    162                     43,027    Sq Feet       39     100.0     3/12/99   Bruno's                         26,627     1/1/10
------------------------------------------------------------------------------------------------------------------------------------
    163                     10,125    Sq Feet      167     100.0     4/28/98   Revco Discount Drug             10,125     1/31/20
                                                                               Centers, Inc.
    164            N/A      22,147    Sq Feet       76     89.5       5/1/99   Klein Pools                      3,262    10/31/01
    165                     28,376    Sq Feet       59     100.0     10/7/98   Discount Craft Warehouse         7,280     4/1/01
    166                     14,172    Sq Feet      114     100.0     9/22/98   Leslie's Pool Supply             3,498     1/31/03
    167           1997         103      Pads    15,511     99.0      12/30/98
------------------------------------------------------------------------------------------------------------------------------------
    168                     41,825    Sq Feet       38     88.1      7/31/98
    169           1998      91,364    Sq Feet       17     90.7      11/17/98  Buehler's Foods, Inc.           28,664     6/30/01

    170                        113      Pads    13,605     92.9
    170a                        63                         92.1       3/2/99
------------------------------------------------------------------------------------------------------------------------------------
    170b                        50                         94.0       3/2/99

    171                     10,722    Sq Feet      140     100.0     12/1/97   Revco Discount Drug             10,722    11/30/17
                                                                               Centers, Inc.
    172                     77,373    Sq Feet       19     82.6      12/21/98  PPG/ Lynx Ind                   58,614     4/30/03
    173                     10,125    Sq Feet      148     100.0     9/16/97   Revco Discount Drug             10,125     1/31/19
                                                                               Centers, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    174                     10,125    Sq Feet      148     100.0     4/24/98   Revco Discount Drug             10,125     1/31/20
                                                                               Centers, Inc.
    175                     10,686    Sq Feet      136     100.0     3/28/97   Rite Aid of Michigan, Inc.      10,686     5/31/17
    176                        110      Pads    12,462     92.7      12/31/98
    177            N/A         102      Pads    13,369     98.0       3/2/99
    178                     30,350    Sq Feet       44     82.5      12/16/98  Gresham Drugs                    8,450     3/31/03
------------------------------------------------------------------------------------------------------------------------------------
    179                         36     Units    36,761     97.9      3/31/99
    180                    158,400    Sq Feet        8     63.7      11/16/98  Chad Supply, Inc.               50,400    12/31/01

                                       2nd                                                 3rd
                                     Largest                                             Largest
                                     Tenant      2nd                                      Tenant          3rd
                                      Area      Largest                                    Area         Largest
                                     Leased    Lease Exp.                                 Leased       Lease Exp.      Control
2nd Largest Tenant Name             (Sq. Ft.)    Date      3rd Largest Tenant Name       (Sq. Ft.)       Date             No.
==================================================================================================================================
123 Concepts, Inc.                   8,403     7/31/06     The Plough & The Stars         4,442         4/30/02          127
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         128
                                                                                                                         129
                                                                                                                         130
Dollar General                       9,100     12/31/99    Life Changers                  2,400         7/31/00          131
                                                           Christian Center
                                                                                                                         132
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         133
Your Discount Broker                 2,693     3/31/99     Valentine, K.D. Inc.           2,183         5/31/99          134
Micro Products Co.                   4,850     7/31/06     Lowery McDonnell Co.           4,835         3/31/00          135
                                                                                                                         136
Dr. David N. Stein                   1,800     1/31/99     Avelino Lopez Mexican Food     1,800         1/31/99          137
Optometry Office
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         138
                                                                                                                         139
Woodworkers Warehouse                4,940     10/30/03    Golf Day                       4,300         10/30/03         140
Taco Togo                            1,955     9/30/03     F. R. Pizza corp.              1,934                          141
                                                                                                                         142
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         143
                                                                                                                         144
National Cinema Supply              14,820     12/31/03    Harmon Glass                  12,003         12/31/98         145
Special Oper.                        4,500     2/14/07     Hope Aglow                     4,500         1/31/00          146
                                                                                                                         147
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         148
Monarch Paper                       11,059     4/30/01     U.S. Post Office               4,890         6/30/02          149
                                                                                                                         150
Tenneco / Astro Valcour             20,000     10/31/00    Angiodynamics                 10,000         5/31/99          151
Simon, McCloskey, & Scovell          3,090     3/31/99     Tishman Midwest Management     3,090         10/31/03         152
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         153
L.A. Dance                           3,000     7/31/01     7-11/ Southland Corp.          2,400         4/30/00          154
                                                                                                                         155
                                                                                                                         156
                                                                                                                         157
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         158
Einstein Bros. Bagel                 2,225     8/30/07     Byte, Inc. DBA Comp            2,100         5/31/05          159
                                                           Renaissance
Tuesday Morning                      6,900     1/15/04     Video Plus                     5,040         11/14/00         160
                                                                                                                         161
Big B Drugs                          8,250     7/31/05     Movie Gallery                  3,600         3/31/00          162
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         163
Apple Tree Kids                      3,065     2/28/00     Learning Tools                 2,200         6/30/01          164
S & K Engineering                    4,316      3/1/01     United Computer Service        3,840          5/1/01          165
Alpha Graphics                       2,927     12/4/02     Stewart Title Co.              2,922         4/30/01          166
                                                                                                                         167
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         168
Specialty Retailers, Inc.           16,160     1/31/09     Dollar General                13,240         5/31/03          169

                                                                                                                         170
                                                                                                                         170a
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         170b

                                                                                                                         171
Ellie's Restaurant                   2,600     10/31/06    New England Deli               1,500         12/31/03         172
                                                                                                                         173
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         174
                                                                                                                         175
                                                                                                                         176
                                                                                                                         177
Beauty Max                           3,600     10/31/03    Video Gallery                  3,250         4/30/03          178
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         179
J.C. Penney                         28,800     7/31/03     Discount Furniture            21,750         7/31/03          180

Control No.  Property Name                              Address                                 City              State    Zip Code
====================================================================================================================================
     181     10775 Applewood Drive &                    10775 Applewood Drive,                  Sparta, Standish    MI     Various
             3825 S. Huron Street                       3825 South Huron Road
    181a     3825 South Huron Road                      3825 South Huron Road                   Standish            MI      48658
------------------------------------------------------------------------------------------------------------------------------------
    181b     10775 Applewood Drive                      10775 Applewood Drive Northeast         Sparta              MI      49345

     182     Lincoln Park Mobile Home Village           3075 Dix Highway                        Lincoln Park        MI      48146
     183     Burke Self Storage                         1009 Burke Road                         Pasadena            TX      77506
     184     Meadows Shopping Center                    234 & 250 South Clayton Street          Lawrenceville       GA      30045
------------------------------------------------------------------------------------------------------------------------------------
     185     Hunter's Mill Shoppes                      5444 Virginia Beach Boulevard           Virginia Beach      VA      23462
     186     Ashford Shopping Center                    12500 Briar Forest Drive                Houston             TX      77082
     187     Victorville Shopping Center                12555 Mariposa Road                     Victorville         CA      92392
     188     Sun Plaza                                  2074-2130 North University              Sunrise             FL      33322
     189     Mulberry Atrium                            2133-41 Arch Street                     Philadelphia        PA      19103
------------------------------------------------------------------------------------------------------------------------------------
     190     Ames Plaza                                 670 Bath Road                           Wiscasset           ME      04578
     191     Amoco                                      NW 87th Avenue and 17th Street          Miami               FL      33172
     192     Shangrai-La                                Blue Star Hwy. at 62nd Avenue           Saugatuck           MI      49453
     193     275 North Saguaro Drive                    275 North Saguaro Drive                 Apache Junction     AZ      85220
     194     Aspen Office Building                      3075 West Oakland Park Boulevard        Overland Park       FL      33310
------------------------------------------------------------------------------------------------------------------------------------
     195     Angleton Mobile Home Park                  2645 Shanks Road                        Angleton            TX      77515


                                                                 % of       Cumulative
                 Cross                                         Aggregate   % of Initial                               Interest
             Collateralized      Original     Cut-off Date   Cut-off Date      Pool       Mortgage   Administrative   Accrual
Control No.      Groups         Balance ($)    Balance ($)      Balance      Balance      Rate (%)   Cost Rate (%)     Method
====================================================================================================================================
     181        LB99C1-2       1,247,000      1,239,316           0.08        99.07       7.82000        0.1020        Act/360
    181a
-----------------------------------------------------------------------------------------------------------------------------------
    181b

     182           No          1,250,000      1,238,687           0.08        99.15       7.40000        0.1770        Act/360
     183           No          1,210,000      1,209,032           0.08        99.22       8.15000        0.1220        Act/360
     184           No          1,200,000      1,193,465           0.08        99.30       7.00000        0.1020        Act/360
-----------------------------------------------------------------------------------------------------------------------------------
     185           No          1,200,000      1,187,348           0.08        99.37       7.53000        0.1020        Act/360
     186           No          1,185,000      1,180,435           0.07        99.45       8.50000        0.1020        Act/360
     187           No          1,150,000      1,144,709           0.07        99.52       7.75000        0.1520        Act/360
     188           No          1,150,000      1,144,504           0.07        99.59       8.38000        0.1020        Act/360
     189           No          1,100,000      1,093,617           0.07        99.66       8.15000        0.1020        Act/360
-----------------------------------------------------------------------------------------------------------------------------------
     190           No          1,025,000      1,022,097           0.06        99.73       7.82000        0.1020        Act/360
     191           No            988,232        972,782           0.06        99.79       6.50000        0.0620         30/360
     192           No            850,000        849,131           0.05        99.84       8.35000        0.1770        Act/360
     193           No            850,000        848,518           0.05        99.90       8.40000        0.1770        Act/360
     194           No            850,000        847,800           0.05        99.95       8.25000        0.1020        Act/360
-----------------------------------------------------------------------------------------------------------------------------------
     195           No            800,000        795,220           0.05        100.00      7.99000        0.1770        Act/360

                                Original
                                Interest-   Remaining   Original  Remaining                                            Maturity or
                                  Only      Interest-   Term to    Term to     Original      Remaining                 Anticipated
                                 Period    Only Period  Maturity  Maturity   Amortization  Amortization  Origination    Repayment
Control No.  Amortization Type   (Mos.)      (Mos.)      (Mos.)    (Mos.)    Term (Mos.)    Term (Mos.)     Date          Date
==================================================================================================================================
      181        Balloon                                  180       174         300            294        11/17/98       12/1/13
     181a
----------------------------------------------------------------------------------------------------------------------------------
     181b

      182        Balloon                                  120       115         240            235        12/22/98       1/11/09
      183        Balloon                                  120       119         300            299         4/15/99       5/1/09
      184        Balloon                                  120       113         360            353        10/23/98       11/1/08
----------------------------------------------------------------------------------------------------------------------------------
      185        Balloon                                  180       174         240            234        11/13/98       12/1/13
      186        Balloon                                  120       113         360            353        10/23/98       11/1/08
      187        Balloon                                  120       113         360            353        10/30/98       11/1/08
      188        Balloon                                  120       115         300            295        12/23/98       1/1/09
      189        Balloon                                   84       78          300            294         11/9/98       12/1/05
----------------------------------------------------------------------------------------------------------------------------------
      190        Balloon                                  120       117         300            297         2/12/99       3/1/09
      191         Step                                    168       162         168            162        11/24/98       12/1/12
      192        Balloon                                  120       118         360            358         3/17/99       4/11/09
      193        Balloon                                  120       118         300            298         4/9/99        4/11/09
      194        Balloon                                  120       117         300            297         2/5/99        3/1/09
----------------------------------------------------------------------------------------------------------------------------------
      195     Hyperamortizing                             120       114         300            294         12/1/98      12/11/08

                                                                               Annual       Net        DSCR Net
              Balloon            Property                                       Debt       Cash       Cash Flow
Control No.  Balance ($)           Type             Prepayment Provisions    Service ($)  Flow ($)       (x)
=================================================================================================================
      181      823,350            Retail          L(4),D(10.917),O(.083)     113,716      147,850        1.30
     181a                         Retail
-----------------------------------------------------------------------------------------------------------------
     181b                         Retail

      182      863,082         Multi-Family       L(4),D(5.75),O(.25)        119,923      269,259        2.25
      183    1,002,248         Self Storage       L(4),D(5.917),O(.083)      113,514      148,346        1.31
      184    1,046,532            Retail          L(4),D(5.75),O(.25)         95,804      152,220        1.59
-----------------------------------------------------------------------------------------------------------------
      185      513,065            Retail          L(7),D(7.75),O(.25)        116,270      149,642        1.29
      186    1,072,121            Retail          L(4),D(5.75),O(.25)        109,339      136,546        1.25
      187    1,022,262            Retail          L(4),D(5.917),O(.083)       98,865      136,693        1.38
      188      958,070            Retail          L(4),D(6)                  110,008      153,781        1.40
      189      984,557            Office          L(4),D(2.917),O(.083)      103,195      163,503        1.58
-----------------------------------------------------------------------------------------------------------------
      190      840,969            Retail          L(4),D(5.75),O(.25)         93,471      120,326        1.29
      191            0     Credit Tenant Lease    L(4),D(10)                  94,720       95,004
      192      766,743         Multi-Family       L(4),D(5.75),O(.25)         77,347      114,885        1.49
      193      708,927         Multi-Family       L(4),D(5.75),O(.25)         81,447      101,616        1.25
      194      706,096            Office          L(4),D(5.917),O(.083)       80,422      102,544        1.28
-----------------------------------------------------------------------------------------------------------------
      195      659,297         Multi-Family       L(4),D(5.75),O(.25)         74,031      112,451        1.52

                                               Scheduled  Underwritten
                                     Cut-off   Maturity/   Hospitality
              Appraised   Appraisal  Date LTV   ARD LTV   Average Daily
Control No.   Value ($)     Date       (%)        (%)        Rate ($)      Year Built
==========================================================================================
      181    1,800,000                 68.9       45.7                      1987
     181a    1,100,000    7/10/98                                           1987
------------------------------------------------------------------------------------------
     181b      700,000    7/10/98                                           1987

      182    2,725,000    10/27/98     45.5       31.7                      1950
      183    1,740,000    2/24/99      69.5       57.6                      1977
      184    1,710,000     9/3/98      69.8       61.2                      1978
------------------------------------------------------------------------------------------
      185    1,700,000    8/24/98      69.8       30.2                      1987
      186    1,600,000    8/21/98      73.8       67.0                      1998
      187    1,585,000    6/22/98      72.2       64.5                      1988
      188    1,750,000    10/3/98      65.4       54.7                      1977
      189    1,800,000    10/2/98      60.8       54.7                      1908
------------------------------------------------------------------------------------------
      190    1,450,000     1/7/99      70.5       58.0                      1987
      191    1,200,000    10/8/98                                           n/a
      192    1,150,000     1/1/99      73.8       66.7                      1983
      193    1,135,000    2/19/99      74.8       62.5                   1972, 1978
      194    1,350,000    12/16/98     62.8       52.3                      1975
------------------------------------------------------------------------------------------
      195    1,825,000    11/5/98      43.6       36.1                      1985
                                                                                                              Largest
                                                                                                              Tenant
                           Sq. Ft.,                      Occupancy                                             Area      Largest
                  Year     Bed, Pad,           Loan Per  Perentage  Rent Roll                                 Leased    Lease Exp.
Control No.     Renovated   or Room    Unit      Unit       (%)        Date    Largest Tenant Name           (Sq. Ft.)    Date
====================================================================================================================================
    181                    75,040     Sq Feet       17     100.0               Pamida Inc.                    75,040      4/30/09
    181a           N/A     37,900     Sq Feet              100.0     9/18/98   Pamida Inc., Standish          37,900      4/30/09
------------------------------------------------------------------------------------------------------------------------------------
    181b           N/A     37,140     Sq Feet              100.0     9/18/98   Pamida Inc., Sparta            37,140      4/30/09

    182            NA         178       Pads     6,959     96.6      12/31/98
    183           1998     48,725     Sq Feet       25     87.4       3/5/99
    184                    50,544     Sq Feet       24     82.9      10/23/98  Big Lots                       27,104      1/31/00
------------------------------------------------------------------------------------------------------------------------------------
    185                    22,827     Sq Feet       52     100.0     9/14/98   Taylor Rental                   5,040     11/23/01
    186                     9,600     Sq Feet      123     87.8      8/23/98   $1.35 Family Cleaner            2,560      9/30/03
    187                    25,653     Sq Feet       45     89.3      9/15/98   Oak Express                     9,480      1/14/03
    188                    21,487     Sq Feet       53     84.5      12/1/98   Eastern Holdings, Inc.          2,409     12/31/01
    189          1980's    33,821     Sq Feet       32     100.0     10/7/98   School District of             19,667     12/31/00
                                                                               Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
    190           1990s    43,200     Sq Feet       24     100.0      1/4/99   Ames #0257                     43,200      1/31/11
    191                    44,954     Sq Feet       22     100.0     4/14/97   Amoco                          44,954     12/10/12
    192                        66       Pads    12,866     97.0       3/2/99
    193            NA          76       Pads    11,165     100.0     2/15/99
    194                    19,392     Sq Feet       44     92.0      12/1/98   Staff Builders                  5,655      7/31/03
------------------------------------------------------------------------------------------------------------------------------------
    195            NA         250       Pads     3,181     72.0      1/27/99

                                       2nd                                                 3rd
                                     Largest                                             Largest
                                     Tenant      2nd                                      Tenant          3rd
                                      Area      Largest                                    Area         Largest
                                     Leased    Lease Exp.                                 Leased       Lease Exp.      Control
2nd Largest Tenant Name             (Sq. Ft.)    Date      3rd Largest Tenant Name       (Sq. Ft.)       Date             No.
==================================================================================================================================
                                                                                                                         181
                                                                                                                         181a
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         181b

                                                                                                                         182
                                                                                                                         183
Network Rental                      4,000      5/31/00     Gwinnett Florist                3,200        1/31/02          184
---------------------------------------------------------------------------------------------------------------------------------
Asia Grocery                        3,426      12/31/01    7-Eleven                        3,141        7/31/02          185
Wolf Camera                         2,048      9/30/03     Papa John's Pizza               1,408        8/31/03          186
Carpet Club                         5,977      9/12/01     Remax                           2,696        6/30/01          187
British Swim Centers, Inc.          2,250      11/30/01    CCS Fiancial Services, nc       2,217        6/30/01          188
Articus, Ltd.                       6,823      11/2/02     Advance Office Environment      3,300        12/31/02         189
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         190
                                                                                                                         191
                                                                                                                         192
                                                                                                                         193
Staff Builders National             1,895      7/31/03     Comedy Traffic School           1,822        7/31/07          194
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         195

                                                                     Annex A-2-1

Lehman Brothers Commercial Mortgage Trust 99 - C1

                                                                  Remaining
                                                       Interest-  Interest-
                                                         Only        Only                       Cut-Off      Monthly      Balloon/
Control                                                Periods      Period     Amortization       Date         P&I           ARD
  No.              Property Name                       (months)    (months)        Type       Balance ($)      ($)       Balance ($)
====================================================================================================================================
  1     Starwood Financial                                                         ARD        154,954,659   1,201,183    115,499,999
  2     EAB Plaza                                                                  ARD        139,367,162   1,017,731    113,034,478
  3     Woodland Hills Mall                                                        ARD         89,644,244     598,772     78,487,430
  4     Penn Square Mall                                                           ARD         74,844,822     500,237     65,481,201
  5     Grand Central Mall                                                       Balloon       52,332,103     355,652     45,994,165
  6     Crossroads Mall                                                            ARD         45,000,000     311,571     39,666,549
  7     Natomas Corporate Center                                                 Balloon       37,874,599     253,326     33,151,731
  8     Carmel Plaza                                                             Balloon       28,984,263     201,780     25,599,547
  9     Boston Design Center                                                     Balloon       28,957,613     212,017     25,100,259
 10     Corporetum Office Campus                                                 Balloon       25,914,201     173,328     22,682,818
 11     Tropicana Centre                                                         Balloon       25,208,339     182,642     23,571,279
 12     Hickory Point Mall                                                       Balloon       24,478,946     186,667     16,218,173
 13     Pacific Park Plaza                                                       Balloon       23,261,111     167,891     20,753,834
 14     Arden                                                                    Balloon       22,525,000     158,115     19,986,814
 15     Westland Promenade                                                       Balloon       21,489,417     153,880     19,117,026
 16     Forest Plaza                                                             Balloon       19,240,492     137,643     17,112,192
 17     Wal-Mart                                                                   ARD         17,677,473     123,782     13,906,412
 18     Trujillo Alto Shopping Center                                            Balloon       15,833,272     110,088     14,012,896
 19     Casa Del Monte                                                           Balloon       15,741,509     109,803     15,003,494
 20     Grand Traverse Crossing                                                  Balloon       14,544,278       Step*      9,118,261
 21     607 South Hill Street                                                    Balloon       13,379,960     102,164     11,519,109
 22     Denton Center Shopping Center                                            Balloon       13,034,012      97,670     11,808,352
 23     Pleasure Cove and Plantation Manor                                         ARD         12,968,214      87,977     11,432,227
 24     175 Pinelawn Road                                                        Balloon       12,060,459      81,071     10,570,129
 25     Westheimer Park/ Terrace Apartments                                      Balloon       11,385,399      79,710     10,581,964
 26     Toll House Hotel                                                         Balloon       11,181,855      92,156     10,135,498
 27     San Felipe Court Apartments                                              Balloon       11,130,676      79,071     10,060,398
 28     Tides/Kent Hotel Package                                                 Balloon       10,592,291      85,568      8,874,511
 29     Hickory Hills- MHP                                                       Balloon       10,368,401      72,292      9,899,195
 30     Indian Springs Apartments                                                Balloon        9,987,387      70,333      9,291,435
 31     Cypress Parke Apartments                                                 Balloon        9,168,088      64,328      8,506,029
 32     Conyers Plaza                                                            Balloon        8,995,180      62,868      7,952,726
 33     Best Western Rochester                                                   Balloon        8,860,352      72,483      7,457,594
 34     Sierra Vista Apartments                                                    ARD          8,836,455      60,188      7,709,424
 35     Woodholme Center Office Building                                         Balloon        8,595,693      61,255      7,637,379
 36     Holiday Inn Express - Birmingham                                           ARD          8,448,774      65,284      7,286,255
 37     Steger Towne Crossing I                                                  Balloon        8,393,839      57,008      7,425,226
 38     Birnam Wood Apartments                                                   Balloon        8,305,516      58,037      6,666,747
 39     Glasshouse Square Shopping Center                                        Balloon        8,168,291      58,746      7,641,000
 40     Twinsburg Town Center                                                    Balloon        8,038,124      53,342      7,039,221
 41     Post Oak Apartments                                                      Balloon        7,989,754      55,937      7,425,940
 42     Tierra Verde Plaza                                                         ARD          7,917,344      56,760      7,089,276
 43     LBJ Oates/Summit Shopping Center                                         Balloon        7,897,942      59,943      7,174,980
 44     Normandy Square Apartments                                               Balloon        7,890,363      56,269      7,014,763
 45     Carrier Town Crossing                                                    Balloon        7,865,213      56,608      7,033,557
 46     Camelot Arms Apartments                                                  Balloon        7,285,730      49,749      6,409,573
 47     Gaitherstowne Plaza                                                      Balloon        6,892,159      50,437      6,167,263
 48     Eastgate Plaza Shopping Center                                           Balloon        6,874,220      53,667      6,260,275
 49     Canfield Business Park                                                   Balloon        6,871,442      48,057      6,090,321
 50     Hampton Woods Apartments                                                 Balloon        6,691,419      46,847      6,219,225
 51     Kohl's Shopping Center                                                   Balloon        6,223,242      43,098      3,906,201
 52     Industrial Bldg 1-24                                                     Balloon        6,197,248      45,623      5,551,728
 53     Hancock Plaza                                                            Balloon        6,188,707      43,351      5,480,095
 54     Washington Place Shopping Center                                         Balloon        6,043,432      44,942      5,429,463
 55     9797 S. Frontage Rd.                                                       ARD          5,970,782      42,567      4,833,618
 56     Courtyard Plaza Shopping Center                                          Balloon        5,939,636      42,257      5,280,245
 57     Owens - Crenshaw                                                         Balloon        5,794,833      45,654      5,417,293
 58     Best Western Truckee                                                     Balloon        5,790,407      47,330      5,239,650
 59     Owens-Tracy                                                              Balloon        5,635,251      44,397      5,268,107
 60     SecureCare Portfolio                                                     Balloon        5,634,047      42,992      5,243,398

                                                                      Remaining                                            Scheduled
                                                                       term to                                  Cut-off     Maturity
                                             Original                   ARD or      Remaining       Cut-off       Date         or
Control                         Mortgage   Amortization  Seasoning     Maturity      Lockout          Date        LTV       ARD Date
  No.        ARD   Maturity     Rate (%)   Term (months)  (months)     (months)       Months        DSCR (x)      (%)        LTV (%)
====================================================================================================================================
  1        4/1/09  12/31/20     7.43800        262           2            118            24           2.12        46.1        34.3
  2        3/1/09    3/1/24     7.33000        300           3            117            24           1.79        49.8        40.4
  3        1/1/09    1/1/29     7.00000        360           5            115            24           1.67        52.2        45.7
  4        3/1/09    3/1/29     7.02500        360           3            117            24           1.67        55.4        48.5
  5                  2/1/09     7.18000        360           4            116            24           1.54        65.4        57.5
  6        6/1/09    6/1/29     7.40000        360           0            120            24           1.61        65.7        57.9
  7                  2/1/09     7.02000        360           4            116            24           2.08        46.8        40.9
  8                  5/1/09     7.45000        360           1            119            23           1.38        63.8        56.4
  9                  4/1/09     7.77000        336           2            118            24           1.42        65.8        57.0
 10                  2/1/09     7.02000        360           4            116            24           2.14        48.0        42.0
 11                  3/1/06     7.85000        360           3             81            24           1.45        59.6        55.7
 12                  5/1/14     7.85000        300           1            179            47           1.33        72.0        47.7
 13                  3/1/09     7.81000        360           3            117            45           1.30        58.2        51.9
 14                 4/29/09     7.54000        360           0            119            24           1.52        63.1        56.0
 15                  5/1/09     7.74000        360           1            119            24           1.27        79.6        70.8
 16                  5/1/09     7.73000        360           1            119            47           1.40        76.0        67.6
 17       6/11/13   6/11/28     7.43000        351           2            168            46           1.61        62.3        49.0
 18                 12/1/08     7.40000        360           6            114            42           1.26        72.0        63.7
 19                  5/1/04     7.47000        360           1             59            47           1.21        75.0        71.4
 20                  1/1/13     7.42000        280           9            163            0            1.33        74.0        46.4
 21                  4/1/09     8.12000        324           2            118            46           1.33        64.5        55.5
 22                  8/1/07     8.06000        345           7             98            35           1.30        69.0        62.5
 23       8/11/08   8/11/28     7.12000        360          10            110            38           1.49        78.1        68.9
 24                  2/1/09     7.07000        360           4            116            44           1.35        71.4        62.5
 25                  4/1/06     7.50000        360           2             82            46           1.24        76.9        71.5
 26                  4/1/06     8.76000        300           2             82            24           1.40        58.9        53.3
 27                  4/1/08     7.65000        360           2            106            34           1.25        75.0        67.7
 28                  5/1/09     8.53000        300           1            119            47           1.46        60.2        50.4
 29                  2/1/04     7.44000        360           4             56            44           1.26        79.8        76.1
 30                  4/1/06     7.56000        360           2             82            46           1.22        79.9        74.3
 31                  4/1/06     7.50000        360           2             82            46           1.26        77.0        71.5
 32                  5/1/09     7.49000        360           1            119            47           1.31        75.0        66.3
 33                  4/1/09     8.67000        300           2            118            46           1.40        73.8        62.1
 34        1/1/08    1/1/28     7.09000        349           6            103            31           1.33        78.9        68.8
 35                  5/1/09     7.69000        360           1            119            47           1.29        74.1        65.8
 36       7/11/07  12/11/23     7.94300        300           6             97            42           1.52        67.9        58.5
 37                  2/1/08     7.08000        360          17            104            32           1.27        76.3        67.5
 38                  9/1/08     6.75000        300           9            111            39           1.24        77.6        62.3
 39                 12/1/05     7.75000        360           6             78            30           1.31        62.4        58.3
 40                  8/1/08     6.88963        354           4            110            50           1.37        78.8        69.0
 41                  4/1/06     7.50000        360           2             82            46           1.28        79.9        74.3
 42        1/1/08    1/1/28     7.62700        349           6            103            31           1.30        75.6        67.7
 43                  8/1/07     8.20000        345           7             98            35           1.27        71.8        65.2
 44                  4/1/09     7.69000        360           2            118            46           1.24        78.9        70.1
 45                 10/1/08     7.75000        359           6            112            52           1.26        76.4        68.3
 46                  3/1/09     7.24000        360           3            117            45           1.31        79.8        70.2
 47                  4/1/09     7.96000        360           2            118            46           1.33        71.8        64.2
 48                 11/1/08     8.62500        360           7            113            41           1.35        63.7        58.0
 49                 12/1/08     7.46000        360           6            114            30           1.27        76.3        67.7
 50                  4/1/06     7.50000        360           2             82            46           1.25        79.7        74.0
 51                  5/1/18     7.29610        351           4            227           130           1.25        75.4        47.3
 52                  5/1/09     8.03000        360           1            119            24           1.26        78.0        69.8
 53                  3/1/09     7.50000        360           3            117            45           1.27        73.7        65.2
 54                  4/1/09     8.13000        360           2            118            46           1.27        78.5        70.5
 55       7/11/08   7/11/23     6.95000        300          11            109            37           1.24        67.1        54.3
 56                  3/1/09     7.66000        360           3            117            45           1.30        73.3        65.2
 57                  3/1/04     8.21000        300           3             57            24           1.30        70.7        66.1
 58                  4/1/06     8.66000        300           2             82            24           1.41        65.8        59.5
 59                  3/1/04     8.21000        300           3             57            24           1.29        58.7        54.9
 60                  3/1/04     7.83500        300           3             57            33           1.38        69.9        65.1

                                                                     Annex A-2-2

                                                                  Remaining
                                                       Interest-  Interest-
                                                         Only        Only                       Cut-Off      Monthly      Balloon/
Control                                                Periods      Period     Amortization       Date         P&I           ARD
  No.              Property Name                       (months)    (months)        Type       Balance ($)      ($)       Balance ($)
====================================================================================================================================
 61     Fidelity Office Building                                                 Balloon        5,619,231      37,590      4,927,418
 62     Village at Loch Katrine Apartments                                       Balloon        5,457,828      37,740      4,831,137
 63     Terra Vista Business Park                                                Balloon        5,177,161      37,975      4,644,835
 64     The Hills Apartments                                                     Balloon        5,084,744      36,658      4,789,788
 65     Bed Bath & Beyond/ Babies 'R Us                                          Balloon        5,000,043      33,544      4,379,935
 66     Vineyard Apartments                                                      Balloon        4,993,629      35,029      4,642,717
 67     Atelier District Office                                                  Balloon        4,985,017      34,995      4,417,369
 68     Equitable Federal Building                                               Balloon        4,969,444      33,232      4,360,021
 69     Kmart - San Diego                               60         53       Fully Amortizing    4,875,876       Step*            NAP
 70     Bed, Bath & Beyond                              7           0            Balloon        4,809,593       Step*      1,417,642
 71     Owens-Volney                                                             Balloon        4,697,705      37,010      4,391,643
 72     Ridgegate Apartments                                                     Balloon        4,594,793      33,673      4,112,988
 73     Depot Plaza                                                              Balloon        4,592,167      32,923      4,090,291
 74     Hampton Inn - Virginia Beach                                             Balloon        4,489,417      36,813      3,784,324
 75     Sportmart Plaza                                                          Balloon        4,423,043      32,593      3,963,267
 76     University Plaza Shopping Center                                         Balloon        4,394,986      32,132      3,931,801
 77     Lincoln Way East Shopping Center                                         Balloon        4,392,761      31,857      3,923,961
 78     600 Blair Road                                                           Balloon        4,322,973      31,374      4,138,224
 79     Madison Woods Apartments                                                 Balloon        4,294,493      30,066      3,991,443
 80     French Mountain Commons Outlet Center                                    Balloon        4,283,917      31,223      4,113,229
 81     Anacota Plaza                                                            Balloon        4,198,132      30,891      3,760,398
 82     357-363 West Erie                                                        Balloon        4,188,471      30,672      3,924,990
 83     Orange Tree Plaza                                                        Balloon        4,098,325      30,802      3,690,429
 84     San Marin Shopping Center                                                Balloon        4,097,933      29,147      3,639,272
 85     Magnolia Station Apartments                                              Balloon        3,998,119      28,989      3,826,859
 86     Piqua Plaza Shopping Center                                              Balloon        3,993,247      28,712      3,729,392
 87     Sagetree Village                                                           ARD          3,948,820      28,476      3,208,775
 88     Beverly Center                                                           Balloon        3,923,504      26,468      3,449,918
 89     Walgreen - Riverview                                                     Balloon        3,918,245      28,096        754,715
 90     Parker Street Industrial                                                 Balloon        3,860,637      26,675      3,084,791
 91     Winn Dixie                                                          Fully Amortizing    3,815,935       Step*            NAP
 92     Hampton Inn - Chesapeake                                                 Balloon        3,791,064      31,087      3,195,652
 93     Branford Commerce Center                                                 Balloon        3,769,127      25,486      3,322,098
 94     Office Depot Building                                                    Balloon        3,673,591      24,898      3,508,812
 95     Glendale Shopping Center                                                 Balloon        3,595,643      25,716      3,198,968
 96     Five Points Plaza                                                        Balloon        3,582,463      25,172      3,340,981
 97     Eckerd - Baton Rouge                                                     Balloon        3,531,717      26,455        500,002
 98     Cascade Park Apartments                                                  Balloon        3,514,040      25,242      3,131,502
 99     Kmart - Cincinnati                              60         53       Fully Amortizing    3,500,000      20,708            NAP
100     Blue Garden Apartments                                                     ARD          3,374,783      21,962      2,942,217
101     Regency Square                                                           Balloon        3,373,536      23,217      2,986,403
102     Executive Quarters Office Building                                       Balloon        3,182,835      21,757      2,805,363
103     Eckerd - Arlington                                                       Balloon        3,145,029      25,868        599,939
104     Eckerd - Shreveport                                                      Balloon        3,110,478      22,431        763,704
105     Washington Shores Plaza                                                  Balloon        3,089,583      22,209      2,755,556
106     Market Place Shopping Center                                             Balloon        3,061,393      22,676      2,615,966
107     Wal-Mart Plaza                                                             ARD          2,998,623      22,677      2,437,088
108     Bullfrog Shopping Center                                                 Balloon        2,991,049      22,601      2,700,489
109     Royal Orleans Apartments                                                 Balloon        2,990,675      20,618      2,638,052
110     Pondview Plaza                                                           Balloon        2,938,034      22,098      2,654,396
111     Eckerd - Waxahachie                                                      Balloon        2,933,907      21,788        545,404
112     1200 Route 9                                                             Balloon        2,921,346      23,011      2,663,050
113     Delchamps Plaza                                                          Balloon        2,916,273      22,036      2,632,976
114     Steger Towne Crossing II                                                 Balloon        2,898,651      21,077      2,643,391
115     Liberty Plaza Mall                                                       Balloon        2,839,005      20,437      2,656,130
116     Spalding Centre Shopping Center                                     Fully Amortizing    2,813,068      21,043            NAP
117     Autumnwood                                                               Balloon        2,791,442      19,406      2,467,507
118     Camelot Manufactured Housing Community                                     ARD          2,790,060      19,578      2,598,485
119     Marshall Mall                                                            Balloon        2,742,913      21,719      2,285,727
120     Metro Center                                                             Balloon        2,686,149      18,455      2,371,356
121     Owens - Midway                                                           Balloon        2,653,056      20,902      2,480,206
122     URS Building                                                             Balloon        2,641,095      18,985      2,469,092
123     Brendonwood Park Apartments                                              Balloon        2,592,053      18,020      2,291,258

                                                                      Remaining                                            Scheduled
                                                                       term to                                  Cut-off     Maturity
                                             Original                   ARD or      Remaining       Cut-off       Date         or
Control                         Mortgage   Amortization  Seasoning     Maturity      Lockout          Date        LTV       ARD Date
  No.        ARD   Maturity     Rate (%)   Term (months)  (months)     (months)       Months        DSCR (x)      (%)        LTV (%)
====================================================================================================================================
 61                 11/1/08     7.00000        360           7            113            41           1.43        68.8        60.3
 62                  7/1/08     7.30000        354           5            109            25           1.26        79.1        70.0
 63                 11/1/08     7.95000        360           7            113            41           1.63        43.9        39.4
 64                 11/1/04     7.66930        348           7             65            29           1.20        76.5        72.0
 65                  2/1/09     7.05000        360           4            116            44           1.35        78.7        69.0
 66                  4/1/06     7.52000        360           2             82            46           1.22        75.7        70.3
 67                  2/1/09     7.51000        360           4            116            44           1.61        58.6        52.0
 68                 10/1/08     6.99000        360           8            112            40           1.47        69.0        60.6
 69                 11/1/18     7.10000        180           7            233            41           NAP          NAP         NAP
 70                 2/10/20     7.36000        298          10            248            35           NAP          NAP         NAP
 71                  3/1/04     8.21000        300           3             57            24           1.30        72.3        67.6
 72                  4/1/09     7.97500        360           2            118            46           1.26        79.2        70.9
 73                  3/1/09     7.74000        360           3            117            45           1.27        75.3        67.1
 74                  3/1/09     8.69000        300           3            117            45           1.45        71.3        60.1
 75                  5/1/09     8.04000        360           1            119            47           1.42        75.0        67.2
 76                  4/1/09     7.95000        360           2            118            46           1.39        74.2        66.4
 77                  3/1/09     7.86000        360           3            117            24           1.38        74.5        66.5
 78                  5/1/04     7.88000        360           1             59            35           1.24        78.6        75.2
 79                  4/1/06     7.50000        360           2             82            46           1.23        79.5        73.9
 80                 12/1/03     7.89000        360           6             54            42           1.34        69.1        66.3
 81                  5/1/09     8.02500        360           1            119            47           1.26        72.4        64.8
 82                  2/1/06     7.95000        360           4             80            44           1.42        69.8        65.4
 83                  5/1/09     8.25000        360           1            119            47           1.35        56.1        50.6
 84                  5/1/09     7.67000        360           1            119            47           1.27        68.2        60.6
 85                  5/1/04     7.87000        360           1             59            35           1.25        75.4        72.2
 86                  3/1/06     7.77000        360           3             81            45           1.31        76.8        71.7
 87       7/11/08   7/11/23     7.08000        300          11            109            37           1.34        69.3        56.3
 88                  9/1/08     7.06600        352           1            111            24           1.35        72.7        63.9
 89                 11/1/18     6.53000        270           7            233            41           NAP          NAP         NAP
 90                 10/1/08     6.64000        300           8            112            40           1.30        72.2        57.7
 91                  7/1/18     6.91000        240          11            229            49           NAP          NAP         NAP
 92                  3/1/09     8.69000        300           3            117            45           1.45        68.9        58.1
 93                  7/1/08     7.08000        360          11            109            37           1.41        70.5        62.1
 94                  8/1/03     7.10180        354           4             50            26           1.34        66.8        63.8
 95                  4/1/09     7.72000        360           2            118            46           1.35        75.6        67.3
 96                 11/1/05     7.50000        360           7             77            41           1.33        74.6        69.6
 97                 12/1/18     6.89000        260           5            234            43           NAP          NAP         NAP
 98                  3/1/09     7.76000        360           3            117            45           1.28        79.9        71.2
 99                 11/1/18     7.10000        180           7            233            41           NAP          NAP         NAP
100       9/11/08   9/11/28     6.71000        360           9            111            39           1.56        65.2        56.9
101                  7/1/08     7.26000        360          11            109            37           1.43        75.0        66.4
102                 10/1/08     7.20563        356           4            112            40           1.39        64.3        56.7
103                  1/1/19     8.19000        263           3            235            45           NAP          NAP         NAP
104                  9/1/18     6.73000        274           5            231            43           NAP          NAP         NAP
105                  1/1/09     7.75000        360           5            115            43           1.29        78.2        69.8
106                  1/1/09     7.75000        324           5            115            43           1.45        74.7        63.8
107       6/11/13   6/11/28     8.24500        350           1            168            47           1.34        71.0        57.7
108                  1/1/09     8.28000        360           5            115            43           1.32        73.0        65.9
109                  2/1/09     7.32500        360           4            116            44           1.37        74.8        66.0
110                  5/1/08     8.17000        352           5            107            35           1.23        70.5        63.7
111                 10/1/18     6.89000        264           5            232            43           NAP          NAP         NAP
112                  3/1/09     8.75000        360           3            117            45           1.28        73.0        66.6
113                  1/1/09     8.28000        360           5            115            43           1.29        76.7        69.3
114                  2/1/08     7.90000        360           1            104            47           1.41        65.9        60.1
115                 12/1/05     7.76000        360           6             78            42           1.33        74.7        69.9
116                  7/1/23     7.49000        300          11            289           133           1.42        52.3         0.0
117                  2/1/09     7.41000        360           4            116            44           1.36        79.8        70.5
118       1/11/06   1/11/29     7.50000        360           5             79            43           1.21        72.0        67.1
119                  3/1/09     8.27000        300           3            117            45           1.30        65.3        54.4
120                 11/1/08     7.27000        360           7            113            41           1.34        70.7        62.4
121                  3/1/04     8.21000        300           3             57            24           1.29        71.7        67.0
122                  1/1/06     7.75000        360           5             79            43           1.28        67.7        63.3
123                  2/1/09     7.41000        360           4            116            44           1.31        78.5        69.4

                                                                     Annex A-2-3

                                                                  Remaining
                                                       Interest-  Interest-
                                                         Only        Only                       Cut-Off      Monthly      Balloon/
Control                                                Periods      Period     Amortization       Date         P&I           ARD
  No.              Property Name                       (months)    (months)        Type       Balance ($)      ($)       Balance ($)
====================================================================================================================================
124     Town and Country Shopping Center                                         Balloon        2,563,153      18,448      2,288,977
125     Woodlake Professional Building                                           Balloon        2,556,157      19,089      2,300,035
126     Castleton Shoppes Shopping Center                                        Balloon        2,497,359      18,747      2,248,853
127     Corn Exchange Building                                                   Balloon        2,491,220      18,606      2,343,899
128     Rite Aid - Waterford                                                Fully Amortizing    2,475,182      19,240            NAP
129     Mountain Springs Mobile Home Estates                                       ARD          2,468,013      17,797      2,005,484
130     Forest Grove                                                             Balloon        2,445,684      17,333      2,172,055
131     Park Forest Shopping Center                                              Balloon        2,442,437      18,200      2,197,703
132     Hampton Hills Apartments                                                 Balloon        2,440,804      17,764      2,184,799
133     Wynforest Apartments                                                     Balloon        2,392,385      16,323      2,216,834
134     855 Plaza                                                                Balloon        2,391,306      18,881      2,183,528
135     Thorndale Business Park                                                  Balloon        2,387,814      15,249      2,067,871
136     Mini Masters Storage Facility                                            Balloon        2,376,980      17,128      2,132,293
137     Kmart Plaza - Bellflower                                                 Balloon        2,342,936      18,521      2,139,358
138     Eckerd - Rotterdam                                                       Balloon        2,265,847       Step*        599,941
139     Owens - Lakeland                                                         Balloon        2,264,074      17,837      2,116,567
140     Greengate East Shopping Center                                           Balloon        2,247,795      17,301      2,036,596
141     Greenwich Court                                                          Balloon        2,245,760      17,381      2,009,026
142     849 Delaware Avenue                                                      Balloon        2,197,392      15,837      2,051,920
143     Willow Wood Apartments                                                   Balloon        2,191,752      15,959      1,962,098
144     Walgreens - South Elgin                                                  Balloon        2,188,989      15,202      1,937,663
145     Center Hill Business Park                                                Balloon        2,175,986      14,904      1,928,484
146     Yarbrough Office Park                                                    Balloon        2,095,466      13,774      1,825,394
147     Riverview Commons MHC                                                      ARD          2,078,208      15,138      1,691,311
148     Office Max - Grand Forks                                                 Balloon        2,051,133      14,109      1,596,839
149     Trinity Business Plaza                                                   Balloon        1,998,281      15,238      1,642,295
150     5575 E. Winnemucca Blvd.                                                 Balloon        1,995,700      16,900      1,699,962
151     Adirondack Industrial Park                                               Balloon        1,994,576      14,689      1,788,621
152     180 West Washington                                                      Balloon        1,991,666      15,609      1,654,138
153     Santiago Creek MHP                                                         ARD          1,986,364      13,427      1,748,418
154     Burke Commons Center                                                     Balloon        1,969,792      14,699      1,772,101
155     Countryside Estates Manufactured Home Park                                 ARD          1,912,124      14,051      1,557,154
156     CVS - Statesville                                                   Fully Amortizing    1,896,552      15,260            NAP
157     Office Max - Minot                                                       Balloon        1,890,113      13,037      1,471,350
158     CVS - Mooresville                                                   Fully Amortizing    1,846,561      14,940            NAP
159     Riverdale Commons                                                        Balloon        1,793,369      14,661      1,376,461
160     Quail Valley Shopping Center                                               ARD          1,743,719      14,025      1,461,978
161     Southern Pavilion Mini Storage                                           Balloon        1,737,789      12,011      1,539,829
162     Hampton Place Shopping Center                                            Balloon        1,698,114      12,533      1,591,694
163     CVS - Port Royal                                                    Fully Amortizing    1,693,318      13,007            NAP
164     Commons at Kings Crossing                                                Balloon        1,685,936      12,132      1,510,323
165     Primrose Business Complex                                                Balloon        1,669,556      12,174      1,494,317
166     Southlake Shopping Center                                                Balloon        1,617,138      11,396      1,436,656
167     Sylmar Mobile Home Park                                                    ARD          1,597,614      12,486      1,332,515
168     Central Self Storage - Vallejo                                           Balloon        1,588,194      12,085      1,309,207
169     Washington Plaza Shopping Center                                         Balloon        1,544,035      11,126      1,378,696
170     Michigan MHP Portfolio                                                   Balloon        1,537,421      12,504      1,291,563
171     CVS - Greensboro                                                    Fully Amortizing    1,502,428       Step*            NAP
172     Bayshore Plaza                                                           Balloon        1,495,682      10,707      1,331,875
173     CVS - Newton                                                        Fully Amortizing    1,494,423      12,055            NAP
174     CVS - Bessemer City                                                 Fully Amortizing    1,494,259      11,675            NAP
175     Rite Aid - Sterling Heights                                         Fully Amortizing    1,452,137      11,631            NAP
176     Twin Lakes Mobile Home Estates                                           Balloon        1,370,772       9,501      1,273,429
177     Northbrook Estates                                                       Balloon        1,363,662      10,496      1,235,535
178     Northwood Village                                                        Balloon        1,347,955      10,038      1,212,051
179     Lexington Place Apartments                                               Balloon        1,323,400       9,474      1,177,687
180     4545 Groves Road Industrial Building                                     Balloon        1,294,669       9,090      1,148,609
181     10775 Applewood Drive & 3825 S. Huron Street                             Balloon        1,239,316       9,476        823,350
182     Lincoln Park Mobile Home Village                                         Balloon        1,238,687       9,994        863,082
183     Burke Self Storage                                                       Balloon        1,209,032       9,460      1,002,248
184     Meadows Shopping Center                                                  Balloon        1,193,465       7,984      1,046,532
185     Hunter's Mill Shoppes                                                    Balloon        1,187,348       9,689        513,065
186     Ashford Shopping Center                                                  Balloon        1,180,435       9,112      1,072,121

                                                                      Remaining                                            Scheduled
                                                                       term to                                  Cut-off     Maturity
                                             Original                   ARD or      Remaining       Cut-off       Date         or
Control                         Mortgage   Amortization  Seasoning     Maturity      Lockout          Date        LTV       ARD Date
  No.        ARD   Maturity     Rate (%)   Term (months)  (months)     (months)       Months        DSCR (x)      (%)        LTV (%)
====================================================================================================================================
124                 11/1/08     7.75000        360           7            113            41           1.33        62.5        55.8
125                  3/1/09     8.17000        360           3            117            24           1.32        73.0        65.7
126                  4/1/09     8.23000        360           2            118            46           1.55        65.7        59.2
127                 12/1/05     8.15000        360           6             78            42           1.32        71.2        67.0
128                 12/1/18     6.88000        239           5            234            43            NAP         NAP         NAP
129       7/11/08   7/11/23     7.08000        300          11            109            37           1.24        72.6        59.0
130                  3/1/09     7.62000        360           3            117            45           1.39        78.9        70.1
131                  1/1/09     8.13000        360           5            115            43           1.28        78.8        70.9
132                 12/1/08     7.87500        360           6            114            42           1.32        76.3        68.3
133                  2/1/06     7.22000        360           4             80            44           1.31        79.7        73.9
134                 11/1/08     8.75000        360           7            113            24           1.34        68.3        62.4
135                 12/1/08     6.55000        360           6            114            42           1.49        73.5        63.6
136                  3/1/08     7.71000        360          15            105            33           1.29        63.4        56.9
137                 12/1/08     8.77000        360           6            114            42           1.25        42.6        38.9
138                  1/1/19     7.21000        273           4            235            44            NAP         NAP         NAP
139                  3/1/04     8.21000        300           3             57            24           1.34        68.6        64.1
140                  4/1/09     8.50000        360           2            118            46           1.52        64.2        58.2
141                  4/1/06     8.01000        300           2             82            46           1.32        43.2        38.6
142                  4/1/06     7.80000        360           2             82            46           1.49        76.3        71.2
143                 12/1/08     7.88000        360           6            114            42           1.27        73.1        65.4
144                 11/1/08     7.38000        360           7            113            41           1.20        79.2        70.1
145                  3/1/08     7.18000        360          15            105            33           1.30        73.8        65.4
146                  3/1/09     6.86000        360           3            117            45           1.60        54.4        47.4
147       9/11/08   9/11/23     7.22000        300           9            111            39           1.43        75.6        61.5
148                 12/1/13     7.29000        360           6            174            42           1.32        77.4        60.3
149                  5/1/09     7.85000        300           1            119            47           1.32        66.6        54.7
150                 3/11/09     9.08500        300           3            117            45           1.27        62.4        53.1
151                  2/1/09     8.01000        360           4            116            44           1.41        73.9        66.2
152                  2/1/09     8.13000        300           4            116            44           1.26        71.1        59.1
153       9/11/08   9/11/28     7.09000        360           9            111            39           1.36        66.2        58.3
154                  2/1/09     8.15000        360           4            116            44           1.34        73.0        65.6
155      12/11/08  12/11/23     7.36000        300           6            114            42           1.53        72.2        58.8
156                  5/1/19     7.46000        240           1            239           119            NAP         NAP         NAP
157                  2/1/14     7.33000        360           4            176            44           1.30        78.8        61.3
158                  2/1/19     7.46000        237           1            236           119            NAP         NAP         NAP
159                  3/1/09     8.13000        264           3            117            45           1.27        74.7        57.4
160       2/11/09   2/11/24     8.44500        299           3            116            45           1.29        54.5        45.7
161                 5/11/08     7.28000        350           3            107            23           1.62        59.9        53.1
162                  4/1/06     8.05000        360           2             82            46           1.29        76.1        71.4
163                  4/1/19     6.83000        240           2            238            94            NAP         NAP         NAP
164                  5/1/08     7.71000        360          13            107            35           1.55        58.1        52.1
165                  1/1/09     7.90000        360           5            115            43           1.28        66.6        59.7
166                 11/1/08     7.53000        360           7            113            41           1.37        64.7        57.5
167       7/11/08   7/11/23     8.02000        300          11            109            37           1.41        76.1        63.5
168                 11/1/08     7.75000        300           7            113            41           1.35        72.9        60.1
169                 12/1/08     7.77000        360           6            114            42           1.29        61.8        55.1
170                 4/11/09     8.60000        300           2            118            46           1.28        75.2        63.2
171                 12/1/17     7.79000        225           3            222           117            NAP         NAP         NAP
172                  2/1/09     7.71250        360           4            116            24           1.31        66.5        59.2
173                  2/1/19     7.42000        238           2            236           118            NAP         NAP         NAP
174                  4/1/19     7.05000        240           2            238           118            NAP         NAP         NAP
175                  6/1/17     6.75000        223           7            216            41            NAP         NAP         NAP
176                  2/1/06     7.38000        360           4             80            44           1.31        49.3        45.8
177                 4/11/09     8.50000        360           2            118            46           1.38        79.1        71.6
178                  3/1/09     8.14000        360           3            117            45           1.30        68.3        61.4
179                  4/1/09     7.73000        360           2            118            46           1.25        79.7        70.9
180                 12/1/08     7.50000        360           6            114            30           1.59        38.1        33.8
181                 12/1/13     7.82000        300           6            174            42           1.30        68.9        45.7
182                 1/11/09     7.40000        240           5            115            43           2.25        45.5        31.7
183                  5/1/09     8.15000        300           1            119            47           1.31        69.5        57.6
184                 11/1/08     7.00000        360           7            113            41           1.59        69.8        61.2
185                 12/1/13     7.53000        240           6            174            78           1.29        69.8        30.2
186                 11/1/08     8.50000        360           7            113            41           1.25        73.8        67.0

                                                                     Annex A-2-4

                                                                  Remaining
                                                       Interest-  Interest-
                                                         Only        Only                       Cut-Off      Monthly      Balloon/
Control                                                Periods      Period     Amortization       Date         P&I           ARD
  No.              Property Name                       (months)    (months)        Type       Balance ($)      ($)       Balance ($)
====================================================================================================================================
187     Victorville Shopping Center                                              Balloon        1,144,709       8,239      1,022,262
188     Sun Plaza                                                                Balloon        1,144,504       9,167        958,070
189     Mulberry Atrium                                                          Balloon        1,093,617       8,600        984,557
190     Ames Plaza                                                               Balloon        1,022,097       7,789        840,969
191     Amoco                                                               Fully Amortizing      972,782       Step*            NAP
192     Shangrai-La                                                              Balloon          849,131       6,446        766,743
193     275 North Saguaro Drive                                                  Balloon          848,518       6,787        708,927
194     Aspen Office Building                                                    Balloon          847,800       6,702        706,096
195     Angleton Mobile Home Park                                                  ARD            795,220       6,169        659,297

                                                                      Remaining                                            Scheduled
                                                                       term to                                  Cut-off     Maturity
                                             Original                   ARD or      Remaining       Cut-off       Date         or
Control                         Mortgage   Amortization  Seasoning     Maturity      Lockout          Date        LTV       ARD Date
  No.        ARD   Maturity     Rate (%)   Term (months)  (months)     (months)       Months        DSCR (x)      (%)        LTV (%)
====================================================================================================================================
187                 11/1/08     7.75000        360           7            113            41           1.38        72.2        64.5
188                  1/1/09     8.38000        300           5            115            43           1.40        65.4        54.7
189                 12/1/05     8.15000        300           6             78            42           1.58        60.8        54.7
190                  3/1/09     7.82000        300           3            117            45           1.29        70.5        58.0
191                 12/1/12     6.50000        168           6            162            42            NAP         NAP         NAP
192                 4/11/09     8.35000        360           2            118            46           1.49        73.8        66.7
193                 4/11/09     8.40000        300           2            118            46           1.25        74.8        62.5
194                  3/1/09     8.25000        300           3            117            45           1.28        62.8        52.3
195      12/11/08  12/11/23     7.99000        300           6            114            42           1.52        43.6        36.1

* Refer to the sheet "Step" in the file named LB99C1.XLS contained in the back cover of the Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan

                                                                     Annex A-3-1

Lehman Brothers Commercial Mortgage Trust 99 -C1
Reserve Account (All Mortgage Loans)

                                                                                                  Initial        Annual
                                                                                                  Deposit      Deposit to
                                                                                                  Capital     Replacement
Control                                                                                         Improvement     Reserve
  No.                  Property Name                                  Property Type             Account ($)    Account ($)
==========================================================================================================================
  1     Starwood Financial                               Hotel - Full Service                           --            --
  2     EAB Plaza                                        Office                                    850,000       200,000
  3     Woodland Hills Mall                              Retail - Super Regional Mall                   --            --
  4     Penn Square Mall                                 Retail - Super Regional Mall                   --            --
  5     Grand Central Mall                               Retail - Regional Mall                    225,000       180,000
  6     Crossroads Mall                                  Retail - Regional Mall                         --            --
  7     Natomas Corporate Center                         Office                                         --        57,000
  8     Carmel Plaza                                     Retail - Anchored                              --        17,282
  9     Boston Design Center                             Office                                  2,400,000        81,778
 10     Corporetum Office Campus                         Office                                         --        32,004
 11     Tropicana Centre                                 Retail - Anchored                          13,875        85,188
 12     Hickory Point Mall                               Retail - Anchored                              --        59,616
 13     Pacific Park Plaza                               Office                                    750,000        38,081
 14     Arden                                            Office                                     44,481       625,000
 15     Westland Promenade                               Retail - Anchored                           3,750        79,962
 16     Forest Plaza                                     Retail - Anchored                              --        16,516
 17     Wal-Mart                                         Retail - Anchored                          56,155            --
 18     Trujillo Alto Shopping Center                    Retail - Anchored                           1,875        30,828
 19     Casa Del Monte                                   Multi-Family - Manufactured Housing         2,188         1,290
 20     Grand Traverse Crossing                          Retail - Anchored                              --        11,306
 21     607 South Hill Street                            Retail - Unanchored                            --        20,423
 22     Denton Center Shopping Center                    Retail - Anchored                         271,113        89,089
 23     Pleasure Cove and Plantation Manor               Multi-Family - Manufactured Housing            --            --
 24     175 Pinelawn Road                                Office                                         --        19,361
 25     Westheimer Park/ Terrace Apartments              Multi-Family - Conventional                16,856       108,020
 26     Toll House Hotel                                 Hotel - Full Service                           --       215,892
 27     San Felipe Court Apartments                      Multi-Family - Conventional               307,500        82,620
 28     Tides/Kent Hotel Package                         Hotel - Full Service                       78,063       327,523
 29     Hickory Hills- MHP                               Multi-Family - Manufactured Housing         9,375        17,600
 30     Indian Springs Apartments                        Multi-Family - Conventional                    --       142,000
 31     Cypress Parke Apartments                         Multi-Family - Conventional                 1,125        77,280
 32     Conyers Plaza                                    Retail - Anchored                           1,250        11,970
 33     Best Western Rochester                           Hotel - Full Service                       68,342            --
 34     Sierra Vista Apartments                          Multi-Family - Conventional               114,219        28,876
 35     Woodholme Center Office Building                 Office                                         --        10,921
 36     Holiday Inn Express - Birmingham                 Hotel - Limited Service                   753,021       164,295
 37     Steger Towne Crossing I                          Retail - Anchored                              --         8,271
 38     Birnam Wood Apartments                           Multi-Family - Conventional               228,209        67,400
 39     Glasshouse Square Shopping Center                Retail - Anchored                          26,344        24,010
 40     Twinsburg Town Center                            Retail - Anchored                          17,000        11,317
 41     Post Oak Apartments                              Multi-Family - Conventional                19,938        66,576
 42     Tierra Verde Plaza                               Retail - Anchored                              --         8,490
 43     LBJ Oates/Summit Shopping Center                 Retail - Anchored                          31,729        31,219
 44     Normandy Square Apartments                       Multi-Family - Conventional                 7,406        71,882
 45     Carrier Town Crossing                            Retail - Anchored                              --         6,840
 46     Camelot Arms Apartments                          Multi-Family - Conventional                25,250        66,252
 47     Gaitherstowne Plaza                              Retail - Unanchored                        32,500        10,719
 48     Eastgate Plaza Shopping Center                   Retail - Unanchored                        11,312        11,179
 49     Canfield Business Park                           Industrial                                     --        13,944
 50     Hampton Woods Apartments                         Multi-Family - Conventional                26,781        62,248
 51     Kohl's Shopping Center                           Retail - Anchored                              --        17,699
 52     Industrial Bldg 1-24                             Industrial                                  1,512        13,356
 53     Hancock Plaza                                    Office                                     36,563        18,828
 54     Washington Place Shopping Center                 Retail - Anchored                           2,031        14,543
 55     9797 S. Frontage Rd.                             Multi-Family - Manufactured Housing            --            --
 56     Courtyard Plaza Shopping Center                  Retail - Unanchored                        22,500        43,368

                Annual                       As of
              Deposit to     Current          Date
Control          TILC      Balance TILC     Reserve
  No.         Account ($)   Account ($)    Accounts
===================================================
  1                  --            --        3/1/99
  2             900,000        75,000        3/1/99
  3                  --            --        5/5/99
  4                  --            --       2/25/99
  5             550,000       341,667        5/5/99
  6                  --            --        5/6/99
  7                  --            --        5/5/99
  8                  --            --       4/30/99
  9             380,000       760,000       4/27/99
 10                  --            --        5/5/99
 11              85,188       371,298       4/27/99
 12             159,040            --        5/5/99
 13             250,000        20,833       4/27/99
 14                  --            --        5/3/99
 15              94,572            --       4/30/99
 16              62,821       250,000       4/27/99
 17                  --            --       4/11/99
 18              60,000        25,000       4/27/99
 19                  --            --       4/27/99
 20                  --            --       4/30/99
 21             125,441        10,453       4/27/99
 22             111,057       223,534       4/29/99
 23                  --            --       4/11/99
 24             200,000       150,986        5/5/99
 25                  --            --       4/27/99
 26                  --            --       4/27/99
 27                  --            --       4/27/99
 28                  --            --       4/27/99
 29                  --            --       4/27/99
 30                  --            --       4/27/99
 31                  --            --       4/27/99
 32              11,970           997       4/27/99
 33                  --            --        5/5/99
 34                  --            --        5/5/99
 35             100,000         8,333       4/27/99
 36                  --            --       4/11/99
 37              38,352        45,261       4/30/99
 38                  --            --       4/27/99
 39             100,000        41,667       4/30/99
 40               2,150         5,803       4/29/99
 41                  --            --       4/27/99
 42              30,000        30,562        5/5/99
 43              42,682        85,914       4/29/99
 44                  --            --       4/27/99
 45              20,400        11,900       4/27/99
 46                  --            --       4/27/99
 47              18,000         1,500       4/27/99
 48              49,783         4,149       4/27/99
 49              40,008        20,004       4/27/99
 50                  --            --       4/27/99
 51               8,963            --        5/5/99
 52              40,080         3,340       4/27/99
 53              98,990         8,249       4/27/99
 54              25,200            --        5/5/99
 55                  --            --       4/11/99
 56              92,433       300,000       4/27/99

Annex A-3-2

                                                                                                  Initial        Annual
                                                                                                  Deposit      Deposit to
                                                                                                  Capital     Replacement
Control                                                                                         Improvement     Reserve
  No.                  Property Name                                  Property Type             Account ($)    Account ($)
==========================================================================================================================
 57     Owens - Crenshaw                                 Industrial                                     --        26,472
 58     Best Western Truckee                             Hotel - Full Service                        3,375        96,996
 59     Owens-Tracy                                      Industrial                                  3,312        27,392
 60     SecureCare Portfolio                             Self-Storage                              290,875        42,864
 61     Fidelity Office Building                         Office                                      5,250        35,212
 62     Village at Loch Katrine Apartments               Multi-Family - Conventional                 3,750        43,200
 63     Terra Vista Business Park                        Mixed Use                                   2,675        23,506
 64     The Hills Apartments                             Multi-Family - Conventional               500,000        52,800
 65     Bed Bath & Beyond/ Babies 'R Us                  Retail - Anchored                              --        11,073
 66     Vineyard Apartments                              Multi-Family - Conventional               151,716        42,400
 67     Atelier District Office                          Office                                     93,019        37,191
 68     Equitable Federal Building                       Office                                     10,944        14,443
 69     Kmart - San Diego                                CTL                                            --            --
 70     Bed, Bath & Beyond                               CTL                                            --            --
 71     Owens-Volney                                     Industrial                                 12,875        18,261
 72     Ridgegate Apartments                             Multi-Family - Conventional               604,836        47,250
 73     Depot Plaza                                      Retail - Anchored                           3,413        29,772
 74     Hampton Inn - Virginia Beach                     Hotel - Limited Service                        --        74,824
 75     Sportmart Plaza                                  Retail - Anchored                           8,562        12,607
 76     University Plaza Shopping Center                 Retail - Unanchored                           250        11,431
 77     Lincoln Way East Shopping Center                 Retail - Unanchored                         1,000        15,360
 78     600 Blair Road                                   Industrial                                 11,063        16,332
 79     Madison Woods Apartments                         Multi-Family - Conventional                21,488        24,824
 80     French Mountain Commons Outlet Center            Retail - Anchored                             875         6,873
 81     Anacota Plaza                                    Mixed Use                                      --         6,982
 82     357-363 West Erie                                Office                                      9,562        22,210
 83     Orange Tree Plaza                                Retail - Unanchored                        14,000        12,460
 84     San Marin Shopping Center                        Retail - Anchored                           5,300        10,572
 85     Magnolia Station Apartments                      Multi-Family - Conventional                18,750        16,320
 86     Piqua Plaza Shopping Center                      Retail - Anchored                          33,625        20,345
 87     Sagetree Village                                 Multi-Family - Manufactured Housing            --            --
 88     Beverly Center                                   Office                                         --         4,452
 89     Walgreen - Riverview                             CTL                                            --         2,781
 90     Parker Street Industrial                         Industrial                                     --         3,804
 91     Winn Dixie                                       CTL                                            --            --
 92     Hampton Inn - Chesapeake                         Hotel - Limited Service                        --        70,673
 93     Branford Commerce Center                         Industrial                                 36,625        18,017
 94     Office Depot Building                            Retail - Anchored                          18,461        11,989
 95     Glendale Shopping Center                         Retail - Anchored                              --        12,176
 96     Five Points Plaza                                Retail - Anchored                           1,844        10,836
 97     Eckerd - Baton Rouge                             CTL                                            --            --
 98     Cascade Park Apartments                          Multi-Family - Conventional                22,750        33,000
 99     Kmart - Cincinnati                               CTL                                            --            --
100     Blue Garden Apartments                           Multi-Family - Conventional                67,863            --
101     Regency Square                                   Retail - Unanchored                            --         8,866
102     Executive Quarters Office Building               Office                                     31,725        12,396
103     Eckerd - Arlington                               CTL                                            --            --
104     Eckerd - Shreveport                              CTL                                            --            --
105     Washington Shores Plaza                          Retail - Anchored                              --         7,014
106     Market Place Shopping Center                     Retail - Anchored                          10,563        11,437
107     Wal-Mart Plaza                                   Retail - Anchored                              --            --
108     Bullfrog Shopping Center                         Retail - Anchored                          19,500        14,580
109     Royal Orleans Apartments                         Multi-Family - Conventional                35,750        33,714
110     Pondview Plaza                                   Retail - Unanchored                            --         4,500
111     Eckerd - Waxahachie                              CTL                                            --            --
112     1200 Route 9                                     Retail - Anchored                           2,176         4,059
113     Delchamps Plaza                                  Retail - Anchored                           3,875        14,184
114     Steger Towne Crossing II                         Retail - Anchored                              --         2,556
115     Liberty Plaza Mall                               Retail - Anchored                          15,875        16,896
116     Spalding Centre Shopping Center                  Retail - Unanchored                         4,375        10,980

                Annual                       As of
              Deposit to     Current          Date
Control          TILC      Balance TILC     Reserve
  No.         Account ($)   Account ($)    Accounts
===================================================
 57              33,099         2,758       4/27/99
 58                  --            --       4/27/99
 59              34,240         2,853       4/27/99
 60                  --            --        5/5/99
 61              30,484        12,702       4/27/99
 62                  --            --       4/29/99
 63                  --            --       4/27/99
 64                  --            --       4/30/99
 65              18,455         3,076       4/27/99
 66                  --            --       4/27/99
 67              70,942        17,735       4/27/99
 68              39,008        95,712       4/27/99
 69                  --            --       4/27/99
 70                  --            --       4/16/99
 71              22,827        24,729       4/27/99
 72                  --            --        5/5/99
 73              38,532         6,422       4/27/99
 74                  --            --       4/27/99
 75              35,300         2,942       4/27/99
 76              30,000            --        5/5/99
 77              73,726        12,295        5/5/99
 78              18,300         1,525       4/27/99
 79                  --            --       4/27/99
 80                  --            --       4/27/99
 81              12,500            --       4/27/99
 82              71,296        17,846       4/27/99
 83              42,586         3,549       4/27/99
 84              18,000         1,500       4/27/99
 85                  --            --       4/27/99
 86              19,492         3,249       4/27/99
 87                  --            --       4/11/99
 88              21,576        12,665        5/5/99
 89                  --            --       4/27/99
 90              32,376        18,886       4/27/99
 91                  --            --       4/16/99
 92                  --            --       4/27/99
 93              17,095         2,850       4/29/99
 94              20,000       115,221        5/5/99
 95              20,000         1,667       4/27/99
 96              33,060        16,530       4/27/99
 97                  --            --       4/27/99
 98                  --            --       4/27/99
 99                  --            --       4/27/99
100                  --            --       4/11/99
101              35,451         4,468       4/29/99
102              66,912        22,722       4/27/99
103                  --            --       4/27/99
104                  --            --       4/27/99
105               6,250         1,563       4/27/99
106                  --            --       4/27/99
107                  --            --       4/11/99
108               8,496         2,128        5/5/99
109                  --            --        5/5/99
110              10,000        10,001       4/29/99
111                  --            --       4/27/99
112              21,858         3,643       4/27/99
113              14,700         3,682        5/5/99
114               7,680           640       4/30/99
115              24,525        12,285       4/27/99
116              10,425         7,871        5/5/99

                                                                     Annex A-3-3

                                                                                                  Initial        Annual
                                                                                                  Deposit      Deposit to
                                                                                                  Capital     Replacement
Control                                                                                         Improvement     Reserve
  No.                  Property Name                                  Property Type             Account ($)    Account ($)
==========================================================================================================================
117     Autumnwood                                       Multi-Family - Conventional                26,168        42,000
118     Camelot Manufactured Housing Community           Multi-Family - Manufactured Housing        11,671            --
119     Marshall Mall                                    Retail - Anchored                           1,837        30,732
120     Metro Center                                     Office                                     15,563        11,477
121     Owens - Midway                                   Industrial                                 10,312        14,061
122     URS Building                                     Office                                     30,625        13,141
123     Brendonwood Park Apartments                      Multi-Family - Conventional                24,331        42,201
124     Town and Country Shopping Center                 Retail - Unanchored                        45,188        14,587
125     Woodlake Professional Building                   Office                                     13,750         6,543
126     Castleton Shoppes Shopping Center                Retail - Unanchored                         4,850         5,072
127     Corn Exchange Building                           Office                                      1,688         7,255
128     Rite Aid - Waterford                             CTL                                            --         2,683
129     Mountain Springs Mobile Home Estates             Multi-Family - Manufactured Housing            --            --
130     Forest Grove                                     Multi-Family - Conventional                74,250        30,756
131     Park Forest Shopping Center                      Retail - Anchored                           6,000        13,560
132     Hampton Hills Apartments                         Multi-Family - Conventional                76,225        36,120
133     Wynforest Apartments                             Multi-Family - Conventional                 1,250        16,100
134     855 Plaza                                        Office                                      2,188         5,231
135     Thorndale Business Park                          Office                                     23,219        12,653
136     Mini Masters Storage Facility                    Self-Storage                                   --         8,832
137     Kmart Plaza - Bellflower                         Retail - Anchored                          65,400        18,600
138     Eckerd - Rotterdam                               CTL                                            --         2,182
139     Owens - Lakeland                                 Industrial                                  4,875        13,806
140     Greengate East Shopping Center                   Retail - Anchored                           2,187        12,168
141     Greenwich Court                                  Retail - Unanchored                            --         4,284
142     849 Delaware Avenue                              Multi-Family - Conventional                62,369        12,000
143     Willow Wood Apartments                           Multi-Family - Conventional                 8,595        27,600
144     Walgreens - South Elgin                          Retail - Anchored                              --         1,380
145     Center Hill Business Park                        Industrial                                  6,125        12,996
146     Yarbrough Office Park                            Office                                         --         7,427
147     Riverview Commons MHC                            Multi-Family - Manufactured Housing            --            --
148     Office Max - Grand Forks                         Retail - Anchored                              --            --
149     Trinity Business Plaza                           Industrial                                  4,400        16,344
150     5575 E. Winnemucca Blvd.                         Multi-Family - Manufactured Housing         3,219            --
151     Adirondack Industrial Park                       Industrial                                  2,813        13,452
152     180 West Washington                              Office                                         --         6,047
153     Santiago Creek MHP                               Multi-Family - Manufactured Housing            --            --
154     Burke Commons Center                             Retail - Unanchored                         3,500         5,371
155     Countryside Estates Manufactured Home Park       Multi-Family - Manufactured Housing         6,219            --
156     CVS - Statesville                                CTL                                            --         2,531
157     Office Max - Minot                               Retail - Anchored                              --            --
158     CVS - Mooresville                                CTL                                            --         2,129
159     Riverdale Commons                                Retail - Unanchored                            --         1,100
160     Quail Valley Shopping Center                     Retail - Anchored                           8,038        12,108
161     Southern Pavilion Mini Storage                   Self-Storage                                2,327         7,338
162     Hampton Place Shopping Center                    Retail - Anchored                           9,656         6,454
163     CVS - Port Royal                                 CTL                                            --         2,734
164     Commons at Kings Crossing                        Retail - Unanchored                         1,563         3,324
165     Primrose Business Complex                        Industrial                                     --         1,419
166     Southlake Shopping Center                        Retail - Unanchored                            --         1,417
167     Sylmar Mobile Home Park                          Multi-Family - Manufactured Housing       130,695            --
168     Central Self Storage - Vallejo                   Self-Storage                                   --         8,400
169     Washington Plaza Shopping Center                 Retail - Anchored                           7,580        13,705
170     Michigan MHP Portfolio                           Multi-Family - Manufactured Housing       162,376            --
171     CVS - Greensboro                                 CTL                                            --         2,359
172     Bayshore Plaza                                   Mixed Use                                      --        14,700
173     CVS - Newton                                     CTL                                            --         2,633
174     CVS - Bessemer City                              CTL                                            --         2,430
175     Rite Aid - Sterling Heights                      CTL                                            --            --
176     Twin Lakes Mobile Home Estates                   Multi-Family - Manufactured Housing        20,313         3,288

                Annual                       As of
              Deposit to     Current          Date
Control          TILC      Balance TILC     Reserve
  No.         Account ($)   Account ($)    Accounts
===================================================
117                  --            --       4/27/99
118                  --            --       4/11/99
119              75,000       130,118        5/5/99
120              30,000        42,500       4/27/99
121              17,577         1,465       4/27/99
122              39,424        16,453       4/27/99
123                  --            --       4/27/99
124              30,146        17,585       4/27/99
125                  --            --       4/27/99
126              28,000            --        5/5/99
127              33,092        11,056        5/5/99
128                  --            --       4/27/99
129                  --            --       4/11/99
130                  --            --       4/27/99
131              10,200         2,555        5/5/99
132                  --            --        5/5/99
133                  --            --       4/27/99
134              28,065        11,732        5/5/99
135              32,000        10,692        5/5/99
136                  --            --       3/12/98
137              13,644         4,556       4/27/99
138                  --            --       4/27/99
139              17,257        18,695       4/27/99
140              48,197            --       4/27/99
141              17,304         1,442       4/27/99
142                  --            --        5/5/99
143                  --            --        5/5/99
144                  --            --       4/27/99
145              12,000       136,250        5/5/99
146              34,908        45,341        5/5/99
147                  --            --       4/11/99
148               4,728         1,578       4/27/99
149              37,356         3,113        5/5/99
150                  --            --       4/11/99
151              23,484         5,871       4/27/99
152              54,349        13,587       4/27/99
153                  --            --       4/11/99
154              17,140         4,285       4/27/99
155                  --            --       4/11/99
156                  --            --       4/27/99
157               8,225         1,371       4/27/99
158                  --            --       4/27/99
159               3,710           309        5/5/99
160              51,460         8,576       4/11/99
161                  --            --       4/11/99
162               9,500           792       4/27/99
163                  --            --       4/27/99
164              22,020        31,241       6/26/98
165              21,170         5,293        5/5/99
166              12,188         4,063       4/27/99
167                  --            --       4/11/99
168                  --            --       4/27/99
169              20,000         8,353       4/27/99
170                  --            --       4/11/99
171                  --            --       4/27/99
172              23,004         5,756       4/27/99
173                  --            --       4/27/99
174                  --            --       4/27/99
175                  --            --       4/27/99
176                  --            --       4/27/99

Annex A-3-4

                                                                                                  Initial        Annual
                                                                                                  Deposit      Deposit to
                                                                                                  Capital     Replacement
Control                                                                                         Improvement     Reserve
  No.                  Property Name                                  Property Type             Account ($)    Account ($)
==========================================================================================================================
177     Northbrook Estates                               Multi-Family - Manufactured Housing        76,600            --
178     Northwood Village                                Retail - Unanchored                        52,500         5,846
179     Lexington Place Apartments                       Multi-Family - Conventional                    --         7,200
180     4545 Groves Road Industrial Building             Industrial                                  7,875        23,760
181     10775 Applewood Drive & 3825 S. Huron Street     Retail - Anchored                          25,625            --
182     Lincoln Park Mobile Home Village                 Multi-Family - Manufactured Housing        17,188            --
183     Burke Self Storage                               Self-Storage                                   --         7,308
184     Meadows Shopping Center                          Retail - Anchored                           1,125        10,950
185     Hunter's Mill Shoppes                            Retail - Unanchored                        12,250         3,603
186     Ashford Shopping Center                          Retail - Unanchored                         6,250           800
187     Victorville Shopping Center                      Retail - Unanchored                         1,625         3,444
188     Sun Plaza                                        Retail - Unanchored                         1,250        11,818
189     Mulberry Atrium                                  Office                                         --         5,073
190     Ames Plaza                                       Retail - Anchored                             750        12,960
191     Amoco                                            CTL                                            --            --
192     Shangrai-La                                      Multi-Family - Manufactured Housing            --            --
193     275 North Saguaro Drive                          Multi-Family - Manufactured Housing            --            --
194     Aspen Office Building                            Office                                      6,875         3,563
195     Angleton Mobile Home Park                        Multi-Family - Manufactured Housing            --            --

                Annual                       As of
              Deposit to     Current          Date
Control          TILC      Balance TILC     Reserve
  No.         Account ($)   Account ($)    Accounts
===================================================
177                  --            --       4/11/99
178              15,125         3,781       4/27/99
179                  --            --       4/27/99
180              30,000        40,000       4/27/99
181                  --            --       4/27/99
182                  --            --       4/11/99
183                  --            --        5/5/99
184              16,305         8,179        5/5/99
185              12,000         4,000        5/5/99
186                  --        25,000       4/27/99
187              11,268         4,714        5/5/99
188              12,000            --       4/27/99
189              25,366       211,620        5/5/99
190               7,376         1,229       4/27/99
191                  --            --       4/27/99
192                  --            --       4/11/99
193                  --            --       4/11/99
194               9,996         1,666       4/27/99
195                  --            --       4/11/99

                                                                     Annex A-4-1

Lehman Brothers Commercial Mortgage Trust 99 - C1

ITALICS indicate mortgage loans secured by multiple properties.

                                                                         Cut-Off
Control                                                                    Date
No.    Property Name                               County              Balance ($)  Utilities Paid by Tenant
====================================================================================================================================
 19    Casa Del Monte                              Palm Beach           15,741,509  Electricity
 23    Pleasure Cove and Plantation Manor          St. Lucie            12,968,214  Electricity
 25    Westheimer Park/ Terrace Apartments         Harris               11,385,399  Electricity
 27    San Felipe Court Apartments                 Harris               11,130,676  Electricity
 29    Hickory Hills- MHP                          Northampton          10,368,401  None
 30    Indian Springs Apartments                   St. Joseph            9,987,387  None
 31    Cypress Parke Apartments                    Harris                9,168,088  None
 34    Sierra Vista Apartments                     Maricopa              8,836,455  Cable
 38    Birnam Wood Apartments                      Allegheny             8,305,516  Electricity, Heat
 41    Post Oak Apartments                         Cleveland             7,989,754  None
 44    Normandy Square Apartments                  Saginaw               7,890,363  Electricity
 46    Camelot Arms Apartments                     Cumberland            7,285,730  Water, Sewer, Electricity, Heat
 50    Hampton Woods Apartments                    Cleveland             6,691,419  Water
 55    9797 S. Frontage Rd.                        Yuma                  5,970,782  Electricity (long-term tenants)
 62    Village at Loch Katrine Apartments          Harris                5,457,828  None
 64    The Hills Apartments                        Tarrant               5,084,744  None
 66    Vineyard Apartments                         Stanislaus            4,993,629  None
 72    Ridgegate Apartments                        Dallas                4,594,793  None
 79    Madison Woods Apartments                    Sacramento            4,294,493  Water, Sewer, Trash, Electricity
 85    Magnolia Station Apartments                 Dallas                3,998,119  None
 87    Sagetree Village                            Los Angeles           3,948,820  Electric, Water, Sewer, Cable, Trash
 98    Cascade Park Apartments                     District of Colombia  3,514,040  Electricity, Cable
100    Blue Garden Apartments                      Wayne                 3,374,783  Electricity, Cable
109    Royal Orleans Apartments                    Dallas                2,990,675  Electricity, Cable
117    Autumnwood                                  Allen                 2,791,442  Electricity, Cable
118    Camelot Manufactured Housing Community      Nicollet              2,790,060  Electricity, Cable
123    Brendonwood Park Apartments                 Allen                 2,592,053  Electricity, Cable
129    Mountain Springs Mobile Home Estates        Riverside             2,468,013  Water, Sewer, Trash
130    Forest Grove                                Sedgwick              2,445,684  Electricity, Heat, Cable
132    Hampton Hills Apartments                    Tarrant               2,440,804  None
133    Wynforest Apartments                        Cobb                  2,392,385  None
142    849 Delaware Avenue                         Erie                  2,197,392  None
143    Willow Wood Apartments                      Polk                  2,191,752  Electricity, Cable
147    Riverview Commons MHC                       Chittenden            2,078,208  Electricity, Cable
150    5575 E. Winnemucca Blvd.                    Humboldt              1,995,700  Electricity
153    Santiago Creek MHP                          Kern                  1,986,364  Water, Electric, Gas, Cable
155    Countryside Estates Manufactured Home Park  Union                 1,912,124  Sewer, Water
167    Sylmar Mobile Home Park                     Weld                  1,597,614  Electricity

170    Michigan MHP Portfolio                      Allegan               1,537,421  None
170a   Country Meadows (Kostishak)                 Allegan                          None
170b   Maple Knoll (Kostishak)                     Eaton                            None

176    Twin Lakes Mobile Home Estates              Shasta                1,370,772  Electricity, Gas, Water, Trash, Telephone, Cable
177    Northbrook Estates                          Allegan               1,363,662  Electricity
179    Lexington Place Apartments                  Sumter                1,323,400  Water, Sewer
182    Lincoln Park Mobile Home Village            Wayne                 1,238,687  Water, Sewer, Electricity (Cable not available)

                  Avg                Avg                Avg                 Avg               Avg                Avg
                 Rent               Rent              Rent 1              Rent 2            Rent 3             Rent 4
Control          Pads              Studios              Bed                 Bed               Bed                Bed      Number of
No.      Pads      $     Studios      $      1 Bed       $      2 Bed        $      3 Bed      $       4 Bed      $       Elevators
===================================================================================================================================
 19       624     366
 23       585     311
 25                                           341       465      150        616
 27                                           193       593      121        712      10      1,119
 29       352     345
 30                                           272       433      240        515      56        648
 31                                           186       436      126        575      33        719
 34                                            21       587      207        685
 38                        20        367      170       489      147        597
 41                        48        375      144       415      112        541
 44                                            66       463      190        580
 46                         1        365       24       405      240        518
 50                                           128       368      120        483
 55     1,083     365
 62                                            96       435      120        537
 64                                           168       350       80        494      16        650
 66                                           108       429       96        522       8        553
 72                                           254       376       24        518
 79                                             8       560       96        604      12        685
 85                                            70       923
 87       330     299
 98                         2        490       40       571       37        678      29        965      24      1,169
100                                           120       500       52        570
109                                            30       450      104        568
117                                            93       301      117        395
118       230     205
123                                           148       295       63        398
129       193     300
130                        10        330       62       375       60        470
132                                            64       395       44        543      36        650
133                                            56       500       36        570
142                                            24       826       24        998                                              2
143                                            27       366       93        410
147       148     264
150       151     300      77        200
153       117     298
155       161     260
167        94     245

170       113     239
170a       63     235
170b       50     245

176       182     271
177       102     230
179                                            18       450       18        550
182       178     260

                                                                     Annex A-4-2

                                                                         Cut-Off
Control                                                                    Date
No.    Property Name                               County              Balance ($)  Utilities Paid by Tenant
====================================================================================================================================
192    Shangrai-La                                 Allegan                 849,131  Electricity, Cable
193    275 North Saguaro Drive                     Pinal                   848,518  Gas, Water, Sewer, Trash
195    Angleton Mobile Home Park                   Brazoria                795,220  Water, Sewer, Trash

                  Avg                Avg                Avg                 Avg               Avg                Avg
                 Rent               Rent              Rent 1              Rent 2            Rent 3             Rent 4
Control          Pads              Studios              Bed                 Bed               Bed                Bed      Number of
No.      Pads      $     Studios      $      1 Bed       $      2 Bed        $      3 Bed      $       4 Bed      $       Elevators
===================================================================================================================================
192        66     230
193        76     213       1        400        1       563
195       250     110

                                     Annex B
                          LB Commercial Mortgage Trust
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

                                 $1,477,362,000

                                 (Approximate)
                              Offered Certificates

                               [GRAPHIC OMITTED]

                                LEHMAN BROTHERS

                              MERRILL LYNCH & CO.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                          LB Commercial Mortgage Trust
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

                Credit
               Support
                         -------------------------------------
                                      Class A-1
                23.75%   -------------------------------------
                                      Class A-2
                         -------------------------------------
                18.00%                 Class B
                         -------------------------------------
                12.50%                 Class C
                         -------------------------------------
                 8.50%                 Class D
                         -------------------------------------
                 6.50%                 Class E
                         -------------------------------------
                 5.25%                 Class F                      Class X
                         -------------------------------------
                 3.40%                 Class G
                         -------------------------------------
                 2.75%                 Class H
                         -------------------------------------
                 1.30%                 Class J
                         -------------------------------------
                 0.80%                 Class K
                         -------------------------------------
                 0.65%                 Class L
                         -------------------------------------
                 N/A                   Class M
                         -------------------------------------

======================================================================================================
                                                                   Avg
            Original                                              Life(2)    Principal       Legal
Class       Face ($)           Rating(1)  Description    Coupon   (years)    Window(2)       Status
------------------------------------------------------------------------------------------------------
A-1     $  402,000,000          Aaa/AAA     Fixed         6.4100%   5.50    07/99-08/07      Public
------------------------------------------------------------------------------------------------------
A-2        802,800,000          Aaa/AAA     Fixed         6.7800    9.57    08/07-04/09      Public
------------------------------------------------------------------------------------------------------
 X       1,580,066,326(3)       Aaa/AAA     WAC I/O       0.6927    8.93(4)    N/A          Public
------------------------------------------------------------------------------------------------------
 B          90,854,000          Aa2/AA      Fixed         6.9300    9.85    04/09-04/09      Public
------------------------------------------------------------------------------------------------------
 C          86,904,000           A2/A       Fixed         7.0200    9.92    04/09-05/09      Public
------------------------------------------------------------------------------------------------------
 D          63,202,000         Baa2/BBB     Fixed         7.0200    9.94    05/09-06/09      Public
------------------------------------------------------------------------------------------------------
 E          31,602,000         Baa3/BBB-    Fixed         7.0200   10.01    06/09-06/09      Public
------------------------------------------------------------------------------------------------------
 F          19,750,000            (5)       Fixed         6.4100   11.36    06/09-09/12   Private 144A
------------------------------------------------------------------------------------------------------
 G          29,232,000            (5)       Fixed         6.4100   13.83    09/12-06/13   Private 144A
------------------------------------------------------------------------------------------------------
 H          10,270,000            (5)       Fixed         6.4100   14.59    06/13-05/14   Private 144A
------------------------------------------------------------------------------------------------------
 J          22,911,000            (5)       Fixed         6.4100   15.35    05/14-08/16   Private 144A
------------------------------------------------------------------------------------------------------
 K           7,900,000            (5)       Fixed         6.4100   18.08    08/16-05/18   Private 144A
------------------------------------------------------------------------------------------------------
 L           2,370,000            (5)       Fixed         6.4100   18.93    05/18-05/18   Private 144A
------------------------------------------------------------------------------------------------------
 M          10,271,326            (5)       Fixed         6.4100   19.78    05/18-07/23   Private 144A
------------------------------------------------------------------------------------------------------
Total   $1,580,066,326            --         --            --       --         --            --
======================================================================================================

(1)   Ratings by Moody's and Duff & Phelps.
(2) Assuming among other things, 0% CPR, no losses and that ARD loans pay off on their Anticipated Repayment Date.
(3)   Represents notional amount on Class X.
(4)   Represents average life of notional amount of Class X.
(5)   Not offered hereby.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

  CERTAIN OFFERING POINTS

      o     Newly Originated Collateral. The collateral consists of 195 Mortgage
                  Loans with a principal balance (as of the Cut-off Date) of approximately $1.58 billion. All the Mortgage Loans were originated by affiliates of Lehman Brothers or its approved conduit originators.

      o     Call Protection. 100% of the Mortgage Loans contain call protection provisions. As of the Cut-off Date, 99.08% of the Mortgage Loans provide for initial lockout period. The weighted average lockout and defeasance period for all loans is 117 months. The Mortgage Loans are generally prepayable without penalty between zero to three months from Mortgage Loan maturity or Anticipated Repayment Date ("ARD"), with a weighted average open period of 1 month.

      o     Weighted average lock-out and treasury defeasance of 9.75 years.

      o     No loan delinquent 30 days or more as of the Cut-off Date.

      o     $8,102,904 average loan balance as of the Cut-off Date.

      o 1.55x Weighted Average Debt Service Coverage Ratio ("DSCR") as of the Cut-off Date.(1)

      o     63.1% Weighted Average Loan to Value ("LTV") as of the Cut-off
            Date.(1)

      o     54.4% Weighted Average Loan to Value ("LTV") at Balloon.(2)

      o     Property Type Diversification. 42.6% Retail (49.9% Anchored, 24.5%
                  Super Regional Mall, 14.5% Regional Mall, and 11.2% Unanchored), 22.3% Office, 13.7% Multifamily, 13.2% Hotel, 3.5% Industrial/Warehouse, 3.2% Credit Tenant Lease ("CTL"), 0.8% Self Storage, 0.7% Other.

      o     Geographic Distribution. The properties are distributed throughout
                  38 states, Washington D.C. (0.2%) and Puerto Rico (1.0%). California (15.1%); New York (12.4%); Oklahoma (11.5%); Texas (7.8%); Michigan (6.5%); Florida (5.7%), all other states less than 5% each.

      o     Monthly Investor Reporting. Updated collateral summary information will be part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy information to the extent delivered by borrowers, will be available to Certificate- holders.

      o     Cash Flows will be Modeled on BLOOMBERG.

(Except as otherwise indicated, percentages (%) represent the principal amount of loan or loans as of the Cut-off Date (as to each loan the "Cut-off Date Balance") compared to aggregate pool balance as of the Cut-off Date (the "Initial Pool Balance"); weighted averages are weighted using Cut-off Date Balance; loans with properties in multiple states have been allocated to certain states based upon "allocated loan amounts" or appraisal amount if the loan did not have allocated loan amounts.)

(1) Weighted Averages for Cut-off Date LTV and DSC Ratio do not include Credit Tenant Lease Loans.

(2)   Calculated only with respect to Balloon Loans and ARD Loans.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                       PRIORITY AND TIMING OF CASH FLOWS*

                                [GRAPHIC OMITTED]

                        *Assuming 0% Cpr and No Losses

Rating Agencies:        Moody's Investor Services, Inc. and Duff & Phelps Credit
                        Rating Co.

Trustee:                Norwest Minnesota Bank, National Association

Master Servicer:        First Union National Bank

Special Servicer:       GMAC Commercial Mortgage Corporation

Co-manager:             Merrill Lynch

Closing Date:           On or about June 10, 1999.

Cut-off Date:           June 1, 1999 (or for loans with due dates other than the
                        first, their due date).

ERISA: Classes A-1, A-2, and X are expected to be eligible for Lehman's individual prohibited transaction exemption.

SMMEA: Classes A-1, A-2, B and X are "mortgage related securities" for purposes of SMMEA.

Payment: Pays on 15th of each month or, if such date is not a business day, then the following business day, commencing July 15, 1999.

Class X: The Class X is comprised of multiple components, one relating to each class of Principal Balance Certificates.

Optional Call:          1% Clean-up Call.

Mortgage Loans:         The mortgage loans were originated by an affiliate of
                        Lehman Brothers, or its approved conduit originators. As of the Cut-off Date, the Mortgage Loans have a weighted average coupon ("WAC") of 7.477% and a remaining weighted average maturity ("WAM") of 117 months
                        (assuming that the ARD loans mature on their ARD date).
                        See the Collateral Overview Tables at the end of this memo for more Mortgage Loan details.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

            See Collateral Overview Tables at the end of this memo for more Mortgage Loan details.

Credit Enhancement:     Credit enhancement for each class of Certificates will
                        be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

 Distributions:         Principal and interest payments will generally be made
                        to Certificateholders in the following order:
                           1)    Interest to the A Classes and X Class pro rata,
                           2) Principal to the A-1 Class until all Class A-1 Certificates are retired,
                           3) After the A-1 Class is retired Principal to the Class A-2 until all Class A-2 Certificates are retired,
                           4) Interest to Class B, then Principal to Class B until such Class is retired,
                           5) Interest to Class C, then Principal to Class C until such Class is retired,
                           6) Interest to Class D, then Principal to Class D until such Class is retired,
                           7) Interest to Class E, then Principal to Class E until such Class is retired,
                           8) Interest and Principal to the Private Classes, sequentially.
                           Principal pro rata if Classes B through M are retired.

Realized Losses:        Realized Losses from any Mortgage Loan will be allocated
                        in reverse sequential order (i.e. Classes M, L, K, J, H,
                        G, F, E, D, C and B, in that order). If Classes B through M have been retired by losses, Realized Losses shall be applied to the then existing A Classes pro-rata.

Appraisal
Reductions:             With respect to certain specially serviced Mortgage
                        Loans as to which an appraisal is required; (including any Mortgage Loan that becomes 60 days delinquent), an Appraisal Reduction Amount may be created, generally in the amount, if any, by which the Stated Principal
                        Balance of such Mortgage Loan, together with unadvanced interest, unreimbursed P&I advances and certain other items, exceeds 90% of the appraised value of the related
                        Mortgaged Property. The Appraisal Reduction Amount will reduce proportionately the interest portion of any P&I
                        Advance for such loan, which reduction may result in a shortfall of interest to the most subordinate class of Principal Balance Certificates outstanding. The
                        Appraisal Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for twelve months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be paid from amounts recovered from the related borrower.

Minimum Denominations:

                                    Minimum         Increments
         Classes                  Denomination      Thereafter        Delivery
--------------------------------------------------------------------------------
   A-1, A-2, B, C, D, and E          $10,000             $1              DTC
--------------------------------------------------------------------------------
            X                       $250,000             $1              DTC

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Prepayment Premiums*

============================================================================================================================
 Prepayment
  Premium        6/1/99   6/1/00   6/1/01   6/1/02   6/1/03   6/1/04   6/1/05   6/1/06   6/1/07   6/1/08   6/1/09   6/1/10
----------------------------------------------------------------------------------------------------------------------------
 Lock-out/Def.    99.08%   99.08%   99.08%   98.02%   97.78%   97.93%   97.93%   97.73%   95.56%   93.73%   88.46%   88.52%
----------------------------------------------------------------------------------------------------------------------------
     YM            0.92%    0.92%    0.92%    1.98%    1.98%    2.07%    2.07%    1.62%    1.62%    1.07%   11.54%   11.48%
============================================================================================================================
 Sub Total:       100.0%   100.0%   100.0%   100.0%   99.77%   100.0%   100.0%   99.35%   97.17%   94.80%   100.0%   100.0%
============================================================================================================================

============================================================================================================================
     5%              -        -        -        -       -         -        -       -        -        -        -         -
----------------------------------------------------------------------------------------------------------------------------
     4%              -        -        -        -       -         -        -       -        -        -        -         -
----------------------------------------------------------------------------------------------------------------------------
     3%              -        -        -        -       -         -        -       -        -        -        -         -
----------------------------------------------------------------------------------------------------------------------------
     2%              -        -        -        -       -         -        -      0.65%     -        -        -         -
----------------------------------------------------------------------------------------------------------------------------
     1%              -        -        -        -       -         -        -       -        -        -        -         -
----------------------------------------------------------------------------------------------------------------------------
    Open             -        -        -        -      0.23%      -        -       -       2.83%    5.20%     -         -
============================================================================================================================
   Total:         100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%  100.0%    100.0%
============================================================================================================================

* % represents % of then outstanding balance as of the date shown.

OPEN PREPAYMENT PERIOD AT END OF LOAN (i.e. Prior to Maturity Date or ARD, as applicable):

================================================================================
Open Period at End                                            % of Initial
    Of Loan*                      Number of Loans             Pool Balance
================================================================================
None                                     71                       50.0%
--------------------------------------------------------------------------------
1 Month                                  39                       12.5%
--------------------------------------------------------------------------------
2 Months                                  2                       10.3%
--------------------------------------------------------------------------------
3 Months                                 76                       23.6%
--------------------------------------------------------------------------------
6 Months                                  6                        3.0%
--------------------------------------------------------------------------------
12 Months                                 1                        0.6%
================================================================================
Total:                                  195                     100.00%
================================================================================
            * Weighted average open period at end of loan is 1 month.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

CREDIT TENANT LEASE LOANS:
                        Credit Tenant Lease Loans are secured by mortgages on properties which are leased (each a "Credit Tenant Lease") to a tenant which possesses (or whose parent or other affiliate which guarantees the lease obligation possesses) the rating indicated in the following table. Scheduled monthly rent payments under the Credit Tenant Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Tenant Lease Loans.

                        The Credit Tenant Lease Loans generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Credit Tenant Lease property and that, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property:

                            (i) the Tenant is obligated to continue making payments;
                            (ii) the Tenant must make an offer to purchase the applicable property subject to the Credit Tenant Lease for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Tenant Lease Loan; or
                            (iii) the Trustee on behalf of the Certificate
                                  holders will have the benefit of certain non-cancelable credit lease enhancement policies obtained to cover certain casualty and/or condemnation risks.

                        Approximately 3.2% of the Mortgage Loans are Credit Tenant Lease Loans.

CREDIT TENANT LEASE LOANS:

 ===============================================================================
                                                                          Credit
                   Number of  Cut-off Date     Lease     Credit Rating    Rating
Tenant/Guarantor     Loans     Balance ($)    Type(4)      (Moody's)      (S&P)
================================================================================
   Eckerd (1)          5        $14,986,978    NN/NNN         A3           BBB+
--------------------------------------------------------------------------------
   CVS                 6          9,927,541      NN           A3            A
--------------------------------------------------------------------------------
   Kmart               2          8,375,876     NNN           Ba1          BB+
--------------------------------------------------------------------------------
   Bed, Bath &
   Beyond              1          4,809,593      B            NR         BBB-(2)
--------------------------------------------------------------------------------
   Rite Aid            2          3,927,320    NN/NNN        Baa1          BBB+
--------------------------------------------------------------------------------
   Walgreen            1          3,918,245      NN           Aa3         A+(2)
--------------------------------------------------------------------------------
   Winn Dixie          1          3,815,935     NNN          P2(3)        A2(3)
--------------------------------------------------------------------------------
   Amoco               1            972,782     NNN         Aa1(2)         AA+
================================================================================
   Total:             19        $50,734,269      --           --            --
================================================================================

(1) Based upon the rating of Eckerd's parent, JC Penney Corporation, although it has made no explicit guaranty of Eckerd's obligations.
(2)   Issuer Credit Rating.
(3)   Commercial paper rating.
(4) "NNN" means triple net lease; "NN" means double net lease; and "B" means bond-type lease.
The ratings shown in the foregoing table may be reduced or withdrawn at any time, and there can be no assurance that the assigning rating agency is not contemplating such action currently.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Reserves:

      The below table relates only to conventional Conduit loans and excludes all CTL loans as well as the loans originated by Lehman's Large Loan Program.

================================================================================
                            % of Conduit Loans    Current
                             w/Annual Escrows     Balance      Annual Deposit
--------------------------------------------------------------------------------
Replacement Reserves               94.22%       $3,081,288       $4,717,654
--------------------------------------------------------------------------------
Taxes                              98.90%       $5,185,738      $14,451,998
--------------------------------------------------------------------------------
Insurance                          91.55%       $2,078,020       $2,168,079
--------------------------------------------------------------------------------
TI & LC (Retail)                   81.75%       $1,884,498       $2,072,124
--------------------------------------------------------------------------------
TI & LC (Office)                   83.24%       $1,492,432       $1,616,407
--------------------------------------------------------------------------------
TI & LC (Industrial/Warehouse)    100.00%         $287,632         $396,869
================================================================================

CASH MANAGEMENT:  Mortgage Loans representing 95.3% of the Initial Pool Balance employ cash management systems.

          =======================================================
                                            Mortgage Pool
          -------------------------------------------------------
          Hard Lockbox             29.97% of Initial Pool Balance
          -------------------------------------------------------
          Springing Lockbox        65.33% of Initial Pool Balance
          -------------------------------------------------------
          N/A                       4.70% of Initial Pool Balance
          =======================================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

TOP FIVE
MORTGAGE LOANS:    There are 5 loans with a Cut-off Date principal
                   balance in excess of $50 million. The following table provides a summary of the 5 largest loans:

===================================================================================================================
 Mortgage         Property         # of      Cut-off Date               Term to     Amortization
   Loan             Type        Properties     Balance        Coupon      ARD          Term        DSCR      LTV
-------------------------------------------------------------------------------------------------------------------
  Starwood
  Financial-          Hotels        17       $154,954,659     7.438%      120          262         2.12x    46.1%
  Promus Loan
-------------------------------------------------------------------------------------------------------------------
  EAB Plaza           Office         1       $139,367,162     7.330%      120          300         1.79x    49.8%
-------------------------------------------------------------------------------------------------------------------
  Woodland            Super
  Hills            Regional Mall     1       $ 89,644,244     7.000%      120          360         1.67x    52.2%
-------------------------------------------------------------------------------------------------------------------
  Penn Square         Super
                   Regional Mall     1       $ 74,844,822     7.025%      120          360         1.67x    55.4%
-------------------------------------------------------------------------------------------------------------------
  Grand
  Central Mall     Regional Mall     1       $ 52,332,103     7.180%      120          360         1.54x    65.4%
===================================================================================================================
    Total /
Weighted Ave.:          --          21       $511,142,989     7.245%      120          314         1.82x    51.5%
===================================================================================================================

Starwood Financial-Promus Loan:

================================================================================
Cut-Off Date Balance:          $154,954,659
--------------------------------------------------------------------------------
Coupon:                        7.438%
--------------------------------------------------------------------------------
Term/Am:                       10 years/21 years and 10 months (co-terminous
                               with master lease to Promus Hotel Corporation.
--------------------------------------------------------------------------------
Sponsors:                      Starwood Financial Trust
--------------------------------------------------------------------------------
Flag:                          Double Tree and Red Lion
--------------------------------------------------------------------------------
Property:                      17 full and limited service hotels with a total
                               of 3,988 rooms master leased to Promus Hotel
                               Corporation (Baa2/BBB+)
--------------------------------------------------------------------------------
Location:                      California, Oregon, Washington, Colorado, Utah,
                               Idaho, and Montana.
--------------------------------------------------------------------------------
Value:                         $336.3 million
--------------------------------------------------------------------------------
LTV:                           46.1%
--------------------------------------------------------------------------------
DSCR:                          2.12x
--------------------------------------------------------------------------------
Lockbox:                       Hard lockbox for master lease payments
================================================================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

EAB Plaza:

================================================================================
Cut-Off Date Balance:          $139,367,162
--------------------------------------------------------------------------------
Coupon:                        7.330%
--------------------------------------------------------------------------------
Term/Am:                       10 years/25 year amortization schedule
--------------------------------------------------------------------------------
Sponsor:                       ABN-AMRO Bank, N.V. and The DeMatteis
                               Organization
--------------------------------------------------------------------------------
Property:                      Twin tower suburban office building, 64.9% leased
                               to ABN AMRO Bank, N.V.
--------------------------------------------------------------------------------
Size:                          1,083,511 square feet
--------------------------------------------------------------------------------
Location:                      Uniondale, New York
--------------------------------------------------------------------------------
Appraised Value:               $280 million
--------------------------------------------------------------------------------
LTV:                           49.8%
--------------------------------------------------------------------------------
DSCR:                          1.79x
--------------------------------------------------------------------------------
Lockbox:                       Hard lockbox
================================================================================

Woodland Hills:

================================================================================
Cut-Off Date Balance:          $89,644,244
--------------------------------------------------------------------------------
Coupon:                        7.000%
--------------------------------------------------------------------------------
Term/Am:                       10 years/30 years
--------------------------------------------------------------------------------
Sponsors:                      Urban Shopping Centers, Inc. and J.P. Morgan
                               Investment Management Inc.
--------------------------------------------------------------------------------
Anchors:                       Dillard's, Sears, Foley's, and JC Penney
--------------------------------------------------------------------------------
In-Line Sales:                 $378 per square foot
--------------------------------------------------------------------------------
Cost of Occupancy:             12.0%
--------------------------------------------------------------------------------
Property:                      1,093,514 square foot super-regional mall
--------------------------------------------------------------------------------
Location:                      Tulsa, Oklahoma
--------------------------------------------------------------------------------
Value:                         $171.6 million based upon December 1998 purchase
                               price
--------------------------------------------------------------------------------
LTV:                           52.2%
--------------------------------------------------------------------------------
DSCR:                          1.67x
--------------------------------------------------------------------------------
Lockbox:                       Springing lockbox based upon the maintenance of a
                               minimum 1.25x DSCR
================================================================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Penn Square Mall:

================================================================================
Cut-Off Date Balance:          $74,844,822
--------------------------------------------------------------------------------
Coupon:                        7.025%
--------------------------------------------------------------------------------
Term/Am:                       10 years/30 years
--------------------------------------------------------------------------------
Sponsor:                       Urban Shopping Centers, Inc.
--------------------------------------------------------------------------------
Anchors:                       Dillard's, Foley's, JC Penney and Montgomery Ward
--------------------------------------------------------------------------------
In-Line Sales:                 $398 per square foot
--------------------------------------------------------------------------------
Cost of Occupancy:             10.2%
--------------------------------------------------------------------------------
Property:                      1,074,994 super-regional mall
--------------------------------------------------------------------------------
Location:                      Oklahoma City, Oklahoma
--------------------------------------------------------------------------------
Appraised Value:               $135 million
--------------------------------------------------------------------------------
LTV:                           55.4%
--------------------------------------------------------------------------------
DSCR:                          1.67x
--------------------------------------------------------------------------------
Lockbox                        Springing lockbox based upon the maintenance of a
                               minimum 1.25x DSCR
================================================================================

Grand Central Mall:

================================================================================
Cut-Off Date Balance:          $52,332,103
--------------------------------------------------------------------------------
Coupon:                        7.180%
--------------------------------------------------------------------------------
Term/Am:                       10 years/30 years
--------------------------------------------------------------------------------
Sponsor:                       Glimcher Realty Trust
--------------------------------------------------------------------------------
Anchors:                       Sears, Elder Beerman, Proffitt's, JC Penney and
                               Phar-Mor
--------------------------------------------------------------------------------
In-Line Sales:                 $259 per square foot
--------------------------------------------------------------------------------
Cost of Occupancy:             12.6%
--------------------------------------------------------------------------------
Property:                      961,919 square foot regional mall
--------------------------------------------------------------------------------
Location:                      Parkersburg, West Virginia
--------------------------------------------------------------------------------
Appraised Value:               $80 million
--------------------------------------------------------------------------------
LTV:                           65.4%
--------------------------------------------------------------------------------
DSCR:                          1.54x
--------------------------------------------------------------------------------
Lockbox:                       Hard lockbox
================================================================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

ANTICIPATED REPAYMENT DATE LOANS:
                        Mortgage Loans representing 37.42% of the Initial Pool Balance provided that if the unamortized principal amount thereof is not repaid on a date (the "Anticipated Repayment Date") set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow generated by the Mortgaged Property (as determined in the related Mortgage) to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment on or after the Anticipated Repayment Date. For purposes of analysis and presentation, such loans are assumed to pay off at the ARD and are treated like balloon loans that mature on the ARD.

DETAILED MONTHLY INVESTOR REPORTING:
                        Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy data, to the extent delivered by the borrowers, will be available to Certificate holders through the Trustee. The following is a list of all the reports that will be available to Certificate holders:

   Name of Report              Description (information provided)
--------------------------------------------------------------------------------
1  Remittance Report    Principal and interest distributions, principal balances
--------------------------------------------------------------------------------
2  Mortgage Loan
   Status Report        Portfolio stratifications
--------------------------------------------------------------------------------
3  Comparative
   Financial
   Status Report        Revenue, NOI, DSCR to the extent available
--------------------------------------------------------------------------------
4  Delinquent Loan
   Status Report        Listing of delinquent mortgage loans
--------------------------------------------------------------------------------
5  Historical Loan
   Modification Report  Information on modified mortgage loans
--------------------------------------------------------------------------------
6  Historical Loss
   Estimate Report      Liquidation proceeds, expenses, and realized losses
--------------------------------------------------------------------------------
7  REO Status Report    NOI and value of REO
--------------------------------------------------------------------------------
8  Watch List           Listing of loans in jeopardy of becoming Specially
                        Serviced
--------------------------------------------------------------------------------
9  Loan Payoff          Listing of loans where borrower has requested a pay-off
   Notification Report  statement


ADVANCING:              The Master Servicer will be obligated to make advances
                        of scheduled principal and interest payments (excluding balloon payments and subject to reduction for Appraisal
                        Reduction Amounts) and certain servicing expenses
                        ("Advances"), to the extent that such Advances are deemed to be recoverable out of collections on the related loan. If the Master Servicer fails to make a required Advance, the Trustee will be obligated to make such advances.

CONTROLLING CLASS:      A majority of Certificate holders of the Controlling
                        Class, which will generally be the most subordinate class with a Certificate Balance outstanding that is at least 25% of the initial Certificate Balance of such Class will, subject to certain limitations, be entitled to replace the Special Servicer.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

SPECIAL SERVICER        The Pooling and Servicing Agreement will generally
FLEXIBILITY:            permit the Special Servicer to modify, waive or amend
                        any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard, that it is appropriate to do so and (b) among other things, such modification, waiver or amendment will not, subject to certain exceptions:

                            (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan;

                            (ii)    affect the obligation of the related
                                    borrower to pay a Prepayment Premium or
                                    Yield Maintenance Charge or permit a
                                    principal prepayment during the applicable
                                    Lockout Period;

                            (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment; or

                            (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

         GENERAL CHARACTERISTICS                          PROPERTY TYPES
==========================================       ===============================
                                                                   % of Initial
                                                      Property          Pool
       Characteristics                                 Types          Balance
==========================================       ===============================
    Initial Pool Balance    $1,580,066,327             Retail            42.57%
------------------------------------------       -------------------------------
       Number of Loans            195                  Office            22.33
------------------------------------------       -------------------------------
          Gross WAC              7.498%             Multifamily*         13.74
------------------------------------------       -------------------------------
        Original WAM          120 months               Hotel             13.17
------------------------------------------       -------------------------------
        Remaining WAM         117 months         Industrial/Warehouse     3.49
------------------------------------------       -------------------------------
      Avg. Loan Balance       $8,102,904                CTL               3.21
------------------------------------------       -------------------------------
          WA DSCR*               1.55x              Self Storage          0.79
------------------------------------------       -------------------------------
 WA Cut-off Date LTV Ratio*     63.08%                 Other              0.69
------------------------------------------       ===============================
    Balloon or ARD Loans        98.11%                 Total:           100.00%
==========================================       ===============================
*  Excludes CTL loans                            * Includes Manufactured Housing

                                                    DEAL SUMMARY BY PROPERTY TYPE
==============================================================================================================================
                                          % of       Average
                            Aggregate    Initial     Cut-off      Gross      Rem.      WA                   WA
                   # of   Cut-off Date    Pool        Date         WAC       WAC       LTV        WA     Occupancy     Balloon
Property Type     Loans    Balance ($)   Balance   Balance ($)     (%)       (mos)   Ratio(1)    DSCR(1) Rate(%)(2)       %
==============================================================================================================================
Retail              74    $672,633,433    42.6%    $9,089,641     7.498%     119      65.51%     1.46x     94.94%       99.58%
------------------------------------------------------------------------------------------------------------------------------
   Anchored         48    $335,338,131    21.2%    $6,986,211     7.686%     121      71.00%     1.35x     93.95%      100.00%
------------------------------------------------------------------------------------------------------------------------------
   Super Regn'l
   Mall             2     $164,489,065    10.4%    $82,244,533    7.011%     116      53.70%     1.67x     97.65%      100.00%
------------------------------------------------------------------------------------------------------------------------------
   Regional Mall    2      $97,332,103     6.2%    $48,666,052    7.282%     118      65.54%     1.57x     94.50%      100.00%
------------------------------------------------------------------------------------------------------------------------------
   Unanchored       22     $75,474,144     4.8%     $3,430,643    8.000%     122      66.80%     1.35x     93.98%       96.27%
------------------------------------------------------------------------------------------------------------------------------
Office              25    $352,995,338    22.3%    $14,111,814    7.379%     116      56.22%     1.68x     94.27%      100.00%
------------------------------------------------------------------------------------------------------------------------------
Multifamily         46    $217,178,025    13.7%     $4,721,261    7.454%     95       76.19%     1.29x     92.12%      100.00%
------------------------------------------------------------------------------------------------------------------------------
   Conventional     27    $145,348,804     9.2%     $5,383,289    7.466%     97       77.68%     1.27x     93.72%      100.00%
------------------------------------------------------------------------------------------------------------------------------
   Manuf'd
   Housing          19     $71,829,221     4.5%     $3,780,485    7.430%     90       73.16%     1.33x     88.89%      100.00%
------------------------------------------------------------------------------------------------------------------------------
Hotel               8     $208,108,820    13.2%    $26,013,602    7.721%     114      51.06%     1.94x       NAP       100.00%
------------------------------------------------------------------------------------------------------------------------------
   Full Service     5     $191,379,564    12.1%    $38,275,913    7.670%     115      49.49%     1.98x       NAP       100.00%
------------------------------------------------------------------------------------------------------------------------------
   Limited
   Service          3      $16,729,255     1.1%     $5,576,418    8.313%     107      69.02%     1.49x       NAP       100.00%
------------------------------------------------------------------------------------------------------------------------------
Industrial/W'hse    15     $55,199,415     3.5%     $3,679,961    7.797%     88       70.99%     1.31x     98.09%      100.00%
------------------------------------------------------------------------------------------------------------------------------
CTL                 19     $50,734,269     3.2%     $2,670,225    7.103%     233       NAP        NAP     100.00%       46.74%
------------------------------------------------------------------------------------------------------------------------------
Self Storage        5      $12,546,042     0.8%     $2,509,208    7.754%     86       67.62%     1.39x     83.66%      100.00%
------------------------------------------------------------------------------------------------------------------------------
Other(3)            3      $10,870,976     0.7%     $3,623,659    7.946%     116      57.99%     1.44x     94.85%      100.00%
==============================================================================================================================
Total / Avg /
Wtd.Avg:            195 $1,580,066,327   100.0%     $8,102,904    7.498%     117      63.08%     1.55x     94.53%       98.11%
==============================================================================================================================

(1)   Excludes credit tenant lease loans.
(2)   Excludes hotels.
(3)   Includes Office/Industrial, Office/Retail, and Mixed Use

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                       LOAN SIZE DISTRIBUTION
=================================================================
Cut-off Date Balance Ranges         # of           % of Initial
           ($)                      Loans          Pool Balance
=================================================================
    0.01-2,000,000                   47                4.40%
-----------------------------------------------------------------
 2,000,001-4,000,000                 64               11.72
-----------------------------------------------------------------
 4,000,001-6,000,000                 30                9.29
-----------------------------------------------------------------
 6,000,001-8,000,000                 14                6.25
-----------------------------------------------------------------
 8,000,001-10,000,000                11                6.06
-----------------------------------------------------------------
10,000,001-12,000,000                 5                3.46
-----------------------------------------------------------------
12,000,001-14,000,000                 4                3.26
-----------------------------------------------------------------
14,000,001-16,000,000                 3                2.92
-----------------------------------------------------------------
16,000,001-18,000,000                 1                1.12
-----------------------------------------------------------------
18,000,001-20,000,000                 1                1.22
-----------------------------------------------------------------
20,000,001-22,000,000                 1                1.36
-----------------------------------------------------------------
22,000,001-24,000,000                 2                2.90
-----------------------------------------------------------------
24,000,001-26,000,000                 3                4.78
-----------------------------------------------------------------
28,000,001-30,000,000                 2                3.67
-----------------------------------------------------------------
36,000,001-38,000,000                 1                2.40
-----------------------------------------------------------------
44,000,001-46,000,000                 1                2.85
-----------------------------------------------------------------
52,000,001-54,000,000                 1                3.31
-----------------------------------------------------------------
74,000,001-76,000,000                 1                4.74
-----------------------------------------------------------------
88,000,001-90,000,000                 1                5.67
-----------------------------------------------------------------
138,000,001-140,000,000               1                8.82
-----------------------------------------------------------------
154,000,001-156,000,000               1                9.81
=================================================================
      Total:                         195             100.00%
=================================================================
Min.: $795,220
Max.: $154,954,659
Avg.: $8,102,904

         GROSS RATE DISTRIBUTION
=========================================
Gross Rate Ranges  # of    % of Initial
       (%)         Loans   Pool Balance
=========================================
   6.251-6.500      1         0.06%
-----------------------------------------
   6.501-6.750      7         1.67
-----------------------------------------
   6.751-7.000     12         8.35
-----------------------------------------
   7.001-7.250     24        18.18
-----------------------------------------
   7.251-7.500     39        35.64
-----------------------------------------
   7.501-7.750     30        11.67
-----------------------------------------
   7.751-8.000     29        11.90
-----------------------------------------
   8.001-8.250     31         7.42
-----------------------------------------
   8.251-8.500     10         1.14
-----------------------------------------
   8.501-8.750      9         2.99
-----------------------------------------
   8.751-9.000      2         0.86
-----------------------------------------
   9.001-9.250      1         0.13
=========================================
     Total:        195      100.00%
=========================================

Min.: 6.500%
Max.: 9.085%
Wtd. Avg.: 7.498%

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

     REMAINING TERM TO MATURITY(1)
=========================================
              # of    % of Initial
Months        Loans    Pool Balance
=========================================
 49-60          12         4.37%
-----------------------------------------
 61-72           1         0.32
-----------------------------------------
 73-84          24         8.76
-----------------------------------------
97-108          13         5.03
-----------------------------------------
109-120         116       73.56
-----------------------------------------
157-168         4          2.29
-----------------------------------------
169-180         5          1.95
-----------------------------------------
205-216         1          0.09
-----------------------------------------
217-228         2          0.49
-----------------------------------------
229-240         15         2.66
-----------------------------------------
241-252         1          0.30
-----------------------------------------
289-300         1          0.18
=========================================
Total:          195      100.00%
=========================================
(1) Assumes ARD Loams payoff on their Anticipated Repayment Date

Min.: 50
Max.: 289
Wtd. Avg.: 117

     REMAINING AMORTIZATION TERM(1)
=========================================
              # of    % of Initial
Months        Loans    Pool Balance
=========================================
157-168         1         0.06%
-----------------------------------------
169-180         2         0.53
-----------------------------------------
205-216         1         0.09
-----------------------------------------
217-228         1         0.10
-----------------------------------------
229-240         9         1.08
-----------------------------------------
253-264         6        10.78
-----------------------------------------
265-276         3         1.26
-----------------------------------------
289-300         41       19.33
-----------------------------------------
313-324         2         1.04
-----------------------------------------
325-336         1         1.83
-----------------------------------------
337-348         12        4.32
-----------------------------------------
349-360         116      59.57
=========================================
 Total:         195      100.00%
=========================================
(1) Assumes ARD Loans payoff on their Anticipated Repayment Date

Min.: 162
Max.: 360
Wtd. Avg.: 329


  DEBT SERVICE COVERAGE RATIOS (DSCR)(1)
=========================================
Cut-off Date     # of      % of Initial
DSCR Ranges(x)   Loans     Pool Balance
=========================================
  1.20-1.24       20           7.74%
-----------------------------------------
  1.25-1.29       46          14.89
-----------------------------------------
  1.30-1.34       45          15.32
-----------------------------------------
  1.35-1.39       17           6.53
-----------------------------------------
  1.40-1.44       15           5.59
-----------------------------------------
  1.45-1.49       8            4.16
-----------------------------------------
  1.50-1.54       8            6.04
-----------------------------------------
  1.55-1.59       5            0.59
-----------------------------------------
  1.60-1.64       5            4.88
-----------------------------------------
  1.65-1.69       2           10.76
-----------------------------------------
  1.75-1.84       1            9.11
-----------------------------------------
  2.05-2.20       3           14.30
-----------------------------------------
  2.21-2.24       1            0.08
=========================================
   Total:        176         100.00%
=========================================
(1) Excludes CTL Loans

Min.: 1.20x
Max.: 2.25x
Wtd. Avg.: 1.55x

     LOAN TO VALUE RATIOS (LTV)(1)
=========================================
Cut-Off Date       # of    % of Initial
LTV Ranges (%)     Loans   Pool Balance
=========================================
 35.01-40.00         1          0.08%
-----------------------------------------
 40.01-45.00         4          0.69
-----------------------------------------
 45.01-50.00         6         23.59
-----------------------------------------
 50.01-55.00         4          6.30
-----------------------------------------
 55.01-60.00         9          9.98
-----------------------------------------
 60.01-65.00         16         8.22
-----------------------------------------
 65.01-70.00         33        15.24
-----------------------------------------
 70.01-75.00         52        16.84
-----------------------------------------
 75.01-80.00         51        19.07
=========================================
    Total:          176       100.00%
=========================================
(1) Excludes CTL Loans

Min.: 38.08%
Max.: 79.90%
Wtd. Avg.: 63.08%

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                OCCUPANCY RATES(1)
=================================================
Cut-off Date Occupancy     # of     % of Initial
      Ranges (%)           Loans    Pool Balance
=================================================
     40.1-45.0               1         0.44%
-------------------------------------------------
     60.1-65.0               3         0.45
-------------------------------------------------
     65.1-70.0               2         0.49
-------------------------------------------------
     70.1-75.0               1         0.06
-------------------------------------------------
     80.1-85.0               8         3.20
-------------------------------------------------
     85.1-90.0              15         5.78
-------------------------------------------------
     90.1-95.0              46        36.06
-------------------------------------------------
     95.1-100.0            111        53.53
=================================================
      Total                187       100.00%
=================================================
(1) Excluding Hotel Loans

Min.: 44.00%
Max.: 100.00%
Wtd. Avg.: 94.53%

        MATURITY DATE/ARD LOAN TO VALUE(1)
=================================================
Cut-off Date Occupancy     # of     % of Initial
      Ranges (%)           Loans    Pool Balance
=================================================
   30.01-35.00             4           10.39%
-------------------------------------------------
   35.01-40.00             4            0.69
-------------------------------------------------
   40.01-45.00             3           13.31
-------------------------------------------------
   45.01-50.00            10           15.32
-------------------------------------------------
   50.01-55.00            15            5.17
-------------------------------------------------
   55.01-60.00            32           19.34
-------------------------------------------------
   60.01-65.00            32            8.93
-------------------------------------------------
   65.01-70.00            46           15.50
-------------------------------------------------
   70.01-75.00            27           10.38
-------------------------------------------------
  75.01-80.00              2            0.96
=================================================
     Total               175          100.00%
=================================================
(1) Excluding CTL Loans

Min.: 30.18%
Max.: 76.15%
Wtd. Avg.: 54.43%

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                             GEOGRAPHIC DISTRIBUTION
=======================================    =====================================
                # of      % of Initial                    # of      % of Initial
   State     Properties   Pool Balance       State     Properties  Pool Balance
=======================================    =====================================
 California      32         15.14%          Puerto Rico      1          1.00%
--------------------------------------     -------------------------------------
  New York       11         12.39            Maryland        2          0.98
--------------------------------------     -------------------------------------
  Oklahoma        7         11.54             Oregon         6          0.93
--------------------------------------     -------------------------------------
   Texas         30          7.84            Minnesota       4          0.89
--------------------------------------     -------------------------------------
  Michigan       19          6.50            Tennessee       2          0.79
--------------------------------------     -------------------------------------
  Florida        17          5.72            Louisiana       4          0.76
--------------------------------------     -------------------------------------
  Illinois       10          4.46            Colorado        3          0.72
--------------------------------------     -------------------------------------
 Washington       4          3.58            Kentucky        1          0.36
--------------------------------------     -------------------------------------
West Virginia     1          3.31             Kansas         3          0.26
--------------------------------------     -------------------------------------
Pennsylvania      8          2.41          North Dakota      2          0.25
--------------------------------------     -------------------------------------
    Ohio         10          2.27           Connecticut      1          0.24
--------------------------------------     -------------------------------------
Massachusetts     2          2.22              Idaho         1          0.23
--------------------------------------     -------------------------------------
   Indiana       10          2.11          Washington D.C.   1          0.22
--------------------------------------     -------------------------------------
   Arizona        7          2.08           Mississippi      1          0.19
--------------------------------------     -------------------------------------
    Utah          1          1.98             Vermont        1          0.13
--------------------------------------     -------------------------------------
   Nevada         3          1.87             Alabama        1          0.11
--------------------------------------     -------------------------------------
  Virginia        7          1.48          South Carolina    1          0.11
--------------------------------------     -------------------------------------
   Hawaii         1          1.47             Montana        1          0.10
--------------------------------------     -------------------------------------
 North Carolina   7          1.15              Maine         1          0.06
--------------------------------------     =====================================
  New Jersey      4          1.08              Total:       233       100.00%
--------------------------------------     =====================================
   Georgia        5          1.06
=======================================

                         ===================================
                                              % of Initial
                            Loan Type         Pool Balance
                         ===================================
                            Balloon              60.69%
                         -----------------------------------
                         Fully Amortizing         1.89
                         -----------------------------------
                            ARD Loan             37.42
                         ===================================
                             Total:             100.00%
                         ===================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                                                     Annex C-1-1

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class A-1 Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)                 0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ----------------      ----------------       ----------------      ----------------       ----------------
                           CBE  Modified         CBE  Modified          CBE  Modified         CBE  Modified          CBE  Modified
                         Yield  Duration       Yield  Duration        Yield  Duration       Yield  Duration        Yield  Duration
                           (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)

        99.08           6.610%      4.41      6.610%      4.41       6.610%      4.41      6.610%      4.40       6.611%      4.37
        99.12           6.582%      4.41      6.582%      4.41       6.582%      4.41      6.582%      4.40       6.582%      4.38
        99.16           6.553%      4.41      6.553%      4.41       6.553%      4.41      6.553%      4.41       6.554%      4.38
        99.20           6.525%      4.42      6.525%      4.41       6.525%      4.41      6.525%      4.41       6.525%      4.38
        99.24           6.496%      4.42      6.496%      4.42       6.496%      4.41      6.496%      4.41       6.496%      4.38
        99.28           6.468%      4.42      6.468%      4.42       6.468%      4.42      6.468%      4.41       6.468%      4.38
       100.00           6.440%      4.42      6.440%      4.42       6.440%      4.42      6.440%      4.41       6.439%      4.39
       100.04           6.412%      4.42      6.412%      4.42       6.412%      4.42      6.412%      4.42       6.411%      4.39
       100.08           6.384%      4.43      6.383%      4.42       6.383%      4.42      6.383%      4.42       6.383%      4.39
       100.12           6.355%      4.43      6.355%      4.43       6.355%      4.42      6.355%      4.42       6.354%      4.39
       100.16           6.327%      4.43      6.327%      4.43       6.327%      4.43      6.327%      4.42       6.326%      4.39
       100.20           6.299%      4.43      6.299%      4.43       6.299%      4.43      6.299%      4.42       6.298%      4.40
       100.24           6.271%      4.43      6.271%      4.43       6.271%      4.43      6.271%      4.43       6.270%      4.40

Weighted  Average
    Life (yrs.)           5.50                  5.50                   5.49                  5.49                   5.44

First Principal
Payment Date         15-Jul-99             15-Jul-99              15-Jul-99             15-Jul-99              15-Jul-99

Last Principal
Payment Date       15-Aug-2007           15-Aug-2007            15-Aug-2007           15-Aug-2007            15-May-2007

Annex C-1-2

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class A-2 Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)                 0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ----------------      ----------------       ----------------      ----------------       ----------------
                           CBE  Modified         CBE  Modified          CBE  Modified         CBE  Modified          CBE  Modified
                         Yield  Duration       Yield  Duration        Yield  Duration       Yield  Duration        Yield  Duration
                           (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)
       100.08           6.802%      6.84      6.802%      6.84       6.802%      6.84      6.801%      6.84       6.801%      6.81
       100.12           6.783%      6.85      6.783%      6.84       6.783%      6.84      6.783%      6.84       6.783%      6.82
       100.16           6.765%      6.85      6.765%      6.85       6.765%      6.84      6.765%      6.84       6.765%      6.82
       100.20           6.747%      6.85      6.747%      6.85       6.747%      6.85      6.747%      6.84       6.747%      6.82
       100.24           6.729%      6.85      6.729%      6.85       6.729%      6.85      6.729%      6.85       6.728%      6.82
       100.28           6.711%      6.86      6.711%      6.85       6.711%      6.85      6.711%      6.85       6.710%      6.83
       101.00           6.693%      6.86      6.693%      6.86       6.693%      6.85      6.693%      6.85       6.692%      6.83
       101.04           6.675%      6.86      6.675%      6.86       6.675%      6.86      6.675%      6.85       6.674%      6.83
       101.08           6.657%      6.86      6.657%      6.86       6.657%      6.86      6.657%      6.86       6.656%      6.83
       101.12           6.639%      6.86      6.639%      6.86       6.639%      6.86      6.639%      6.86       6.638%      6.83
       101.16           6.621%      6.87      6.621%      6.87       6.621%      6.86      6.621%      6.86       6.620%      6.84
       101.20           6.603%      6.87      6.603%      6.87       6.603%      6.87      6.603%      6.86       6.602%      6.84
       101.24           6.585%      6.87      6.585%      6.87       6.585%      6.87      6.585%      6.87       6.584%      6.84

Weighted  Average
    Life (yrs.)           9.57                  9.56                   9.56                  9.55                   9.51

First Principal
Payment Date       15-Aug-2007           15-Aug-2007            15-Aug-2007           15-Aug-2007            15-May-2007

Last Principal
Payment Date       15-Apr-2009           15-Apr-2009            15-Apr-2009           15-Apr-2009            15-Mar-2009

                                                                     Annex C-1-3

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class B Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)                 0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ----------------      ----------------       ----------------      ----------------       ----------------
                           CBE  Modified         CBE  Modified          CBE  Modified         CBE  Modified          CBE  Modified
                         Yield  Duration       Yield  Duration        Yield  Duration       Yield  Duration        Yield  Duration
                           (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)
       100.08           6.956%      6.94      6.956%      6.94       6.956%      6.94      6.956%      6.94       6.956%      6.92
       100.12           6.938%      6.94      6.938%      6.94       6.938%      6.94      6.938%      6.94       6.938%      6.92
       100.16           6.920%      6.94      6.920%      6.94       6.920%      6.94      6.920%      6.94       6.920%      6.92
       100.20           6.902%      6.95      6.902%      6.95       6.902%      6.95      6.902%      6.95       6.902%      6.92
       100.24           6.885%      6.95      6.885%      6.95       6.885%      6.95      6.885%      6.95       6.884%      6.93
       100.28           6.867%      6.95      6.867%      6.95       6.867%      6.95      6.867%      6.95       6.866%      6.93
       101.00           6.849%      6.95      6.849%      6.95       6.849%      6.95      6.849%      6.95       6.848%      6.93
       101.04           6.831%      6.95      6.831%      6.95       6.831%      6.95      6.831%      6.95       6.831%      6.93
       101.08           6.813%      6.96      6.813%      6.96       6.813%      6.96      6.813%      6.96       6.813%      6.94
       101.12           6.796%      6.96      6.796%      6.96       6.796%      6.96      6.796%      6.96       6.795%      6.94
       101.16           6.778%      6.96      6.778%      6.96       6.778%      6.96      6.778%      6.96       6.777%      6.94
       101.20           6.760%      6.96      6.760%      6.96       6.760%      6.96      6.760%      6.96       6.760%      6.94
       101.24           6.743%      6.97      6.743%      6.97       6.743%      6.97      6.743%      6.97       6.742%      6.95

Weighted  Average
    Life (yrs.)           9.85                  9.85                   9.85                  9.85                   9.80

First Principal
Payment Date       15-Apr-2009           15-Apr-2009            15-Apr-2009           15-Apr-2009            15-Mar-2009

Last Principal
Payment Date       15-Apr-2009           15-Apr-2009            15-Apr-2009           15-Apr-2009            15-Apr-2009

Annex C-1-4

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class C Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)                 0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ----------------      ----------------       ----------------      ----------------       ----------------
                           CBE  Modified         CBE  Modified          CBE  Modified         CBE  Modified          CBE  Modified
                         Yield  Duration       Yield  Duration        Yield  Duration       Yield  Duration        Yield  Duration
                           (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)
        99.24           7.120%      6.93      7.120%      6.93       7.120%      6.93      7.120%      6.93       7.120%      6.91
        99.28           7.102%      6.93      7.102%      6.93       7.102%      6.93      7.102%      6.93       7.102%      6.91
       100.00           7.084%      6.94      7.084%      6.94       7.084%      6.93      7.084%      6.93       7.084%      6.91
       100.04           7.066%      6.94      7.066%      6.94       7.066%      6.94      7.066%      6.94       7.066%      6.92
       100.08           7.048%      6.94      7.048%      6.94       7.048%      6.94      7.048%      6.94       7.048%      6.92
       100.12           7.030%      6.94      7.030%      6.94       7.030%      6.94      7.030%      6.94       7.030%      6.92
       100.16           7.012%      6.95      7.012%      6.95       7.012%      6.94      7.012%      6.94       7.012%      6.92
       100.20           6.995%      6.95      6.995%      6.95       6.995%      6.95      6.995%      6.95       6.994%      6.93
       100.24           6.977%      6.95      6.977%      6.95       6.977%      6.95      6.977%      6.95       6.976%      6.93
       100.28           6.959%      6.95      6.959%      6.95       6.959%      6.95      6.959%      6.95       6.958%      6.93
       101.00           6.941%      6.96      6.941%      6.96       6.941%      6.95      6.941%      6.95       6.941%      6.93
       101.04           6.923%      6.96      6.923%      6.96       6.923%      6.96      6.923%      6.96       6.923%      6.94
       101.08           6.906%      6.96      6.906%      6.96       6.906%      6.96      6.906%      6.96       6.905%      6.94

Weighted  Average
    Life (yrs.)           9.92                  9.91                   9.91                  9.91                   9.87

First Principal
Payment Date       15-Apr-2009           15-Apr-2009            15-Apr-2009           15-Apr-2009            15-Apr-2009

Last Principal
Payment Date       15-May-2009           15-May-2009            15-May-2009           15-May-2009            15-May-2009

                                                                     Annex C-1-5

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class D Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)                 0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ----------------      ----------------       ----------------      ----------------       ----------------
                           CBE  Modified         CBE  Modified          CBE  Modified         CBE  Modified          CBE  Modified
                         Yield  Duration       Yield  Duration        Yield  Duration       Yield  Duration        Yield  Duration
                           (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)
        97.00           7.524%      6.88      7.524%      6.88       7.524%      6.88      7.524%      6.88       7.524%      6.88
        97.08           7.487%      6.89      7.487%      6.89       7.487%      6.89      7.487%      6.89       7.487%      6.89
        97.16           7.449%      6.89      7.449%      6.89       7.450%      6.89      7.450%      6.89       7.450%      6.89
        97.24           7.412%      6.90      7.412%      6.90       7.412%      6.90      7.412%      6.90       7.412%      6.90
        98.00           7.375%      6.91      7.375%      6.90       7.376%      6.90      7.376%      6.90       7.376%      6.90
        98.08           7.339%      6.91      7.339%      6.91       7.339%      6.91      7.339%      6.91       7.339%      6.91
        98.16           7.302%      6.92      7.302%      6.91       7.302%      6.91      7.302%      6.91       7.302%      6.91
        98.24           7.265%      6.92      7.265%      6.92       7.265%      6.92      7.265%      6.92       7.265%      6.92
        99.00           7.229%      6.93      7.229%      6.92       7.229%      6.92      7.229%      6.92       7.229%      6.92
        99.08           7.193%      6.93      7.193%      6.93       7.193%      6.93      7.193%      6.93       7.193%      6.93
        99.16           7.156%      6.94      7.156%      6.93       7.156%      6.93      7.156%      6.93       7.156%      6.93
        99.24           7.120%      6.94      7.120%      6.94       7.120%      6.94      7.120%      6.94       7.120%      6.94
       100.00           7.084%      6.95      7.084%      6.95       7.084%      6.94      7.084%      6.94       7.084%      6.94

Weighted  Average
    Life (yrs.)           9.94                  9.93                   9.93                  9.93                   9.93

First Principal
Payment Date       15-May-2009           15-May-2009            15-May-2009           15-May-2009            15-May-2009

Last Principal
Payment Date       15-Jun-2009           15-Jun-2009            15-May-2009           15-May-2009            15-May-2009

Annex C-1-6

   Weighted Average Life, First Principal Payment Date, Last Principal Payment Date, Pre-Tax Yield to Maturity and Modified Duration of Class E Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)                 0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ----------------      ----------------       ----------------      ----------------       ----------------
                           CBE  Modified         CBE  Modified          CBE  Modified         CBE  Modified          CBE  Modified
                         Yield  Duration       Yield  Duration        Yield  Duration       Yield  Duration        Yield  Duration
                           (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)         (%)    (yrs.)          (%)    (yrs.)
        91.12           8.391%      6.80      8.391%      6.80       8.391%      6.80      8.392%      6.79       8.398%      6.76
        91.20           8.351%      6.80      8.351%      6.80       8.351%      6.80      8.352%      6.80       8.358%      6.76
        91.28           8.311%      6.81      8.311%      6.81       8.311%      6.81      8.312%      6.80       8.318%      6.77
        92.04           8.271%      6.81      8.271%      6.81       8.271%      6.81      8.272%      6.81       8.278%      6.77
        92.12           8.232%      6.82      8.232%      6.82       8.232%      6.82      8.232%      6.81       8.238%      6.78
        92.20           8.192%      6.82      8.192%      6.82       8.192%      6.82      8.193%      6.82       8.198%      6.79
        92.28           8.153%      6.83      8.153%      6.83       8.153%      6.83      8.153%      6.83       8.159%      6.79
        93.04           8.113%      6.84      8.113%      6.84       8.113%      6.84      8.114%      6.83       8.119%      6.80
        93.12           8.074%      6.84      8.074%      6.84       8.074%      6.84      8.075%      6.84       8.080%      6.80
        93.20           8.035%      6.85      8.035%      6.85       8.035%      6.85      8.036%      6.84       8.040%      6.81
        93.28           7.996%      6.85      7.996%      6.85       7.996%      6.85      7.997%      6.85       8.001%      6.81
        94.04           7.958%      6.86      7.958%      6.86       7.958%      6.86      7.958%      6.85       7.962%      6.82
        94.12           7.919%      6.86      7.919%      6.86       7.919%      6.86      7.920%      6.86       7.924%      6.82

Weighted  Average
    Life (yrs.)          10.01                 10.01                  10.01                 10.00                   9.93

First Principal
Payment Date       15-Jun-2009           15-Jun-2009            15-May-2009           15-May-2009            15-May-2009

Last Principal
Payment Date       15-Jun-2009           15-Jun-2009            15-Jun-2009           15-Jun-2009            15-May-2009

                                                                     Annex C-1-7

   Weighted Average Life, First Principal Payment Date, Last Principal Payment
           Date, and Pre-Tax Yield to Maturity of Class X Certificates

    0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
--------------------------------------------------------------------------------

Price (32nds)           0% CPR               25% CPR                50% CPR               75% CPR               100% CPR
-------------           ------               -------                -------               -------               --------
                           CBE                   CBE                    CBE                   CBE                    CBE
                         Yield                 Yield                  Yield                 Yield                  Yield
                           (%)                   (%)                    (%)                   (%)                    (%)
         4.08          10.963%               10.957%                10.950%               10.939%                10.838%
         4.10          10.565%               10.559%                10.552%               10.540%                10.439%
         4.12          10.176%               10.170%                10.163%               10.151%                10.049%
         4.14           9.796%                9.790%                 9.783%                9.772%                 9.669%
         4.16           9.425%                9.419%                 9.412%                9.400%                 9.297%
         4.18           9.063%                9.057%                 9.049%                9.038%                 8.933%
         4.20           8.708%                8.702%                 8.695%                8.683%                 8.578%
         4.22           8.361%                8.355%                 8.348%                8.336%                 8.231%
         4.24           8.022%                8.016%                 8.008%                7.997%                 7.891%
         4.26           7.690%                7.684%                 7.676%                7.665%                 7.558%
         4.28           7.365%                7.359%                 7.351%                7.339%                 7.232%
         4.30           7.047%                7.041%                 7.033%                7.021%                 6.913%
         5.00           6.735%                6.729%                 6.721%                6.709%                 6.600%

Weighted  Average
    Life (yrs.)           8.93                  8.93                   8.93                  8.92                   8.88

First Principal
Payment Date         15-Jul-99             15-Jul-99              15-Jul-99             15-Jul-99              15-Jul-99

Last Principal
Payment Date       15-Jul-2023           15-Jul-2023            15-Jul-2023           15-Jul-2023            15-May-2023

                 (This page has been left blank intentionally.)

                                                                     Annex C-2-1

  Percentages of the Initial Certificate Balance of the Class A-1 Certificates

                                            0% CPR During LOP, YMP or Declining Premium -
                                                       Otherwise at Indicated CPR
                                      ----------------------------------------------------------
Distribution Date                     0% CPR      25% CPR      50% CPR      75% CPR     100% CPR
Closing Date .......................    100%         100%         100%         100%         100%
June 2000 ..........................      96           96           96           96           96
June 2001 ..........................      91           91           91           91           91
June 2002 ..........................      86           86           86           86           86
June 2003 ..........................      81           81           81           81           80
June 2004 ..........................      59           59           59           59           59
June 2005 ..........................      52           52           52           52           52
June 2006 ..........................      14           14           14           14           14
June 2007 ..........................       7            7            6            4            0
June 2008 and thereafter ...........       0            0            0            0            0

Weighted Average Life (in years) ...    5.50         5.50         5.49         5.49         5.44

Annex C-2-2

  Percentages of the Initial Certificate Balance of the Class A-2 Certificates

                                            0% CPR During LOP, YMP or Declining Premium -
                                                       Otherwise at Indicated CPR
                                      ----------------------------------------------------------
Distribution Date                     0% CPR      25% CPR      50% CPR      75% CPR     100% CPR
Closing Date .......................    100%         100%         100%         100%         100%
June 2000 ..........................     100          100          100          100          100
June 2001 ..........................     100          100          100          100          100
June 2002 ..........................     100          100          100          100          100
June 2003 ..........................     100          100          100          100          100
June 2004 ..........................     100          100          100          100          100
June 2005 ..........................     100          100          100          100          100
June 2006 ..........................     100          100          100          100          100
June 2007 ..........................     100          100          100          100           99
June 2008 ..........................      91           91           91           91           86
June 2009 and thereafter ...........       0            0            0            0            0

Weighted Average Life (in years) ...    9.57         9.56         9.56         9.55         9.51

                                                                     Annex C-2-3

   Percentages of the Initial Certificate Balance of the Class B Certificates

                                            0% CPR During LOP, YMP or Declining Premium -
                                                       Otherwise at Indicated CPR
                                      ----------------------------------------------------------
Distribution Date                     0% CPR      25% CPR      50% CPR      75% CPR     100% CPR
Closing Date .......................    100%         100%         100%         100%         100%
June 2000 ..........................     100          100          100          100          100
June 2001 ..........................     100          100          100          100          100
June 2002 ..........................     100          100          100          100          100
June 2003 ..........................     100          100          100          100          100
June 2004 ..........................     100          100          100          100          100
June 2005 ..........................     100          100          100          100          100
June 2006 ..........................     100          100          100          100          100
June 2007 ..........................     100          100          100          100          100
June 2008 ..........................     100          100          100          100          100
June 2009 and thereafter ...........       0            0            0            0            0

Weighted Average Life (in years) ...    9.85         9.85         9.85         9.85         9.80

Annex C-2-4

   Percentages of the Initial Certificate Balance of the Class C Certificates

                                            0% CPR During LOP, YMP or Declining Premium -
                                                       Otherwise at Indicated CPR
                                      ----------------------------------------------------------
Distribution Date                     0% CPR      25% CPR      50% CPR      75% CPR     100% CPR
Closing Date .......................    100%         100%         100%         100%         100%
June 2000 ..........................     100          100          100          100          100
June 2001 ..........................     100          100          100          100          100
June 2002 ..........................     100          100          100          100          100
June 2003 ..........................     100          100          100          100          100
June 2004 ..........................     100          100          100          100          100
June 2005 ..........................     100          100          100          100          100
June 2006 ..........................     100          100          100          100          100
June 2007 ..........................     100          100          100          100          100
June 2008 ..........................     100          100          100          100          100
June 2009 and thereafter ...........       0            0            0            0            0

Weighted Average Life (in years) ...    9.92         9.91         9.91         9.91         9.87

                                                                     Annex C-2-5

   Percentages of the Initial Certificate Balance of the Class D Certificates

                                            0% CPR During LOP, YMP or Declining Premium -
                                                       Otherwise at Indicated CPR
                                      ----------------------------------------------------------
Distribution Date                     0% CPR      25% CPR      50% CPR      75% CPR     100% CPR
Closing Date .......................    100%         100%         100%         100%         100%
June 2000 ..........................     100          100          100          100          100
June 2001 ..........................     100          100          100          100          100
June 2002 ..........................     100          100          100          100          100
June 2003 ..........................     100          100          100          100          100
June 2004 ..........................     100          100          100          100          100
June 2005 ..........................     100          100          100          100          100
June 2006 ..........................     100          100          100          100          100
June 2007 ..........................     100          100          100          100          100
June 2008 ..........................     100          100          100          100          100
June 2009 and thereafter ...........       0            0            0            0            0

Weighted Average Life (in years) ...    9.94         9.93         9.93         9.93         9.93

Annex C-2-6

   Percentages of the Initial Certificate Balance of the Class E Certificates

                                            0% CPR During LOP, YMP or Declining Premium -
                                                       Otherwise at Indicated CPR
                                      ----------------------------------------------------------
Distribution Date                     0% CPR      25% CPR      50% CPR      75% CPR     100% CPR
Closing Date .......................    100%         100%         100%         100%         100%
June 2000 ..........................     100          100          100          100          100
June 2001 ..........................     100          100          100          100          100
June 2002 ..........................     100          100          100          100          100
June 2003 ..........................     100          100          100          100          100
June 2004 ..........................     100          100          100          100          100
June 2005 ..........................     100          100          100          100          100
June 2006 ..........................     100          100          100          100          100
June 2007 ..........................     100          100          100          100          100
June 2008 ..........................     100          100          100          100          100
June 2009 and thereafter ...........       0            0            0            0            0

Weighted Average Life (in years) ...   10.01        10.01        10.01        10.00         9.93

Annex D

                   LB Commercial Mortgage Trust Series 1999-C1
                          DELINQUENT LOAN STATUS REPORT
                               as of ___________


====================================================================================================================================
                                                                          S62 or
           S4                         S55         S61     S57     S58      S63     P8      P7        P37       P39       P38
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            (a)       (b)       (c)       (d)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Other
                                  Short Name                               Sq Ft   Paid  Scheduled  Total P&I   Total    Advances
                                     (When      Property                    or     Thru    Loan      Advances  Expenses  (Taxes &
    Prospectus ID                 Appropriate)    Type     City   State    Units   Date   Balance     To Date   To Date   Escrow)
------------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
====================================================================================================================================
*     Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In
      Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be
      Determined etc...) It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod,
      BK/Mod, BK/FCL/DPO)
------------------------------------------------------------------------------------------------------------------------------------
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
------------------------------------------------------------------------------------------------------------------------------------
***   How to determine the cap rate is agreed upon by Underwriter and special servicer - to be provided by a third party.
------------------------------------------------------------------------------------------------------------------------------------


===================================================================================================================

           S4                                P25        P10       P11     P58    P54   P55     P81
-------------------------------------------------------------------------------------------------------------------
                                  (e)=a+b+c+d                                                           (f)=P38/P81
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Value
                                            Current   Current             LTM                 ***Cap       using
                                    Total   Monthly   Interest  Maturity  NOI    LTM   LTM     Rate         NOI &
    Prospectus ID                 Exposure    P&I      Rate       Date    Date   NOI   DSCR   Assigned    Cap Rate
-------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                  [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

                                                                         Annex E

                   LB Commercial Mortgage Trust Series 1999-C1
                      HISTORICAL LOAN MODIFICATION REPORT
                            as of _________________

=========================================================================================================================
    S4      S57     S58      P49                     P48       P7*            P7*          P50*
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


                                        Extension            Balance       Balance at
                             Mod /      per Docs            When Sent    the Effective                # Mths
Prospectus                 Extension       or       Effect  to Special      Date of                  for Rate
    ID      City   State     Flag       Servicer     Date    Servicer    Rehabilitation   Old Rate    Change
=========================================================================================================================
THIS REPORT IS HISTORICAL
-------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================
Total For All Loans:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
-------------------------------------------------------------------------------------------------------------------------

                                      # of Loans           $ Balance
-------------------------------------------------------------------------------------------------------------------------
Modifications:
-------------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
-------------------------------------------------------------------------------------------------------------------------
Total:
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=================================================================================================
    S4      P50*   P25*   P25*    P11*       P11*               P47
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                              Future
                                                                             Interest
                                                      Total #      (1)       Loss to
                                                      Mths for  Realized     Trust $
Prospectus  New    Old    New     Old        New      Change    Loss to       (Rate
    ID      Rate   P&I    P&I   Maturity   Maturity   of Mod    Trust $     Reduction)    COMMENT
=================================================================================================

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

=================================================================================================

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
*     The information in these columns is from a particular point in time and should not change on this report once assigned.
-------------------------------------------------------------------------------------------------
(1)   Actual principal loss taken by bonds
-------------------------------------------------------------------------------------------------
(2)   Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
-------------------------------------------------------------------------------------------------

                  [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

                                                                         Annex F

                   LB Commercial Mortgage Trust Series 1999-C1
        HISTORICAL LOSS ESTIMATE REPORT (RE0-SOLD or DISCOUNTED PAYOFF)
                            as of _________________

====================================================================================================================================
    S4          S55         S61       S57    S58      P45/P7       P75                           P45         P7          P37
------------------------------------------------------------------------------------------------------------------------------------
                                                     (c)=b/a       (a)                  (b)      (d)         (e)         (f)
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Latest
             Short Name                                          Appraisal    Effect            Net Amt                 Total
Prospectus     (When      Property                  % Received   or Brokers   Date of  Sales   Received    Scheduled     P&I
    ID      Appropriate)    Type     City   State   From Sale     Opinion      Sale    Price   from Sale    Balance    Advanced
====================================================================================================================================
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total all Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================
    S4      P39+P38
-----------------------------------------------------------------------------------------------------------------------------
              (g)         (h)     (i)=d-(f+g+h)   (k)=i-e                     (m)                    (n)=k+m       (o)=n/e
-----------------------------------------------------------------------------------------------------------------------------

                       Servicing                   Actual                     Minor                   Total         Loss %
Prospectus   Total       Fees                      Losses       Date Loss    Adj to    Minor Adj    Loss with    of Scheduled
    ID      Expenses    Expense   Net Proceeds   Passed thru   Passed thru    Trust   Passed thru   Adjustment      Balance
=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

                  [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

                                                                         Annex G

                   LB Commercial Mortgage Trust Series 1999-C1
                                REO STATUS REPORT
                                as of ___________


===========================================================================================================================
                                                                     S62 or
           S4                    S55         S61      S57     S58      S63        P7        P37       P39       P38
---------------------------------------------------------------------------------------------------------------------------
                                                                                  (a)       (b)       (c)       (d)
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Other
                             Short Name                               Sq Ft    Scheduled  Total P&I   Total    Advances
                                (When      Property                    or        Loan      Advances  Expenses  (Taxes &
    Prospectus ID            Appropriate)    Type     City   State    Units     Balance    To Date   To Date    Escrow)
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

=============================================================================================================================

           S4                       P25        P11     P58    P54    P81         P74                    P75
-----------------------------------------------------------------------------------------------------------------------------
                         (e)=a+b+c+d                          (k)    (j)                 (f)=(k/j)      (g)       (h)=(.92*g)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            Value     Appraisal      Loss
                                   Current             LTM    LTM     Cap                   using      BPO or      using 92%
                           Total   Monthly   Maturity  NOI    NOI/    Rate    Valuation     NOI &     Internal     Appr. or
    Prospectus ID        Exposure    P&I       Date    Date   DSC   Assigned     Date      Cap Rate    Value**      BPO (f)
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------

===============================================================================================================

           S4                             P35           P77       P82         P79
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

                                    Total Appraisal               REO        Pending
                         Estimated    Reduction      Transfer  Acquisition  Resolution
    Prospectus ID        Recovery %   Realized         Date       Date         Date      Comments
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------

                  [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

                                                                         Annex H

                   LB Commercial Mortgage Trust Series 1999-C1
                               SERVICER WATCH LIST
                                as of ___________

====================================================================================================================================
    S4          S55         S61       S57    S58       P7         P8       P11       P54
------------------------------------------------------------------------------------------------------------------------------------
             Short Name                             Scheduled    Paid
Prospectus     (When      Property                    Loan       Thru    Maturity    LTM          Comment / Reason on Watch List
    ID      Appropriate)    Type     City   State    Balance     Date      Date      DSCR
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:
------------------------------------------------------------------------------------------------------------------------------------
* LTM - Last 12 months either trailing or last annual
====================================================================================================================================

                  [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

                                                                         Annex I

                   LB Commercial Mortgage Trust Series 1999-C1
                       OPERATING STATEMENT ANALYSIS REPORT
                               as of _____________


 PROPERTY OVERVIEW
                                          ---------------
      LB Control Number
                                          -----------------------------
      Current Balance/Paid to Date
                                          ------------------------------------------------------------------------------------------
      Property Name
                                          ------------------------------------------------------------------------------------------
      Property Type
                                          ------------------------------------------------------------------------------------------
      Property Address, City, State
                                          ------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                          -----------------------------
      Year Built/Year Renovated
                                          ------------------------------------------------------------------
      Year of Operations                     Underwriting    1994          1995          1996       Trailing
                                          ------------------------------------------------------------------
      Occupancy Rate *
                                          ------------------------------------------------------------------
      Average Rental Rate
                                          ------------------------------------------------------------------

                                          * Occupancy rates are year end or the ending date of the financial statement for the period.

  INCOME:                                                                                        No. of Mos.
                                                                                               -------------
      Number of Mos.                                                  Prior Year   Current Yr.
                                          ------------------------------------------------------------------------------------------
      Period Ended                        Underwriting     1994          1995          1996    97 Trailing**   1996-Base   1996-1995
      Statement Classification              Base Line   Normalized    Normalized    Normalized  as of / /97     Variance    Variance
                                          ------------------------------------------------------------------------------------------
                                          ------------------------------------------------------------------------------------------
      Rental Income (Category 1)
                                          ------------------------------------------------------------------------------------------
      Rental Income (Category 2)
                                          ------------------------------------------------------------------------------------------
      Rental Income (Category 3)
                                          ------------------------------------------------------------------------------------------
      Pass Through/Escalations
                                          ------------------------------------------------------------------------------------------
      Other Income
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
   Effective Gross Income                     $0.00        $0.00        $0.00         $0.00        $0.00             %           %
                                          ------------------------------------------------------------------------------------------
                                          Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                          Servicer
                                          ** Servicer will not be expected to "Normalize" these YTD numbers.

  OPERATING EXPENSES:
                                          ------------------------------------------------------------------------------------------
      Real Estate Taxes
                                          ------------------------------------------------------------------------------------------
      Property Insurance
                                          ------------------------------------------------------------------------------------------
      Utilities
                                          ------------------------------------------------------------------------------------------
      General & Administration
                                          ------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                          ------------------------------------------------------------------------------------------
      Management Fees
                                          ------------------------------------------------------------------------------------------
      Payroll & Benefits Expense
                                          ------------------------------------------------------------------------------------------
      Advertising & Marketing
                                          ------------------------------------------------------------------------------------------
      Professional Fees
                                          ------------------------------------------------------------------------------------------
      Other Expenses
                                          ------------------------------------------------------------------------------------------
      Ground Rent
                                          ------------------------------------------------------------------------------------------
   Total Operating Expenses                   $0.00        $0.00        $0.00         $0.00        $0.00             %           %
                                          ------------------------------------------------------------------------------------------
   Operating Expense Ratio
                                          ------------------------------------------------------------------------------------------
   Net Operating Income                       $0.00        $0.00        $0.00         $0.00        $0.00
                                          ------------------------------------------------------------------------------------------
      Leasing Commissions
                                          ------------------------------------------------------------------------------------------
      Tenant Improvements
                                          ------------------------------------------------------------------------------------------
      Replacement Reserve
                                          ------------------------------------------------------------------------------------------
   Total Capital Items                        $0.00        $0.00        $0.00         $0.00        $0.00                       $0.00
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
   N.O.I. After Capital Items                 $0.00        $0.00        $0.00         $0.00        $0.00
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
Debt Service (per Servicer)                   $0.00        $0.00        $0.00         $0.00        $0.00
                                          ------------------------------------------------------------------------------------------
Cash Flow after debt service                  $0.00        $0.00        $0.00         $0.00        $0.00
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
DSCR: (NOI/Debt Service)
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
(1) DSCR: (after reserves\Cap exp.)
                                          ------------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
   Source of Financial Data:
                                          ------------------------------------------------------------------------------------------
                                          (ie. operating statements, financial statements, tax return, other)


Notes and Assumptions:
================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow
Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid
3) Medicare

Income: Comment

Expense: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report

                  [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

                   LB Commercial Mortgage Trust Series 1999-C1
                   Form of NOI ADJUSTMENT WORKSHEET for "year"           Annex J
                               as of _____________

 PROPERTY OVERVIEW
                                   --------
      LB Control Number
                                   ----------------------
      Current Balance/Paid to Date
                                   ---------------------------------------------
      Property Name
                                   ---------------------------------------------
      Property Type
                                   ---------------------------------------------
      Property Address, City, State
                                   ---------------------------------------------
      Net Rentable Square Feet
                                   ----------------------
      Year Built/Year Renovated
                                   ---------------------------------------
      Year of Operations           Borrower    Adjustment       Normalized
                                   ---------------------------------------
      Occupancy Rate *
                                   ---------------------------------------
      Average Rental Rate
                                   ---------------------------------------
                                   *Occupancy rates are year end or the ending
                                    date of the financial statement for the
                                    period.
  INCOME:
      Number of Mos.Annualized      "Year"
                                   ---------------------------------------------
      Period Ended                 Borrower        Adjustment         Normalized
      Statement Classification      Actual
                                   ---------------------------------------------
      Rental Income (Category 1)
                                   ---------------------------------------------
      Rental Income (Category 2)
                                   ---------------------------------------------
      Rental Income (Category 3)
                                   ---------------------------------------------
      Pass Throughs/Escalations
                                   ---------------------------------------------
      Other Income
                                   ---------------------------------------------

                                   ---------------------------------------------
   Effective Gross Income           $0.00            $0.00              $0.00
                                   ---------------------------------------------
                                   Normalized - Full year financial statements that have been reviewed by the Servicer.

  OPERATING EXPENSES:
                                   ---------------------------------------------
      Real Estate Taxes
                                   ---------------------------------------------
      Property Insurance
                                   ---------------------------------------------
      Utilities
                                   ---------------------------------------------
      General & Administration
                                   ---------------------------------------------
      Repairs and Maintenance
                                   ---------------------------------------------
      Management Fees
                                   ---------------------------------------------
      Payroll & Benefits Expense
                                   ---------------------------------------------
      Advertising & Marketing
                                   ---------------------------------------------
      Professional Fees
                                   ---------------------------------------------
      Other Expenses
                                   ---------------------------------------------
      Ground Rent
                                   ---------------------------------------------
   Total Operating Expenses         $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
   Operating Expense Ratio
                                   ---------------------------------------------

                                   ---------------------------------------------
   Net Operating Income             $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
      Leasing Commissions

      Tenant Improvements
                                   ---------------------------------------------
      Replacement Reserve
                                   ---------------------------------------------
   Total Capital Items              $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
   N.O.I. After Capital Items       $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
Debt Service (per Servicer)         $0.00        $0.00            $0.00
                                   ---------------------------------------------
Cash Flow after debt service        $0.00        $0.00            $0.00
                                   ---------------------------------------------

                                   ---------------------------------------------
(1)DSCR: (NOI/Debt Service)
                                   ---------------------------------------------

                                   ---------------------------------------------
DSCR: (after reserves\Cap exp.)
                                   ---------------------------------------------

                                   ---------------------------------------------
   Source of Financial Data:
                                   ---------------------------------------------
                                    (ie. operating statements, financial
                                    statements, tax return, other)

Notes and  Assumptions:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1) Used in the Comparative Financial Status Report

                  [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

                                                                         Annex K

                   LB Commercial Mortgage Trust Series 1999-C1
                      COMPARATIVE FINANCIAL STATUS REPORT
                             as of _______________

============================================================================================================================
      S4         S57     S58                   P7        P8      P57               S72          S69        S70    S65  S66
----------------------------------------------------------------------------------------------------------------------------
                                                                                       Original Underwriting
----------------------------------------------------------------------------------------------------------------------------
                                                                                             Information
----------------------------------------------------------------------------------------------------------------------------
                                                                                 Basis Year
----------------------------------------------------------------------------------------------------------------------------
                                  Last       Current                            Financial
                                Property    Allocated   Paid     Allocated        Info
                                 Inspect      Loan       Thru     Debt           as of           %        Total    %   (1)
Prospectus ID   City    State     Date       Amount     Date     Service          Date          Occ      Revenue  NOI  DSCR
----------------------------------------------------------------------------------------------------------------------------
                                 yy/mm                                            yy/mm
----------------------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
This report should reflect the information provded in the CSSA Property and Loan file
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Total:                                      $                    $                              WA       $        $    WA
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================

----------------------------------------------------------------------------------------------------------------------------
(1) DSCR should match to Operating Statement and is normally calculated using
    NOI / Debt Service.
----------------------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the underwriting year
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

================================================================================================================================
      S4             P65    P64    P59     P61    P63   P58      P57     P52    P54  P56     P72    P73     P66     P68     P70
--------------------------------------------------------------------------------------------------------------------------------
                  2nd Preceding Annual Operating        Preceding Annual Operating              Most Recent Financial
--------------------------------------------------------------------------------------------------------------------------------
                            Information                          Information                       Information
--------------------------------------------------------------------------------------------------------------------------------
                  as of _______            Normalized  as of _______            Normalized         Month Reported  Actual
--------------------------------------------------------------------------------------------------------------------------------
                  Financial                           Financial
                    Info                                Info                               FS     FS
                    as of     %   Total     $    (1)   as of    %    Total     $   (1)    Start  End     %   Total     $    (%)
Prospectus ID       Date    Occ  Revenue   NOI   DSCR   Date   Occ   Revenue  NOI  DSCR   Date   Date   Occ Revenue   NOI   DSCR
--------------------------------------------------------------------------------------------------------------------------------
                   yy/mm                               yy/mm                              yy/mm  yy/mm
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Total:                     WA   $         $     WA             WA   $        $    WA            WA          $        $      WA
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
(1) DSCR should match to Operating Statement and is normally calculated using
    NOI / Debt Service.
--------------------------------------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the underwriting year
--------------------------------------------------------------------------------------------------------------------------------

=============================================================
      S4                              (2)
-------------------------------------------------------------
                                       Net Change
-------------------------------------------------------------

-------------------------------------------------------------
                                       Preceding & Basis
-------------------------------------------------------------

                                                %
                                       %      Total    (1)
Prospectus ID                         Occ    Revenue   DSC
-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------
Total:                                WA      $         WA
-------------------------------------------------------------

-------------------------------------------------------------

=============================================================

-------------------------------------------------------------
(1)   DSCR should match to Operating Statement and is normally
      calculated using NOI / Debt Service.
-------------------------------------------------------------
(2)   Net change should compare the latest year to the
      underwriting year
-------------------------------------------------------------

-------------------------------------------------------------

                  [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

PROSPECTUS

                    STRUCTURED ASSET SECURITIES CORPORATION
                 MORTGAGE-BACKED SECURITIES, ISSUABLE IN SERIES

    This Prospectus relates to Collateralized Mortgage Obligations (the "Bonds") and Mortgage-Backed Certificates (the "Certificates," together with the Bonds, the "Securities") which may be issued from time to time in one or more series ("Series") under this Prospectus and the supplements hereto (each, a "Prospectus Supplement"). As specified in the related Prospectus Supplement, the Securities of each Series will be either Bonds issued pursuant to an Indenture and representing indebtedness of Structured Asset Securities Corporation (the "Company") or an owner trust (the "Owner Trust") established by it, or Certificates which will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Company as depositor pursuant to a Trust Agreement, as described herein. The issuer (the "Issuer") with respect to a Series of Bonds will be the Company or the Owner Trust established to issue such Bonds, and, with respect to a Series of Certificates, will be the Trust Fund established in respect of such Certificates. Capitalized terms not otherwise defined herein or the related Prospectus Supplement have the meanings specified in the Glossary attached hereto.

    The Securities will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and as described in the related Prospectus Supplement. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class ("PAC") Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities or another particular Class of Securities, if any, included in such Series of Securities. Zero Coupon Securities and Principal Only Securities will not accrue and will not be entitled to receive any interest. Payments or distributions of interest on each Class of Securities, other than Zero Coupon Securities, Principal Only Securities and Compound Interest Securities will be made on each Payment Date or Distribution Date as specified in the related Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Securities on a current basis until all Securities of the related Series having a Stated Maturity or Final Scheduled Distribution Date prior to the Stated Maturity or Final Scheduled Distribution Date of such Class of Compound Interest Securities have been paid in full or until such other date or period as may be specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. The amount of principal and interest available and payable on each Series on each Payment Date or Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on either a pro rata or a random lot basis among Securities of such Class, as specified in the related Prospectus Supplement Any Series may include one or more Classes of "Subordinate Securities," which are subordinated in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest, and may be allocated losses and shortfalls prior to the allocation thereof to all other Classes of Securities of such Series (the "Senior Securities"). Securities of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement.

    Each Series will be secured by or offer a beneficial interest in one or more types of mortgage assets ("Mortgage Assets") and other assets, including any reserve funds established with respect to such Series, insurance policies or other enhancement described in the related Prospectus Supplement. The Mortgage Assets may consist of a pool of multifamily or commercial mortgage loans or participation interests therein (collectively, "Mortgage Loans") and may include FHA Loans. Mortgage Assets may also consist of mortgage participations or pass-through certificates or collateralized mortgage obligations ("Private Mortgage-Backed Securities") issued with respect to or secured by a pool of Mortgage Loans. The Private Mortgage-Backed Securities and Mortgage Loans securing a Series will not be guaranteed or insured by any agency or instrumentality of the United States Government unless otherwise stated in the related Prospectus Supplement. Some Mortgage Loans comprising or underlying the Mortgage Assets may be delinquent or non-performing as specified in the related Prospectus Supplement. The Mortgage Assets securing a Series or comprising the Trust Fund may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. The Mortgage Loans underlying or comprising the Mortgage Assets may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loans. See "SECURITY FOR THE BONDS AND CERTIFICATES."

    Bonds of a Series constitute non-recourse obligations of the Issuer, and Certificates of a Series evidence an interest in the related Trust Fund only. Neither the Bonds or Certificates of a Series are insured or guaranteed by any governmental agency or instrumentality, by any person or entity affiliated with the Company or Issuer, or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity. The Issuer has no significant assets other than the Mortgage Assets and certain other assets pledged to secure the Bonds or in which the Certificates represent a beneficial interest. See "RISK FACTORS."

    An election may be made, with respect to any Series of Securities, to treat all or a specified portion of the assets securing such Series or comprising the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Securities is issued as a REMIC. If such an election is made, each Class of Securities of a Series will be either Regular Interest or Residual Interest, as specified in the related Prospectus Supplement. See "FEDERAL INCOME TAX CONSIDERATIONS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                                          LEHMAN BROTHERS
                                          May 26, 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
PROSPECTUS SUPPLEMENT......................................................................................           6
ADDITIONAL INFORMATION.....................................................................................           6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................           7
SUMMARY OF TERMS...........................................................................................           8
RISK FACTORS...............................................................................................          28
DESCRIPTION OF THE SECURITIES..............................................................................          35
      General..............................................................................................          35
      The Bonds--General...................................................................................          35
      The Certificates--General............................................................................          36
      Bearer Securities and Registered Securities..........................................................          37
      Book-Entry Registration..............................................................................          38
      Valuation of Mortgage Assets.........................................................................          39
      Payments or Distributions of Interest................................................................          40
      Payments or Distributions of Principal...............................................................          41
      Special Redemption...................................................................................          42
      Optional Redemption..................................................................................          43
      Mandatory Redemption.................................................................................          43
      Optional Termination.................................................................................          43
      Optional Repurchase of Certificates..................................................................          43
      Other Repurchases....................................................................................          43
YIELD AND PREPAYMENT CONSIDERATIONS........................................................................          44
      Timing of Payment or Distribution of Interest and Principal..........................................          44
      Principal Prepayments................................................................................          44
      Prepayments and Weighted Average Life................................................................          45
      Other Factors Affecting Weighted Average Life........................................................          46
SECURITY FOR THE BONDS AND CERTIFICATES....................................................................          48
      General..............................................................................................          48
      Mortgage Loans.......................................................................................          48
      Private Mortgage-Backed Securities...................................................................          52
      Substitution of Mortgage Assets......................................................................          54
      Collection Account...................................................................................          54
      Other Funds or Accounts..............................................................................          55
      Investment of Funds..................................................................................          55
      Guaranteed Investment Contract.......................................................................          55
      Enhancement..........................................................................................          55
SERVICING OF MORTGAGE LOANS................................................................................          56
      General..............................................................................................          56
      Collection Procedures................................................................................          57
      Payments on Mortgage Loans; Deposits to Custodial Accounts...........................................          57
      Advances.............................................................................................          58
      Maintenance of Insurance Policies and Other Servicing Procedures.....................................          58
      Enforcement of Due-On Sale Clauses...................................................................          59
      Modification; Waivers................................................................................          59
      Servicing Compensation and Payment of Expenses.......................................................          59
      Evidence as to Compliance............................................................................          60
      Certain Matters Regarding the Master Servicer and Special Servicer...................................          60

                                                                                                                PAGE
                                                                                                                -----
ENHANCEMENT................................................................................................          61
      General..............................................................................................          61
      Subordinate Securities...............................................................................          61
      Cross-Support Features...............................................................................          62
      Insurance on the Mortgage Loans......................................................................          62
      Letter of Credit.....................................................................................          62
      Bond Guarantee Insurance.............................................................................          63
      Reserve Funds........................................................................................          63
DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS.............................................................          63
      General..............................................................................................          64
      Hazard Insurance on the Mortgage Loans...............................................................          64
      FHA Insurance........................................................................................          65
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS....................................................................          65
      Mortgages............................................................................................          65
      Interest in Real Property............................................................................          65
      Junior Mortgages; Rights of Senior Mortgages or Beneficiaries........................................          65
      Foreclosure of Mortgage..............................................................................          67
      Leasehold Risks......................................................................................          69
      Rights of Redemption.................................................................................          70
      Environmental Matters................................................................................          70
      Certain Laws and Regulations.........................................................................          72
      Leases and Rents.....................................................................................          72
      Personalty...........................................................................................          73
      Anti-Deficiency Legislation and Other Limitations on Lenders.........................................          73
      Federal Bankruptcy and Other Laws Affecting Creditors' Rights........................................          73
      Due On-Sale Clauses in Mortgage Loans................................................................          75
      Enforceability of Prepayment and Late Payment Fees...................................................          76
      Equitable Limitations on Remedies....................................................................          76
      Applicability of Usury Laws..........................................................................          76
      Alternative Mortgage Instruments.....................................................................          77
      Secondary Financing; Due-On-Encumbrance Provisions...................................................          77
      Americans With Disabilities Act......................................................................          78
      Soldiers' and Sailors' Civil Relief Act of 1940......................................................          78
      Forfeitures in Drug and RICO Proceedings.............................................................          78
THE INDENTURE..............................................................................................          79
      Certain Covenants....................................................................................          79
      Modification of Indenture............................................................................          79
      Events of Default....................................................................................          80
      Authentication and Delivery of Bonds.................................................................          82
      Satisfaction and Discharge of the Indenture..........................................................          82
      Issuer's Annual Compliance Statement.................................................................          82
      List of Bondholders..................................................................................          83
      Meetings of Bondholders..............................................................................          83
      Fiscal Year..........................................................................................          83
      Trustee's Annual Report..............................................................................          83
      The Trustee..........................................................................................          83
THE TRUST AGREEMENT........................................................................................          84
      Assignment of Mortgage Assets........................................................................          84
      Repurchase of Non-Conforming Loans...................................................................          84
      Reports to Certificateholders........................................................................          85
      Event of Default.....................................................................................          86

                                                                                                                PAGE
                                                                                                                -----
      Rights Upon Event of Default.........................................................................          87
      The Trustee..........................................................................................          87
      Duties of the Trustee................................................................................          88
      Resignation of Trustee...............................................................................          88
      Amendment of Trust Agreement.........................................................................          88
      Voting Rights........................................................................................          89
      List of Certificateholders...........................................................................          89
      REMIC Administrator..................................................................................          89
      Termination..........................................................................................          89
THE ISSUER.................................................................................................          90
      The Company..........................................................................................          90
      Owner Trust..........................................................................................          90
      Administrator........................................................................................          91
USE OF PROCEEDS............................................................................................          91
LIMITATIONS ON ISSUANCE OF BEARER SECURITIES...............................................................          92
FEDERAL INCOME TAX CONSIDERATIONS..........................................................................          92
      General..............................................................................................          92
      Characterization of Securities.......................................................................          93
      Taxation of Regular Interest Securities..............................................................          94
      Sale or Exchange of Regular Interest Securities......................................................          98
      REMIC Expenses.......................................................................................          99
      Taxation of the REMIC................................................................................          99
      Taxation of Holders of Residual Interest Securities..................................................         101
      Excess Inclusion Income..............................................................................         102
      Restrictions on Ownership and Transfer of Residual Interest Securities...............................         102
      Administrative Matters...............................................................................         103
      Tax Status as a Grantor Trust........................................................................         103
      Miscellaneous Tax Aspects............................................................................         107
      Tax Treatment of Foreign Investors...................................................................         107
STATE AND LOCAL TAX CONSIDERATIONS.........................................................................         108
ERISA CONSIDERATIONS.......................................................................................         109
LEGAL INVESTMENT...........................................................................................         113
PLAN OF DISTRIBUTION.......................................................................................         115
LEGAL MATTERS..............................................................................................         116
GLOSSARY...................................................................................................         117

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) whether such Securities are Bonds or Certificates, (b) the initial aggregate principal amount, the Bond Interest Rate or Certificate Interest Rate (or method for determining it) and authorized denominations of each Class of such Series;
(c) certain information concerning the Primary Assets securing such Series or assets comprising the Trust Fund, including the principal amount, type and characteristics of the Primary Assets securing such Bonds or assets comprising the Trust Fund on the date of issue, and, if applicable, the amount of any Reserve Funds for such Series; (d) in the case of Mortgage Assets consisting in whole or in part of Private Mortgage-Backed Securities, information concerning the issuer thereof or sponsor thereof, the PMBS Trustee, the Master Servicer, if any, and the Underlying Collateral; (e) the circumstances, if any, under which the Securities of such Series are subject to redemption prior to maturity or repurchase prior to the Final Scheduled Distribution Date; (f) the Stated Maturity of each Class of Bonds or Final Scheduled Distribution Date of the Certificates; (g) the method used to calculate the aggregate amount of principal available and required to be applied to the Securities of such Series on each Payment Date or Distribution Date, as applicable, the timing of the application of principal and the order of priority of the application of such principal to the respective classes and the allocation of the principal to be so applied; (h) the extent of subordination of any Subordinate Securities; (i) the identity of each Class of Compound Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Subordinate Securities, Individual Investor Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities and Participating Securities included in such Series, if any, or such other type of Class of Securities; (j) the principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates, if the Mortgage Loans underlying or comprising the Mortgage Assets pledged as security for such Series or comprising the Trust Fund were prepaid at various assumed rates; (k) the Payment Dates or Distribution Dates, as applicable for the respective Classes; (l) the Assumed Reinvestment Rate, if any, and (if applicable) the percentage of Excess Cash Flow to be applied to payments of principal of the Series; (m) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Property underlying the Mortgage Assets, if applicable; (n) information with respect to any required Insurance Policies relating to any Mortgage Loans comprising Mortgage Assets or Underlying Collateral; (o) additional information with respect to any Enhancement, Guaranteed Investment Contract or other agreement relating to the Series; (p) the plan of distribution of such Series; and (q) whether the Securities are to be issuable in registered form or bearer form or both, and if bearer securities are issued, whether bearer securities may be exchanged for registered securities and the circumstances and places for such exchange, if permitted.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Issuer and Company do not intend to send any financial reports to holders of Securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, Structured Asset Securities Corporation, 200 Vesey Street, New York, New York 10285, telephone number (212) 526-5594.

                                SUMMARY OF TERMS

    The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the Trust Indenture (the "Trust Indenture") or Trust Agreement (the "Trust Agreement"), as applicable, and the supplemental or terms indenture or agreement with respect to such Series (the "Series Supplement") between the Company or a trust established by the Company and LaSalle National Bank, a national banking association, or Marine Midland Bank, N.A., a national banking association (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for the related Series), as trustee (the "Trustee") or a Trust and the Trustee (collectively, the Trust Indenture and any Series Supplement relating to Bonds are sometimes referred to as the "Indenture," and the Trust Agreement and any Series Supplement relating to Certificates are sometimes referred to as the "Trust Agreement").

SECURITIES OFFERED

A. THE BONDS........................  Collateralized Mortgage Obligations (the "Bonds").
                                      The Bonds may be issued from time to time in
                                      separately secured Series pursuant to the Indenture
                                      and a related Series Supplement. Each Series will
                                      consist of one or more Classes, one or more of which
                                      may be Classes of Compound Interest Securities,
                                      Planned Amortization Class ("PAC") Securities,
                                      Variable Interest Securities, Zero Coupon Securities,
                                      Principal Only Securities, Interest Only Securities,
                                      Participating Securities, Senior Securities or
                                      Subordinate Securities. Each Class may differ in,
                                      among other things, the amounts allocated to and the
                                      priority of principal and interest payments, maturity
                                      date, Payment Dates and Bond Interest Rate.
                                      Additionally, one or more Classes may consist of
                                      Subordinate Securities which are subordinated to
                                      other Classes of Bonds with respect to the right to
                                      receive payments of principal, interest, or both, and
                                      may be allocated losses and shortfalls prior to the
                                      allocation thereof to other Classes of Bonds under
                                      the circumstances and in such amounts as described
                                      herein and in the related Prospectus Supplement.
                                      Unless otherwise specified in the related Prospectus
                                      Supplement, the Bonds of each Class will be issued in
                                      fully registered form in the minimum denominations
                                      specified in the related Prospectus Supplement. If so
                                      specified in the related Prospectus Supplement, the
                                      Bonds or certain Classes of such Bonds offered
                                      thereby may be available in book-entry form only. The
                                      Bonds may be issued in registered form or bearer form
                                      with coupons attached. Bonds in bearer form will be
                                      offered only outside the United States to non-United
                                      States persons and to offices located outside the
                                      United States of certain United States financial
                                      institutions. See "DESCRIPTION OF THE SECURITIES--The
                                      Bonds-- General" and "ENHANCEMENT--Subordinate
                                      Securities."

B. THE CERTIFICATES.................  Mortgage-Backed Certificates (the "Certificates").
                                      The Certificates are issuable from time to time in
                                      separate Series pursuant to separate Trust Agreements
                                      and a related Series Supplement. Each Certificate of
                                      a Series will evidence a

                                      beneficial ownership interest in the Trust Fund for
                                      such Series. Each Series of Certificates will consist
                                      of one or more Classes of Certificates, one or more
                                      of which may be Classes of Compound Interest
                                      Securities, PAC Securities, Variable Interest
                                      Securities, Zero Coupon Securities, Principal Only
                                      Securities, Interest Only Securities, Participating
                                      Securities, Subordinate Securities or Senior
                                      Securities. If a Series consists of multiple Classes,
                                      the respective Classes may differ with respect to the
                                      amount, percentage and timing of distributions of
                                      principal, interest or both. Additionally, one or
                                      more Classes may consist of Subordinate Securities
                                      which are subordinated to other Classes of
                                      Certificates with respect to the right to receive
                                      distributions of principal, interest, or both under
                                      the circumstances and in such amounts as described
                                      herein and in the related Prospectus Supplement. The
                                      Certificates will be issuable in fully registered
                                      form in the authorized minimum denominations and
                                      multiples thereof specified in the related Prospectus
                                      Supplement. If so specified in the related Prospectus
                                      Supplement, the Certificates or certain Classes of
                                      such Certificates offered thereby may be available in
                                      book-entry form only.

ISSUER..............................  The Issuer with respect to a Series of Bonds will be
                                      Structured Asset Securities Corporation (the
                                      "Company") or an owner trust established by it
                                      ("Owner Trust") for the purpose of issuing one or
                                      more Series of Bonds. Each such Owner Trust will be
                                      created by an agreement (the "Deposit Trust
                                      Agreement") between the Company, acting as depositor,
                                      and a bank, trust company or other fiduciary, acting
                                      as owner trustee (the "Owner Trustee"). The Bonds
                                      will be non-recourse obligations of the Issuer. The
                                      Series Supplement for a particular Series of Bonds
                                      may permit the assets pledged to secure the related
                                      Bonds to be transferred by the Issuer to a trust or
                                      other limited purpose affiliate of the Company,
                                      subject to the obligations of the Bonds of such
                                      Series, thereby relieving the Issuer of its
                                      obligations with respect to such Bonds.

                                      The Issuer with respect to a Series of Certificates
                                      will be a trust fund (the "Trust Fund") established
                                      by the Company for the purpose of issuing one or more
                                      Series of Certificates. Such Trust Fund will be
                                      created by an agreement (the "Trust Agreement")
                                      between the Company, acting as depositor, and a bank,
                                      trust company or other fiduciary, acting as trustee
                                      (the "Trustee").

                                      The Issuer will not have, nor be expected in the
                                      future to have, any significant assets available for
                                      payments on a Series of Bonds or distributions on a
                                      Series of Certificates, other than the assets pledged
                                      as security for a specific Series of Bonds issued by
                                      it, or assets deposited into a Trust Fund, the
                                      Certificates issued by such Trust Fund as Issuer
                                      representing a

                                      beneficial ownership interest in such assets. Unless
                                      otherwise specified in the related Prospectus
                                      Supplement, (i) each Series of Bonds will be
                                      separately secured and no Series of Bonds will have
                                      any claim against or security interest in the assets
                                      pledged to secure any other Series, and (ii) no
                                      Series of Certificates will have a beneficial
                                      ownership interest in any other Series.

                                      The Company, a Delaware corporation, is a
                                      limited-purpose finance subsidiary organized for the
                                      purpose of issuing one or more Series and other
                                      similar obligations directly or through one or more
                                      Trust Funds established by it. Although all of the
                                      outstanding capital stock of the Company is owned by
                                      Lehman Commercial Paper Inc. ("LCPI"), a wholly owned
                                      subsidiary of Lehman Brothers Inc. ("Lehman
                                      Brothers"), neither LCPI nor Lehman Brothers nor any
                                      of their affiliates has guaranteed or is otherwise
                                      obligated with respect to any Series, except with
                                      respect to any representations and warranties given
                                      by any such affiliate as originator, seller or
                                      servicer of Mortgage Assets relating to a Series.

                                      The Company's principal office is located at 200
                                      Vesey Street, New York, New York 10285 and its
                                      telephone number is (212) 526-5594. See "RISK
                                      FACTORS" and "THE ISSUER."

INTEREST PAYMENTS ON THE BONDS......  Each Class of a Series of Bonds (other than a Class of Zero Coupon Securities or Principal Only
                                      Securities) will accrue interest at the rate set
                                      forth in (or, in the case of Variable Interest
                                      Securities, as determined by the method described in)
                                      the related Prospectus Supplement (the "Bond Interest
                                      Rate"). Interest on all Bonds which bear interest,
                                      other than Compound Interest Securities, will be due
                                      and payable on the Payment Dates specified in the
                                      related Prospectus Supplement. However, failure to
                                      pay interest on a current basis may not necessarily
                                      be an Event of Default with respect to a particular
                                      Series of Bonds. Payments of interest on a Class of
                                      Variable Interest Securities will be made on the
                                      dates set forth in the related Prospectus Supplement
                                      (the "Variable Interest Payment Dates"). Interest on
                                      any Class of Compound Interest Securities will not be
                                      paid currently, but will accrue and the amount of
                                      interest so accrued will be added to the principal
                                      thereof on each Payment Date through the Accrual
                                      Termination Date specified in the related Prospectus
                                      Supplement. Following the applicable Accrual
                                      Termination Date, interest payments on such Bonds
                                      will be made on the Compound Value thereof. Interest
                                      Only Bonds may be assigned a "Notional Amount" which
                                      is used solely for convenience in expressing the
                                      calculation of interest and for certain other
                                      purposes. Unless otherwise specified in the related
                                      Prospectus Supplement, the Notional Amount will be
                                      determined at the time of issuance of such Bonds
                                      based on the principal balances or Bond Value of the
                                      Mortgage Loans

                                      attributable to the Bonds of a Series entitled to
                                      receive principal, and will be adjusted monthly over
                                      the life of the Bonds based upon adjustments to the
                                      Bond Value of such Mortgage Loans. Reference to the
                                      Notional Amount is solely for convenience in certain
                                      calculations and does not represent the right to
                                      receive any distributions allocable to principal.
                                      Zero Coupon Securities and Principal Only Securities
                                      will not accrue, and will not be entitled to receive,
                                      any interest.

                                      Each payment of interest on each Class of Bonds (or
                                      addition to principal of a Class of Compound Interest
                                      Securities) on a Payment Date will include all
                                      interest accrued during the Interest Accrual Period
                                      specified in the related Prospectus Supplement
                                      preceding such Payment Date. If the Interest Accrual
                                      Period for a Series ends on a date other than a
                                      Payment Date for such Series, the yield realized by
                                      the Holders of such Bonds may be lower than the yield
                                      that would result if the Interest Accrual Period
                                      ended on such Payment Date. Additionally, if so
                                      specified in the related Prospectus Supplement,
                                      interest accrued for an Interest Accrual Period for
                                      one or more Classes may be calculated on the
                                      assumption that principal payments (and additions to
                                      principal of the Bonds), and allocations of losses on
                                      the Mortgage Assets (if so specified in the related
                                      Prospectus Supplement), are made on the first day of
                                      the preceding Interest Accrual Period and not on the
                                      Payment Date for such preceding Interest Accrual
                                      Period when actually made or added. Such method would
                                      produce a lower effective yield than if interest were
                                      calculated on the basis of the actual principal
                                      amount outstanding. See "YIELD AND PREPAYMENT
                                      CONSIDERATIONS."

                                      With respect to any Class of Variable Interest
                                      Securities, the related Prospectus Supplement will
                                      set forth: (a) the initial Bond Interest Rate (or the
                                      manner of determining the initial Bond Interest
                                      Rate); (b) the formula, index or other method by
                                      which the Bond Interest Rate will be determined from
                                      time to time; (c) the periodic intervals at which
                                      such determination will be made; (d) the interest
                                      rate cap (the "Maximum Variable Interest Rate") or
                                      the interest rate floor (the "Minimum Variable
                                      Interest Rate") on the Bond Interest Rate, if any,
                                      for such Variable Interest Securities; and (e) the
                                      Variable Interest Period and any other terms relevant
                                      to such Class of Bonds. See "DESCRIPTION OF THE
                                      SECURITIES--Payments or Distributions of Interest."

INTEREST DISTRIBUTIONS ON THE
  CERTIFICATES......................  Interest distributions on the Certificates of a
                                      Series (other than Certificates that are Zero Coupon
                                      Securities or Principal Only Securities) will be made
                                      from amounts available therefor on each Distribution
                                      Date at the applicable rate specified in (or
                                      determined in the manner set forth in) the related
                                      Prospectus Supplement. The interest rate on

                                      Certificates of a Series may be variable or change
                                      with changes in the mortgage rates or annual
                                      percentage rates of the Mortgage Assets included in
                                      the related Trust Fund and/ or as prepayments occur
                                      with respect to such Mortgage Assets. Zero Coupon
                                      Securities and Principal Only Securities may not be
                                      entitled to receive any interest distributions or may
                                      be entitled to receive only nominal interest
                                      distributions. Compound Interest Securities will not
                                      receive distributions of interest but accrued
                                      interest will be added to the principal balance
                                      thereof on each Distribution Date until the Accrual
                                      Termination Date. Following the Accrual Termination
                                      Date, interest distributions with respect to such
                                      Compound Interest Securities will be made on the
                                      basis of their Compound Value.

PRINCIPAL PAYMENTS ON THE BONDS.....  All payments of principal of a Series will be allocated among the Classes of such Series in the
                                      order and amounts, and will be applied either on a
                                      pro rata or a random lot basis among all Bonds of any
                                      such Class, as specified in the related Prospectus
                                      Supplement.

                                      Except with respect to Zero Coupon Securities,
                                      Compound Interest Securities and Interest Only
                                      Securities, unless specified otherwise in the related
                                      Prospectus Supplement, on each Payment Date principal
                                      payments will be made on the Bonds of each Series in
                                      an amount (the "Principal Payment Amount") as
                                      determined by a formula specified in the related
                                      Prospectus Supplement. Unless otherwise specified in
                                      the related Prospectus Supplement, if the Series of
                                      Bonds has a Class of Compound Interest Securities,
                                      additional principal payments on the Bonds will be
                                      made on each Payment Date in an amount equal to the
                                      interest accrued, but not then payable, on such Bonds
                                      for the related Interest Accrual Period. If the
                                      Series of Bonds has a Class of PAC Securities, such
                                      PAC Securities will have certain priorities of
                                      payment with respect to principal to the extent of
                                      certain targeted amounts with respect to each Payment
                                      Date, as set forth in the related Prospectus
                                      Supplement.

PRINCIPAL DISTRIBUTIONS ON THE
  CERTIFICATES......................  Principal distributions on the Certificates of a
                                      Series will be made from amounts available therefor
                                      on each Distribution Date, unless otherwise specified
                                      in the related Prospectus Supplement, in an aggregate
                                      amount determined as set forth in the related
                                      Prospectus Supplement and will be allocated among the
                                      respective Classes of a Series of Certificates at the
                                      times, in the manner and in the priority (which may,
                                      in certain cases, include allocation by random lot)
                                      set forth in the related Prospectus Supplement.

                                      Except with respect to Zero Coupon Securities,
                                      Compound Interest Securities and Interest Only
                                      Securities, unless specified otherwise in the related
                                      Prospectus Supplement, on

                                      each Distribution Date principal payments will be
                                      made on the Certificates of each Series in the
                                      Principal Payment Amount as determined by a formula
                                      specified in the related Prospectus Supplement.
                                      Unless otherwise specified in the related Prospectus
                                      Supplement, if the Series of Certificates has a Class
                                      of Compound Interest Securities, additional principal
                                      payments on the Certificates will be made on each
                                      Distribution Date in an amount equal to the interest
                                      accrued, but not then payable, on such Certificates
                                      for the related Interest Accrual Period. If the
                                      Series of Certificates has a Class of PAC Securities,
                                      such PAC Securities will have certain priorities of
                                      distribution with respect to principal to the extent
                                      of certain targeted amounts with respect to each
                                      Distribution Date, as set forth in the related
                                      Prospectus Supplement.

ALLOCATION OF LOSSES................  If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date, as
                                      applicable, on which the principal balance of the
                                      Mortgage Assets is reduced due to losses on the
                                      Mortgage Assets, (i) the amount of such losses will
                                      be allocated first, to reduce the Aggregate
                                      Outstanding Principal of the Subordinate Securities
                                      or other subordination, if any, and, thereafter, to
                                      reduce the Aggregate Outstanding Principal of the
                                      remaining Securities in the priority and manner
                                      specified in such Prospectus Supplement until the
                                      Aggregate Outstanding Principal of each Class of
                                      Securities so specified has been reduced to zero or
                                      paid in full, thus reducing the amount of principal
                                      payable or distributable on each such Class of
                                      Securities or (ii) such losses may be allocated in
                                      any other manner set forth in the related Prospectus
                                      Supplement. Unless otherwise specified in the related
                                      Prospectus Supplement, such reductions of principal
                                      of a Class or Classes of Securities shall be
                                      allocated to the Holders of the Securities of such
                                      Class or Classes pro rata in the proportion which the
                                      outstanding principal of each Bond or Certificate of
                                      such Class or Classes bears to the Aggregate
                                      Outstanding Principal of all Securities of such
                                      Class. See "DESCRIPTION OF THE SECURITIES-- Payments
                                      or Distributions of Principal."

STATED MATURITY OF THE BONDS........  The "Stated Maturity" for each Class of a Series is the date specified in the related Prospectus
                                      Supplement no later than which all the Bonds of such
                                      Class will be fully paid, calculated on the basis of
                                      the assumptions set forth in the related Prospectus
                                      Supplement. However, the actual maturity of the Bonds
                                      is likely to occur earlier and may occur
                                      significantly earlier than their Stated Maturity. The
                                      rate of prepayments on the Mortgage Assets pledged as
                                      security for any Series will depend on a variety of
                                      factors, including the characteristics of the
                                      Mortgage Loans underlying or comprising the Mortgage
                                      Assets and the prevailing level of interest rates
                                      from time to time, as well as on a variety of
                                      economic, demographic, geographic, tax, legal and
                                      other factors. No assurance can be

                                      given as to the actual prepayment experience of such
                                      Mortgage Assets. See "YIELD AND PREPAYMENT
                                      CONSIDERATIONS."

FINAL SCHEDULED DISTRIBUTION DATE OF
  THE CERTIFICATES..................  The Final Scheduled Distribution Date for each Class of Certificates of a Series is the date after which
                                      no Certificates of such Class will remain
                                      outstanding, assuming timely payments or
                                      distributions are made on the Mortgage Assets in the
                                      related Trust Fund in accordance with their terms.
                                      The Final Scheduled Distribution Date of a Class may
                                      equal the maturity date of the Mortgage Asset in the
                                      related Trust Fund which has the latest stated
                                      maturity or will be determined as described herein
                                      and in the related Prospectus Supplement.

                                      The actual maturity date of the Certificates of a
                                      Series will depend primarily upon the level of
                                      prepayments with respect to the Mortgage Loans
                                      comprising the Mortgage Assets in the related Trust
                                      Fund. The actual maturity of any Certificate is
                                      likely to occur earlier and may occur substantially
                                      earlier than its Final Scheduled Distribution Date as
                                      a result of the application of prepayments to the
                                      reduction of the principal balances of the
                                      Certificates. The rate of prepayments on the Mortgage
                                      Loans comprising Mortgage Assets in the Trust Fund
                                      for a Series will depend on a variety of factors,
                                      including certain characteristics of such Mortgage
                                      Loans and the prevailing level of interest rates from
                                      time to time, as well as on a variety of economic,
                                      demographic, tax, legal, social and other factors. No
                                      assurance can be given as to the actual prepayment
                                      experience with respect to a Series. See "RISK
                                      FACTORS" and "YIELD AND PREPAYMENT
                                      CONSIDERATIONS--Prepayments and Weighted Average"
                                      herein.

REDEMPTION OF BONDS.................  The Bonds will be redeemable only as follows:

                                      A. SPECIAL REDEMPTION

                                      If specified in the related Prospectus Supplement,
                                      Bonds of a Series will be subject to special
                                      redemption, in whole or in part, if, as a result of
                                      principal payments on the Mortgage Assets securing
                                      such Series or low reinvestment yields or both, the
                                      Trustee determines (based on assumptions, if any,
                                      specified in the Indenture and after giving effect to
                                      the amounts, if any, available to be withdrawn from
                                      any Reserve Fund for such Series) that the amount
                                      anticipated to be available in the Collection Account
                                      for such Series on the date specified in the related
                                      Prospectus Supplement will be insufficient to meet
                                      debt service requirements on any portion of the
                                      Bonds. Any such redemption would be limited to the
                                      aggregate amount of all scheduled principal payments
                                      and prepayments on the Mortgage Assets received since
                                      the last Payment Date or Special Redemption Date,
                                      whichever is

                                      later, and may shorten the maturity of any Bond so
                                      redeemed by no more than the period between the date
                                      of such special redemption and the next Payment Date.
                                      Unless otherwise specified in the related Prospectus
                                      Supplement, special redemptions of Bonds of a Series
                                      will be made in the same priority and manner as
                                      principal payments are made on a Payment Date. Bonds
                                      subject to special redemption shall be redeemed on
                                      the applicable Special Redemption Date at 100% of
                                      their unpaid principal amount plus accrued interest
                                      on such principal to the date specified in the
                                      related Prospectus Supplement. To the extent
                                      described in the related Prospectus Supplement, Bonds
                                      of a Series may be subject to special redemption in
                                      whole or in part following certain defaults under an
                                      Enhancement Agreement or other agreement, and in
                                      certain other events at the Redemption Price. See
                                      "DESCRIPTION OF THE SECURITIES-- Special Redemption."

                                      B. OPTIONAL REDEMPTION

                                      To the extent specified in the related Prospectus
                                      Supplement, one or more Classes of any Series may be
                                      redeemed in whole, or in part, at, unless otherwise
                                      specified in the related Prospectus Supplement, the
                                      Issuer's option on any Payment Date on or after the
                                      date specified in the related Prospectus Supplement
                                      and at the Redemption Price. See "DESCRIPTION OF THE
                                      SECURITIES--Optional Redemption."

                                      C. MANDATORY REDEMPTION

                                      If specified in the related Prospectus Supplement for
                                      a Series, the Bonds of one or more Classes
                                      ("Individual Investor Bonds") may be subject to
                                      mandatory redemptions by lot or by such other method
                                      set forth in the Prospectus Supplement. The related
                                      Prospectus Supplement relating to a Series of Bonds
                                      with Individual Investor Securities will set forth
                                      Class priorities, if any, and conditions with respect
                                      to redemptions. Individual Investor Securities to be
                                      redeemed shall be selected by random lot in $1,000
                                      units, after making all permitted redemptions
                                      requested by holders of Individual Investor
                                      Securities or by such other method set forth in the
                                      Prospectus Supplement. See "DESCRIPTION OF THE
                                      SECURITIES--Mandatory Redemption."

OPTIONAL TERMINATION OF TRUST         If so specified in the related Prospectus Supplement,
  FUND..............................  the Company, as depositor of the Primary Assets into the Trust Fund (acting in such capacity, and in such
                                      capacity in respect of an Owner Trust, the
                                      "Depositor"), the Servicer, or such other entity that
                                      is specified in the related Prospectus Supplement,
                                      may, at its option, cause an early termination of the
                                      related Trust Fund by repurchasing all of the Primary
                                      Assets remaining in the Trust Fund on or after a
                                      specified

                                      date, or on or after such time as the aggregate
                                      principal balance of the Certificates of any Class of
                                      the Series is less than the amount or percentage
                                      specified in the related Prospectus Supplement. See
                                      "DESCRIPTION OF THE SECURITIES--Optional
                                      Termination."

REPURCHASES OF CERTIFICATES.........  If so specified in the related Prospectus Supplement, one or more classes of the Certificates of such
                                      Series may be repurchased, in whole or in part, at
                                      the option of the Depositor, at such times and under
                                      the circumstances specified in such Prospectus
                                      Supplement and at the repurchase price set forth
                                      therein. See "DESCRIPTION OF THE SECURITIES--Optional
                                      Repurchase of Certificates" herein.

                                      If so specified in the related Prospectus Supplement,
                                      any Class of the Certificates may be subject to
                                      repurchase at the request of the holders of such
                                      Class or to mandatory repurchase by the Depositor
                                      (including by random lot). See "DESCRIPTION OF THE
                                      SECURITIES--Other Repurchases" herein.

SECURITY FOR THE BONDS,
  OR THE TRUST FUND FOR THE
  CERTIFICATES......................  Each Series of Bonds will be separately secured by
                                      Primary Assets consisting of one or more of the
                                      assets described below, as specified in the
                                      Prospectus Supplement. The Trust Fund for a Series of
                                      Certificates will consist of one or more of the
                                      assets described below, as specified in the related
                                      Prospectus Supplement.

                                      A. MORTGAGE ASSETS

                                      The Primary Assets for a Series may consist of any
                                      combination of the following, to the extent and as
                                      specified in the related Prospectus Supplement:

                                      (1) Mortgage Loans

                                      Mortgage Assets for a Series may consist, in whole or
                                      in part, of Mortgage Loans, including participation
                                      interests therein owned by the Issuer. Some Mortgage
                                      Loans or Mortgage Loans underlying such participation
                                      interests may be delinquent or non-performing as
                                      specified in the related Prospectus Supplement. The
                                      Mortgage Assets may consist of a single Mortgage Loan
                                      or obligations of a single obligor or related
                                      obligors as specified in the related Prospectus
                                      Supplement. Mortgage Loans comprising or underlying
                                      the Mortgage Assets may be originated by or acquired
                                      from an affiliate of the Issuer and an affiliate of
                                      the Issuer may be an obligor with respect to any such
                                      Mortgage Loan. Payments on such Mortgage Loans will
                                      be collected by the Trustee or by the Servicer or
                                      Master Servicer with respect to a Series and

                                      remitted to the Trustee as described in the related
                                      Prospectus Supplement and will be available in the
                                      priority described in the related Prospectus
                                      Supplement to make payments on the Bonds of that
                                      Series. To the extent specified in the related
                                      Prospectus Supplement, Mortgage Loans owned by the
                                      Issuer will be serviced by Servicers, and, if
                                      applicable, a Master Servicer, either of which may be
                                      affiliates or shareholders of the Issuer.

                                      Mortgaged Properties securing Mortgage Loans may
                                      consist of multifamily residential rental property or
                                      cooperatively owned multifamily property consisting
                                      of five or more dwelling units, mixed
                                      multifamily/commercial property or commercial
                                      property. Mortgage Loans secured by Multifamily
                                      Property may consist of FHA Loans. Mortgage Loans
                                      may, as specified in the related Prospectus
                                      Supplement, have various payment characteristics and
                                      may consist of fixed rate loans or ARMs or Mortgage
                                      Loans having balloon or other irregular payment
                                      features. Unless otherwise specified in the related
                                      Prospectus Supplement, the Mortgage Loans will be
                                      secured by first mortgages or deeds of trust or other
                                      similar security instruments creating a first lien on
                                      Mortgaged Property. If so specified in the related
                                      Prospectus Supplement, Mortgage Loans relating to
                                      real estate projects under construction may be
                                      included in the Mortgage Assets for a Series. The
                                      related Prospectus Supplement will describe certain
                                      characteristics of the Mortgage Loans comprising the
                                      Mortgage Assets for a Series, including, without
                                      limitation, (a) the aggregate unpaid principal
                                      balance of the Mortgage Loans comprising the Mortgage
                                      Assets; (b) the weighted average Mortgage Rate on the
                                      Mortgage Loans, and, in the case of adjustable
                                      Mortgage Rates, the weighted average of the current
                                      adjustable Mortgage Rates, the minimum and maximum
                                      permitted adjustable Mortgage Rates, if any, and the
                                      weighted average thereof; (c) the average outstanding
                                      principal balance of the Mortgage Loans; (d) the
                                      weighted average remaining scheduled term to maturity
                                      of the Mortgage Loans and the range of remaining
                                      scheduled terms to maturity; (e) the range of
                                      Loan-to-Value Ratios of the Mortgage Loans; (f) the
                                      relative percentage (by principal balance as of the
                                      Cut-off Date) of Mortgage Loans that are ARMs, fixed
                                      interest rate, FHA Loans or other types of Mortgage
                                      Loans; (g) any enhancement relating to the Mortgage
                                      Assets; (h) the relative percentage (by principal
                                      balance as of the Cut-Off Date) of Mortgage Loans
                                      that are secured by Multifamily Property or
                                      Commercial Property; (i) the geographic dispersion of
                                      Mortgaged Properties securing the Mortgage Loans; and
                                      (j) the use or type of each Mortgaged Property
                                      securing a Mortgage Loan.

                                      If permitted by applicable law, the Mortgage Pool may
                                      also include Mortgaged Properties acquired by
                                      foreclosure or by deed-in-lieu of foreclosure ("REO
                                      Property"). To the extent specified in the related
                                      Prospectus Supplement, the Servicer or the Master
                                      Servicer or the Special Servicer, if any, may
                                      establish and maintain a trust account or accounts to
                                      be used in connection with REO Properties and other
                                      Mortgaged Properties being operated by it or on its
                                      behalf on behalf of the Trust Estate, by the
                                      mortgagor as debtor-in-possession or otherwise. See
                                      "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage
                                      Loans" and "SERVICING OF MORTGAGE LOANS--Maintenance
                                      of Insurance Policies and Other Servicing
                                      Procedures--Presentation of Claims; Realization Upon
                                      Defaulted Mortgage Loans."

                                      (2) Private Mortgage-Backed Securities

                                      Private Mortgage-Backed Securities may include (a)
                                      mortgage participations or pass-through certificates
                                      representing beneficial interests in certain Mortgage
                                      Loans, (b) debt obligations interest payments on
                                      which may be tax-exempt in whole or in part secured
                                      by mortgages or (c) participations or other interests
                                      in any of the foregoing. Although individual Mortgage
                                      Loans underlying a Private Mortgage-Backed Security
                                      may be insured or guaranteed by the United States or
                                      an agency or instrumentality thereof, they need not
                                      be, and the Private Mortgage-Backed Securities
                                      themselves will not be, so insured or guaranteed.
                                      Unless otherwise specified in the Prospectus
                                      Supplement relating to a Series, payments on the
                                      Private Mortgage-Backed Securities will be
                                      distributed directly to the Trustee (on behalf of the
                                      Trust Estate) as registered owner of such Private
                                      Mortgage-Backed Securities. Unless otherwise
                                      specified in the Prospectus Supplement relating to a
                                      Series, if payments with respect to interest on the
                                      underlying obligations are tax-exempt, such
                                      Prospectus Supplement will disclose the relevant
                                      federal income tax characteristics relating to the
                                      tax-exempt status of such obligations.

                                      The related Prospectus Supplement for a Series will
                                      specify, to the extent applicable, (i) the aggregate
                                      approximate principal amount and type of any Private
                                      Mortgage-Backed Securities to be included in the
                                      Trust Estate or Trust Fund for such Series; (ii)
                                      certain characteristics of the Mortgage Loans,
                                      participations or other interests which comprise the
                                      underlying assets for the Private Mortgage-Backed
                                      Securities including (A) the payment features of such
                                      Mortgage Loans, participations or other interests
                                      (i.e., whether they are fixed interest rate or
                                      adjustable rate and whether they provide for fixed
                                      level payments, negative amortization, or other
                                      payment features), (B) the approximate aggregate
                                      principal amount, if known, of the underlying
                                      Mortgage Loans, participations or

                                      other interests which are insured or guaranteed by a
                                      governmental entity, (C) the servicing fee or range
                                      of servicing fees with respect to the Mortgage Loans,
                                      and (D) the stated maturities of the Mortgage Loans,
                                      participations or other interests at origination;
                                      (iii) the maximum original term-to-stated maturity of
                                      the Private Mortgage-Backed Securities; (iv) the
                                      weighted average term-to-stated maturity of the
                                      Private Mortgage-Backed Securities; (v) the pass-
                                      through or bond rate or ranges thereof for the
                                      Private Mortgage-Backed Securities or formula
                                      therefor; (vi) the weighted average pass-through or
                                      certificate rate of the Private Mortgage-Backed
                                      Securities or formula therefor; (vii) the issuer of
                                      the Private Mortgage-Backed Securities (the "PMBS
                                      Issuer"), the Servicer or Master Servicer of the
                                      Private Mortgage-Backed Securities and the trustee of
                                      the Private Mortgage-Backed Securities (the "PMBS
                                      Trustee"); (viii) certain characteristics of credit
                                      support, if any, such as reserve funds, insurance
                                      policies, letters of credit, guarantees or
                                      overcollateralization, relating to the Mortgage Loans
                                      underlying the Private Mortgage-Backed Securities, or
                                      to such Private Mortgage-Backed Securities
                                      themselves; (ix) the terms on which underlying
                                      Mortgage Loans, participations or other interests for
                                      such Private Mortgage-Backed Securities or the
                                      Private Mortgage-Backed Securities themselves may, or
                                      are required to, be repurchased prior to maturity;
                                      and (x) the terms on which substitute Mortgage Loans,
                                      participations or other interests may be delivered to
                                      replace those initially deposited with the PMBS
                                      Trustee.

                                      (3) Determination of Asset Value

                                      If provided in the applicable Prospectus Supplement,
                                      each item of Mortgage Assets for a Series will be
                                      assigned an Asset Value. Unless otherwise specified
                                      in the related Prospectus Supplement, the aggregate
                                      of the Asset Values of the Primary Assets securing a
                                      Series of Bonds or comprising a Trust Fund will equal
                                      not less than the original Aggregate Outstanding
                                      Principal of such Series. The Asset Value of an item
                                      of Primary Assets securing any Series of Bonds or
                                      comprising a Trust Fund is intended to represent the
                                      principal amount of Securities of such Series that,
                                      based on certain assumptions stated in the related
                                      Series Supplement, can be supported by payments on
                                      such item of Primary Assets, irrespective of
                                      prepayments thereon, together with, depending on the
                                      type of Primary Assets and method used to determine
                                      its Asset Value, reinvestment earnings at the related
                                      Assumed Reinvestment Rate, if any, and amounts in any
                                      Reserve Fund established for that Series. In such a
                                      case, the related Prospectus Supplement will set
                                      forth the method or methods and related assumptions
                                      used to determine Asset Value, if such method is
                                      used, for the Primary Assets securing the

                                      related Series. See "DESCRIPTION OF THE
                                      SECURITIES--Valuation of Mortgage Assets."

                                      B. COLLECTION ACCOUNT

                                      Unless otherwise provided in the related Prospectus
                                      Supplement, all payments on the Primary Assets
                                      pledged as security for a Series or comprising the
                                      assets of a Trust Fund will be remitted to a
                                      Collection Account to be established with the
                                      Trustee, or if the Trustee is not also the Paying
                                      Agent, with the Paying Agent, for such Series. Unless
                                      otherwise provided in the related Prospectus
                                      Supplement, such payments, together with the
                                      Reinvestment Income thereon, if any, the amount of
                                      cash, if any, initially deposited in the Collection
                                      Account by the Issuer together with Reinvestment
                                      Income thereon, if any, and any amounts withdrawn
                                      from any Reserve Fund established for such Series,
                                      will be available to make payments or distributions
                                      of principal of and interest on such Series on the
                                      next Payment Date or Distribution Date, as
                                      applicable. Any funds remaining in the Collection
                                      Account for a Series immediately following a Payment
                                      Date or Distribution Date, as applicable (unless
                                      required to be deposited into one or more Reserve
                                      Funds, as described below, or applied to pay certain
                                      expenses or other payments provided for in the
                                      Indenture or Trust Agreement, as applicable) will be
                                      promptly paid as provided in the Indenture or Trust
                                      Agreement to the Issuer or, in certain circumstances,
                                      to owners of residual interests and, upon such
                                      payment, will be released from the lien of the
                                      Indenture or Trust Agreement, as applicable. See
                                      "SECURITY FOR THE BONDS AND CERTIFICATES-- Collection
                                      Account."

                                      C. GUARANTEED INVESTMENT CONTRACTS AND OTHER
                                      AGREEMENTS

                                      The Issuer may obtain and deliver to the Trustee
                                      Guaranteed Investment Contracts pursuant to which
                                      moneys held in the funds and accounts established for
                                      such Series will be invested at a specified rate for
                                      the Series. The Issuer may also obtain and deliver to
                                      the Trustee certain other agreements such as interest
                                      rate swap agreements, interest rate cap or floor
                                      agreements or similar agreements issued by a bank,
                                      insurance company, savings bank, savings and loan
                                      association or other entity which reduce the effects
                                      of interest rate fluctuations on the Mortgage Assets
                                      or the Securities. The principal terms of any such
                                      Guaranteed Investment Contract or other agreement,
                                      including, without limitation, provisions relating to
                                      the timing, manner and amount of payments thereunder
                                      and provisions relating to the termination thereof,
                                      will be described in the Prospectus Supplement for
                                      the related Series. Additionally, the related
                                      Prospectus Supplement will provide certain
                                      information with

                                      respect to the issuer of such Guaranteed Investment
                                      Contract or other agreement.

ENHANCEMENT.........................  Enhancement in the form of reserve funds, subordination, overcollateralization, insurance
                                      policies, letters of credit or other types of credit
                                      support may be provided with respect to the Mortgage
                                      Assets or with respect to one or more Classes of
                                      Securities of a Series. If the Mortgage Assets are
                                      divided into separate Mortgage Groups, each securing
                                      or supporting a separate Class or Classes of a
                                      Series, credit support may be provided by a
                                      cross-support feature which requires that
                                      distributions be made with respect to Securities
                                      secured by one Mortgage Group prior to distributions
                                      to Subordinate Securities secured by another Mortgage
                                      Group within the Trust Estate or Trust Fund.

                                      The type, characteristics and amount of enhancement
                                      will be determined based on the characteristics of
                                      the Mortgage Loans underlying or comprising the
                                      Mortgage Assets and other factors and will be
                                      established on the basis of requirements of each
                                      Rating Agency rating the Securities of such Series.
                                      If so specified in the related Prospectus Supplement,
                                      any such enhancement may apply only in the event of
                                      certain types of losses or delinquencies and the
                                      protection against losses or delinquencies provided
                                      by such enhancement will be limited. See
                                      "ENHANCEMENT" and "RISK FACTORS" herein.

                                      A. SUBORDINATE SECURITIES

                                      A Series of Securities may include one or more
                                      Classes of Subordinate Securities. The rights of
                                      holders of such Subordinate Securities to receive
                                      distributions on any Payment Date or Distribution
                                      Date, as applicable, will be subordinate in right and
                                      priority to the rights of holders of Senior
                                      Securities of the Series, but only to the extent
                                      described in the related Prospectus Supplement. If so
                                      specified in the related Prospectus Supplement,
                                      subordination may apply only in the event of certain
                                      types of losses not covered by other enhancement.
                                      Unless otherwise specified in the related Prospectus
                                      Supplement, such subordination will be in lieu of
                                      providing insurance policies or other credit support
                                      with respect to losses arising from such events.
                                      Unless otherwise specified in the related Prospectus
                                      Supplement, the related Series Supplement may require
                                      a trustee that is not the Trustee to be appointed to
                                      act on behalf of holders of Subordinate Securities.

                                      The related Prospectus Supplement will set forth
                                      information concerning the amount of subordination of
                                      a Class or Classes of Subordinate Securities in a
                                      Series, the circumstances in which such subordination
                                      will be applicable, the manner, if any, in which the
                                      amount of subordination will decrease over

                                      time, the manner of funding any related Reserve Fund
                                      and the conditions under which amounts in any related
                                      Reserve Fund will be used to make distributions to
                                      holders of Senior Securities and/or to holders of
                                      Subordinate Securities or be released from the
                                      related Trust Estate or Trust Fund. If cash flows
                                      otherwise distributable to holders of Subordinate
                                      Securities secured by a Mortgage Group will be used
                                      as credit support for Senior Securities secured by
                                      another Mortgage Group within the Trust Estate or
                                      Trust Fund, the related Prospectus Supplement will
                                      specify the manner and conditions for applying such a
                                      cross-support feature. See "ENHANCEMENT--Subordinate
                                      Securities."

                                      B. INSURANCE

                                      If so specified in the related Prospectus Supplement,
                                      certain insurance policies will be required to be
                                      maintained with respect to the Mortgage Loans
                                      included in the Trust Estate or Trust Fund for a
                                      Series. Such insurance policies may include, but are
                                      not limited to, a standard hazard insurance policy
                                      or, with respect to FHA Loans, FHA Insurance. See
                                      "ENHANCEMENT" and "DESCRIPTION OF INSURANCE ON THE
                                      MORTGAGE LOANS" herein. The Prospectus Supplement for
                                      a Series will provide information concerning any such
                                      insurance policies, including (a) the types of
                                      coverage provided by each, (b) the amount of such
                                      coverage and (c) conditions to payment under each. To
                                      the extent described in the related Prospectus
                                      Supplement, certain insurance policies to be
                                      maintained with respect to the Mortgage Loans may be
                                      terminated, reduced or replaced following the
                                      occurrence of certain events affecting the authority
                                      or creditworthiness of the insurer. Additionally,
                                      such insurance policies may be terminated, reduced or
                                      replaced by the Servicer or Master Servicer, if any,
                                      provided that no rating assigned to Securities of the
                                      related Series offered hereby and by the related
                                      Prospectus Supplement is adversely affected and such
                                      insurance policies may apply only in the event of
                                      certain types of losses, all as set forth in the
                                      related Prospectus Supplement.

                                      C. LETTER OF CREDIT

                                      If so specified in the related Prospectus Supplement,
                                      credit support may be provided by one or more letters
                                      of credit. A letter of credit may provide limited
                                      protection against certain losses in addition to or
                                      in lieu of other credit support. The issuer of the
                                      letter of credit (the "L/C Bank") will be obligated
                                      to honor demands with respect to such letter of
                                      credit, to the extent of the amount available
                                      thereunder, to provide funds under the circumstances
                                      and subject to such conditions as are specified in
                                      the related Prospectus Supplement. The liability of
                                      the L/C Bank under its letter of

                                      credit may be reduced by the amount of unreimbursed
                                      payments thereunder.

                                      The maximum liability of an L/C Bank under its letter
                                      of credit will be an amount equal to a percentage
                                      specified in the related Prospectus Supplement of the
                                      initial aggregate outstanding principal balance of
                                      the Mortgage Loans in the Trust Estate or Trust Fund
                                      or one or more Classes of Securities of the related
                                      Series (the "L/C Percentage"). The maximum amount
                                      available at any time to be paid under a letter of
                                      credit will be determined in the manner specified
                                      therein and in the related Prospectus Supplement. See
                                      "ENHANCEMENT--Letter of Credit."

                                      D. BOND GUARANTEE INSURANCE

                                      If so specified in the related Prospectus Supplement,
                                      credit support for a Series may be provided by an
                                      insurance policy (the "Bond Guarantee Insurance")
                                      issued by one or more insurance companies. Such Bond
                                      Guarantee Insurance may guarantee timely
                                      distributions of interest and full distributions of
                                      principal on the basis of a schedule of principal
                                      distributions set forth in or determined in the
                                      manner specified in the related Prospectus
                                      Supplement. See "ENHANCEMENT--Bond Guarantee
                                      Insurance."

                                      E. RESERVE FUNDS

                                      The Issuer may deposit in one or more reserve funds
                                      (collectively, the "Reserve Funds") for any Series
                                      cash, Eligible Investments, demand notes or a
                                      combination thereof in the aggregate amount, if any,
                                      specified in the related Prospectus Supplement. Any
                                      Reserve Funds for a Series may also be funded over
                                      time through application of a specified amount of
                                      cash flow, to the extent described in the related
                                      Prospectus Supplement. Such a Reserve Fund may be
                                      established to increase the likelihood of the timely
                                      distributions on the Securities of such Series or to
                                      reduce the likelihood of a special redemption with
                                      respect to any Series. Reserve Funds may be
                                      established to provide protection against certain
                                      losses or delinquencies in addition to or in lieu of
                                      other credit support. Amounts on deposit in the
                                      Reserve Funds for a Series, together with (unless
                                      otherwise specified in the related Prospectus
                                      Supplement) the reinvestment income thereon, if any,
                                      will be applied for the purposes, in the manner and
                                      to the extent provided by the related Prospectus
                                      Supplement.

                                      On each Payment Date or Distribution Date, as
                                      applicable, for a Series, all amounts on deposit in
                                      any Reserve Funds for the Series in excess of the
                                      amounts required to be maintained therein by the
                                      related Indenture or Trust Agreement, as applicable,
                                      and specified in the related Prospectus Supplement
                                      may be released from the Reserve Funds and will

                                      not be available for future payments or distributions
                                      on the Securities of such Series.

                                      Additional information concerning any Reserve Funds,
                                      including whether any such Reserve Fund is a part of
                                      the Trust Estate or Trust Fund, the circumstances
                                      under which moneys therein will be applied to make
                                      distributions to Bondholders or Certificateholders,
                                      the balance required to be maintained in such Reserve
                                      Funds, the manner in which such required balance will
                                      decrease over time and the manner of funding any such
                                      Reserve Fund, will be set forth in the related
                                      Prospectus Supplement. See "ENHANCEMENT--Reserve
                                      Funds."

                                      F. OVERCOLLATERALIZATION

                                      To the extent applicable and as specified in the
                                      related Prospectus Supplement, a Series may be
                                      structured such that the outstanding principal
                                      balances or Aggregate Asset Value of the Mortgage
                                      Assets securing a Series may exceed the Aggregate
                                      Outstanding Principal of such Series, thereby
                                      resulting in overcollateralization. See "DESCRIPTION
                                      OF THE SECURITIES--Valuation of Mortgage Assets."

SERVICING AGREEMENTS................  Various Servicers will perform certain servicing functions with respect to any Mortgage Loans
                                      comprising Mortgage Assets or Underlying Collateral
                                      for a Series. In addition, if so specified in the
                                      related Prospectus Supplement, a Master Servicer
                                      identified in the related Prospectus Supplement may
                                      service Mortgage Loans directly or administer and
                                      supervise the performance by the Servicers of their
                                      duties and responsibilities under separate servicing
                                      agreements. Each Servicer must meet the requirements
                                      of the Master Servicer, if any, and be approved by
                                      the Issuer, and, if specified in the related
                                      Prospectus Supplement, the Master Servicer and each
                                      Servicer must be approved by either FNMA or FHLMC as
                                      a seller-servicer of mortgage loans and, in the case
                                      of FHA Loans, by HUD as an FHA mortgagee. Each
                                      Servicer will be obligated under a servicing
                                      agreement to perform customary servicing functions
                                      and may be obligated to advance funds to cover
                                      certain payments not made by the Mortgagors to the
                                      extent described herein and in the related Prospectus
                                      Supplement. The Master Servicer, if any, may, if so
                                      specified in the related Prospectus Supplement, be
                                      obligated to advance funds to cover any required
                                      Advances not made by the Servicers to the extent
                                      that, in the judgment of the Master Servicer, such
                                      Advances are recoverable under the Insurance
                                      Policies, any Enhancement or from the proceeds of
                                      liquidation of the Mortgage Loans or as provided in
                                      the related Prospectus Supplement. The related
                                      Prospectus Supplement will specify the conditions to
                                      and any limitations on such Advances and the
                                      conditions under which such Advances will be
                                      recoverable. With respect to any such Series,

                                      the Issuer may (i) enter into a standby agreement
                                      with an independent standby Servicer acceptable to
                                      each Rating Agency rating such Securities providing
                                      that such standby Servicer will assume the Servicer's
                                      or Master Servicer's obligations in the event of a
                                      default by the Master Servicer or Servicer or (ii)
                                      obtain a servicer performance bond acceptable to each
                                      Rating Agency rating such Securities that will
                                      guarantee certain of the Servicer's or Master
                                      Servicer's obligations. The Issuer will assign to the
                                      Trustee its rights under any Master Servicing
                                      Agreement and any servicing agreements so provided
                                      with respect to a Series as security for the Series.
                                      See "SERVICING OF MORTGAGE LOANS" and "SECURITY FOR
                                      THE BONDS AND CERTIFICATES--Mortgage Loans" herein.

SPECIAL SERVICER....................  If so specified in the related Prospectus Supplement, to the extent a Mortgage Loan on or after the Closing
                                      Date meets certain criteria set forth in the related
                                      Prospectus Supplement, (i) all or a portion of the
                                      servicing responsibilities with respect to such
                                      Mortgage Loan may be transferred to a Special
                                      Servicer or (ii) the Special Servicer will provide
                                      advisory services with respect to the servicing of
                                      such Mortgage Loan. See "SERVICING OF MORTGAGE LOANS"
                                      herein.

FEDERAL INCOME TAX CONSIDERATIONS...  Unless otherwise stated in the applicable Prospectus
                                      Supplement, a real estate mortgage investment conduit
                                      (a "REMIC") election will be made with respect to
                                      each Series of Securities. Securities of such Series
                                      will be designated as "regular interests" in a REMIC
                                      ("Regular Interest Securities") or as "residual
                                      interests" in a REMIC ("Residual Interest
                                      Securities").

                                      If the applicable Prospectus Supplement so specifies
                                      with respect to a Series of Securities, the
                                      Securities of such Series will not be treated as
                                      regular or residual interests in a REMIC for federal
                                      income tax purposes but instead will be treated as
                                      (i) indebtedness of the Issuer, (ii) an undivided
                                      beneficial ownership interest in the Mortgage Loans
                                      (and the arrangement pursuant to which the Mortgage
                                      Loans will be held and the Securities will be issued
                                      will be treated as a grantor trust under Subpart E,
                                      part I of subchapter J of the Code and not as an
                                      association taxable as a corporation for federal
                                      income tax purposes); (iii) equity interests in an
                                      association that will satisfy the requirements for
                                      qualification as a real estate investment trust; (iv)
                                      interests in an entity that will be treated as a
                                      partnership for federal income tax purposes; or (v)
                                      interests in an entity or a pool of assets that will
                                      satisfy the requirements for qualification as a
                                      financial asset securitization investment trust (a
                                      "FASIT") for federal income tax purposes. Federal
                                      income tax consequences to

                                      Bondholders or Certificateholders of any such Series
                                      will be described in the applicable Prospectus
                                      Supplement.

                                      Compound Interest Securities, Interest Weighted
                                      Securities and Zero Coupon Securities will, and
                                      certain other Classes of Securities may, be issued
                                      with original issue discount that is not DE MINIMIS.
                                      In such cases, the Bondholder or Certificateholder
                                      will be required to include the original issue
                                      discount in gross income as it accrues, which may be
                                      prior to the receipt of cash attributable to such
                                      income. If a Security is issued at a premium, the
                                      holder will be entitled to make an election to
                                      amortize such premium on a constant yield method.
                                      Securities constituting regular or residual interests
                                      in a REMIC will generally represent "loans secured by
                                      an interest in real property" for domestic building
                                      and loan associations and "real estate assets" for
                                      real estate investment trusts to the extent that the
                                      underlying mortgage loans and interest thereon
                                      qualify for such treatment. Non-REMIC Securities
                                      (other than interests in grantor trusts and certain
                                      interests in a FASIT) will not qualify for such
                                      treatment.

                                      A holder of a Residual Interest Security will be
                                      required to include in its income its pro rata share
                                      of the taxable income of the REMIC. In certain
                                      circumstances, the holder of a Residual Interest
                                      Security may have REMIC taxable income or tax
                                      liability attributable to REMIC taxable income for a
                                      particular period in excess of cash distributions for
                                      such period or have an after-tax return that is less
                                      than the after-tax return on comparable debt
                                      instruments. Accordingly, a Residual Interest
                                      Security may have a negative "value". In addition, a
                                      portion (or all) of the income from a Residual
                                      Interest Security (i) is not subject to offset by
                                      losses from other activities, (ii) for a holder that
                                      is subject to tax under the Code on unrelated
                                      business taxable income, is treated as unrelated
                                      business taxable income and (iii) for a foreign
                                      holder, does not qualify for exemption from or
                                      reduction of withholding. Further, individual holders
                                      are subject to limitations on the deductibility of
                                      expenses of the REMIC. See "FEDERAL INCOME TAX
                                      CONSIDERATIONS."

ERISA CONSIDERATIONS................  A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of the
                                      Employee Retirement Income Security Act of 1974, as
                                      amended ("ERISA"), or Section 4975 of the Code,
                                      should carefully review with its own legal advisors
                                      whether the purchase or holding of Securities could
                                      give rise to a transaction prohibited or otherwise
                                      impermissible under ERISA or the Code. See "ERISA
                                      CONSIDERATIONS."

LEGAL INVESTMENT....................  The related Prospectus Supplement will specify whether any Class of the Securities of the particular
                                      Series offered by this Prospectus and the related
                                      Prospectus Supplement will constitute "mortgage
                                      related securities" under the Secondary

                                      Mortgage Market Enhancement Act of 1984, as amended
                                      ("SMMEA"). Investors whose investment authority is
                                      subject to legal restrictions should consult their
                                      own legal advisors to determine whether and to what
                                      extent the Securities constitute legal investments
                                      for them. See "LEGAL INVESTMENT."

                                      The Issuer will use the net proceeds from the sale of
                                      each Series to (i) purchase Mortgage Loans and/or
                                      Private Mortgage-Backed Securities comprising the
                                      Mortgage Assets securing such Securities, (ii) repay
                                      indebtedness which has been incurred to acquire
                                      Mortgage Assets to be pledged by the Issuer as
                                      security for the Bonds or to be deposited into a
                                      Trust Fund, (iii) establish any Reserve Funds
                                      described in the related Prospectus Supplement, or
                                      (iv) pay costs of structuring, guaranteeing and
                                      issuing such Securities. If so specified in the
                                      related Prospectus Supplement, the purchase of the
                                      Mortgage Assets for a Series may be effected by an
                                      exchange of Securities with the seller of such
                                      Mortgage Assets. See "USE OF PROCEEDS."

RATINGS.............................  It will be a condition to the issuance of any
                                      Securities offered by this Prospectus and the related
                                      Prospectus Supplement that they be rated in one of
                                      the four highest applicable rating categories by at
                                      least one Rating Agency. The rating or ratings
                                      applicable to Securities of each Series will be as
                                      set forth in the related Prospectus Supplement.

                                      A security rating should be evaluated independently
                                      of similar ratings of different types of securities.
                                      A security rating does not address the effect that
                                      the rate of prepayment on Mortgage Loans comprising
                                      or underlying the Mortgage Assets or the effect that
                                      reinvestment rates may have on the yield to investors
                                      in the Securities. A rating is not a recommendation
                                      to buy, sell or hold securities and may be subject to
                                      revision or withdrawal at any time by the assigning
                                      rating organization. Each rating should be evaluated
                                      independently of any other rating. See "RISK
                                      FACTORS."

                                  RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

    LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. The market value of Securities will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Furthermore, secondary purchasers may look only to the Prospectus Supplement attached hereto and to the reports to Bondholders or Certificateholders, as applicable, delivered pursuant to the Indenture or Trust Agreement, as applicable and as described herein under the heading "DESCRIPTION OF THE SECURITIES-- General," "--The Bonds--General," and "--The Certificates--General" for information concerning the Securities. Except to the extent described in the related Prospectus Supplement, Bondholders or Certificateholders, as applicable, will have no optional redemption or early termination rights, respectively. The Bonds are subject to redemption, and the Certificates are subject to early termination or repurchase, by the Issuer only under certain specified circumstances described herein and in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Special Redemption," "--Optional Redemption," "--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases." Lehman Brothers Inc. ("Lehman Brothers"), through one or more of its affiliates, and the other underwriters, if any, presently expect to make a secondary market in the Securities, but have no obligation to do so.

    LIMITED ASSETS. The Issuer will not have, nor be expected in the future to have, any significant assets available for payments on a Series of Securities other than the assets pledged as security or deposited into a Trust Fund for a specific Series. The Bonds will be non-recourse obligations of the Issuer and each Series of Bonds will be separately secured. Unless otherwise specified in the related Prospectus Supplement, no Series will have any claim against or security interest in the Primary Assets pledged to secure any other Series. If the Primary Assets securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency.

    Unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for such Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations, if any, of the Depositor with respect to the Certificates of any Series will be pursuant to certain representation and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Mortgage Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Mortgage Loans or the Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases.

    Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any Reserve Funds, may be withdrawn under certain conditions and circumstances described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be pledged to, or available for, future payment or distribution of principal of or interest on the Securities. If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

    YIELD AND PREPAYMENT CONSIDERATIONS. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets securing a Series or deposited into a Trust Fund, as the case may be, generally will result in a faster rate of principal payments on such Securities than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Loans comprising or underlying the Mortgage Assets will affect the average life of each Class secured thereby and the extent to which each such Class is paid prior to its Stated Maturity or Final Scheduled Distribution Date. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets securing any Series of Bonds or deposited into a Trust Fund, as the case may be, or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans comprising or underlying the Primary Assets securing a Series of Bonds or deposited into a Trust Fund, as the case may be. As a result, the actual maturity of or final distribution on any Class could occur significantly earlier than its Stated Maturity or Final Scheduled Distribution Date. The actual maturity of the Bonds or final distribution on the Certificates will also be affected by the extent to which Excess Cash Flow is applied to payments or distributions of principal on the Securities. A Series of Securities may include Classes of PAC Securities or other Securities with priorities of payment and, as a result, yields on other Classes of Securities of such Series may be more sensitive to prepayments on Mortgage Loans. A Series may include a Class offered at a significant premium or discount. Yields on such Class of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, in the case of a premium Class, where the amount of interest payable with respect to such Class is extremely disproportionate to principal, a holder might, in some prepayment scenarios, fail to recoup its original investment. See "YIELD AND PREPAYMENT CONSIDERATIONS."

    LIMITED NATURE OF RATING. Any rating assigned to the Securities by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that holders of such Securities will receive payments required to be made under the Indenture or Trust Agreement, as the case may be. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that investors purchasing a Security at a significant premium might fail to recoup their initial investment under certain prepayment scenarios.

    The amount of Primary Assets, including any applicable Enhancement, required to support a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience generally nor any assurance that the data derived from a large pool of mortgages will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such analysis may be based upon the value of the property underlying the Mortgage Assets. There can be no assurance that such value will accurately reflect the future value of the property and, therefore, whether or not the Securities will be paid in full.

    CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTY; OBLIGOR DEFAULT. Mortgage Loans made with respect to Multifamily or Commercial Property may entail risks of loss in the event of delinquency and foreclosure that are greater than similar risks associated with traditional single-family property. Many of the Mortgage Loans may be nonrecourse loans as to which, in the event of an obligor default, recourse may be had only against the specific Commercial or Multifamily Property and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the obligor's other assets. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. If the net operating income from the project is reduced (for example, if rental or occupancy rates decline or real estate and personal property tax rates or other operating expenses increase), the obligor's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the obligor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the Master Servicer's or the Special Servicer's, if any, control. Although the Servicer or the Master Servicer is obligated to cause standard hazard insurance to be maintained with respect to each Mortgage Loan, insurance with respect to extraordinary hazards such as earthquakes and floods is generally not required to be maintained, and insurance is not available with respect to many of the other risks listed above.

    Certain of the Mortgage Loans as of the Cut-Off Date may not be fully amortizing over their terms to maturity, and, thus, will have substantial principal balances due at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of an obligor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the obligor's equity in the related Mortgaged Property, the financial condition and operating history of the obligor and the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real estate projects generally.

    If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer, if any, will have considerable flexibility under the Special Servicing Agreement to extend and modify Mortgage Loans which are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, the Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Special Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee to the Special Servicer will increase the present value of receipts from or proceeds of Mortgage Loans which are in default or as to which a default is reasonably foreseeable. To the extent losses on such Mortgage Loans exceed levels of available enhancement, the Holders of the Bonds of a Series may experience a loss. See "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" and "ENHANCEMENT."

    ENHANCEMENT LIMITATIONS. The amount, type and nature of Insurance Policies, subordination, Bond Guarantee Insurance, letters of credit, overcollateralization, Reserve Funds and other enhancement, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans.

    In addition, if principal payments on Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related insurance policy, letters of credit or other enhancement may be exhausted before the principal of the lower priority Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later maturing Classes.

    The Prospectus Supplement for a Series will describe any Reserve Funds, Insurance Policies, letter of credit, subordination, Bond Guarantee Insurance, over collateralization or other credit support relating to the Mortgage Assets or to the Securities of such Series. Use of such Reserve Funds and payments under such Insurance Policies, Bond Guarantee Insurance, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Reserve Funds, Insurance Policies, letter of credit or other credit support may not cover all potential losses or risks; for example, Enhancement may or may not cover fraud or negligence by the Issuer, the Master Servicer or other parties. Moreover, if a form of enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. The obligations of the issuers of any credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Bonds may include a Class or multiple Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities, the amount of subordination will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances. See "DESCRIPTION OF THE SECURITIES," "SECURITY FOR THE BONDS AND CERTIFICATES" and "ENHANCEMENT."

    OVERCOLLATERALIZATION AND SUBORDINATION. To provide Bondholders and Certificateholders with a degree of protection against loss, Mortgage Assets having an Asset Value in excess of the aggregate principal amount of the Securities may be pledged to secure a Series or deposited into the related Trust Fund, as the case may be, or Excess Cash Flow may be applied to create overcollateralization. Alternatively, a Series of Securities may include one or more Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Such overcollateralization or subordination will be at amounts established by the Rating Agency rating the Series based on an assumed level of defaults, delinquencies, other losses, application of Excess Cash Flow or other factors. There can, however, be no assurance that the loss experience on the Mortgage Assets securing the Securities will not exceed such assumed levels, adversely affecting the ability of the Issuer to meet debt service or distribution requirements on the Securities.

    Although overcollateralization and subordination are intended to reduce the risk of delinquent payments or losses to holders of Senior Securities, the amount of overcollateralization or subordination, as the case may be, will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances.

    DELINQUENT AND NON-PERFORMING MORTGAGE LOANS. As set forth in the related Prospectus Supplement, the Mortgage Pool for a particular Series may include, as of the Cut-Off Date, REO Properties or Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, management of such REO Properties or servicing with respect to such Mortgage Loans will be transferred to the Special Servicer as of the Closing Date. Enhancement provided with respect to a particular Series may not cover all losses related to such delinquent or non-performing Mortgage Loans or to such REO Properties. Investors should consider the risk that the inclusion of such Mortgage Loans or such REO Properties in the Mortgage Pool may affect the rate of defaults and prepayments on such Mortgage Pool and the yield on the Securities of such Series. See "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans."

    REMEDIES FOLLOWING DEFAULT. The market value of the Mortgage Assets securing a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Bonds, there is no assurance that the market value of the Mortgage Assets securing the Series, will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Bonds. However, in certain events the Trustee may be restricted from selling the Mortgage Assets securing a Series. See "THE INDENTURE--Events of Default."

    In addition, upon an Event of Default with respect to a Series and a resulting sale of the Mortgage Assets securing such Bonds, unless otherwise specified in the related Prospectus Supplement, the proceeds of such sale will be applied, first, to the payment of certain amounts due to the Trustee, second, to the payment of accrued interest on, and then to the payment of the then Aggregate Outstanding Principal of, such Bonds (including interest on and the Aggregate Outstanding Principal of any Residual Interest Bond) (as specified in the related Prospectus Supplement), third, to the payment of the remaining Administration Fee, if any, and, fourth, to the payment of any additional amounts due the Issuer or to the holders of the Residual Interest Bonds as applicable. Consequently, in the event of any such Event of Default and sale of Mortgage Assets, any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made.

    In the event the principal of the Securities of a Series is declared due and payable, the holders of any such Securities issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred.

    ENFORCEABILITY. As specified in the related Prospectus Supplement, the Mortgages may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Such clauses are generally enforceable subject to certain exceptions.

    As specified in the related Prospectus Supplement, the Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

    To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the obligor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the obligor defaults, the license terminates and the lender is entitled to collect rents. Such assignments must usually be recorded to be perfected as security interests. In addition, some state laws require that the lender take possession of the Mortgaged Property and/or obtain a judicial appointment of a receiver before becoming entitled to collect the rents. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Anti-Deficiency Legislation and Other Limitations on Lenders."

    ENVIRONMENTAL RISKS. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was actually caused or exacerbated by the lender's agents or employees. A lender also risks such liability on and following foreclosure of the Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which sch action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Matters."

    ERISA CONSIDERATIONS. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See "ERISA CONSIDERATIONS."

    CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL INTEREST BONDS AND RESIDUAL INTEREST CERTIFICATES. Holders of Residual Interest Bonds and Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of Holders of Residual Interest Securities." Accordingly, under certain circumstances, holders of Securities which constitute Residual Interest Bonds and Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Interest Bonds and Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Bonds or Certificates of the related Series have been reduced to zero, even though holders of Residual Interest Bonds and Residual Interest Certificates have received full payment of their stated interest and principal (if any). A portion (or all) of a holder of a Residual Interest Bond's or Residual Interest Certificate's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Securities constituting Residual Interest Bonds and Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Bonds and Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Bonds and Residual Interest Certificates, the taxable income arising in a given year on a Residual Interest Bond or a Residual Interest Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Bond and Residual Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, or may be negative.

                         DESCRIPTION OF THE SECURITIES

GENERAL

    The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or Trust Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Indenture or Trust Agreement are referred to, such provisions or terms shall be as specified in the Indenture or Trust Agreement.

THE BONDS--GENERAL

    The Bonds will be issued in Series pursuant to a Trust Indenture between the Company and LaSalle National Bank (or another bank or trust company qualified under the TIA and named in the related Prospectus Supplement for a Series), as Trustee, or a Trust and the Trustee, each as supplemented by or as incorporated by reference by a Series Supplement with respect to each Series. A copy of the form of Trust Indenture has been filed with the Commission as an exhibit to the Registration Statement of which the Prospectus forms a part. A copy of the Series Supplement for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

    The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be authorized from time to time by the Issuer. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. If so specified in related Prospectus Supplement, such Subordinate Securities may be offered hereby and by the related Prospectus Supplement. Each Class of a Series will be issued in registered or bearer form, as designated in the related Prospectus Supplement for a Series, in the minimum denominations specified in the related Prospectus Supplement. See "--Bearer Securities and Registered Securities." Bonds of a Series may be issued in whole or part in book-entry form. The transfer of the Bonds may be registered and the Bonds may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange.

    Payments of principal of and interest on the Bonds which are registered securities will be made by the Trustee, or if the Trustee is not the paying agent, the Paying Agent. Payments of principal of and interest on a Series will be made on the Payment Dates specified in the related Prospectus Supplement, to Bondholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Bond Register. All payments will be made by check mailed to the Bondholder or by wire transfer to accounts maintained by such Bondholder as specified in the related Prospectus Supplement, except that final payments of principal in retirement of each Bond will be made only upon presentation and surrender of such Bond at the office of the New York Presenting Agent. Notice will be mailed to the holder of such Bond before the Payment Date on which the final principal payment in retirement of the Bond is expected to be made.

    The Trustee will include with each payment on a Bond a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Bond of each Class having the minimum denomination for Bonds of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Payment Date prior to the commencement of principal payments on a Class of Compound Interest Bonds, the aggregate unpaid principal amount of each Class of Bonds, the interest accrued since the prior Payment Date and added to the principal of a Compound Interest Bond having the minimum denomination for Bonds of such Class and the new principal balance of such Bond.

THE CERTIFICATES--GENERAL

    The Certificates will be issued in Series pursuant to separate Trust Agreements between the Depositor and LaSalle National Bank (or another bank or trust company named in the related Prospectus Supplement). A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement and the Prospectus Supplement relating to each Series of Certificates. When particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms shall be as specified in the Trust Agreement.

    Each Series of Certificates will consist of one or more Classes, one or more of which may consist of Compound Interest Securities, Variable Interest Securities, Interest Only Certificates, Principal Only Certificates, Zero Coupon Securities or Planned Amortization Class Securities ("PACs"). A Series of Certificates may also include one or more Classes of Subordinate Securities.

    Each Series will be issued in fully registered form or bearer form, in the minimum original amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See "--Bearer Securities and Registered Securities."

    Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date as set forth in the related Prospectus Supplement.

    Distributions of principal of and interest on Certificates of a Series in registered form will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made.

    The Trustee will include with each distribution on a Certificate a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Certificate of each Class having the minimum denomination for Certificates of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Distribution Date prior to the commencement of principal payments on a Class of Compound Interest Securities, the aggregate unpaid principal amount of each Class of Certificates, the interest accrued since the prior Distribution Date and added to the principal of a Compound Interest Certificate having the minimum denomination for Certificates of such Class and the new principal balance of such Certificate. See "THE TRUST AGREEMENT--Reports to Certificateholders."

BEARER SECURITIES AND REGISTERED SECURITIES

    Unless otherwise provided with respect to a Series of Securities, the Securities will be issuable as registered securities without coupons. If so provided with respect to a Series of Securities, Securities of such Series will be issuable solely as bearer securities with coupons attached or as both registered securities and bearer securities. Any such bearer securities will be issued in accordance with U.S. tax and securities laws then applicable to the sale of such securities.

    Unless applicable law at the time of issuance of any bearer securities provides otherwise, in connection with the sale during the "restricted period" as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the Closing Date and, with respect to unsold allotments, until sold) no bearer security shall be mailed or otherwise delivered to any location in the United States (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"). A bearer security in definitive form may be delivered only if the Person entitled to receive such bearer security furnishes written certification, in the form required by the Indenture, to the effect that such bearer security is not owned by or on behalf of a United States person (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"), or, if a beneficial interest in such bearer security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the bearer security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case (i) or (ii), such financial institution agreed to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. See "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES."

    Registered securities of any Series (other than in book-entry form) will be exchangeable for other registered securities of the same Series and of a like aggregate principal amount and tenor but of different authorized denominations. In addition, if specified in the related Prospectus Supplement, if Securities of any Series are issuable as both registered securities and as bearer securities, at the option of the Holder, upon request confirmed in writing, and subject to the terms of the Indenture or Trust Agreement, as the case may be, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such Series will be exchangeable into registered securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any bearer security surrendered in exchange for a registered security between the relevant record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture or Trust Agreement, as the case may be. Except as provided in an applicable Prospectus Supplement, bearer securities will not be issued in exchange for registered securities. If Securities of a Series are issuable as bearer securities, the Issuer will be required to maintain a transfer agent for such Series outside the United States.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of principal of and interest on bearer securities will be payable or distributable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Issuer may designate from time to time by check or by wire transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of interest on bearer securities on any Payment Date or Distribution Date, as applicable, will be made only against surrender of the coupon relating to such

Payment Date or Distribution Date, as applicable. No payment or distribution of interest on a bearer security will be made unless on the earlier of the date of the first such payment by the Paying Agent or the delivery by the Issuer of the bearer security in definitive form (the "Certification Date"), a written certificate in the form and to the effect described above is provided to the Issuer. No payment or distribution with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment or distribution of principal of and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of the Issuer's Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

BOOK-ENTRY REGISTRATION

    If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by one or more single Securities registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in book-entry Securities (a "Securities Owner") will be entitled to receive Securities representing such person's interest in the Securities except in the event that Definitive Securities (as defined herein) are issued under the limited circumstances set forth below. Unless and until Definitive Securities are issued, it is anticipated that the only holder of book-entry Securities will be Cede & Co., as nominee of DTC. Securities Owners will not be "Holders," "Bondholders" or "Certificateholders" under the Indenture or Trust Agreement, as applicable, and Securities Owners will only be permitted to exercise the rights of Bondholders or Certificateholders, as applicable, indirectly through DTC and its Participants.

    DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Securities Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of book-entry Securities may do so only through Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securities Owner to pledge such owner's interest in a book-entry Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest in a book-entry Security, may be limited. In addition, under a book-entry format, Securities Owners may experience some delay in their receipt of principal and interest distributions with respect to the book-entry Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securities Owners.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry Securities and is required to receive and transmit principal and interest distributions and other distributions with respect to the book-entry Securities. Participants and Indirect Participants with which Securities Owners have accounts with respect to book-entry Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securities Owners. Accordingly, although Securities Owners will not possess book-entry Securities, the Rules provide a mechanism by which Securities Owners will receive distributions and will be able to transfer their interests.

    The Issuer understands that DTC will take any action permitted to be taken by a Bondholder or Certificateholder under the Indenture or Trust Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC ownership of the book-entry Securities is credited. Additionally, the Issuer understands that DTC will take such actions with respect to Securities Owners who are holders of a certain specified interest in book-entry Securities or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Securities Owners to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

    Unless otherwise specified in the related Prospectus Supplement, Securities of a Series issued initially in book-entry form only will be issued in fully registered, certificated form ("Definitive Securities") to Securities Owners, rather than to DTC, only if (i) DTC advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Securities, and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the Indenture or Trust Agreement, as applicable, Securities Owners representing a majority of the aggregate outstanding principal amount of the Securities advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Securities Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the Securities registered in the name of its nominee and instructions for registration, the Trustee will issue all, but not less than all, of the principal amount of the formerly DTC-held Securities then outstanding in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture, or Certificateholders under the Trust Agreement, as applicable.

VALUATION OF MORTGAGE ASSETS

    If stated in the applicable Prospectus Supplement, each item of Mortgage Assets securing a Series, or comprising the Trust Fund, as the case may be, will be assigned an initial Asset Value determined in the manner and subject to the assumptions specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Mortgage Assets pledged to secure a Series or comprising the Trust Fund, as the case may be, will not be less than the initial Aggregate Outstanding Principal of the related Series at the date of issuance thereof.

    With respect to the Mortgage Assets pledged to collateralize the Bonds of a Series, or comprising the Trust Fund, as the case may be, as of any date, the Aggregate Asset Value, unless otherwise specified in the related Prospectus Supplement, shall be equal to the aggregate of the Asset Values for each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate or Trust Fund, as applicable, for a Series of Securities plus the amount, if any, remaining in the Collection Account and any other Pledged Fund or Account subsequent to an initial deposit therein on the Delivery Date, together with Reinvestment Income thereon, if any, at the Assumed Reinvestment Rate, if any.

    There are a number of alternative means of determining Asset Value of the Mortgage Assets, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Assets, determinations based on the relationship between the interest rate borne by such Mortgage Assets and the Bond Interest Rate or Rates or Certificate Interest Rate or Rates for the related Classes of Securities, or based upon the aggregate outstanding principal balances of the Mortgage Assets. If applicable, the Prospectus Supplement for a Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets for such Series of Securities.

    The Assumed Reinvestment Rate, if any, for a Series will be the rate on which amounts deposited in the Collection Account will be assumed to accrue interest or a rate insured or guaranteed by means of a surety bond, Guaranteed Investment Contract, or similar arrangement. If the Assumed Reinvestment Rate is insured or guaranteed, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OR DISTRIBUTIONS OF INTEREST

    Each Class of a Series (other than a Class of Zero Coupon Securities or Principal Only Securities) will accrue interest at the rate per annum specified, or in the manner determined and set forth, in the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement). Interest on all Securities which accrue interest, other than Compound Interest Securities, will be due and payable on the Payment Dates or Distribution Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Securities. Unless otherwise specified in the related Prospectus Supplement, payment of interest on a Class of Compound Interest Securities will commence only following the Accrual Termination Date. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. Following the applicable Accrual Termination Date, interest payments will be made on such Class on the Compound Value of such Class. The Compound Value of a Class of Compound Interest Securities equals the original principal amount of the Class, plus accrued and unpaid interest added to such Class through the immediately preceding Payment Date or Distribution Date, less any principal payments previously made on that Class, and if specified in the related Prospectus Supplement, losses allocable thereto. Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the related Interest Accrual Period preceding such Payment Date or Distribution Date, which Interest Accrual Period will end on the day preceding each Payment Date or Distribution Date or such earlier date as may be specified in the related Prospectus Supplement. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Securities), and allocations of losses on the Primary Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

    To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Variable Interest Securities. The Variable Interest Rate of Variable Interest Securities will be a variable or adjustable rate, subject to a Maximum Variable Interest Rate and a Minimum Variable Interest Rate. It is the Issuer's present intention, subject to changing market conditions, that the Variable Interest Rate formula or index be based on an established financial index in the national or international financial markets. The Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable, for Variable Interest Securities will be set forth in the related Prospectus Supplement and need not be the same as the Payment Dates or Distribution Dates for other Securities in such Series, but may be either more or less frequent. Unless otherwise specified in the related Prospectus Supplement or herein, references to Payment Date or Distribution Dates include Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable. For each Class of Variable Interest Securities, the related

Prospectus Supplement will set forth the initial Bond Interest Rate or Certificate Interest Rate, as applicable, (or the method of determining it), the Variable Interest Period and the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, for each Variable Interest Period will be determined.

    Interest Only Securities or Interest Weighted Securities, among others, may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount will be determined at the time of issuance of such Securities based on the principal balances or Bond Value of the Mortgage Loans attributable to the Securities of a Series entitled to receive principal, and will be adjusted monthly over the life of the Securities based upon adjustments to the Asset Value or principal amounts of such Mortgage Loans. Reference to the Notional Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

    If so specified in the related Prospectus Supplement, if funds in the Collection Account are insufficient to make required payments of interest to Bondholders or Certificateholders on any Payment Date or Distribution Date, as applicable, amounts available for payment to the Bondholders or Certificateholders of each Class will be allocated pro rata in the proportion in which the outstanding principal balance of each Bond or Certificate bears to the aggregate outstanding principal balance of all Bonds or Certificates of such Class, except that Subordinate Bondholders or Subordinate Certificateholders, if any, will not, unless otherwise specified in the related Prospectus Supplement, receive any payments of interest on the Subordinate Bonds or Subordinate Certificates until Senior Bondholders or Senior Certificateholders receive payments of interest due them (in each case as described in the related Prospectus Supplement).

PAYMENTS OR DISTRIBUTIONS OF PRINCIPAL

    On each Payment Date or Distribution Date for a Series, the Issuer will make principal payments to the holders of the Securities of such Series on which principal is then due and payable. Payments of principal on a Series will be allocated among Classes of such Series in the order of priority and amounts specified in the related Prospectus Supplement. All payments or distributions of principal of Securities of a Class will be applied either on a pro rata or random lot basis, as specified in the related Prospectus Supplement.

    Except as specified otherwise in the related Prospectus Supplement, the total amount of principal payments or distributions required to be made on the Securities of any Series on a Payment Date or Distribution Date (the "Principal Payment Amount") will be determined as specified in the related Prospectus Supplement. If the Series of Bonds has a Class of PAC Securities, such PAC Securities will have certain priorities of payment with respect to principal to the extent of certain targeted amounts with respect to each Payment Date or Distribution Date, as set forth in the related Prospectus Supplement. There can be no assurance that the Principal Payment Amount on any Payment Date or Distribution Date will be sufficient to pay in full the PAC Amount payable on such Payment Date or Distribution Date. The failure to pay in full the PAC Amount payable on a Payment Date or Distribution Date shall not constitute an Event of Default under the Indenture or Trust Agreement.

    If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Bonds or Subordinate Certificates or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

    One or more Classes of a Series may consist of Subordinate Bonds or Subordinate Certificates. Subordinate Bonds or Subordinate Certificates may be included in a Series to provide credit support as described herein under "ENHANCEMENT" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Bonds or Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "ENHANCEMENT." If the Mortgage Assets are divided into separate Mortgage Groups securing separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Bonds or Senior Certificates secured by one Mortgage Group prior to making distributions on Subordinate Bonds or Senior Certificates secured by another Mortgage Group within the Trust Estate or Trust Fund. Subordinate Bonds or Subordinate Certificates will be offered hereby and by the related Prospectus Supplement so long as such Bonds or Certificates are rated in one of the four highest rating categories by at least one Rating Agency.

SPECIAL REDEMPTION

    If specified in the related Prospectus Supplement, the Bonds of a Series may be subject to special redemption on the day of any month specified therein if, as a result of the prepayment experience on the Mortgage Assets securing such Bonds or the low yield available for reinvestment or both, the Trustee determines (based on assumptions specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account on the date specified in the related Prospectus Supplement for such Series, is anticipated to be insufficient to pay debt service on the Bonds of such Series on such Payment Date. The principal amount of Bonds of such Series required to be so redeemed will not exceed the Principal Payment Amount otherwise required to be paid on the next Payment Date. Therefore, the primary result of such a special redemption of Bonds is payment of principal prior to the next scheduled Payment Date.

    To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Enhancement Agreement and, in certain other events, at the Redemption Price.

    All payments of principal pursuant to any special redemption will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any special redemption will be mailed by the Issuer or the Trustee prior to the Special Redemption Date. Unless otherwise specified in the related Prospectus Supplement, the Redemption Price for any Bonds so redeemed will be equal to 100% of the principal amount of such Bonds (or 100% of the Compound Value of any Compound Interest Securities) or portions thereof so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

    In the event that Mortgage Assets having an Aggregate Bond Value at least equal to the original Aggregate Outstanding Principal of a Series is not pledged and delivered to the Trustee on the related Closing Date, the Issuer will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of such Undelivered Mortgage Assets. If Mortgage Assets are not subsequently delivered within 90 days of issuance of the Bonds, the amount of such deposit corresponding to principal may be used to pay a corresponding amount of principal of the Bonds to the extent set forth, and on the Payment Dates specified, in the Prospectus Supplement.

OPTIONAL REDEMPTION

    The Issuer, or such other Person specified in the related Prospectus Supplement, may, at its option and if so specified in the related Prospectus Supplement, redeem, in whole or in part, one or more Classes of any Series on any Payment Date for such Series on or after the dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Trustee prior to the Redemption Date. In the case of a REMIC, the Issuer may effect an optional redemption only if it qualifies as a "qualified liquidation" under Section 860F of the Code. The Redemption Price for any Bond so redeemed will be equal to 100% of the outstanding principal amount of such Bond, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

MANDATORY REDEMPTION

    If specified in the related Prospectus Supplement, Bonds of one or more Classes of a Series ("Individual Investor Bonds") may be subject to mandatory redemption by lot or by such other method set forth in the Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, no Bonds of a particular Class will be redeemed until all Bonds in each Class having a higher priority of redemption have been paid in full. Residual Interest Bonds will not be redeemed except in connection with the liquidation of the applicable REMIC, in which event the Residual Interest Bonds of the applicable Series will be redeemed in full.

    Individual Investor Bonds within a Class will be selected for redemption by random lot in $1,000 units after all redemptions requested by holders of Individual Investor Bonds in the Class have been made or by such other method set forth in the Prospectus Supplement. Procedures relating to optional redemptions requested by holders of Individual Investor Bonds and to mandatory redemptions by the Issuer of Individual Investor Bonds, and the Class priorities, if any, and conditions with respect to such redemptions, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION

    If so specified in the related Prospectus Supplement for a Series, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which one or more REMIC elections have been made, the Trustee must conduct the optional termination so as to constitute a "qualified liquidation" under Section 860F of the Code. See "THE TRUST AGREEMENT--Termination."

OPTIONAL REPURCHASE OF CERTIFICATES

    If so specified in the related Prospectus Supplement for a Series, one or more Classes of the Certificates of such Series may be repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement. Notice of any such repurchase must be given by the Trustee prior to the optional repurchase date, as specified in the related Prospectus Supplement. The repurchase price for any Certificate so repurchased will be set forth in the related Prospectus Supplement.

OTHER REPURCHASES

    If so specified in the related Prospectus Supplement for a Series, any Class of the Certificates of such Series may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor. Any such redemption at the request of holders or mandatory repurchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

                      YIELD AND PREPAYMENT CONSIDERATIONS

TIMING OF PAYMENT OR DISTRIBUTION OF INTEREST AND PRINCIPAL

    Each payment or distribution of interest on the Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the Interest Accrual Period specified in the related Prospectus Supplement preceding such Payment Date or Distribution Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities) and allocations of losses on the Mortgage Assets are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date with respect to such preceding Interest Accrual Period. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during such Interest Accrual Period.

PRINCIPAL PREPAYMENTS

    The yield to maturity or final distribution on the Securities will be affected by the rate of principal payments on the Mortgage Loans (including principal prepayments resulting from both voluntary prepayments by the Mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. The rate of principal payments or distributions on the Securities will correspond to the rate of principal payments on the Mortgage Assets. Principal prepayments on the Mortgage Assets are likely to be affected by the existence of provisions prohibiting prepayment of a Mortgage Loan underlying or comprising the Mortgage Assets for a defined period of time (a "Lock-Out Period") or provisions requiring the payment of a prepayment premium in the event of a prepayment (a "Yield Maintenance Payment"), and by the extent to which the Primary Servicer is able to enforce such provisions. Mortgage Loans with a Lock-Out Period or a Yield Maintenance Payment, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-Out Periods or with lower Yield Maintenance Payments.

    If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated.

    The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal prepayment is received on the Mortgage Loans and paid on an investor's Securities, the greater the effect on such investor's yield to maturity or final distribution. The effect on an investor's yield of principal payments or distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments or distributions.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

    The Stated Maturity for a Class is the date specified in the related Prospectus Supplement, calculated on the basis of the assumptions applicable to such Series set forth therein, no later than which the entire Aggregate Outstanding Principal thereof will be fully paid.

    The rate of return on reinvestment of distributions of principal and interest on the Mortgage Assets securing a Series, the rates at which principal payments are received on such Mortgage Assets and the rate at which payments are made from any Reserve Fund or other Enhancement for such Series may affect the ultimate maturity of each Class of such Series. Prepayments on the Mortgage Assets will accelerate the rate at which principal is paid or distributed on the Securities. High reinvestment rates tend to increase the amount of Excess Cash Flow, which, to the extent applied to principal payments or distributions on the Securities, will accelerate principal payments or distributions on such Securities.

    "Weighted average life" refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for such Bonds, or deposited in the Trust Fund, as the case may be, is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

    The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, demographic, geographic, tax, legal and other factors. The rate of prepayments of housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for a Series, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgages. In this regard, it should be noted that certain Mortgage Assets pledged as security for a Series may be backed by Mortgage Loans with different interest rates and the stated pass-through or pay-through interest rate of certain Mortgage Assets may be a number of percentage points less than the underlying Mortgage Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets for a Series have actual terms to maturity of less than those assumed in calculating Stated Maturity or the Final Scheduled Distribution Date, one or more Classes of the Series may be fully paid prior to their respective Stated Maturities or the Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate, if any. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of interest rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "SECURITY FOR THE BONDS AND CERTIFICATES."

    Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

    Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR or SPA.

    The Issuer is not aware of any publicly available statistics that set forth prepayment experience or prepayment forecasts of commercial or multifamily mortgage loans over an extended period of time.

    Except with respect to Interest Only Securities, the Prospectus Supplement will contain tables setting forth the projected weighted average life of each Class of such Series and the percentage of the original principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Mortgage Loans comprising or underlying the related Mortgage Assets. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

    TYPE OF MORTGAGE LOAN. Mortgage Loans comprising or underlying the Mortgage Assets may consist of ARMs. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly below the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

    A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the Servicer, the Master Servicer or the Special Servicer, if any, may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer, the Master Servicer or the Special Servicer, if any, may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be given considerable flexibility to modify Mortgage Loans which are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification which extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities thereby lengthening the period of time elapsed from the date of issuance of a Security until each dollar of principal will be repaid or distributed to the investor.

    FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Mortgage Loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Mortgage Loans. The return to Holders of Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

    DUE ON SALE CLAUSES. Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans underlying Private Mortgage-Backed Securities and Mortgage Loans in a Mortgage Pool may include "due-on-sale" clauses which allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of the underlying Mortgaged Property. Except as otherwise described in the Prospectus Supplement for a Series, the Primary Servicer of Mortgage Loans comprising or underlying Mortgage Assets securing such Series will not exercise its right to enforce any "due-on-sale" clause applicable to the related Mortgage Loan so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. The Primary Servicer will not enforce such clause to the extent enforcement would be unlawful or would prejudice recovery under any applicable Insurance Policy. If the Primary Servicer determines not to enforce such "due-on-sale" clause, it will enter into an assumption and modification agreement with the person to whom the Mortgaged Property is to be conveyed. FHA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons.

    SINGLE MORTGAGE LOAN OR SINGLE OBLIGOR. The Mortgage Assets securing a Series may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single obligor.

                    SECURITY FOR THE BONDS AND CERTIFICATES

GENERAL

    Each Series of Bonds will be secured by a pledge by the Issuer to the Trustee of all right, title and interest of the Issuer in the Primary Assets for such Series, and each Series of Certificates will represent a beneficial interest in a Trust Fund comprised of Primary Assets transferred to the Trustee by the Depositor. The Primary Assets may include (a) Mortgage Assets directly owned by the Issuer, (b) amounts payable under the Mortgage Assets, (c) funds, instruments or securities deposited or held from time to time in any Reserve Fund, (d) funds, instruments or securities initially deposited in the Collection Account for such Series, (e) an assignment of leases and rents, if any, (f) reinvestment income, if any, on moneys deposited in any Pledged Fund or Account,
(g) Enhancement Agreements, if any, (h) Servicing Agreements, if any, related to the Mortgage Loans of such Series, and (i) other funds, instruments or securities specified as Primary Assets in the related Prospectus Supplement.

    To the extent specified in the related Prospectus Supplement, certain amounts received by the Trustee or a Servicer with respect to a Private Mortgage-Backed Security or Mortgage Loan securing a Series may not be pledged as Mortgage Assets for such Series or deposited into the Trust Fund for such Series, as the case may be, but will be payable to the seller of such Private Mortgage-Backed Security or Mortgage Loan or to a Servicer free and clear of the lien of the Indenture, or interest granted under the Trust Agreement.

    Mortgage Assets for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement: (a) Mortgage Loans or participation interests therein and (b) Private Mortgage-Backed Securities. Mortgage Loans for a Series will be purchased by the Issuer directly or through an affiliate in the open market or in privately negotiated transactions. Private Mortgage-Backed Securities will in turn be secured by Underlying Collateral which will consist of Mortgage Loans. Participation interests pledged as Mortgage Assets for a Series may be acquired by the Issuer pursuant to a Participation Agreement or may be purchased in the open market.

    The Trustee or its agents or nominees will have possession of any Mortgage Loans constituting Mortgage Assets and will be the registered owner of any Private Mortgage-Backed Security which constitutes Mortgage Assets. The Trustee will not, unless otherwise specified in the related Prospectus Supplement, be in possession of or be the registered owner of any Underlying Collateral for any Private Mortgage-Backed Security. See "--Private Mortgage-Backed Securities" below.

    Unless otherwise specified in the related Prospectus Supplement for a Series, scheduled distributions of principal of and interest on the Mortgage Assets pledged to secure a Series or deposited into the Trust Fund for such Series, as the case may be, the amounts available to be withdrawn from any related Reserve Fund, the amount of cash, if any, initially deposited in the related Collection Account and any other Mortgage Assets pledged to secure such Series or deposited into the Trust Fund for such Series, as the case may be, together with the Reinvestment Income thereon at the Assumed Reinvestment Rate, if any, will be sufficient irrespective of the rate of prepayments on the Mortgage Assets to make required payments of interest on the Securities of such Series and to retire each Class of such Series not later than its Stated Maturity or Final Scheduled Distribution Date, as applicable. See "YIELD AND PREPAYMENT CONSIDERATIONS." The Mortgage Assets for a Series will equally and ratably secure each Class of such Series, or will represent beneficial interest in the Trust Fund, as the case may be, without priority of one Class over the other (subject to any subordination of Subordinate Securities of a Series as set forth in the related Prospectus Supplement), and the Mortgage Assets securing each Series, or comprising the Trust Fund, will serve as Mortgage Assets only for that Series.

MORTGAGE LOANS

    GENERAL. Mortgage Loans for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets, Mortgage Loans in which participation interests are conveyed to the Trustee, and Mortgage Loans underlying Private Mortgage-Backed Securities are referred to herein as the "Mortgage Loans." Some of the Mortgage Loans may have been originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to a Mortgage Loan. Mortgage Loans may, as specified in the related Prospectus Supplement, consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs or Mortgage Loans having balloon or other payment characteristics as described in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a fixed rate. Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property.

    The Mortgaged Properties may include Multifamily Property (i.e., multifamily residential rental properties or cooperatively owned properties consisting of five or more dwelling units) or Commercial Property. Multifamily Property may include mixed commercial and residential structures and may consist of property securing FHA-insured Mortgage Loans made by private lending institutions to help finance construction or substantial rehabilitation of the related multifamily rental or cooperative housing for moderate-income or displaced families. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS--Hazard Insurance on the Mortgage Loans--FHA Insurance."

    Each Mortgaged Property will be located on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the fee interest in leased land will be subject to the lien securing the related Mortgage Loan. Mortgage Loans secured by Multifamily Property or Commercial Property will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

    If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus Supplement will set forth the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. If permitted by applicable law, the Mortgage Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer, the Master Servicer or the Special Servicer, if any, may establish and maintain a trust account or accounts to be used in connection with REO Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate or the Trust Fund, as the case may be, by the mortgagor as debtor-in-possession or otherwise. See "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing Procedures--Presentation of Claims; Realization Upon Defaulted Mortgage Loans." In addition, the Mortgage Pool for a particular Series may include Mortgage Loans which consist of cash flow mortgages, installment contracts, mortgage loans with equity features or other mortgage loans described in the related Prospectus Supplement.

    The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Pool as of the Cut-Off Date, including, among other things, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Pool; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if any, and the weighted average thereof;
(c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans; (g) any Enhancement relating to the Mortgage Pool; (h) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property; (i) the geographic dispersion of Mortgaged Properties securing the Mortgage Loans; and (j) the use or type of each Mortgaged Property securing a

Mortgage Loan. The related Prospectus Supplement will also specify other characteristics of Mortgage Loans which may be included in the Mortgage Pool for a Series. If Private Mortgage-Backed Securities representing ownership interests in multiple mortgage pools constitute Mortgage Assets for a Series, the Prospectus Supplement will set forth, to the extent available, the above-specified information on an aggregate basis for the respective mortgage pools. If specific information respecting the Mortgage Loans is not known to the Issuer at the time the related Series is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the Series and to be filed with the Commission within 15 days after the initial issuance of such Series.

    If so specified in the related Prospectus Supplement, the terms of a Mortgage Loan may provide that upon the sale of the Mortgaged Property, the obligor may, in lieu of the payment in full of the amount of principal and interest then outstanding or accrued on the related Mortgage Loan, irrevocably deposit cash or other specified obligations into an account with the Trustee in an amount which, together with interest thereon, will be sufficient to make timely payments or distributions of principal and interest on the Mortgage Loan and, therefore, on the Securities according to their terms.

    The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets may affect the rate of prepayment of Securities and the risk of delinquencies, foreclosures and losses. See "RISK FACTORS" and "YIELD AND PREPAYMENT CONSIDERATIONS."

    MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES. The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement. If stated in the related Prospectus Supplement, the originator of the Mortgage Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards.

    Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Loans will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. Except as described below or in the related Prospectus Supplement, the Issuer believes that underwriting procedures used were consistent with those utilized by mortgage lenders generally during the period of origination.

    Unless otherwise specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with pre-established guidelines established by or acceptable to the loan originator for appraisers. Unless otherwise specified in the related Prospectus Supplement, the appraiser must personally inspect the property and verify that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

    No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Commercial Property or on non-traditional housing such as Multifamily Property. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Issuer to pay principal of and interest on the Securities may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Assets, thus shortening weighted average life and affecting yield to maturity. See "YIELD AND PREPAYMENT CONSIDERATIONS."

    DETERMINATION OF COMPLIANCE WITH POOL REQUIREMENTS AND UNDERWRITING PROCEDURES. As more specifically set forth in the related Prospectus Supplement, the Issuer will represent and warrant, upon pledge of the Mortgage Loans to the Trustee under the Indenture or deposit of such Mortgage Loans into the Trust Fund, as applicable, among other things, as to the accuracy of the information in the related Mortgage Loan Schedule. If specified in the related Prospectus Supplement, the originator of a Mortgage Loan may make representations and warranties with respect to such Mortgage Loan. If so specified in the related Prospectus Supplement, the Issuer will assign its rights and the seller's obligations under the agreement pursuant to which the Issuer acquired the Mortgage Assets for the related Series to the Trustee.

    If so specified in the related Prospectus Supplement, upon the discovery of the breach of certain representations or warranties made by the Issuer in respect of a Mortgage Loan that materially and adversely affects the interests of the Bondholders or Certificateholders of the related Series, the Issuer will be obligated to cause the seller of such Mortgage Loans to repurchase such Mortgage Loan or deliver a substitute conforming Mortgage Loan as described below under "Repurchase and Substitution of Non-Conforming Mortgage Loans." The Trustee will be required to enforce this obligation for the benefit of the Bondholders or Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. If so specified in the related Prospectus Supplement, the Master Servicer, if any, may be obligated to enforce such obligations rather than the Trustee.

    REPURCHASE AND SUBSTITUTION OF NON-CONFORMING MORTGAGE LOANS. The Trustee, or if so specified in the related Prospectus Supplement, a custodian, will review Mortgage Loan documents after receipt thereof. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, or if it is determined that the Issuer has breached any representation or warranty, the Trustee or the custodian shall immediately notify the Issuer and the Master Servicer, if any, and the Trustee, if the custodian. Unless otherwise specified in the related Prospectus Supplement, if the Issuer cannot cure such defect thereafter, the Issuer will be obligated to cause the seller of such Mortgage Loan to repurchase within 90 days of the execution of the related Series Supplement, or within such other period specified in the related Prospectus Supplement, the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a purchase price generally equal to the unpaid principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the unpaid principal balance of such Mortgage Loan immediately prior to foreclosure) plus accrued interest.

    Unless otherwise provided in the related Prospectus Supplement, the Issuer may, rather than cause the repurchase of the Mortgage Loan as described above, remove such Mortgage Loan from the Trust Estate (a "Deleted Mortgage Loan") or Trust Fund, as applicable, and substitute in its place one or more other Mortgage Loans (each, a "Substitute Mortgage Loan"); provided, however with respect to a Series for which no REMIC election is made, such substitution must be effected within the period specified in the related Prospectus Supplement. Any Substitute Mortgage Loan will, on the date of substitution, have the characteristics specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Bondholders, Certificateholders or the Trustee for a material defect in a Mortgage Loan document or for breach of representations and warranties with respect to any Mortgage Loan. With respect to Mortgage Loans underlying Private Mortgage-Backed Securities, the PMBS Agreement may have terms relating to the repurchase or substitution obligations which differ from those set forth above.

    The Master Servicer, if any, may also make certain warranties with respect to the Mortgage Loans comprising the Mortgage Pool for a Series. See "SERVICING OF MORTGAGE LOANS--Certain Matters Regarding the Master Servicer and Special Servicer." Upon a breach of any such warranty that materially and adversely affects the interests of Bondholders or Certificateholders of the related Series, the related Mortgage Loan will be required to be repurchased, subject to the conditions described in the preceding paragraph and in the related Prospectus Supplement. If the Master Servicer fails to repurchase such a Mortgage Loan, payments to Bondholders or Certificateholders could be reduced to the extent payments are not made on the Mortgage Loan.

    Various Servicers will provide certain customary servicing functions with respect to any Mortgage Loans pursuant to servicing agreements. Such Servicers may include affiliates of the Issuer. If so specified in the related Prospectus Supplement, a Master Servicing Agreement may be entered into between the Issuer and a Master Servicer. The Master Servicer will supervise the performance by the Servicers of their duties and responsibilities under the servicing agreements with respect to Mortgage Loans for the related Series. Alternatively, if so specified in the related Prospectus Supplement, the Master Servicer may be obligated to service Mortgage Loans directly or through one or more Servicers. In such a case, the Master Servicer will be primarily responsible for servicing of the Mortgage Loans. The specific duties to be performed by any Servicers and Master Servicer, if any, with respect to the Mortgage Loans of a particular Series will be set forth in the Prospectus Supplement to the extent they differ from the servicing obligations described herein under "SERVICING OF THE MORTGAGE LOANS." Servicers and the Master Servicer, if any, may be required to advance funds to cover delinquent payments on Mortgage Loans, to the extent specified in the related Prospectus Supplement. The Prospectus Supplement also will specify criteria to be met by each Servicer and the Master Servicer. Such criteria will be determined by the Issuer consistent with the requirements of each Rating Agency rating such Series. See "SERVICING OF MORTGAGE LOANS."

PRIVATE MORTGAGE-BACKED SECURITIES

    GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage participations and pass-through certificates, evidencing an undivided interest in a pool of Mortgage Loans, (b) debt obligations (interest payments on which may be tax-exempt in whole or in part), secured by mortgages or (c) participations or other interests in any of the foregoing. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement, or a participation agreement or similar agreement (a "PMBS Agreement"). The seller or servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans, participations or other interest, underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the Master Servicer directly or by one or more Servicers who may be subject to the supervision of the Master Servicer. Unless otherwise specified in the Prospectus Supplement relating to a Series, if payments with respect to interest on the underlying obligations are tax-exempt, such Prospectus Supplement will disclose the relevant federal tax characteristics relating to the tax-exempt status of such obligations.

    The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") may be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Issuer. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the Servicer. The PMBS Issuer or the Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

    UNDERLYING MORTGAGE LOANS. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs, or Mortgage Loans having balloon or other special payment features. Mortgage Loans underlying the Private Mortgage-Backed Securities will be secured primarily by Multifamily Property or Commercial Property. Unless otherwise stated in the related Prospectus Supplement, the underwriting procedures set forth above will also apply to Underlying Mortgage Loans.

    ENHANCEMENT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Enhancement in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of enhancement, if any, will be a function of certain characteristics of the Mortgage Loans, participations or other interest, and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency which assigned a rating to the Private Mortgage-Backed Securities.

    ADDITIONAL INFORMATION. The Prospectus Supplement for a Series which includes Private Mortgage-Backed Securities will specify, to the extent available, (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Estate or Trust Fund, as applicable, (ii) certain characteristics of the Mortgage Loans, participations or other interests which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, participations or other interests (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, adjustable payments or other payment features), (B) the approximate aggregate principal balance, if known, of Underlying Mortgage Loans, participations or other interests insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and
(D) the minimum and maximum stated maturities of the underlying Mortgage Loans, participations or other interests at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average pass-through or bond rate of the Private Mortgage-Backed Securities or formula therefor, (v) the pass-through or bond rate or ranges thereof for the Private Mortgage-Backed Securities or formula therefor, (vi) the PMBS Issuer, Master Servicer and the PMBS Trustee for such Private Mortgage-Backed Securities, (vii) certain characteristics of enhancement, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans, participations or other interests underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (viii) the terms on which the Underlying Mortgage Loans, participations or other interests for such Private Mortgage-Backed Securities or the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their maturity or the maturity of the Private Mortgage-Backed Securities and (ix) the terms on which Mortgage Loans, participations or other interests may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

    Unless otherwise provided in the related Prospectus Supplement, subject to the limitations set forth in the Indenture or Trust Agreement for a Series, the Issuer or Depositor may deliver to the Trustee other Mortgage Assets in substitution for any Mortgage Assets originally pledged as security for a Series, or deposited in the Trust Fund for a Series, as the case may be. Any such Substitute Mortgage Assets will have an outstanding principal balance or Asset Value (determined in a manner consistent with the Mortgage Assets for which it is substituted) that is less than or equal to the outstanding principal balance or Aggregate Asset Value of the Mortgage Assets for which it is substituted, unless otherwise specified in the related Prospectus Supplement, and will otherwise have such characteristics as shall be necessary to cause the Mortgage Assets, upon such substitution, to conform more fully to the description thereof set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (1) no substitution will be permitted which would delay the Stated Maturity or Final Scheduled Distribution Date, of any Class of Securities of the related Series, (2) no more than 40% of the Mortgage Assets (including any cash deposited on the Closing
Date) securing a Series may be substituted for, (3) only like kind Mortgage Assets may be substituted for Mortgage Assets (or, with respect to a substitution for cash deposited in any Pledged Fund or Account on the Closing Date, the Substitute Mortgage Assets must be of like kind as the Mortgage Assets securing the related Series) and (4) there can be no substitutions for Substitute Mortgage Assets. No substitution may be made (1) if such substitution would result in the Issuer becoming required to register as an "Investment Company" for purposes of the Investment Company Act of 1940, (2) if the Rating Agencies will, as a result of such substitution, downgrade the rating on the related Series of Securities or any Class thereof or (3) in the event that the Issuer has elected to be treated as a REMIC and such substitution would cause the REMIC to lose its status as a REMIC or result in a tax on "prohibited contributions" to or "prohibited transactions" of the REMIC.

    If the Issuer elects to treat the Mortgage Assets securing a Series of Bonds, or deposited into the Trust Fund, as a REMIC or an election is made to treat the arrangement by which a Series of Securities is issued as a REMIC, no Substitute Mortgage Assets may be pledged by the Issuer (a) in the case of the substitution for a "defective obligation" (within the meaning of Section 860G(a)(4)(B) of the Code), more than two years after the "Start Up Day" (as defined in Section 860G(a)(9) of the Code) of the REMIC, or (b) in the case of any other Mortgage Assets, more than three months after the Start Up Day.

COLLECTION ACCOUNT

    Unless otherwise provided in the related Series Supplement, a separate Collection Account for each Series will be established by the Trustee, or if the Trustee is not also the Paying Agent, by the Paying Agent, for receipt of all monthly principal and interest payments on the Primary Assets securing such Series and the amount of cash, if any, to be initially deposited therein by the Issuer, Reinvestment Income, if any, thereon and any amounts withdrawn from any Reserve Funds for such Series. If specified in the related Prospectus Supplement, Reinvestment Income, if any, or other gain from investments of moneys in the Collection Account will be credited to the Collection Account for such Series and any loss resulting from such investments will be charged to such Collection Account. Funds on deposit in the Collection Account will be available for application to the payment of principal of and interest on the Securities of the related Series and for certain other payments provided for in the Indenture or Trust Agreement and described in the related Prospectus Supplement. To the extent that amounts remaining on deposit in the Collection Account on each Payment Date or Distribution Date represent Excess Cash Flow not required to be applied to such payments or distributions, unless otherwise specified in the related Prospectus Supplement, such amounts may be paid as provided in the Indenture or Trust Agreement to the Issuer (or, in the case of a REMIC, to the holder of the residual interest therein).

OTHER FUNDS OR ACCOUNTS

    A Series may also be secured by certain other funds and accounts for the purpose of, among other things, (i) paying certain administrative fees and operating expenses and (ii) accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer. See "--Enhancement."

INVESTMENT OF FUNDS

    The Collection Account, Servicing Accounts and certain other funds and accounts for a Series are to be invested by the Trustee or the Paying Agent, as directed by the Issuer, in certain Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, (b) demand and time deposits, certificates of deposit or bankers' acceptances, (c) repurchase obligations pursuant to a written agreement with respect to (1) any security described in clause (a) above or (2) any other security issued or guaranteed by an agency or instrumentality of the United States of America, (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state, (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), (f) a Guaranteed Investment Contract, (g) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (a) above, and (h) any other demand, money market or time deposit obligation, security or investment acceptable to the Rating Agencies.

    Eligible Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Collection Account or any other Pledged Fund or Account for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of such Series. Any gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series unless otherwise specified in the related Prospectus Supplement.

GUARANTEED INVESTMENT CONTRACT

    If specified in the related Prospectus Supplement, on or prior to the Delivery Date the Issuer and the Trustee will enter into a Guaranteed Investment Contract with a guarantor acceptable to the Rating Agencies rating the Securities (the "Guarantor"), pursuant to which all distributions on the Mortgage Assets will be invested by the Trustee with the Guarantor, and the Guarantor will pay to the Trustee interest at the rate per annum set forth in such Guaranteed Investment Contract on all amounts invested. Whenever funds are required under the Indenture to be paid to Bondholders or under the Trust Agreement to be paid to the Certificateholders, the Guarantor, upon the request of the Trustee, will remit such funds to the Trustee.

ENHANCEMENT

    Enhancement may be provided with respect to a Series, or with respect to any Mortgage Loans or Private Mortgage-Backed Securities securing a Series. See "ENHANCEMENT."

                          SERVICING OF MORTGAGE LOANS

GENERAL

    The servicing obligations with respect to a particular Series may be performed by various Servicers or by the Trustee. If so specified in the related Prospectus Supplement, a Master Servicer or a Special Servicer may be appointed. The related Prospectus Supplement for each Series will describe the extent, if any, such rights, duties and obligations vary or differ with respect to such Series from those described herein.

    If so specified in the related Prospectus Supplement, pursuant to a Master Servicing Agreement or Trust Agreement, customary servicing functions with respect to Mortgage Loans which comprise Mortgage Assets for a Series, or which constitute Underlying Collateral for a Private Mortgage-Backed Security will be provided by the Master Servicer directly or by one or more Servicers subject to supervision by the Master Servicer. To the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the duties and obligations of such Special Servicer. To the extent specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the authority to sell or otherwise dispose of Mortgage Loans or the related REO Property in order to maximize the value of such Mortgage Loans or property. The entity which has primary liability for servicing Mortgage Loans directly is sometimes referred to herein as the "Primary Servicer." If the Master Servicer is not required under the Master Servicing Agreement, Trust Agreement or PMBS Agreement, as applicable, to act as Primary Servicer, then the Master Servicer, if any, will (i) administer and supervise the performance by the Servicers (who will act as Primary Servicers) of their servicing responsibilities under the Servicing Agreements, (ii) to the extent not maintained by a Primary Servicer, maintain any insurance policy required for the related Mortgage Pool and (iii) advance funds as described below under "Advances" and in the related Prospectus Supplement. If a Master Servicer undertakes to service Mortgage Loans directly it may do so through Servicers as its agents. In such case, the Master Servicer will be responsible for all aspects of the servicing of the related Mortgage Loans notwithstanding such use of Servicers. The Master Servicer or a Servicer may be an affiliate of the Issuer. Unless otherwise specified in the related Prospectus Supplement, in the case of FHA Loans, the Master Servicer and each Servicer will be required to be approved by HUD as an FHA mortgagee. The Master Servicer will only be responsible for the duties and obligations of the Special Servicer to the extent set forth in the related Prospectus Supplement.

    To the extent applicable, Master Servicing Agreements (direct or supervisory), Servicing Agreements and Special Servicing Agreements, if any, with respect to a Series will be filed as exhibits to a Current Report on Form 8-K within 15 days following the issuance of the Securities of a Series.

    The Master Servicer will be paid a servicing fee for the performance of its services and duties under each Master Servicing Agreement, as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a servicing fee. The Special Servicer, if any, will also be entitled to a servicing fee. In addition, the Master Servicer, Special Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. If a Servicer or the Special Servicer is terminated by the Master Servicer, the servicing function of the Servicer or the Special Servicer will be either transferred to a substitute Servicer or Special Servicer, as the case may be, or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to a Servicer, under a terminated Servicing Agreement, or the Special Servicer, under the Special Servicing Agreement, if the Master Servicer elects to perform such servicing functions itself. See "--Servicing Compensation and Payment of Expenses" below.

COLLECTION PROCEDURES

    The Primary Servicer or, if so specified in the related Prospectus Supplement, the Trustee, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans.

    Unless otherwise specified in the related Prospectus Supplement, the Primary Servicer, to the extent permitted by law and the terms of the related Mortgage Loans, will establish and maintain an escrow account (the "Escrow Account") in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the Escrow Account are to be made to effect timely payment of taxes, assessments and hazard insurance premiums, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Alternatively, the terms of the related Mortgage Loan may require, upon the occurrence of a delinquency or default by the obligor, an impound account ("Impound Account") to be established and maintained and into which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited pending distribution of such items. The Primary Servicer will be responsible for the administration of the Escrow Account or the Impound Account and may be obligated to make escrow or impound advances to the relevant account when a deficiency exists therein if so specified in the related Prospectus Supplement.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CUSTODIAL ACCOUNTS

    With respect to any Series, the Master Servicer, if any, will establish an account (the "Custodial Account") in the name of the Trustee, unless otherwise specified in the related Prospectus Supplement. The Custodial Account will be established so as to comply with the standards of each Rating Agency rating the Securities of a Series. Amounts to be remitted to the Trustee shall be remitted by the Master Servicer to the Trustee from the Custodial Account for deposit in the Collection Account for the related Series.

    In those cases where a Servicer is servicing Mortgage Loans pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with the standards set forth below for the Custodial Account and that is otherwise acceptable to the Master Servicer, if any. The Servicer will be required to deposit into the Servicing Account on a daily basis (or upon identification) all mortgage related receipts received by it with respect to Mortgage Loans serviced by such Servicer subsequent to the Cut-Off Date less its servicing fee and certain other amounts specified in the Servicing Agreement. On each Servicer Remittance Date, the Servicer shall remit all funds held in the Servicing Account (other than payments due on or before the Cut-Off Date and other amounts permitted to be withdrawn from or held in the Servicing Account pursuant to the Servicing Agreement) with respect to each Mortgage Loan together with any Advances made by such Servicer for deposit to the Custodial Account, or if a Custodial Account has not been established, directly to the Collection Account. See "--Advances" below.

    If so specified in the related Prospectus Supplement, the Custodial Account and each Servicing Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending remittance to the Trustee in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Servicer will be entitled to receive any such interest or other income earned on funds in the Custodial Account or Servicing Account as additional compensation.

    The Master Servicer will deposit in the Custodial Account on a daily basis all mortgage related receipts (including amounts remitted by the Servicer) received by it subsequent to the Cut-off Date (other than payments of principal and interest due on or before the Cut-off Date).

    With respect to any other type of Mortgage Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement.

ADVANCES

    GENERAL. To the extent provided in the related Prospectus Supplement, the Primary Servicer may make periodic advances of cash ("Advances") from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent such Advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise. Neither the Master Servicer nor the Servicers will be required to make such Advances, unless otherwise specified in the related Prospectus Supplement. The Master Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount or may be limited to Advances received from Servicers. If so specified in the related Prospectus Supplement, the Master Servicer will not be obligated to make Advances until all or a specified portion of a Reserve Fund is depleted. Advances are intended to enable the Issuer to make timely payment of the scheduled principal and interest payments or distributions on the Securities of such Series, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Mortgage Loans which represent late recoveries of principal or interest respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loans, or any other source described in the related Prospectus Supplement, the Servicer or Master Servicer will be entitled to reimbursements from other funds in the Custodial Account or Servicing Account, as applicable.

    ADJUSTMENTS TO SERVICING FEE OR ADVANCES IN CONNECTION WITH PREPAID MORTGAGE LOANS. With respect to each Mortgage Pool, if an obligor makes a principal prepayment between scheduled payment dates, the obligor may be required to pay interest on the principal balance only to the date of prepayment in full. If and to the extent provided in the related Prospectus Supplement, the amount of the servicing fee may be reduced, or the Primary Servicer may be otherwise obligated to advance moneys from its own funds or any reserve maintained for such purpose, to the extent necessary to include an amount equal to a full month's interest payment at the applicable Mortgage Rate. Partial principal prepayments may be treated as having been received on the next Due Date, and, if so, no reduction in interest remitted for deposit to the Collection Account will occur. See "YIELD AND PREPAYMENT CONSIDERATIONS."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

    GENERAL. To the extent specified in the related Prospectus Supplement and the Servicing Agreement, the Primary Servicer will be required to cause to be maintained a standard hazard insurance policy with respect to each Mortgaged Property. In addition, all or a portion of the Mortgage Loans comprising a Mortgage Pool or constituting Underlying Collateral may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS."

    PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED MORTGAGE LOANS. The market value of any property obtained in foreclosure or by deed in lieu of foreclosure may be based substantially on the operating income obtained by renting the applicable property. As a default on a Mortgage Loan secured by Multifamily Property or Commercial Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property generally will be less than anticipated when such Mortgage Loan was originated. To the extent that equity does not cushion the loss in market value upon any liquidation and such loss is not covered by other credit support, a loss may be experienced by the related Bondholders or Certificateholders, as applicable.

    The Primary Servicer, on behalf of itself, the Trustee, the Bondholders or Certificateholders, as applicable, and the Issuer, will be required to present, or cause to be presented, claims with respect to any insurance policy. The Primary Servicer will be required to present claims and take such reasonable steps as are necessary to permit recovery under any FHA insurance respecting defaulted Mortgage Loans.

    The Primary Servicer may foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Primary Servicer will generally follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, subject to the express provisions of the related Servicing Agreement.

ENFORCEMENT OF DUE-ON SALE CLAUSES

    Unless otherwise specified in the related Prospectus Supplement, when any Mortgaged Property is about to be conveyed by the Mortgagor, the Primary Servicer will not exercise its rights to accelerate the maturity of such Mortgage Loan under the applicable "due-on-sale" clause, if any, so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. If such conditions are met or the Primary Servicer reasonably believes enforcement of a due-on-sale clause will not be enforceable, the Primary Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Unless otherwise specified in the related Prospectus Supplement, any fee collected in connection with an assumption will be retained as additional servicing compensation.

MODIFICATION; WAIVERS

    As set forth in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend the terms of any Mortgage Loan without the consent of the Trustee, or any Bondholder or Certificateholders, as applicable.

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Master Servicer or the Special Servicer, if any, has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Master Servicer, the Special Servicer, if any, and each Servicer will be entitled to a servicing fee in an amount specified or to be calculated in a manner described in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Special Servicer, if any, or a Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and modification fees.

    The Primary Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. The ability of the Issuer of the related Series to pay principal of and interest on the Securities will not be affected to the extent claims are paid under the related insurance policies. If claims are either not made or paid under such insurance policies or if coverage thereunder has ceased or is insufficient, the ability of the Issuer to meet debt service requirements on the related Series may be adversely affected. In addition, the Primary Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Property, such right of reimbursement being prior to the rights of the Bondholders to receive any related Insurance Proceeds or Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

    The Master Servicer and the Special Servicer, if any, will deliver to the Trustee, on or before 120 days after the end of each fiscal year of the Master Servicer and the Special Servicer, if applicable, an officer's certificate stating that (i) a review of the activities of the Master Servicer, the Special Servicer and the Servicers during the preceding calendar year and of performance under the Master Servicing Agreement, Special Servicing Agreement, if applicable, and the Servicing Agreements has been made under the supervision of such officer and (ii) the Master Servicer and the Special Servicer, if applicable, has fulfilled all its obligations under the Master Servicing Agreement and Special Servicing Agreement, if applicable, throughout such year, and, to the best of such officer's knowledge, based on such review, each Servicer has fulfilled its obligations under the related Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the Master Servicer's and the Special Servicer's, if applicable, duties and duties of the Servicers have been conducted in compliance with the provisions of the applicable agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. Copies of the annual officer's certificate and accountants' statement may be obtained without charge upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND SPECIAL SERVICER

    The Master Servicer and any Special Servicer for each Series will be specified in the related Prospectus Supplement. The Master Servicer and any Special Servicer may be an affiliate of the Issuer and may have other business relationships with the Issuer and its affiliates.

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties except with the consent of the Trustee or upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

    Unless otherwise specified in the related Prospectus Supplement, each Master Servicing Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the Bondholders or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of failure to perform its obligations in compliance with the standards of care set forth in the Master Servicing Agreement. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the rights and duties of the parties to the Master Servicing Agreement and the interests of the Bondholders, or Certificateholders thereunder. In such event, the Master Servicer will be entitled to be reimbursed for legal expenses and costs of such action out of the related Custodial Account.

                                  ENHANCEMENT

GENERAL

    For any Series, Enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, the establishment of one or more reserve funds, overcollateralization, guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement (including but not limited to insurance, letters of credit or guarantee insurance) may be structured so as to be drawn upon by more than one Series to the extent described therein.

    Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Bondholders or Certificateholders, as applicable will bear their allocable share of deficiencies. Moreover, if a form of Enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

    If Enhancement is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE SECURITIES

    If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Payment Date or Distribution Date will be subordinated to such rights of the Holders of Senior Securities to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, the amount of subordination will decrease whenever amounts otherwise payable to the Holder of Subordinate Securities are paid to the Holders of Senior Securities (including amounts withdrawn from any related Reserve Fund and paid to the Holders of Senior Securities), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the Holders of Senior Securities. Unless otherwise specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Securities.

    A Series may include one or more Classes of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right will effectively be subordinate to the rights of other Holders of Senior Securities, but will be not be limited to a specified dollar amount of subordination. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

    The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to Holders of Senior Securities and/or to Holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund. If cash flows otherwise distributable to holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured by another Mortgage Group within the Trust Estate or Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

    If the Mortgage Assets for a Series are divided into separate Mortgage Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Securities secured by one Mortgage Group prior to distributions on Subordinate Securities secured by another Mortgage Group within the Trust Estate or Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE ON THE MORTGAGE LOANS

    Credit support with respect to a Series may be provided by insurance policies that include standard hazard insurance and may, if specified in the related Prospectus Supplement, include FHA Insurance. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS."

LETTER OF CREDIT

    The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-Off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Estate or Trust Fund, as applicable. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

BOND GUARANTEE INSURANCE

    Bond guarantee insurance, if any, with respect to a Series of Bonds will be provided by one or more insurance companies. Such bond guarantee insurance will guarantee, with respect to one or more Classes of Bonds of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related

Prospectus Supplement. If so specified in the related Prospectus Supplement, the bond guarantee insurance will also guarantee against any payment made to a Bondholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the bond guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

RESERVE FUNDS

    One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

    Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments or distributions of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of special redemptions with respect to any Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Following each Payment Date or Distribution Date amounts in such Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

    Moneys deposited in any Reserve Funds will be invested in Eligible Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "SERVICING OF MORTGAGE LOANS". The Reserve Fund, if any, for a Series will not be a part of the Trust Estate or Trust Fund, as applicable, unless otherwise specified in the related Prospectus Supplement.

    Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make payments or distributions to Bondholders or Certificateholders and use of investment earnings from the Reserve Fund, if any.

                 DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS

    The following descriptions of standard hazard insurance policies and FHA insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

GENERAL

    Each Mortgaged Property will be covered by a standard hazard insurance policy, as described in the related Prospectus Supplement. The coverage under standard hazard insurance policies will be subject to conditions and limitations described in the Prospectus Supplement and under "Hazard Insurance on the Mortgage Loans" below. Certain hazard risks will, therefore, not be insured and the occurrence of such hazards could adversely affect payments or distributions to Holders. Additionally, to the extent that losses on a defaulted or foreclosed Mortgage Loan are not covered by other credit support for such Series, such losses, if any, would affect payments or distributions to Holders.

HAZARD INSURANCE ON THE MORTGAGE LOANS

    The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquake, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support may adversely affect the ability of the Issuer to make payments of principal or interest on the Bonds. When a Mortgaged Property is located in a flood area identified in the Federal Register by the Flood Emergency Management Agency, the Master Servicer or the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property.

    The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the actual cash value of the improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the actual cash value of such improvements.

    In the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, Mortgagors are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Primary Servicer, on behalf of the Trustee, Bondholders, and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties; however, the ability of the Primary Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Primary Servicer by Mortgagors.

FHA INSURANCE

    The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

MORTGAGES

    Each Mortgage Loan will be secured by a mortgage, a deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien upon, or grants a title interest in, the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The lien of the mortgage is generally subordinate to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. The priority of the lien with respect to such mortgage depends on its terms, the knowledge of the parties to the mortgage and generally on the order of recording the mortgage with the applicable public recording office.

    There are two parties to a mortgage: the mortgagor, who is the owner of the property and usually the borrower, and the mortgagee, who is the lender. In the case where the borrower is a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary at origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust has three parties: the owner of the property and usually the borrower, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to the mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the mortgage loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, the law of the state in which the related Mortgaged Property is located and, in some cases, in deed of trust transactions, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee).

INTEREST IN REAL PROPERTY

    The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES OR BENEFICIARIES

    If specified in the applicable Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Special Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. Accordingly, the Trust Fund (and therefore the Certificateholders), as the holder of the junior lien, bear (i) the risk of delay in distributions while a deficiency judgement against the borrower is obtained and (ii) the risk of loss if the deficiency judgement is not realized upon. Moreover, deficiency judgements may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

    The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, by applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

    The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

    Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

    The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE OF MORTGAGE

    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust or deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice of any other individual having an interest in the real property, including any junior lienholders. In some states there is a reinstatement period. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In other states, after acceleration of the debt, the borrower is not provided with a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity refusing affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within the state statute of limitations (which is tolled by the filing of a bankruptcy case). Similarly, in some states, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the borrower's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, and subject in some states to the right of the borrower to stay in possession during a redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender typically incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure. Furthermore, certain states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

    The holder of a junior mortgage that forecloses on any Mortgaged Property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

    If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

    In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) would cause such property to be treated as "foreclosure property" by any REMIC in which such REO Property is held and (ii) would, to the extent commercially reasonable and consistent with clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality property or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

LEASEHOLD RISKS

    Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in is obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

    In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code), although the enforceability of such clause has not been established.

Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

    Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the end of the third taxable year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

ENVIRONMENTAL MATTERS

    Real property pledged as security to a lender may be subject to environmental risks. For example, certain environmental liabilities may (1) cause a diminution in the value of the Mortgaged Property; (2) limit the lender's foreclosure rights; and (3) subject the lender to liability for clean-up costs or other remedial actions. Under the laws of many states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

    The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under the laws of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

    Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

    Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

    This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), signed into law by President Clinton on September 30, 1996, which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. In addition to its application to CERCLA, the Asset Conservation Act applies to determining a lender's liability as an owner or operator of a petroleum or hazardous substance underground storage tank ("UST") under the federal Resource Conservation and Recovery Act ("RCRA").

    The secured creditor exemption does not protect a lender from liability under CERCLA in cases, among others, where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or the petroleum and hazardous substance UST provisions of RCRA. For example, under other provisions of RCRA, a past or present owner or operator of a facility may be ordered to conduct environmental property remediation in a proceeding brought by the government or by private citizens. In addition, many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.

    In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

    Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

    If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

    Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

    Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate or Trust Fund, as applicable, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which any action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

CERTAIN LAWS AND REGULATIONS

    The Mortgaged Properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the limited alternative uses for such Mortgaged Property, result in a failure to realize the full principal amount of the Mortgage Loans.

    For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgaged Properties which are hotels or motels may present additional risk in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

LEASES AND RENTS

    Multifamily and commercial mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

PERSONALTY

    Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

    In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITORS' RIGHTS

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws (the "Bankruptcy Code") and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a bankruptcy petition acts as a stay of the enforcement of remedies (including the right of foreclosure) for collection of a debt. Also, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose the junior lien.

    In a Chapter 11 case under the Bankruptcy Code, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can also reinstate accelerated indebtedness and, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a debtor, or a debtor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell its Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

    The Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term has been interpreted under the Bankruptcy Code. It should be noted, however, that, in the case of hospitality properties, the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

    Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the Mortgagors' ability to meet their obligations. For example, Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the Trustee's exercise of remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

    Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the bankruptcy petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

    Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that "adequate assurance of future performance" by the assignee is provided to the lessor or contract party. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and that the assignment will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

    Under Section 365(h) of the Bankruptcy Code, if a trustee for a debtor, or a debtor as a debtor-in-possession, rejects an unexpired lease of real property as to which it is the lessor, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

    In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by a mortgagor under the related Mortgage Loan to the Trust Fund. Such payments may be protected from recovery as preferences if they are payments in the ordinary course of business made according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to the particular transaction.

    A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with the ability to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage and the claim of the mortgagee may be subordinated to the claims of unsecured creditors.

DUE ON-SALE CLAUSES IN MORTGAGE LOANS

    A note, mortgage or deed of trust relating to the Mortgage Loans generally contains a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn St. Germain Depository Institutions Act of 1982 (the "Garn Act") effective October 15, 1982 (which purports to preempt state laws which prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder) the Servicer or the Master Servicer may nevertheless be able to accelerate many of the Mortgage Loans that contain a "due-on-sale" provision upon transfer of an interest in the property subject to the Mortgage Loans, regardless of the Servicer's or the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

EQUITABLE LIMITATIONS ON REMEDIES

    In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

    In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible as Mortgage Assets unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

    Alternative mortgage instruments, including ARMs originated by non-federally chartered lenders, have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

    Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

    Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

AMERICANS WITH DISABILITIES ACT

    Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                                 THE INDENTURE

    The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, such provisions or terms are as specified in the Indenture.

CERTAIN COVENANTS

    The Issuer may not liquidate or dissolve, without the consent of the holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series. The Issuer also may not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety without the consent of holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series, and unless (a) the Person (if other than the Issuer) formed or surviving such merger or consolidation or acquiring such assets is a Person organized under the laws of the United States of America or any State and shall have expressly assumed, by supplemental indenture in form satisfactory to the Trustee, the due and punctual payment of principal of and interest on all Bonds and the performance of every applicable covenant of the Indenture to be performed, by the Issuer, (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred, and be continuing, (c) the Trustee shall have received a letter from each Rating Agency rating any outstanding Bonds to the effect that the rating issued with respect to such Bonds is confirmed notwithstanding the consummation of such transaction and (d) the Trustee shall have received from the Issuer an Officers' Certificate and an Opinion of Counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements.

    The Issuer may incur, assume, have outstanding or guarantee any indebtedness other than pursuant to the Indenture only subject to certain conditions and limitations.

MODIFICATION OF INDENTURE

    Except as set forth below, with the consent of the holders of not less than a majority of the then Aggregate Outstanding Principal of each Series or Class of such Series to be affected, the Trustee and the Issuer may amend the Indenture or execute a supplemental indenture, to add provisions to or change or eliminate any provisions of the Indenture or Trust Agreement, as applicable, relating to such Series, or modify the rights of the holders of the Bonds of that Series.

    Without the consent of the holder of each outstanding Bond affected, however, except as provided below, no such amendment or supplemental indenture shall (i) change the Stated Maturity of the principal of or any installment of principal of or interest on any Bond or reduce the principal amount thereof, the Bond Interest Rate for any Bond or the Redemption Price with respect thereto, or change the provisions of the Trust Indenture or the related Series Supplement relating to the application of the Trust Estate to payment principal of or interest on the affected Bonds, or change any place of payment where, or the coin or currency in which, any affected Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment, (ii) reduce the percentage of Aggregate Outstanding Principal of the Bonds of the affected Series or Class of such Series, the consent of the holders of which is required for the authorization of any such amendment or supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, (iii) modify or alter the provisions of the Indenture defining the term "Outstanding," (iv) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture, (v) reduce the percentage of the Aggregate Outstanding Principal of any Series (or Class of such Series), the consent of the holders of which is required to direct the Trustee to liquidate the Mortgage Assets for such Series, (vi) modify any of the provisions of the

Indenture if such modification affects the calculation of the amount of any payment of interest or principal due and payable on any Bond on any Payment Date or to affect the rights of the holders of Bonds of any Series (or Class of such Series) to the benefit of any provisions for the mandatory redemption of Bonds of such Series (or Class of such Series) contained therein or in the related Series Supplement or (vii) modify the provisions of the Indenture regarding any modifications of such Indenture requiring consent of the holders of Bonds, except to increase the percentage or number of holders required to consent to such modification of such Indenture or Trust Agreement, as applicable, or to provide that additional provisions of the Indenture cannot be modified or waived without the consent of the holder of each Bond affected thereby.

    The Issuer and the Trustee may also amend the Indenture or enter into supplemental indentures, without obtaining the consent of holders of any Series, to cure any ambiguity or to correct or supplement any provision of the Indenture or any supplemental indenture which may be defective or inconsistent with any other provision, or to make or to amend any other provisions with respect to matters or questions arising under the Indenture or any supplemental indenture, provided that such action shall not materially adversely affect the interests of the holders of the Bonds. Such amendments may also be made and such supplemental indentures may also be entered into without the consent of Bondholders or Certificateholders to set forth the terms of and security for additional Series, to evidence the succession of another person to the Issuer, to add to the conditions, limitations and restrictions on certain terms of any Series and to the covenants of the Issuer, to surrender any right or power conferred upon the Issuer, to convey, transfer, assign, mortgage or pledge any property to the Trustee, to correct or amplify the description of any property subject to the lien of the Indenture to modify the Indenture to the extent necessary to effect the Trustee's qualification under the TIA or comply with the requirements of the TIA, to provide for the issuance of Bonds of any Series, to make any amendment necessary or desirable to maintain the status of a REMIC as a REMIC and to amend the provisions of the Indenture relating to authentication and delivery of a Series with respect to which a supplemental indenture has not theretofore been authorized or to evidence and provide for the acceptance of appointment by a successor trustee.

EVENTS OF DEFAULT

    Unless otherwise stated in the related Prospectus Supplement, an "Event of Default" with respect to any Series is defined in the Indenture as being: (i) a continuing default for 5 days in the payment of interest on any Bond of such Series; (ii) a continuing default for five days in the payment of principal, when due, of any Bond of such Series; (iii) the impairment of the validity or effectiveness of the Indenture or any grant thereunder, or the subordination, termination or discharge of the lien of the Indenture with respect to such Series, or the release of any Person from any covenants or obligations under the Indenture with respect to such Series, unless otherwise expressly permitted, or the creation of any lien, charge, security interest, mortgage or other encumbrance with respect to any part of the property subject to the lien of the Indenture, or any interest in or proceeds of such property, or the failure of the lien of the Indenture to constitute a valid first priority security interest in the property subject to the lien of the Indenture and the continuation of any of such defaults for a period of 30 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the then Aggregate Outstanding Principal of such Series; (iv) a default in the observance of, or breach of, any covenant or negative covenant of the Issuer made in the Indenture, or a material breach of any representation or warranty of the Issuer made in the Indenture or in any certificate or other document delivered pursuant thereto or in connection therewith as of the time when the same shall have been made, and the continuation of any such default or breach for a period of 60 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the then Aggregate Outstanding Principal of such Series (unless the default or breach is with respect to certain covenants specified in the Indenture not requiring such continuation or notice); and (v) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. Notwithstanding the foregoing, if a Series includes a Class of Subordinate Bonds, the Series Supplement for such a Series may provide that certain defaults which relate only to such Subordinate Securities shall not constitute an Event of Default with respect to the Bonds, under certain circumstances, and may limit the rights of holders of Subordinate Securities to direct the Trustee to pursue remedies with respect to such defaults, or other Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

    Unless otherwise provided in the related Prospectus Supplement, in case an Event of Default with respect to any Series should occur and be continuing, the Trustee may and, upon the written request of the holders of at least 25% of the then Aggregate Outstanding Principal of such Series shall, declare all Bonds of such Series to be due and payable, together with accrued and unpaid interest thereon. Such declaration may under certain circumstances be rescinded by the holders of a majority of the then Aggregate Outstanding Principal of such Series.

    The Indenture provides that the Trustee shall, within 90 days after the occurrence of an Event of Default with respect to a Series, mail to the holders of such Series notice of all uncured or unwaived defaults known to it; provided that, except in the case of an Event of Default in the payment of the principal or purchase price of or interest on any Bond, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders of such Series, and provided, further, that, in the case of a default specified in clause (iv) of the first paragraph of this "Events of Default" subsection the Trustee is not required to give such notice until at least 30 days after the occurrence of such default or breach and that, in the case of any default or breach specified in clause (v) of the first paragraph of this "Events of Default" subsection, the Trustee is not required to give such notice until at least 60 days after the occurrence of such default or breach.

    An Event of Default with respect to one Series will not necessarily be an Event of Default with respect to any other Series.

    Unless otherwise provided in the related Prospectus Supplement, if following an Event of Default with respect to any Series, the Bonds of such Series have been declared to be due and payable, the Trustee may, but shall not be obligated to, in its sole discretion, refrain from liquidating the related Mortgage Assets if (i) the Trustee determines that the amounts receivable with respect to such Mortgage Assets and any Enhancement will be sufficient to pay (a) all principal of and interest on the Bonds in accordance with their terms without regard to the declaration of acceleration and (b) all sums due the Trustee and any other administrative amounts required to be paid under the Indenture and (ii) Holders of the requisite percentage of the Securities of such Series have not directed the Trustee to sell the related Mortgage Assets as so specified in the Indenture. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee is prohibited from selling the Trust Estate following certain Events of Default unless (a) the amounts receivable with respect to the Mortgage Assets and any Enhancement are not sufficient to pay in full the principal of and accrued interest on the Bonds of such Series and to pay sums due the Trustee and other administrative expenses specified in the Indenture and the Trustee obtains the consent of holders of 66 2/3% of the Aggregate Outstanding Principal of such Series or (b) the Trustee obtains the consent of 100% of the Aggregate Outstanding Principal of such Series, and subject to the provisions of the related Prospectus Supplement, the obligor under the Enhancement. Unless otherwise provided in the related Prospectus Supplement, the proceeds of a sale of Mortgage Assets will be applied to the payment of amounts due the Trustee and other administrative expenses specified in the Indenture and then distributed pro rata among the Bondholders of such Series (without regard to Class, provided that Subordinate Securities will be subordinate to Senior Securities of the Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Bonds for principal and interest at the time such proceeds are distributed by the Trustee.

    The Trustee shall not be deemed to have knowledge of any Event of Default or Default described in clauses (iv) through (vi) of the first paragraph of this "Events of Default" subsection unless an officer in the Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders of a Series, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture the holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series. In addition, the Holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) may, in certain cases, waive any default with respect to such Series, except a default in payment of principal or interest or in respect of a covenant or provision which cannot be modified without the consent of all Bondholders affected.

    Unless otherwise specified in the related Prospectus Supplement, no holder of Bonds of a Series will have the right to institute any Proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default with respect to such Series and has offered the Trustee satisfactory indemnity, (ii) the Holders of not less than 25% of the then Aggregate Outstanding Principal of such Series have made written request upon the Trustee to institute such Proceeding as Trustee and have offered satisfactory indemnity, (iii) the Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the then Aggregate Outstanding Principal of such Series; provided, however, that in the event that the Trustee receives conflicting requests and indemnities from two or more groups of Bondholders, each representing less than a majority of the Aggregate Outstanding Principal of such Series, the Trustee may in its sole discretion determine what action with respect to the Proceeding, if any, shall be taken.

AUTHENTICATION AND DELIVERY OF BONDS

    The Issuer may from time to time deliver Bonds executed by it to the Trustee and order that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such order and subject to the Issuer's compliance with certain conditions specified in the Indenture the Trustee will authenticate and deliver such Bonds as the Issuer may direct. Unless otherwise specified in the related Prospectus Supplement, the Trustee will be authorized to appoint an agent for purposes of authenticating and delivering any Series of Bonds (the "Authenticating Agent").

SATISFACTION AND DISCHARGE OF THE INDENTURE

    The Indenture will be discharged as to a Series (except with respect to certain continuing rights specified in the Indenture or Trust Agreement, as applicable), (a)(1) upon the delivery to the Trustee for cancellation of all of the Bonds of such Series other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer and discharged from such trust) as provided in of the Indenture, or (2) at such time as all Bonds of such Series not previously cancelled by the Trustee have become, or, within one year, will become, due and payable or called for redemption and the Issuer shall have deposited with the Trustee an amount sufficient to repay all of the Bonds and (b) the Issuer shall have paid all other amounts payable under the Indenture or Trust Agreement, as applicable, with respect to such Series.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

    The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

LIST OF BONDHOLDERS

    Three or more Holders of a Series which have each owned the Bonds for at least six months may, by written application to the Trustee, request access to the list maintained by the Trustee of all holders of the same Series or of all Bonds, as specified in the request, for the purpose of communicating with other Bondholders with respect to their rights under the Indenture.

MEETINGS OF BONDHOLDERS

    Meetings of Bondholders or Certificateholders may be called at any time and from time to time to (i) give any notice to the Issuer or to the Trustee, give directions to the Trustee, consent to the waiver of any Default or Event of Default under the Indenture, or to take any other action authorized to be taken by Bondholders in connection therewith, (ii) remove the Trustee and to appoint a successor Trustee, (iii) consent to the execution of supplemental indentures or
(iv) take any other action authorized to be taken by or on behalf of the Bondholders of any specified percentage of the Aggregate Outstanding Principal of the Bonds. Such meetings may be called by the Trustee, the Issuer or by the holders of 10% in Aggregate Outstanding Principal of any such Series.

FISCAL YEAR

    The fiscal year of each Issuer ends on December 31.

TRUSTEE'S ANNUAL REPORT

    The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualification to continue as the Trustee under the Indenture any amounts advanced by it under the Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such, any release or release and substitution of property subject to the lien of the Indenture which has not been previously reported, any additional issuance of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

THE TRUSTEE

    LaSalle National Bank (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement related to a Series of Bonds) will be the Trustee under the Indenture for the Bonds. The Issuer may maintain other banking relationships in the ordinary course of business with the Trustee. If LaSalle National Bank serves as Trustee, the Trustee's "Corporate Trust Office" is 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, or at such other addressees as the Trustee may designate from time to time by notice to the Bondholders and the Issuer. If another bank or trust company serves as Trustee, the address of its Corporate Trust Office will be specified in the related Prospectus Supplement. With respect to the presentment and surrender of Bonds for final payment of principal in retirement thereof on any Payment Date, Redemption Date, Special Payment Date or Special Redemption Date and, with respect to any other presentment and surrender of such Bonds and for all other purposes, unless otherwise specified in the related Prospectus Supplement, such Bonds may be presented at the Corporate Trust Office of the Trustee or at the office of the Issuer's agent in the State of New York (the "New York Presenting Agent"), which will be specified in the related Prospectus Supplement.

                              THE TRUST AGREEMENT

    The following summaries describe certain provisions of the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms are as specified in the Trust Agreement.

ASSIGNMENT OF MORTGAGE ASSETS

    GENERAL. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

    ASSIGNMENT OF MORTGAGE LOANS. The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

    If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Trust Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

    Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify with respect to each mortgage loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an adjustable rate mortgage, the lifetime mortgage rate cap, if any, and the current index; and, if the Mortgage Loan is a loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

REPURCHASE OF NON-CONFORMING LOANS

    Unless otherwise provided in the related Prospectus Supplement, if any document in the Mortgage Loan file delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Trust Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Master Servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price generally equal to (a) the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure) and (b), accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Certificate Interest Rate (less any unreimbursed Advances respecting such Mortgage Loan).

    Unless otherwise provided in the related Prospectus Supplement, the above-described repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a Mortgage Loan document.

    The Depositor or another entity will make representations and warranties with respect to Mortgage Loans which comprise the Mortgage Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within 90 days after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Mortgage Loan, the Depositor or such entity is obligated to repurchase the affected Mortgaged Loan or, if provided in the related Prospectus Supplement, provide a Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

    The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Mortgage Loans. See "RISK FACTORS".

REPORTS TO CERTIFICATEHOLDERS

    The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

    (i) with respect to a Series, the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Servicer or by a Servicer;

    (ii) with respect to a Series, the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by a Servicer;

   (iii) the amount of servicing compensation with respect to the Mortgage Assets and paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

    (iv) the aggregate outstanding principal balance of the Mortgage Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

    (v) the aggregate outstanding principal amount of the Certificates of such series as of the Due Date, after giving effect to distributions allocated to principal reported under (i) above;

    (vi) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (ii) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

   (vii) in the case of Variable Rate Securities, the Variable Interest Rate applicable to the distribution being made;

  (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds to distribute and the amounts actually distributed);

    (ix) if applicable, the number and aggregate principal balances of Mortgage Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

    (x) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which such distribution relates;

    (xi) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

   (xii) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

  (xiii) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

   (xiv) in the case of any other Enhancement described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

   (xv) in the case of any Series which includes a Subordinate Securities, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Holders of Senior Securities is less than their required distribution, the amount of the shortfall;

   (xvi) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to Certificateholders and the remaining balance of each reserve fund, if any, on such Distribution Date, after giving effect to distributions made on such date; and

  (xvii) such other information as specified in the related Trust Agreement.

    In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through (iv), (vi), (viii) and (xvi) above for such calendar year and (b) such information specified in the Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS--Evidence as to Compliance" herein.

EVENT OF DEFAULT

    Unless otherwise specified in the related Prospectus Supplement, events of Default under the Trust Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the

Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default remains unremedied under the Trust Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer as servicer under the Trust Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Trust Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement.

    In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of such Trust Agreement relating to the servicing of the Mortgage Loans. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Trust Agreement.

    During the continuance of any Event of Default under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

    No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Trust Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

    The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement, and such

Trustee may be LaSalle National Bank. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement.

DUTIES OF THE TRUSTEE

    The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement; provided, however, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it.

    The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in connection with the occurrence and/or continuation of an Event of Default (see "--Rights Upon Event of Default" above). The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Trust Agreement, if the Trustee becomes insolvent, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Trust Agreement is located, or (ii) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF TRUST AGREEMENT

    Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the

Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under such Trust Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not adversely affect in any material respect the interests of any Certificateholders of such Series not consenting thereto. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

    The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than set forth herein.

LIST OF CERTIFICATEHOLDERS

    Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

    No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.

REMIC ADMINISTRATOR

    With respect to any Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

    The obligations created by the Trust Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Trust Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all REO Property or (ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Mortgage Loans at that time subject to the Trust Agreement and all REO Property. The Trust Agreement for each Series permits, but does not require, the Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the Aggregate Asset Value of such Mortgage Loans plus, with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, less, in either case, related unreimbursed Advances (in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Value of such Mortgage Loans) and unreimbursed expenses (that are reimburseable pursuant to the terms of the Trust Agreement) plus, in either case, accrued interest thereon at the weighted average Mortgage Rate through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the Aggregate Asset Value of such Loans, plus accrued interest thereon at the applicable net Mortgage Rates through the last day of the month of such repurchase and (b) the aggregate fair market value of such Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the Aggregate Value of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Asset Value. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund or repurchase all or certain Classes of Certificates of a Series under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases" herein.

                                   THE ISSUER

THE COMPANY

    The Company was incorporated in the State of Delaware on January 2, 1987. The principal office of the Company is located at 200 Vesey Street, New York, New York 10285. Its telephone number is (212) 526-5594.

    The Certificate of Incorporation of the Company provides that the Company may not conduct any activities other than those related to the issue and sale of one or more Series and to serve as depositor of one or more trusts that may issue and sell Bonds or Certificates. The Certificate of Incorporation of the Company provides that any Securities, except for subordinated Securities, issued by the Company must be rated in one of the three highest categories available by any Rating Agency rating the Series. Pursuant to the terms of the Indenture or Trust Agreement, as applicable, the Company may not issue any Securities which would result in the lowering of the then current ratings of the outstanding Securities of any Series.

    The Series Supplement for a particular Series may permit the Primary Assets pledged to secure the related Series of Bonds to be transferred by the Issuer to a trust, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

OWNER TRUST

    Each owner trust established to act as Issuer of a Series of bonds (each, an "Owner Trust") will be created pursuant to a deposit trust agreement (the "Deposit Trust Agreement") between the Company which will act as Depositor and the bank, trust company or other fiduciary named in the related Prospectus Supplement which will act solely in its fiduciary capacity as Owner Trustee. Under the terms of each Deposit Trust Agreement, the Company will convey to the Owner Trustee Mortgage Assets and other Primary Assets to secure one or more Series in return for certificates or other instruments evidencing beneficial ownership of the Owner Trust and the net proceeds of the sale of the Bonds. The Company may in turn sell or assign the certificates of beneficial interest to another entity or entities, including affiliates of the Company.

    The Owner Trust will pledge the Mortgage Assets and other Primary Assets to the Trustee under the related Indenture as security for a Series. The Trustee will hold such Mortgage Assets as security only for that Series, and Holders of the Bonds of such Series will be entitled to the equal and proportionate benefits of such security, subject to the express subordination of certain Classes thereof, as if the same had been granted by a corporate issuer.

    Each Deposit Trust Agreement will provide that the related Trust may not conduct any activities other than those related to the issuance and sale of the particular Series. No Deposit Trust Agreement will be subject to amendment without the prior written consent of the Owner Trustee, the holders representing a majority of the beneficial interest of the Owner Trust and the Trustee, except that the holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series must consent to any amendment of, among other provisions, the limitation on activities of the Owner Trust and the provision regarding amendments to the Deposit Trust Agreement. The holders of the beneficial interests in an Owner Trust which issues a Series will not be liable for payment of principal of or interest on the Bonds and each holder of Bonds of such Series will be deemed to have released such beneficial owners from any such liability.

ADMINISTRATOR

    Unless otherwise specified in the related Prospectus Supplement, it is expected that the Issuer will enter into an administration agreement with an administrator acceptable to the Rating Agencies rating the applicable Series of Securities (the "Administrator") pursuant to which advisory, administrative, accounting and clerical services will be provided to the Issuer with respect to the Securities. The Trustee or the Master Servicer may serve as the Securities Administrator. In addition, under the Indenture or Trust Agreement, as applicable, the Issuer is responsible for certain administrative and accounting matters relating to the Securities. It is intended that the Administrator will perform these services on behalf of the Issuer, and amounts payable with respect to such services, unless otherwise provided in the related Prospectus Supplement, will be subordinate to the Issuer's obligations to pay principal and interest to the Bondholders or Certificateholders (including any Residual Interest Bondholders or Residual Interest Certificateholders) but, unless otherwise specified in the related Prospectus Supplement, will be senior to the Issuer's obligation to pay any Excess Cash Flow to the Residual Interest Bondholders or Residual Interest Certificateholders.

                                USE OF PROCEEDS

    The Issuer will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets securing each Series simultaneously with the issuance and sale of such Securities. The proceeds may also be used to repay indebtedness which has been incurred to acquire Mortgage Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the Seller of such Mortgage Assets.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    Any bearer securities will be issued in compliance with United States federal tax laws and regulations applicable at the time of issuance. Under current law, bearer securities may not be offered or sold during the restricted period, or delivered in definitive form in connection with a sale during the restricted period (as defined under "DESCRIPTION OF THE SECURITIES--Bearer Securities and Registered Securities"), in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling bearer securities during the restricted period (a "Distributor") pursuant to a written contract with the Issuer or with another Distributor, that purchases bearer securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a bearer security may be made during the restricted period to a United States person who acquired and holds the bearer security on the certification date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling bearer securities during the restricted period must agree not to offer or sell bearer securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling bearer securities are aware of these restrictions.

    Bearer securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

    As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary and the opinion of counsel to which the summary refers below, are based are subject to change, and such a change could apply retroactively. No rulings have been or will be sought from the IRS on these matters.

    The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Securities are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of the Securities.

CHARACTERIZATION OF SECURITIES

    Unless otherwise stated in the applicable Prospectus Supplement, a REMIC election will be made with respect to each Series of Securities. In such a case, special counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Indenture or Trust Agreement, as applicable, are complied with and the statutory and regulatory requirements are satisfied. Securities of such Series will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

    If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer; (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; (iv) interests in an entity that will be treated as a partnership for federal income tax purposes, or (v) interests in an entity or a pool of assets that will satisfy the requirements for qualification as a financial asset securitization investment trust (a "FASIT") for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement or Indenture with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

    Except to the extent the related Prospectus Supplement specifies otherwise, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans . . . secured by an interest in real property which is . . . residential real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then Securities will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. In general, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

    It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

TAXATION OF REGULAR INTEREST SECURITIES

    INTEREST AND ACQUISITION DISCOUNT. Securities that qualify as regular interests in a REMIC ("Regular Interest Securities") are generally treated as indebtedness for federal income tax purposes. Stated interest on a Regular Interest Security will be taxable as ordinary income using the accrual method of accounting, regardless of the Bondholder's or Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Interest Securities that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Securities.

    Compound Interest Securities, Interest Weighted Securities, and Zero Coupon Securities will, and other Securities constituting Regular Interest Securities may, be issued with "original issue discount" ("OID") within the meaning of Code
Section 1273. Rules governing original issue discount are set forth in sections 1271-1275 of the Code and the Treasury regulations thereunder (the "OID Regulations"). Treasury regulations (the "Contingent Regulations") governing the treatment of contingent payment obligations also have been adopted. As described more fully below, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and
(ii) the Prepayment Assumptions. Under Section 1272(a)(6) of the Code, special rules apply to the computation of OID on instruments, such as the Regular Interest Securities, on which principal is prepaid based on prepayments of the underlying assets. Neither the OID Regulations nor the Contingent Regulations contain rules applicable to instruments governed by Section 1272(a)(6). Although technically not applicable to prepayable securities, the Contingent Regulations may represent a possible method to be applied in calculating OID on certain Classes of Certificates. Until the Treasury Department issues guidance to the contrary, the Servicer or other person responsible for computing the amount of original issue discount to be reported to a Regular Interest Securityholder each taxable year (the "Tax Administrator") intends to base its computations on Code
Section 1272(a)(6), the OID Regulations and the Contingent Regulations as described below. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the Regular Interest Securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Security and its issue price. A holder of a Regular Interest Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Security will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code, generally less than 0.25% of the stated redemption price at maturity of the Regular Interest Security multiplied by the weighted average maturity of the Regular Interest Security. For this purpose, the weighted average maturity of the Regular Interest Security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest Security and the denominator of which is the stated redemption price at maturity of the Regular Interest Security. The schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Interest Securities (the "Prepayment Assumption") relating to the Regular Interest Securities. The Prepayment Assumption with respect to a Series of Regular Interest Securities will be set forth in the applicable Prospectus Supplement. However, the amount of any DE MINIMIS OID must be included in income as principal payments are received on a Regular Interest Security, in the proportion that each such payment bears to the original principal balance of the Security.

    The issue price of a Regular Interest Security of a Class will generally be the initial offering price at which a substantial amount of the Securities in the Class are sold, and will be treated by the Issuer as including, in addition, the amount paid by the Bondholder or Certificateholder for accrued interest that relates to a period prior to the Closing Date of such Regular Interest Security. Under the OID Regulations, the stated redemption price at maturity is the sum of all payments on the Security other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Security and a single fixed rate, or certain variable rates of interest, that is unconditionally payable at least annually. See "--Variable Rate Securities" below. In the case of the Compound Interest Securities, Interest Weighted Securities and certain of the other Regular Interest Securities, none of the payments under the instrument will be considered "qualified stated interest," and thus the aggregate amount of all payments will be included in the stated redemption price. For example, any securities upon which interest can be deferred and added to principal ("Deferred Interest Securities") will not be "qualified stated interest." In addition, because Securities Owners are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest on all Regular Interest Securities may not be "unconditionally payable." In that case, all of the yield on a Regular Interest Security will be taxed as OID, but interest would not then be includable in income again when received. Unless otherwise specified in the related Prospectus Supplement, the Issuer intends to take the position for income tax information reporting purposes that interest on the Regular Interest Securities is "unconditionally payable."

    The holder of a Regular Interest Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Security, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt instrument, subject to Section 1272(a)(6) of the Code, such as a Regular Interest Security, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, OID is computed by taking into account the Prepayment Assumption. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Interest Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Security, over (ii) an "adjusted issue price" of the Regular Interest Security at the beginning of the accrual period. The adjusted issue price of a Regular Interest Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Security in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. Although original issue discount will be reported to Bondholders or Certificateholders based on the Prepayment Assumption, no representation is made to Bondholders or Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

    Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Regular Interest Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

    Certain Series of Securities may be structured to include two or more REMICs, one or more of which (each, an "Upper Tier REMIC") hold regular interests ("Lower Tier Interests") in other REMICs (each, a "Lower Tier REMIC"). Under the OID Regulations, OID on all of the Lower Tier Interests issued by a single Lower Tier REMIC that are held by a second REMIC will be calculated by treating all of such Lower Tier Interests as a single debt instrument.

    A holder of a Regular Interest Security, which acquires the Regular Interest Security for an amount that exceeds its stated redemption price, will not include any original issue discount in gross income. A subsequent holder of a Regular Interest Security which acquires the Regular Interest Security for an amount that is less than its stated redemption price, will be required to include original issue discount in gross income, but such a holder who purchases such Regular Interest Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Regular Interest Security's issue price) to offset such original issue discount by comparable economic accruals of offsetting portions of such excess.

    INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to Regular Interest Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC ("Interest Weighted Securities"). Absent guidance to the contrary, the Issuer intends to take the position that all of the income derived from Interest Weighted Securities is treated as OID and that the amount and rate of accrual of such OID should be calculated in the same manner as for a Compound Interest Security. Those calculations could result in an income accrual for a period below zero (a "Negative Adjustment"). The legislative history to the relevant Code provisions indicates, and the relevant Code provisions appear to provide that any such Negative Adjustment may not be taken as current loss or deduction, but may only be carried forward to offset future accruals of positive OID. Thus, in the absence of such accruals of positive OID, it appears that any losses resulting from a Negative Adjustment must be carried forward until disposition or retirement of the debt obligation, and may give rise to a capital loss at that time. However it is possible that income derived from an Interest Weighted Security that had a principal balance might be calculated as if the Interest Weighted Security were a bond purchased at a premium equal to the excess of the price paid by such holder for the Interest Weighted Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it had in effect an election under
Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below.

    VARIABLE RATE REGULAR SECURITIES. The REMIC regulations (the "REMIC Regulations") permit REMICs to issue regular interests bearing a variety of variable rates including rates based on (i) "qualified floating rates" or (ii) a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC (a "Variable Rate Security"). Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or
(d) a singled fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.

    Under the OID Regulations, the amount and accrual of OID on a Variable Rate Security that qualifies for treatment under the rules applicable to variable rate debt instruments (a "VRDI Security") is determined, in general, by converting the VRDI Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described above to the hypothetical fixed rate security. A VRDI Security providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A VRDI Security providing for an objective rate or rates is converted to a hypothetical fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the instrument. Such hypothetical fixed rate securities are assumed to have terms identical to those provided under the related VRDI Securities, except for the substitution of fixed rates for the qualified floating rates, objective rates, or qualified inverse floating rate as described above. In the case of a VRDI Security that does not provide for the payment of interest at least annually, appropriate adjustments to the OID accruals and the qualified stated interest payments are made in each accrual period to the extent that the interest actually accrued or paid during the accrual period is greater or less than the interest assumed to be accrued or paid under the hypothetical fixed rate security.

    Regular Interest Securities of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ("Weighted Average Securities"). Under the OID Regulations, it appears that Weighted Average Securities bear interest at an "objective rate."

    Due to the complexity of these rules and the variety of Variable Rate Securities that may be offered hereunder, the precise application of these rules to any Variable Rate Securities offered hereunder will be discussed in the related Prospectus Supplement, based on the specific characteristics of each such security.

    EFFECT OF DEFAULTS AND DELINQUENCIES. Each holder of a Regular Interest Security will be required to accrue interest and original issue discount on such Security without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Interest Security could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Interest Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of such loss, ultimately will not be paid, the law is unclear with respect to the timing and character of such losses or reduction in income.

    Under Section 166 of the Code, both corporate and noncorporate holders of Regular Interest Securities that hold such Securities in connection with a trade of business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Interest Securities become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Regular Interest Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Regular Interest Security becomes wholly worthless (that is, until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

    MARKET DISCOUNT AND PREMIUM. A purchaser of a Regular Interest Security may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Security, or upon sale or exchange of the Regular Interest Security. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in the ratio of (a) in the case of a Regular Interest Security not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of a Regular Interest Security originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid. A holder of a Regular Interest Security having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Security. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

    A holder who purchases a Regular Interest Security (other than an Interest Weighted Security, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC regular interests have been issued, applicable legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Security will be calculated using the prepayment assumption used in pricing such Regular Interest Security. If a holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Regular Interest Security should consult their tax advisers regarding the election to amortize premium and the method to be employed.

    ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD. A holder of a debt instrument such as a Regular Interest Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, DE MINIMIS original issue discount, market discount and DE MINIMIS market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF REGULAR INTEREST SECURITIES

    A Regular Bondholder's or Regular Certificateholder's tax basis in its Regular Interest Securities is the price such holder pays for a Security, plus amounts of original issue discount and market discount included in income and reduced by any payments received (other than qualified periodic interest payments), any amortized premium, and any prior losses. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Securities, measured by the difference between the amount realized and the Regular Interest Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Security is held as a capital asset. If, however, a Regular Bondholder or Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The Taxpayer Relief Act of 1997 (the "1997 Act") has generally reduced capital gains tax rates for non-corporate taxpayers, who should consult their tax advisors regarding the consequences to them of the 1997 Act. There is no such discrepancy in tax rates on capital gains and ordinary income in the case of corporations.

REMIC EXPENSES

    As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities or the REMIC residual interest. In the case of a "single class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Bondholder or Certificateholder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Bondholder or Certificateholder exceed 2% of such Bondholder's or Certificateholder's adjusted gross income and will not be deductible in computing alternative minimum taxable income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1991, $100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Moreover, such expenses are disallowed entirely as deductions for purposes of the Alternative Minimum Tax. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

    Unless otherwise disclosed in the related Prospectus Supplement, REMICs issuing securities offered hereunder will not be treated as "single class" REMICs under these rules.

TAXATION OF THE REMIC

    GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. The regular interests are generally taxable as debt of the REMIC.

    CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, income from amortization of premium on Regular Interest Securities issued at a premium and income from write-off of Regular Interest Securities, and (ii) deductions, including stated interest and original issue discount accrued on a Regular Interest Security, amortization of any premium with respect to loans, losses on Mortgage Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with the Residual Interest Securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. See "--REMIC Expenses" above.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Start Up Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount on such loans will be equivalent to the method under which holders of Regular Interest Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the Regular Interest Securities in the same manner that the holders of the Securities include such discount in income, but without regard to the DE MINIMIS rules. See "--Taxation of Regular Interest Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

    INCOME FROM FORECLOSURE PROPERTY. To the extent that the Lower Tier REMIC derives income from Foreclosed Properties that is treated as "net income from foreclosure property," that income will be subject to taxation at the highest corporate tax rate. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and net income from the property that would not be treated as "rents from real property" or other certain other qualifying income for a real estate investment trust. A trust agreement or indenture may permit the Servicer to operate a Foreclosed Property in a manner that produces income subject to the foregoing tax if certain conditions are satisfied. In addition, if the operation of the Foreclosed Property is treated as a trade or business carried on by the REMIC, then unless the property is operated through an independent contractor, the income from the foreclosed property will be subject to tax on "net income from foreclosure property" at a rate of 100%. Accordingly, operation of Foreclosed Properties generally will be required to be conducted through an independent contractor.

    PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from other prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Start Up Day. Unless chargeable to the servicer or trustee under the applicable Trust Agreement or Indenture, such taxes will be paid out of the assets of the REMIC and, unless otherwise specified in the related Prospectus Supplement, will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    The Holder of a Security representing a REMIC residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

    The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument, or may be negative. Consequently, a Residual Interest Security may have a negative "value".

    LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Residual Bondholders or Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

    DISTRIBUTIONS. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

    MARK-TO-MARKET RULES. A Residual Interest Security is not treated as a security and thus may not be marked to market under Treasury regulations that generally require a securities dealer to mark to market securities held for sale to customers.

    SALE OR EXCHANGE. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Bondholder's or Certificateholder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Bondholder or Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSION INCOME

    The portion of a Residual Bondholder's or Residual Certificateholder's REMIC taxable income consisting of "excess exclusion" income may not be offset by other deductions or losses, including net operating losses, on such Bondholder's or Certificateholder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Bondholder's or Residual Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Bondholder or Certificateholder's. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty and is not eligible for treatment as "portfolio interest."

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Start Up Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES

    As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the Indenture or Trust Agreement, as applicable, will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Issuer an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

    If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its share of the excess inclusion income of the REMIC allocable to such Disqualified Organization.

    Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors" below.

ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding. The holder of the Residual Interest Security holding the largest percentage interest will be designated as "tax matters person" of the related REMIC for purposes of any such proceeding.

TAX STATUS AS A GRANTOR TRUST

    GENERAL. If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead, special tax counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a "grantor" or "fixed investment" trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

    Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer, and any other service providers. In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

    DISCOUNT OR PREMIUM ON PASS-THROUGH CERTIFICATES. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, to the extent that the Mortgage Loans underlying a series have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

    The treatment of any discount will depend on whether the discount represents original issue discount or market discount. Under Legislation enacted in 1997,
Section 1272(a)(6) of the Code requires in the case of a pool of Mortgage Loans with original issue discount in excess of a prescribed DE MINIMIS amount, that a holder of a Certificate report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, based on a prepayment assumption, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. It is unclear when such prepayment assumption is determined or adjusted. Original issue discount with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory DE MINIMIS exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any original issue discount in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price, the subsequent holder will be entitled to offset the original issue discount with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any original issue discount will be reduced or eliminated.

    Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed DE MINIMISamount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue, using a prepayment assumption, in a manner to be provided in Treasury regulations. The relevant legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

    Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

    A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above), which rules now appear to require the use of a prepayment assumption, will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

    Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificated ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.

Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations, and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. Legislation enacted in 1997 extends this treatment to instruments such as the Stripped Certificates. The Cash Flow Bond Method will consequently be used in preparing information reports as to the income accruing on such Certificates, and it is expected that original issue discount will be reported on that basis. In applying the calculation to a class of Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation, in the case of a Class of Certificates that has no right, or a nominal right, to receive principal, and as includable in the stated redemption price at maturity. In the case of a "stripped bond" which is entitled to a significant amount of principal, the Trustee intends to take the position that interest payments are "qualified stated interest." The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip or similar Certificates, the Internal Revenue Service could assert that original issue discount must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

    Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

    A Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), may be taxed as a contingent payment instrument.

    POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the OID Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

    Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

    CHARACTER AS QUALIFYING MORTGAGE LOANS. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case to the extent the underlying Mortgage Loans qualify for such treatments. However, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. In addition, it is possible that various reserve funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

    SALE OF CERTIFICATES. As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

    BACKUP WITHHOLDING. A Bondholder or Certificateholder, other than a Residual Bondholder or Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Issuer with its taxpayer identification number ("TIN"); (ii) furnishes the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Issuer or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders or Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The Issuer will report to the Securityholders and to the Internal Revenue Service for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

    Under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of the obligation to withhold federal income tax from such interest payments. These provisions supersede the generally applicable provisions of the Code that would otherwise require the Issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and original issue discount paid to Nonresidents.

    It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder that is a Nonresident if such holder owns 10% or more of one or more underlying mortgagors or if the holder is a controlled foreign corporation that is related to one or more mortgagors.

    Interest and original issue discount of Bondholders or Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Bondholder or Certificateholders. In such case, however, they will generally be subject to the regular United States income tax.

    Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusion Income."

                       STATE AND LOCAL TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSIDERATIONS," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Bonds or Certificates. In particular, potential investors in Residual Interest Securities should consult their tax advisers regarding the taxation of the Residual Interest Securities in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") subject to ERISA and persons who have certain specified relationships to such Plans ("Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans and other retirement arrangements, such as individual retirement accounts and Keogh plans, that are subject to Section 4975 of the Code.

    The Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, because of their activities or the activities of their respective affiliates, may be considered to be or may become Parties in Interest with respect to certain Plans. If the Securities are acquired by a Plan with respect to which the Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, is a Party in Interest, such transaction might be considered to violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified plan asset manager"; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; or any other available exemption. Accordingly, prior to making an investment in the Securities, investing Plans should determine whether the Issuer is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Security if the Issuer, the Master Servicer, if any, the Servicer, the Trustee, the provider of Enhancement, if any, or an affiliate thereof is a fiduciary with respect to such assets.

    The Certificates of a Series will, and the Bonds of a Series could, be treated as "equity" for purposes of ERISA. Under regulations issued by the Department of Labor ("DOL") (the "Plan Asset Regulations"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. One such exception applies if the class of "equity" interests in question is (i) held by 100 or more investors who are independent of the Issuer and each other, (ii) freely transferable, and (iii) sold as part of an offering pursuant to (a) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (b) an effective registration statement under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, another exception provides that if at all times less than 25% of the value of all classes of equity interests in the Issuer are held by "benefit plan investors" (which is defined as including plans subject to ERISA, individual retirement accounts, certain plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of plan investment in such entities), the investing Plan's assets will not include any of the underlying assets of the Issuer.

    If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations and the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement (e.g., affiliates of the Issuer), and Securities of such Series are acquired by a Plan with respect to which the obligor or related obligors are Parties in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as those described above or any other available exemption. Accordingly, prior to making an investment in Securities of such Series, a Plan investor should determine whether such obligor or related obligors are Parties in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of the statutory or administrative exemptions.

    If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations and the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of multiple Mortgage Loans or obligations of multiple unrelated obligors as specified in the related Prospectus Supplement, an investing Plan may not be able to determine whether any of the obligors is a Party in Interest with respect to such Plan. In that event, prior to making an investment in Securities of such Series, such Plan investor should determine whether one or more statutory or administrative exemptions is applicable.

    Furthermore, in either of the cases above, if the Issuer were deemed to hold plan assets by reason of a Plan's investment in a Security, the persons providing services with respect to the assets of the Issuer, including the Mortgage Loans, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transactions provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

    Even if the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series, an additional exemption may also be available if the Issuer is a trust. The DOL granted to Shearson Lehman Hutton, Inc. an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The obligations covered by the Exemption include obligations such as the Mortgage Assets. The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met. The Prospectus Supplement will specify whether the Exemption will apply with respect to any particular series.

    Among the conditions which must be satisfied for the Exemption to apply are the following:

        1. The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        2. The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

        3. The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, a Division of the McGraw Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

        4. The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

        5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

        6. The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

           The trust also must meet the following requirements:

               (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

               (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of certificates; and

               (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

    Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, the Master Servicer, if any, the Special Servicer, if any, any obligor with respect to obligations included in a Trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust, provider of Enhancement, if any, or any affiliate of such parties (the "Restricted Group").

    There can be no assurance that the Securities will not be treated as equity interests in the Issuer for purposes of the Plan Asset Regulations. Moreover, if the Securities are treated as equity interests for purposes of ERISA, it should be assumed, unless the Prospectus Supplement provides otherwise, that none of the exceptions set forth in the Plan Asset Regulations will apply to the purchase of Securities offered hereby.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state, or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

    The sale of Securities to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

    The Prospectus Supplement for each Series of Securities will specify which, if any, of the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Securities not qualifying as "mortgage related securities" ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

    Those Classes of Securities that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series representing interests in, or secured by, a Trust Fund consisting of Mortgage Loans or Private Mortgage-Backed Securities, provided that such Mortgage Loans (or the Mortgage Loans underlying the Private Mortgage-Backed Securities) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Securities satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in, or secured by, a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Securities. Accordingly, the investors affected by such legislation will be authorized to invest in Securities qualifying as "mortgage related securities" only to the extent provided in such legislation. However, enactment by a state of any such legislative restrictions will not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" that was made, and will not require the sale or disposition of any securities that were acquired prior to enactment of such state legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, PROVIDED THAT, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to NUMEROUS OBLIGORS." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in certain "mortgage related securities" other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 3a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Securities.

    All depository institutions considering an investment in the Securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Securities, as certain Series or Classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain Classes of Securities as "mortgage related securities," no representations are made as to the proper characterization of the Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

    Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overriden in any jurisdiction.

                              PLAN OF DISTRIBUTION

    The Issuer may sell the Securities offered hereby through Lehman Brothers, as agent or as underwriter, or through underwriting syndicates represented by Lehman Brothers (collectively, the "Underwriters") or by one or more other underwriters, in each case, to be specified in the related Prospectus Supplement. The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

    The Underwriters will be obligated, subject to certain conditions, to purchase all of the Securities described in the Prospectus Supplement relating to a Series if any such Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If specified in the related Prospectus Supplement, a Series may be offered in whole or in part in exchange for the Mortgage Assets that would be pledged to secure such Series. In such event, the Prospectus Supplement will specify the amount of compensation to be paid to the Underwriters and expenses, if any, in connection with such distribution. If so indicated in the Prospectus Supplement, the Issuer will authorize Underwriters or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase the Securities on such terms and subject to such conditions as so specified.

    The Issuer may also sell the Securities offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Issuer may effect such transactions by selling Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Issuer and any purchasers of Securities for whom they may act as agents.

    If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

    Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters of such other person or persons specified in such Prospectus Supplement. The consideration for such purchase may be cash or Mortgage Assets. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an

"underwriter" within the meaning of the Securities Act and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

    The place and time of delivery for the Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Securities offered hereby will be passed upon for the Issuer and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York, Cadwalader, Wickersham & Taft, New York, New York, Sidley & Austin, New York, New York or Thacher Proffitt & Wood, New York, New York.

                                    GLOSSARY

    The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Indenture or Trust Agreement, as applicable, and the Indenture or Trust Agreement, as applicable, generally provides a more complete definition of certain of the terms. Reference should be made to the Indenture or Trust Agreement, as applicable, for a more complete definition of such terms.

    "Accrual Date" means, with respect to any Series, the date upon which interest begins accruing on the Securities of the Series, as specified in the related Prospectus Supplement.

    "Accrual Payment Amount" means, with respect to any Payment Date or Distribution Date for a Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Securities of such Series during the Interest Accrual Period relating to such Payment Date or Distribution Date and which is not then required to be paid.

    "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Payment Date or Distribution Date on which all Securities of the related Series with Stated Maturities or Final Scheduled Termination Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

    "Administration Agreement" means, with respect to a Series, an agreement pursuant to which the Administrator agrees to perform certain ministerial, administrative, accounting and clerical duties on behalf of the Issuer with respect to such Series.

    "Administration Fee" means the fee specified as such in the Administration Agreement.

    "Advances" means, unless otherwise specified in a Prospectus Supplement, cash advances with respect to delinquent payments of principal and interest on any Mortgage Loan made by the Primary Servicer from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent that such advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise.

    "Aggregate Asset Value" means, with respect to any Series, the aggregate amount obtained by adding the Asset Value of each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate for such Series, plus the Asset Value, as determined in the related Series Supplement, of any cash remaining in the Collection Account or any other Pledged Fund or Account subsequent to an initial deposit therein by the Issuer.

    "Aggregate Outstanding Principal" means, with respect to any Series or Class thereof, the principal amount of all Securities of such Series or Class outstanding at the date of determination, including, in respect of any Class of Compound Interest Securities of such Series (or other Class of Securities on which interest accrues and is added to the outstanding principal amount thereof), the Compound Value (or accreted value) of such Securities through the Payment Date or Distribution Date immediately preceding the date of determination.

    "Appraised Value" means, unless otherwise specified in a Prospectus Supplement, the lesser of the appraised value determined in an appraisal obtained at origination or the sales price of a Mortgaged Property.

    "ARM," "ARM Loan," or "Adjustable Rate Mortgage Loan" means a Mortgage which provides for adjustment from time to time to the Mortgage Rate in accordance with an approved index.

    "Asset Value" means, unless specified otherwise in the related Prospectus Supplement, with respect to each Private Mortgage-Backed Security or Mortgage Loan or other Mortgage Assets included in the Trust Estate or Trust Fund for a Series, its Scheduled Principal Balance. In addition, the related Series

Supplement shall set forth, for purposes of calculating the Asset Value of Mortgage Assets, the dates on which the scheduled principal and interest payments with respect to such Mortgage Assets are assumed to be deposited in the Collection Account. The Asset Value of any cash deposited in any Pledged Fund or Account shall be as set forth in the related Series Supplement.

    "Assumed Deposit Date" means the date specified therefor in the Series Supplement for a Series, upon which distributions on the Primary Assets are assumed to be deposited in the Collection Account for purposes of calculating Reinvestment Income thereon.

    "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement or the related Guaranteed Investment Contract for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in Pledged Funds and Accounts for the Series.

    "BIF" means Bank Insurance Fund.

    "Bondholder" means the Person in whose name a Bond is registered in the Bond Register.

    "Bond Interest Rate" means the interest rate on the outstanding principal amount of a Bond payable on the applicable Payment Date for such Bond, as specified in the related Prospectus Supplement.

    "Bond Register" means the register maintained pursuant to the Trust Indenture for a Series, providing for the registration of the Bonds of a Series and the transfers and exchanges thereof.

    "Bonds" means Collateralized Mortgage Obligations sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

    "Business Day" means, with respect to any Series that does not include any Class of Variable Interest Securities, any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, or in the cities in which the Corporate Trust Office or, if applicable, the offices of the Servicer or the Special Servicer, are then located, are authorized or obligated by law or executive order to be closed, and with respect to any Series that includes any Class of Variable Interest Securities, a day that is not a Saturday or Sunday, and that is not a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in either London or New York City or in the city in which the Corporate Trust Office is then located.

    "Cash Liquidation" means as to any defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Master Servicer or Servicer, as applicable, expects to be finally recoverable.

    "CERCLA" means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

    "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register.

    "Certificate Interest Rate" means the per annum interest rate on the outstanding principal amount of a Certificate payable on the applicable Distribution Date for such Certificate, as specified in the related Prospectus Supplement.

    "Certificate Register" means the register maintained pursuant to the Trust Agreement for a Series, providing for the registration of the Certificates of a Series and the transfers and exchanges thereof.

    "Certificates" means the Mortgage-Backed Certificates sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

    "Class" means a class of Securities of a Series.

    "Closing Date" means, with respect to a Series, the date specified in the related Series Supplement as the date on which Securities of such Series are first issued.

    "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

    "Collection Account" means, with respect to a Series, the account designated as such and created pursuant to the Trust Indenture or Trust Agreement, as applicable.

    "Commercial Property" means any property securing a Mortgage Loan that used for commercial purposes.

    "Commission" means the Securities and Exchange Commission.

    "Company" means Structured Asset Securities Corporation.

    "Compound Interest Security" means any Security of a Series on which interest accrues and is added to the principal of such Security periodically, but with respect to which no interest or principal shall be payable except during the period or periods specified in the related Prospectus Supplement.

    "Compound Value" means, with respect to a Class of Compound Interest Securities, as of any determination date, the original principal amount of such Class, plus all accrued and unpaid interest, if any, previously added to the principal thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities and by any losses allocated to such Class.

    "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental or quasi-governmental authority other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan.

    "Corporate Trust Office" means the corporate trust office of the Trustee.

    "Covered Trust" means a Trust Estate or Trust Fund covered by a form of credit support.

    "CPR" means the Constant Prepayment Rate prepayment model.

    "Custodial Account" means an account established by a Master Servicer, a Servicer, or a Special Servicer in the name of the Trustee for the deposit on a daily basis of all Mortgage Loan related receipts received by it subsequent to the Cut-Off Date.

    "Custodian" means any bank, savings and loan association, trust company or other entity appointed to hold documentation with respect to any Mortgage Loans.

    "Cut-Off Date" means, with respect to a Series, the date specified in the related Series Supplement on which, as of the close of business on such date, the Mortgage Loans securing or included in such Series are sold to a Trust or subject to the lien of the Indenture.

    "Deferred Interest" means the excess resulting when the amount of interest required to be paid by a Mortgagor on a Mortgage Loan on any Due Date for such Mortgage Loan is less than the amount of interest accrued on the Scheduled Principal Balance thereof, to the extent such excess is added to the Scheduled Principal Balance of such Mortgage Loan.

    "Deferred Interest Securities" means Bonds or Certificates on which interest accrued during an Interest Accrual Period may be added to the principal amount of such Bonds or Certificates rather than being paid in cash on the related Distribution Date.

    "Definitive Securities" means the Bonds or the Certificates for a Series when and if issued in definitive form to the Securities Owners of such Series or their nominees.

    "Deleted Mortgage Loan" means a Mortgage Loan removed from the Trust Estate or Trust Fund in order to substitute a Substitute Mortgage Loan.

    "Delivery Date" means with respect to a Series, the date specified in the related Prospectus Supplement as the date on which the Securities of such Series are to be delivered to the original purchasers thereof.

    "Depositor" means the Company (i) when acting in such capacity under a Deposit Trust Agreement to deposit Primary Assets into an Owner Trust relating to a Series of Bonds, or (ii) when acting in such capacity under a Trust Agreement to deposit Primary Assets into a Trust Fund relating to a Series of Certificates.

    "Deposit Trust Agreement" means a deposit trust agreement between the Company and an Owner Trustee pursuant to which an Owner Trust is created and Primary Assets are deposited therein.

    "Designated Interest Accrual Date" means, as specified in the related Prospectus Supplement, (a) the day preceding a Redemption Date or Special Redemption Date as the date through which accrued interest is paid upon redemption or special redemption, or (b) the date through which accrued interest is paid upon the occurrence of an Event of Default.

    "Determination Date" means the date specified in the related Prospectus Supplement.

    "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

    "Distribution Date" means the date on which distributions of principal of and interest on Certificates of a Series will be made.

    "DOL" means Department of Labor.

    "Due Date" means each date on which a payment is due and payable on any Mortgage Assets.

    "Due Period" means, unless other specified in the related Prospectus Supplement, for each Payment Date or Distribution Date, as applicable, the period beginning on the second day of the month preceding the month in which such Payment Date or Distribution Date, as applicable, occurs and ending on the first day of the month in which such Payment Date or Distribution Date, as applicable, occurs.

    "Eligible Investments" means any one or more of the obligations or securities described herein under "SECURITY FOR THE BONDS AND
CERTIFICATES--Investment of Funds."

    "Enhancement" means the Enhancement for a Series, if any, specified in the related Prospectus Supplement.

    "Enhancement Agreement" means the agreement or instrument pursuant to which any Enhancement is issued or the terms of any Enhancement are set forth.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA Plans" means qualified employee benefit plans established under ERISA or the Code.

    "Escrow Account" means an escrow account established and maintained by the Primary Servicer in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited.

    "Event of Default" unless otherwise specified in the Prospectus Supplement shall have the meaning set forth herein under "THE INDENTURE AND TRUST AGREEMENT--Events of Default."

    "Excess Cash Flow" shall have the meaning set forth in the related Prospectus Supplement.

    "Exchange Act" means the Securities Exchange Act of 1934.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FHA" means the Federal Housing Administration, a division of HUD. "FHA Loan" means a fixed-rate mortgage loan insured by the FHA. "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "FNMA" means the Federal National Mortgage Association.

    "Final Scheduled Distribution Date" means the Distribution Date on which principal of and interest on a Series of Certificates is scheduled to be paid in full.

    "First Mandatory Principal Distribution Date" means the date specified in the related Prospectus Supplement as the Distribution Date on which the Issuer must begin paying installments of principal of the Certificates of the related Series or Class if the Issuer has not already begun making such distributions.

    "First Mandatory Principal Payment Date" means the date specified in the related Prospectus Supplement as the Payment Date on which the Issuer must begin paying installments of principal of the Bonds of the related Series or Class if the Issuer has not already begun making such payments.

    "First PAC Paydown Date" means the date on which the initial PAC Principal Payment is applied to the PAC Bonds, as set forth in the related Prospectus Supplement.

    "Garn-St. Germain Act" means the Garn-St. Germain Depository Institutions Act of 1982.

    "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, convey, assign, transfer, create and grant a lien upon and a security interest in and right of setoff against, deposit, set over and confirm.

    "Guaranteed Investment Contract" means a guaranteed investment contract providing for the investment of all distributions on the Mortgage Assets guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

    "Guarantor" means a guarantor acceptable to the Rating Agencies rating the Securities.

    "Highest Bond Interest Rate" means, unless specified otherwise in the related Prospectus Supplement, with respect to any Series of Bonds, the highest Bond Interest Rate borne by outstanding Bonds of the Series.

    "Highest Certificate Interest Rate" means, unless otherwise specified in the related Prospectus Supplement, with respect to any Series of Certificates, the highest Certificate Interest Rate borne by outstanding Certificates of a Series.

    "Holder" means a Bondholder or Certificateholder, as applicable.

    "Housing Act" means the National Housing Act of 1934, as amended.

    "HUD" means the United States Department of Housing and Urban Development.

    "Indenture" means, with respect to any Series of Bonds, collectively the Trust Indenture and any related Series Supplement.

    "Individual Investor Bonds" means each of the Bonds of a Class identified as such in the related Prospectus Supplement.

    "Individual Investor Certificates" means each of the Certificates of a Class identified as such in the related Prospectus Supplement.

    "Insurance Policies" means hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

    "Insurance Proceeds" means amounts received by the Trustee from the Master Servicer or a Servicer in connection with sums paid or payable under any insurance policies, to the extent not applied to the restoration or repair of the Mortgaged Property.

    "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Series, during which interest accrues on Securities of the related Series or Class with respect to any Payment Date, Distribution Date, Redemption Date, or Special Redemption Date.

    "Interest Only Securities" means a Security entitled to receive payments of interest only based upon the Notional Amount of the Security.

    "Interest Weighted Securities" means, with respect to Certificates issued by a grantor Trust, Certificates that embody only interest payments on the underlying Mortgage Loans or which consist in whole or in part of stripped coupons or, in the case of a regular interest in a REMIC, which qualify as such pursuant to Section 860G(a)(1)(B)(ii) of the Code.

    "IRS" means the Internal Revenue Service.

    "Issuer" means the Company Owner Trust, or a separate trust established by the Company as issuer of a Series of Securities.

    "L/C Bank" means the issuer of the letter of credit.

    "LCPI" means Lehman Commercial Paper Inc.

    "Lehman Brothers" means Lehman Brothers Inc.

    "Liquidation Proceeds" means amounts (other than Insurance Proceeds) received and retained in connection with liquidation of defaulted Mortgage Loans whether through foreclosure or otherwise, net of related liquidation expenses and certain other expenses.

    "Loan-to-Value Ratio" means, as of any date of determination, the ratio of the then outstanding principal amount to the lesser of the appraised value and the purchase price of the Mortgaged Property at the time of origination.

    "Master Servicer" means, with respect to a Series secured by Mortgage Loans or Private Mortgage-Backed Securities, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Mortgage Loans comprising Mortgage Assets or Underlying Collateral for that Series, or the successors or assigns of such Person.

    "Master Servicing Agreement" means the Master Servicing Agreement between the Issuer and the Master Servicer, if any, specified in the related Prospectus Supplement.

    "Maximum Variable Interest Rate" means the interest rate cap on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

    "Minimum Variable Interest Rate" means the interest rate floor on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

    "Mortgage" means a mortgage, deed of trust or other security instrument evidencing the lien on the Mortgaged Property.

    "Mortgage Assets" means the Mortgage Loans, including participation interests therein, REO Property and Private Mortgage-Backed Securities which are Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates; an item of Mortgage Assets refers to a specific Mortgage Loan, REO Property or Private Mortgage-Backed Security.

    "Mortgaged Properties" means the real properties on which liens are created pursuant to Mortgages for purposes of securing the Mortgage Loans.

    "Mortgage Loan Group" means groups of Mortgage Assets.

    "Mortgage Loan" means a mortgage loan or participation interest therein that is owned by the Issuer and constitutes a part of the Mortgage Assets for a Series, or that is Underlying Collateral for a Private Mortgage-Backed Security that constitutes a part of the Mortgage Assets for a Series.

    "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor with respect to a Mortgage Loan.

    "Mortgage Pool" means, with respect to a Series, the pool of Mortgage Loans.

    "Mortgage Rate" means, with respect to each Mortgage Loan, the annual interest rate required to be paid by the Mortgagor under the terms of the related Mortgage Note.

    "Mortgagor" means the Person indebted under the Mortgage Note relating to a Mortgage Loan.

    "Multifamily Property" means any property securing a Mortgage Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

    "New York Presenting Agent" means the Issuer's agent in the State of New
York.

    "Nonresidents" means a nonresident alien individual, foreign partnership or foreign corporation.

    "OID" means "original issue discount" within the meaning of section 1273 of the Code.

    "OTS" means the Office of the Thrift Supervision.

    "Owner Trust" means the trust fund established by the Company pursuant to a Deposit Trust Agreement to hold Primary Assets and issue a Series of Bonds.

    "Owner Trustee" means the bank or trust company named in the Prospectus Supplement related to a Series of Bonds, not in its individual capacity but solely as trustee pursuant to a Deposit Trust Agreement, and its successors and assigns.

    "PAC" means Planned Amortization Class Securities.

    "PAC Amount" means the scheduled amounts of principal payments to be applied on each Payment Date or Distribution Date to the PAC Securities, as set forth in the related Prospectus Supplement.

    "PAC Security" or "Planned Amortization Class Security" means a Security on which the Principal Amortization Amount in an amount equal to the PAC Principal Payment or PAC Principal Distribution will be applied to such Securities commencing on the First PAC Paydown Date, and each Payment Date or Distribution Dates thereafter.

    "PAC Paydown Date" means the date on which each PAC Amount is applied to the PAC Securities as set forth in the related Prospectus Supplement.

    "PAC Principal Payment" means, with respect to a particular Payment Date, the scheduled PAC Amount, if any, for such Payment Date less any principal payments made on the PAC Securities due to a special redemption subsequent to the preceding Payment Date.

    "Participating Securities" means a Security entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

    "Participation Agreement" means the agreement through which participation interests in a Series will be acquired.

    "Pass-Through Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is no separation of the principal and interest payments on the underlying Mortgage Loans.

    "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in the Indenture or Trust Agreement, as applicable and is authorized and appointed pursuant to the Indenture or Trust Agreement, as applicable by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

    "Payment Date" means the date on which payments of principal of and interest on the Bonds will be made.

    "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

    "Pledged Fund or Account" means any fund or account, including, without limitation, the Collection Account or any Reserve Fund established with respect to, and Granted as security for, a Series.

    "PMBS Agreement" means the pooling and servicing agreement, indenture or similar agreement pursuant to which Private Mortgage-Backed Securities have been issued.

    "PMBS Issuer" means the issuer of the Private Mortgage-Backed Securities.

    "PMBS Trustee" means the trustee of the Private Mortgage-Backed Securities.

    "Policy Statement" means the supervisory policy statement adopted by the Federal Financial Institution Examination Council.

    "Prepayment Assumption" means the anticipated rate of prepayments assumed in pricing the Securities.

    "Prepayment Period" means, if specified in any Prospectus Supplement with respect to any Series, the calendar month preceding the month in which the related Payment Date occurs.

    "Primary Assets" means that portion of the Trust Estate pledged to secure a Series of Bonds, or comprising the Trust Fund relating to a Series of Certificates.

    "Primary Servicer" means the entity which has primary liability for servicing Mortgage Loans directly.

    "Principal Balance" means, unless otherwise specified in a Prospectus Supplement, with respect to any Mortgage Loan or related REO Property, for any Due Date and the Due Period with respect thereto, the principal balance of such Mortgage Loan (or, in the case of REO Property, of the related Mortgage Loan on the last date on which a payment was made thereon) outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination minus the sum of (a) the principal portion of the Scheduled Payment due on or prior to such Due Date, but only if received from or on behalf of the Mortgagor, (b) all Principal Prepayments, and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period for the Master Servicer or Servicer, as applicable, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and which is realized during such Prepayment Period.

    "Principal Determination Date" means the day specified in the related Prospectus Supplement.

    "Principal Payment Amount" means, with respect to any Payment Date or Distribution Date related to a particular Series, the amount that is specified in the related Prospectus Supplement.

    "Principal Payment Dates" means, with respect to a Class, the dates specified in the related Prospectus Supplement on which principal of the Securities of such Class is to be paid.

    "Principal Only Securities" means a Security entitled to receive payments of principal only.

    "Principal Prepayment" means, with respect to any Private Mortgage-Backed Security or Mortgage Loan, any payment of principal on such Private Mortgage-Backed Security or Mortgage Loan in excess of the Scheduled Payment, resulting from prepayment, partial prepayment, (other than Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) with respect to the Mortgage Loan or Mortgage Loans underlying such Private Mortgage-Backed Security but not including any Scheduled Payment received prior to the Due Period in which it was scheduled to be paid.

    "Private Mortgage-Backed Security" means a mortgage participation or other interest, pass-through certificate or collateralized mortgage obligation.

    "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

    "PTE" means Prohibited Transactions Exemption.

    "Rating Agency" means a nationally recognized statistical rating agency.

    "Realized Losses" means, unless otherwise specified in a Prospectus Supplement, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to (i) the Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest at the applicable Mortgage Rate, from the date as to which interest was last paid up to the Due Date in the period in which such Cash Liquidation or REO Disposition has occurred on the Principal Balance of such Mortgage Loan outstanding during each Due Period that accrued interest was not paid, minus (iii) Liquidation Proceeds received during the month in which such Cash Liquidation or REO Disposition occurred, net of related expenses, including but not limited to, amounts that are payable to a Master Servicer, Servicer, or Special Servicer, as applicable, with respect to such Mortgage Loan and (iv) any other amounts applied as a recovery of principal or interest on the Mortgage Loan.

    "Redemption Date" means, with respect to any Series, the Payment Date specified by the Issuer for the redemption of Bonds of such Series pursuant to the Indenture.

    "Redemption Price" means, with respect to any Bond of a Series or Class to be redeemed, an amount equal to the percentage specified in the related Prospectus Supplement of the principal amount (or of the Compound Value of any Compound Interest Security) of such Security so redeemed, together with accrued and unpaid interest thereon at the applicable Bond Interest Rate to the Designated Interest Accrual Date for such Series.

    "Regular Bondholder" means a Holder of a Regular Interest Bond.

    "Regular Certificateholder" means a Holder of a Regular Interest
Certificate.

    "Regular Interest Bonds" means Classes of Bonds constituting regular interests in a REMIC.

    "Regular Interest Certificates" means Classes of Certificates constituting regular interests in a REMIC.

    "Regular Interest Securities" means Regular Interest Bonds, Regular Interest Certificates or Uncertificated Regular Interests, as applicable.

    "Reinvestment Income" means any interest or other earnings on Pledged Funds or Accounts that are part of the Primary Assets for a Series.

    "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder.

    "REMIC Regulations" means final Treasury regulations under Sections 860A through 860G of the Code or related provisions.

    "REO Disposition" means the receipt by the Master Servicer, Servicer, or Special Servicer, as applicable, of Liquidation Proceeds, Insurance Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of the REO Property.

    "REO Property" means Mortgaged Properties the beneficial interest in which has been acquired by a Trust Fund or by a Trustee on behalf of Bondholders by foreclosure, by deed-in-lieu of foreclosure or otherwise.

    "Reserve Fund" means, with respect to a Series, any reserve fund described in the applicable Prospectus Supplement, including a Subordination Reserve Fund.

    "Reserve Funds" means, collectively, more than one reserve fund.

    "Residual Bondholder" means the Holder of a Residual Interest Bond.

    "Residual Certificateholder" means the Holder of a Residual Interest Certificate.

    "Residual Interest Bonds" means Classes of Bonds constituting the residual interest in a REMIC.

    "Residual Interest Certificates" means Classes of Certificates constituting residual interests in a REMIC.

    "Residual Interest Securities" means Residual Interest Bonds or Residual Interest Certificates, as applicable.

    "SAIF" means Savings Association Insurance Fund.

    "Scheduled Payments" means the scheduled payments of principal and interest to be made by the Mortgagor on a Mortgage Loan in accordance with the terms of the related Mortgage Note, as modified by any permitted modification of a Mortgage Note.

    "Scheduled Principal Balance" means the principal balance of a Mortgage Loan outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination, minus the sum of (a) the principal portion of all Scheduled Payments due on or prior to such Due Date, irrespective of any delinquency in payment by the Mortgagor, (b) all Principal Prepayments and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer, or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and that is realized during such Prepayment Period.

    "Securities" means Bonds of Certificates.

    "Securities Owners" means the owners of the beneficial interests in a Series of Bonds or Certificates.

    "Senior Securities" means a Class of Securities which are senior in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to certain other Classes of Securities of such Series.

    "Series" means a separate series of Bonds sold pursuant to this Prospectus and the related Prospectus Supplement.

    "Series Supplement" means the supplemental indenture to or terms indenture incorporating by reference the Trust Indenture or Trust Agreement, as applicable, between the Issuer of a Series of Securities and the Trustee relating to such Series of Securities.

    "Servicer" means, for any Mortgage Loan, the Person approved by the Issuer and by the Master Servicer, if any, as servicer of such Mortgage Loan, which Person shall also be a FNMA or FHLMC-approved seller and servicer.

    "Servicer Remittance Date" means with respect to each Mortgage Loan, the date on which the Servicer shall remit all funds held in the Servicing Account together with any Advances made by such Servicer for deposit to the Collection Account.

    "Servicing Account" means an account established by a Servicer which complies with the standards set forth herein for a Custodial Account.

    "Servicing Agreements" means the Master Servicing Agreement, Servicing Agreement and Special Servicing Agreement, if any.

    "Servicing Fee" means for any Series, the aggregate fees paid to the Trustee, Master Servicer or other similar fees.

    "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

    "SPA" means the Standard Prepayment Assumption prepayment model.

    "Special Redemption Date" means, with respect to a Series, the date each month (other than any month in which a Payment Date occurs) on which Bonds of that Series may be redeemed pursuant to the Trust Indenture or the related Series Supplement; such date shall be the same day of the month as the day on which the Payment Date for the Bonds of that Series occurs.

    "Special Servicer" means a special servicer identified in the related Prospectus Supplement appointed to perform the activities set forth in the related Prospectus Supplement.

    "Start Up Day" means the "startup day" of the REMIC as defined in section 860G(a)(9) of the Code.

    "Stated Maturity" means the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, calculated on the basis of the assumptions set forth in the related Prospectus Supplement.

    "Stripped Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is considered to be a separate ownership of the payments of principal and interest on the underlying Mortgage Loans. "Subordinate Securities" means a Class of Securities which are subordinate in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to Senior Classes of Securities of such Series.

    "Substitute Mortgage Asset" means any Mortgage Asset that is Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates in lieu of any Mortgage Assets then pledged as security.

    "Substitute Mortgage Loan" means a Mortgage Loan substituted for one or more Deleted Mortgage Loans in the Trust Estate or Trust Fund.

    "TIN" means Taxpayer Identification Number.

    "Trust Agreement" means the trust agreement between the Company and a Trustee pursuant to which a Series of Certificates is issued.

    "Trust Estate" means, with respect to any Series of Bonds, all money, instruments, securities and other property, including all proceeds thereof, which are subject or intended to be subject to the lien of the Indenture for the benefit of the Series as of any particular time (including, without limitation, all property and interests Granted to the Trustee pursuant to the Series Supplement for such Series).

    "Trust Fund" means the trust fund established pursuant to a Trust Agreement into which Primary Assets are deposited for the purpose of issuing a Series of Certificates.

    "Trust Indenture" means the trust indenture between the Company and the Trustee or a Trust and the Trustee pursuant to which a Series of Bonds are issued.

    "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 and rules and regulations promulgated by the Commission with respect thereto.

    "Trustee" means LaSalle National Bank or another bank or trust company named as trustee in the Prospectus Supplement for a series of Securities and, in the case of a series of Bonds, qualified under the TIA.

    "Unavailable Amount" means, with respect to a Series, the amount, if any, remaining in the related Collection Account on a related Payment Date that represents (1) payments of scheduled payments of principal of and interest on the Mortgage Assets due subsequent to the Principal Determination Date immediately preceding the related Payment Date or Distribution Date, (2) the amount of all related prepayments received or deemed received subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date, or (3) any investment income that has accrued subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date.

    "Uncertificated Regular Interest" means a regular interest in a REMIC that is not represented by a physical Certificate.

    "Undelivered Mortgage Assets" means Mortgage Assets that are not pledged and delivered to the Trustee on the related Closing Date.

    "Underlying Collateral" means, with respect to a Private Mortgage-Backed Security, the underlying Mortgage Loans.

    "Underwriters" means, collectively, Lehman Brothers, as agent or as underwriter, or underwriting syndicates represented by Lehman Brothers.

    "VRDI Security" means a Regular Interest Security that qualifies as a "variable rate debt instrument" under Section 1.7275-5 of the Treasury Regulations.

    "Variable Interest Distribution Date" means, with respect to a Class of Variable Interest Securities issued as part of a Series of Certificates, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Distribution Dates may be monthly, quarterly, semi-annual or annual.

    "Variable Interest Payment Date" means, with respect to any Class of Variable Interest Securities issued as part of a Series of Bonds, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Payment Dates may be monthly, quarterly, semi-annual or annual.

    "Variable Interest Period" means, with respect to any Class of Variable Interest Securities, the period commencing immediately subsequent to the preceding Variable Interest Period (or, in the case of the Variable Interest Period applicable to the first Variable Interest Payment Date with respect to such Class of Variable Interest Securities, commencing on the Accrual Date for such Class) and ending on the date specified in the related Prospectus Supplement, during which such Class of Variable Interest Securities shall accrue interest, payable on the immediately succeeding Variable Interest Payment Date or Variable Interest Distribution Date, at the Bond Interest Rate or Certificate Interest Rate determined on the immediately preceding Determination Date.

    "Variable Interest Rate" means the interest rate in respect of a Variable Interest Security.

    "Variable Interest Security" means a Security on which interest accrues at a Bond Interest Rate or Certificate Interest Rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

    "Weighted Average Securities" means Regular Interest Securities that bear interest at a rate based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related trust.

    "Zero Coupon Bonds" means a Security entitled to receive payments or distributions of Principal only. "1986 Act" means the Tax Reform Act of 1986, as amended.

"LB99C1.XLS" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annexes A-1, A-2, A-3 and A-4, as well as certain Mortgage Loan and Mortgaged Property information shown in the Prospectus Supplement. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 in the CSSA format and information detailing the changes in the amount of Scheduled P&I Payments with regard to certain Mortgage Loans. As described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this Prospectus Supplement, each month the Trustee will make available through its bulletin board system an electronic file in the CSSA format updating and supplementing the information contained in the LB99C1.XLS file.

    To open the file, insert the diskette into your floppy drive. Copy the file "LB99C1 .XLS" to your hard drive or network drive. Open the file "LB99C1.XLS" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled, "Annex A-1", "Annex A-2", "Annex A-3", "Annex A-4", "Step Schedule", "CSSA LOAN" or "CSSA PROP", respectively.

------------------------

*   Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
                   PROSPECTUS SUPPLEMENT

Important Notice about the Information Contained
  in this Prospectus Supplement and the
  Accompanying Prospectus.......................        S-3
Executive Summary...............................        S-7
Summary of Prospectus Supplement................        S-8
Risk Factors....................................       S-30
Description of the Mortgage Pool................       S-49
Servicing of the Mortgage Loans.................       S-79
Description of the Offered Certificates.........      S-103
Yield and Maturity Considerations...............      S-129
Use of Proceeds.................................      S-135
Federal Income Tax Consequences.................      S-136
Certain ERISA Considerations....................      S-140
Legal Investment................................      S-143
Method of Distribution..........................      S-144
Legal Matters...................................      S-145
Ratings.........................................      S-145
Index of Principal Definitions..................      S-147
ANNEX A-1--Certain Characteristics of the
  Mortgage Loans................................        A-1
ANNEX A-2--Certain Monetary Terms of the
  Mortgage Loans................................        A-2
ANNEX A-3--Certain Information Regarding
  Reserves......................................        A-3
ANNEX A-4--Certain Information Regarding
  Multifamily Mortgaged Properties..............
ANNEX B--Term Sheet.............................        B-1
ANNEX C-1--Price/Yield Tables...................      C-1-1
ANNEX C-2--Decrement Tables.....................      C-2-1
ANNEX D--Form of Delinquent Loan Status
  Report........................................        D-1
ANNEX E--Form of Historical Loan Modification
  Report........................................        E-1
ANNEX F--Form of Historical Loss Estimate
  Report........................................        F-1
ANNEX G--Form of REO Status Report..............        G-1
ANNEX H--Form of Watch List Report..............        H-1
ANNEX I--Form of Operating Statement Analysis...        I-1
ANNEX J--Form of NOI Adjustment Worksheet.......        J-1
ANNEX K--Form of Comparative Financial Status
  Report........................................        K-1
                        PROSPECTUS
Prospectus Supplement...........................          6
Additional Information..........................          6
Incorporation of Certain Documents by
  Reference.....................................          7
Summary of Terms................................          8
Risk Factors....................................         28
Description of the Securities...................         35
Yield and Prepayment Considerations.............         44
Security for the Bonds and Certificates.........         48
Servicing of Mortgage Loans.....................         56
Enhancement.....................................         61
Description of Insurance on the Mortgage
  Loans.........................................         63
Certain Legal Aspects of Mortgage Loans.........         65
The Indenture...................................         79
The Trust Agreement.............................         84
The Issuer......................................         90
Use of Proceeds.................................         91
Limitations on Issuance of Bearer Securities....         92
Federal Income Tax Considerations...............         92
State and Local Tax Considerations..............        108
ERISA Considerations............................        109
Legal Investment................................        113
Plan of Distribution............................        115
Legal Matters...................................        116
Glossary........................................        117

                         ------------------------------

    UNTIL SEPTEMBER 5, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 $1,477,362,000
                                 (APPROXIMATE)

                             LB COMMERCIAL MORTGAGE
                                 TRUST 1999-C1

                             CLASS A-1, CLASS A-2,
                           CLASS B, CLASS C, CLASS D,
                              CLASS E AND CLASS X

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 1999-C1

---------------------------------

                             PROSPECTUS SUPPLEMENT

---------------------------------

---------------------------------

                                LEHMAN BROTHERS
                              MERRILL LYNCH & CO.
                       ---------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------